As filed with the Securities and Exchange Commission on July 25, 1997
                                                Registration No. 33-94458
    ---------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ICON Cash Flow Partners L.P. Seven
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
           (State or other jurisdiction of incorporation or organization)

                                        7394
              (Primary Standard Industrial Classification Code Number)

                                     13-3835387
                      (I.R.S. Employer Identification No.)

           600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BEAUFORT J. B. CLARKE
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                 (914) 698-0600
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

       This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to said Section 8(c), may determine.
-----------------------------------------------------------------------



             PAGE 1 of ________ PAGES EXHIBIT INDEX IS ON PAGE ________

                       ICON CASH FLOW PARTNERS L.P. SEVEN

          Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                   Location in Prospectus

1.    Forepart of the Registration        Cover Pages of Registration Statement
      Statement and Outside Front         and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back       Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk           Summary of the Offering; Risk Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds                     Sources and Uses of Offering Proceeds;
                                          Summary of Compensation; Investment
                                          Objectives and Policies

5.    Determination of Offering Price                 *

6.    Dilution                                  *

7.    Selling Security Holders                        *

8.    Plan of Distribution                Cover Pages; Plan of Distribution

9.    Description of Securities to be     Cover   Pages;    Summary   of   the
                                          Offering;
      Registered                          Summary of the Partnership Agreement;
                                          Partnership Agreement

10.   Interests of Named Experts          Legal Matters; Experts
      and Counsel

11.   Information with Respect to         Summary of the Offering; Management;
      the Registrant                      Investment Objectives and Policies;
                                          Summary of the Partnership Agreement;
                                          Financial Statements

12.   Disclosure of Commission             Fiduciary Responsibility;
      Position on Indemnification         Partnership Agreement
      for Securities Act Liabilities

---------------------

*Not Applicable

     NEW SUPPLEMENT, NOT MARKED




                       ICON CASH FLOW PARTNERS L.P. SEVEN
                                SUPPLEMENT NO. 4
                               DATED JULY 25, 1997
                      TO PROSPECTUS DATED NOVEMBER 9, 1995


     This Supplement No. 4 dated July 25, 1997 ("Supplement No. 4") to Prospectus dated November 9, 1995 along with Cumulative Supplement No. 2 dated July 26, 1996 ("Supplement No. 2") and Cumulative Supplement No. 3 dated July 20, 1997 ("Supplement No. 3") revises the Prospectus (the "Prospectus") dated November 9, 1995. (Capitalized terms used and not otherwise defined herein have the respective meanings specified in the Prospectus, as heretofore supplemented.)
     The purposes of this Supplement No. 4 are to extend the termination date and describe the current status of the Offering.
         The Offering commenced on November 9, 1995 (the "Effective Date"), has been extended by the General Partner for one year and will now terminate no later than November 9, 1998. In most states, continued offering will be subject to approval by the applicable state security authorities.

The Offering will terminate sooner than November 9, 1998 if either (i) the General Partner terminates the Offering earlier or (ii) subscriptions for the maximum offering of 1,000,000 units are received prior to the end of such period. The end of the extended Offering period is called the Termination Date. The Partnership continues to expect to complete its Reinvestment no later than seven (7) years of the Effective Date (i.e., by November 9, 2002).

         As of July 24,  1997,  a number  of  investor  closings  have been held reflecting  the sale of  416,650.5827  Units  ($41,656,599.30)  to 2,549 Limited
Partners, which leaves a maximum of 583,349.4173 Units ($58,334,941.73) available for sale.

                       ICON CASH FLOW PARTNERS L.P. SEVEN
                           CUMULATIVE SUPPLEMENT NO. 3
                               DATED JUNE 20, 1997
                      TO PROSPECTUS DATED NOVEMBER 9, 1995


                                     SUMMARY

   This Cumulative Supplement No. 3 ("Supplement No. 3") along with Cumulative Supplement No. 2 dated July 26, 1996 ("Supplement No. 2") updates and revises the prospectus (the "Prospectus") dated November 9, 1995 and replaces all other supplements to the Prospectus for ICON Cash Flow Partners L.P. Seven (the "Partnership") dated prior to June 20, 1997. This Supplement forms a part of, and must be accompanied by the Prospectus. All cross-references are to sections of the Prospectus, and capitalized terms have the same definitions as those set forth in the Prospectus.

   The primary purposes of this Supplement No. 3 are to:

        *  Update the Status of the Offering;
        *  Reflect Changes in Management;
        *  Update Prior Performance of the Prior Public Programs;
        *  Update Financials of  the Sponsor and Partnership; and
        *  Update Management's Discussion of Financial Condition

   The primary purposes of Supplement No. 2 were to:

        * Delete the Escrow Factor and update disclosure concerning the breaking of escrow and the achievement of the Minimum Offering and the status of the Offering;
        * Update Financials of the Sponsor and Partnership; * Update Prior Performance of the Prior Public Programs; and * Update other relevant sections

     EACH POTENTIAL INVESTOR SHOULD THOROUGHLY REVIEW THE PROSPECTUS, THIS SUPPLEMENT AND SUPPLEMENT NO. 2 PRIOR TO SUBSCRIBING FOR UNITS IN THE PARTNERSHIP.

STATUS OF THE OFFERING

   The Offering commenced on November 9, 1995 (the "Effective Date") and will terminate no later than the date which is twenty-four months after such date (November 9, 1997). As of June 13, 1997, a number of investor closings have been held reflecting the sale of 381,364.56 Units ($38,136,456) to 1,968 Limited Partners (exclusive of the Initial Limited Partner which has withdrawn in accordance with the procedures described in the Prospectus), which leaves a maximum of 618,635.44 Units ($61,863,544) available for sale.

CHANGES IN MANAGEMENT

     On August 20, 1996, ICON Holdings Corp. ("ICON Holdings") acquired ICON Capital Corp., the general partner (the "General Partner") of ICON Cash Flow Partners L.P. Seven, and ICON Securities Corp. (the "Dealer-Manager"). ICON Holdings is a joint venture between Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and Warrenton Capital Partners, L.L.C., which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. In connection with the acquisition, the following changes have been made in the management of the General Partner and the Dealer-Manager.

     Peter D. Beekman, Cortes E. DeRussy, Charles Duggan and Susan H. Beekman have resigned their positions with the General Partner, and Peter D. Beekman and Susan H. Beekman have resigned their positions with the Dealer-Manager.

     In partial payment of the purchase price of the acquisition, ICON Holdings issued promissory notes to Peter D. Beekman, the seller, which is guaranteed by the General Partner and the Dealer-Manager and secured by a pledge of the capital stock of the General Partner and the Dealer-Manager held by ICON Holdings and by certain fees payable to the General Partner and the Dealer-Manager.

     The acquisition of the General Partner will not result in any change in the investment objectives or policies of the Partnership, nor has there been any change in the terms of the Partnership Agreement or the plan of distribution for the Units as a result of this change in management.

     In view of the management changes described above, the material appearing in the Prospectus under the heading "MANAGEMENT" on pages 44 to 46 of the Prospectus, other than the first two paragraphs under such heading, and the material on pages 7 and 8 of Supplement No. 2 under the headings "MANAGEMENT", "MANAGEMENT--Other key management personnel include'," and "MANAGEMENT--Affiliates of the General Partner", should be considered replaced in their entirety by the following:

        "The officers and directors of the General Partner are:

    Beaufort J. B. Clarke    President, Chief Executive Officer and Director
    Thomas W. Martin Executive Vice President, Treasurer, Secretary and Director
    Neil A. Roberts          Chairman of the Board of Directors
    Timothy R. Spring        Director of Corporate Affairs
    Gary N. Silverhardt      Vice President and Chief Financial Officer
    Allen V. Hirsch          Senior Vice President
    Paul B. Weiss            Executive Vice President
    David W. Parr            Vice President and General Counsel
    Robert W. Kohlmeyer, Jr. Vice President of Operations

     Beaufort J. B. Clarke, 50, became the President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. He is also the Managing Director of MGC/Griffin Equity Capital Corp. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

        Thomas W. Martin, 42, was appointed Executive Vice President, Treasurer, Secretary and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. (an equipment leasing company) from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings (an equipment leasing company) from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

        Neil A. Roberts, 48, was elected the Chairman of the Board of Directors of the General Partner and the Dealer Manager in August of 1996. He has been the Managing Director of Summit Asset Management Limited, a subsidiary of The Summit Group PLC, since 1991. Prior to his present position, Mr. Roberts held the position of Chairman of Chart Associates Limited from June 1991 through November 1991. Mr. Roberts was the Managing Director of Parc International Limited (an equipment leasing company) from April 1988 through June 1991 prior to which he was the Managing Director of Concord Leasing Limited (an equipment leasing company) for four years. In 1984, he was appointed Managing Director of Hong Kong and Shanghai Banking Corporation's UK leasing subsidiary. Mr. Roberts qualified at the Institute of Chartered Secretaries and Administrators, subsequently being elected a Fellow in 1979 and has over 20 years of senior management experience in the banking and leasing industries both in the UK and internationally.

        Timothy R. Spring, 38, was appointed Director of the General Partner and the Dealer Manager in August of 1996. He also has been the Commercial Director of Summit Asset Management Limited, a subsidiary of The Summit Group PLC, since February 1993. For the period from May 1989 through January 1992 Mr. Spring was the Commercial Director of Parc Limited (an equipment leasing company) prior to which he served as the Technical Manager of Concord Leasing Limited (an equipment leasing company) from July 1984 through April 1989.

        Gary N. Silverhardt, 37, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

     Allen V. Hirsch, 43, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

     Paul B. Weiss, 36, became Executive Vice President of the General Partner responsible for lease acquisitions in August of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. (an equipment leasing company) for the period from October of 1993 through August of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. (an equipment leasing company) from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

     David W. Parr, 39, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation (an equipment leasing company) from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

   Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings (an equipment leasing company) from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

    Affiliates of the General Partner

    ICON Securities Corp.

     ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., which was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the U.S. Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering."

RELATED CHANGES TO PROSPECTUS AS A RESULT OF CHANGE IN MANAGEMENT

        The material in the first paragraph under the heading "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES - Prior Non Public Programs", on page 43 of the Prospectus, and the material under the same heading on Supplement No. 2 should be deleted because the entities these materials describe are no longer Affiliates of the General Partner.

        The  material  under  the  heading  "CERTAIN   RELATIONSHIPS   WITH  THE
PARTNERSHIP", on page 44 of the Prospectus should be replaced in its entirety with the following:

        "The following diagram shows the relationship of the Partnership and the General Partner with certain Affiliates of the General Partner. The solid lines indicate common ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

    ICON Securities Corp.    ________________________        ICON Capital Corp.
    (the "Dealer-Manager")                                  ("General Partner")
    (100% of the outstanding                            (100% of the outstanding
    securities of the                                  securities of the General
    Dealer-Manager is owned by                         Partner is owned by ICON
    ICON Holdings Corp.                                       Holdings Corp.
        |                                                                  |
        |                  ICON Cash Flow Partners                         |
                            L.P. Seven (the                 ---------------|"
        |------------------ "Partnership")


        The second paragraph under the heading "INVESTMENT OBJECTIVES AND POLICIES - Credit Review Procedures", on page 48 of the Prospectus, and the material under the same heading on page 8 of Supplement No. 2, which describe the role and nature of the Credit Committee, are revised to reflect the expansion of that Committee from four persons to five persons and to identify the current members of the Committee. Accordingly, the second paragraph on page 48 of the Prospectus should be considered replaced in its entirety by the following:

      "The General Partner has established a Credit Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions by the credit department of the General Partner (including, without limitation, the determination whether any Person qualifies as a Creditworthy Lessee or a Creditworthy User). The Credit Committee will be responsible for supervising the day-to-day work of the credit department and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Credit Committee will, at all times, consist of five persons designated by the General Partner. It is anticipated that all five persons comprising the credit Committee will be and will continue to be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Credit Committee shall be determined by a majority and a report of any action taken thereby shall promptly be delivered to the General Partner. As of the date of this Prospectus, the members of the Credit Committee are Beaufort J. B. Clarke, Thomas W. Martin, Timothy R. Spring, Neil A. Roberts and Robert Kohlmeyer."

UPDATE OF THE PRIOR PERFORMANCE OF THE PRIOR PUBLIC PROGRAMS

   The section of the Prospectus on Page 41-43 under the heading, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES-Prior Public Programs" is amended by deleting the entire section and replacing it with the following paragraphs:

      "Prior Public Programs

      The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("L.P. Six"), ("L.P. Six together with Series A, Series B, Series C, Series D and Series E is referred to collectively as the "Prior Public Programs"). The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

      As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and including August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and including November 8, 1995, following which a total of 2,272 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $38,385,712 out of the original $120,000,000 offering which was registered, had been admitted to the Partnership. See Exhibit B to this Supplement--TABLE I. "EXPERIENCE IN RAISING AND INVESTING FUNDS for more information.

      The Prior Public Programs are all actively engaged in the ownership and operation of Leases and Financing Transactions. As of March 31, 1997, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,542,785 of financing transactions (by original cost) and total investments of $7,576,758 (by original cost). Series B had acquired a total of $61,466,203 leased equipment, $4,114,770 of financing transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased equipment, $3,752,413 of financing transactions and total investments of $70,257,280; Series D had acquired a total of $107,008,298 of leased equipment, $18,942,495 of financing transactions and total investments of $125,950,793 Series E had acquired a total of $182,627,532 of leased equipment, $21,669,914 of financing transactions and total investments of $204,297,446; and L.P. Six had acquired a total of $142,146,767 of leased equipment, $12,272,746 of financing transactions and total investments of $154,419,513.

      As of March 31, 1997, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $250,782 of leases and $623,093 of financing transactions which represents 4% and 40% of the original cost of investments acquired, respectively. Series B had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $4,433,690 of leases and $1,626,449 of financing transactions which represents 7% and 40% of the original cost of investments acquired, respectively, Series C had equipment under management (determined as above) consisting of $8,750,408 of leases and $2,449,001 of financing transactions which represents 13% and 65% of the original cost of investments acquired, respectively, Series D had equipment under management (determined as above) consisting of $32,327,487 of leases and $3,675,855 of financing transactions which represents 30% and 19% of the original cost of investments acquired, respectively, Series E had equipment under management (determined as above) consisting of $96,761,135 of leases and $15,601,397 of financing transactions which represents 53% and 72% of the original cost of investments acquired, respectively and L.P. Six had equipment under management (determined as above) consisting of $107,734,916 of leases and $5,571,085 of financing transactions which represents 76% and 45% of the original cost of investments acquired, respectively.

      The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through March 31, 1997 are included in TABLE III of Exhibit B of Cumulative Supplement No. 3 ("Operating Results of Prior Public Programs"). Certain additional investment information concerning such Programs as of March 31, 1997 is also included in Tables I, II and V of Exhibit B to this Supplement No. 3 and in Table VI to the Registration Statement, as amended, of which this Prospectus is a part.

      Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will permit Series A, Series B and Series C to recover such losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) deferred the Sponsor's receipt of management fees effective September 1, 1993 (which deferrals for the period September 1, 1993 through March 31, 1997 amount to $36,672 (Series A), $127,000 (Series
    B) and  $608,396  (Series  C));  (4)  effective  January 1, 1994 reduced the management fees which Series A, Series B and Series C each pays to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%, which fee reductions have resulted in decreases in expenses to such Programs for the period January 1, 1994 to March 31, 1997 of $35,276 (Series A), $300,503 (Series B) through November 15, 1995 and $470,458 (Series C); (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A); and (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period, and (b) eliminate the obligation of Series B to pay the General Partner $391,000 of the $518,000 of past and anticipated Management Fees, and (c) limit past Management Fees payable by Series B to $127,000 and require the General Partner to immediately pay such amount to Series B as an additional capital contribution. The Sponsor subsequently elected to write off such loans as of March 31, 1995 (see Note (4) of the Consolidated Financial Statements of the Sponsor appearing on Page 119 of this Prospectus). There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result, Series A, Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

      Please see Exhibit B to this Supplement No. 3, "Prior Performance Tables", for additional information concerning the Prior Public Programs and to update the information on pages B-1 to B-32 of the Prospectus and to update and replace the information on pages B-1 through B-38 of Supplement No. 2 which have been deleted from Supplement No. 2.

      The General Partner hereby agrees that it will provide the most recent Form 10-K for any of the Prior Public Programs, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K) and provide copies of the exhibits to such Form 10-K for a reasonable fee and with reimbursement of its actual out of pocket costs and expenses of copying and mailing such exhibits to such Form 10-K."

UPDATE OF FINANCIALS OF SPONSOR AND PARTNERSHIP

   The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period May 23, 1995 (date of inception) to December 31, 1995, the unaudited financial statements of ICON Cash Flow Partners L.P. Seven as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, and the audited financial statements of ICON Capital Corp. as of March 31, 1997 and 1996 and for each of the years then ended are included as Exhibit A to this Supplement No. 3 in order to update the similar information set forth on pages 101 to 123 of the Prospectus and to also update and replace pages F-1 through F-28 of Supplement No. 2 which have now been deleted. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. or in any of its Affiliates or in any Prior Public Program.

EXPERTS

   The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period May 23, 1995 (date of inception) to December 31, 1995, and the audited financial statements of ICON Capital Corp. as of March 31, 1997 and 1996 and for each of the years then ended, have been included in this Supplement No. 3 in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

UPDATE OF MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

     The material under the headings "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Liquidity and Capital Resources" and under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Operations" in the Prospectus is updated as described below. In addition, this material replaces the material updating the same sections in Supplement No. 2.

     Management's Discussion of Financial Condition--Liquidity and Capital Resources

The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Liquidity and Capital Resources", is updated by deleting the entire section and replacing it with the following:

     "The Partnership began its operations upon the Initial Closing Date of January 19, 1996 with limited funds. Following completion of the Minimum Offering of 12,000 Units, the proceeds of Units sold to Limited Partners admitted at the Initial Closing were released to the Partnership from the Escrow Account (and at subsequent Closings, from the Partnership's subscription account), and applied to the payment or reimbursement of Underwriting Fees, Sales Commissions and the O & O Expense Allowance,
    leaving  estimated  Net  Offering  Proceeds   available  in  the  amount  of
    approximately 86.5% of the Gross Offering Proceeds for investment in Equipment and Financing Transactions and payment of Acquisition Fees (unless Commission Loans equal to 8.0% of Gross Offering Proceeds are obtained at such Closing(s), in which case Net Offering Proceeds and Commission Loan proceeds totaling approximately 94.5% of Gross Offering Proceeds would be available for such purposes). As of June 13, 1997, $32,988,034 of net offering proceeds (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling $5,148,422--or 13.5% of Gross Offering Proceeds) had become available to the Partnership from Closings held through June 13 1997, and consequently, only a portion of the capital anticipated to be raised by the Partnership through the public offering of Units is available on the date of this Prospectus. The Partnership plans to continue to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds (inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing Transactions. That is, the Partnership's total Purchase Price (exclusive of Acquisition Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

     Pending investment in Equipment and Financing Transactions, the Net Offering Proceeds of this Offering will be held in short-term, liquid investments. The Partnership intends to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the Partnership, the General Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and Financing Transactions.

     The Partnership's funds available for Investments and to meet its capital needs are expected to undergo major fluctuations during the initial period of operations of up to twenty-four (24) months while this Offering is proceeding and during the period (expected to be completed no later than six
    (6) months thereafter) during which the Partnership's funds are being invested in Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES"."

Management's Discussion of Financial Condition -- Operations

   The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Operations", is updated by deleting the first paragraph in its entirety and replacing it with the following:

     "The Partnership was formed in May 1995 and commenced operations on January 19, 1996. During this period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership has been and will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing Transactions. See "INVESTMENT OBJECTIVES AND POLICIES"."

   Please see Exhibit C to this  Supplement No. 3, "ICON Cash Flow Partners L.P.
Seven  Equipment  Acquisitions",   for  information  concerning  the  status  of
equipment acquisitions the Partnership.

         Index to Financial Statements and General Partner's Discussion and Analysis of Financial Condition and Results of Operations

ICON Cash Flow Partners L.P. Seven                                         Page

Consolidated Financial Statements - March 31, 1997
   and December 31, 1996

     Balance Sheets at March 31, 1997 and December 31, 1996 Statements of Operations for the Three Months Ended
       March 31, 1997 and 1996
     Statements of Changes in Partners'  Equity for the Three Months Ended March
       31, 1997, the Year Ended December 31, 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
     Statements of Cash Flows for the Three Months
       Ended March 31, 1997 and 1996
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

Consolidated Financial Statements - December 31, 1996 and 1995

     Independent Auditors' Report
     Balance Sheets at December 31, 1996 and 1995
     Statements of Operations for the Year Ended
       December 31, 1996 and the Period
       May 23, 1995 (date of inception) to December 31, 1995 Statements of Changes in Partners' Equity for the Year
       Ended December 31, 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
     Statements of Cash Flow for the Year Ended December 31, 1996 and the Period
       May 23, 1995 (date of inception) to December 31, 1995
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

ICON Capital Corp. and Subsidiaries

Financial Statements - March 31, 1997 and 1996

     Independent Auditors' Report
     Balance Sheets at March 31, 1997 and 1996
     Statements of Income for the Years Ended
       March 31, 1997 and 1996
     Statements of Changes in Stockholder's Equity
       for the Years Ended March 31, 1997 and 1996
     Statements of Cash Flows for the Years Ended
       March 31, 1997 and 1996
     Notes to Financial Statements

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                 March 31, 1997

                                   (unaudited)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                   (unaudited)

                                                                                    March 31,        December 31,
                                                                                      1997               1996
       Assets

Cash                                                                             $    3,846,273   $      698,301
                                                                                 --------------   --------------


Investment in finance leases
   Minimum rents receivable                                                          47,885,065       15,894,245
   Estimated unguaranteed residual values                                            22,233,092        6,667,481
   Initial direct costs                                                               1,595,034          869,559
   Unearned income                                                                  (12,384,736)      (3,515,258)
   Allowance for doubtful account                                                       (65,000)         (65,000)
                                                                                 --------------   --------------

                                                                                     59,263,455       19,851,027

Investment in estimated unguaranteed residual value                                  12,325,000       12,325,000
                                                                                 --------------   --------------

Net investment in leveraged leases                                                   10,298,137        9,980,633
                                                                                 --------------   --------------

Investment in financings
   Receivables due in installments                                                    1,040,154        6,619,755
   Initial direct costs                                                                  20,005          143,565
   Unearned income                                                                     (234,965)      (1,271,152)
   Allowance for doubtful account                                                       (10,000)         (10,000)
                                                                                 --------------   --------------

                                                                                        815,194        5,482,168

Equity investment in joint venture                                                    5,486,047             -
                                                                                 --------------   -----------

Other assets                                                                            869,600          148,941
                                                                                 --------------   --------------

Total assets                                                                     $   92,903,706   $   48,486,070
                                                                                 ==============   ==============









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (continued)

                                   (unaudited)

                                                                                    March 31,        December 31,
                                                                                      1997               1996

       Liabilities and Partners' Equity

Notes payable - non-recourse                                                     $   46,043,835   $   11,089,945
Note payable - recourse                                                              10,075,000       12,225,000
Accounts payable - equipment                                                          4,673,893        1,790,717
Note payable - affiliate                                                              4,250,000             -
Accounts payable - General Partner and affiliate                                        737,811          438,297
Accounts payable - other                                                                 38,056           54,114
Security deposits and deferred credits                                                   26,383            6,188
Minority interest                                                                        17,049           15,955
                                                                                 --------------   --------------
                                                                                     65,862,027       25,620,216

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                      (15,191)          (8,694)
   Limited partners (331,318.27 and 275,540.47 units
     outstanding, $100 per unit original
     issue price in 1997 and 1996, respectively)                                     27,056,870       22,874,548
                                                                                 --------------   --------------

     Total partners' equity                                                          27,041,679       22,865,854
                                                                                 --------------   --------------

Total liabilities and partners' equity                                           $   92,903,706   $   48,486,070
                                                                                 ==============   ==============















See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                1997               1996
                                                                                ----               ----

Revenues

   Finance income                                                         $    1,099,525       $        49,350
   Income from leveraged leases, net                                             380,630                 -
   Net gain on sales or remarketing of equipment                                  32,891                 -
   Interest income and other                                                      24,165                25,785
   Income from equity investment in joint venture                                 20,808                 -
                                                                          --------------       -----------

   Total revenues                                                              1,558,019                75,135
                                                                          --------------       ---------------

Expenses

   Interest                                                                      574,541                34,897
   Management fees - General Partner                                             357,477                13,436
   Amortization of initial direct costs                                          310,609                 9,237
   Administrative expense
     reimbursements - General Partner                                            151,194                 5,898
   General and administrative                                                     37,561                 4,808
   Minority interest in joint venture                                              1,094                 -
                                                                          --------------       -----------

   Total expenses                                                              1,432,476                68,276
                                                                          --------------       ---------------

Net income                                                                $      125,543       $         6,859
                                                                          ==============       ===============

Net income allocable to:
   Limited partners                                                       $      124,288       $         6,790
   General Partner                                                                 1,255                    69
                                                                          --------------       ---------------

                                                                          $      125,543       $         6,859
                                                                          ==============       ===============

Weighted average number of limited
   partnership units outstanding                                                 314,146                44,819
                                                                          ==============       ===============

Net income per weighted average
   limited partnership unit                                               $          .40       $           .15
                                                                          ==============       ===============



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

               For the Three Months Ended March 31, 1997, the Year
                 Ended December 31, 1996 and the Period from
                        May 23, 1995 (date of inception)
                              to December 31, 1995
                                   (unaudited)

                             Limited Partner Distributions
                                 Return of    Investment          Limited           General
                                  Capital       Income            Partners          Partner          Total
                              (Per weighted average unit)
Initial partners'
    capital contribution
    - May 23, 1995                                            $          1,000    $     1,000   $          2,000
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1995                                                    1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution                                                (1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)                                        27,554,047            -           27,554,047

Sales and offering expenses                                         (3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57              (1,361,099)       (13,749)        (1,374,848)

Net income                                                             401,396          4,055            405,451
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1996                                               22,874,548         (8,694)        22,865,854

Proceeds from issuance of
    limited partnership units
    (55,880.51 units)                                                5,588,050            -            5,588,050

Sales and offering expenses                                           (754,387)           -             (754,387)

Limited partnership units
    redeemed (102.71 units)                                             (8,061)           -               (8,061)

Cash distributions
    to partners                    $  2.05     $   .40                (767,568)        (7,752)          (775,320)

Net income                                                             124,288          1,255            125,543
                                                              ----------------    -----------   ----------------

Balance at
    March 31, 1997                                            $     27,056,870    $   (15,191)  $     27,041,679
                                                              ================    ===========   ================


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                      1997             1996
                                                                                      ----             ----
Cash flows from operating activities:
   Net income                                                                $        125,543    $         6,859
                                                                             ----------------    ---------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Finance income portion of receivables paid directly
        to lenders by lessees                                                        (958,529)           (44,661)
      Amortization of initial direct costs                                            310,609              9,238
      Gain on sale of equipment                                                       (32,891)              -
      Interest expense on non-recourse financing paid
        directly by lessees                                                           552,215             34,897
      Collection of principal  - non-financed receivables                             634,268              9,908
      Income from equity investment in joint venture                                  (20,808)              -
      Income from leveraged leases, net                                              (380,630)              -
      Change in operating assets and liabilities:
         Accounts payable - General Partner and affiliates, net                       299,514            253,949
         Accounts payable - other                                                     (32,438)           151,433
         Security deposits and deferred credits                                        20,195               -
         Minority interest in joint venture                                             1,094               -
         Other assets                                                                (720,659)          (163,295)
         Other, net                                                                   (41,937)            (1,384)
                                                                             ----------------    ---------------

           Total adjustments                                                         (369,997)           250,085
                                                                             ----------------    ---------------

        Net cash provided by (used in) operating activities                          (244,454)           256,944
                                                                             ----------------    ---------------

Cash flows from investing activities:
   Equipment and receivables purchased                                             (3,395,281)        (1,036,480)
   Initial direct costs                                                            (1,164,222)          (146,767)
   Proceeds from sale of equipment                                                  1,793,586               -
                                                                             ----------------    ------------

         Net cash used in investing activities                                     (2,765,917)        (1,183,247)
                                                                             ----------------    ----------------

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering expenses                  4,833,663          7,740,504
   Proceeds from note payable affiliate                                             4,250,000                -
   Principal payments on recourse debt                                             (2,150,000)               -
   Cash distributions to partners                                                    (775,320)           (49,451)
   Refund of initial limited partners' capital contribution                              -                (1,000)
                                                                             ----------------    ---------------

         Net cash provided by financing activities                                  6,158,343          7,690,053
                                                                             ----------------    ---------------

Net increase in cash                                                                3,147,972          6,763,750

Cash at beginning of period                                                           698,301              2,000
                                                                             ----------------    ---------------

Cash at end of period                                                        $      3,846,273    $     6,765,750
                                                                             ================    ===============


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                Consolidated Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1997 and 1996, non-cash activities included the following:

                                                                          1997             1996
                                                                          ----             ----

Fair value of equipment and receivables
   purchased for debt and payables                               $    (38,220,051)   $    (3,856,235)
Non-recourse notes payable assumed in
   purchase price                                                      37,741,972          3,856,235
Accounts payable - equipment                                              478,079            -

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                                3,682,924            261,089
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                                          (3,682,924)          (261,089)

Decrease in investments in finance leases and financings
   due to contributions to joint venture                                5,190,238           -
Increase in equity investment in joint venture                         (5,190,238)          -
                                                                 ----------------    ---------------

                                                                 $       -           $      -
                                                                 ================    ===============

      Interest expense of $574,541 and $34,897 for the three months ended March 31, 1997 and 1996 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $552,216 and $34,897, respectively, and other interest of $22,325 and $0, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1997

                                   (unaudited)
1.    Basis of Presentation

      The interim financial statements of ICON Cash Flow Partners L.P. Seven (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information represented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1996 Annual Report on Form 10-K.

2.    Net Investment in Leveraged Leases

      On August 20, 1996 the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F currently on lease to Federal Express. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

      On December 31, 1996 the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a 1976 McDonnell Douglas DC-10-30 currently on lease to Continental Airlines. The purchase price was $11,320,923, consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in leveraged leases as of March 31, 1997 consisted of the following:

Non-cancelable minimum rents receivable (net of
  principal and interest on non-recourse debt)   $        910,000
Estimated unguaranteed residual values                 24,818,000
Initial direct costs                                    1,428,392
Unearned income                                       (16,858,255)
                                                 ----------------
                                                 $     10,298,137

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

3.    Related Party Transactions

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the three months ended March 31, 1997 and 1996 were as follows:

                                  1997           1996
                                  ----           ----

Underwriting commissions    $    111,761    $    179,419   Charged to Equity
Organization and offering        195,582         313,200   Charged to Equity
Acquisition fees               1,314,893         146,767   Capitalized
Management fees                  357,477          13,436   Charged to operations
Administrative expense
 reimbursements                  151,194           5,898   Charged to operations
                            ------------    ------------

Total                       $  2,130,907    $    658,720
                            ============    ============

      On March 11, 1997, the Partnership borrowed $4,250,000 from ICON Receivables 1997-A LLC ("1997- A"), an affiliate of the Partnership (see Note
4). This is a short term note, which bears interest at the rate of Libor plus 1.5% and is paid from the Partnership's share of cash flow and securitization proceeds from the equipment lease and finance receivables.

4.    Investment in Joint Venture

      The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

      On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $5,794,273 and $6,712,631 in equipment lease and finance receivables and residuals with a net book value of $5,465,238, $4,874,857 and $5,553,962, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 34.39%, 30.67% and 34.94% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997- A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership accounts for its investment in 1997- A under the equity method.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

      Information as to the financial position and results of operations of 1997-A as of and for the quarter ended March 31, 1997 is summarized below:

                                                        March 31, 1997

          Assets                                      $      23,430,264
                                                      =================

          Liabilities                                 $       7,475,691
                                                      =================

          Equity                                      $      15,954,573
                                                      =================

                                                     Three Months Ended
                                                       March 31, 1997

          Net income                                  $          60,516
                                                      =================

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 March 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

        ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795.17 of capital contributions. Through March 31, 1997, 305,053.03 additional units were subscribed to, bringing the total units and capital subscriptions to 331,420.98 and $33,142,098, respectively.

        The Partnership's portfolio consisted of a net investment in finance leases, leveraged leases, equity investment in joint venture and financings representing 78%, 14%, 7% and 1% of total investments at March 31, 1997, respectively and 95%, 0%, 0% and 5% at March 31, 1996, respectively.

        For the three months ended March 31, 1997 and 1996 the Partnership leased or financed equipment with an initial cost of $44,009,376 and $4,894,1546, respectively to 15 and 9 lessees or equipment users respectively. The weighted average initial transaction term for each year was 44 and 38 months respectively.

Results of Operations for the Three Months Ended March 31, 1997 and 1996

        Revenue for the three months ended March 31, 1997 were $1,558,019, representing an increase of $1,482,884 from 1996. The increase in revenues resulted primarily from an increase in finance income of $1,050,175, an increase in income from leveraged leases of $380,630, an increase in net gain on sales or remarketing of equipment of $32,891 and an increase in income from equity investment in joint venture of $20,808. These increases were partially offset by a decrease in interest income and other of $1,620. The increase in finance income resulted from the increase in the average size of the portfolio from 1996 to 1997. Income from leveraged leases, and income from equity investment in joint venture increased due to the Partnership's increased investment in these types of transactions. The net gain on sales or remarketing of equipment increased due to the early termination of a financing transaction. Interest income and other decreased due to a decrease in the average cash balance from 1996 to 1997.

        Expenses for the three months ended March 31, 1997 were $1,432,476, representing an increase of $1,364,200 from 1996. The increase in expenses was due to an increase in interest expense of $539,644, an increase in management fees of $344,041, an increase in amortization of initial direct costs of $301,372, an increase in administrative expense reimbursements of $145,296, an increase in general and administrative expense of $32,753 and an increase in minority interest in joint venture of $1,094. Interest expense increased due to an increase in the average debt outstanding from 1996 to 1997. Management fees, amortization of initial direct costs, administrative expense reimbursement and general and administrative expense increased due to an increase in the average size of the portfolio from 1996 to 1997.

        Net income for the three months ended March 31, 1997 and 1996 was $125,543 and $6,859, respectively. The net income per weighted average limited partnership unit was $0.40 and $0.15, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

Liquidity and Capital Resources

        The Partnership's primary sources of funds for the three months ended March 31, 1997 and 1996 were capital contributions, net of offering expenses, of $4,833,663 and $7,740,504, from limited partners, respectively, net cash provided by operations of $256,944 in 1996, proceeds from sale of equipment of $1,793,586 in 1997 and proceeds from affiliate note of $4,250,000 in 1997. These funds were used to make payments on borrowings, fund cash distributions and to purchase equipment. The Partnership intends to purchase additional equipment and fund cash distributions utilizing capital contributions cash provided by operations, proceeds from sales of equipment and borrowings.

        Cash distributions to limited partners for the three months ended March 31, 1997 and 1996, which were paid monthly, totaled $767,568 and $48,957, respectively, of which $124,288 and $6,790 was investment income and $643,280 and $42,167 was a return of capital, respectively. The monthly annualized cash distributions rate to limited partners was 9.8% and 4.4% of which 1.6% and .6% was investment income and 8.2% and 3.8% was a return of capital, respectively. The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1997 and 1996 was $2.45 and $1.09, respectively, of which $.40 and $.15 was investment income and $2.05 and $.94 was a return of capital, respectively.

        On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $5,794,273 and $6,712,631 in equipment lease and finance receivables and residuals with a net book value of $5,465,238, $4,874,857 and $5,553,962, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 34.39%, 30.67% and 34.94% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-A under the equity method.

        As of March 31, 1997, except as noted above, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                December 31, 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Partners
ICON Cash Flow Partners L.P. Seven:

We have audited the accompanying balance sheets of ICON Cash Flow Partners L.P. Seven (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' equity, and cash flows for the year ended December 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.










March 7, 1997
New York, New York

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                  December 31,

                                                                                     1996                  1995
                                                                                     ----                  ----
       Assets
Cash                                                                       $       698,301        $           2,000
Cash in escrow                                                                        -                   1,348,143
                                                                           ---------------        -----------------
                                                                                   698,301                1,350,143
                                                                           ---------------        -----------------
Investment in finance leases
   Minimum rents receivable                                                     15,894,245                -
   Estimated unguaranteed residual values                                        6,667,481                -
   Initial direct costs                                                            869,559                -
   Unearned income                                                              (3,515,258)               -
   Allowance for doubtful account                                                  (65,000)               -
                                                                           ---------------        ----------------
                                                                                19,851,027                -
                                                                           ---------------        ----------------

Investment in estimated unguaranteed residual value                             12,325,000                -
                                                                           ---------------        ----------------

Net investment in leveraged leases                                               9,980,633                -
                                                                           ---------------        ----------------

Investment in financings
   Receivables due in installments                                               6,619,755                -
   Initial direct costs                                                            143,565                -
   Unearned income                                                              (1,271,152)               -
   Allowance for doubtful account                                                  (10,000)               -
                                                                           ---------------        ----------------
                                                                                 5,482,168                -
                                                                           ---------------        ----------------
Other assets                                                                       148,941                -
                                                                           ---------------        ----------------
Total assets                                                               $    48,486,070        $       1,350,143
                                                                           ===============        =================

       Liabilities and Partners' Equity
Notes payable - recourse                                                   $    12,225,000        $       -
Notes payable - non-recourse                                                    11,089,945                -
Accounts payable - equipment                                                     1,790,717                -
Accounts payable - General Partner and affiliate                                   438,297                -
Accounts payable - other                                                            54,114                -
Minority interest in joint venture                                                  15,955                -
Security deposits and deferred credits                                               6,188                -
Subscriptions pending admission                                                         -                 1,348,143
                                                                           ---------------        -----------------
                                                                                25,620,216                1,348,143
                                                                           ---------------        -----------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                  (8,694)                   1,000
   Limited partners (275,540.47 and 0 units
     outstanding, $100 per unit original
     issue price in 1996 and 1995, respectively)                                22,874,548                    1,000
                                                                           ---------------        -----------------
     Total partners' equity                                                     22,865,854                    2,000
                                                                           ---------------        -----------------
Total liabilities and partners' equity                                     $    48,486,070        $       1,350,143
                                                                           ===============        =================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                  For the Year Ended  December  31,  1996 and for the Period May
                 23, 1995 (date of inception) to
                                December 31, 1995

                                                                           1996                  1995
                                                                           ----                  ----

Revenues

   Finance income                                                     $       939,924          $   -
   Income from leveraged leases, net                                          366,790              -
   Interest income and other                                                  257,355              -
                                                                      ---------------          ---------

   Total revenues                                                           1,564,069              -
                                                                      ---------------          ---------

Expenses

   Interest                                                                   398,200              -
   Management fees - General Partner                                          264,784              -
   Amortization of initial direct costs                                       230,785              -
   Administrative expense
     reimbursements - General Partner                                         117,809              -
   Provision for bad debt                                                      75,000              -
   General and administrative                                                  72,040              -
                                                                      ---------------          ---------

   Total expenses                                                           1,158,618              -
                                                                      ---------------          ---------

Net income                                                            $       405,451          $   -
                                                                      ===============          =========

Net income allocable to:
   Limited partners                                                   $       401,396          $   -
   General Partner                                                              4,055              -
                                                                      ---------------          ---------

                                                                      $       405,451          $   -
                                                                      ===============          =========

Weighted average number of limited
   partnership units outstanding                                              156,222              -
                                                                      ===============          =========

Net income per weighted average
   limited partnership unit                                           $          2.57          $   -
                                                                      ===============          =========









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                      For the Year Ended  December  31,  1996 and for the Period
               May 23, 1995 (date of inception)
                              to December 31, 1995

                                    Limited Partner
                                     Distributions

                                Return of   Investment           Limited            General
                                 Capital      Income             Partners           Partner           Total
                             (Per weighted average unit)

Initial partners'
    capital contribution
    - May 23, 1995                                            $          1,000    $     1,000   $          2,000
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1995                                                    1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution                                                (1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)                                        27,554,047            -           27,554,047

Sales and
    offering expenses                                               (3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57              (1,361,099)       (13,749)        (1,374,848)

Net income                                                             401,396          4,055            405,451
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1996                                         $     22,874,548    $    (8,694)  $     22,865,854
                                                              ================    ===========   ================









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

             For the Year  Ended  December  31,  1996 and for the Period May 23,
              1995 (date of inception) to December 31, 1995

                                                                              1996                 1995
                                                                              ----                 ----
Cash flows from operating activities:
   Net income                                                          $        405,451      $       -
                                                                       ----------------      ----------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Allowance for doubtful accounts                                            75,000              -
      Finance income portion of
      receivables paid directly
        to lenders by lessees                                                  (608,965)             -
      Amortization of initial direct costs                                      230,785              -
      Interest expense on non-recourse
        financing paid directly by lessees                                      395,645              -
      Collection of principal
        - non-financed receivables                                              498,027              -
      Income from leveraged leases, net                                        (366,790)             -
      Change in operating assets and liabilities:
         Other assets                                                          (148,941)             -
         Account payable to General Partner and affiliates, net                 438,297              -
         Accounts payable - other                                                54,114              -
         Minority interest in joint venture                                      15,955              -
         Security deposits and deferred credits                                   6,189              -
         Other, net                                                             (20,868)             -
                                                                       ----------------      ----------------

           Total adjustments                                                    568,448              -
                                                                       ----------------      ----------------

        Net cash provided by operating activities                               973,899              -
                                                                       ----------------      ----------------

Cash flows from investing activities:
   Equipment and receivables purchased                                      (19,898,183)             -
   Initial direct costs                                                      (2,737,818)             -
   Equity investment                                                           (100,000)             -
                                                                       ----------------      ----------------

        Net cash used in investing activities                               (22,736,001)             -
                                                                       ----------------      ----------------

Cash flows from financing activities:
   Issuance of limited partnership units,
     net of offering expenses                                                23,834,251              -
   Initial limited and General Partner capital contributions                       -                    2,000
   Cash distributions to partners                                            (1,374,848)             -
   Refund of initial limited partners'
     capital contribution                                                        (1,000)             -
                                                                       ----------------      ----------------

        Net cash provided by financing activities                            22,458,403                 2,000
                                                                       ----------------      ----------------

Net increase in cash                                                            696,301                 2,000

Cash at beginning of year                                                         2,000              -
                                                                       ----------------      ----------------

Cash at end of year                                                    $        698,301      $          2,000
                                                                       ================      ================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the year ended December 31, 1996, non-cash activities included the following:

                                                          1996

Fair value of equipment and receivables
   purchased for debt and payables                 $   (59,189,952)
Non-recourse notes payable assumed in
   purchase price                                       57,399,235
Accounts payable - equipment                             1,790,717

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                 3,625,762
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                           (3,625,762)
                                                   ---------------

                                                   $      -
                                                   ===============

      Interest expense of $398,200 for the year ended December 31, 1996 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $395,645 and other interest of $2,555.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                December 31, 1996

1.    Organization

      ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. As of December 31, 1996, 249,172.52 additional units had been admitted into the Partnership with aggregate gross proceeds of $24,917,252 bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

      ICON Securities Corp., an affiliate of the General Partner, will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13 1/2% of the gross proceeds received from the sale of the units. Such offering expenses aggregated $3,719,796 (including $1,515,472 paid to the General Partner or its affiliates (See Note 9)) and were charged directly to limited partners' equity.

      Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return, compounded daily, on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2.    Significant Accounting Policies

      Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Leases - The Partnership accounts for owned equipment leased to third parties as finance leases or leveraged leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. The Partnership's net investment in leveraged leases consists of minimum lease payments

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

receivable, the estimated unguaranteed residual values and the initial direct costs related to the leases, net of the unearned income and principal and interest on the related non-recourse debt. Unearned income is recognized as income from leveraged leases over the life of the lease at a constant rate of return on the positive net investment. Initial direct costs of finance leases and leverage leases are capitalized and are amortized over the terms of the related leases using the interest method. The Partnership's leases have terms ranging from two to five years. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

      Investment in Financings - Investment in financings represent the gross receivables due from the financing of equipment plus the initial direct costs related thereto less the related unearned income. The unearned income is recognized as finance income, and the initial direct costs are amortized, over the terms of the receivables using the interest method. Financing transactions are supported by a written promissory note evidencing the obligation of the user to repay the principal, together with interest, which will be sufficient to return the Partnership's full cost associated with such financing transaction, together with some investment income. Furthermore, the repayment obligation is collateralized by a security interest in the tangible or intangible personal property.

      Investment in Estimated Unguaranteed Residual Value - The Partnership purchased a 50% interest of an option to acquire equipment. The asset will be carried at cost until sale or release of the equipment, at which time a gain or loss will be recognized on the transaction.

      Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. At December 31, 1996, the carrying value of the Partnership's financial assets other than lease related investments, approximates fair value.

     Allowance for Doubtful Accounts - The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The Partnership's write-off policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved for or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment of Estimated Residual Values - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which is effective beginning in 1996.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     As a result, the Partnership's policy with respect to measurement and recognition of an impairment loss associated with estimated residual values is consistent with the requirements of SFAS No. 121 and, therefore, the Partnership's adoption of this Statement in the first quarter of 1996 had no material effect on the financial statements.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

3.   Residual Investment

     On December 31, 1996, the Partnership purchased a 50% share of an option to acquire a 100% interest in a mobile offshore drilling rig, currently on lease with Rowan Companies Inc. The purchase price of the 50% investment was $12,325,000 and consisted of $100,000 in cash and $12,225,000 promissory note.

4.   Net Investment in Leveraged Leases

     On August 20, 1996, the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F, built in 1986. It is on lease with Federal Express and has a remaining lease term of eight years. The purchase price was $40,973,585 consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt ("junior debt") of $8,756,291.

     On December 31, 1996, the Partnership acquired, subject to a leveraged lease, an aircraft on lease with Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and has a remaining lease term of six years. The purchase price was $11,320,923 consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

The net investment in the leveraged leases as of December 31, 1996 consisted of the following:

      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)       $        912,334
      Estimated unguaranteed residual values                     24,818,000
      Initial direct costs                                        1,493,850
      Unearned income                                           (17,243,551)
                                                           ----------------
                                                           $      9,980,633
                                                           ================

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Non-cancelable minimum rents receivable relating to the leveraged leases at December 31, 1996 are $59,355,209 and are due as follows:

                  1997                          $     7,905,694
                  1998                                7,742,360
                  1999                                7,742,360
                  2000                                8,022,359
                  2001                                8,022,359
                  Thereafter                         19,920,077
                                                ---------------

                                                $    59,355,209
                                                ===============

      Principal and interest on non-recourse debt assumed in the purchase of the leveraged leases is $58,442,875 at December 31, 1996 and matures as follows:

                   1997                          $     7,903,360
                   1998                                7,742,360
                   1999                                7,742,360
                   2000                                7,742,359
                   2001                                7,742,359
                   Thereafter                         19,570,077
                                                 ---------------

                                                 $    58,442,875
                                                 ===============

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

5.    Receivables Due in Installments

      Non-cancelable minimum annual amounts due on finance leases and financings are as follows:

                            Finance
    Year                     Leases        Financings          Total

    1997                $    6,717,166   $   1,605,580    $    8,322,746
    1998                     5,448,549       1,573,995         7,022,544
    1999                     2,109,963       1,446,541         3,556,504
    2000                     1,331,567       1,219,017         2,550,584
    2001                       285,835         685,174           971,009
    Thereafter                   1,165          89,448            90,613
                        --------------   -------------    --------------

                        $   15,894,245   $   6,619,755    $   22,514,000
                        ==============   =============    ==============

6.   Allowance for Doubtful Accounts

     The allowance for doubtful accounts related to the investments in finance leases and financings consisted of the following:

                                          Finance
                                          Leases            Financings            Total

  Balance at December 31, 1995         $      -           $       -          $      -

  Charged to operations                      65,000              10,000             75,000
                                       ------------       -------------      -------------

  Balance at December 31, 1996         $     65,000       $      10,000      $      75,000
                                       ============       =============      =============

7.   Notes Payable

Notes payable consists of notes payable non-recourse bearing interest at rates ranging from 6.5% to 9.4%, which are being paid directly to the lenders by the lessees, and notes payable recourse as they relate to the Partnership's acquisition of an offshore drilling rig (See Note 3). These notes mature as follows:

                     Notes Payable        Notes Payable
 Year                Non-Recourse           Recourse             Total

 1997              $      5,711,953      $    2,150,000    $    7,861,953
 1998                     3,467,450           2,250,000         5,717,450
 1999                     1,108,786           2,250,000         3,358,786
 2000                       762,877           5,575,000         6,337,877
 2001                        38,879               -                38,879
                   ----------------      --------------    --------------

                   $     11,089,945      $   12,225,000    $   23,314,945
                   ================      ==============    ==============

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

8.   Investment in Joint Ventures

     The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

     On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P. Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON Cash Flow LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30. The Partnership and Series E contributed $1,579,514 (99%) and $15,955 (1%) of the cash required for such acquisition, respectively, to ICON Cash Flow LLC III. ICON Cash Flow LLC III acquired the aircraft, assuming $9,309,759 in non-recourse debt and utilizing contributions received from the Partnership and Series E. The purchase price of the transaction totaled $10,905,228. The lease is a leveraged lease and the lease term expires in March 2003. Profits, losses, excess cash and disposition proceeds are allocated 99% to the Partnership and 1% to Series E. The Partnership's financial statements include 100% of the assets and liabilities of ICON Cash Flow LLC III. Series E's investment in ICON Cash Flow LLC III has been reflected as "Minority interest in joint venture."

9.   Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the year ended December 31, 1996 were as follows:

Underwriting commissions                    $  551,081   Charged to Equity
Organization and offering expenses             964,391   Charged to Equity
Acquisition fees                             2,737,818   Capitalized
Management fees                                264,784   Charged to operations
Administrative expense
 reimbursements                                117,809   Charged to operations

Total                                       $4,635,883
                                            ==========

      On December 31, 1996, the Partnership and an affiliate formed a joint venture for the purpose of acquiring and managing an aircraft. (See Note 7 for additional information relating to the joint venture.)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

10.   Commitments and Contingencies

      On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership will account for its investment in 1997-A under the equity method. The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

11.   Tax Information (Unaudited)

      The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the year ended December 31, 1996:

 Net income per financial statements           $      405,451

 Differences due to:
   Direct finance leases                             (258,725)
   Depreciation                                       -
   Provision for losses                               -
   Loss on sale of equipment                          -
   Other                                              -
                                               --------------

 Partnership income for
  federal income tax purposes                  $      146,726
                                               ==============

      As of December 31, 1996, the partners' capital accounts included in the financial statements totaled $22,865,854 compared to the partners' capital accounts for federal income tax purposes of $26,326,924 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

      ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. The Partnership commenced business operations on its initial closing date, January 19, 1996 with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The Partnership's portfolio consisted of net investments in finance leases, equity investment, leveraged leases and financings representing 42%, 26%, 21% and 11% of total investments at December 31, 1996, respectively.

Results of Operations for the Year Ended December 31, 1996

      For the year ended December 31, 1996, the Partnership leased or financed equipment with an initial cost of $91,413,135 to 198 lessees or equipment users. On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E"), formed a joint venture for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. in the amount of $10,905,228 and is included in 1996 total acquisitions. The aircraft is a 1976 McDonnell Douglas DC-10-30. Series E and the Partnership contributed $15,955 (1%) and $1,579,514 (99%), respectively, to the joint venture. Profits, losses and disposition proceeds are allocated 99% to the Partnership and 1% to Series E and is reflected on the Balance Sheet as an "Investment in leveraged leases." The weighted average initial transaction term for 1996 was 70 months.

      Since the Partnership commenced operations on January 19, 1996, a comparison of results of operations to prior periods is not presented.

      Net income for the year ended December 31, 1996 was $405,451. The net income per weighted average limited partnership unit was $2.57, weighted from the date each unit was admitted to the Partnership.

Liquidity and Capital Resources

      The Partnership's primary sources of funds in 1996 were capital contributions, net of offering expenses, of $23,834,251 from limited partners and cash provided by operations of $973,899. These funds were used to fund cash distributions and to purchase equipment. The Partnership intends to continue to purchase equipment and to fund cash distributions utilizing funds from capital contributions and cash provided by operations.

      The Partnership had notes payable of $23,314,945 at December 31, 1996 as a result of borrowings secured by equipment. These are non-recourse notes which are being paid directly to the lenders by the lessees.

      Cash distributions to the limited partners, which were paid monthly, totaled $1,361,099, of which $401,396 was investment income and $959,703 was a return of capital. The limited partner distribution per weighted average unit outstanding for December 31, 1996 was $8.71, of which $2.57 was investment income and $6.14 was a return of capital.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1996

On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and any remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership will account for its investment in 1997-A under the equity method. The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

      As  of  December   31,  1996  there  were  no  known  trends  or  demands,
commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

Accounting Developments

      In June 1996 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 establishes, among other things, criteria for determining whether a transfer of financial assets is a sale or a secured borrowing effective for all transfers occurring after December 31, 1996. The adoption of SFAS No. 125 is not expected to have a material impact on the Partnership's net income, partners' equity or total assets.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP


June 19, 1997
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                                          1997           1996
                                                                          ----           ----

          ASSETS

Cash .............................................................   $   292,524    $   114,850
Receivables from related parties -
  managed income funds ...........................................     1,323,502      2,023,380
Receivables from affiliates ......................................       181,039        336,806
Prepaid and other assets .........................................       187,687        133,588
Deferred charges .................................................       379,717        302,886
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $1,533,265 and $1,233,331 .....       752,472        781,058
Investment in equipment under operating leases, at cost,
  less accumulated depreciation of $1,079,939 ....................          --        4,260,497
                                                                     -----------    -----------

Total assets .....................................................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY


Accounts payable and accrued expenses ............................   $ 1,225,726    $   871,770
Deferred management fees - related parties .......................       758,452        667,824
Deferred income taxes ............................................       255,176        483,944
Notes payable - recourse financings ..............................       196,105         46,185
Notes payable - non-recourse financing ...........................          --        4,262,185
                                                                     -----------    -----------

Total liabilities ................................................     2,435,459      6,331,908
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
  14% Cumulative Convertible preferred stock:
    $100 par value; authorized 30,000 shares;
    none issued ..................................................          --             --
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     1,050,282        889,957
                                                                     -----------    -----------
                                                                       1,781,482      1,621,157

Note receivable from stockholder .................................    (1,100,000)          --
                                                                     -----------    -----------

                                                                         681,482      1,621,157
                                                                     -----------    -----------

Total liabilities and stockholder's equity .......................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,


                                                             1997         1996
                                                             ----         ----

Revenues:

     Fees - managed income funds ....................   $11,517,396   $ 8,862,690
     Management fees - affiliate ....................       261,003          --
     Lease consulting fees and other ................         7,819        41,591
                                                        -----------   -----------

          Total revenues ............................    11,786,218     8,904,281
                                                        -----------   -----------

Expenses:

     Selling, general and administrative ............     7,174,496     7,982,949
     Amortization of deferred charges ...............       484,579       473,484
     Depreciation and amortization ..................       319,000       329,121
                                                        -----------   -----------

          Total expenses ............................     7,978,075     8,785,554
                                                        -----------   -----------

                                                          3,808,143       118,727
                                                        -----------   -----------

Other Revenue:

     Rental income from investment in operating lease     1,541,647     1,009,756
     Interest income and other ......................       104,426         5,803
                                                        -----------   -----------
                                                          1,646,073     1,015,559
                                                        -----------   -----------
Other Expenses:

     Interest expense - non-recourse financings .....       247,872       333,728
     Interest expense - recourse financings .........         6,818        27,344
     Depreciation - equipment under operating lease .     1,293,775       652,704
                                                        -----------   -----------
                                                          1,548,465     1,013,776
                                                        -----------   -----------

     Income before provision for income taxes .......     3,905,751       120,510

Provision for income taxes ..........................       112,010        74,103
                                                        -----------   -----------

     Net income .....................................   $ 3,793,741   $    46,407
                                                        ===========   ===========




See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1997 and 1996




                                                                                                            Note           Total
                                             Common Stock             Additional                         Receivable        Stock-
                                        Shares          Stated         Paid-in          Retained            from          holder's
                                     Outstanding        Value          Capital          Earnings        Stockholder        Equity


March 31, 1995 .................           1,500     $    15,000     $ 1,416,200      $   843,550      $  (700,000)     $ 1,574,750

Net income .....................            --              --              --             46,407             --             46,407

Cancellation of note
 from stockholder ..............            --              --          (700,000)            --            700,000             --
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1996 .................           1,500          15,000         716,200          889,957             --          1,621,157

Issuance of
  note from stockholder ........            --              --              --               --         (1,100,000)      (1,100,000)

Net income .....................            --              --              --          3,793,741             --          3,793,741

Distributions to Parent ........            --              --              --         (3,633,416)            --         (3,633,416)
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1997 .................           1,500     $    15,000     $   716,200      $ 1,050,282      $(1,100,000)     $   681,482
                                     ===========     ===========     ===========      ===========      ===========      ===========















See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,


                                                                 1997           1996
                                                                 ----           ----
Cash flows from operating activities:
   Net income ............................................   $ 3,793,741    $    46,407
                                                             -----------    -----------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Depreciation and amortization ......................     1,612,775        981,825
      Amortization of deferred charges ...................       484,579        473,484
      Deferred income taxes ..............................      (228,768)        74,103
      Rental income paid directly to lender by lessee ....    (1,541,647)    (1,009,756)
      Interest expense paid directly to lenders by lessees       247,872        333,728
      Principal payments on litigation settlement ........          --          (55,847)
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred amounts ..............................       790,506       (156,672)
         Receivables from affiliates .....................       155,767       (257,133)
         Prepaid and other assets ........................       (54,099)        41,589
         Accounts payable and accrued expenses ...........       353,956        371,597
         Other ...........................................         4,158           --
                                                             -----------    -----------
           Total adjustments .............................     1,825,099        796,918
                                                             -----------    -----------
   Net cash provided by operating activities .............     5,618,840        843,325
                                                             -----------    -----------

Cash flows from investing activities:
   Increase in deferred charges ..........................      (561,410)      (495,680)
   Purchases of fixed assets and leasehold improvements ..       (97,279)      (157,694)
   Investment in Partnership .............................          --           (1,000)
                                                             -----------    -----------

   Net cash used for investing activities ................      (658,689)      (654,374)
                                                             -----------    -----------

Cash flows from financing activities:
   Distributions to Parent ...............................    (3,633,416)          --
   Loan to stockholder ...................................    (1,100,000)          --
   Principal payments on notes payable-recourse financings       (49,061)      (291,407)
                                                             -----------    -----------

   Net cash used for financing activities ................    (4,782,477)      (291,407)
                                                             -----------    -----------

Net increase (decrease) in cash ..........................       177,674       (102,456)

Cash, beginning of year ..................................       114,850        217,306
                                                             -----------    -----------

Cash, end of year ........................................   $   292,524    $   114,850
                                                             ===========    ===========

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1997

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by Peter D. Beekman, the Company's former President and Charles Duggan and Cortes DeRussy, the Company's former Executive Vice Presidents. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is a joint venture fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"), which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company also provides consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships of $7,000 are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven, the newest partnership, was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The Company earned fees from the sale of ICON Cash Flow Seven units upon its initial closing and will continue to earn fees thereafter on each subsequent closing. The offering period for ICON Cash Flow Seven will end 24 months after the Partnership began offering such units, November 9, 1997.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:

                           Date Operations       Date Ceased      Gross Proceeds
                                Began           Offering Units        Raised

ICON Cash Flow A .......   May 6, 1988          February 1, 1989   $ 2,504,500
ICON Cash Flow B .......   September 22, 1989   November 15, 1990   20,000,000
ICON Cash Flow C .......   January 3, 1991      June 20, 1991       20,000,000
ICON Cash Flow D .......   September 13, 1991   June 5, 1992        40,000,000
ICON Cash Flow E .......   June 5, 1992         July 31, 1993       61,041,151
ICON Cash Flow Six .....   March 31, 1994       November 8, 1995    38,385,712
ICON Cash Flow Seven ...   January 19, 1996           (1)           38,136,456
                                                                  ------------

                                                                  $220,067,819
                                                                  ============

(1) Gross proceeds raised through June 13, 1997.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a) Significant Accounting Policies

         Basis of Accounting and Presentation - The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The fair value of the Company's financial instruments (cash and receivables) approximate the carry value at March 31, 1997.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees are earned based primarily on gross rental payments.

         The Company had accounts receivable due from the Partnerships of $1,323,502 and $2,023,380 at March 31, 1997 and 1996, respectively.
         Included in these amounts are receivables of $758,452 and $667,824, respectively, due from ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C relating to management fees which have been earned, but deferred since September 1, 1993, as discussed below.

                               ICON CAPITAL CORP.

         Under the Partnership agreements, the Company is entitled to management fees from the Partnerships. Management fees are subordinate to the preferred cash distributions to limited partners, on a cumulative basis, during the period of reinvestment. Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased the monthly distribution rate to limited partners from the cash
         distribution  rates  stated  in  their  prospectuses.   Currently  such
         distribution rates are at an annual rate of 9%. As a result of the decreased distribution rate, all management fees payable to the Company related to these entities have been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C have received their stated cash distribution rate of return on a cumulative basis. Management fees deferred for the period September 1, 1993 to March 31, 1997 totaled $758,452 and were comprised of $36,263 for ICON Cash Flow A, $127,000 for ICON Cash Flow B and $595,189 for ICON Cash Flow C. Such amounts are included in receivables due from managed income funds as well as in deferred management fees on the March 31, 1997 balance sheet.

         Lease Consulting Fees:

         The Company earns consulting fees for arranging lease financing transactions between unrelated third parties. Such fees are recognized as income when the unrelated third parties consummate the lease financing transaction.

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Investment in Equipment Under Operating Lease

         The Company's investment in equipment under operating lease was recorded at cost and the equipment was being depreciated to estimated salvage value. Both lease rentals and depreciation were recognized on the straight line basis over the lease term. The Company, on a non-recourse basis, financed the purchase of the equipment with a financial institution. Interest on the related non-recourse financing was calculated under the interest method. The excess of rental income over depreciation and related interest expense represents the net amount earned under this transaction. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

     (g) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 (" SFAS 109"), "Accounting for Income Taxes."

         The Company will file stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity will be included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1997, Holdings had an outstanding demand promissory note for $1,100,000. The note bears interest at the rate of 18% only in the event of default. The note is reflected, for financial statement reporting purposes, as a reduction from stockholders' equity.

(4)  Related Party Transactions

     The  Company  earns fees from the  Partnerships  for the  organization  and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed income funds primarily relate to such fees earned from the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due from entities controlled by Holdings. These receivables relate primarily to the reimbursement of amounts paid by the Company on behalf of such entities.

     In 1996, pursuant to a proxy solicitation, the limited partners in ICON Cash Flow B agreed to the following two amendments to their Partnership
     Agreement: (1) extend the Reinvestment Period for a maximum of four additional years, and (2) eliminate ICON Cash Flow B's obligation to pay the Company $228,906 of the $355,906 in deferred management fees which were outstanding as of November 15, 1995, the original end of the Reinvestment Period. The elimination of these fees reduced receivables from related parties - managed income funds and deferred management fees - related parties in the same amount. In addition, the remaining $127,000 in deferred management fees, when paid to the Company, would be returned to ICON Cash Flow B in the form of an additional capital contribution.

     For the year ended March 31, 1997, the Company paid $3,633,416 in distributions to Holdings.

5)   Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

                               ICON CAPITAL CORP.

(6)  Income Taxes

     The provision (benefit) for income taxes consisted of the following:

                                       1997               1996
                                       ----               ----
     Current
         Federal                  $   185,780         $     -
         State                        154,998               -

     Deferred:
         Federal                      (24,563)            46,078
         State                       (204,205)            28,025
                                  -----------         ----------

                                  $   112,010         $   74,103
                                  ===========         ==========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liability at March 31, 1997 and 1996 represents the net of deferred tax assets of $91,979 and $620,189, respectively, and deferred tax liabilities of $347,155 and $1,104,133, respectively for March 31, 1997 and 1996. Deferred income taxes at March 31, 1997 are primarily the result of temporary differences relating to the carrying value of fixed assets, equipment under an operating lease, the investments in the Partnerships, and deferred charges.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1997 and 1996:

                                                                        1997                    1996
                                                                        ----                    ----

                                                                  Tax        Rate          Tax       Rate

Federal statutory .........................................   $ 1,327,955    34.00%    $    40,973   34.00%
State income taxes, net of Federal tax effect .............       (32,477)   (0.83)         18,497   15.35
Distribution to Parent ....................................    (1,235,361)  (31.63)           --       --
Adjustment to prior year Federal income tax ...............          --       --            12,773   10.60
Meals and entertainment exclusion .........................        21,979     0.56          11,490    9.53
Effect of graduated rates .................................          --       --           (10,724)  (8.90)
Other .....................................................        29,914     0.77           1,094    0.91
                                                              -----------   ------     -----------   -----
                                                              $   112,010     2.87%    $    74,103   61.49%
                                                              ===========   ======     ===========   =====


                               ICON CAPITAL CORP.

(7)  Notes Payable - Recourse

     Notes payable at March 31, 1997 and 1996 were as follows:

                                                                                1997       1996
                                                                                ----       ----

Note,  with imputed  interest of 10%,  payable in monthly  installments  of
$5,208 through October 1996
On April 1, 1996 the outstanding obligation was paid in full ..............   $   --     $ 35,261

Various obligations under capital leases, payable in monthly
  installments through March 2002 .........................................    196,105     10,924
                                                                              --------   --------

                                                                              $196,105   $ 46,185
                                                                              ========   ========

(8)  Investment in Equipment Under Operating Lease

     On December 12, 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party user for a two year period with rent commencing on January 1, 1994. Rentals were payable monthly in advance. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the two year period of the lease. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

     Effective January 1, 1996, the lessee renewed the lease and the bank extended the term of the collateralized non-recourse note. The terms of the renewal required monthly rentals of $171,294, payable by the lessee in advance, for two years. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest now calculated at 8.95%. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

(9)   Commitments and Contingencies

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1997 and 1996 amounted to $347,990 and $319,000, net of sublease income of $170,602 and $164,879, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows (sublease rental income are all from short term leases):

                 Fiscal Year Ending
                     March 31,                Amount

                      1998                 $  520,683
                      1999                    669,176
                      2000                    503,688
                      2001                    490,817
                      2002                    504,840
                      Thereafter           1,345,822
                                           ----------
                                           $4,035,026
                                           ==========

(10)  Supplemental Disclosure of Cash Flow Information

      During the year ended March 31, 1997 and 1996, the Company paid $6,818 and $27,344 in interest on recourse financing, respectively.

      Certain equipment, which the Company was carrying as investment in equipment under operating lease, was paid for directly by a financing institution. In connection with this transaction, the lessee's monthly installments were remitted directly to the financing institution to service the Company's non-recourse note payable, which was incurred when the financing institution paid for the equipment on behalf of the Company. For the years ended March 31, 1997 and 1996, such payments aggregated $1,541,647 and $1,009,756, which was comprised of $1,293,775 and $676,028 of principal and $247,872 and $333,728 of interest. The equipment under the operating lease was sold to the lessee in settling the non-recourse financing.

      For the year ended March 31, 1997, the Company purchased $196,105 in fixed assets utilizing proceeds from capital lease transactions.

                                          EXHIBIT B

                                   PRIOR PERFORMANCE TABLES
                                FOR THE PRIOR PUBLIC PROGRAMS

                                   Prior Performance Tables

     The following unaudited tables disclose certain information relating to the performance, operations and investment for six of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("LP Six"), collectively the "Prior Public Programs"). Purchasers of the Units of limited partnership interest in ICON Cash Flow Partners L.P. Seven being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                        Description                                 Page

   I             Experience in Raising and Investing Funds                B-2

  II             Compensation to the General Partner and Affiliates       B-4

 III             Operating Results of Prior Public Programs

                        * Series A                                        B-5
                        * Series B                                        B-7
                        * Series C                                        B-9
                        * Series D                                       B-11
                        * Series E                                       B-13
                        * LP Six                                         B-15

  IV             Results of Completed Prior Public Programs (None)       B-17

   V             Sales or Disposition of Equipment by Prior Public

                        * Series A                                       B-18
                        * Series B                                       B-21
                        * Series C                                       B-28
                        * Series D                                       B-32
                        * Series E                                       B-36
                        * LP Six                                         B-43

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                        Series A            Series B              Series C               Series D

Dollar amount offered                             $40,000,000          $20,000,000          $20,000,000           $40,000,000
                                                  ===========          ===========          ===========           ===========

Dollar amount raised                              $2,504,500  100.0%   $20,000,000  100.0%  $20,000,000 100.0%    $40,000,000 100.0%

Less:  Offering expenses:
  Selling commissions                                262,973   10.5%    1,800,000     9.0%   2,000,000   10.0%     4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                100,180    4.0%      900,000     4.5%     600,000    3.0%     1,400,000    3.5%

Reserves                                              25,045    1.0%      200,000     1.0%     200,000    1.0%       400,000    1.0%
                                                  ----------  -----    ----------   -----   ----------  -----     ----------   -----

Offering proceeds available for investment        $2,116,302   84.5%   $17,100,000   85.5%  $17,200,000  86.0%    $34,200,000  85.5%
                                                  ==========  =====    ===========  =====   =========== =====     ===========  =====

Debt proceeds                                     $4,190,724           $46,092,749          $50,355,399           $65,062,589
                                                  ==========           ===========          ===========           ===========

Total equipment acquired                          $7,576,758           $65,580,973          $70,257,280           $125,950,793
                                                  ==========           ===========          ===========           ============

Acquisition fees paid to General Partner
  and its affiliates                              $  206,710           $2,219,998           $2,396,810            $4,539,336
                                                  ==========           ==========           ==========            ==========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price                                       81.84%               82.23%               82.70%                82.02%
  Acquisition fees paid to General Partner
    or its Affiliates                                   2.66%                3.27%                3.30%                 3.48%
                                                  ----------           ----------           ----------            ----------

Percent invested                                        84.5%                85.5%                86.0%                 85.5%
                                                  ==========           ==========           ==========            ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)           55.31%               70.28%               71.67%                51.66%

Date offering commenced                                1/9/87              7/18/89              12/7/90               8/23/91

Original offering period (in months)                     24                  18                   18                    18

Actual offering period (in months)                       24                  17                    7                    10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                              24                  18                   10                     4

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                           Series E                  L.P. Six

Dollar amount offered                              $80,000,000                $120,000,000
                                                   ===========                ============

Dollar amount raised                               $61,041,151    100.0%      $38,385,712    100.0%

Less:  Offering expenses:
  Selling commissions                                6,104,115     10.0%        3,838,571     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                2,136,440      3.5%        1,343,500      3.5%

Reserves                                               610,412      1.0%          383,857      1.0%
                                                   -----------    -----       -----------     ----

Offering proceeds available for investment         $52,190,184     85.5%      $32,819,784     85.5%
                                                   ===========    =====       ===========     ====

Debt proceeds                                      $118,174,329               $110,105,846
                                                   ============               ============

Total equipment acquired                           $204,297,446               $154,419,513
                                                   ============               ============

Acquisition fees paid to General Partner
  and its affiliates                               $ 7,021,906                $ 4,390,033
                                                   ===========                ===========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price                                         82.18%                     82.74%
  Acquisition fees paid to General Partner
    or its Affiliates                                     3.32%                      2.76%
                                                   -----------                -----------

Percent invested                                          85.5%                      85.5%
                                                   ===========                ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)             57.84%                     71.30%

Date offering commenced                                 6/5/92                   11/12/93

Original offering period (in months)                      24                        24

Actual offering period (in months)                        13                        24

Months to invest 90% of amount available for
  investment (measured from the beginning
  of offering)                                             9                        16

                                              TABLE II

                         Compensation to the General Partner and Affiliates
                                             (unaudited)


The following table sets forth certain information concerning the compensation derived by the General Partner and its affiliates from its Prior Public
Programs:

                                         Series A       Series B      Series C     Series D     Series E     L.P. Six

Date offering commenced ...............     1/9/87       7/18/89       12/7/90      8/23/91       6/5/92     11/12/93

Date offering closed ..................     1/8/89      11/16/90       6/20/91       6/5/92      7/31/93      11/8/95

Dollar amount raised .................. $2,504,500   $20,000,000   $20,000,000  $40,000,000  $61,041,151   $38,385,712
                                        ==========   ===========   ===========  ===========  ===========  ============

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting and sales commissions .. $   63,450   $   215,218   $   413,120  $   807,188  $ 1,226,111  $    767,714
                                        ==========   ===========   ===========  ===========  ===========  ============

  Organization and offering
    reimbursements .................... $  100,180   $   900,000   $   600,000  $ 1,400,000  $ 2,136,440  $  1,343,500
                                        ==========   ===========   ===========  ===========  ===========  ============

  Acquisition fees .................... $  206,710   $ 2,219,998   $ 2,396,810  $ 4,539,336  $ 7,021,906  $  4,390,033
                                        ==========   ===========   ===========  ===========  ===========  ============

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates ...... $4,820,518   $20,678,586   $20,781,560  $30,597,149  $77,103,875  $24,845,848
                                        ==========   ===========   ===========  ===========  ===========  ============

Amount paid or accrued to General Partner and Affiliates:

  Management fee ...................... $  306,061   $ 2,782,287   $ 2,646,269  $ 3,990,456  $ 5,498,263  $  2,306,163
                                        ==========   ===========   ===========  ===========  ===========  ============

  Administrative expense
  reimbursements ...................... $  104,812   $   648,807   $   514,087  $ 1,385,155  $ 2,872,357  $  1,163,626
                                        ==========   ===========   ===========  ===========  ===========  ============



                                              TABLE III

                        Operating Results of Prior Public Programs - Series A
                                             (unaudited)


     The  following  table  summarizes  the  operating  results of Series A. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the Three
                                       Months Ended March 31,                        For the Years Ended December 31,
                                       ---------------------      -----------------------------------------------------------------

                                                1997                 1996          1995          1994           1993         1992
                                                ----                 ----          ----          ----           ----         ----

Revenues                                    $   8,053             $  53,041     $ 128,935     $ 188,148      $ 317,069    $ 279,699
Net gain (loss) on sales or remarketing
  of equipment                                 26,309               142,237        74,970        87,985        118,143       14,608
                                            ---------             ---------     ---------     ---------      ---------    ---------
Gross revenue                                  34,362               195,278       203,905       276,133        435,212      294,307

Less:
    Interest expense                            2,625                15,092        39,350        63,423         84,324       81,976
    General and administrative                  2,931                32,252        36,641        34,468         32,040       24,601
    Provision for bad debts (3)                   -                    -           10,000        33,500         87,551      133,569
    Depreciation expense                          -                    -           18,236        46,330         97,179       91,244
    Administrative expense reimbursement
      - General Partner                         1,297                 7,133         9,690        11,404          4,125         -
    Management fees - General Partner             735                 4,055         5,951        13,607         36,261       39,297
    Amortization of initial direct costs          -                    -             -               27            686        4,129
                                            ---------             ---------     ---------     ---------      ---------    ---------
Net income (loss) - GAAP                    $  26,774             $ 136,746     $  84,037     $  73,374      $  93,046    $ (80,509)
                                            =========             =========     =========     =========      =========    =========

Net income (loss) - GAAP - allocable to
    limited partners                        $  25,435             $ 129,909     $  79,835     $  69,705      $  88,394    $ (76,484)
                                            =========             =========     =========     =========      =========    =========

Taxable income from operations (2)                 (1)              198,523     $  94,532     $ 111,397        130,892    $ 216,617
                                            =========             =========     =========     =========      =========    =========

Cash generated from operations              $  73,381             $ 210,327     $ 268,467     $ 301,679      $ 382,184    $ 499,383
Cash generated from sales                      30,659               202,787       136,363       216,200        490,078       72,608
Cash generated from refinancing                   -                    -             -              -              -            -
                                            ---------             ---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales and
    refinancing                               104,040               413,114       320,793       517,879        872,262      571,991

Less:
    Cash distributions to investors from
      operations,
      sales and refinancing                    56,351               225,405       225,533       233,651        356,915      385,108
    Cash distributions to General Partner
      from operations,
      sales and refinancing                     2,966                11,863        11,867        12,297         18,785       20,269
                                            ---------             ---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales
    and refinancing after cash
    distributions                           $  44,723             $ 175,846     $  83,393     $ 271,931      $ 496,562    $ 166,614
                                            =========             =========     =========     =========      =========    =========


                                    TABLE III

                                   (unaudited)


                                               For the Three
                                           Months Ended March 31,                     For the Years Ended December 31,
                                           ---------------------       ------------------------------------------------------------


                                                   1997                   1996        1995         1994         1993        1992
                                                   ----                   ----        ----         ----         ----        ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable from operations (2)                           (1)           $    37.65   $   35.86    $   42.25    $   49.65   $    82.17
                                               ============           ==========   =========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                          $   10.16              $    38.13   $   31.88    $   27.83    $   35.29        -
    Return of capital                          $   12.34              $    51.87   $   58.18    $   65.46    $  107.22   $   153.77

  Source (on Cash basis)
    -  Operations                              $   22.50              $    83.98   $   90.06    $   93.29    $  142.51   $   153.77
    -  Sales                                           -                    6.02        -            -            -           -
    -  Refinancing                                     -                   -            -            -            -           -
    -  Other                                           -                   -            -            -            -           -

Weighted average number of limited
  partnership ($500)
  units outstanding                                5,009                   5,009       5,009        5,009        5,009        5,009
                                               =========              ==========   =========    =========    =========   ==========
















(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series B
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series B. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three
                                     Months Ended March 31,                       For the Years Ended December 31,
                                     ----------------------        --------------------------------------------------------------

                                             1997                     1996        1995         1994          1993        1992
                                             ----                     ----        ----         ----          ----        ----

Revenue                                   $  80,274                $  342,739   $  715,841   $1,327,962   $2,526,762   $4,569,135
Net gain on sales or remarketing
  of equipment                               28,197                   176,924      480,681      288,714      185,542       74,302
                                          ---------                ----------   ----------    ---------    ---------   ----------
Gross revenue                               108,471                   519,663    1,196,522    1,616,676    2,712,304    4,643,437

Less:
  Interest expense                           21,262                    45,619      182,419      612,643    1,285,458    2,164,581
  General and administrative                 14,445                   102,721      102,334      102,444      120,094       55,188
  Administrative expense reimbursement
    - General Partner                        11,922                    50,841       85,848      153,287       38,467        -
  Management fees - General Partner (5)        -                     (228,906)      84,811      151,316      517,107      727,931
  Depreciation expense                         -                         -          54,799      106,001      244,819    1,070,890
  Amortization of initial direct costs         -                            4       33,433      100,949      255,570      507,241
  Provision for bad debts (3)                  -                         -          25,000        -           20,000        8,734
  Write down of estimated residual values      -                         -            -           -            -          506,690
                                          ---------                ----------   ----------    ---------    ---------   ----------

Net income (loss) - GAAP                  $  60,842                $  549,384   $  627,878    $ 390,036    $ 230,789   $ (397,818)
                                          =========                ==========   ==========    =========    =========   ==========

Net income (loss) - GAAP - allocable to
  limited partners                        $  60,234                $  543,890   $  621,599    $ 386,136    $ 228,461   $ (393,840)
                                          =========                ==========   ==========    =========    =========   ==========

Taxable income from operations (2)               (1)               $  740,381   $2,363,289    $ 475,707    $ 103,180   $  140,974
                                          =========                ==========   ==========    =========    =========   ==========

Cash generated from operations            $ 303,180                $1,002,547   $  999,015      800,648   $2,434,478   $3,238,479
Cash generated from sales                    28,364                   600,737    2,148,030   $3,443,168    1,129,325      741,775
Cash generated from refinancing           1,500,000                     -            -            -           -           -
                                          ---------                ----------   ----------   ----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                             1,381,544                 1,603,284    3,147,045    4,243,816    3,563,803    3,980,254

Less:
  Cash distributions to investors from
    operations, sales
    and refinancing                         449,550                 1,798,200    1,799,763    1,800,000    2,466,667    2,800,000
  Cash distributions to General Partner
    from operations, sales
    and refinancing                           4,540                    18,164       18,180       18,182       24,917       28,283
                                          ---------                ----------   ----------    ---------    ---------   ----------

Cash generated from (used by) operations,
  sales and refinancing after
  cash distributions                      $1,377,454               $ (213,080)  $1,329,102   $2,425,634   $1,072,219   $1,151,971
                                          ==========               ==========   ==========   ==========   ==========   ==========


                                    TABLE III

                                   (unaudited)

                                    For the Three
                                Months Ended March 31,                       For the Years Ended December 31,
                                ---------------------         ------------------------------------------------------------

                                       1997                      1996        1995         1994         1993        1992
                                       ----                      ----        ----         ----         ----        ----

Tax data and distributions per
  $1,000 limited
  partner investment

Federal income tax results:
  Taxable from operations (2)               (1)              $    36.69   $  116.99    $   23.55    $    5.11   $     6.98
                                   ============              ==========   =========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income              $    19.49                $    27.23   $   31.08    $   19.31    $   11.42        -
    Return of capital              $     3.01                $    62.78   $   58.92    $   70.69    $  111.91   $   140.00

  Source (on Cash basis)
    -  Operations                  $    15.17                $    50.18   $   49.96    $   39.63    $  120.50   $   140.00
    -  Sales                             1.42                     30.07       40.04        50.37         2.83        -
    -  Refinancing                       5.91                     -            -           -            -            -
    -  Other                            -                          9.75        -           -            -            -

Weighted average number of
  limited partnership
  ($100) units outstanding            199,800                   199,800     199,986      200,000      200,000      200,000
                                   ==========                ==========   =========    =========    =========   ==========







(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non- performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(5) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and $171,000 of additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series C
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series C. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three Months
                                            Ended March 31,                         For the Years Ended December 31,
                                         --------------------       ---------------------------------------------------------------

                                                1997                  1996        1995          1994         1993          1992
                                                ----                  ----        ----          ----         ----          ----

Revenues                                    $   133,661             $ 659,218   $  964,104    $1,775,547   $3,203,141    $6,146,119
Net gain on sales or remarketing
  of equipment                                   13,712               511,331       95,250       361,407      101,463        43,020
                                            -----------             ---------   ----------    ----------    ---------    ----------
Gross revenue                                   147,373             1,170,549    1,059,354     2,136,954    3,304,604     6,189,139

Less:
  Interest expense                                5,186                16,809      253,143       920,433    1,715,520     3,510,307
  Administrative expense reimbursement
    - General Partner                            18,973                93,494      130,482       174,261       78,969         -
  Management fees - General Partner              18,726                92,360      128,533       171,135      695,662       969,667
  General and administrative                      5,640                37,247      107,419       104,307      133,274       354,559
  Amortization of initial direct costs           -                      6,912       38,892       154,879      427,625       865,051
  Depreciation expense                           -                      -            -           224,474      393,185       694,933
  Provision for/(reversal of) bad debt (3)       -                      -            -           141,000      (90,000)      135,000
  Write down of estimated residual value         -                      -            -             -            -         1,412,365
                                            -----------             ---------   ----------    ----------    ---------     ---------

Net income (loss) - GAAP                    $    98,848             $ 923,727   $  400,885    $  246,645    $ (49,631)  $(1,752,743)
                                            ===========             =========   ==========    ==========    =========   ===========

Net income (loss) - GAAP
  - allocable to limited partners                97,860             $ 914,490   $  396,876    $  244,000    $ (49,135)  $(1,735,216)
                                            ===========             =========   ==========    ==========    =========   ===========

Taxable income (loss) from
  operations (2)                                (1)                $1,768,103   $ (649,775)  $(3,611,476)  $1,780,593    $1,722,134
                                            ===========            ==========   ==========   ===========   ==========    ==========

Cash generated from operations              $   899,352             $1,987,290  $  391,072    $2,854,887    $2,694,348   $2,861,889
Cash generated from sales                        35,514              1,289,421   3,058,969     1,665,032     1,266,452      245,274
Cash generated from refinancing                  -                      -          -              -            -             -
                                            -----------            ----------- -----------   -----------    ----------   ----------

Cash generated from operations,
  sales and refinancing                         934,866              3,276,711   3,450,041     4,519,919     3,960,800    3,107,163

Less:
  Cash distributions to investors from
    operations,
    sales and refinancing                       446,558             1,786,992    1,796,363     1,799,100    2,466,667     2,800,000
  Cash distributions to
    General Partner from
    operations, sales and refinancing             4,510                18,050       18,144        18,173       24,916        28,283
                                            -----------             ---------   ----------    ----------    ---------     ---------

Cash generated from operations,
  sales and
  refinancing after cash distributions      $   483,798             $1,471,669  $1,635,534    $2,702,646    $1,469,217    $ 278,880
                                            ===========             ==========  ==========    ==========    ==========    =========


TABLE III

(unaudited)


                                          For the Three Months
                                             Ended March 31,                          For the Years Ended December 31,
                                          --------------------       --------------------------------------------------------------

                                                 1997                   1996        1995          1994          1993       1992
                                                 ----                   ----        ----          ----          ----       ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable (loss) from
  operations (2)                                 (1)                 $   88.16   $   (32.24)   $  (178.86)   $   88.14   $   85.25
                                            ===========              =========   ==========    ==========    =========   =========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                       $      4.93              $   46.06   $    19.87    $    12.21        -           -
    Return of capital                       $     17.57              $   43.94   $    70.13    $    77.79    $  123.33   $  140.00

  Source (on Cash basis)
    -  Operations                           $     22.50              $   90.00   $    19.59    $    90.00    $  123.33   $  140.00
    -  Sales                                      -                       -           70.41         -             -           -
    -  Refinancing                                -                       -            -            -             -           -
    -  Other                                      -                       -            -            -             -           -

Weighted average number of
  limited partnership
  ($100) units outstanding                      198,470                198,551      199,558       199,900      199,992     200,000
                                            ===========              =========   ==========    ==========    =========   =========










(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series D
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series D. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                For the Three                                  For the Years
                                            Months Ended March 31,                           Ended December 31,
                                            ---------------------   ----------------------------------------------------------------

                                                     1997              1996          1995           1994        1993         1992
                                                     ----              ----          ----           ----        ----         ----

Revenues                                          $  583,215        $3,619,457    $3,270,722    $ 3,661,321  $6,300,753   $7,519,451
Net gain on sales or remarketing of equipment        302,687         2,391,683     1,931,333      1,199,830     313,468       31,225
                                                  ----------         ---------    ----------    -----------   ---------    ---------
Gross revenue                                        885,902         6,011,140     5,202,055      4,861,151   6,614,221    7,550,676

Less:
  Management fees - General Partner                  138,961           685,103       594,623        778,568     996,356      751,419
  Amortization of initial direct costs               108,858           614,441       511,427        580,457     931,983      937,320
  General and administrative                          37,849           217,378       273,663        412,655     184,604       33,228
  Interest expense                                   265,859         1,651,940       621,199        652,196   1,261,312    1,344,123
  Provision for bad debts (4)                           -                 -          150,000        475,000     575,000      850,000
  Administrative expense reimbursement
    - General Partner                                 64,555           301,945       257,401        337,867     423,387        -
  Depreciation expense                                  -                 -            -              4,167   1,144,609    2,773,402
                                                  ----------         ----------   ----------    -----------   ----------   ---------

Net income - GAAP                                 $  269,820         $2,540,333   $2,793,742    $ 1,620,241   $1,096,970   $ 861,184
                                                  ==========         ==========   ==========    ===========   ==========   =========

Net income - GAAP - allocable to limited partners $  267,122         $2,514,930   $2,765,805    $ 1,604,039   $1,086,000   $ 852,572
                                                  ==========         ==========   ==========    ===========   ==========   =========

Taxable income from operations (2)                        (1)        $3,097,307   $1,641,323    $ 2,612,427   $5,766,321  $1,883,943
                                                  ==========         ==========   ==========    ===========   ==========  ==========

Cash generated from operations                    $  904,512         $1,621,624   $2,756,354    $ 1,969,172   $6,330,281  $8,297,264
Cash generated from sales                          8,738,593         15,681,303    6,776,544      9,054,589    5,143,299     199,841
Cash generated from refinancing                        -              5,250,000    4,148,838         -            -            -
                                                  ----------         ----------   ----------    -----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                                      9,643,105         22,552,927   13,681,736     11,023,761   11,473,580   8,497,105

Less:
  Cash distributions to investors from operations,
    sales and refinancing                          1,397,054          5,588,508    5,589,207      5,596,503    5,600,000   4,347,156
  Cash distributions to General Partner from
    operations, sales and refinancing                 14,112             56,450       56,457         56,530       56,564      43,911
                                                  ----------          ---------   ----------    -----------    ---------   ---------

Cash generated from operations, sales and
  refinancing after cash distributions            $8,231,939        $16,907,969   $8,039,072    $ 5,370,728   $5,817,016  $4,106,038
                                                  ==========        ===========   ==========    ===========   ==========  ==========

                                    TABLE III

                                   (unaudited)

                                           For the Three                                  For the Years
                                       Months Ended March 31,                           Ended December 31,
                                       ---------------------    ------------------------------------------------------------------

                                                1997              1996          1995            1994         1993          1992
                                                ----              ----          ----            ----         ----          ----


Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
    Taxable from operations (2)                      (1)        $   76.82     $   40.70      $   64.71     $  142.72     $   55.85
                                              ==========        =========     =========      =========     =========     =========

Cash distributions to investors (3)
    Source (on GAAP basis)
      Investment income                       $    6.69         $   63.00     $   69.28      $   40.13     $   27.15     $   25.53
      Return of capital                       $   28.31         $   77.00     $   70.72      $   99.87     $  112.85     $  104.65

    Source (on Cash basis)
      -  Operations                           $   22.66         $   40.62     $   69.04      $   48.77     $  140.00     $  130.18
      -  Sales                                    12.34             99.38         70.96          91.23         -              -
      -  Refinancing                               -                -             -              -             -              -
      -  Other                                     -                -             -                 -          -              -

Weighted average number of limited
     partnership
    ($100) units outstanding                    399,158           399,179       399,229        399,703       400,000       333,945
                                              =========         =========     =========      =========     =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-Series E
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series E. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the Three                                   For the Years Ended
                                       Months Ended March 31,                                  December 31,
                                       ---------------------      -----------------------------------------------------------------

                                               1997                  1996          1995           1994           1993        1992
                                               ----                  ----          ----           ----           ----        ----

Revenues                                    $2,000,001            $7,907,175   $10,570,473    $10,946,254    $8,748,076   $ 490,347
Net gain on sales or remarketing
  of equipment                                 214,999             1,942,041     1,610,392        628,027     1,486,575        -
                                            ----------             ---------   -----------    -----------     ---------   ---------
Gross revenue                                2,215,000             9,849,216    12,180,865     11,574,281    10,234,651     490,347

Less:
  Interest expense                             529,838             2,957,534     4,377,702      4,868,950     3,023,934     140,306
  Amortization of initial direct costs         253,389               887,960     1,530,505      1,840,714     1,667,212      74,126
  Management fees - General Partner            268,478             1,120,336     1,596,569      1,547,509       949,468      15,903
  Depreciation                                 265,428             1,061,711     1,061,712        289,478        18,037        -
  Administrative expense reimbursement
    - General Partner                          137,832               563,107       784,775        408,114       811,966     574,677
  General and administrative                   112,324               608,293       638,362        438,569       315,000      16,401
  Provision for bad debts (4)                    -                   400,000       600,000        250,000     2,186,750     150,000
  Minority interest in joint venture             4,076                 6,392         5,438          -             -           -
                                            ----------             ---------   -----------    -----------   -----------   ---------

Net income - GAAP                           $  643,635            $2,243,883   $ 1,585,802    $ 1,527,095    $1,499,573   $  93,611
                                            ==========            ==========   ===========    ===========    ==========   =========

Net income - GAAP
  - allocable to limited partner            $  637,199            $2,221,444   $ 1,569,944    $ 1,511,824    $1,484,577   $  92,675
                                            ==========            ==========   ===========    ===========    ==========   =========

Taxable income (loss) from operations(2)            (1)          $(3,280,008)  $ 1,700,386    $ 2,793,029    $3,293,140   $ 247,921
                                            ==========           ===========   ===========    ===========    ==========   =========

Cash generated from operations              $2,994,950           $13,210,339   $ 8,768,414    $17,597,929   $18,415,294   $ 974,501
Cash generated from sales                    9,256,632            10,358,637     7,419,261      6,492,842     9,416,909       -
Cash generated from refinancing              4,400,000            13,780,000     7,400,000         -         38,494,983       -
                                            ----------            ----------   -----------    -----------   -----------   ---------

Cash generated from operations,
  sales and refinancing                     16,651,582            37,348,976    23,587,675     24,090,771    66,327,186     974,501

Less:
  Cash distributions to investors
    from operations,
    sales and refinancing                    1,942,398             7,771,164     7,773,082     8,390,043      5,796,799     468,726
  Cash distributions to General Partner
    from operations,
    sales and refinancing                       19,620                78,496        78,512        78,582         58,637       4,735
                                            ----------             ---------   -----------    ----------     ----------   ---------

Cash generated from operations,
  sales and refinancing
  after cash distributions                 $14,689,564           $29,499,316   $15,736,081   $15,622,146    $60,471,750   $ 501,040
                                           ===========           ===========   ===========   ===========    ===========   =========


                                    TABLE III

                                   (unaudited)


                                                  For the Three                               For the Year Ended
                                              Months Ended March 31,                             December 31,
                                              ---------------------    ------------------------------------------------------------

                                                      1997                1996       1995          1994        1993         1992
                                                      ----                ----       ----          ----        ----         ----

Tax and distribution data per $1,000
  limited partner investment

Federal Income Tax results:
  Taxable income (loss) from operations (2)                 (1)        $  (53.28)  $   27.61    $   45.32   $    66.54   $    21.81
                                                    ==========         =========   =========    =========   ==========   ==========

Cash distributions to investors (3)
  Source (on GAAP basis)
    Investment income                               $    10.46         $   36.45   $   25.75    $   24.78   $    30.32   $     8.23
    Return of capital                               $    21.42         $   91.05   $  101.75    $  112.74   $    88.06   $    33.41

Source (on cash basis)
  - Operations                                      $    31.88         $  127.50   $  127.50    $  137.52   $   118.38   $    41.64
  - Sales                                                -                  -           -            -            -             -
  - Refinancings                                         -                  -           -            -            -             -
  - Other                                                -                  -           -            -            -             -

Weighted average number of limited partnership
($100) units outstanding                               609,380           609,503     609,650      610,080      489,966      112,552
                                                    ==========         =========   =========    =========   ==========   ==========















(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of L.P. Six. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                     For the Three                        For the Years
                                                                  Months Ended March 31,                Ended December 31,
                                                                  ---------------------        ----------------------------------

                                                                         1997                     1996         1995       1994
                                                                         ----                     ----         ----       ----

Revenues                                                              $1,798,526               $9,238,182  $6,622,180  $ 203,858
Net gain on sales or remarketing of equipment                             79,701                  338,574     107,733      -
                                                                       ---------                ---------   ---------  ---------
Gross revenue                                                          1,878,227                9,576,756   6,729,913    203,858

Less:
   Interest expense                                                      665,728                4,330,544   3,003,633      2,142
   Amortization of initial direct costs                                  418,146                1,349,977     828,154     12,748
   Management fees - General Partner                                     267,846                1,333,394     696,096      8,827
   Depreciation                                                          212,162                  848,649     636,487      -
   Administrative expense reimbursement - General Partner                133,007                  642,276     381,471      6,872
   Provision for bad debts (4)                                              -                     750,000     570,000     63,500
   Minority interest in joint venture                                     12,859                   31,413     177,769      -
   General and administrative                                             67,783                  657,470     360,235     38,879
                                                                       ---------                ---------   ---------    -------

Net income - GAAP                                                      $ 100,696                $(366,967)  $  76,068    $70,890
                                                                       =========                =========   =========    =======

Net income - GAAP - allocable to limited partners                      $  99,689                $(363,297)  $  75,307    $70,181
                                                                       =========                =========   =========    =======

Taxable income (loss) from operations (2)                                     (1)               $(574,054) $2,239,753    $71,033
                                                                       =========                =========  ==========    =======

Cash generated from operations                                         $ 427,979               $9,923,936  $8,776,203    $439,913
Cash generated from sales                                                821,791                8,684,744   1,016,807       -
Cash generated from refinancing                                        7,780,328                9,113,081  33,151,416       -
                                                                       ---------                ---------  ----------    --------

Cash generated from operations, sales and refinancing                  9,030,098               27,721,761  42,944,426     439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                             1,028,723                4,119,354   2,543,783     311,335
   Cash distributions to General Partner from operations,
     sales and refinancing                                                10,391                   41,613      25,694       3,145
                                                                       ---------                ---------   ---------    --------

Cash generated from operations, sales and refinancing
   after cash distributions                                           $7,990,984              $23,560,794 $40,374.949    $125,433
                                                                      ==========              =========== ===========    ========

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)

                                                                      For the Three                       For the Years
                                                                  Months Ended March 31,                Ended December 31,
                                                                  ---------------------      -------------------------------------

                                                                           1997                1996           1995         1994
                                                                           ----                ----           ----         ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (2)                                   (1)          $  (14.83)     $   85.13     $   22.15
                                                                        =========           =========      =========     =========

Cash distributions to investors (3)
   Source (on GAAP basis)
     Investment income                                                  $    2.60                -         $    2.89     $   22.10
     Return of capital                                                  $   24.27           $  107.50      $   94.78     $   75.94

   Source (on cash basis)
     - Operations                                                       $   11.18           $  107.50      $   97.67     $   98.04
     - Sales                                                                15.69                -             -              -
     - Refinancing                                                           -                   -             -              -
     - Other                                                                 -                   -             -              -

Weighted average number of limited partnership
   ($100) units outstanding                                               382,781             383,196        260,453        31,755

                                                                        =========           =========      =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE IV

                               Results of Completed Prior Public Programs
                                               (unaudited)














       No Prior Public Programs have completed operations in the five years ended March 31, 1997.

                                    TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                    Federal
         Type of              Year of      Year of       Acquisition     Net Book        Net           GAAP          Taxable
        Equipment           Acquisition  Disposition       Cost (1)      Value(2)     Proceeds(3)   Gain (Loss)    Gain (Loss)
------------------------  ---------------------------------------------------------------------------------------------------

Computers                      1988         1990           $32,352       $13,859       $16,955         $3,096         $1,064
Office Copier                  1988         1990          $180,922       $52,504       $52,504             $0       ($30,400)

Agriculture                    1988         1991           $19,032        $8,921        $7,225        ($1,696)       ($2,214)
Computers                      1988         1991            $8,450            $0          $465           $465             $0
Computers                      1989         1991          $363,540       $28,027       $56,077        $28,050        $14,962
Telecommunications             1990         1991          $827,804       $49,393            $0       ($49,393)            $0
Medical                        1988         1991           $29,756            $0            $0             $0       ($10,626)
Copiers                        1988         1991          $235,863            $0            $0             $0       ($18,115)

Agriculture                    1988         1992           $61,200       $25,810       $24,152        ($1,658)            $0
Computers                      1988         1992           $51,353            $0            $0             $0             $0
Copiers                        1988         1992          $195,875            $0            $0             $0             $0
Material Handling              1988         1992           $78,321            $0            $0             $0             $0
Medical                        1988         1992           $50,433       $15,250        $7,000        ($8,250)       $34,389
Computers                      1989         1992           $41,058        $4,553        $6,606         $2,053       ($13,951)
Copiers                        1989         1992           $81,913        $6,495        $6,495             $0         $1,114
Office Equipment               1989         1992           $81,986        $2,821       $12,298         $9,477       ($28,695)
Computers                      1991         1992            $3,607        $3,196        $4,142           $946         $1,076
Furniture And Fixtures         1992         1992            $4,325        $4,430        $4,390           ($40)           $65

Computers                      1988         1993           $71,813            $0            $0             $0             $0
Furniture                      1988         1993          $350,000            $0            $0             $0             $0
Medical                        1988         1993          $221,191          $182        $2,382         $2,200         $2,341
Agriculture                    1989         1993           $57,975        $2,050        $2,932           $882        ($1,724)
Printing                       1989         1993          $126,900        $5,661        $7,800         $2,139       ($10,729)
Reprographics                  1989         1993          $112,500          $115          $115             $0       ($12,079)
Computers                      1990         1993           $79,043            $0            $0             $0             $0
Reprographics                  1990         1993           $71,805        $8,391       $12,528         $4,137             $0
Retail                         1990         1993          $198,513      ($32,916)      $67,894       $100,810             $0
Video Production               1990         1993          $341,796       $67,965      $161,615        $93,650        $24,507
Computers                      1991         1993          $135,380        $6,540       $20,134        $13,594       ($50,622)
Fixture                        1992         1993            $2,267        $1,635        $1,824           $189            $11
Telecommunications             1992         1993           $20,000       $11,840       $11,200          ($640)       ($4,800)
Video Production               1992         1993            $3,362        $1,110          $592          ($518)       ($2,867)
Manufacturing & Prod           1993         1993           $22,660            $0            $0             $0             $0

Agriculture                    1988         1994           $30,000          $288          $288             $0             $0
Medical                        1988         1994           $46,050        $6,438        $6,438             $0             $0
Computers                      1989         1994           $71,152        $6,942          $500        ($6,442)       ($1,449)
Computers                      1991         1994          $156,552        $6,882       $16,611         $9,729       ($41,137)
Material Handling              1991         1994            $7,013        $1,973        $2,203           $230          ($604)
Medical                        1991         1994           $40,556      ($11,278)       $1,460        $12,738           $375
Fixture                        1992         1994            $3,396          $751          $845            $94        ($1,192)
Manufacturing & Prod           1992         1994           $17,103         ($199)           $0           $199        ($5,443)
Furniture                      1993         1994           $26,868            $0            $0             $0             $0
Manufacturing & Prod           1993         1994           $27,096       $10,139       $11,054           $915             $0
Agriculture                    1989         1994           $14,191          $350          $350             $0             $0
Printing                       1993         1994           $24,112       $24,030       $27,061         $3,031             $0

Computers                      1991         1995           $17,200          $173        $3,522         $3,349         $1,594
Copiers                        1991         1995           $49,081        $7,350        $7,423            $73        ($3,044)
Sanitation                     1991         1995           $21,452          $560        $4,818         $4,258         $3,010
Agriculture                    1992         1995            $7,828          $462          $737           $275        ($1,901)
Computers                      1993         1995           $64,391       $36,094        $5,863       ($30,231)            $0
Manufacturing & Prod           1993         1995           $28,557        $8,752        $8,912           $160             $0
Retail                         1993         1995           $28,507           ($9)         $697           $706             $0

Computers                      1991         1996           $35,618        $1,502       $20,150        $18,648        $19,571
Copiers                        1991         1996          $117,238       $17,784       $32,380        $14,596        $28,006
Material Handling              1991         1996           $14,996          $843        $3,223         $2,380         $3,432
Sanitation                     1991         1996           $35,854        $5,946        $5,649          ($297)        $5,260
Fixture                        1992         1996           $18,452        $1,909        $1,909             $0        ($1,919)
Computers                      1993         1996           $72,479         ($573)         $515         $1,088             $0
Furniture                      1993         1996            $9,978           ($2)           $0             $2             $0
Material Handling              1993         1996           $11,824            $0            $0             $0             $0
Manufacturing & Prod           1993         1996           $33,190          $400          $403             $3             $0
Retail                         1993         1996           $44,673           ($5)           $0             $0             $0
Sanitation                     1993         1996            $5,822            $0            $0             $0             $0
Video Production               1993         1996           $41,465       $12,099       $12,441           $342             $0
Medical                        1994         1996           $12,166          $960        $2,000         $1,040        ($4,259)

Computers                      1991         1997           $75,602        $4,349       $15,753        $11,403             (4)
Retail                         1993         1997            $6,088           $30           $30             $0             (4)
Computers                      1993         1997           $25,045            $0            $0             $0             (4)


(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                            Federal
           Type of       Year of      Year of        Acquisition        Net Book          Net             GAAP           Taxable
          Equipment    Acquisition  Disposition        Cost (1)         Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------------------------------------------------------------------------------------------------------------------------

Manufacturing & Prod      1990         1990            $31,129          $28,288         $34,142          $5,854          $3,013
Mining                    1990         1990           $145,227         $120,804        $120,804              $0              $0
Video Production          1990         1990            $10,201           $8,006          $9,086          $1,080            $671

Agriculture               1989         1991             $5,986           $4,003              $0         ($4,003)             $0
Computers                 1989         1991            $76,899          $52,134          $7,492        ($44,642)             $0
Construction              1989         1991            $48,299          $43,554          $7,784        ($35,770)        ($7,007)
Copiers                   1989         1991             $7,469           $4,997             $16         ($4,981)             $0
Environmental             1989         1991            $10,609          $11,546              $0        ($11,546)             $0
Furniture                 1989         1991            $86,965          $62,229         $19,339        ($42,890)             $0
Manufacturing & Prod      1989         1991            $55,125          $34,435         $12,807        ($21,628)             $0
Medical                   1989         1991             $9,447           $7,643              $0         ($7,643)             $0
Office Equipment          1989         1991            $25,171          $24,586             $64        ($24,522)        ($1,985)
Retail                    1989         1991             $4,405           $4,792              $0         ($4,792)             $0
Sanitation                1989         1991            $15,448          $17,983              $0        ($17,983)             $0
Telecommunications        1989         1991             $2,238               $0             $60             $60              $0
Transportation            1989         1991             $9,474          $10,801              $0        ($10,801)             $0
Video Production          1989         1991            $11,925           $1,762              $7         ($1,755)             $0
Agriculture               1990         1991            $35,245           $4,694              $0         ($4,694)        ($5,210)
Computers                 1990         1991         $2,671,588         $601,346        $136,169       ($465,177)      ($476,397)
Construction              1990         1991            $64,544          $29,979         $24,379         ($5,600)        ($9,949)
Copiers                   1990         1991            $30,699          $18,760            $911        ($17,849)             $0
Environmental             1990         1991            $14,658          $15,434              $0        ($15,434)             $0
Fixture                   1990         1991            $29,510          $27,027            $808        ($26,219)             $0
Furniture                 1990         1991            $53,420          $34,771          $3,598        ($31,173)        ($5,953)
Manufacturing & Prod      1990         1991           $526,568         $504,823        $226,978       ($277,845)       ($47,036)
Material Handling         1990         1991           $112,075          $59,977         $34,758        ($25,219)             $0
Medical                   1990         1991            $93,771          $47,016              $0        ($47,016)       ($19,410)
Mining                    1990         1991           $221,706               $0              $0              $0        ($82,375)
Miscellaneous             1990         1991            $29,443          $28,179              $0        ($28,179)             $0
Office Equipment          1990         1991            $44,560          $34,289            $760        ($33,529)             $0
Restaurant                1990         1991            $97,304          $45,062         $18,564        ($26,498)       ($24,787)
Retail                    1990         1991            $43,751          $18,362          $9,230         ($9,132)       ($12,624)
Sanitation                1990         1991           $171,345          $66,074         $77,146         $11,072        ($78,222)
Telecommunications        1990         1991           $980,613         $119,372              $0       ($119,372)       ($11,618)
Transportation            1990         1991            $13,434          $13,858              $0        ($13,858)             $0
Video Production          1990         1991            $46,645          $26,631          $3,754        ($22,877)        $11,741
Material Handling         1991         1991           $109,115         $108,512        $113,482          $4,970              $0

Agriculture               1989         1992            $89,766          $19,058         $21,912          $2,854        ($12,999)
Computers                 1989         1992            $60,747           $1,659          $2,593            $934              $0
Copiers                   1989         1992            $79,556          $10,817         $10,839             $22         ($9,798)
Furniture                 1989         1992            $35,512           $2,418          $2,911            $493              $0
Manufacturing & Prod      1989         1992           $117,236           $1,924          $1,936             $12              $0
Material Handling         1989         1992            $16,058             $670            $789            $119         ($7,845)
Medical                   1989         1992            $31,701           $7,548          $1,967         ($5,580)             $0
Office Equipment          1989         1992            $19,981           $1,381          $1,427             $46              $0
Printing                  1989         1992            $25,000           $3,510          $2,510         ($1,000)        ($8,247)
Telecommunications        1989         1992            $18,779           $1,910          $2,012            $102              $0
Video Production          1989         1992            $21,849           $3,275          $3,283              $8              $0
Agriculture               1990         1992            $46,968           $2,847          $3,463            $617         ($4,451)
Computers                 1990         1992         $3,872,456         $671,632        $342,387       ($329,245)    ($1,086,408)
Construction              1990         1992            $23,493           $1,229          $1,229              $0              $0
Copiers                   1990         1992            $19,240           $2,165          $3,524          $1,358         ($8,884)
Environmental             1990         1992             $7,195           $1,164          $1,164              $0         ($4,683)
Fixture                   1990         1992            $55,869           $7,661          $9,096          $1,436        ($34,594)
Furniture                 1990         1992            $58,095           $7,193          $7,719            $525        ($26,836)
Manufacturing & Prod      1990         1992           $192,143          $47,665         $43,213         ($4,452)       ($45,657)
Material Handling         1990         1992           $104,852          $23,011          $7,775        ($15,236)       ($15,648)
Medical                   1990         1992            $88,537          $12,382         $13,393          $1,011        ($38,945)
Miscellaneous             1990         1992             $4,999           $1,313          $1,236            ($77)        ($2,804)
Office Equipment          1990         1992         $1,203,666         $179,190          $2,513       ($176,678)        ($6,351)
Printing                  1990         1992             $4,055             $787            $787              $0         ($2,487)
Restaurant                1990         1992            $83,624             $194          $6,850          $6,657        ($12,961)
Retail                    1990         1992            $63,030          $35,999            $581        ($35,419)        ($1,296)
Sanitation                1990         1992           $200,642          $12,623         $13,101            $478        ($14,846)
Telecommunications        1990         1992            $64,899          $11,997          $4,965         ($7,032)       ($18,620)
Transportation            1990         1992             $7,610               $1              $1              $0              $0
Video Production          1990         1992            $18,558           $3,521          $4,302            $781         ($7,177)
Furniture                 1991         1992            $25,909          $28,313              $0        ($28,313)             $0
Manufacturing & Prod      1991         1992            $51,311          $47,497         $57,487          $9,990              $0
Material Handling         1991         1992            $10,023          $10,462         $10,595            $133              $0
Office Equipment          1991         1992            $15,789               $0              $0              $0              $0
Sanitation                1991         1992            $18,840          $10,122         $10,516            $394              $0

Agriculture               1989         1993            $31,500           $4,370         $10,095          $5,725          $1,431
Computers                 1989         1993            $93,554             $267            $661            $394              $0
Copiers                   1989         1993           $168,679          $19,448         $23,072          $3,624        ($26,046)
Furniture                 1989         1993           $116,287          $17,152         $19,536          $2,384         ($9,084)
Manufacturing & Prod      1989         1993            $14,804           $2,832          $3,541            $709              $0
Material Handling         1989         1993            $20,725               $0          $1,650          $1,650              $0
Office Equipment          1989         1993            $81,777             $990         $17,490         $16,500         ($4,999)
Telecommunications        1989         1993             $2,524               $0              $0              $0              $0
Video Production          1989         1993            $22,321               $0              $0              $0              $0
Agriculture               1990         1993           $132,350          $11,556         $11,963            $407        ($42,903)
Automotive                1990         1993            $75,730          $45,795         $51,888          $6,093         ($3,043)
Computers                 1990         1993         $1,069,393         $140,198        $164,423         $24,225       ($267,270)
Construction              1990         1993            $41,779           $5,058          $5,075             $17         ($9,774)
Copiers                   1990         1993            $23,318           $3,058          $2,505           ($553)        ($7,670)
Fixture                   1990         1993            $73,038          $10,235         $10,235              $0        ($22,303)
Furniture                 1990         1993           $118,834          $11,204         $11,509            $305        ($10,168)
Manufacturing & Prod      1990         1993         $1,120,324         $139,342        $186,899         $47,557       ($271,929)
Material Handling         1990         1993           $210,922          $20,462         $29,157          $8,695        ($51,481)
Medical                   1990         1993           $380,749          $56,711         $37,821        ($18,890)       ($68,880)
Office Equipment          1990         1993            $69,232           $8,695          $9,275            $580        ($18,731)
Printing                  1990         1993             $6,061           $1,431          $1,050           ($381)        ($1,388)
Reprographics             1990         1993            $82,000           $8,200         $40,000         $31,800          $7,109
Restaurant                1990         1993           $121,682          $10,330         $11,517          $1,187        ($28,626)
Retail                    1990         1993            $11,280             $813          $1,797            $984         ($2,806)
Sanitation                1990         1993            $43,697           $5,148          $5,152              $4        ($10,588)
Telecommunications        1990         1993           $278,193          $20,246         $22,616          $2,370        ($58,857)
Unknown                   1990         1993           $595,538         ($98,697)       $203,595        $302,292              $0
Video Production          1990         1993             $7,981             $374            $374              $0         ($1,484)
Computers                 1991         1993           $248,090          $36,021         $36,834            $813         ($9,175)
Construction              1991         1993            $10,590             $869          $1,875          $1,006         ($4,480)
Furniture                 1991         1993            $73,541             ($66)           $603            $669         ($7,311)
Manufacturing & Prod      1991         1993            $12,951               $0              $0              $0              $0
Material Handling         1991         1993            $43,408          $20,390         $23,147          $2,757         ($1,015)
Medical                   1991         1993             $9,425           $5,708          $6,513            $805            $858
Sanitation                1991         1993            $37,743          $16,285         $15,506           ($779)             $0
Computers                 1992         1993            $79,557          $38,668         $38,668              $0        ($36,961)
Material Handling         1992         1993            $30,692             $149          $6,578          $6,429        ($17,976)

Computers                 1989         1994           $468,870         $109,719        $109,720              $1        $102,026
Copiers                   1989         1994            $13,461              $30             $30              $0              $0
Furniture                 1989         1994           $218,655          $79,000         $79,000              $0         $80,901
Manufacturing & Prod      1989         1994            $90,725             ($13)             $0             $13              $0
Medical                   1989         1994            $97,017             $699          $1,141            $441              $0
Office Equipment          1989         1994             $2,796               $0            $126            $126              $0
Printing                  1989         1994            $14,123               $0              $0              $0              $0
Telecommunications        1989         1994            $10,950              ($2)           $127            $129              $0
Agriculture               1990         1994            $73,503          $11,518         $12,258            $740         ($3,345)
Computers                 1990         1994         $3,937,366         $957,935        $959,231          $1,295        $367,292
Construction              1990         1994           $141,052          $16,265         $16,265              $0        ($14,659)
Fixture                   1990         1994           $100,514          $10,959         $10,959              $0         ($6,640)
Furniture                 1990         1994           $282,115          $89,792         $94,919          $5,127         $43,164
Manufacturing & Prod      1990         1994           $443,855         $121,619        $137,376         $15,757         ($8,207)
Material Handling         1990         1994           $411,986          $20,972         $20,972              $0        ($33,402)
Medical                   1990         1994           $462,679          $42,572         $62,365         $19,792            $805
Mining                    1990         1994         $9,631,966       $1,298,813      $1,298,813              $0       ($689,039)
Office Equipment          1990         1994            $34,402           $3,434          $3,434              $0         ($8,258)
Reprographics             1990         1994            $16,482           $4,547          $4,547              $0            $904
Restaurant                1990         1994           $297,355          $32,327         $33,776          $1,449        ($29,158)
Retail                    1990         1994           $841,977         $440,914        $440,914              $0        $668,569
Sanitation                1990         1994             $7,147               $0              $0              $0              $0
Telecommunications        1990         1994           $261,049          ($6,700)        $30,311         $37,011         $11,248
Video Production          1990         1994            $45,804           $5,357          $5,365              $8         ($4,684)
Agriculture               1991         1994            $15,633             $625            $629              $4              $0
Computers                 1991         1994           $684,631          $59,296         $59,296              $0       ($213,947)
Copiers                   1991         1994            $39,270           $2,598            $648         ($1,950)       ($15,152)
Environmental             1991         1994            $44,016             $864            $904             $41              $0
Furniture                 1991         1994            $20,546             $906            $923             $17              $0
Material Handling         1991         1994            $66,497           $2,470          $2,642            $172         ($5,750)
Medical                   1991         1994           $602,400         $306,415        $373,385         $66,970        $139,985
Sanitation                1991         1994            $83,638           $4,459          $4,634            $174              $0
Telecommunications        1991         1994            $11,188             $898          $1,146            $248         ($3,419)
Manufacturing & Prod      1993         1994            $81,735             ($61)            $34             $95              $0
Material Handling         1993         1994             $6,578           $3,110          $3,600            $490              $0
Sanitation                1994         1994             $7,320               $0              $0              $0              $0

Computers                 1989         1995            $24,831           $1,574             $13         ($1,561)             $0
Manufacturing & Prod      1989         1995            $11,262           $4,128              $0         ($4,128)             $0
Computers                 1990         1995         $3,151,688         $784,267        $578,324       ($205,942)        $61,278
Construction              1990         1995           $397,553         $139,680         $93,172        ($46,508)         $2,914
Copiers                   1990         1995            $26,920           $6,048             ($0)        ($6,048)             $0
Furniture                 1990         1995            $64,010           $5,908          $4,760         ($1,148)         $5,171
Material Handling         1990         1995           $108,329           $7,629          $6,899           ($730)           ($15)
Medical                   1990         1995           $919,987         $320,531        $260,980        ($59,551)        $56,955
Manufacturing & Prod      1990         1995           $846,718         $211,207        $244,937         $33,730        $243,103
Office Equipment          1990         1995            $38,014           $4,192          $2,111         ($2,081)         $1,950
Reprographics             1990         1995           $102,003               $1              $1              $0              $0
Restaurant                1990         1995            $63,437           $4,636          $1,896         ($2,740)           $897
Retail                    1990         1995         $2,703,611         $349,429        $193,032       ($156,397)       $184,637
Sanitation                1990         1995            $58,070           $4,110          $1,738         ($2,372)         $1,518
Video Production          1990         1995             $3,404             $773              $0           ($773)             $0
Agriculture               1991         1995            $23,262           $7,034          $7,449            $415          $1,921
Computers                 1991         1995         $2,712,345         $677,342        $648,479        ($28,863)       $126,108
Construction              1991         1995            $25,214           $1,539          $2,727          $1,188         ($2,122)
Furniture                 1991         1995            $62,471          $16,192          $5,091        ($11,101)        ($4,400)
Material Handling         1991         1995            $34,473          $12,502         $12,105           ($397)             $0
Manufacturing & Prod      1991         1995           $132,184           $5,116         $50,110         $44,993         $27,132
Office Equipment          1991         1995            $48,350           $7,177          $9,506          $2,329         ($2,320)
Restaurant                1991         1995            $73,807           $3,637          $2,910           ($728)        ($1,107)
Telecommunications        1991         1995            $52,499           $3,093          $7,262          $4,169         ($3,403)
Audio                     1992         1995           $128,455          $98,566        $122,689         $24,123         $32,942
Computers                 1992         1995            $76,900           $2,447         $15,248         $12,801        ($10,269)
Furniture                 1992         1995           $188,807          $19,652         $19,652              $0        ($57,369)
Telecommunications        1992         1995            $64,731          $47,017         $55,634          $8,616         $23,500
Video Production          1992         1995           $382,790         $247,199        $298,045         $50,846        $122,650
Copiers                   1993         1995            $35,000               $0              $0              $0              $0
Computers                 1994         1995         $1,043,007         $346,471        $739,181        $392,710        $661,239
Furniture                 1994         1995           $204,779         $171,324        $181,605         $10,281              $0
Medical                   1994         1995            $23,671           $2,015          $2,015              $0              $0
Manufacturing & Prod      1994         1995            $21,038          $17,225         $18,733          $1,509          $1,436
Computers                 1995         1995            $17,231          $16,864          $2,383        ($14,481)             $0

Telecommunications        1989         1996            $20,339               $0          $1,566          $1,566              $0
Computers                 1990         1996         $1,056,724         $123,220         $88,594        ($34,626)        $94,675
Fixtures                  1990         1996            $19,989           $1,285            $250         ($1,034)        ($1,034)
Furniture                 1990         1996            $34,265          $10,881              $0        ($10,881)       ($10,881)
Medical                   1990         1996            $49,882           $3,282            $332         ($2,949)        ($2,357)
Manufacturing & Prod      1990         1996            $72,805           $2,611          $1,588         ($1,023)         $3,342
Printing                  1990         1996            $26,691             $728              $0           ($728)          ($728)
Reprographics             1990         1996            $77,770           $5,381          $1,037         ($4,345)             $0
Retail                    1990         1996         $1,332,608         $149,542        $230,752         $81,210        $238,200
Telecommunications        1990         1996            $71,300           $4,781            $895         ($3,886)             $0
Computers                 1991         1996            $70,789           $2,113          $1,000         ($1,113)        ($1,113)
Construction              1991         1996            $24,724           $3,791          $3,857             $66          $2,506
Furniture                 1991         1996           $281,079          $24,453         $28,755          $4,302          $3,424
Material Handling         1991         1996            $45,771           $7,124          $3,307         ($3,817)             $0
Restaurant                1991         1996            $16,013           $1,663          $2,152            $489          $1,976
Video Production          1991         1996            $56,632           $4,245          $4,245              $0            $538
Printing                  1993         1996            $15,733           $3,714          $3,814            $100              $0
Computers                 1994         1996            $21,284          $13,176              $0        ($13,176)       ($13,176)
Fixtures                  1994         1996            $20,045               $0              $0              $0        ($14,238)
Manufacturing & Prod      1994         1996            $16,349           $6,081          $6,191            $109         ($7,085)
Computers                 1995         1996            $36,894          $21,698              $0        ($21,698)       ($29,812)
Fixtures                  1994         1996            $28,449          $25,882              $0        ($25,882)       ($25,882)
Furniture                 1994         1996            $20,000               $0              $0              $0              $0

Telecommunications        1994         1997            $28,233             $534            $534              $0              (4)
Manufacturing & Prod      1995         1997            $50,110              ($1)             $0              $1              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                           Federal
     Type of           Year of           Year of     Acquisition        Net Book           Net            GAAP          Taxable
    Equipment         Acquisition      Disposition     Cost(1)          Value(2)       Proceeds(3)     Gain (Loss)     Gain(Loss)
-------------------------------------------------------------------------------------------------------------------------------

Agriculture              1991             1991           $2,942              $0              $0              $0              $0
Computers                1991             1991           $1,389              $0             $31             $31             $31
Construction             1991             1991             $906            $102            $256            $154            $154
Manufacturing & Prod     1991             1991           $1,800            $328            $343             $15             $15
Material Handling        1991             1991           $1,383              $0            $269            $269            $269
Office Equipment         1991             1991           $1,233              $0              $0              $0              $0
Printing                 1991             1991          $19,967              $0              $6              $6              $6
Retail                   1991             1991           $6,714            $557            $639             $83             $83
Sanitation               1991             1991         $167,899        $168,591        $172,406          $3,815          $3,815

Agriculture              1991             1992           $7,013          $1,133            $300           ($834)          ($773)
Computers                1991             1992         $451,724         $57,141         $55,313         ($1,828)       ($38,009)
Construction             1991             1992         $233,875        $115,470        $119,943          $4,473        ($49,808)
Copiers                  1991             1992           $4,634         ($1,798)           $336          $2,134              $0
Fixture                  1991             1992      $10,326,838      $1,421,047            $614     ($1,420,433)             $0
Furniture                1991             1992           $3,478              $1              $1              $0              $0
Material Handling        1991             1992          $25,677         $10,492         $11,432            $940         ($3,074)
Medical                  1991             1992          $12,817            $100            $100              $0        ($10,859)
Manufacturing & Prod     1991             1992          $43,629         ($1,124)         $1,754          $2,878        ($32,166)
Office Equipment         1991             1992           $8,342          $8,593          $3,261         ($5,332)             $0
Printing                 1991             1992          $16,961            $790            $944            $154         ($9,907)
Restaurant               1991             1992          $35,504         $22,369          $8,777        ($13,592)             $0
Retail                   1991             1992         $118,527        $273,200         $10,583       ($262,617)       ($69,026)
Sanitation               1991             1992         $253,845        $111,627        $115,785          $4,158              $0
Telecommunications       1991             1992          $12,916          $7,936          $9,356          $1,420         ($2,588)
Miscellaneous            1991             1992          $53,827         $21,578         $13,932         ($7,646)         $1,797

Agriculture              1991             1993          $57,287          $7,456          $9,998          $2,542        ($18,745)
Automotive               1991             1993           $6,266          $1,328          $1,427             $99         ($2,344)
Computers                1991             1993       $1,051,652        $162,294        $207,909         $45,615       ($325,207)
Construction             1991             1993         $464,100         $55,261         $78,501         $23,240        ($73,626)
Fixture                  1991             1993           $2,403              $0              $0              $0        ($15,392)
Furniture                1991             1993          $99,455         $25,656         $15,551        ($10,105)      ($138,905)
Medical                  1991             1993       $1,313,194        $708,948        $710,991          $2,043        ($81,725)
Manufacturing & Prod     1991             1993         $207,168         $25,494         $33,904          $8,410         ($2,771)
Office Equipment         1991             1993          $50,397         $10,621         $11,360            $739        ($12,948)
Printing                 1991             1993          $23,682            $425          $1,500          $1,075              $0
Reprographics            1991             1993           $3,898            $464            $464              $0        ($12,279)
Restaurant               1991             1993          $52,281          $8,374         $11,424          $3,050        ($45,442)
Retail                   1991             1993         $107,672          $6,184         $14,538          $8,354         ($5,137)
Sanitation               1991             1993         $369,044         $58,844         $72,766         $13,922         ($3,854)
Telecommunications       1991             1993          $13,462            $609            $995            $386         ($1,686)
Transportation           1991             1993           $3,762            $271            $612            $341              $0
Construction             1992             1993          $14,788           ($961)             $0            $961              $0
Retail                   1992             1993           $4,093           ($139)           $396            $535         ($2,058)

Agriculture              1991             1994          $37,987         $10,692         $14,276          $3,584         ($1,742)
Automotive               1991             1994          $54,591            $161            $190             $29              $0
Computers                1991             1994       $3,845,015        $145,861        $176,290         $30,428       ($761,570)
Construction             1991             1994         $144,438          $8,068         $10,874          $2,806         ($2,060)
Copiers                  1991             1994           $2,041             ($0)            $89             $89              $0
Environmental            1991             1994         $213,173         $94,203        $123,051         $28,848        ($38,471)
Fixture                  1991             1994         $234,136         $31,188         $32,228          $1,040        ($64,973)
Furniture                1991             1994         $544,084        ($33,508)        $42,733         $76,241       ($111,133)
Material Handling        1991             1994          $27,610          $9,861         $12,180          $2,320         ($8,523)
Medical                  1991             1994         $166,398          $1,386         $15,777         $14,391            $490
Manufacturing & Prod     1991             1994         $351,497         $31,295         $56,139         $24,844        ($79,430)
Office Equipment         1991             1994          $30,245              $0            $126            $125              $0
Printing                 1991             1994       $1,066,789        $210,962        $210,962              $0       ($222,154)
Restaurant               1991             1994          $70,707           ($339)           $796          $1,136        ($10,709)
Retail                   1991             1994       $1,381,039        $152,323        $153,469          $1,146       ($361,934)
Sanitation               1991             1994         $173,772          $2,892          $4,374          $1,482              $0
Telecommunications       1991             1994         $277,162         ($2,629)        $13,384         $16,013        ($57,036)
Video                    1991             1994           $8,139             ($1)           $327            $328              $0
Fixture                  1992             1994          $15,450          $1,223          $1,552            $328         ($8,169)
Manufacturing & Prod     1992             1994         $122,247         $21,475         $31,910         $10,435        ($37,107)
Furniture                1994             1994          $65,659         $69,225         $73,420          $4,195              $0

Computers                1991             1995      $14,393,689      $1,892,673      $1,681,499       ($211,174)       ($60,114)
Construction             1991             1995         $238,913         $14,433         $27,420         $12,987       ($149,560)
Copiers                  1991             1995          $39,507          $3,456          $4,077            $621         $13,504
Fixtures                 1991             1995         $804,453        $113,148         $89,760        ($23,388)       ($16,463)
Furniture                1991             1995         $603,534         $29,758         $76,781         $47,023              $0
Medical                  1991             1995       $3,713,348      $1,692,752      $2,084,752        $392,000       ($260,046)
Manufacturing & Prod     1991             1995       $3,123,635        $917,619        $768,141       ($149,478)    ($1,022,443)
Office Equipment         1991             1995         $347,197         $17,431         $17,435              $5         ($3,502)
Retail                   1991             1995       $1,765,207        $206,416        $117,745        ($88,670)       $854,893
Sanitation               1991             1995          $26,224          $6,541           ($655)        ($7,196)             $0
Telecommunications       1991             1995         $373,595         $37,285         $38,143            $858       ($103,967)
Video Production         1991             1995         $192,070          $4,450         $23,511         $19,062         $55,805
Furniture                1993             1995          $54,942         $42,999         $23,436        ($19,562)
Material Handling        1993             1995          $46,931         $13,325         $13,753            $428              $0
Restaurant               1994             1995         $436,966        $379,595        $411,179         $31,584        ($17,421)
Retail                   1994             1995          $35,025         $10,101         $10,120             $19
Telecommunications       1994             1995          $19,591         $11,665          $1,542        ($10,123)       ($13,275)
Fixtures                 1995             1995          $25,958         $26,768         $26,866             $99

Agriculture              1991             1996           $7,362            $365              $0           ($365)          ($365)
Computers                1991             1996       $3,287,984        $417,743        $317,557       ($100,185)       $469,256
Fixtures                 1991             1996         $142,743          $1,011              $0         ($1,011)        ($1,011)
Furniture                1991             1996       $1,670,320       ($155,540)        $83,650        $239,190        $303,948
Medical                  1991             1996       $2,023,960        $774,664        $377,555       ($397,109)       $459,686
Manufacturing & Prod     1991             1996         $160,029          $4,540          $1,849         ($2,691)          ($812)
Restaurant               1991             1996          $85,715           ($780)         $7,296          $8,077         $11,319
Retail                   1991             1996          $71,310          $8,481          $1,150         ($7,331)         $1,390
Sanitation               1991             1996           $4,363            $433              $0           ($433)          ($433)
Telecommunications       1991             1996          $95,843          $6,362          $9,248          $2,886          $7,641
Transportation           1991             1996         $815,481         $30,308         $85,288         $54,980         $86,899
Video                    1991             1996         $180,577          $3,186         $12,790          $9,604         $17,915
Automotive               1992             1996          $97,543         $11,860         $12,140            $278              $0
Environmental            1992             1996         $157,907          $3,659          $8,533          $4,874        ($11,597)
Retail                   1992             1996          $53,003          $3,147          $3,897            $750              $0
Telecommunications       1992             1996         $362,250        ($28,983)         $4,851         $33,834        ($21,366)
Manufacturing & Prod     1993             1996          $16,123              $0              $0              $0              $0
Computers                1994             1996          $18,698            $216            $441            $255        ($11,060)
Construction             1994             1996          $14,015          $1,020          $1,020              $0              $0
Medical                  1994             1996          $18,685         $15,364          $3,000        ($12,364)        ($9,364)
Manufacturing & Prod     1994             1996          $35,203              $0              $0              $0        ($21,180)
Office Equipment         1994             1996          $17,293            $596            $596              $0              $0
Telecommunications       1994             1996           $4,820              $0              $0              $0              $0

Computers                1991             1997           $5,327             $94          $3,865          $3,771              (4)
Retail                   1991             1997          $30,855           ($551)         $1,949          $2,500              (4)
Retail                   1992             1997          $97,767              $1             $79             $78              (4)
Video Production         1992             1997          $66,253         $11,586         $12,305            $719              (4)
Computers                1993             1997          $21,303            ($11)             $0             $11              (4)
Fixtures                 1994             1997           $5,565            $777            $626           ($151)             (4)
Manufacturing & Prod     1994             1997          $44,979            $396            $978            $581              (4)
Telecommunications       1994             1997           $9,086            $963            $963              $0              (4)
Automotive               1996             1997          $19,219            $602          $2,554          $1,952              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles
("GAAP").

                                                        Total                                                            Federal
     Type of            Year of          Year of     Acquisition       Net Book          Net            GAAP             Taxable
    Equipment         Acquisition      Disposition     Cost(1)         Value(2)       Proceeds(3)    Gain (Loss)       Gain (Loss)
--------------------------------------------------------------------------------------------------------------- ----------------

Medical                  1991             1992          $48,364              $0              $0              $0               $0
Medical                  1992             1992         $422,800        $406,812        $180,617       ($226,195)        ($21,855)
Manufacturing & Prod     1992             1992         $922,806              $0              $0              $0               $0
Telecommunications       1991             1992           $2,965          $3,153              $0         ($3,153)              $0
Telecommunications       1992             1992           $9,287          $2,960         $19,223         $16,262           $9,564
Video Production         1992             1992          $66,253              $0              $0              $0               $0

Medical                  1991             1993       $1,473,719        $767,962        $767,962              $0        ($367,414)
Manufacturing & Prod     1991             1993         $729,750        $554,748        $690,006        $135,258         $230,288
Restaurant               1991             1993          $10,967          $9,300         $12,098          $2,798           $5,185
Computers                1992             1993         $804,823         $52,481         $51,141         ($1,340)        ($28,781)
Construction             1992             1993           $4,788          $1,071          $1,076              $5          ($2,902)
Copiers                  1992             1993           $3,464          $1,071          $1,072              $1          ($1,699)
Furniture                1992             1993          $38,333            $847          $4,245          $3,398         ($26,422)
Manufacturing & Prod     1992             1993       $1,659,018        $235,971        $239,336          $3,365        ($108,394)
Material Handling        1992             1993           $4,261          $1,826          $1,826              $0          ($1,617)
Medical                  1992             1993       $1,053,825        $421,329        $499,671         $78,342        ($312,299)
Office Equipment         1992             1993           $7,692            $968          $2,919          $1,951          ($3,263)
Sanitation               1992             1993           $9,167          $1,457          $1,457              $0          ($6,364)
Telecommunications       1992             1993         $210,033         $97,163         $97,355            $192        ($118,167)
Medical                  1993             1993         $190,018         $27,839         $31,758          $3,919         ($15,146)

Computers                1991             1994       $5,918,285      $1,988,610      $1,988,610              $0         $364,917
Medical                  1991             1994       $4,337,672      $1,324,650      $1,325,089            $440         $275,632
Manufacturing & Prod     1991             1994         $564,133        $135,237        $139,295          $4,058          ($4,466)
Mining                   1991             1994       $6,882,703      $1,911,959      $1,911,959              $0        ($335,688)
Telecommunications       1991             1994           $4,457              $0            $207            $207               $0
Agriculture              1992             1994          $14,661            $308            $392             $84          ($5,218)
Automotive               1992             1994           $2,180            $596            $596              $0            ($752)
Computers                1992             1994       $1,742,271        $515,871        $517,638          $1,767        ($202,085)
Construction             1992             1994           $6,320          $1,583          $1,511            ($72)           ($575)
Copiers                  1992             1994          $27,272          $3,088          $3,088              $0          ($6,206)
Environmental            1992             1994          $18,502          $3,377          $3,334            ($43)         ($8,169)
Fixtures                 1992             1994          $30,123          $4,000          $4,966            $966               $0
Furniture                1992             1994         $128,339         $33,457         $34,909          $1,452         ($45,840)
Material Handling        1992             1994       $1,292,595      $1,131,118      $1,129,165         ($1,953)         ($7,118)
Medical                  1992             1994       $2,243,134        $607,899        $713,599        $105,700        ($627,651)
Manufacturing & Prod     1992             1994         $160,816         $85,334         $89,861          $4,527         ($30,668)
Office Equipment         1992             1994          $15,083          $3,869          $3,866             ($3)         ($5,979)
Photography              1992             1994           $3,696            $747            $747              $0          ($1,651)
Printing                 1992             1994          $12,680            $728            $728              $0          ($2,409)
Restaurant               1992             1994          $85,349          $4,717          $3,740           ($977)         ($7,665)
Retail                   1992             1994          $14,260          $1,686          $1,686              $0          ($3,106)
Sanitation               1992             1994           $2,333            $707            $707              $0               $0
Telecommunications       1992             1994          $10,655          $3,409          $3,569            $160          ($3,119)
Transportation           1992             1994           $2,452            $716            $442           ($274)         ($1,046)
Video Production         1992             1994           $6,320          $2,055          $1,755           ($301)         ($2,283)
Medical                  1993             1994          $99,286         $21,595         $21,772            $178               $0
Restaurant               1994             1994         $287,433        $276,973        $296,218         $19,245               $0

Computers                1991             1995          $54,716          $6,105          $8,769          $2,664          $66,761
Fixtures                 1991             1995          $20,592          $6,858            $466         ($6,391)         ($5,577)
Furniture                1991             1995         $671,313        $182,750        $320,524        $137,774          ($6,770)
Medical                  1991             1995       $4,238,594        $737,052        $700,553         $17,535         ($71,628)
Manufacturing & Prod     1991             1995          $27,177          $1,358              $0         ($1,358)         ($1,358)
Retail                   1991             1995         $130,096         $31,986         $65,301         $33,315          ($1,749)
Sanitation               1991             1995          $74,519          $8,525         $40,968         $32,443          ($3,429)
Agriculture              1992             1995          $61,210         $12,058         $12,959          $1,475         ($15,540)
Audio                    1992             1995          $15,467          $2,721              $0         ($1,964)         ($1,964)
Automotive               1992             1995          $21,561         $11,527             ($0)        ($1,840)         ($1,840)
Computers                1992             1995         $212,151         $24,123         $20,948         ($2,754)        ($21,058)
Construction             1992             1995          $39,933          $7,207          $6,398              $0              $38
Fixtures                 1992             1995          $18,898          $2,668          $2,668              $0            ($432)
Furniture                1992             1995          $12,485          $1,209              $0         ($1,209)         ($1,209)
Material Handling        1992             1995       $2,697,355      $3,586,072      $3,969,642      $1,139,585        ($724,447)
Medical                  1992             1995       $3,348,398        $714,943        $494,343       ($220,601)     ($1,322,760)
Manufacturing & Prod     1992             1995       $1,101,940        $268,754        $269,476          $4,782         ($67,950)
Office Equipment         1992             1995           $2,469              $0            $198            $198               $0
Restaurant               1992             1995          $21,586          $3,710          $3,732             $22               $0
Retail                   1992             1995         $160,369         $29,643         $26,957          $1,227            ($751)
Sanitation               1992             1995           $6,460          $1,545          $1,497            ($48)              $0
Telecommunications       1992             1995         $224,337         $37,338         $70,923         $33,585            ($718)
Video Production         1992             1995          $95,387         $25,897         $30,829          $5,442            ($428)
Medical                  1993             1995         $426,311              $0              $0              $0               $0
Material Handling        1993             1995          $26,836         $19,079              $0        ($19,079)        ($19,078)
Agriculture              1994             1995          $16,304          $9,913         $10,262            $348               $0
Computers                1994             1995          $16,175         $15,485              $0        ($15,485)        ($15,485)
Medical                  1994             1995          $30,222          $5,772          $8,996          $3,225               $0
Manufacturing & Prod     1994             1995          $17,817         $14,606         $15,678          $1,072               $0
Restaurant               1994             1995         $312,000        $247,116        $271,401         $24,285               $0
Medical                  1995             1995          $10,146          $1,999          $2,000              $1               $0

Computers                1991             1996          $16,882             ($2)           $105            $107               $0
Fixtures                 1991             1996          $25,308          $1,210          $3,244          $2,034           $4,404
Printing                 1991             1996          $20,891            ($95)           $556            $650           $1,280
Audio                    1992             1996          $16,137          $1,887          $1,905             $18          ($1,367)
Automotive               1992             1996          $33,805          $5,441          $2,000         ($3,441)           ($722)
Computers                1992             1996         $280,451         $31,923         $10,348        ($21,575)        ($20,806)
Construction             1992             1996          $50,624          $5,797          $6,467            $670          ($1,915)
Copiers                  1992             1996          $11,160          $1,449              $0         ($1,449)           ($845)
Environmental            1992             1996           $6,810            $936              $0           ($936)              $0
Fixtures                 1992             1996          $99,216         $11,745         $20,000          $8,255          ($1,825)
Furniture                1992             1996          $20,459          $3,706              $0         ($3,706)            ($70)
Material Handling        1992             1996      $20,615,957     $10,585,846     $12,476,033      $1,891,187         $303,725
Medical                  1992             1996       $2,462,850        $252,786        $243,792         ($8,994)       ($167,648)
Manufacturing & Prod     1992             1996       $1,414,399        $117,455         $59,071        ($58,384)        ($74,762)
Office Equipment         1992             1996          $60,154          $9,886          $9,300           ($586)           ($531)
Photography              1992             1996           $7,252          $1,286              $0         ($1,286)              $0
Printing                 1992             1996          $16,757          $2,390              $0         ($2,390)         ($2,390)
Restaurant               1992             1996         $108,729         $13,773          $6,318         ($7,455)         ($3,765)
Retail                   1992             1996          $14,165            $609            $768            $159               $0
Sanitation               1992             1996          $44,503          $6,313          $4,821         ($1,491)         ($5,206)
Telecommunications       1992             1996         $427,770         $44,812        $157,751        $112,939          $72,457
Video Production         1992             1996          $21,426          $3,259          $2,455           ($804)              $0
Medical                  1993             1996         $133,170          $4,221         $61,949         $57,728           $6,191
Manufacturing & Prod     1993             1996          $36,441           ($484)             $0            $484               $0
Office Equipment         1993             1996          $24,195             ($4)             $0              $4               $0
Telecommunications       1993             1996          $24,949             ($4)           $881            $885               $0
Computers                1994             1996         $252,860          $4,417         $58,071         $53,654          $14,037
Fixtures                 1994             1996          $12,057              $0            $781            $781          ($6,175)
Furniture                1994             1996          $27,035         $23,539         $26,106          $2,567           $5,735
Restaurant               1994             1996          $16,307         $13,051          $4,750         ($8,301)         ($8,301)
Telecommunications       1994             1996          $15,157         $10,262         $11,572          $1,310          ($7,857)
Computers                1995             1996           $6,916            $201            $750            $549          ($4,753)
Fixtures                 1995             1996          $15,241          $9,204          $9,796            $593               $0
Medical                  1995             1996           $6,162          $1,353             $19              $0               $0
Manufacturing & Prod     1995             1996          $26,538         $25,942              $0        ($25,942)        ($25,942)
Restaurant               1995             1996         $508,782        $434,244        $487,909         $53,665               $0
Manufacturing & Prod     1996             1996          $51,625         $44,861         $48,959          $4,098               $0

Furniture                1992             1997           $1,833            $230            $264             $34               (4)
Manufacturing & Prod     1992             1997          $50,278              $0              $0              $0               (4)
Medical                  1992             1997         $257,972         $27,828         $41,404         $13,576               (4)
Printing                 1992             1997          $68,778          $4,697          $3,500         ($1,197)              (4)
Retail                   1992             1997          $13,382          $1,635              $0         ($1,635)              (4)
Telecommunications       1993             1997          $23,130          $2,509          $2,622            $113               (4)
Computers                1994             1997          $41,257          $3,118          $8,276          $5,160               (4)
Computers                1995             1997          $50,764         $19,757         $24,941          $5,184               (4)
Manufacturing & Prod     1995             1997       $1,694,440       ($567,105)         $1,811        $568,916               (4)
Medical                  1995             1997          $88,444            $784          $4,806          $4,022               (4)
Retail                   1995             1997          $12,212             ($2)             $0              $2               (4)
Printing                 1996             1997           $3,795              $0              $0              $0               (4)
Telecommunications       1996             1997           $9,005              $0              $0              $0               (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                         Federal
     Type of           Year of         Year of           Acquisition      Net Book           Net             GAAP         Taxable
    Equipment        Acquisition     Disposition           Cost(1)        Value(2)       Proceeds(3)      Gain (Loss)   Gain (Loss)
--------------------------------------------------- -------------------------------------------------------------------------------

Automotive              1992            1993               $78,708         $20,578         $21,261            $683       ($1,297)
Computers               1992            1993              $215,949        $106,608        $109,268          $2,660        $2,490
Construction            1992            1993               $19,166         $19,167         $19,758            $591        $2,748
Copiers                 1992            1993               $20,119         $15,801         $16,186            $385        $2,162
Fixture                 1992            1993               $34,015          $9,860         $11,228          $1,368       ($3,366)
Furniture               1992            1993               $35,126         $19,425         $19,425              $0            $0
Material Handling       1992            1993               $10,885          $6,689          $6,261           ($428)      ($3,371)
Medical                 1992            1993               $64,989          $4,223          $7,894          $3,671      ($22,951)
Manufacturing & Prod    1992            1993              $214,901        $175,434        $180,435          $5,001        $7,349
Office Equipment        1992            1993               $56,763         $43,220         $45,905          $2,685        $2,491
Photography             1992            1993               $26,342         $21,122         $21,730            $608       ($2,163)
Printing                1992            1993                $5,275          $3,153          $3,153              $0       ($1,923)
Restaurant              1992            1993              $409,680        $272,826        $287,325         $14,499       $12,819
Sanitation              1992            1993               $16,288         $15,857         $16,556            $699        $2,098
Telecommunications      1992            1993               $61,395         $61,417         $62,977          $1,560        $8,481
Video Production        1992            1993               $17,990         $14,524         $15,710          $1,186        $1,867
Miscellaneous           1993            1993              $120,994         $77,602         $83,587          $5,985            $0
Agriculture             1993            1993              $116,298         $66,730         $83,866         $17,136      ($13,187)
Automotive              1993            1993              $271,300        $116,885        $117,399            $514            $0
Computers               1993            1993              $195,697         $48,654         $56,378          $7,724            $0
Construction            1993            1993               $38,791         $21,486         $25,834          $4,348       ($5,210)
Copiers                 1993            1993               $80,019          $9,877         $13,724          $3,847            $0
Environmental           1993            1993               $14,991              $0              $0              $0            $0
Fixture                 1993            1993              $111,120         $93,400        $109,342         $15,942            $0
Furniture               1993            1993               $25,242         $19,885         $18,203         ($1,682)           $0
Material Handling       1993            1993              $176,632        $155,737        $183,099         $27,362       ($1,077)
Medical                 1993            1993               $71,355         $57,939         $61,890          $3,951        $3,111
Manufacturing & Prod    1993            1993               $26,412         $13,095         $15,580          $2,485            $0
Office Equipment        1993            1993               $14,703          $6,487          $7,422            $935            $0
Printing                1993            1993               $60,010         $12,274         $14,636          $2,362        $1,433
Restaurant              1993            1993               $63,908         $27,607         $31,424          $3,817            $0
Retail                  1993            1993                $6,477              $1              $0             ($1)           $0
Sanitation              1993            1993                $2,107             $82             $88              $6       ($1,893)
Telecommunications      1993            1993            $6,178,527      $5,799,650      $7,119,747      $1,320,097    $1,417,499
Transportation          1993            1993              $324,407        $260,480        $292,416         $31,936       $34,565
Video Production        1993            1993               $20,683         $20,683         $25,715          $5,032            $0

Agriculture             1992            1994               $49,841         $10,474         $10,474              $0       ($6,108)
Audio                   1992            1994               $32,788          $7,383          $7,782            $399            $0
Automotive              1992            1994              $126,970         $11,657         $12,272            $615            $0
Computers               1992            1994              $198,376          $8,722          $8,549           ($172)     ($14,333)
Construction            1992            1994               $54,843         $17,730         $17,730              $0       ($4,433)
Copiers                 1992            1994               $15,376          $1,775          $1,775              $0       ($1,079)
Environmental           1992            1994               $31,995              $0              $0              $0            $0
Fixture                 1992            1994               $20,674            $164          $1,064            $900       ($9,736)
Furniture               1992            1994               $61,625          $5,370          $5,636            $266            $0
Manufacturing & Prod    1992            1994              $101,122         $13,969         $14,432            $463      ($21,582)
Material Handling       1992            1994            $2,734,334      $2,174,030      $2,212,133         $38,103            $0
Medical                 1992            1994              $314,509         $34,726         $59,635         $24,909     ($113,150)
Office Equipment        1992            1994                $2,540            $118            $118              $0            $0
Photography             1992            1994               $47,692          $6,973          $6,973              $0      ($16,375)
Printing                1992            1994               $48,147         $36,679         $36,679              $0       $16,360
Restaurant              1992            1994              $474,258         $92,399         $94,557          $2,158      ($10,127)
Retail                  1992            1994                $8,087            $878            $274           ($604)      ($2,014)
Sanitation              1992            1994              $103,149         $38,401         $39,685          $1,284         ($358)
Telecommunications      1992            1994               $66,815         $26,524         $27,991          $1,468       ($1,110)
Video Production        1992            1994               $12,663          $1,074          $1,074              $0         ($663)
Agriculture             1993            1994               $43,840         $19,762         $20,825          $1,063            $0
Automotive              1993            1994              $786,378        $155,107        $163,558          $8,450         ($634)
Computers               1993            1994              $771,516        $130,886        $181,111         $50,226       ($3,077)
Construction            1993            1994              $274,175         $30,496         $38,465          $7,969      ($55,502)
Copiers                 1993            1994               $82,454         $24,366         $26,172          $1,806            $0
Environmental           1993            1994               $49,112             $73             $93             $20            $0
Fixture                 1993            1994               $77,419            $302            $303              $1            $0
Furniture               1993            1994              $280,317         $46,066         $50,280          $4,214            $0
Material Handling       1993            1994              $192,609         $37,782         $45,441          $7,659      ($11,521)
Medical                 1993            1994               $77,005         $27,502         $29,111          $1,609            $0
Manufacturing & Prod    1993            1994              $173,000         $18,644         $22,629          $3,986       ($2,632)
Miscellaneous           1993            1994               $10,796          $2,469          $2,469              $0            $0
Office Equipment        1993            1994               $43,986          $4,723          $5,910          $1,187         ($975)
Photography             1993            1994                $4,929            $292            $293              $1            $0
Printing                1993            1994               $77,122          $8,529          $8,530              $1      ($10,269)
Restaurant              1993            1994              $626,431        $287,444        $335,720         $48,276         ($340)
Retail                  1993            1994              $103,594          $3,848          $4,856          $1,008         ($412)
Telecommunications      1993            1994            $3,820,321        $919,560      $1,253,601        $334,040     ($102,561)
Transportation          1993            1994              $287,586         $42,283         $51,224          $8,941            $0
Computers               1994            1994              $534,310         ($4,957)             $0          $4,957            $0
Telecommunications      1994            1994                $1,787             $74             $95             $22            $0

Audio                   1992            1995               $67,722          $9,191          $8,143         ($1,048)      ($8,721)
Automotive              1992            1995              $245,537         $55,390         $30,876        ($24,514)     ($62,029)
Computers               1992            1995              $670,255        $143,868         $69,402        ($74,466)    ($139,420)
Construction            1992            1995               $91,856         $12,337         $11,839           ($498)     ($12,399)
Copiers                 1992            1995               $68,193         $17,372          $8,598         ($8,775)     ($14,211)
Fixtures                1992            1995              $191,523         $41,188         $15,314        ($25,874)     ($49,304)
Furniture               1992            1995              $321,142         $35,203         $22,974        ($12,230)     ($28,301)
Material Handling       1992            1995               $34,982         $10,003         $10,666            $662       ($1,678)
Medical                 1992            1995               $89,384          $3,814          $4,681            $867      ($11,772)
Manufacturing & Prod    1992            1995              $315,323         $29,833         $26,162         ($3,671)     ($53,473)
Office Equipment        1992            1995               $33,105         $17,344         $13,159         ($4,185)      ($4,487)
Photography             1992            1995               $84,703         $13,769         $11,838         ($1,931)     ($17,573)
Printing                1992            1995               $73,624         $14,780         $12,386         ($2,394)     ($19,388)
Restaurant              1992            1995              $712,329         $90,616         $75,578        ($15,038)    ($124,260)
Retail                  1992            1995               $32,891         $10,703          $8,863         ($1,840)      ($2,270)
Sanitation              1992            1995               $38,998            $767            $174           ($594)      ($5,619)
Telecommunications      1992            1995               $79,770         $15,518         $12,517         ($3,001)     ($14,459)
Video Production        1992            1995               $49,130          $2,010          $3,312          $1,302       ($6,072)
Agriculture             1993            1995               $30,211              $1              $0             ($1)           $0
Automotive              1993            1995            $4,282,836        $349,513        $264,887        ($84,626)    ($136,043)
Computers               1993            1995            $2,229,596        $188,186        $300,197        $112,011     ($168,156)
Construction            1993            1995              $156,808         $13,060         $13,838            $778       ($4,890)
Copiers                 1993            1995              $182,402         $34,023         $41,091          $7,068      ($10,107)
Environmental           1993            1995               $72,193          $5,272         $10,169          $4,897       ($6,179)
Fixtures                1993            1995               $46,183          $4,458         $11,658          $7,200            $0
Furniture               1993            1995              $188,312         $22,536         $30,392          $7,856       ($2,545)
Material Handling       1993            1995              $215,464         $49,495         $47,550         ($1,945)      ($8,613)
Medical                 1993            1995              $321,168         $95,551         $62,632        ($32,918)     ($11,098)
Manufacturing & Prod    1993            1995              $214,562         $27,462         $18,400         ($9,062)     ($10,793)
Office Equipment        1993            1995              $139,093          $6,376          $8,860          $2,485         ($240)
Printing                1993            1995               $86,115          $4,822          $7,457          $2,635      ($13,293)
Restaurant              1993            1995              $409,084         $48,198         $13,030        ($35,168)     ($34,988)
Retail                  1993            1995            $1,611,420      $1,042,917      $1,159,756        $116,839      $229,970
Telecommunications      1993            1995            $4,286,056        $743,382        $725,892        ($17,490)    ($498,634)
Transportation          1993            1995              $492,417        $107,360         $20,019        ($87,341)     ($41,603)
Video Production        1993            1995               $44,694            $834          $2,186          $1,353          ($38)
Computers               1994            1995               $87,124          $6,538          $6,681            $143      ($23,642)
Manufacturing & Prod    1994            1995            $4,274,389      $3,282,651      $3,920,390        $637,739      $197,449
Restaurant              1994            1995              $328,731        $249,347        $279,689         $30,342      ($13,335)
Telecommunications      1994            1995              $216,656         $23,994        $131,743        $107,749      ($34,910)
Computers               1995            1995               $36,958         $33,442         $33,448              $6            $0
Copiers                 1995            1995                $7,609          $6,148          $6,493            $346            $0
Medical                 1995            1995                $2,583          $1,128          $2,188          $1,059            $0
Manufacturing & Prod    1995            1995                $6,457          $2,849          $2,850              $1            $0

Agriculture             1992            1996               $31,460              $0              $0              $0         ($682)
Audio                   1992            1996               $92,826         ($2,059)         $3,806          $5,865        $3,870
Automotive              1992            1996              $287,713          $6,658         $17,197         $10,540       ($3,064)
Boats and Barges        1992            1996           $11,212,811      $5,847,446      $6,484,930        $997,484    $1,494,529
Computers               1992            1996              $898,409         $25,742         $43,694         $17,952      ($13,007)
Construction            1992            1996              $123,305         $14,286          $8,278         ($6,008)     ($16,199)
Copiers                 1992            1996               $68,955         ($1,779)         $1,015          $2,794       ($1,081)
Environmental           1992            1996               $40,826          $3,783              $0         ($3,783)      ($4,085)
Fixtures                1992            1996              $111,866          $6,089          $3,401         ($2,688)      ($6,541)
Furniture               1992            1996              $146,474          $3,363          $5,462          $2,100       ($2,755)
Material Handling       1992            1996               $21,393          $8,813          $2,100         ($6,713)      ($2,452)
Medical                 1992            1996              $146,946         $11,947          $9,110         ($2,837)      ($6,459)
Manufacturing & Prod    1992            1996              $667,197         $65,774         $45,284        ($20,490)     ($46,664)
Mining                  1992            1996              $578,501        $170,022        $185,000         $14,978       $60,364
Office Equipment        1992            1996               $16,072            $569            $689            $120         ($602)
Photography             1992            1996              $141,810         $15,166          $6,252         ($8,914)     ($14,371)
Printing                1992            1996              $145,378         $11,275         $15,431          $4,156        $6,849
Restaurant              1992            1996              $884,581         $44,176         $26,729        ($17,446)     ($44,464)
Retail                  1992            1996               $96,493          $3,602          $6,900          $3,298       ($1,170)
Sanitation              1992            1996               $98,510          $3,375            $493         ($2,882)      ($2,914)
Telecommunications      1992            1996              $761,258         $59,641         $98,290         $38,650       $47,869
Video Production        1992            1996              $121,200          $6,149          $7,489          $1,339       ($3,760)
Agriculture             1993            1996               $21,432              $0             $70             $70            $0
Automotive              1993            1996            $4,857,549        $272,271        $189,368        ($82,903)    ($162,026)
Computers               1993            1996            $3,479,468        $395,869        $645,770        $249,901     ($677,445)
Construction            1993            1996               $96,756          $7,966         $30,293         $22,327       $16,919
Copiers                 1993            1996              $106,667          $7,311          $9,624          $2,313         ($303)
Environmental           1993            1996              $247,777         $17,423          $5,377        ($12,046)     ($30,332)
Fixtures                1993            1996              $105,895              $0          $1,315          $1,315            $0
Furniture               1993            1996              $279,345         $35,048         $49,121         $14,073      ($29,464)
Material Handling       1993            1996              $101,226          $2,241          $3,333          $1,092         ($104)
Medical                 1993            1996              $540,339          $7,760         $17,215          $9,455        $1,594
Manufacturing & Prod    1993            1996              $726,873         $36,559         $63,956         $27,397      ($15,009)
Miscellaneous           1993            1996              $109,700             ($5)         $3,135          $3,141            $0
Office Equipment        1993            1996              $325,028          $3,026         $12,953          $9,927      ($53,619)
Printing                1993            1996              $185,965         $10,656         $20,955         $10,299       ($4,786)
Restaurant              1993            1996              $280,383          $6,137         $12,560          $6,424         ($704)
Retail                  1993            1996              $440,090         $71,872         $57,200        ($14,672)     ($36,991)
Sanitation              1993            1996               $18,319          $3,870         $14,042         $10,172        $7,122
Telecommunications      1993            1996            $3,379,187        $417,507        $467,241         $49,735     ($193,057)
Transportation          1993            1996               $87,016          $8,588         $27,917         $19,330       $14,920
Video Production        1993            1996              $113,063          $9,869            $472         ($9,397)     ($31,337)
Computers               1994            1996              $145,099         $18,104         $33,695         $15,591      ($51,596)
Fixtures                1994            1996                $5,701           ($248)            $15            $263            $0
Furniture               1994            1996               $43,911          $5,660              $0         ($5,660)     ($13,787)
Material Handling       1994            1996               $40,874          $4,719          $8,180          $3,462      $265,046
Medical                 1994            1996              $600,290         $58,047         $64,059          $6,012     ($285,307)
Manufacturing & Prod    1994            1996              $119,549         $31,979         $25,267         ($6,712)     ($42,424)
Printing                1994            1996               $39,622          $6,853          $4,000         ($2,853)     ($15,129)
Restaurant              1994            1996               $27,415         $14,772              $0        ($14,772)     ($16,490)
Telecommunications      1994            1996               $15,173             ($6)           $302            $308            $0
Computers               1995            1996              $173,672         $29,108         $20,133         ($8,975)      ($7,703)
Copiers                 1995            1996                $5,041              $0            $378            $378            $0
Fixtures                1995            1996               $44,435          $9,918          $7,530         ($2,389)      ($2,388)
Furniture               1995            1996               $11,279              $0              $0              $0       ($9,023)
Material Handling       1995            1996                $3,725            $125            $420            $295            $0
Medical                 1995            1996              $104,042         $82,701         $37,325        ($45,376)     ($45,738)
Manufacturing & Prod    1995            1996              $213,504        $115,772         $77,296        ($38,476)     ($36,655)
Printing                1995            1996                $6,610          $2,807          $2,967            $160            $0
Restaurant              1995            1996               $69,892         $66,077         $36,359        ($29,718)     ($29,718)
Retail                  1995            1996              $623,532        $524,555        $584,336         $59,781            $0
Telecommunications      1995            1996               $57,101          $3,218          $1,541         ($1,677)      ($1,867)
Video Production        1995            1996               $25,738         $12,618         $13,408            $790            $0
Computers               1996            1996               $24,535          $7,962              $0         ($7,962)      ($7,962)
Manufacturing & Prod    1996            1996               $52,320         $52,930              $0         $52,930            $0
Restaurant              1996            1996                $7,247            $114          $1,500          $1,386       ($1,312)

Automotive              1992            1997               $17,689         ($7,628)          ($453)         $7,176            (4)
Computers               1992            1997                $7,396             $93            $513            $420            (4)
Fixtures                1992            1997               $28,886              $0              $0              $0            (4)
Furniture               1992            1997               $31,271          $1,531          $1,109           ($422)           (4)
Material Handling       1992            1997            $1,230,947        $301,154        $189,056       ($112,098)           (4)
Photography             1992            1997               $15,100          $2,224              $0         ($2,224)           (4)
Printing                1992            1997               $26,495          $2,898          $1,108         ($1,790)           (4)
Restaurant              1992            1997               $26,616           ($389)             $0            $389            (4)
Telecommunications      1992            1997              $340,137         $33,390         $43,903         $10,514            (4)
Agriculture             1993            1997               $21,202              $0              $0              $0            (4)
Automotive              1993            1997              $151,663         ($6,696)         $6,666         $13,362            (4)
Computers               1993            1997              $234,105         $55,171         $53,395         ($1,776)           (4)
Construction            1993            1997               $28,368          $5,635          $6,242            $607            (4)
Environmental           1993            1997               $13,511          $3,930          $3,663           ($267)           (4)
Fixtures                1993            1997              $964,151        $233,721        $162,604        ($71,117)           (4)
Furniture               1993            1997              $182,902         $66,158         $66,677            $519            (4)
Manufacturing & Prod    1993            1997              $192,222         $52,869         $50,680         ($2,190)           (4)
Material Handling       1993            1997               $21,845          $4,212          $4,232             $20            (4)
Medical                 1993            1997               $39,210            ($29)           $273            $302            (4)
Office Equipment        1993            1997              $270,582         $37,330         $45,299          $7,969            (4)
Photography             1993            1997               $84,267         $24,879         $25,167            $289            (4)
Restaurant              1993            1997              $177,414         $32,483         $31,117         ($1,366)           (4)
Retail                  1993            1997              $106,154          $9,888         $17,756          $7,868            (4)
Telecommunications      1993            1997              $564,811         $88,546         $66,238        ($22,308)           (4)
Transportation          1993            1997              $110,543         $21,337         $23,577          $2,240            (4)
Computers               1994            1997               $64,759          $5,243          $8,339          $3,095            (4)
Furniture               1994            1997               $27,081          $2,575          $5,491          $2,916            (4)
Manufacturing & Prod    1994            1997              $182,528         $70,579         $78,674          $8,094            (4)
Medical                 1994            1997               $48,469           ($496)             $0            $496            (4)
Restaurant              1994            1997               $17,087            $346          $1,735          $1,389            (4)
Audio                   1995            1997               $24,180              $0              $0              $0            (4)
Computers               1995            1997              $125,924           ($259)         $1,950          $2,208            (4)
Copiers                 1995            1997                $3,219              $1              $0             ($1)           (4)
Manufacturing & Prod    1995            1997               $32,592         $12,662            $394        ($12,268)           (4)
Medical                 1995            1997                $7,755              $0              $0              $0            (4)
Telecommunications      1995            1997               $12,856           ($506)             $0            $506            (4)
Video Production        1995            1997                $5,116          $1,434          $1,619            $185            (4)
Aircraft                1996            1997            $5,690,161      $5,231,289      $5,305,164         $73,875            (4)
Manufacturing & Prod    1996            1997                $2,739      $2,317,341      $2,316,413           ($929)           (4)
Video Production        1996            1997               $48,295         $41,704         $45,625          $3,922            (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                  TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Six for the two years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                         Federal
      Type of             Year of         Year of         Acquisition      Net Book          Net             GAAP          Taxable
     Equipment          Acquisition     Disposition         Cost(1)        Value(2)       Proceeds(3)     Gain (Loss)    Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------------------

Restaurant                 1994            1995             $326,412       $274,229        $292,998         $18,770        ($8,364)
Computers                  1995            1995              $40,355        $36,171          $4,310        ($31,861)            $0
Manufacturing & Prod       1995            1995             $107,995        $70,846         $13,253        ($57,593)       ($6,821)
Printing                   1995            1995           $1,820,770     $1,218,354        $847,650       ($370,703)     ($189,624)

Computers                  1994            1996              $18,446         $5,353          $3,560         ($1,793)      ($10,985)
Manufacturing & Prod       1994            1996              $17,177         $8,953          $9,433            $480             $0
Telecommunications         1994            1996              $24,655        $18,456         $20,460          $2,004             $0
Computers                  1995            1996           $1,347,917       $329,160        $125,734       ($203,426)     ($541,146)
Construction               1995            1996          $22,064,270    $16,995,923     $16,995,923              $0      ($623,361)
Medical                    1995            1996             $103,056        $44,801         $50,884          $6,083             $0
Manufacturing & Prod       1995            1996           $1,409,938       $812,883        $444,921       ($367,962)     ($374,116)
Printing                   1995            1996           $5,442,336     $2,288,789      $1,412,324       ($876,465)     ($414,037)
Restaurant                 1995            1996             $268,961       $253,439        $269,638         $16,199             $0
Telecommunications         1995            1996           $1,650,391     $1,200,958      $1,315,148        $114,190             $0

Computers                  1994            1997             $113,009        $63,265         $71,697          $8,432             (4)
Computers                  1995            1997             $221,901        $23,359         $39,691         $16,332             (4)
Manufacturing & Prod       1995            1997             $862,842       $105,833        $711,577        $605,744             (4)
Medical                    1995            1997               $3,235             $0              $0              $0             (4)
Printing                   1995            1997           $1,065,804       $306,448        $352,220         $45,773             (4)
Manufacturing & Prod       1996            1997             $609,720        $51,344        $125,807         $74,463             (4)


(1)  Acquisition  cost includes  Acquisition  Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                                    EXHIBIT C
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31,
1997:

        Original Lessee                                                          Date         Total             Cash     Acquisition
       or Equipment User                Location             Equipment         Purchased    Financing         Expended      Cost
                                                                                               (1)              (2)          (3)
--------------------------------- ---------------------- --------------------------------------------- ----------------------------

AJK Associates                    Islandia, NY           Manufacturing & Prod    Oct-96             $0         $56,361      $56,361
Alexander & Alexander             Owings Mills, MD       Computers               Jan-96      2,805,739         366,163    3,171,902
All Car Distributors              Antigo, WI             Automotive              May-96              0         129,745      129,745
All Car Distributors              Antigo, WI             Automotive              Aug-96              0         147,658      147,658
All Car Distributors Inc.         Antigo, WI             Automotive              Mar-96              0         101,445      101,445
Alpha 1 Products Inc,             Hauppauge, NY          Computers               Oct-96              0          36,546       36,546
America Online, Inc.              Dulles, VA             Computers               Feb-97      5,574,241         801,619    6,375,860
Arcade Printing Services          North Highlands, CA    Printing                Nov-96              0          27,652       27,652
Arcade Textiles, Inc.             Rock Hill, SC          Manufacturing & Prod    Aug-96              0         116,364      116,364
Audio By The Bay                  Garden Grove, CA       Audio                   Aug-96              0          59,925       59,925
Automotive Sevice & Parts         Wilmington, OH         Automotive              Sep-96              0          33,062       33,062
Bio-Medical Devices, Inc.         Irvine, CA             Manufacturing & Prod    May-96              0          40,310       40,310
Blount Inc.                       Montgomery, AL         Computers               Jan-96        471,271          37,083      508,354
Boca Tecca Cleaners               Boca Raton, FL         Manufacturing & Prod    Sep-96              0          53,029       53,029
C & C Finishing                   No. Babylon, NY        Manufacturing & Prod    Sep-96              0          25,792       25,792
C.J. Menendez Co.                 Miami, FL              Construction            May-96              0          50,702       50,702
C.M. Repographics, Inc.           Las Vegas, NV          Reprographics           Jul-96              0          44,804       44,804
C.P. Shades Inc.                  Sausalito, CA          Manufacturing & Prod    Mar-96              0         247,608      247,608
Carlos Remolina, Md               Roselle, NJ            Medical                 Dec-96              0          55,028       55,028
Carnival Cruise Lines             Miami, FL              Computers               Jun-96        877,527          77,826      955,353
CCI Diversified, Inc.             Newport Beach, CA      Computers               Jul-96              0          57,766       57,766
CID Hosiery Mills, Inc.           Lexington, NC          Manufacturing & Prod    Oct-96              0          47,658       47,658
CIS Corp.                         Jersey City, NJ        Telecommunications      Nov-96      3,870,877       1,319,304    5,190,181
CIS Corp.                         Norcross, GA           Telecommunications      Mar-97              0         364,823      364,823
Cleaners Plus                     Baca Raton, FL         Manufacturing & Prod    Oct-96              0          63,937       63,937
Comm. Task Group,Inc.             Buffalo, NY            Telecommunications      Oct-96              0          51,470       51,470
Comshare Inc.                     Ann Arbor, MI          Computers               Sep-96              0         426,019      426,019
Continental Airlines, Inc.        Houston, TX            Aircraft                Dec-96      9,309,759       2,462,884   11,772,643
Creative Financial Svcs           Fayetteville, NC       Computers               Jul-96              0          37,193       37,193
CT Plastics & Fabrications        Simsbury, CT           Manufacturing & Prod    Oct-96              0          39,769       39,769
Dads Farms                        Henderson, NE          Agriculture             Oct-96              0          50,835       50,835
DCR Communications Inc.           Washington, DC         Furniture               Feb-96              0         123,781      123,781
Digio,  Inc.                      Woodland Hills, CA     Computers               Sep-96              0          45,176       45,176
Dryclean USA Dba Osmar,Inc        Miami, FL              Manufacturing & Prod    Nov-96              0          61,964       61,964
Environmental Resources           Epping, NH             Material Handling       Dec-96              0          55,854       55,854
Federal Express Corp.             Memphis, TN            Aircraft                Aug-96     34,973,585       7,229,208   42,202,793
First Consumer Funding            Kenilworth, NJ         Computers               Oct-96              0          43,207       43,207
G & G Amusement                   Commerce, CA           Computers               Sep-96              0          27,375       27,375
Golden Blasting, Inc.             Windham, NH            Manufacturing & Prod    Oct-96              0          58,333       58,333
Golden City Chinese Rest          Margate, FL            Restaurant              Dec-96              0          42,104       42,104
Golden Pharmaceutical             Golden, CO             Computers               Apr-96              0          56,357       56,357
Haemonetics Corp.                 Braintree, MA          Telecommunications      Nov-96              0          36,529       36,529
Hollywood Recording Srvcs         Hollywood, CA          Audio                   Nov-96              0          45,631       45,631
Horizon Financial Corp            Fairfield, NJ          Computers               Oct-96              0          54,008       54,008
ICT Group, Inc.                   Langhorne, PA          Furniture               Aug-96        211,809          61,034      272,843
Infinity Studios, Inc.            Brooklyn, NY           Audio                   Jul-96              0          53,561       53,561
Intersolv Inc.                    Rockville, MD          Computers               Jan-96        576,678          47,155      623,834
J.C. Penney, Inc.                 Plano, TX              Office Equipment        Jun-96      2,199,583         406,402    2,605,985
Kent-Transamericas Clthng         Brooklyn, NY           Computers               Aug-96              0          34,946       34,946
Kim Hannaford, Dds                Los Alamitos, CA       Medical                 Apr-96              0          38,775       38,775
Knoxville Men's Medical           Knoxville, TN          Medical                 Oct-96              0          42,156       42,156
La Dolce Vita Of Mt Ver.          Mount Vernon, NY       Restaurant              Oct-96              0          26,952       26,952
Leomar Miami, Inc.                Miami, FL              Retail                  Jul-96              0          43,506       43,506
Lindy Bixby Dds                   Capitola, CA           Medical                 Oct-96              0          27,794       27,794
Long Beach Acceptance             Oradell, NJ            Computers               Sep-96              0         721,382      721,382
LVL, Inc.                         Minneapolis, MN        Computers               Jul-96              0          49,526       49,526
Market Service, Inc.              Great Neck, NY         Telecommunications      Sep-96              0          48,898       48,898
Mazda Motors of America, Inc.     Irvine, CA             Computers               Mar-97      5,874,729         977,449    6,852,178
Michael Stephenson                Evanston, IL           Photography             Aug-96              0          35,648       35,648
Miracle Mortgage                  Orem, UT               Computers               Jul-96              0          98,589       98,589
MNP Enterprises                   Miami Lakes, FL        Retail                  Sep-96              0          27,556       27,556
Modern Planning LI, Inc.          Brooklyn, NY           Computers               Dec-96              0          57,324       57,324
Nashville Men's Medical           Nashville, TN          Medical                 Oct-96              0          42,161       42,161
New Horizons Computer             Fairborn, OH           Computers               Sep-96              0          53,974       53,974
Newport Shores Financial          Mission Viego, CA      Furniture               Jul-96              0          55,093       55,093
OEO, Inc.                         Springfield, VA        Telecommunications      Mar-97        160,103         215,453      375,556
Occidental Equipment and Srvcs    Los Angeles, CA        Vessels                 Mar-97      5,853,364       3,708,501    9,561,865
Pacific Bagel Partners            Rnch St Margarita,CA   Restaurant              Sep-96              0         609,000      609,000
Pat's Bug Shop                    Donalds, SC            Automotive              Oct-96              0          53,596       53,596
Peppino'S Inc. & Peppino's Inc.   Irvine, CA             Restaurant              Aug-96              0          31,171       31,171
Photocircuits                     Glen Cove, NY          Computers               Aug-96              0       1,995,051    1,995,051
Pollinaise Intimate Apparel       Boyertown, PA          Computers               Aug-96              0          48,000       48,000
Progressive Technology            Miami, FL              Manufacturing & Prod    Sep-96              0          32,397       32,397
Progrssve Extrsn Die Corp         Anahiem, CA            Manufacturing & Prod    Dec-96              0          46,832       46,832
Quality Baking, LLC               Maplewood, MO          Furniture               Jul-96              0         283,250      283,250
Quality Baking, LLC               Maplewood, MO          Furniture               Sep-96              0         315,404      315,404
R.B. Apparel Co., Inc.            Hialeah, FL            Manufacturing & Prod    Sep-96              0          46,114       46,114
Rainbow Abstracts Group           Glandale, CA           Video                   Oct-96              0          56,347       56,347
Ral III Trading Inc.              Biloxi, MS             Manufacturing & Prod    Oct-96              0          51,077       51,077
Rehab Excel, Inc.                 Lafayettle, CO         Computers               Dec-96              0          34,545       34,545
Roger Doss Catering, Inc.         Lyndhurst, NJ          Restaurant              Dec-96              0          29,222       29,222
Rowan Companies                   Memphis, TN            Oil Rig                 Aug-96     12,325,000         369,750   12,694,750
Siamac A. Najah                   Redondo Beach, CA      Video                   Jul-96              0          51,970       51,970
Sportscare Specialists            Troy, MI               Medical                 Sep-96              0          29,411       29,411
Steamtech Environmental           Bakersfield, CA        Enviromental            Sep-96              0          55,557       55,557
Stratford Studios                 Phoenix, AZ            Printing                Sep-96              0          42,525       42,525
Sturgeon & Sturgeon,DDS           West Hills, CA         Medical                 Nov-96              0          61,736       61,736
Sunfire Prod. Dba Sequoia         Aspen, CO              Video                   Oct-96              0          46,760       46,760
Third Coast Productions           Ft. Worth, TX          Video                   Aug-96              0          52,682       52,682
Threespace Imagery                Reseda, CA             Computers               Oct-96              0          53,169       53,169
Tierce, Inc.                      Fort Worth, TX         Medical                 Jun-96              0          33,310       33,310
Title Escrow Inc.                 Nashville, TN          Computers               Oct-96              0          51,946       51,946
Tucson Bagel Company, LLC         Brainerd, MN           Restaurant              Sep-96              0         298,886      298,886
Tuscon Bagel Company, LLC         Brainerd, MN           Restaurant Equipment    Mar-96              0         261,319      261,319
Uinta Brewing Company             Salt Lake City, UT     Manufacturing & Prod    May-96              0         183,600      183,600
United Consumers Club             Elmsford, NY           Telecommunications      Oct-96              0          48,670       48,670
United Consumers Club             Fishkill, NY           Telecommunications      Dec-96              0          48,670       48,670
Visual Impulse Co.                Quincy, FL             Computers               Dec-96              0          40,635       40,635
Wal-Mart Stores,Inc.              Bentonville, AR        Material Handling       Oct-96      1,751,640       2,939,819    4,691,459
Waterwrks Restaurant              Winooski, VT           Retail                  May-96              0          33,323       33,323
Westover Investment Corp          Richmond, VA           Computers               Dec-96              0          26,625       26,625
WH Smith Limited                  London, England        Retail                  Mar-97     20,049,773       1,495,109   21,544,881
                                  Total Equipment transactions less than $25,000                     0         548,333      548,333

                                                                                         ------------     ----------- ------------
                                                                                         $106,885,677     $32,589,545 $139,475,222


(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    EXHIBIT C
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                       Equipment      Equipment         Total
      Equipment Category                Leases       Financings       Portfolio
      ------------------               ---------     ----------       ---------

Aircraft .......................    $ 52,403,336    $          0    $ 52,403,336
Retail Systems .................      20,917,361          32,353      20,949,714
Computer Systems ...............      18,464,673               0      18,464,673
Oil Rig ........................      12,325,000               0      12,325,000
Vessels ........................       9,283,364               0       9,283,364
Telecommunications .............       5,759,398          47,252       5,806,650
Material & Handling ............       4,554,815               0       4,554,815
Office Equipment ...............       2,764,522               0       2,764,522
Furniture & Fixtures ...........               0         581,217         581,217
Construction ...................               0          62,978          62,978
Audio ..........................               0          52,001          52,001
Manufacturing & Production .....          51,484               0          51,484
                                    ------------    ------------    ------------

                                    $126,523,953    $    775,801    $127,299,754
                                    ============    ============    ============

                       ICON CASH FLOW PARTNERS L.P. SEVEN
                           CUMULATIVE SUPPLEMENT NO. 2
                               DATED JULY 26, 1996
                      TO PROSPECTUS DATED NOVEMBER 9, 1995


                                     SUMMARY

  This Cumulative Supplement No. 2 updates and revises the prospectus dated November 9, 1995 (the "Prospectus") for ICON Cash Flow Partners L.P. Seven (the "Partnership"). This Supplement forms a part of, and must be accompanied by the Prospectus. All cross-references are to sections of the Prospectus, and capitalized terms have the same definitions as those set forth in the Prospectus.

  The primary purposes of this Supplement are to:
  * Delete the Escrow Factor and update disclosure concerning the breaking of escrow and the achievement of the Minimum Offering and the status of the Offering;
  * Update Sponsor and Partnership Financials as of March 31, 1996; * Update the Prior Performance of the Prior Public Programs; and * Update other relevant sections

EACH POTENTIAL INVESTOR SHOULD THOROUGHLY REVIEW THE PROSPECTUS AND THIS SUPPLEMENT PRIOR TO SUBSCRIBING FOR UNITS IN THE PARTNERSHIP.

                    -------------------------------


The following amendments are hereby made to the above-captioned Prospectus effective as of the date of this Cumulative Supplement No. 2:

Cover Page is amended as follows:

1. The text of the eleventh "bullet" risk factor is deleted in its entirety.

2.  The  subscript   footnotes   located  in  the  columned   chart  are
  renumbered.

3.  The  following  sentence  is  added  at the  bottom  of the page (in italics):
  "Any   additional   supplements   which  update  this  Prospectus  are
contained inside the back cover."

Page 2 is amended as follows:

Footnote 1 is deleted in its entirety and the remaining footnotes are renumbered.

Page 9, "SUMMARY OF THE OFFERING--Risk Factors--Partnership and Investment Risks" section, is amended by the deletion of the last risk factor in its entirety.

Page 10-11, "SUMMARY OF THE OFFERING--Terms of the Offering" section, is deleted in its entirety and replaced with the following:

"Terms of the Offering

  The Offering -- The Partnership is offering a minimum of 12,000 Units and a maximum of 1,000,000 Units of limited partnership interests (or Units) in the Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and NASD-member firms (the "Selling Dealers") which have entered into Selling Dealer Agreements with the Partnership.

  Offering Period -- The Offering commenced on November 9, 1995 (the "Effective Date") and will terminate no later than the date twenty-four (24) months after such date. In most states, continued offering beyond one year after the effective date in such state (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" for a chart showing each state's effective date) is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 1,000,000 Units are received prior to the end of such period. The end of the Offering Period is also called the Termination Date. Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date. See "PLAN OF DISTRIBUTION."

  Minimum Offering -- The Partnership received subscriptions in excess of 12,000 Units (the "Minimum Offering") and held its initial Closing on January 19, 1996 (the "Initial Closing").

  Escrow Agent; Distribution of Escrow Interest -- Since the Minimum Offering was received and the Initial Closing was held on January 19, 1996, all subscription payments will now be deposited and held in a special, segregated, interest-bearing subscription account of the Partnership with The Bank of New York (NJ), a New Jersey banking corporation (or another banking institution named by the General Partner), pending subsequent Closings. Each subscription payment will earn interest from the time it is deposited in such account until the subscriber is admitted to the Partnership. The interest so earned will be paid to the subscriber upon his admission (or, if he is not admitted to the Partnership, the date on which his subscription payment is returned to him).

  Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor (other than residents of the states specified on Pages C-3 and C-4 of the Subscription Agreement) will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.

  Closings -- The Initial Closing was held on January 19, 1996, after subscriptions for at least 12,000 Units had been received by the Escrow Agent, at which time subscribers for at least such number of Units were admitted to the Partnership as Limited Partners. After the Initial Closing Date, the Partnership intends to hold Closings semi-monthly until the Offering is completed or terminated.


  Status of the Offering -- As of June 15, 1996, 825 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 150,784.6499 Units ($15,078,464.99) had been admitted to the Partnership.

  Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

      (i) both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

      (ii)a net worth of at least $75,000 (determined as above).

    Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident of Alabama, Arizona, Arkansas, California, Indiana, Kansas, Maine, Mississippi, Nebraska, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington or Wisconsin must have (1) either (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). In addition, subscribers who are residents of Iowa, Massachusetts, Michigan, Minnesota, Missouri, New Jersey and North Carolina must have either (a) annual gross income of $60,000 plus a net worth of $60,000 or (b) a net worth of at least $225,000. Finally, each subscriber residing in Michigan or Pennsylvania must also have a net worth (exclusive of home, home furnishings and automobiles) equal to the greater of (a) the net worth requirements described under "Minimum Net Worth/Income" or (b) ten times the amount to be invested by such investor (e.g., a $200,000 net worth in order to invest $20,000). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements).

    Who Should Invest -- You should only invest in the Partnership if you (a) are prepared to make an investment for the entire five (5) year (minimum) to eight (8) year (maximum) Reinvestment Period following the Final Closing Date as well as the additional liquidation period of from six (6) to thirty-six (36) months thereafter, (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the risks associated with such investment (see "RISK FACTORS"). An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnership or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions (See "INVESTMENT BY QUALIFIED PLANS" for further information). Each potential investor should review the information appearing under the captions "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his tax and investment advisors to determine (1) if an investment in Units is appropriate for him in light of his particular tax and investment situation and (2) if so, what portion of his total investment portfolio may prudently be invested in Partnership Units.

    Minimum Investment -- All investors other than Qualified Plans and IRAs: The minimum investment by an investor (whether by subscription or through resale) is generally 25 Units (other than with respect to residents of Nebraska, for whom the minimum investment is 50 Units). Qualified Plans and
    IRAs: The minimum number of Units which a Qualified Plan or an IRA may purchase is 10 Units, except for Qualified Plans and IRAs established by residents of the following states: Arizona, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas and Washington (which have established a 20 Unit minimum IRA and Qualified Plan minimum investment) and for Iowa residents (which has established a 25 Unit minimum IRA and Qualified Plan minimum investment). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the form of Subscription Agreement attached as Exhibit A hereto). Subscribers who satisfy such minimum purchase requirements may subscribe for additional Units and fractions of Units during the Offering Period."

Page 13, "SUMMARY OF THE OFFERING--Investment Objectives and Policies" section, is amended by the deletion of the first paragraph of such section and replacing it with the following paragraph:

    "The Partnership intends to acquire and lease various types of Equipment, primarily within the United States, to businesses which the General Partner determines are Creditworthy. The Partnership will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral located primarily within the
    United States which the General Partner determines to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers. The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing Transactions and Leases which produce portfolio income although the General Partner may determine, in its sole discretion, to invest up to one-half of the Partnership's funds in Financing Transactions as well as Leases or other transactions which produce portfolio income if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. For the purposes of this Prospectus, the term "Creditworthy" means, when used herein with respect to a prospective Lessee or User, that
    (1) the Credit Committee of the General Partner has made the determination, in its reasonable business judgment, after review of financial, credit, operational and other information concerning such Lessee or User, that such party is currently able, and is expected to continue throughout the term of such transaction to be able, to meet its obligations to the Partnership in a timely and complete manner, (2) the Lease or Financing Transaction is adequately secured by equipment and/or other collateral obtained, directly or indirectly, from the Lessee or User (or a guarantor or other party) and
    (3) the Lessee or User has satisfied substantially all other criteria established by the Credit Committee as a condition to the Partnership's investment in such Lease or Financing Transaction. (See "INVESTMENT OBJECTIVES AND POLICIES--Credit Review Procedures" for a discussion of the procedures used by the General Partner to determine the Creditworthiness of potential Lessees and Users)."

Page 17, "RISK FACTORS--Partnership and Investment Risks--Investment Delay" section, is amended by deleting the third sentence in such section and replacing it with the following:

"However, the Partnership Agreement requires that all Net Offering Proceeds from the sale of the Units, after deduction of Front-End Fees, be invested, or committed to investment, in Equipment, Leases, Financing Transactions and Reserves (not exceeding 3% of Gross Offering Proceeds), by November 9, 1997, within 24 months from the Effective Date of the Offering (or, if later, within 12 months of receipt of such Net Offering Proceeds)."

Page 21, "RISK FACTORS--Partnership and Investment Risks--Subscription Payments"
section is deleted in its entirety.

Page 24-25, "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" is amended as follows:

1. By deleting the first paragraph and the table below it and replacing them with the following:

  The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($100,000,000). Because the Partnership has not made all of its acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 74.0% of Gross Offering Proceeds will be used to make investments in Equipment and Financing Transactions (assuming 80% leverage). See footnote 8 to the following table.

                       Minimum Offering    Maximum Offering
                       Dollar              Dollar
                       Amount      %(1)    Amount  %(1)

Gross Offerings Proceeds (2)$1,200,000 100.00% $100,000,000   100.00%
Expenses:
Sales Commissions (3)(96,000)    (8.00%) (8,000,000)     (8.00%)
Underwriting Fees (4)(24,000)    (2.00%) (2,000,000)     (2.00%)
O&O Expense Allowance (5)(42,000)(3.50%) (3,500,000)     (3.50%)
Public Offering Expenses(162,000)(13.50%)      (13,500,000)   (13.50%)

Reserves (6)         (12,000)    (1.00%) (1,000,000)     (1.00%)
                     --------    ------- -----------     -------
Gross Offering Proceeds Available
 for Investment    1,026,000     85.50%  85,500,000      85.50%

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings) (7)    (138,000)   (11.50%) (11,500,000)    (11.50%)
                    ---------   -------- ------------    --------

Gross Offering Proceeds Used
 to Make Investments (8) $888,000 74.00% $74,000,000     74.00%
                         =============== ============    ======


2. By adding the following Footnote 8 to the end of such section:

  "(8)The Partnership began operations as of January 19, 1996 with initial capitalization of $2,280,827.80 (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totalling $355,967.37--or 13.5% of Gross Offering Proceeds). As of June 15, 1996, an additional $729,420.04 of net offering proceeds (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totalling $113,840.12--or 13.5% of Gross Offering Proceeds) had become available to the Partnership from Closings held through June 15, 1996."

Page 35, "SUMMARY OF COMPENSATION" section is amended by the deletion of the second paragraph and replacing it with the following:

  "Assuming the sale of 1,000,000 Units in 1996, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnership in 1996 pursuant to 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):"

Page 41-43, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES-Prior Public Programs" section is amended by deleting the entire section and replacing it with the following paragraphs:

  "Prior Public Programs

  The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("L.P. Six") which, together with Series A, Series B, Series C, Series D and Series E is referred to collectively as the "Prior Public Programs"). The Prior Public Programs were (or are in the case of L.P. Six) also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

  In addition, until 1985 Affiliates of the General Partner were engaged in the business of originating privately-offered real estate investment and equipment leasing programs which they continue to manage primarily for the benefit of non-Affiliated parties.

  As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 13, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and including August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and including November 8, 1995, following which a total of 2,272 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 383,857.12 Units ($38,385,712) out of the original $120,000,000 offering which was registered had been admitted to the Partnership. See Exhibit B--TABLE I. "EXPERIENCE IN RAISING AND INVESTING FUNDS."

  The Prior Public Programs are all actively engaged in the ownership and operation of Leases and Financing Transactions. As of March 31, 1996, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,527,488 of financing transactions (by original cost) and total investments of $7,561,461 (by original cost). Series B had acquired a total of $61,423,473 leased equipment, $3,703,510 of financing transactions and total investments of $65,126,983; Series C had acquired a total of $71,832,630 of leased equipment, $2,875,838 of financing transactions and total investments of $68,956,792; Series D had acquired a total of $102,627,122 of leased equipment, $7,860,332 of financing transactions and total investments of $110,487,454; Series E had acquired a total of $197,736,209 of leased equipment, $13,959,456 of financing transactions and total investments of $183,776,753; and L.P. Six had acquired a total of $110,929,234 of leased equipment, $8,640,184 of financing transactions and total investments of $119,569,418.

  As of March 31, 1996, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $577,131 of leases and $702,404 of financing transactions which represents 45% and 55% of the original cost of investments acquired, respectively. Series B had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $5,497,632 of leases and $356,290 of financing transactions which represents 94% and 6% of the original cost of investments acquired, respectively, Series C had equipment under management (determined as above) consisting of $13,038,692 of leases and $1,793,644 of financing transactions which represents 88% and 12% of the original cost of investments acquired, respectively, Series D had equipment under management (determined as above) consisting of $56,255,140 of leases and $4,430,439 of financing transactions which represents 93% and 7% of the original cost of investments acquired, respectively, Series E had equipment under management (determined as above) consisting of $120,343,154 of leases and $11,359,773 of financing transactions which represents 91% and 9% of the original cost of investments acquired, respectively and L.P. Six had equipment under management (determined as above) consisting of $107,512,155 of leases and $9,702,698 of financing transactions which represents 92% and 8% of the original cost of investments acquired, respectively.

  The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through March 31, 1996 are included in TABLE III of Exhibit B hereto ("Operating Results of Prior Public Programs"). Certain additional investment information concerning such Programs as of March 31, 1996 is also included in Tables I, II and V of Exhibit B and in Table VI to the Registration Statement, as amended, of which this Prospectus is a part.

  Three  of  the  Prior  Public  Programs,  Series  A,  Series  B and  Series  C
experienced unexpected losses in 1991-1992 as shown on TABLE III. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. Series B established a provision for bad debts in 1991 of $1,260,999 primarily relating to defaults by guarantors under asset purchase contracts and, in addition, wrote down its investment in equipment leases related to Financial News Network, Inc. and Data Broadcasting Services, Inc. by $148,983 as a result of reported lessee fraud by those companies and their eventual bankruptcy. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will permit Series A, Series B and Series C to recover such losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective
September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) deferred the Sponsor's receipt of management fees effective September 1, 1993 (which deferrals for the period September 1, 1993 through June 30, 1995 amount to $28,812 (Series A), $315,408 (Series B) and $428,503 (Series C)); (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C each pays to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%, which fee reductions have resulted in decreases in expenses to such Programs for the period January 1, 1994 to June 30, 1995 of $17,198 (Series A), $262,310 (Series B) and $325,766 (Series C); (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and
(c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A); and (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period, and (b) eliminate the obligation of Series B to pay the General Partner $391,000 of the $518,000 of past and anticipated Management Fees, and (c) limit past Management Fees payable by Series B to $127,000 and require the General Partner to immediately pay such amount to Series B as an additional capital contribution. The Sponsor subsequently elected to write off such loans as of March 31, 1995 (see Note (4) of the Consolidated Financial
Statements of the Sponsor appearing on Page 119 of this Prospectus). There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result, Series A, Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

  The General Partner hereby agrees that it will provide the most recent Form 10-K for any of the Prior Public Programs, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K) and provide copies of the exhibits to such Form 10-K for a reasonable fee and with reimbursement of its actual out of pocket costs and expenses of copying and mailing such exhibits to such Form 10-K."

Page 43, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES--Prior Non-Public Programs" section, is amended by deleting the first paragraph in its entirety and replacing it with the following:

  "Certain subsidiaries of Soundview Leasing Co., Inc., an Affiliate of the General Partner (see "MANAGEMENT"), sponsored and completed the sale of securities for fifty-nine tax-advantaged investment programs (the "Prior Non-Public Programs") between the years 1979 through 1985. All of such programs' investment objectives are substantially dissimilar to those of the Prior Public Programs of the Partnership."

Page 43, "STATUS OF THE OFFERING" section, is deleted in its entirety and replaced with the following:

  "As of June 15, 1996, 825 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 150,784.6499 Units ($15,078,464.99) had been admitted to the Partnership."

Page 45, "MANAGEMENT" section, is amended by the following:

1. Adding the following to the list of officers and directors of the General Partner:
  "Elizabeth   A.  Schuette   Vice   President   and  Lease   Operations
Director"

2. Increasing the age of each of the Officers and Directors by one year.

3. By deleting the title for Elizabeth A. Schuette and replacing it with the following:
  "Elizabeth A. Schuette - Vice President and Lease Operations Director"

Page 45-46, "MANAGEMENT--Other key management personnel include:" section, is amended by the following:

1. By deleting "William F. Schuler - General Counsel" and the following biography in its entirety.

2. Increasing the age of each of the other key management personnel by one year.

Page 46, "MANAGEMENT--Affiliates of the General Partner" section, is amended by deleting the entire section in its entirety and replacing it with the following:

"ICON Securities Corp. and Soundview Leasing Co., Inc.

  ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of Soundview Leasing Co., Inc., the surviving company as a consequence of a merger with International Consolidated Group, Inc., which was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.

  Soundview Leasing Co., Inc. ("Soundview") is a New York corporation and the parent of a number of wholly-owned subsidiaries, including the Dealer-Manager, which were formed to sponsor, own, operate, and manage privately-offered investment programs in specified leasing, finance and real estate investments, and to sell equity interests in such programs.

Of those subsidiaries, only the Dealer-Manager is intended to continue to engage in any material on-going business activity after completion of operations of those programs.

  In the years from 1979 through 1986, Soundview and/or its subsidiaries successfully syndicated the equity offering of 59 privately offered tax-advantaged investment programs engaged in the equipment leasing and lease finance businesses and three real estate leasing programs which in the aggregate raised approximately $24.6 million of equity and invested the net funds raised by such offerings in approximately $90 million of equipment, financing transactions and reserves."

Page  48,  "INVESTMENT   OBJECTIVES  AND   POLICIES--Acquisition   Policies  and
Procedures" section, is amended by deleting the last paragraph in such section and replacing it with the following:

  "Any Net Offering Proceeds not used to make Investments or committed to Reserves to the extent permitted to be treated as Investments (see "Reserves") by November 9, 1997, within 24 months from the Effective Date of the Offering (or, if later, within 12 months of receipt of Offering Proceeds) will be returned pro rata to the Limited Partners based upon their respective number of Units, without interest and without deduction for Front-End Fees. See "--Return of Uninvested Net Proceeds.""

Page 48, "INVESTMENT OBJECTIVES AND POLICIES--Credit Review Procedures" section, is amended by deleting the last sentence of the second paragraph and replacing it with the following:

"As of the date of this Prospectus, the members of the Credit Committee are Messrs. Beekman, DeRussy and Duggan and Mrs. Schuette, as well as Mr. Christopher Cook, Credit Manager."

Page 60, "FEDERAL INCOME TAX CONSEQUENCES--Opinion of Tax Counsel" section, is amended by deleting the last paragraph of such section and replacing it with the following:

  "As of the date of the opinion of Tax Counsel, no Equipment had been acquired by the Partnership. Therefore, it was impossible at that time to opine on the application of the tax law to the specific facts which would exist when a particular item of Equipment was acquired and placed under lease. The issues on which Tax Counsel declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions.""

Page 60-61, "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership" section, is amended by deleting the entire section and replacing it with the following:

  "The Partnership has not applied, and does not intend to apply, for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

  The Partnership has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, the Partnership will be classified as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of Tax Counsel has no binding effect on the Service or official status of any kind, and no assurance can be given that the conclusions reached in the opinion would be sustained by a court if contested by the Service. In the absence of a tax ruling, there can be no assurance that the Service will not attempt to treat the Partnership as an association taxable as a corporation.

  The opinion of Tax Counsel was based, in part, on representations of the General Partner to the effect that: (1) the Partnership had been organized and would be operated in substantial compliance with applicable state statutes concerning limited partnerships, (2) the General Partner had and would maintain throughout the life of the Partnership a net worth (not including its interests in the Partnership or in other partnerships in which it is a general partner) at all times equal to at least $1,000,000, (3) the Partnership's activities would be conducted in accordance with the provisions of the Partnership Agreement; (4) the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit would be equal to at least one percent of each such item, except for temporary allocations, if any, required under Section 704(b) or (c) of the Code; and (5) neither the General Partner nor any person or group of persons who has a direct or indirect interest in the General Partner (by reason of direct or indirect stock ownership, a creditor-debtor relationship or an employer-employee relationship, or otherwise) would at any time own, individually or in the aggregate, more than one percent of the Units in the Partnership.

  For purposes of issuing advance rulings as to the tax status of a limited partnership that has a corporation as its sole general partner, the Service has set forth certain guidelines, including a net worth requirement for the general partner. The General Partner did not at the time of the opinion of Tax Counsel and currently does not satisfy the Service's net worth requirement for an advance ruling. Accordingly, the Partnership would be unable to obtain an advance ruling that it will be classified as a partnership for federal income tax purposes. The Partnership's inability to satisfy the Service's advance ruling guidelines did not affect Tax Counsel's opinion as to the classification of the Partnership as a partnership for federal income tax purposes.

  On May 10, 1996, the Service issued proposed regulations which would provide a simplified elective regime for classifying certain business organizations as partnerships or as associations taxable as a corporation. Under these simplified rules, an entity such as the Partnership will be deemed to constitute a partnership for federal income tax purposes unless it files an election to be treated otherwise. Although these regulations are proposed to be effective only for periods beginning on or after the date that final regulations are published, they contain a transitional rule which provides that an existing entity's claimed classification under the current rules will be respected for all periods prior to this effective date if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity claimed the same classification for all prior periods, and (iii) neither the entity nor any member was notified in writing on or before May 8, 1996 that the entity's classification is under examination. The Partnership believes that it has a reasonable basis for its claimed partnership classification for federal income tax purposes, and has consistently claimed the same classification for all periods of its existence. Further, the Partnership has not been notified that such classification is under examination, and is not aware of any of the Partners having received such notice. Accordingly, it appears that this transitional rule, if ultimately adopted in final regulation form, will apply to the Partnership.

  If the Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities."

Page 61-62, "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships" section, is amended by deleting the entire section and replacing it with the following:

  "Certain limited partnerships may be classified as publicly traded partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in the Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, the Partnership will be a PTP only if the Units become "readily tradeable on the substantial equivalent of a secondary market."

  Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

  The Service has provided certain safe harbor tests relating to PTP status in Internal Revenue Service Notice 88-75. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include the "5% safe harbor" test and the "2% safe harbor" test. A partnership satisfies the "5% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 5% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are disregarded for the purpose of determining whether interests in a partnership are to be considered readily tradeable on a secondary market or the substantial equivalent thereof and are therefore excluded from the "5% safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner within a 30-day period of interests representing in the aggregate more than 5% of the total interests in partnership capital or profits). In the case of the "2% safe harbor" test, annual transfers of interests may not exceed 2% of the total partnership capital or profits. In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "matching service" are not counted. "Matching service" transfers include (1) a notice to potential buyers of the availability of partnership interests if the sale of such interest is delayed at least 15 days after the date the matching service is advised of such availability (the "contact date"); (2) closing of a sale does not occur prior to 45 days after the contact date; (3) information relating to interests for sale is removed from the matching service within 120 days after the contact date; (4) once removed, an investor's interest is not re-entered into the matching service for at least 60 days; and (5) the total partnership interests sold or disposed of (other than Excluded Transfers) during the taxable year do not exceed 10% of the total interests in partnership capital and profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradeable on a secondary market or the substantial equivalent thereof.

  On November 29, 1995, the Service issued final regulations relating to the definition of a PTP which would (1) modify the safe harbor tests relating to PTP status which are contained in Internal Revenue Service Notice 88-75 and (2) provide other guidance on the circumstances under which interests in a partnership will be treated as publicly traded. Although these regulations are generally effective for taxable years beginning after December 31, 1995, this effective date is postponed for partnerships, such as the Partnership, that were actively engaged in an activity before December 4, 1995 to the partnership's first taxable year beginning after December 31, 2005 (or, if earlier, the partnership's first taxable year beginning on or after it adds a substantial new line of business after December 4, 1995). Partnerships that qualify for this postponed effective date may continue to rely on the provisions of Notice 88-75 for taxable years prior to the effective date of the final regulations.
  In lieu of the 5% and 2% safe harbors contained in Notice 88-75, the final regulations provide a more limited de minimis trading exclusion. The final regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 2 percent of the total interests in partnership capital or profits. Like notice 88-75, the final regulations provide a list of excluded transfers that are disregarded in determining whether interests in a partnership are readily tradeable on a secondary market or the substantial equivalent thereof and, thus, for the purpose of applying this 2% safe harbor. In addition, the final regulations contain a qualified matching service exclusion that is similar to the matching service exclusion set forth in Notice 88-75 but contain certain modifications designed to prevent a qualified matching service from operating as the substantial equivalent of a secondary market.

  In the opinion of Tax Counsel, the Partnership will not be treated as a PTP. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

  If the Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from the "qualified sources" discussed above. The business of the Partnership will be the leasing and financing of personal (not real) property. Thus, its income would not be from such qualified sources. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "-- Classification as a Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this Section."

Page 64, "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses" section, is amended by deleting the eighth paragraph in its entirety and replacing it with the following:

  "The tax benefits of investment in the Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel could render no opinion on whether the allocations of Partnership income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed."

Page 65, "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation--Tax Basis section, is amended by deleting the first paragraph in its entirety and replacing it with the following:

  "A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to the Partnership (i.e., the price he paid for his Units) plus his share of Partnership indebtedness as to which no Partner is personally liable. His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of Partnership indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of Partnership losses, if any, to the extent of his basis in his Partnership interest."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Deferred Payment Losses" section, is amended by deleting the second paragraph in its entirety and replacing it with the following:

  "On June 3, 1996, the Service issued proposed regulations under Section 467 prescribing the manner in which these rules are to be applied, and extending similar principles to situations involving prepaid rentals and other situations where the amount paid under a lease agreement for the use of property decreases during the term of the agreement. These regulations are generally proposed to be effective for rental agreements entered into after the date such regulations are published as final regulations in the Federal Register. With respect to disqualified leasebacks and certain long-term agreements, however, the regulations are currently proposed to be effective for rental agreements entered into after June 3, 1996."

  The Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in a mismatching of income recognition by the Partnership and corresponding cash flow."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Property" section, is amended by deleting the first and second paragraphs and replacing them with the following:

  "An individual's net long-term capital gains are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%."

  Because of the different individual tax rates for net long-term capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains continues to be relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

Page 72, "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax" section, is amended by deleting the third paragraph of such section and replacing it with the following:

  "The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, (3) the excess of the reserve for bad debt deductions over the deduction that would have been allowable based on actual experience and (4) private activity bond interest."

Page 72-73, "FEDERAL INCOME TAX CONSEQUENCES--Maximum Individual Tax Rates" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

  "The federal income tax on individuals applies at a 15%, 28%, 31% and 36% rate. In addition, the Code imposes a 10% surtax on taxable income in excess of $250,000 ($125,000 for married individuals filing separately), which raises the tax rate for taxpayers in this bracket to 39.6%. The personal exemption, which is $2,500 for 1996, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $150,000 for joint returns, $125,000 for heads of household, $100,000 for single taxpayers, and $75,000 for married persons filing separately. An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $100,000 or $50,000 in the case of married taxpayers filing separately. The dollar figures set forth in this paragraph are subject to appropriate adjustment to reflect post-1991 inflation."

Page 78, "CAPITALIZATION" section, is amended by the following:

1. By deleting the first paragraph and the table below it and replacing it with the following:

  "The capitalization of the Partnership as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:

                                 As of
                              November 9, Minimum Offering    Maximum Offering
                               1995 (1)   (12,000 Units)      (1,000,000 Units)

General Partner's
Capital Contribution (1)   $    1,000        $    1,000             $1,000

Limited Partner's
Capital Contribution (2)      1,000(1)        1,200,000        100,000,000
                                         -----                ---------


Total Capitalization     $    2,000          $1,201,000       $100,001,000

Less Estimated
Organizational and
Offering Expenses (3)          -              (162,000)      (13,500,000)

Net Capitalization      $    2,000   $       1,039,000(2) $   86,501,000(2)
                        ==========     ================       ==============

2. By deleting Footnote 2 in its entirety and replacing it with the following:

    "(2) On January 19, 1996 (the "Initial Closing Date"), the Original Limited Partner withdrew from the Partnership and received a return of his original Capital Contribution. The Partnership began operations as of January 19, 1996 with initial capitalization of $2,280,828 (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totalling $355,967--or 13.5% of Gross Offering Proceeds)."

Page 79, "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Liquidity and Capital Resources" section, is amended by deleting the entire section and replacing it with the following:

  "As discussed above in footnote (2) under "CAPITALIZATION," the Partnership began its operations upon the Initial Closing Date of January 19, 1996 with limited funds. As of June 15, 1996, $729,420 of net offering proceeds (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totalling $113,840--or 13.5% of Gross Offering Proceeds) had become available to the Partnership from Closings held through June 15, 1996, and consequently, only a portion of the capital anticipated to be raised by the Partnership through the public offering of Units is available on the date of this Prospectus. The Partnership plans to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds (inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing Transactions. That is, the Partnership's total Purchase Price (exclusive of Acquisition Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

  Pending investment in Equipment and Financing Transactions, the Net Offering Proceeds of this Offering will be held in short-term, liquid investments. The Partnership intends to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General
Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the Partnership, the General Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and Financing Transactions.

  Following completion of the Minimum Offering of 12,000 Units, the proceeds of Units sold to Limited Partners admitted at the Initial Closing were released to the Partnership from the Escrow Account (and at subsequent Closings, from the Partnership's subscription account), and applied to the payment or reimbursement of Underwriting Fees, Sales Commissions and the O & O Expense Allowance, leaving estimated Net Offering Proceeds available for investment in Equipment and Financing Transactions, payment of Acquisition Fees of approximately 86.5% of the Gross Offering Proceeds (unless Commission Loans equal to 8.0% of Gross Offering Proceeds are obtained at such Closing(s), in which case Net Offering Proceeds and Commission Loan proceeds totaling approximately 94.5% of Gross Offering Proceeds would be available for such purposes). The Partnership's funds available for Investments and to meet its capital needs are expected to undergo major fluctuations during the initial period of operations of up to twenty-four
(24) months while this Offering is proceeding and during the period (expected to be completed no later than six (6) months thereafter) during which the Partnership's funds are being invested in Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES.""

Page 79, "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Operations" section, is amended by deleting the first paragraph in its entirety and replacing it with the following:

  "The Partnership was formed in May 1995 and commenced operations on January 19, 1996. During this period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership has been and will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing Transactions. See "INVESTMENT OBJECTIVES AND POLICIES.""

Page 81, "SUMMARY OF THE PARTNERSHIP AGREEMENT--Capital Contributions" section, is amended by deleting the second paragraph in its entirety and replacing it with the following:

  "Original Limited Partner. The Original Limited Partner had made a capital contribution of $1,000 to the Partnership in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner withdraw from the Partnership, his capital contribution of $1,000 was returned to him in full and his original Partnership Interest of ten (10) Units was retired upon the admission of additional Limited Partners."

Page  92-93,  "PLAN  OF   DISTRIBUTION--Segregation  of  Subscription  Payments"
section, is amended by deleting the entire section in its entirety and replacing it with the following:

  "As soon as possible after the receipt and acceptance by the Partnership of subscriptions pending each Closing, the Partnership will admit as Limited Partners all subscribers whose subscriptions have been received and accepted by the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership. Thereafter, funds received through the Termination Date will be deposited in the Partnership's segregated subscription account.

  The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Subsequent to the Initial Closing Date, it is anticipated that Closings will be held not less frequently than twice monthly (on the fifteenth and last day of each month) and as frequently as once a week (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Thereafter subscription payments would continue to be deposited with the Bank of New York (NJ) (or another banking institution named by the General Partner) in a special, segregated, subscription account of the Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, the Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership.

  Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to the Partnership will be remitted to the subscribers by the General Partner as soon as practicable after their admission, and shall be calculated to reflect the length of time each subscribers funds were held in the Partnership's segregated subscription account, prior to their admission."

Page  93-94,   "INVESTOR   SUITABILITY  AND  MINIMUM  INVESTMENT   REQUIREMENTS;
SUBSCRIPTION PROCEDURES--State Requirements Concerning Minimum Investor Net Worth/Income--Minimum Investment" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

  "Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units). Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan or an IRA may purchase is 10 Units (except for Qualified Plans and IRAs established by residents of the following states: Arizona, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas and Washington (for which the minimum investment is 20 Units) and Iowa (for which the minimum IRA account investment is 25 Units))."

Page 94, "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION
PROCEDURES--State     Requirements     Concerning     Minimum    Investor    Net
Worth/Income--Certain State Requirements" section, is amended by deleting the first three paragraphs in their entirety and replacing them with the following:

  "Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, Wisconsin and Wyoming. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

  Residents of the States of Alabama, Arizona, Arkansas, California, Indiana, Kansas, Maine, Mississippi, Nebraska, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington and Wisconsin must have (i) both (A) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $45,000 of annual gross income; or (ii) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

  Residents of the States of Iowa, Massachusetts, Michigan, Minnesota, Missouri, New Jersey and North Carolina must have either (a) annual gross income of $60,000 plus a net worth of $60,000 or (b) a net worth of at least $225,000."

Page 98, "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to Subscribe" section, is amended by deleting the second paragraph in its entirety and replacing it with the following:

  "Since subscriptions for the Minimum Offering of 12,000 Units have been received by the Partnership, and the escrow condition has been completed, all Subscription Agreements must be accompanied by a check made payable to "ICON Cash Flow Partners L.P. Seven"."

Page 99, "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Admission of Partners; Closings" section, is amended by adding the following sentence at the end of such section:

"Any subscriber who is a resident of the Commonwealth of Massachusetts and who has been admitted as a Limited Partner of the Partnership within five (5) business days following the date he or she receives a copy of the Prospectus (as evidenced by his or her signature on the Subscription Agreement or a separate receipt for the Prospectus) may, by giving written notice to the General Partner or Dealer-Manager within such five (5) day period, rescind his or her subscription and shall receive a prompt refund of his or her subscription plus simple interest at 8% per annum from the date such subscription was received by the Partnership until returned to such subscriber less distributions, if any, made to such subscriber from the Escrow Account and the Partnership."

Page 100, "EXPERTS" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

  "The audited financial statements of ICON Cash Flow Partners L.P. Seven as of March 31, 1996 and December 31, 1995 and for the three months ended March 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, and the audited financial statements of ICON Capital Corp. as of March 31, 1996 and 1995 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing."

Page 100, "FINANCIAL STATEMENTS" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

  "The audited financial statements of ICON Cash Flow Partners L.P. Seven as of March 31, 1996 and December 31, 1995 and for the three months ended March 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, and the audited financial statements of ICON Capital Corp. as of March 31, 1996 and 1995 and for each of the years then ended are included herein. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. or in any of its Affiliates or in any Prior Public Program."


The Third Amended and Restated Agreement of Limited Partnership which appears as Exhibit A to the Prospectus is amended as follows:

Page A-6, Section 5.3(h) "PARTNERS AND CAPITAL--Limited Partners" is amended by adding the following sentence to the end of such section:

"Any subscriber who is a resident of the Commonwealth of Massachusetts and who has been admitted as a Limited Partner of the Partnership within five (5) business days following the date he or she receives a copy of the Prospectus (as evidenced by his or her signature on the Subscription Agreement or a separate receipt for the Prospectus) may, by giving written notice to the General Partner or Dealer-Manager within such five (5) day period, rescind his or her subscription and shall receive a prompt refund of his or her subscription plus simple interest at 8% per annum from the date such subscription was received by the Partnership until returned to such subscriber less distributions, if any, made to such subscriber from the Escrow Account and the Partnership."

Page A-29 to A-30, Section 12.2(c) and (d) "FISCAL MATTERS--Maintenance of and Access to Basic Partnership Documents" is amended by deleting those sections in their entirety and replacing them with the following:

  (c) A copy of the Participant List shall be mailed to any Limited Partner making written request for the Participant List within ten (10) days of such request (or, if later, within seven (7) days of the Partnership's receipt of such request); provided that the General Partner may request, and shall be entitled to first receive, (i) reimbursement of the reasonable cost of copying and mailing of the Participant List to the Limited Partner, and (ii) a representation from such Limited Partner that the Participant List is not being requested for a commercial purpose unrelated to such Limited Partner's interest as a Limited Partner relative to the affairs of the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' proxy rights under federal or state securities laws.

  (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his duly authorized representative to examine the Participant List (as provided in Paragraph (b) of this Section 12.2) or (ii) produce and mail a copy of the Participant List within ten (10) days after such request (or, if later, within seven (7) days of the Partnership's receipt of the applicable Limited Partner's written request) (as provided in Paragraph (c) of this Section 12.2), the General Partner shall be liable to such Limited Partner for the costs, including attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages suffered by such Limited Partner by reason of such refusal or neglect; provided, that it shall be a defense to liability under this clause (d) that (x) the requesting Limited Partner has failed or refused to make the representation described in clause
(c)(ii) of this Section 12.2 after being requested to do so by the General Partner or (y) the actual purpose and reason for such Limited Partner's requests for inspection or for a copy of the Participant List is to secure such List for the purpose of (1) selling, or reproducing and selling, such List or any portion of the information contained therein, or (2) using such List or any of such information for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

The Pages F-1 through F-28 and B-1 through B-38 of Cumulative Supplement No. 2, which were previously attached, are deleted and replaced in their entirety by pages F-1 through F-41 and B-1 through B-__ of Cumulative Supplement No. 3.

                         ICON Cash Flow Partners L.P. Seven
                           A Delaware Limited Partnership
                                     $1,200,000

                            12,000 Units Minimum Offering
                $100.00 Per Unit/Minimum Investment 25 Units ($2,500)
                  (10 Units ($1,000) for IRAs and Qualified Plans)

    ICON Cash Flow Partners L.P. Seven (the "Partnership") is an equipment leasing limited partnership. This prospectus describes an investment by investors ("Limited Partners") in limited partnership securities (or "Units") of the Partnership. The Partnership may sell as few as 12,000 or as many as 1,000,000 of Units.

    An investment in Units of the Partnership involves certain risks (see "RISK FACTORS" at Page 16), including:

    * Limited Partners must rely on the skills, integrity and business expertise of the General Partner.
    * Certain of the Prior Public Programs experienced losses in excess of reserves therefor in 1991-92, due primarily to lessee bankruptcies, which losses may effect, possibly materially, the financial results of such earlier programs.
    * The ownership and leasing of equipment and provision of financing may be adversely affected by various economic and business factors, including lessee bankruptcies, which are beyond the control of the General Partner.
    * As of the date of this Prospectus, the Partnership did not own any Investments. As a result, the profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the General Partner.
    * The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.
    * The cash, if any, which the Partnership receives from future sale of its Equipment will be reduced by obsolescence.
    * No public market for Units exists. As a result, Limited Partners may be able to resell their Units, if at all, only at a discount and should, therefore, be prepared to hold their Units for the entire life of the Partnership.
    * A substantial portion of the distributions made to date by the Prior Public Programs have been, and a substantial portion of the distributions to be made by the Partnership is expected to be, a return of capital (i.e., the money you originally invested).
    * Each Limited Partner's share of taxable income in the early years of the Partnership is likely to exceed, and in the later years of the Partnership to be less than, investment income (as reported to investors for financial reporting purposes).
    * The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.
    * All subscription payments will be held in escrow until the Minimum Offering (or, for Pennsylvania subscribers, until 5% of the Maximum Offering) is sold. During such period (which may not exceed 12 months from the date hereof)(1), each investor will be unable to use such funds (although interest will accrue thereon during, and be paid to such subscribers at the end of, such period).
    * A significant portion, not exceeding 50%, of the Partnership's Investments may consist of Financing Transactions.

    The Partnership intends to use the funds invested by the Limited Partners, together with Partnership borrowings, to buy and lease a wide range of equipment primarily to businesses located in the United States which the General Partner determines are Creditworthy and that are diversified as to industry types and geographic location. The Partnership will also provide financing primarily to such companies secured by equipment used in their businesses and additional or other collateral owned by them. ICON Capital Corp. (the "General Partner") estimates that not less than 74.0% of the gross amount of funds invested by Limited Partners (the "Gross Offering Proceeds") will be used to make investments in such equipment and financings (assuming the maximum possible leverage of 80%). 1.0% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 25.0% of Gross Offering Proceeds) will be used to pay the costs of organizing the Partnership program, offering Units to the public and acquiring the Partnership's assets. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

    The Partnership plans to (a) make regular monthly distributions, primarily to the Limited Partners and to a much lesser extent to the General Partner, of cash generated by its operations beginning the month following a Limited Partner's admission to the Partnership commencing the month after admission of each Limited Partner and (b) reinvest undistributed cash flow and sale proceeds during the Reinvestment Period in additional equipment and financing transactions. Thereafter, the Partnership intends to (a) sell or otherwise dispose of all its assets in an orderly manner and (b) distribute the cash proceeds to the Limited Partners, and to a much lesser extent to the General
Partner, in accordance with the terms set forth in this Prospectus. See "INVESTMENT OBJECTIVES AND POLICIES." The Partnership has been formed for income-oriented investment purposes and not as a tax shelter. The majority of its income is expected to be passive activity income.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    Price to                                   Proceeds
                                                    Public(2)         Sales Costs(3)        to Partnership(4)
Per Unit                                       $        100              $       10                $ 90
Total (at Minimum Offering of 12,000 Units)       1,200,000(4)(5)           120,000           1,080,000
Total (at Maximum Offering of 1,000,000 Units)  100,000,000   (5)        10,000,000          90,000,000


                  The date of this Prospectus is November 9, 1995 ICON SECURITIES CORP.
           600 Mamaroneck Avenue, Harrison, New York 10528 (914) 698-0600

Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in
Section 17 of the Partnership Agreement attached hereto as (Exhibit A).


(1) All subscription payments will be deposited and held in an interest-bearing escrow account until the Minimum Offering (or $1,200,000 in subscriptions) have been received (except in the case of subscriptions from Pennsylvania residents). The Commonwealth of Pennsylvania imposes the further conditions that (1) each subscription from a Pennsylvania resident must be held in escrow until $5,000,000 in subscriptions (5% of the Maximum Offering of $100,000,000) have been received from all investors (including Pennsylvania residents) and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. The Escrow Agreement terminates on the anniversary of the Effective Date. If at the end of such 12 month period, the Minimum Offering has not been achieved (or, in the case, of Pennsylvania subscribers, $5,000,000 of Units have not been sold), subscription payments then held in escrow will be returned by the Escrow Agent to the applicable subscribers together with interest earned thereon while held in escrow.

(2)  The Gross Unit Price is $100.00, except that:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    (b)  Investors buying in volume are entitled to Volume Discounts as follows:

            Number of Units   Discount         Net Purchase Price

            2,499 or less           None                    $100.00
            2,500  to  4,999        $2.50                   $ 97.50
            5,000  to  9,999        $3.50                   $ 96.50
            10,000 to 19,999        $4.50                   $ 95.50
            20,000 or  more         $6.50                   $ 93.50

        Volume Discounts reduce the Sales Commissions that would otherwise be payable in connection with the purchase of Units. An investor entitled to a Volume Discount will receive such discount through a reduction of the aggregate cash purchase price required to purchase Units.

    The proceeds to the Partnership, net of Sales Commissions and Volume Discounts, if any, will be the same for all such sales as for sales to the general public.

(3) The Partnership will pay to a Selling Dealer or to the Dealer-Manager (which is an Affiliate of the General Partner) a Sales Commission of $8.00 (8% of the Gross Unit Price) for each Unit sold by their respective registered representatives (except as noted in footnote 1). In addition, the Partnership will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering Proceeds) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor. The Partnership may obtain a loan as of each Closing Date in the principal amount of the Sales Commissions (collectively "Commission Loans") to pay Commissions otherwise payable by the Partnership on such Closing Date from Gross Offering Proceeds for the purpose of increasing the amount of Gross Offering Proceeds immediately available for Investments. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the amount of interest paid thereon. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding Commission Loans. See "PLAN OF DISTRIBUTION."

(4)  Proceeds to the Partnership are calculated before deduction of:

    (a) the O & O Expense Allowance in an amount equal to 3.5% of Gross Offering Proceeds. The O & O Expense Allowance is payable to the General Partner and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnership, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the General Partner's actual expenses. The General Partner is responsible to pay Organizational and Offering Expenses which exceed such Allowance; and

    (b) Acquisition Fees in an amount equal to 3.0% (subject to certain conditions and limitations specified in the Partnership Agreement of the sum of (i) the aggregate Purchase Price paid (including indebtedness incurred) by the Partnership for all items of Equipment acquired by the Partnership and (ii) the principal amount of all financing provided by the Partnership to Users is payable to the General Partner for its services and expenses of finding, evaluating, documenting and acquiring the Partnership's Investments. See "SUMMARY OF COMPENSATION."

(5) The amounts shown exclude ten Units ($1,000) in the Partnership that were purchased by the Original Limited Partner in connection with the organization of the Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit purchases) over (b) 600 Units ($60,000), the maximum amount of Unit purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed. Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

    NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $24,000,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

     THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED OR RESOLD IN CONFORMITY WITH THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP AND IN COMPLIANCE WITH APPLICABLE LAW.

                                 TABLE OF CONTENTS


                                                                         Page

   SUMMARY OF THE OFFERING...............................................  8
      Risk Factors  .....................................................  8
      The Partnership....................................................  9
      Terms of the Offering.............................................. 10
      Sources and Uses of Offering Proceeds and Related Indebtedness..... 12
      Summary of Compensation  .......................................... 12
      Conflicts of Interest ............................................. 13
      Fiduciary Responsibility........................................... 13
      Other Offerings by the General Partner and its Affiliates.......... 13
      Management;  Financial  Statements  of  the  General
      Partner  and  of  the Partnership.................................. 13
      Investment Objectives and Policies................................. 13
      Federal Income Tax Considerations.................................. 15
      Capitalization .................................................... 15
      Summary of Partnership Agreement................................... 15
      Transfer of Units.................................................. 15
      Fiscal Year........................................................ 16
      Glossary of Terms.................................................. 16

   RISK FACTORS.......................................................... 16
      Operating Risks.................................................... 16
      Partnership and Investment Risks................................... 16
      Federal Income Tax Risks and ERISA Matters......................... 22

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS........ 24

   SUMMARY OF COMPENSATION............................................... 25
      Organization and Offering Stage.................................... 26
      Operational Stage.................................................. 28
      Interest in Partnership Profits or Losses.......................... 33

   CONFLICTS OF INTEREST................................................. 36
      Lack of Separate Legal Representation and Lack of Arm's
      Length Negotiation of the Program Agreements....................... 36
      Compensation of the General Partner and Affiliates................. 36
      Effect of Leverage on Compensation Arrangements.................... 36
      Competition With the General Partner and its Affiliates............ 37
      Determination  of  Reserves  and  Liability  of
       the  General  Partner  for Partnership Obligations................ 38
      Competition by the Partnership with Other Entities for
      Management Services; Conflicts in Fiduciary Duties................. 38
      Joint Ventures..................................................... 38
      Lease Referrals.................................................... 38
      Participation of a Securities Sales Affiliate in this Offering..... 39
      General Partner to Act as Tax Matters Partner...................... 39

   FIDUCIARY RESPONSIBILITY.............................................. 39
      General............................................................ 39
      Conflicts.......................................................... 39
      Indemnification of the General Partner, Dealer-Manager
      and Selling Dealer                                                  40
      Investor Remedies.................................................. 40



                                                                          Page

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES............. 41
      Prior Public Programs.............................................. 41
      Prior Non-Public Programs.......................................... 43
   STATUS OF THE OFFERING................................................ 43

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP............................ 44

   MANAGEMENT............................................................ 44
      The General Partner................................................ 44
      Affiliates of the General Partner.................................. 46

   INVESTMENT OBJECTIVES AND POLICIES.................................... 46
      General............................................................ 46
      Acquisition Policies and Procedures................................ 47
      Credit Review Procedures........................................... 48
      Leases and Lessees................................................. 49
      Equipment.......................................................... 50
      Financing Transactions............................................. 52
      Other Investments.................................................. 53
      Portfolio Acquisitions............................................. 53
      Reserves........................................................... 54
      Use of Leverage.................................................... 54
      Cash Distributions to Partners..................................... 55
      Reinvestment of Undistributed Cash in Additional Equipment, Leases and
        Financing Transactions........................................... 58

   FEDERAL INCOME TAX CONSEQUENCES....................................... 59
      Summary............................................................ 59
      Opinion of Tax Counsel............................................. 59
      Classification as a Partnership.................................... 60
      Publicly Traded Partnerships....................................... 61
      Taxation of Distributions.......................................... 62
      Partnership Income Versus Partnership Distributions................ 63
      Allocations of Profits and Losses.................................. 63
      Deductibility of Losses: Passive Losses, Tax Basis and "At Risk"
      Limitation                                                          64
      Deductions for Organizational and Offering Expenses; Start-up Costs 65
      Tax Treatment of the Leases........................................ 66
      Cost Recovery...................................................... 66
      Limitations on Cost Recovery Deductions............................ 67
      Deferred Payment Leases............................................ 68
      Sale or Other Disposition of Partnership Property.................. 68
      Sale or Other Disposition of Partnership Interest.................. 69
      Treatment of Cash Distributions Upon Redemption.................... 70
      Gifts of Units..................................................... 70
      Consequence of No Section 754 Election............................. 70
      Tax  Treatment  of   Termination  of  the   Partnership
        Pursuant  to  the Partnership Agreement.......................... 70
      Audit by the Service............................................... 71
      Alternative Minimum Tax............................................ 71
      Interest Expense................................................... 72
      Self-Employment Income and Tax..................................... 72
      Maximum Individual Tax Rates....................................... 72
      Section 183........................................................ 73
      Registration, Interest, and Penalties.............................. 73
      State and Local Taxation........................................... 74
      Foreign Investors.................................................. 74
      Tax Treatment of Certain Trusts and Estates........................ 75

                                                                        Page

      Taxation of Employee Benefit Plans and Other Tax-Exempt
      Organizations                                                       75
      Corporate Investors................................................ 75

   INVESTMENT BY QUALIFIED PLANS......................................... 75
      Fiduciaries under ERISA............................................ 75
      Prohibited Transactions Under ERISA and the Code................... 76
      Plan Assets........................................................ 76
      Other ERISA Considerations......................................... 77

   CAPITALIZATION........................................................ 78

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION........................ 79
      Liquidity and Capital Resources.................................... 79
      Operations......................................................... 79

   SUMMARY OF THE PARTNERSHIP AGREEMENT.................................. 80
      Establishment and Nature of the Partnership........................ 80
      Name and Address................................................... 80
      Purposes and Powers................................................ 80
      Duration of Partnership............................................ 80
      Capital Contributions.............................................. 81
      Powers of the Partners............................................. 81
      Limitations on Exercise of Powers by the General Partner........... 81
      Indemnification of the General Partner............................. 83
      Liability of Partners.............................................. 83
      Non-assessability of Units......................................... 83
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales................................ 84
      Allocation of Profits and Losses................................... 84
      Withdrawal of the General Partner.................................. 85
      Transfer of Units.................................................. 86
      Dissolution and Winding up......................................... 86
      Access to Books and Records........................................ 86
      Meetings and Voting Rights of Limited Partners..................... 86
      Amendments......................................................... 87

   TRANSFER OF UNITS..................................................... 88
      Withdrawal ........................................................ 88
      Restrictions on the Transfer of Units.............................. 88
      Limited Right of Presentment for Redemption of Units............... 89
      Certain Consequences of Transfer................................... 90

   REPORTS TO LIMITED PARTNERS........................................... 90
      Annual Reports..................................................... 90
      Quarterly Reports.................................................. 91

   PLAN OF DISTRIBUTION.................................................. 91
      Segregation of Subscription Payments .............................. 92

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES............................................. 93
      General Suitability Considerations................................. 93
      State Requirements Concerning Minimum Investment and Minimum Investor
        Net Worth/Income................................................. 93
      Subscriber Representations......................................... 95


                                                                         Page
      Citizenship ....................................................... 97
      Special Limit on Ownership of Units by Benefit Plans............... 98
      Minimum Investment and Suitability Standards....................... 98
      How to Subscribe................................................... 98
      Admission of Partners; Closings.................................... 99

   SALES MATERIAL........................................................ 99

   LEGAL MATTERS......................................................... 99

   EXPERTS...............................................................100

   ADDITIONAL INFORMATION................................................100

   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS..................100

   FINANCIAL STATEMENTS..................................................100

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A.  Third Amended and Restated Agreement of Limited Partnership....A-1
      B.  Prior Performance Tables for the Prior Public Programs.........B-1
      C.  Subscription Documents.........................................C-1

                           SUMMARY OF THE OFFERING

    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto. See the Glossary contained in Section 17 of the Agreement of Limited Partnership attached as Exhibit A (the "Partnership Agreement") to this Prospectus for the definition of certain terms used in this Summary and throughout this Prospectus.

Risk Factors

    An investment in the Partnership has many risks. The information appearing under the caption "RISK FACTORS" in this Prospectus contains a detailed discussion of the most important risks associated with an investment in Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Partnership and Investment Risks:

    o No  one  can  predict   whether   Limited   Partners   will  receive  cash
      distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

    o Certain of the Prior Public Programs experienced losses in excess of reserves therefor in 1991-92, due primarily to lessee bankruptcies, which losses may effect, possibly materially, the financial results of such earlier programs.

    o The price, if any, which the Partnership receives from re-leasing or sale of its Equipment is expected to be a small fraction of the total original cost since most or all of the Partnership's capital investment in Equipment is expected to be recovered through rental or royalty payments during the Partnership's initial Leases (ranging in terms from two to five years) and, in many cases, the Lease terms may be for a majority of the expected useful life of the underlying Equipment. Obsolescence and other factors, such as supply and demand for used equipment at the times that he Partnership has Equipment available to sell or re-lease will effect the price, if any, which the Partnership receives for such Equipment.

    o The Investments to be acquired or entered into by the Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

    o A substantial portion of the distributions to be made by the Partnership are expected to be a return of investors' Capital Contributions, principally due to federal tax deductions for non-cash expenses (e.g., depreciation) and cash expenses (e.g., amortization of acquisition costs).

    o An investor's share of taxable income in the early years of the Partnership is likely to exceed, and in the later years of the Partnership is likely to be less than, investment income for GAAP purposes due to the allowance of greater deductions for GAAP purposes than for tax purposes in the early years of the Partnership.

    o Investors will not have the opportunity to vote except in extraordinary circumstances (e.g. to approve by a vote of not less than 50% or more of all Limited Partners (a "Majority") any amendment to the Partnership Agreement). As a result, they must rely on the skills, integrity and business expertise of the General Partner.

    o The General Partner, the Dealer-Manager and the Selling Dealers will receive Front-End Fees of up to 25% of Gross Offering Proceeds (assuming the maximum possible leverage of 80%) for the expenses of organizing the Partnership program (the O & O Expense Allowance), offering Units (Sales Commissions), supervising the sale of Units (the Underwriting Fee) and acquiring the Partnership's Equipment, Leases and Financing Transactions (Acquisition Fees) -- see footnotes 2 and 3 on page 2. Because such fees are primarily paid at either the time of sale of Units or upon the investment of Net Offering Proceeds, all of such compensation is payable before the Limited Partners' total return of, and any investment return on, their investment is known and regardless of whether or not they receive a return of their entire investment. In addition, the General Partner is entitled to Management Fees and reimbursement of certain administrative expenses during the operational phase of the Partnership and Subordinated Remarketing Fees and a portion of Cash From Operations and Cash From Sales during the operational and liquidation phases of the Partnership (subject, in each case, to certain conditions and limitations set forth in the Partnership Agreement). None of the foregoing compensation has been the subject of arm's length negotiations

    o Investors must be prepared to hold their Units for the entire five (5) year (minimum) to eight (8) year (maximum) Reinvestment Period following the Final Closing Date as well as the additional liquidation period of from six (6) to thirty (30) months thereafter because (a) only a limited secondary market exists for the Partnership's Units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See "TRANSFER OF UNITS--Limited Right of Presentment" for a discussion of redemption rights and prices).

    o The risks relating to the continued Creditworthiness of Lessees and Users.

    o The   risks   inherent   in   all   leveraged    lease   and   financing
      transactions.

    o In general, each investor's subscription payments may be held in escrow for up to 12 months from the Effective Date (or from the later date on which his or her state declares the Offering to be effective) before being returned if the Minimum Offering is not sold within such period. The subscription payment of each Pennsylvania subscriber may be only be held in escrow for a period of up to 120 days from the date the Escrow Agent receives such subscription, at the end of which period such subscriber must either be admitted to the Partnership as a Limited Partner (if aggregate subscriptions of $5,000,000 of Units have been received within such period) or rescission offered to such subscriber. During the period which a subscriber's subscription payment is being held in escrow, he or she will be deprived of the use of such funds, although such funds will accrue interest during such period for the benefit of such investor and must be returned to such investor if he or she is not admitted as a limited partner of the Partnership by the end of such period.

    Federal Income Tax Risks:

    o The risk the Partnership may not be classified as a limited partnership for federal income tax purposes.

    o The risk that income and expenses of the Partnership, due to their classification as "passive income" or "portfolio income," may not be able to be offset against other activities on an investor's income tax return.

    o The risk that certain Partnership investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

    o Investors may be required to report taxable income that may exceed cash distributed to them.

    o The  risk  the  Partnership   may  be  treated  as  a   "publicly-traded
      partnership."

The Partnership

    ICON Cash Flow Partners L.P. Seven is a Delaware limited partnership which was formed on May 23, 1995 primarily to engage in the business of leasing Equipment and providing financing, secured by equipment, to companies determined to be Creditworthy by the General Partner as well as to engage in any other businesses which are consistent with the Partnership's objectives and in which the Partnership may lawfully engage. The General Partner expects that two-thirds of Net Offering Proceeds will be invested in Equipment which is subject to Leases which do not produce portfolio income and that one-third of such Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income although the General Partner may determine to invest up to one-half of such Proceeds in such Investments if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. Over the life of the Partnership, the General Partner expects that approximately one-third of its Investments, by cost, will consist of such types of Investments. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." The Partnership is expected to complete its Reinvestment Period no later than five (5) years from the Partnernership's Final Closing Date (which must occur within two
    (2) years of the date of this Prospectus) and to then liquidate the Partnership's Investments within a further period not exceeding two and one-half (2 1/2) years unless the General Partner elects, in its sole discretion, to extend the Reinvestment Period for a further period of three
    (3) additional years. Consequently, the Reinvestment Period may end November 9, 2002 (assuming the maximum two (2) year Offering Period and no extension) or as late as November 9, 2005 (assuming the maximum two (2) year Offering Period and the maximum three (3) year extension of such Period). Since the Disposition Period begins after the Reinvestment Period, the completion of liquidation of the Partnership's Investments and winding up of its activities and affairs could be completed by May 9, 2005 (assuming the maximum two (2) year Offering Period, no extension and the maximum Disposition Period of two and one-half (2 1/2) years) or as late as May 9, 2008 (assuming the maximum two (2) year Offering Period, the maximum three
    (3) year extension of such Period and the maximum Disposition Period of two and one-half (2 1/2) years). The Partnership Agreement provides that the term of the Partnership ends December 31, 2015. Investors should therefor expect to hold their Units for the full term of the Partnership (i.e. from 7 1/2 to 9 1/2 years from the time they invest (in the event that the General Partner does not elect to extend the Reinvestment Period) and from up to 10 1/2 to up to 12 1/2 years (if the General Partner were to elect to extend the Reinvestment Period for the maximum of three (3) additional years).

Terms of the Offering

    The Offering -- The Partnership is offering a minimum of 12,000 Units and a maximum of 1,000,000 Units of limited partnership interests (or Units) in the Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and NASD-member firms (the "Selling Dealers") which have entered into Selling Dealer Agreements with the Partnership.

    Offering Period -- The Offering began on the date of this Prospectus (which is dated as of the Effective Date) and will terminate no later than the date twenty-four (24) months after such date. In most states, continued offering beyond one year after the effective date in such state (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" for a chart showing each state's effective date) is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 1,000,000 Units are received prior to the end of such period. The end of the Offering Period is also called the Termination Date.
    Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date. See "PLAN OF DISTRIBUTION."

    Minimum Offering -- Unless the Partnership receives subscriptions for 12,000 Units prior to the anniversary of the date on the Cover of this Prospectus (which is dated the Effective Date), no Units will be issued and all funds received in connection with the Offering (including accrued interest on Subscription Monies) will be promptly refunded. Although the General Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

    Escrow Agent; Distribution of Escrow Interest -- All subscription payments will be deposited and held in an interest-bearing escrow account with The Bank of New York (NJ), a New Jersey banking corporation (or another banking institution named by the General Partner in the event that such bank is unable to serve as escrow agent) until the earlier to occur of (i) the date on which the Minimum Offering (or $1,200,000 in subscriptions) have been received (exclusive of subscriptions from Pennsylvania residents) or (ii) the anniversary of the date on the Cover of this Prospectus (which is dated the "Effective Date"). Subscriptions from residents of Pennsylvania are subject to the further conditions that (1) each such subscription must be held in escrow until such time as at least $5,000,000 in subscriptions (5% of the Maximum Offering of $100,000,000) have been received from all investors and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. During the period that subscription monies are held in escrow, such funds will be invested in a savings or money-market account with the Escrow Agent and earn interest at the prevailing rates applicable to such accounts from the time on the subscription payments deposited with the Escrow Agent until the earlier of the date (i) the subscriber is admitted to the Partnership as a Limited Partner, (ii) in the case of Pennsylvania investors, at the end of the respective 120 day period following the Effective Date during which his subscription was received (during which period aggregate subscriptions of $5,000,000 must be satisfied for such investor to be admitted as a Limited Partner or rescission of his subscription offered to him) or (iii) the anniversary of the date on the Cover of this Prospectus. The interest so earned will be paid to the subscriber upon his or her admission to the partnership (or, if such subscriber is not admitted to the Partnership, when the subscription payments are returned). After the Initial Closing Date (see "Closings"), subscriptions will be held in a special, segregated, interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $5,000,000 of Units have been received and the next Closing is held).

    Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor (other than residents of the states specified on Pages C-3 and C-4 of the Subscription Agreement) will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.

    Closings -- The initial Closing will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to the Partnership as Limited Partners. After the Initial Closing Date, the Partnership intends to hold Closings semi-monthly until the Offering is completed or terminated.


    Status of the Offering -- As of the date of this Prospectus, the Partnership has not admitted any subscribers as Limited Partners to the Partnership.

    Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

      (i)both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

      (ii) a net worth of at least $75,000 (determined as above).

    Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident Alabama, Arizona, Arkansas, Indiana, Maine, Massachusetts, Mississippi, Minnesota, Nebraska, New Mexico, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont and Washington must
    (1) either (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and
    (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). In addition, subscribers who are residents of Iowa, Michigan, Missouri, New Jersey and North Carolina must have either (a) annual gross income of $60,000 plus a net worth of $60,000 or (b) a net worth of at least $225,000. Finally, each subscriber residing in Michigan or Pennsylvania must also have a net worth (exclusive of home, home furnishings and automobiles) equal to the greater of (a) the normal net worth requirements for this program or (b) ten times the amount to be invested (e.g., a $200,000 net worth in order to invest $20,000). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements).

    Who Should Invest -- You should only invest in the Partnership if you (a) are prepared to make an investment for the entire five (5) year (minimum) to eight (8) year (maximum) Reinvestment Period following the Final Closing Date as well as the additional liquidation period of from six (6) to thirty
    (30) months thereafter, (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the risks associated with such investment (see "RISK FACTORS"). An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnership or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions (See "INVESTMENT BY QUALIFIED PLANS" for further information). Each potential investor should review the information appearing under the captions "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his tax and investment advisors to determine (1) if an investment in Units is appropriate for him in light of his particular tax and investment situation and (2) if so, what portion of his total investment portfolio may prudently be invested in Partnership Units.

    Minimum Investment -- The minimum investment by an investor (whether by subscription or through resale) is generally 25 Units except IRAs and Qualified Plans for which the minimum investment is generally 10 Units except for the state securities administrator of Nebraska (which has established a 50 Unit minimum regular investor minimum investment) and the state securities administrators of Arizona, Arkansas, Idaho, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee,
    Texas, and Washington (which have established a 20 Unit minimum IRA and Qualified Plan minimum investment) and for the Iowa residents (which has established a 20 Unit minimum IRA and Qualified Plan minimum investment). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the form of Subscription Agreement attached as Exhibit A hereto). Subscribers who satisfy such minimum purchase requirements may subscribe for additional Units and fractions of Units during the Offering Period.

Sources and Uses of Offering Proceeds and Related Indebtedness

    Not less than 74.0% of Gross Offering Proceeds will be used to make Investments (assuming maximum possible leverage of 80%), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the Offering. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" for a breakdown of the Partnership's estimate as to how the capital it raises and a portion of the indebtedness it may employ will be used.

Summary of Compensation

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General Partner (which will acquire the assets for and manage the business of the Partnership) will receive compensation for their services. The section of the Prospectus entitled "SUMMARY OF COMPENSATION" details the estimated amount and range of each item of compensation payable to the Dealer Manager and the General Partner by the Partnership. The most significant items of compensation are:

    o Approximately 25.0% of Gross Offering Proceeds (assuming maximum possible leverage of 80%) will be used to pay the costs of organizing the Partnership, offering the units to the public and acquiring Partnership assets and, of such percentage, approximately 17.0% of Gross Offering Proceeds will be paid to the General Partner or an Affiliate and approximately 8.0% of Gross Offering Proceeds is expected to be paid to unrelated Selling Dealers. (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS"). The Partnership may elect to borrow an amount equal to sales commissions and use the corresponding amount of Gross Offering Proceeds (up to 8% thereof) to make Investments and pay operating expenses of the Partnership. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid therewith by the amount of interest paid on any such Loans. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding Commission Loans.

    o The General Partner will generally be entitled to receive a Management Fee of between 2% and 5% of annual gross rental payments (fee percentages for Leases are based on whether they are Full-Payout or Operating Leases) and 2% of payments on Financing Transactions.

    o The General Partner shall receive 1% and the Limited Partners 99% of each of distribution of Distributable Cash From Operations and Distributable Cash From Sales until the Limited Partners have received total cash distributions in an amount equal to Payout (i.e., the time when each of the Limited Partners has received cash distributions in an amount equal to the sum of his or her (i) capital contribution plus (ii) an 8.0% cumulative annual return thereon, compounded daily, computed from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement).

      After Payout, distributions of Distributable Cash From Operations and Distributable Cash From Sales, distributions of Distributable Cash From Operations shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the earlier of (i) when the total cash distributions made to each Limited Partner equal 150% of his or her original Capital Contribution (reduced by any amounts paid to him or her (A) as a return of uninvested Capital Contributions and (B) in redemption of Units pursuant to the Partnership Agreement) or (ii) upon liquidation of the Partnership. The increased share of Distributable Cash From Operations tentatively attributed to the General Partner but not actually distributed to it because of the proviso in the preceding sentence shall accrue, without interest, and be paid to the General Partner out of the first Distributable Cash From Operations available to the Partnership after the earlier of (i) the time when the total cash distributions made to each Limited Partner equal 150% of such Partner's original Capital Contribution (reduced by distributions in return of uninvested capital and in redemption of Units, as described in the preceding sentence) or (ii) upon liquidation of the Partnership.

    o There are a number of other,  smaller items of compensation  and expense
      reimbursements   that  the  General   Partner  may  receive  during  the
      operations of the Partnership. See "SUMMARY OF COMPENSATION."

Conflicts of Interest

    The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include, but are not limited to:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing programs sponsored by the General Partner or its Affiliates for the acquisition, lease, financing or sale of Equipment; and

    o competition with other leasing programs sponsored by the General Partner or its Affiliates for management services.

    In addition to the fiduciary duty that the General Partner owes to the Limited Partners, the Partnership Agreement contains certain provisions intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

Fiduciary Responsibility

    The General Partner will act as fiduciary to the Partnership. However, the Partnership will be obligated to provide certain indemnities to the General Partner, and, as detailed under "CONFLICTS OF INTEREST," the General Partner will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

    The General Partner has sponsored, and is currently managing, six other public leasing programs with objectives similar to that of the Partnership and certain Affiliates have sponsored and are managing fourteen non-public programs with different investment objectives. (See "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" for more detailed information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through Series E and ICON Cash Flow Partners L.P. Six, all of which are hereinafter collectively referred to as the "Recent Public Programs") and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.

Management; Financial Statements of the General Partner and of the Partnership

    The sole General Partner of the Partnership is ICON Capital Corp., a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600), which is also the Partnership's address and telephone number. The General Partner will manage and control the affairs of the Partnership. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the Partnership's business.

    The financial statements of the General Partner and of the Partnership are located in the Prospectus under the caption "FINANCIAL STATEMENTS."

Investment Objectives and Policies

    The Partnership intends to acquire and lease various types of Equipment, primarily within the United States, to businesses which the General Partner determines are Creditworthy. The Partnership will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral located primarily within the
    United States which the General Partner determines to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers. The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing Transactions and Leases which produce portfolio income although the General Partner may determine, in its sole discretion, to invest up to one-half of the Partnership's funds in Financing Transactions as well as Leases or other transactions which produce portfolio income if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. For the purposes of this Prospectus, the term "Creditworthy" means, when used with respect to a prospective Lessee or User, that (1) the Credit Committee of the General Partner has made the determination, in its reasonable business judgment, after review of financial, credit, operational and other information concerning such Lessee or User, that such party is currently able, and is expected to continue throughout the term of such transaction to be able, to meet its obligations to the Partnership in a timely and complete manner, (2) the Lease or Financing Transaction is adequately secured by equipment and/or other or additional collateral obtained, directly or indirectly, from such Lessee or User (or a guarantor or other party) and (3) the Lessee or User has satisfied substantially the other criteria established by the Credit Committee as a condition to the Partnership's investment in such Lease or Financing Transaction. (See "INVESTMENT OBJECTIVES AND POLICIES--Credit Review Procedures" for a discussion of the procedures used by the General Partner to determine the Creditworthiness of potential Lessees and Users).

    The terms of the Partnership's Leases are expected to range from two to five years. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) which return the Partnership's cost of such Investments (including Front-End Fees), together with investment income. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment.

    The Partnership's overall investment objectives are to:

    (1)  achieve sale of the Maximum Offering in an orderly manner;

    (2) promptly apply Net Offering Proceeds, together with the principal amount of any Indebtedness, permitted to be incurred to acquire Investments which are as broadly diversified by collateral type, lessee/user industry and geographic location as is possible in accordance with the Partnership's investment objectives and policies described herein and the Partnership Agreement;

    (3)  arrange  for  financing  of  substantially  all  contractual   revenues
    receivable   for  such   Investments   which  are  not  needed  for  current
    distributions and operation expenses;

    (4) make monthly cash distributions in an amount equal to the "First Cash Distributions" to each of its Limited Partners from Cash From Operations throughout the period which ends five (minimum) to eight (maximum) years after the Partnership's Final Closing (the "Reinvestment Period") see "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners--Monthly Cash Distributions" and "--First Cash Distributions to the Limited Partners";

    (5) re-invest all (a) excess financing proceeds and (b) undistributed Cash From Operations and Cash From Sales in additional Investments during the Reinvestment Period to continuously increase the total amount of the Partnership's revenue-generating Investments (see "INVESTMENT OBJECTIVES AND POLICIES--Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing Transactions"); and

    (6) sell or otherwise transfer the Partnership's Investments and other assets in an orderly manner and thereafter to distribute Cash From Sales thereof to the Partners within approximately six (6) to thirty (30) months after the end of the Reinvestment Period.

    See "INVESTMENT OBJECTIVES AND POLICIES" for a detailed discussion of (a) the Partnership's proposed Investments under "--Acquisition Policies and Procedures," "--Leases and Lessees," "--Financing Transactions" and "--Portfolio Acquisitions" in such section; (b) the credit criteria to be employed by the General Partner's Credit Committee and credit staff in evaluating businesses for proposed Investments under "--Credit Review Procedures" in such section and (c) the nature and source (e.g. capital or investment increase) of cash distributions to be made to Limited Partners under "--Monthly Cash Distributions" in such section.

    Not less than 74.0% of the Gross Offering Proceeds will be used to make investments in Equipment, Leases and Financing Transactions (collectively "Investments") on behalf of the Partnership (assuming that the Partnership's initial Investments are acquired using a maximum of 80% leverage) (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and 1.0% of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase Investments with the same average yield as the Partnership is able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of leases and financing transactions would be greater than the return from an investment in the Partnership. In addition, if one assumed that an investor would incur no expenses in (1) managing Investments (e.g. billing and collecting rents, corresponding with the Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Federal Income Tax Considerations

    See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to the Partnership. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnership will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnership.

    The Partnership has obtained an opinion from Whitman Breed Abbott & Morgan, Tax Counsel to the General Partner, concerning the Partnership's classification as a partnership for federal income tax purposes. See "-- Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

    The section of this Prospectus entitled "CAPITALIZATION" details, in tabular form, the Partnership's current and projected capitalization, after deduction of Sales Commissions, Underwriting Fees and the O & O Expense Allowance.

Summary of Partnership Agreement

    The Partnership Agreement governs the relationship between the Limited Partners and the General Partner. Investors should be particularly aware that under the Partnership Agreement:

    (1)  they will have limited voting rights;

    (2) their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

    (3) the fiduciary duty owed by the General Partner to the Limited Partners has been modified in recognition of its sponsorship of the Prior Public Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

See "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS," "REPORTS TO LIMITED PARTNERS" and "FIDUCIARY RESPONSIBILITY" for further details.

Transfer of Units

    The transfer of Units is subject to restrictions contained in the Partnership Agreement which are primarily intended to avoid having the Partnership be treated as a "publicly traded partnership" and thereby become subject to taxation as a corporation (see "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships" at Pages 61-62). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the Partnership had been reached for such year. See the "TRANSFER OF UNITS" section of the Prospectus discusses the restrictions on transfer of Units in greater detail.

Fiscal Year

    The fiscal year of the Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this Prospectus, see Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.


                                 RISK FACTORS

    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnership will engage in the businesses of equipment leasing and secured financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of physical deterioration, or technological obsolescence of some types of Equipment that the Partnership may lease or finance; risks related to the Creditworthiness of Lessees and the possibility of Lessee or User defaults; fluctuations in general business and economic conditions; and the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary), of certain of its assets. Many of the foregoing risks are outside the control of the Partnership and may adversely affect its operating costs or revenues, or the amounts actually realizable by it. Certain of such risks are discussed below.

Partnership and Investment Risks

    Certain of the Prior Public Programs with Investment Objectives Similar to the Partnership have experienced unexpected losses. As discussed in greater detail in the "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" Section of this Prospectus at Pages 39-41 and as shown on TABLE III, three of the early Prior Public Programs experienced losses in 1991-1992 which were in excess of such Programs' respective provisions or reserves for such losses. The primary cause of such losses in each case was the bankruptcy of one or more lessees of such Programs. A secondary cause in the case of one of such Programs was the rapid obsolescence of equipment subject to an operating lease due to withdrawal of software support by the manufacturer after it had been acquired by a competitor and its product line and product support terminated by the acquiring company. In the case of the largest two of such bankruptcies, it has been reported in the press that each of the bankrupt companies had materially overstated their inventories and profits in their financial statements prior to bankruptcy. While the Partnership will use its diligent business efforts to avoid and minimize losses and to establish reserves for losses which are adequate and prudent, there can be no assurance that losses of the Partnership will not exceed such reserves due to conditions beyond the control of the General Partner. If the Partnership were to incur any such excess losses, the amounts otherwise distributable as a return of, and a return on, capital to the Limited Partners, would be reduced in the absence of offsetting investment gains or cost savings by the Partnership.

    Equipment and Lessees Unspecified. Because the Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus, the General Partner will have complete discretion in investing the Net Offering Proceeds from the sale of the Units and proceeds from Partnership Indebtedness within the limits set forth under the caption "INVESTMENT OBJECTIVES AND POLICIES." In addition, because the Partnership's Investments have not been specified, no one can predict if investors will receive distributions sufficient to return their investment and/or an investment return thereon.

    Investments in "New/Unused," "Seasoned" and "Used/Remarketed" Equipment. The General Partner also has discretion to invest the Net Offering Proceeds and Indebtedness in "new/unused," "seasoned" and/or "used/remarketed" Equipment in any proportion. See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment"). Purchasers of Units must therefore rely solely on the judgment and ability of the executive officers of the General Partner with respect to the selection of lessees, the purchase of Equipment, incurring Indebtedness, the negotiation of the terms of purchases of Equipment, Leases and Financing Transactions and other aspects of the Partnership's business and affairs. The General Partner expects that a substantial portion, of at least 50%, and as much as 75%, of all its Equipment may from time to time consist of "seasoned"
Equipment (i.e. Equipment which is acquired by the Partnership during and subject to the initial (or original) Lease of such Equipment, that at least 25% of its Equipment will consist of "New/unused Equipment" and that 0 to 25% of its Equipment might consist of "Used/Remarketed Equipment" (i.e. Equipment in its second lease). The major risk associated with purchase of "Seasoned" or "Used/Remarketed" Equipment is that the user has not maintained such Equipment in strict compliance with the terms of its lease of such Equipment. It will not usually be cost-effective for the Partnership to inspect each item of such Equipment prior to its acquisition. Instead, the General Partner will seek, and expects that it will be able in substantially all instances to obtain for the Partnership, representations from the sellers of all Equipment, including "seasoned" and "used" Equipment as well as from the users of such Equipment that such Equipment has been maintained in compliance with the terms of the applicable leases, that neither the seller, as lessor, nor the User, as lessee, is in violation of any material terms of such Leases and that the Equipment is in good operating condition and repair and the user has no defenses to, or offsets against, rents payable with respect to such Equipment as a result of the condition of the Equipment. The Partnership would have rights against the seller or user of such "seasoned" or "used" Equipment or both for any losses of the Partnership arising from their breach of such representations.

    Investment Delay. Delay may be expected between the time an investor purchases Units in the Partnership and the time the Net Offering Proceeds from such sales are invested in Investments. As a result, a corresponding delay may occur in the receipt of benefits from cost recovery deductions from the Equipment. However, the Partnership Agreement requires that all Net Offering Proceeds from the sale of the Units, after deduction of Front-End Fees, be invested, or committed to investment, in Equipment, Leases, Financing Transactions and Reserves (not exceeding 3% of Gross Offering Proceeds), within 24 months from the Effective Date of the Offering (or, if later, within 12 months of receipt of such Net Offering Proceeds). All such Net Offering Proceeds which are not so invested or committed to investment shall be distributed to the Limited Partners, on a pro rata basis, as a return of capital without interest and without reduction for Sales Commissions, Underwriting Fees and O & O Expense Allowance related to such uninvested Capital Contributions.

    Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnership's actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing Transactions will be available on reasonable terms at the times the Partnership is ready to invest its funds. The General Partner may vary the Partnership's Investment portfolio and may invest a substantial portion of the Net Offering Proceeds and Cash From Operations and/or Cash From Sales in types of equipment and financing transactions other than those described under the caption "INVESTMENT OBJECTIVES AND POLICIES" or may invest in Financing Transactions to a greater degree than currently anticipated. (The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing Transactions and Leases which produce portfolio income although the General Partner may determine, in its sole discretion, to invest up to one-half of the Partnership's funds in Financing Transactions as well as Leases or other transactions which produce portfolio income if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership.) Also, to the extent that less than the maximum number of Units are sold, it is likely that the Partnership would not be able to achieve as great a degree of diversification in its portfolio of Investments as would be possible with more capital to invest.

    Residual Value of Equipment. Each investor's ultimate investment return from the Partnership will depend, in part, upon the residual value of the Partnership's Equipment at the time of its sale or re-lease. The residual value of the Equipment will depend upon many factors beyond the control of the Partnership, including the cost of similar new equipment at the time of sale, technological obsolescence, supply of and demand for such equipment, competitive factors and general economic conditions. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

    A Lack of Diversification of Investments Would Result if only the Minimum Offering were Raised. The Partnership may begin operations with minimum capitalization of approximately $1,038,000 (after payment of estimated Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.5% or $162,000 of Gross Offering Proceeds) or $1,134,000 (assuming the Partnership is successful in obtaining Commission Loans in an amount equal to the Sales Commissions payable by the Partnership). The ability of the Partnership to diversify its Investments and its profitability could be adversely affected by the amount of funds at its disposal. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "CAPITALIZATION."

    Management of the Partnership; Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnership, including the determination as to which Equipment the Partnership will acquire and which Leases and Financing Transactions it will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnership, to a large extent, will depend on the quality of its management, particularly as it relates to acquisition of Equipment and Financing Transactions and the re-leasing and disposition of its Equipment. Limited Partners are not permitted to take part in the management of the Partnership or the establishment of the Partnership's investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnership to the General Partner. See "MANAGEMENT."

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, the Consent of the Majority Interest (more than 50% of the Partnership Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the Sponsor and the Program, any Interests owned by the Sponsor shall not be included.

    Leveraged Investment--Increased Risk of Loss. The Partnership expects to acquire a portion of its Investments for cash consideration and to acquire other Investments (particularly those with investment-grade Lessees and Users) subject to existing (primarily non-recourse) indebtedness. As an essential element of its acquisition and operational strategy, the General Partner intends to use additional borrowings (or "leverage") from banks or other unaffiliated lenders (which is expected to be recourse debt as to a discrete "pool" of Leases or other receivables in excess of those needed for current cash expenses and distributions) to acquire additional Investments and generate additional Gross Revenues for the Partnership. Such pooled-asset loans are commonly referred to as "securitizations." The General Partner expects that, from the time the Gross Offering Proceeds are fully invested in Investments, until the end of the Reinvestment Period, at least 50% but no more than 80% of the Partnership's aggregate cost of its Investments will have been supplied by Partnership borrowings and existing indebtedness. The ability of the Partnership to borrow and obtain favorable interest rates and other terms will depend in part on the magnitude of financeable assets which the Partnership owns at any point in time and other factors such as the general availability of investors willing to lend money at any point in time. To the extent that the Partnership uses borrowings, the interest rates paid by it on such borrowings may be higher than those paid by certain leasing companies which may be able to borrow money at lesser rates of interest. As a result, the Partnership may be required to charge higher payments under its Leases and Financing Transactions than would be charged by a competitor with a lower cost of borrowing in order to achieve a comparable return on its Investments. Accordingly, the Partnership may operate at a competitive disadvantage relative to certain other lessors and financiers of Equipment.

    Furthermore, such borrowings may be secured by a lien on some or all of the Partnership's Equipment, Leases and/or Financing Transactions and the payments due thereunder. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals or royalties due under a Lease which has been assigned to a lender, and if the Partnership is unable either (a) to re-lease or re-license such Equipment upon rental terms comparable to those under the original Lease or
(b) is unable to pay the debt it has incurred, the lender could foreclose on such Equipment and the Partnership could suffer a loss of its investment therein.

    It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to repair damaged Equipment where Reserves and Cash From Operations are not sufficient to cover such costs). There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available, or if available, would be on terms satisfactory to the Partnership.

    Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the Partnership would need to foreclose on the Equipment and/or other collateral securing such transaction (which might include guaranties, security and time deposits, manufacturer or vendor guaranties or re-purchase covenants). If the Partnership were then unable to sell or re-lease the foreclosed Equipment or collateral or were unable to repossess such Equipment or collateral promptly or at all, the Partnership might realize a significant loss of anticipated revenues that may result in the inability of the Partnership to recover fully its investment in such Lease or Financing Transaction.

    In the Early Partnership Years Investors Will be Subject to Federal Income Taxation on Amounts that are a Return of Capital Under Generally Accepted Accounting Principles. The Partnership is required to prepare its financial statements and quarterly and annual financial reports to investors using generally accepted accounting principles ("GAAP"), and is also required to follow the Internal Revenue Code of 1986, as amended (the "Code") to compute its taxable income and deductible expenses. There are many differences between the timing, amounts and deductibility of items under GAAP and the Code. As a result of such differences, a higher proportion of investors' monthly cash distributions during the early (particularly the first two) years of the Partnership will be a return of investors' capital contributions for GAAP (or "book") reporting purposes than for tax reporting purposes. Consequently, investors should be aware that, as a result, there may be substantial differences each year between net income determined on a GAAP basis, as reported to investors periodically, and the taxable income on which investors will pay taxes pursuant to the Code.

    A Substantial Portion of the Cash Distributions of the Prior Public Programs has been a Return of Capital. A substantial portion of distributions made to date by the Prior Public Programs has been a return of investors' capital contributions. See Table III of the Prior Performance Tables for the Prior Public Programs which appear as Exhibit B to this Prospectus. Subscribers will not acquire any ownership interest in any Prior Public Program and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in any such Prior Public Program (notwithstanding the similarity in investment objectives and intended operations of such Programs and the Partnership) or that the prior performance of any such Prior Public Program indicates the future results of operations of such Prior Public Program.

    Rate of Limited Partner Cash Distributions Not Fixed; Return on Investment Not Determinable. While it is the Partnership's objective to make monthly cash distributions from net cash flows from operations, the General Partner may determine it is in the best interest of the Partnership to change the proportion of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. In addition, until all cash distributions from the operations of the Partnership and from sale of all its assets has been completed the level of an investor's return on investment, if any, cannot be determined. There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnership and the total return on capital of the Partnership can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized.

    Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," the Code and regulations promulgated thereunder by the Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnership to create or participate in a "secondary market" for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnership as a long-term, illiquid investment. See "TRANSFER OF UNITS."

    Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited Partner (other than any Affiliated Limited Partner) may request that the Partnership redeem up to 100% of the Units held by such Limited Partner. The Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set. Such redemption price initially approximates the Net Offering Proceeds realized by the Partnership from Capital Contributions of a Limited Partner on the date of his admission to the Partnership after deduction of Front-End Fees and has a maximum value equal to the Capital Account balance of such Limited Partner as of the end of the quarter preceding the redemption, reduced by cash distributions for the calendar quarter in which the redemption occurs. See "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units." However, during the term of the Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption.

    Conflicts of Interest. The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnership--see the "CONFLICTS OF INTEREST" Section at Pages 31-35 of this Prospectus. Such conflicts may include:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing programs sponsored by the General Partner or its Affiliates for the acquisition, lease, financing or sale of Equipment and for management services;

    o since the General Partner is, as a general rule, liable for the Partnership's liabilities which exceed its assets, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnership's Reserve Account;

    o in joint ventures, a conflict may arise in determining when and whether to dispose of any jointly owned investments;

    o the timing and amounts of Acquisition Fees paid to the General Partner are based upon the total purchase price of all Equipment inclusive of debt and, thus, are increased (subject to a ceiling on the total amount of such fees) if a greater percent of debt is employed in acquiring the Partnership's Investments.

    o any Units sold through ICON Securities Corp. because of its affiliation with the General Partner, will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    o in acting as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service"), there can be no assurance that any decisions made by the General Partner in such its capacity as Tax Matters Partner will be in the best interest of any specific Limited Partner given his or her specific tax situation.

Certain of such conflicts are affected by (i) the fiduciary duty that the General Partner owes to the Limited Partners and by (ii) provisions of the Partnership Agreement which are intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

    Participation  of  a  Securities  Sales  Affiliate  in  this  Offering.  The
Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    General Partner Not Employed by Partnership Exclusively. The Partnership will not employ its own full-time officers, directors or employees. The General Partner will supervise and control the business affairs of the Partnership. The Partnership will contract with the General Partner to manage the Partnership's Investments. The officers and employees of the General Partner will devote to the Partnership's affairs only such time as may be reasonably necessary to conduct its business. See "MANAGEMENT."

    The Equipment Leasing and Financing Businesses are Highly Competitive. The equipment leasing and financing businesses are highly competitive and the
Partnership will be competing with many established entities having substantially greater financial resources than the Partnership. Many of these entities have greater experience in said businesses than the General Partner. See, however, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES."

    Risks of Joint Ventures. The Partnership Agreement permits the Partnership to invest in Joint Ventures with other limited partnerships or investment programs sponsored by the General Partner and its Affiliates as well as programs sponsored by non-Affiliates. The maximum amount of the Partnership's Gross Offering Proceeds which may be so invested is equal to the smallest of 25% of
(a) the Maximum Offering, (b) the sum of (i) the cumulative Gross Offering Proceeds raised as of the closing date of such investment and (ii) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership will raise from such date to the Termination Date or (c) the cumulative Gross Offering Proceeds raised as of the Termination Date. Such Joint Ventures will have substantially identical investments objectives to the Partnership. Joint Ventures will not permit the Partnership indirectly to engage in activities which it cannot directly engage in as sole owner of any Investment under the terms of the Partnership Agreement. See "INVESTMENT OBJECTIVES AND POLICIES--Other Investments." Investing in Joint Ventures rather than a direct investment in equipment or financing transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnership's co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership. Among other things, actions by such a co-investor might have the result of subjecting equipment or financing transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnership or might have other adverse consequences for the Partnership. Inasmuch as, in certain cases, no one Person may control the Joint Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any equipment or financing transaction, and, although it is anticipated that the Partnership shall have a right of first refusal with respect to the purchase of any equipment or financing transactions held by such Joint Venture, the Partnership may not have the resources to make such purchase. See "CONFLICTS OF INTEREST--Joint Ventures."

    Uninsured Losses. The Partnership's Leases and the documentation for Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the Partnership will provide it at its own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the Leases and Financing Transactions and, in connection therewith, the Lessee or User is unable to honor its payment obligations, the Partnership could suffer a loss of capital invested in, and a loss of any profits and related cash flow which might be anticipated from, such Investments.

    Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal Aviation Administration ("FAA") may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered prior to operation in the waterways of the United States. Failure to register or loss of such registration for aircraft or marine vessels could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment. See "INVESTMENT OBJECTIVES AND POLICIES--Equipment--Equipment Registration."

    Equipment Leases May be Subject to Usury Laws. Equipment Leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions. The Partnership intends to structure its Leases and Financing Transactions so as to avoid application of the usury laws of the states in which it will conduct its operations. However, there can be no assurance that the Partnership will be successful in doing so.

    Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnership generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital Contribution. Under the Delaware Act, a Limited Partner may be liable to return to the Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of the Partnership in the event the Limited Partner knew such facts at the time of such distribution.

    Limited Liability Not Clearly Established. The Partnership has been organized under the Delaware Act, which is modeled after the Uniform Limited Partnership Act. The Partnership Agreement provides for Limited Partners to exercise certain rights relative to the internal affairs or organization of the Partnership (such as, for example, a right to vote on the removal of the General Partner or to terminate the Partnership). Under Delaware law, neither the existence nor the exercise of such rights will cause the Limited Partners to be deemed to be taking part in the control of the Partnership's business. However, all states have not adopted the Uniform Limited Partnership Act. As a result, it is not possible to be certain that the courts of every state would conclude that the Limited Partners were entitled to limited liability under all circumstances. Therefore, a risk exists as to whether the exercise (or perhaps even the existence) of the Limited Partners' voting or other rights under the Partnership Agreement might provide the basis for a court to hold that the Limited Partners are not entitled to the limitation of liability which the Partnership Agreement provides.

    Subscription Payments. In general, subscription payments may be held in escrow for up to 12 months following the Effective Date before being returned if the Minimum Offering is not sold within such period. The subscription payment of each Pennsylvania investor may be held for up to 120 days period before either such subscriber is admitted to the Partnership as a Limited Partner (in the event that aggregate subscriptions of $5,000,000 of Units have been received for Units) or rescission offered to such subscriber. If $5,000,000 of Units is not received by the end of the 120 day period in which such investor's subscription was received, then such subscriber will be offered the opportunity to rescind his subscription and, in addition, if $5,000,000 of subscriptions are not received within one year of the effective date of this Program in Pennsylvania, any subscription from a Pennsylvania resident then being held in escrow will be promptly returned to them with interest earned thereon. While any such subscriber's funds are held in escrow, such investor will be deprived of the use of such funds although such funds will accrue interest during such period for the benefit of such investor.

Federal Income Tax Risks and ERISA Matters. Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in Partnership Units, prospective investors in the Partnership should make an investment based primarily on economic rather than tax factors. While the Partnership has obtained an opinion of Tax Counsel as to various tax matters and Tax Counsel has reviewed the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus for accuracy, that opinion and such review is limited largely to those tax matters believed to be material to an individual taxpayer. Furthermore, such tax opinion is subject to certain assumptions concerning the future operations of the Partnership (which may vary from such assumptions) and is not binding on the Internal Revenue Service (the "Service"). In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Because of such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in Units, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus, but should also carefully review their own particular circumstances.

    Federal Tax Considerations in General. No ruling has been obtained from the Service with respect to any of the tax considerations associated with an investment in the Partnership. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations and court decisions.
Availability of the tax benefits described herein may be challenged by the Service upon audit of any tax return of the Partnership. Any adjustment to any tax return of the Partnership as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnership, or an examination of such returns for prior years. Moreover, the Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome.

    Partnership   Status.   The  Service  may  successfully   contend  that  the
Partnership should be treated as a corporation or a "publicly traded partnership" ("PTP") which is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of the Partnership and a pass-through to investors of all income and losses) of an investment in the Partnership could be eliminated. See "FEDERAL INCOME TAX
CONSEQUENCES--Classification as a Partnership" and "--Publicly Traded Partnerships." If the Partnership were treated as a PTP or as a corporation, the following results would occur: (a) losses realized by the Partnership would not pass through to Partners, (b) the Partnership would be taxed at income tax rates applicable to corporations, and (c) distributions to the Partners would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for the Partnership, Section 10 of the Partnership Agreement provides for restrictions on transfers of Units by incorporating certain "safe harbor" tests specified by the Service in Notice 88-75.

    Tax Treatment of Leases as Sales or Financings. Although the General Partner expects to structure each Lease so that the Partnership will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnership's Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnership with respect to the Equipment subject to such Leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

    Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year. However, the sale or other disposition of a Unit or Partnership property may result in Limited Partners realizing federal income tax liabilities which exceed the amount of cash (if any) realized from such sale or other disposition.

    Limitations on the Deduction of Losses. The ability of individuals, trusts, estates, personal service corporations and certain other closely-held corporations to deduct losses generated by the Partnership is limited to the amounts such investors have "at risk" in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of losses attributable to certain "passive activities". The Partnership's operations will constitute a "passive activity". Such investors can only use "passive losses" to offset "passive income" in calculating tax liability. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and --'At Risk' Limitations."

    Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the Service if they did not have substantial economic effect or were not made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership Agreement includes provisions regarding "special allocations" and "curative allocations" to comply with the applicable requirements of Treasury Regulations curative tax allocations. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

    Unrelated Business Income. Investors which are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans ("Qualified Plans"), IRAs and certain charitable and other organizations described in
Section 501(c) of the Code, are nevertheless subject to "unrelated business tax" under the Code on "unrelated business taxable income" ("UBTI"). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. Partnership leasing income and certain other Partnership income will generally constitute UBTI taxable to such entities. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

    Equitable Owner of Properties. The Partnership and Joint Ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnership's properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnership were deemed not to be the equitable owner of its Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnership leasing income might be deemed to the non-passive. See "FEDERAL INCOME TAX CONSEQUENCES--Cost Recovery."

    Foreign Investors. Foreign investors should be aware that income from the Partnership will be subject to federal income tax withholding. Such investors may also be required to file federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors."

    Additional Taxes and Reporting Obligations. Limited Partners may be required to pay various taxes in connection with an investment in the Partnership, such as the alternative minimum tax ("AMT"). Each Limited Partner is expected to be allocated a ratable share of "tax preference items" and the operations of the Partnership may give rise to other adjustments which could increase a particular investor's AMT. AMT is treated in the same manner as the regular income tax for purposes of payment of estimated taxes. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax."

    Limited Partners may also be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are domiciled, as a result of their Partnership investment. The Partnership's use of Equipment outside the United States (which is not presently contemplated) might also subject the Partnership or Limited Partners to income or other taxation in foreign countries.

    ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." Under certain circumstances, an investment in Units may not be an appropriate investment for Qualified Plans or IRAs due to such interpretations. Fiduciaries of Qualified Plans and IRAs, in consultation with their advisors, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities and (2) the effect of the possible treatment of assets if the Partnership's underlying assets are treated as "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

    THE FOREGOING IS A SUMMARY OF THE SIGNIFICANT FEDERAL INCOME TAX RISKS RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF THE PARTNERSHIP. THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE OF UNITS ARE FURTHER DESCRIBED IN "FEDERAL INCOME TAX CONSEQUENCES."

    VARIOUS TAX RULES INCLUDING, WITHOUT LIMITATION, STATE, LOCAL AND FOREIGN TAXES, THE ALTERNATIVE MINIMUM TAX, THE 'AT-RISK,' PASSIVE LOSS AND INVESTMENT INTEREST LIMITATIONS, AND THE UNRELATED BUSINESS INCOME TAX RULES PRODUCE TAX EFFECTS THAT CAN VARY BASED ON A LIMITED PARTNER'S PARTICULAR CIRCUMSTANCES. THEREFORE, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.


        SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS

    The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($100,000,000). Because the Partnership has not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 74.0% of Gross Offering Proceeds will be used to make investments in Equipment and Financing Transactions (assuming 80% leverage). See footnote 7 to the following table.

                                Minimum Offering    Maximum Offering
                                   Dollar             Dollar
                                   Amount   %(1)      Amount       %(1)

Gross Offerings Proceeds (2)   $1,200,000  100.00%  $100,000,000   100.00%
Expenses:
Sales Commissions (3)             (96,000)  (8.00%)   (8,000,000)   (8.00%)
Underwriting Fees (4)             (24,000)  (2.00%)   (2,000,000)   (2.00%)
O&O Expense Allowance (5)         (42,000)  (3.50%)   (3,500,000)   (3.50%)
Public Offering Expenses         (162,000) (13.50%)  (13,500,000)  (13.50%)

Reserves (6)                      (12,000)  (1.00%)   (1,000,000)   (1.00%)
                                 --------    -------   ------------------
Gross Offering Proceeds Available
 for Investment                 1,026,000   85.50%    85,500,000    85.50%

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(7)                  (138,000) (11.50%) (11,500,000)   (11.50%)
                              ---------   --------   --------------------

Gross Offering Proceeds Used
 to Make Investments             $888,000   74.00%  $74,000,000    74.00%
                              =========    ======    ==================


(1) All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2) Does not include $1,000 in cash contributed by both the Original Limited Partner and the General Partner to the Partnership at time of its formation. Upon the Initial Closing of the Partnership, the Original Limited Partner will withdraw from the Partnership and his capital contribution of $1,000 will be refunded.

(3) The Partnership will pay to participating broker-dealers a Sales Commission of $8.00 per Unit sold (8% of Gross Offering Proceeds), subject to reduction in the case of sales qualifying for Volume Discounts, except that no Sales Commission will be paid in respect of Units sold to Affiliated Limited Partners. The General Partner expects that substantially all Sales Commissions will be paid to unaffiliated Selling Dealers. Sales Commissions are Front-End Fees regardless of whether paid by the Partnership directly or with proceeds of Commission Loans (if any).

(4) The Partnership will pay the Dealer-Manager an Underwriting Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.


(5) The Partnership will pay the General Partner or the Dealer-Manager or both a total amount equal to 3.5% of the Gross Offering Proceeds ($3.50 per Unit for all Units sold) as an O & O Expense Allowance. The O & O Expense Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner and the Dealer-Manager in (a) organizing the Partnership and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnership for registration and subsequently offering and distributing the Units to the public--the "Organizational and Offering Expenses") and (b) bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers. Such due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to Appendix F to Article III of the NASD Rules of Fair Practice. The General Partner has agreed in the Partnership Agreement to pay all Organizational and Offering Expenses in excess of 3.5% of the Gross Offering Proceeds, in the aggregate, without recourse to, or reimbursement from, the Partnership. See "PLAN OF DISTRIBUTION" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

(6) The Partnership intends to establish an initial Reserve equal to 1% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

(7) The amounts and percentages shown represent the maximum Acquisition Fees which are payable from Gross Offering Proceeds (assuming indebtedness equal to the maximum possible leverage of 80% of the purchase price of Equipment is employed). The amounts and percentage shown are computed by multiplying 3.0% by the total purchase price of Investments purchased with both Capital Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart because the total of all Acquisition Fees cannot exceed 11.5% of Gross Offering Proceeds under the provisions of the Partnership Agreement and the NASAA Guidelines.


                           SUMMARY OF COMPENSATION

    The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnership to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnership's operations. The following compensation was not determined by arm's-length negotiations.

    The General Partner directly controls when Acquisition Fees (which are payable only upon the Partnership's taking title to Investments) are paid. In addition, the General Partner directly controls the amount of Acquisition Fees (subject to overall limitations on all Front-End Fees) through the amount of borrowings it uses to acquire Investments (which directly affects the Purchase Price and Acquisition Fees payable for the Partnership's Investments). The General Partner has subordinated the timing of its receipt of Management Fees, Subordinated Remarketing Fees and its increased shares of Cash From Operations and Cash From Sales to the receipt by the Limited Partners of certain total amounts of cash distributions (as disclosed below). Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership
Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Rules of Fair Practice (which limit selling compensation).




                                          Organization and Offering Stage



Form  of  (and  Entity   Receiving)       Method of Compensation                   Estimated Dollar Amount
Compensation

Underwriting  Fees  (payable  to ICON     2.0%  ($2.00  per Unit) of the Gross     A minimum of $24,000 if the  Minimum
Securities         Corp.,         the     Offering Proceeds on all Units sold.     Offering  of  12,000  Units  is sold
"Dealer-Manager")                                                                  and a maximum of  $2,000,000  if the


                                                                                   Maximum
                                                                                   Offering
                                                                                   of
                                                                                   1,000,000
                                                                                   Units
                                                                                   is
                                                                                   sold.

Sales  Commissions  (expected  to  be     8.0%  ($8.00  per Unit) of the Gross     Not determinable at this time.
paid  primarily  to  Selling  Dealers     Offering   Proceeds   of  all  Units
with a de minimis amount  expected to     sold,   except  for  Units  sold  to     If all  Units  sold  were sold by o
be paid to ICON Securities Corp.          Affiliated  Limited Partners,  which     the    Dealer-Manager    (which   is
                                          shall  be  sold  on a net  of  Sales     actually  expected to sell only a de
                                          Commission  basis,  and except  that     minimis   number  of   Units),   the
                                          the   amount  of  Sales   Commission     maximum amount of Sales  Commissions
                                          shall be reduced  by any  applicable     that   the   Dealer-Manager    could
                                          volume discount.                         receive  would  be  $96,000  if  the


                                                                                   Minimum
                                                                                   Offering
                                                                                   of
                                                                                   12,000
                                                                                   Units
                                                                                   is
                                                                                   sold
                                                                                   and
                                                                                   $8,000,000
                                                                                   if
                                                                                   the
                                                                                   Maximum
                                                                                   Offering
                                                                                   of
                                                                                   1,000,000
                                                                                   Units
                                                                                   is
                                                                                   sold,
                                                                                   in
                                                                                   each
                                                                                   case
                                                                                   calculated
                                                                                   without
                                                                                   giving
                                                                                   effect
                                                                                   to
                                                                                   possible
                                                                                   Volume
                                                                                   Discounts
                                                                                   or
                                                                                   reduction
                                                                                   of
                                                                                   such
                                                                                   Sales
                                                                                   Commissions
                                                                                   not
                                                                                   payable
                                                                                   for
                                                                                   Units
                                                                                   purchased
                                                                                   by
                                                                                   Affiliated
                                                                                                           Limited Partners, if any.

O & O  Expense  Allowance  (payable  to A total  amount  equal to 3.5%  ($3.50 A minimum of $42,000 if the Minimum ICON Capital Corp.,  the "General per Unit) of
the  Gross  Offering  Offering  of  12,000  Units  is  sold  Partner",   or  the
Dealer-Manager,  or Proceeds for each Unit sold,  and a maximum of $3,500,000 if the both,  for  Organizational  and whether the General  Partner  and/or Maximum
Offering of 1,000,000 Units Offering Expenses) the Dealer-Manager incur is sold.
                                          Organizational  and Offering  Expenses
                                          in a greater or lesser amount than the
                                          O & O Expense  Allowance.  The General
                                          Partner has agreed in the  Partnership
                                          Agreement to pay actual Organizational
                                          and   Offering   Expenses   for   this
                                          Offering to the extent  such  expenses
                                          exceed the O & O Expense Allowance.

                                          The  General   Partner   will  pay  or
                                          advance  the bona  fide due  diligence
                                          fees    and     expenses     of    the
                                          Dealer-Manager    and    actual    and
                                          prospective Selling Dealers on a fully
                                          accountable  basis from such Allowance
                                          up  to,  but  not  in  excess,  of the
                                          lesser of the maximum  amount  payable
                                          under the NASD Rules of Fair Practice,
                                          or  1/2  of  1%  of   Gross   Offering
                                          Proceeds.

                                                 Operational Stage

Acquisition   Fee  (payable  to  ICON     3.0% of (A) the purchase  price paid     The  total of all  Acquisition  Fees
Capital Corp.)                            by the Partnership to the seller of      paid to the  General  Partner and to
                                          each item of Equipment  acquired and     any other  persons  over the life of
                                          (B)  the  principal  amount  of each     the Partnership  will not exceed the
                                          Financing  Transaction  entered into     lesser of (a) 15% of Gross  Offering
                                          by the Partnership(1).                   Proceeds.or (b) an aggregate  amount
                                                                                   which,     together    with    other
                                                                                   Front-End  Fees, does not exceed the
                                                                                   maximum  amount  of  Front-End  Fees
                                                                                   allowable under Section  IV.C.2.  of
                                                                                   the NASAA Guidelines.



                                                                                   If
                                                                                   (a)
                                                                                   80%
                                                                                   of
                                                                                   the
                                                                                   Purchase
                                                                                   Price
                                                                                   of
                                                                                   all
                                                                                   Investments
                                                                                   consists,
                                                                                   on
                                                                                   average,
                                                                                   of
                                                                                   other
                                                                                   borrowed
                                                                                   funds(1)
                                                                                   and
                                                                                   (b)
                                                                                   Commission
                                                                                   Loans
                                                                                   in
                                                                                   the
                                                                                   maximum
                                                                                   amount
                                                                                   (8%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds)
                                                                                   are
                                                                                   obtained,
                                                                                   then
                                                                                   Acquisition
                                                                                   Fees
                                                                                   equal
                                                                                   to
                                                                                   2.49%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds(2)
                                                                                   would
                                                                                   be
                                                                                   paid
                                                                                   from
                                                                                   such
                                                                                   Proceeds
                                                                                   and
                                                                                   Acquisition
                                                                                   Fees
                                                                                   equal
                                                                                   to
                                                                                   9.01%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   would
                                                                                   be
                                                                                   attributable
                                                                                   to
                                                                                   borrowed
                                                                                   funds
                                                                                   (0.23%
                                                                                   to
                                                                                   Commission
                                                                                   Loans
                                                                                   and
                                                                                   8.78%
                                                                                   to
                                                                                   other
                                                                                   borrowings).





     (1) Total Acquisition Fees paid from all sources is limited to an amount equal to the lesser of (a) 15.0% of Gross Offering Proceeds or (b) the difference between (i) the maximum Front-end Fees allowable under the NASAA Guidelines and (ii) all other Front-End Fees (i.e., Sales Commissions, Underwriting Fees and the O & O Expense Allowance, which total 13.5% of Gross Offering Proceeds). Pursuant to the NASAA Guideline, the maximum Front-end Fees which the Partnership may pay is 20% of Gross Offering Proceeds (if no debt is employed by the Partnership to acquire its Investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnership's Investments) so utilized. As a result, if the Partnership utilized indebtedness equal to 80% of the cost of the Partnership's Investments, the Partnership would be able to pay total Front-end Fees equal to 25% of Gross Offering Proceeds and Acquisition Fees would be limited to 11.5% of Gross Offering Proceeds. (2) Acquisition Fees are calculated as follows: 3.0% times Gross Offering Proceeds (100.0%) minus the total of the percentages of Gross Offering Proceeds used for (a) Front-End Fees other than Acquisition Fees (13.5%) and (b) Reserves (1.0%), which yields an amount equal to 85.5% of Gross Offering Proceeds, divided by the purchase price for Investments (expressed as a percentage) inclusive of the Acquisition Fee (103%). (That is, 3.0% X (100.0% - 14.5%) / 103% = 2.49%). Front-End Fees other than Acquisition Fees payable from Gross Offering Proceeds include (a) Sales Commissions (8.0% of such proceeds),
(b) Underwriting Fees (2.0% of such proceeds) and (c) the O & O Expense Allowance (3.5% of such proceeds). (Percentages are rounded up to next 0.01% in computing Acquisition Fees in this Section and in the Section entitled "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" Section).




                                                                                   If
                                                                                   (a)
                                                                                   80%
                                                                                   of
                                                                                   the
                                                                                   purchase
                                                                                   price
                                                                                   of
                                                                                   all
                                                                                   Investments,
                                                                                   on
                                                                                   average,
                                                                                   consists
                                                                                   of
                                                                                   borrowed
                                                                                   funds
                                                                                   and
                                                                                   (b)
                                                                                   no
                                                                                   Commission
                                                                                   Loans
                                                                                   are
                                                                                   obtained,
                                                                                   then
                                                                                   Acquisition
                                                                                   Fees
                                                                                   equal
                                                                                   to
                                                                                   2.49%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   would
                                                                                   be
                                                                                   paid
                                                                                   from
                                                                                   such
                                                                                   Proceeds
                                                                                   and
                                                                                   Acquisition
                                                                                   Fees
                                                                                   equal
                                                                                   to
                                                                                   9.01%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   would
                                                                                   be
                                                                                   attributable
                                                                                   to
                                                                                   borrowed
                                                                                   funds.



                                                                                   Under
                                                                                   both
                                                                                   such
                                                                                   assumptions,
                                                                                   total
                                                                                   Acquisition
                                                                                   Fees
                                                                                   would
                                                                                   equal
                                                                                   11.5%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   (or
                                                                                   $138,000
                                                                                   if
                                                                                   the
                                                                                   Minimum
                                                                                   Offering
                                                                                   of
                                                                                   12,000
                                                                                   Units
                                                                                   is
                                                                                   sold
                                                                                   and
                                                                                   $11,500,000
                                                                                   if
                                                                                   the
                                                                                   Maximum
                                                                                   Offering
                                                                                   of
                                                                                   1,000,000
                                                                                   Units
                                                                                   is
                                                                                   sold).



                                                                                   In
                                                                                   calculating
                                                                                   Acquisition
                                                                                   Fees,
                                                                                   fees
                                                                                   payable
                                                                                   by
                                                                                   or
                                                                                   on
                                                                                   behalf
                                                                                   of
                                                                                   the
                                                                                   Partnership
                                                                                   to
                                                                                   unaffiliated
                                                                                   finders
                                                                                   and
                                                                                   brokers
                                                                                   will
                                                                                   be
                                                                                   deducted
                                                                                   from
                                                                                   Acquisition
                                                                                   Fees
                                                                                   otherwise
                                                                                   payable
                                                                                   to
                                                                                   the
                                                                                   General
                                                                                   Partner.
                                                                                   No
                                                                                   finder's
                                                                                   or
                                                                                   broker's
                                                                                   fees
                                                                                   may
                                                                                   be
                                                                                   paid
                                                                                   to
                                                                                   any
                                                                                   Affiliate
                                                                                   of
                                                                                   the
                                                                                   General
                                                                                   Partner.
                                                                                   Acquisition
                                                                                   Fees
                                                                                   are
                                                                                   required
                                                                                   to
                                                                                   be
                                                                                   reduced
                                                                                   or
                                                                                   refunded
                                                                                   if
                                                                                   the
                                                                                   Partnership's
                                                                                   Investment
                                                                                   in
                                                                                   Equipment
                                                                                   is
                                                                                   less
                                                                                   than
                                                                                   the
                                                                                   greater
                                                                                   of
                                                                                   (i)
                                                                                   80%
                                                                                   of
                                                                                   the
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   reduced
                                                                                   by
                                                                                   .0625%
                                                                                   for
                                                                                   each
                                                                                   1%
                                                                                   of
                                                                                   borrowings
                                                                                   encumbering
                                                                                   Partnership
                                                                                   Equipment,
                                                                                   or
                                                                                   (ii)
                                                                                   75%
                                                                                   of
                                                                                   the
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds.
                                                                                   For
                                                                                   purposes
                                                                                   of
                                                                                   determining
                                                                                   the
                                                                                   Partnership's
                                                                                   Investment
                                                                                   in
                                                                                   Equipment,
                                                                                   Reserves
                                                                                   in
                                                                                   an
                                                                                   amount
                                                                                   up
                                                                                   to
                                                                                   3%
                                                                                   of
                                                                                   Gross
                                                                                   Offering
                                                                                   Proceeds
                                                                                   may
                                                                                   be
                                                                                   treated
                                                                                   as
                                                                                   so
                                                                                   invested.
                                                                                   See
                                                                                   "SOURCES
                                                                                   AND
                                                                                   USES
                                                                                   OF
                                                                                   OFFERING
                                                                                   PROCEEDS
                                                                                   AND
                                                                                   RELATED
                                                                                   INDEBTEDNESS."





Management Fee for actively  managing     The lesser of:                           Not determinable at this time.
the  leasing,  re-leasing,  financing
and    refinancing   of   Partnership     (i)(a)  5% of  annual  gross  rental     The  General  Partner  has agreed to
Equipment and Financing  Transactions     payments   from   Operating   Leases     subordinate  (without  interest) its
payable to the General Parnter)           (except  Operating  Leases  (if any)     receipt of monthly  payments  of the
                                          for which  management  services  are     Management   Fees  to  the   Limited
                                          performed  by  non-Affiliates  under     Partners'  receipt of the First Cash
                                          the   supervision   of  the  General     Distributions  (up to an amount each
                                          Partner   for  which  1%  of  annual     year   equal   to   8.0%   of   each
                                          gross  rental   payments   shall  be     respective     Limited     Partner's
                                          payable),                                unreturned   Capital   Contribution)
                                                                                   until the  earlier of (1) receipt by
                                          (b)  2%  of  annual   gross   rental     the   Limited   Partners,   of   all
                                          payments  from  Full-Payout   Leases     accrued but previously  unpaid,  and
                                          with  net  lease  provisions,  2% of     current,  installments of First Cash
                                          annual gross  principal and interest     Distributions  (as  so  limited)  or
                                          payments       from        Financing     (2)  expiration of the  Reinvestment
                                          Transactions     (see    "INVESTMENT     Period.   Any  Management   Fees  so
                                          OBJECTIVES AND POLICIES--  Financing     deferred  will be  deferred  without
                                          Transactions"),                          interest  during  the   Reinvestment
                                                                                   Period  until the  Limited  Partners
                                          (c) and 7% of gross rental  payments     have received the previously  unpaid
                                          from   Equipment   operated  by  the     portion of First Cash  Distributions
                                          Partnership  as  provided  in  NASAA     described in the preceding sentence.
                                          Guidelines Section IV.E.4(3), or

                                          (ii)   management   fees   which   are
                                          competitive and/or customarily charged
                                          by others  rendering  similar services
                                          as an ongoing  public  activity in the
                                          same  geographic  location for similar
                                          equipment and financing transactions.















(3) If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program Equipment, such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for Partnership Equipment and similar services, it may charge the Partnership a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnership.



Distributable  Cash  From  Operations     Prior to Payout (i.e.  the time when                        Not determinable at this time.
(share  distributable  to the General     cash   distributions  in  an  amount
                                        Paequal)  to  the  sum  of  the  Limited
                                          Partners'  (i)  capital  contributions
                                          and  (ii)  an 8.0%  cumulative  annual
                                          return thereon, compounded daily, have
                                          been    made),     distributions    of
                                          Distributable   Cash  From  Operations
                                          shall  be  made  99%  to  the  Limited
                                          Partners   and  1%  to   the   General
                                          Partner.  After Payout,  distributions
                                          of Distributable  Cash From Operations
                                          shall be tentatively attributed 90% to
                                          the  Limited  Partners  and 10% to the
                                          General  Partner;  provided,  however,
                                          that,   distributions   thereof  shall
                                          continue to be made 99% to the Limited
                                          Partners and 1% to the General Partner
                                          until the earlier of (i) the time when
                                          the total cash  distributions  made to
                                          each Limited Partner equal 150% of his
                                          or her original  Capital  Contribution
                                          (reduced by any amounts paid to him or
                                          her  (A)  as a  return  of  uninvested
                                          Capital   Contributions   and  (B)  in
                                          redemption  of Units  pursuant  to the
                                          Partnership  Agreement)  or (ii)  upon
                                          liquidation of the Partnership.

                                          The increased  share of  Distributable
                                          Cash   From   Operations   tentatively
                                          attributed to the General  Partner but
                                          not actually distributed to it because
                                          of  the   proviso  in  the   preceding
                                          sentence    shall   accrue,    without
                                          interest,  and be paid to the  General
                                          Partner out of the first Distributable
                                          Cash From Operations  available to the
                                          Partnership  after the  earlier of (i)
                                          the   time   when   the   total   cash
                                          distributions  made  to  each  Limited
                                          Partner  equal  150%  of  his  or  her
                                          original Capital Contribution (reduced
                                          as   described   in   the    preceding
                                          sentence) or (ii) upon  liquidation of
                                          the Partnership.





Distributable  Cash From Sales (share     Prior to Payout (i.e.  the time when                        Not determinable at this time.
ditributable to the General Partner       cash distributions  in  an  amount
                                          equal  to  the  sum  of  the   Limited
                                          Partners'  (i)  capital  contributions
                                          and  (ii)  an 8.0%  cumulative  annual
                                          return thereon, compounded daily, have
                                          been    made),     distributions    of
                                          Distributable Cash From Sales shall be
                                          made 99% to the Limited  Partners  and
                                          1%  to  the  General  Partner.   After
                                          Payout, distributions of Distributable
                                          Cash From Sales  shall be  tentatively
                                          attributed 90% to the Limited Partners
                                          and  10%  to  the   General   Partner;
                                          provided, however, that, distributions
                                          thereof shall  continue to be made 99%
                                          to the Limited  Partners and 1% to the
                                          General  Partner  until the earlier of
                                          (i)  the  time  when  the  total  cash
                                          distributions  made  to  each  Limited
                                          Partner  equal  150%  of  his  or  her
                                          original Capital Contribution (reduced
                                          by any amounts  paid to him or her (A)
                                          as  a  return  of  uninvested  Capital
                                          Contributions and (B) in redemption of
                                          Units,  as described in the  preceding
                                          sentence)pursuant  to the  Partnership
                                          Agreement) or (ii) upon liquidation of
                                          the Partnership.

                                          The increased  share of  Distributable
                                          Cash From Sales tentatively attributed
                                          to  the   General   Partner   but  not
                                          actually  distributed to it because of
                                          the proviso in the preceding  sentence
                                          shall accrue, without interest, and be
                                          paid to the General Partner out of the
                                          first  Distributable  Cash From  Sales
                                          available to the Partnership after the
                                          earlier of (i) the time when the total
                                          cash   distributions   made   to  each
                                          Limited  Partner  equal 150% of his or
                                          her  original   Capital   Contribution
                                          (reduced as described in the preceding
                                          sentence) or (ii) upon  liquidation of
                                          the Partnership.







Reimbursement  for expenses  incurred     Subject    to    the     limitations                        Not determinable at this time.
by  the   General   Partner  and  its     contained  in  Section  6.4  of  the
Affiliates                                Partnership Agreement, the Partnership
                                          will reimburse the General Partner and
                                          its  Affiliates  for certain  expenses
                                          incurred  by them in  connection  with
                                          the Partnership's operations.

Subordinated   Remarketing   Fee  for     With   respect   to   sales  of  the     Not determinable at this time.
arranging  the  sale  of  Partnership     Equipment   and  of  the   Financing
Equipment    and    of    Partnership     Transactions,     a     Subordinated
Financing  Transactions  (payable  to     Remarketing   Fee   payable  to  the
the General Partner                       General  Partner in an amount  equal
                                          to  the   lesser  of  (i)  3%  of  the
                                          contract    sales    price   for   the
                                          Partnership's  Investments (as defined
                                          in the Glossary), or (ii) one-half the
                                          normal competitive  commission charged
                                          by   unaffiliated   parties  for  such
                                          services  in light of the  size,  type
                                          and  location  of  the  Equipment  and
                                          Financing       Transactions.       No
                                          Subordinated   Remarketing   Fee  will
                                          accrue or be payable  with  respect to
                                          any  portion of Cash From Sales  which
                                          is     reinvested     in    additional
                                          Partnership  Investments.  Payment  of
                                          such Subordinated Remarketing Fee will
                                          be  deferred  until  after  payout and
                                          will be made without interest.




                                      Interest in Partnership Profits or Losses

Partnership  Profits  and  Losses for     The   General    Partner   will   be     Not determinable at this time.
Tax Purposes (share  allocable to the     allocated   shares  of   Partnership
General Partner                           Profits and Losses for Tax  Purposes
                                          that   generally   approximate   its
                                          share  of  Distributable  Cash  From
                                          Operations   and  of   Distributable
                                          Cash  From   Sales.   See   "FEDERAL
                                          INCOME                           TAX
                                          CONSEQUENCES--Allocations         of
                                          Profits and Losses."

     The Partnership Agreement permits the Partnership to borrow an amount equal to the Sales Commissions (up to 8% of the Gross Offering Proceeds from each Closing) which are paid by the Partnership (the "Commission Loans"). Commission Loans permit the Partnership to increase the amounts available for investment by the Partnership. If Commission Loans were obtained in the total amount of Sales Commissions payable by the Partnership, Net Offering Proceeds and proceeds from such Commission Loans to be applied to Investments would increase by as much as $93,203 (from $996,117 to $1,089,320 if the Minimum Offering is subscribed) and by up to $7,766,990 (from $83,009,709 to $90,776,699 if the Maximum Offering is fully subscribed). In each such instance, Net Offering Proceeds to be applied to Investments would increase from 83.01% as a percentage of Gross Offering Proceeds to 84.05% as a percentage of the total of such (a) Gross Offering Proceeds and (b) Commission Loan Proceeds. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding Commission Loans. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."




    The Partnership Agreement permits the Partnership to borrow an amount equal to the Sales Commissions (up to 8% of the Gross Offering Proceeds from each Closing) which are paid by the Partnership (the "Commission Loans"). Commission Loans permit the Partnership to increase the amounts available for investment by the Partnership. If Commission Loans were obtained in the total amount of Sales Commissions payable by the Partnership, Net Offering Proceeds and proceeds from such Commission Loans to be applied to Investments would increase by as much as $93,203 (from $996,117 to $1,089,320 if the Minimum Offering is subscribed) and by up to $7,766,990 (from $83,009,709 to $90,776,699 if the Maximum Offering is fully subscribed). In each such instance, Net Offering Proceeds to be applied to Investments would increase from 83.01% as a percentage of Gross Offering Proceeds to 84.05% as a percentage of the total of such (a) Gross Offering Proceeds and (b) Commission Loan Proceeds. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding Commission Loans. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

    As described in the above table, the Partnership will also pay the General Partner or the Dealer Manager or both on a non-accountable basis a total amount equal to $3.50 per Unit sold for the O & O Expense Allowance (exclusive of Sales Commissions), whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross Offering Proceeds or the amount permitted to be paid pursuant to Appendix F to
Article III of the NASD Rules of Fair Practice and expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnership and registering the Units. The General Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds $3.50 per Unit (3.5% of Gross Offering Proceeds).

    As described in the above table, the General Partner will be entitled to receive Acquisition Fees from the Partnership for evaluating, selecting, negotiating and closing the acquisition of Partnership Equipment and entering into Financing Transactions. In addition, sellers of Equipment to the Partnership may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates. Although Acquisition Fees will be reduced by the amount of any fees paid in connection with the acquisition of items of Equipment and Financing Transactions payable by or on behalf of the Partnership to finders and brokers who are not Affiliates of the General Partner, the Purchase Price of any Equipment and Financing Transactions payable by the Partnership may, nevertheless, reflect any such fees paid by the seller, so that in effect any such fees may be indirectly paid by the Partnership without any corresponding reduction in Acquisition Fees.

    Acquisition Fees payable by the Partnership to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of Equipment acquired by the Partnership and (b) the aggregate principal amount of Financing Transactions entered into by the Partnership with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented under the caption "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" are calculated assuming that, on average, total indebtedness will equal 80% of the Purchase Price of all of the Partnership's Investments. Based on such assumption, the total Acquisition Fees payable upon the Partnership's initial investment in its Equipment and Financing Transactions are estimated at 11.5% of the Partnership's Gross Offering Proceeds, of which total percentage approximately 2.49% would be attributable to Net Offering Proceeds invested in the Partnership's Investments, and 9.01% would be attributable to borrowings (or Partnership borrowings) so invested. However, if Commission Loans were obtained in an amount equal to total Sales Commissions payable by the Partnership (up to 8% of Gross Offering Proceeds) and the foregoing assumption remains the same, 2.49% of the Acquisition Fees payable to the General Partner would be attributable to Net Offering Proceeds invested in the Partnership's Investments, 0.82% would be attributable to Commission Loans and 8.19% would be attributable to other Partnership borrowings so invested. The Acquisition Fee for any item of Equipment or Financing Transaction will be reduced by the amount of fees which are payable by the Partnership to finders or brokers who are not Affiliates of the General Partner, and no such fees may be paid to any finder or broker who is an Affiliate of the General Partner.

    The Partnership Agreement provides that the Partnership's Investments (which term includes the Partnership's equity investment in Equipment and Financing Transactions and, for this purpose, Reserves for working capital and contingent liabilities, but excludes all Front-End Fees paid to or by any Person, including Acquisition Fees and O & O Expense Allowance), will be not less than the greater of (i) 80% of the Gross Offering Proceeds from sale of Units, reduced by .0625% for each 1% of borrowings encumbering Partnership Investments, or (ii) 75% of the Gross Offering Proceeds from sale of Units. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnership will be reduced or refunded by the General Partner to the Partnership to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnership's Investment in Equipment fails to satisfy such minimum investment. In the event that the Partnership's Investments would otherwise not be in compliance with the NASAA Guidelines, Acquisition Fees shall be reduced, or refunded by the General Partner to the Partnership in an amount necessary to obtain compliance with the NASAA Guidelines.

    In addition to such payment for the O & O Expense Allowance, the Partnership will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnership and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of Partnership Equipment and Financing Transactions incurred prior to the time that the Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or 90% of the costs which the Partnership would be required to pay to independent parties for comparable services. The Partnership's Annual Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

    Assuming the sale of 1,000,000 Units in 1995, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnership in 1996 pursuant to 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):

     Salaries and benefits:
     Accounting staff        $150,000
     Professional staff       270,000
     Secretarial staff         90,000
     Investor relations staff 150,000
     Computer and equipment    90,000
     Maintenance               30,000

     Total                   $780,000

    Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnership which may actually be paid by the Partnership. In general, neither the Sponsor nor any Affiliated Entity may be reimbursed by the Partnership for amounts expended with respect to the following:

    (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any such Affiliated Entity; and

    (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such Section 6.4(i)).

    In addition to the foregoing limitations, the reimbursement for administrative expenses authorized by such Section 6.4(i) which is made in any year during the Reinvestment Period may not exceed the sum of (a) 2% of the Partnership's Gross Revenues (excluding any Cash From Sales) for such year plus
(b) the excess (if any) of such expense reimbursement limitation for all prior years over the amounts of such expenses actually reimbursed by the Partnership for such prior years. To the extent that the total of such expenses which are actually incurred in any year exceed the amount which is actually reimbursed for such year, the unreimbursed expenses will be accrued and may be paid to the General Partner, without interest thereon, in any succeeding year for which the administrative expenses are less than such year's expense reimbursement limitation.

    While the Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on the Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

    No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to provide financing for Partnership Equipment and Financing Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.

                             CONFLICTS OF INTEREST

    The Partnership will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of the General Partner's fiduciary obligations to the Limited Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnership's assets and affairs.

    The General Partner intends to use its best business judgment and discretion and to consider good business practice and the bona fide preferences and expectations of other parties to transactions in resolving any conflicts which arise. Conflicts have been resolved to the extent discussed below and, except as noted in this Section, the Sponsor has no effective means of limiting such conflicts. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

    The Partnership, the Dealer-Manager and the General Partner are represented by the same Counsel. The Limited Partners, as a group, have not been represented by legal counsel and the Partnership's Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. None of the agreements and arrangements between the Partnership on the one hand and the General Partner or Dealer-Manager on the other hand have been negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnership will also perform services for the General Partner, the Dealer-Manager, certain of its Affiliates and for other partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between the Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General Partner will cause the Partnership to retain separate legal counsel to represent the Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

    The compensation payable by the Partnership to the General Partner and Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnership's acquisition, use and sale of its Equipment and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See "SUMMARY OF COMPENSATION."

    A conflict of interest may also arise from decisions by the General Partner concerning the timing of the Partnership's purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnership and receiving Management Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

    The General Partner intends to acquire the Partnership's Investments with borrowings approximating 50% of the aggregate purchase price of the Partnership's total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments. Since Acquisition Fees are based upon the purchase price of all Equipment acquired by the Partnership, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. See "SUMMARY OF COMPENSATION."



Competition With the General Partner and its Affiliates

    The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form or sponsor, or act as a general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnership's and which may be in a position to acquire the same Investments at the same time as the Partnership. See "CERTAIN RELATIONSHIPS WITH THE
PARTNERSHIP" and "MANAGEMENT" for a chart of, and a description of the relationships of, the Partnership to the General Partner and relevant Affiliates.

    The Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with the Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs. Neither the General Partner nor any of its Affiliates will be obligated by the Partnership Agreement to present particular Investments opportunities that come to its attention to the Partnership, even if such opportunities are of a character which might be suitable for the Partnership except as follows:

    Acquisition Opportunities

    If the General Partner is presented with potential opportunities to acquire a Lease and related Equipment or a Financing Transaction and the terms of such transaction meet the investment objectives and policies of (i) the Partnership as well as (ii) one or more Affiliated Entities:

     (A) The General Partner has agreed to first refer all such Investment opportunities to the Partnership until such time as all Capital Contributions have been (1) invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds) and used to pay permitted Front-End Fees or (2) returned to the Limited Partners as provided in the Partnership Agreement. This priority referral obligation will not extend to (1) groups of equipment to be leased on various cost recovery terms, where the Partnership could not purchase all items in the group; (2) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms; (3) equipment for which a prospective or existing lessee indicates to the General Partner or its Affiliates that it will not lease or continue to lease unless the General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or (4) equipment subject to a lease which by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a "financial institution" are not deemed assignable to the Partnership); and

     (B) Thereafter, the General Partner will analyze the equipment already purchased by, and the investment objectives of the Partnership and, each Affiliated Entity involved and will make the decision as to which entity should be presented with the investment opportunity based upon such factors, among others, as (1) the investment objectives and policies of each entity, including, without limitation, cash distribution objectives and leverage policies, (2) the amount of cash available in each investment entity for such acquisition and the length of time such funds have been available, (3) the current and long-term liabilities of each investment entity, (4) the effect of such acquisition on the diversification of each investment entity's equipment portfolio by type of equipment, length of lease term, industry and geographic area and (5) the estimated income tax consequences from such acquisition to the investors in each investment entity.

    If the financing available from time to time to the Partnership and to other Affiliated Entities is less than the aggregate amount of financing then sought by them, the available financing shall generally be allocated to the investment entity which has been seeking financing for the longest amount of time.

    Re-Leasing or Sale of Equipment

    Conflicts may also arise between two or more Affiliated Entities (including the Partnership) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Entities and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Entities, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Investment Entity.

Determination   of  Reserves  and   Liability  of  the  General   Partner  for
Partnership Obligations

    As a general rule, the General Partner is liable for the Partnership's liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of Reserves and the allocation of Partnership cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnership's contingent liabilities may expose the General Partner to potential liability to creditors of the Partnership, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnership's Reserve Account.

  Competition by the Partnership with Other Entities for Management Services; Conflicts in Fiduciary Duties
    The Partnership will rely on the General Partner for the operation of its business and the management of its portfolio of Equipment and Financing Transactions. The officers and employees of the General Partner will devote only so much of their time to the business of the Partnership as, in their judgment, is reasonably required. There may also be conflicts of interest in the allocation of time, services and functions between the Partnership and other entities with which the General Partner or its Affiliates may organize or be affiliated. The General Partner and each of its Affiliates may engage, for their own accounts or for the accounts of others, in other business ventures, and neither the Partnership nor any Limited Partner shall be entitled to any interest therein.

    When the Sponsor owes a fiduciary duty to the Partnership and to another Program sponsored by it, the Sponsor may have a conflict in the allocation of fiduciary duties to each of such entities.

    The Sponsor will attempt to resolve all of such conflicts by allocating services or fiduciary duties to all Programs needing services or fiduciary duties solely in proportion to their respective needs. The Sponsor will not ignore the fiduciary obligation which it owes to any of such Programs. See "RISK FACTORS--Partnership and Investment Risks--General Partner Not Employed by Partnership Exclusively."

Joint Ventures

    To permit added diversification, the Partnership may invest in joint ventures with other limited partnerships sponsored by the General Partner, any Affiliate or any non-Affiliate. The maximum amount of Gross Offering Proceeds which the Partnership may so invest is equal to the smallest of the following amounts: (a) 25% of the Maximum Offering amount, (b) 25% of the sum of (i) the cumulative Gross Offering Proceeds raised as of the closing date for such investment and (ii) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise through the balance of the Offering Period (prior to the Termination Date) or (c) 25% of the cumulative Gross Offering Proceeds raised as of the Termination Date. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnership and to any other partnerships sponsored by it which participate in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures in various respects and specifically requires that such joint investment must comply with the investment criteria and investment objectives of the Partnership. There is no specific benefit to the General Partner of joint venturers. See "RISK FACTORS--Partnership and Investment Risks--Risks of Joint Ventures."

Lease Referrals

    From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnership or other programs sponsored by the General Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnership would not receive any benefits.
Section 6.5 of the Partnership Agreement provides that, if the Partnership has funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless the lease terms and equipment are deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnership.

Participation of a Securities Sales Affiliate in this Offering

    Units will be sold on a best-efforts basis through ICON Securities Corp. which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnership and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

General Partner to Act as Tax Matters Partner

    The General Partner has been designated as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service") on any audit or other administrative proceeding before the Service and/or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service, to settle tax disputes and to thereby bind the Partnership and the Limited Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnership income and expense, there is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.


                           FIDUCIARY RESPONSIBILITY

General

    The General Partner is accountable to the Partnership as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnership and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement.

Conflicts

    General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the partnership. Because the General Partner and certain partnerships which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General Partner may be deemed to have a position adverse to the Partnership.

    Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnership and other Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. See "CONFLICTS OF INTEREST--Competition with the General Partner and its Affiliates." In particular, the Partnership Agreement provides that, if, after considering appropriate factors, the General Partner determines that any investment opportunity would be equally suitable for the Partnership and various other Affiliated Entities, the General Partner shall make such investment opportunity available on a rotation basis; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities (other than certain Leases) shall be presented to the Partnership first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.



    Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the Partnership and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnership.

    The foregoing modifications permit the General Partner to act as the General Partner of more than one similar investment program and for the Partnership to benefit from its experience resulting therefrom, but relieves the General Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the Partnership to use joint ventures to acquire larger and more diverse assets. The Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the Partnership, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnership's and such other entities' investment objectives, including especially that of investment diversification.

Indemnification of the General Partner, Dealer-Manager and Selling Dealers

    The Partnership Agreement provides that the General Partner shall have limited liability to the Partnership and the Limited Partners, and provides for the indemnification of the General Partner and its Affiliates by the Partnership, from assets of the Partnership (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each Affiliate shall be liable, responsible and accountable, and the Partnership shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement which provisions could be asserted by the General Partner as a defense to suit by a Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnership.

    In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units. A successful claim for any indemnification would deplete the Partnership's assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

    The Partnership is not permitted, however, to furnish indemnification to the General Partner, any Affiliate of the General Partner, any Affiliate or any Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or
(C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

    Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnership (a derivative action) to recover damages from the General Partner or from third parties where the General Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager (including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

    In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnership's affairs. Further, the Partnership's books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Access to Books and Records."

    This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

    To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnership by the General Partner under the Partnership Agreement or otherwise, the Partnership will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES

    Prior Public Programs

    The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("L.P. Six") which, together with Series A, Series B, Series C, Series D and Series E is referred to collectively as the "Prior Public Programs"). The Prior Public Programs were (or are in the case of L.P. Six) also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

    In addition, until 1985 Affiliates of the General Partner were engaged in the business of originating privately-offered real estate investment and equipment leasing programs which they continue to manage primarily for the benefit of non-Affiliated parties.

    As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 13, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and including August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of September 1, 1995, L.P. Six had held 35 closings beginning March 31, 1994 and including August 31, 1995, following which a total of 1,819 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 307,778.5844 Units ($30,777,858.44) out of the original $120,000,000 offering which was registered had been admitted to the Partnership. See Exhibit B--TABLE I. "EXPERIENCE IN RAISING AND INVESTING FUNDS."

    The Prior Public Programs are all actively engaged in the ownership and operation of Leases and Financing Transactions. As of June 30, 1995, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,527,488 of financing transactions (by original cost) and total investments of $7,561,461 (by original cost). Series B had acquired a total of $61,423,474 leased equipment, $3,291,882 of financing transactions and total investments of $64,715,356; Series C had acquired a total of $65,547,480 of leased equipment, $2,103,417 of financing transactions and total investments of $67,650,897; Series D had acquired a total of $88,049,907 of leased equipment, $6,127,538 of financing transactions and total investments of $94,177,445; Series E had acquired a total of $167,529,893 of leased equipment, $8,316,597 of financing transactions and total investments of $175,846,490; and L.P. Six had acquired a total of $69,075,927 of leased equipment, $1,584,433 of financing transactions and total investments of $70,660,360.

    As of June 30, 1995, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $622,810 of leases and $933,073 of financing transactions which represents 10.3% and 61.1% of the original cost of investments acquired, respectively. Series B had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $11,887,497 of leases and $1,199,559 of financing transactions which represents 19.3% and 36.4% of the original cost of investments acquired, respectively, Series C had equipment under management (determined as above) consisting of $33,548,272 of leases and $1,588,054 of financing transactions which represents 51.2% and 75.5% of the original cost of investments acquired, respectively, Series D had equipment under management (determined as above) consisting of $48,902,126 of leases and $3,850,571 of financing transactions which represents 55.5% and 62.8% of the original cost of investments acquired, respectively, Series E had equipment under management (determined as above) consisting of $140,635,809 of leases and $6,888,306 of financing transactions which represents 83.9% and 82.8% of the original cost of investments acquired, respectively and L.P. Six had equipment under management (determined as above) consisting of $67,962,549 of leases and $1,584,433 of financing transactions which represents 98.4% and 100% of the original cost of investments acquired, respectively.

    The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through June 30, 1995 are included in TABLE III of Exhibit B hereto ("Operating Results of Prior Public Programs"). Certain additional investment information concerning such Programs as of June 30, 1995 is also included in Tables I, II and V of Exhibit B and in Table VI to the Registration Statement, as amended, of which this Prospectus is a part.

    Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1991-1992 as shown on TABLE III. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. Series B established a provision for bad debts in 1991 of $1,260,999 primarily relating to defaults by guarantors under asset purchase contracts and, in addition, wrote down its investment in equipment leases related to Financial News Network, Inc. and Data Broadcasting Services, Inc. by $148,983 as a result of reported lessee fraud by those companies and their eventual bankruptcy. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will permit Series A, Series B and Series C to recover such losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective
September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) deferred the Sponsor's receipt of management fees effective September 1, 1993 (which deferrals for the period September 1, 1993 through June 30, 1995 amount to $28,812 (Series A), $315,408 (Series B) and $428,503 (Series C)); (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C each pays to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%, which fee reductions have resulted in decreases in expenses to such Programs for the period January 1, 1994 to June 30, 1995 of $17,198 (Series A), $262,310 (Series B) and $325,766 (Series C); (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; and (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A). The Sponsor subsequently elected to write off such loans as of March 31, 1995 (see Note (4) of the Consolidated Financial
Statements of the Sponsor appearing on Page 119 of this Prospectus). There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result, Series A, Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

    The General Partner hereby agrees that it will provide the most recent Form 10-K for any of the Prior Public Programs, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K) and provide copies of the exhibits to such Form 10-K for a reasonable fee and with reimbursement of its actual out of pocket costs and expenses of copying and mailing such exhibits to such Form 10-K.

    Prior Non-Public Programs

    Certain subsidiaries of International Consolidated Group, Inc. ("ICG"), an Affiliate of the General Partner (see "MANAGEMENT"), sponsored and completed the sale of securities for fifty-nine tax-advantaged investment programs (the "Prior Non-Public Programs") between the years 1979 through 1985. All of such programs' investment objectives are substantially dissimilar to those of the Prior Public Programs of the Partnership.

    The information presented in this Section concerning the Prior Public Programs and the Prior Non-Public Programs and the information and data in the Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior Programs. Persons who invest in Units in the Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.


                            STATUS OF THE OFFERING

    As of the date of this Prospectus, the Partnership had not had its Initial Closing.

                  CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP

    The following diagram shows the relationship of the Partnership and the General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

ICON Securities Corp.                                     ICON Capital Corp.
(the "Dealer-Manager")                                   ("General Partner")
(100% of the outstanding                                    (59.8% of the
securities of the Dealer-                               outstanding securities
Manager is owned indirectly                             of the General Partner
by Peter D. Beekman)                                         is owned by
        |                                                 Peter D. Beekman)
        |                                                             |
        |                                                             |
        -------------------ICON Cash Flow Partners L.P. Seven-------- |
                              (the "Partnership")


                                  MANAGEMENT

The General Partner

    The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General Partner was changed on July 19, 1990 to more accurately reflect the scope and focus of its business activities. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528, and its telephone number is (914) 698-0600. The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

    The General Partner will perform, or cause to be performed, all services relating to the day-to-day management of the Equipment and Financing
Transactions of the Partnership. Such services include the collection of payments due from the lessees of the Equipment and companies which entered into Financing Transactions ("Users"), releasing services in connection with Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users under Financing Transactions, including payment of rent or principal and interest and all operating expenses.

    Peter D. Beekman owns or controls 59.8% of the outstanding capital stock of the General Partner.

    The officers and directors of the General Partner are:

    Peter D. Beekman    Chairman of the Board and President
    Cortes E. DeRussy   Executive Vice President and Director
    Charles Duggan    Executive Vice President,  Chief  Financial  Officer and
Director
    Susan H. Beekman    Vice President, Secretary and Director
    Gary N. Silverhardt       Vice President and Controller

Peter D. Beekman - Chairman of the Board and President

    Peter D. Beekman, 56, founded the Company in 1985 and previously had founded the ICON Group, Inc. affiliate in 1978. From 1974 to 1978 he was the Equity Syndication Director for Litton Industries Credit Corporation. Prior to 1974, Mr. Beekman held marketing positions with International Business Machines Corp., Itel Corp. and Computer Investors Group, Inc. Earlier, he served as an officer in the United States Navy. He is a founder and a former director of the Eastern Association of Equipment Lessors. Mr. Beekman received a B.S. degree from Worcester Polytechnic Institute.

Cortes E.  DeRussy - Executive  Vice  President,  Chief  Leasing  Officer and
Director

    Cortes E. DeRussy, 55, joined ICON in 1985. From 1971 to 1985, he was with Industralease Corporation, most recently as President. Prior to 1971, Mr. DeRussy was an Account Executive with Cowen & Company, President of Progressive Data Services and an Account Executive with Merrill Lynch, Pierce, Fenner & Smith. Earlier he served as an officer in the United States Army. Mr. DeRussy is a director of the Equipment Leasing Association of America and was a founder, former president and a former director of the Eastern Association of Equipment Lessors. He received a BBA degree from Tulane University.

Charles  Duggan -  Executive  Vice  President,  Chief  Financial  Officer and
Director

    Charles  Duggan,  53,  joined  ICON in 1986.  From  1985 to  1986,  he was
Senior Vice President of CSA Financial Corp., and from 1981 to 1985, Vice President - Finance of Finalco Group, Inc. Prior to 1981, Mr. Duggan served as chief financial officer of International Paper Credit Corporation and Litton Industries Credit Corporation. Earlier, he was with Touche Ross & Co. and Revlon, Inc. Mr. Duggan is treasurer and a director of the Eastern Association of Equipment Lessors. He received a B.S. degree from Fordham University and is a Certified Public Accountant.

Susan H. Beekman - Vice President, Secretary, Treasurer and Director

    Susan H. Beekman, 52, joined the ICON Group, Inc. affiliate when it was founded in 1978 and has been a member of ICON since its inception in 1985. Prior to 1978, she held system development and programming positions with American Telephone & Telegraph Company, International Business Machines Corporation, and American Airlines. Ms. Beekman is the wife of Peter D. Beekman. She received an MA degree from Manhattanville College and a B.A. degree from Allegheny College.

Gary N. Silverhardt - Vice President and Controller

    Gary N. Silverhardt, 35, joined ICON in 1989. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

Other key management personnel include:

William F. Schuler - General Counsel

    William F. Schuler, 46, joined ICON in 1988. From 1984 to 1988, he was General Counsel of CSA Financial Corp., and from 1980 to 1984, he an Associate with the law firm of Roche, Carens and DeGiacomo. Prior to 1981, Mr. Schuler was with the Bank of Boston. He received B.A. and J.D. degrees from Temple University and an LLM from Boston University and is a member of the Massachusetts and Pennsylvania Bar Associations.

Elizabeth A. Schuette - Lease Operations Director

    Elizabeth A. Schuette, 36, joined ICON in 1995. From 1994 to 1995, she was Vice President - Credit at Phoenixcor, Inc., from 1993 to 1994, Vice President, Special Credits for Concord Leasing, Inc., from 1989 to 1993, a Regional Credit Manager for Household Finance from 1986 to 1989, an Assistant Vice President for Citytrust Bank and from 1983 to 1986, an Assistant Vice President for Society for Savings. Prior to 1983, Ms Schuette was a Financial Consultant for Kaplan, Smith and Associates and a Cost Analyst for Booz Allen & Hamilton. She received an MA degree from George Washington University and a BA from The College of William and Mary.

Mitchell Larkin - Lease Acquisition Director

    Mitchell Larkin, 46, joined ICON in 1990. From 1988 to 1990 he was Lease Acquisition Specialist for LDI Financial Services, Inc., from 1987 to 1988 was a Regional Sales Manager for First Interstate Credit Alliance from 1987 to 1988 and from 1985 to 1987, he was a marketing representative for ICON. Prior to 1985, Mr. Larkin held marketing and credit positions with Scientific Leasing Corp., Equilease Corp., Litton Industries Credit Corporation and Leasco Computer, Inc. He received a B.S. degree from Husson College.

Robert B. Gage - Portfolio Management Director

    Robert B. Gage, 57, joined ICON in 1992. From 1981 to 1985, he was with AIC Leasing Services, Inc., most recently as Vice President and General Manager, and from 1969 to 1981 he was Director of Operations for Rockwood Computer Corp. Prior to 1969, Mr.Gage was with Electrographic Corporation. He received BBA degree from West Virginia Wesleyan College.

Affiliates of the General Partner

ICON Securities Corp. and International Consolidated Group, Inc.

    ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of International Consolidated Group, Inc., which was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.

    International Consolidated Group, Inc. ("ICG") is a New York corporation and the parent of a number of wholly-owned subsidiaries, including the Dealer-Manager, which were formed to sponsor, own, operate, and manage privately-offered investment programs in specified leasing, finance and real estate investments, and to sell equity interests in such programs. Of those subsidiaries, only the Dealer-Manager is intended to continue to engage in any material on-going business activity after completion of operations of those programs.

    In the years from 1979 through 1986, ICG and/or its subsidiaries successfully syndicated the equity offering of 59 privately offered tax-advantaged investment programs engaged in the equipment leasing and lease finance businesses and three real estate leasing programs which in the aggregate raised approximately $24.6 million of equity and invested the net funds raised by such offerings in approximately $90 million of equipment, financing transactions and reserves.


                      INVESTMENT OBJECTIVES AND POLICIES

General

    Investment Objectives. The Partnership intends to acquire and lease various types of Equipment primarily to businesses located within the United States, which the General Partner determines are Creditworthy. The Partnership will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral determined by the General Partner to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers. The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income although the General Partner may determine to invest up to one-half of such Proceeds in such Investments if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. Over the life of the Partnership, the General Partner expects that approximately one-third of its Investments, by cost, will consist of such types of Investments. See "Investment Discretion of the General Partner" and "Credit Review Procedures" in this section.

The Partnership's overall investment objectives are:

    (i) to achieve the Maximum Offering in an orderly manner;

    (ii) to apply promptly Net Offering Proceeds, together with the principal amount of any Indebtedness permitted to be incurred, to acquire Investments, which are as broadly diversified by collateral type, lessee/user industry and geographic location as is possible in accordance with the Partnership's investment objectives and policies described herein and in the Partnership Agreement;

    (iii) to arrange for financing of  substantially  all  contractual  revenues
    receivable   for  such   Investments   which  are  not  needed  for  current
    distributions and operating expenses;

    (iv) to make monthly cash distributions in an amount equal to "First Cash Distributions" to each of the Limited Partners from Cash From Operations during the Reinvestment Period (which shall commence on the Initial Closing Date and end not less than five (5) years nor more than eight (8) years after the Final Closing Date (see "Cash Distributions to Partners--Monthly Cash Distributions and; "--First Cash Distributions to the Limited Partners" in this section);

    (v) to re-invest all undistributed Cash From Operations and Cash From Sales in additional Investments during the Reinvestment Period to increase continuously the total amount of the Partnership's revenue-generating Investments (see "--Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing Transactions" in this section); and then

    (vi) to sell or otherwise transfer the Partnership's Investments and other assets in an orderly manner and thereafter to distribute Cash From Sales thereof to the Partners within approximately six (6) to thirty (30) months after the end of the Reinvestment Period.

    It is expected that the Partnership will initially invest a minimum of the sum of (x) 74.0% of Gross Offering Proceeds (assuming 80% leverage--see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and (y) related borrowings (which are projected to average 50%, but may be up to 80%, of the aggregate Purchase Price of the Partnership's Investments), together with amounts payable from the rentals due from its Leases and excess Cash From Operations, to make Investments.

THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ANY OF ITS OBJECTIVES OR THAT SUCH OBJECTIVES WILL BE ATTAINED AT ALL.

    Investment Discretion of the General Partner. As of the date of this Prospectus, the Partnership does not have any investment in, or option or contractual commitment to acquire, lease or finance any specific Investments. In light of the fact that no proposed Investments have been made by or for the Partnership by any of the Partnership, the General Partner or any Affiliate of the General Partner as of the date of this Prospectus, and because there can be no way of anticipating what types of Investments will be available on reasonable terms at the times the Partnership is ready to invest its funds, there can be no assurance as to the ultimate composition of the Partnership's actual Investment portfolio. In addition, the proportion of the total Investments which will be made in Equipment and Leases on the one hand and Financing Transactions on the other hand will depend on a number of factors including, without limitation, state tax laws (e.g., sales, use, property and/or franchise taxes which apply in certain jurisdictions to leases and leased equipment but not loans and the collateral therefor) or other laws (for example, those applicable to secured transactions) which may make it more cost-effective to a proposed User or provide the Partnership with additional rights or cost-savings if a transaction is structured as a Financing Transaction rather than a Lease. Accordingly, the General Partner may vary the Partnership's Investment portfolio to adjust to prevailing market, statutory and economic conditions to achieve the
Partnership's investment yield, cash distribution and other objectives. See "FIDUCIARY RESPONSIBILITY" and "OTHER OFFERINGS BY THE GENERAL PARTNER AND AFFILIATES" and Table IV to the Registration Statement.

    The success of the Partnership will largely depend upon the quality of the Equipment purchased, the timing of such purchases and the Purchase Price and other lease and remarketing terms negotiated by the General Partner with respect thereto. Furthermore, in order to ensure that Equipment is suitable for re-lease or sale, the Partnership may be required to recondition the Equipment and may be required to borrow funds for that purpose. See "--Leveraged Investments" below.

Acquisition Policies and Procedures

    Equipment. The Partnership will only acquire Equipment which a non-Affiliated Creditworthy Lessee has committed to lease from the Partnership or which is subject to an existing lease. See "--Leases and Lessees" in this section. The Partnership may purchase Used Equipment from the current users (which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or from dealers in such Equipment at a price which will not exceed the fair market value of such Equipment. New Equipment purchased by the Partnership may be acquired from manufacturers, dealers or proposed Lessees (through a sale-leaseback or other arrangement), either by contracting with such parties directly or by purchasing rights under previously existing purchase agreements. Under certain circumstances, Equipment may be purchased from other sources on an ad hoc basis to meet the needs of a particular Creditworthy Lessee. Substantial Equipment purchases by the Partnership will be made only subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities. There can be no assurance that favorable purchase agreements can be negotiated with Equipment manufacturers or their authorized dealers or lease brokers at the time the Partnership commences operations or at any time during the life of the Partnership.

    The Partnership shall neither purchase, lease or license Investments from, nor sell, lease or license Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest); provided, however, that the Partnership may make Affiliated Investments and Investments in Joint Ventures after satisfying certain conditions and subject to certain restrictions. See "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Limitations on Exercise of Powers by the General Partner." After the Initial Closing Date, it is anticipated that most of the Partnership's Equipment will be purchased directly by the Partnership.

    The General Partner intends to evaluate the Partnership's Investments at least annually, and more frequently as circumstances require, to determine whether all items of Equipment and Financing Transactions should remain in its portfolio or should be sold. The General Partner will make that decision based upon the Partnership's operating results, general economic conditions, tax considerations, the nature and condition of items of Equipment, the financial condition of the parties obligated to make payments under Leases and Financing Transactions, alternate investment opportunities then available to the Partnership and other factors that the General Partner deems appropriate to such evaluation.

    Any Net Offering Proceeds not used to make Investments or committed to Reserves to the extent permitted to be treated as Investments (see "Reserves") within 24 months after the Effective Date (or, if later, within 12 months of receipt of Offering Proceeds) will be returned pro rata to the Limited Partners based upon their respective number of Units, without interest and without deduction for Front-End Fees. See "--Return of Uninvested Net Proceeds."

Credit Review Procedures

    All investment decisions with respect to the acquisition and leasing of Equipment and the entering into of Financing Transactions shall be made by the executive officers of the General Partner, subject to the approval of the Credit Committee of the General Partner and to the investment policies described herein and the undertakings set forth under "CONFLICTS OF INTEREST." All potential Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnership's investment objectives, including particularly the economic return to the Partnership, (ii) the financial condition of the prospective Lessee or User and the character of its business, (iii) the availability of additional collateral and credit enhancements to ensure performance by the potential Lessee or User and (iv) the type of equipment to be purchased for lease or which will secure the proposed Financing Transaction.

    The General Partner has established a Credit Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions by the credit department of the General Partner (including, without limitation, the determination whether any Person qualifies as a Creditworthy Lessee or a Creditworthy User). The Credit Committee will be responsible for supervising the day-to-day work of the credit department and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Credit Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Credit Committee will be and will continue to be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Credit Committee shall be determined by a majority and a report of any action taken thereby shall promptly be delivered to the General Partner. As of the date of this Prospectus, the members of the Credit Committee are Messrs. Beekman, DeRussy and Duggan and Mrs. Schuette.

    The credit department is responsible for following the credit review procedures described below and determining compliance therewith. The General Partner intends that the such procedures (or similar procedures that it believes to be equally reliable) shall be observed in reviewing either potential Leases or Financing Transactions whether originated by the General Partner or any
Affiliate of the General Partner or acquired by the Partnership from non-Affiliated third parties. Such procedures currently in effect are generally as follows:

    (i) receipt of a Lease or financing application from a potential Creditworthy Lessee or Creditworthy User;


    (ii) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns for the most recently completed fiscal year(s) of such Lessee or User;

    (iii) independent verification of the potential Lessee's or User's credit history, bank accounts and trade references;

    (iv) credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

    (v) review and verification of underlying equipment or other collateral.

    The General Partner's credit procedures become progressively more stringent for transactions above $25,000 and $75,000, respectively, at each of which levels additional procedures, documentation and/or credit enhancement will be required as specified in such credit procedures and/or as required by the Credit Committee. See "--Portfolio Acquisitions" in this section.

    After a thorough review of the above documents, a credit decision is made by the credit department of the General Partner and the transaction is submitted for the review and approval of the Credit Committee. If the transaction is approved, appropriate documentation (including any applicable Lease or other financing agreement) is forwarded to the proposed Creditworthy Lessee or Creditworthy User, as the case may be. In addition, the General Partner will, where it deems appropriate, seek and obtain the personal guarantees of principals or corporate parents of, or other forms of credit enhancements (including, among other things, certificates of deposit, letters of credit, mortgages on real estate or liens on unrelated equipment) from Creditworthy Lessees and Creditworthy Users in connection with the funding of the transaction. Upon the General Partner's receipt, review and acceptance (and (if applicable) any lender's acceptance) of all appropriate documentation, signed by the Creditworthy Lessee or the Creditworthy User, as the case may be, the General Partner will enter into the subject Lease or Financing Transaction in accordance with the terms thereof.

Leases and Lessees

    General. The Partnership's Leases are anticipated to have terms ranging from two to five years. Each Lease is expected to provide for aggregate contractual rents that return the Partnership's cost of its Investments (including Front-End
Fees) along with investment income. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment subject thereto. Nevertheless, the actual economic return to the Partnership under any Lease will depend upon several factors, such as the amount of the rental and other payments required to be made by the Lessee under such Lease and the re-lease or sale value of the Equipment at the expiration of the term thereof.

    The General Partner anticipates that each Lease entered into on behalf of the Partnership, as well as each existing Lease acquired on behalf of the Partnership, will generally provide that the Creditworthy Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the Partnership against any liability resulting from any act or omission of the Creditworthy Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that none of such Leases will be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate penalty or upon securing a substitute Lessee if such provisions are deemed by the General Partner to be in the Partnership's best interest.

    Tax Classification of Leases. Although the Partnership intends to structure its Leases so that they are treated as leases rather than as conditional sales or financing transactions for tax purposes, the Service may contend in a given case that a Lease should be characterized as a sale or financing transaction, in which case a portion (equivalent to an interest element) of Lease revenues would be treated as ordinary income without offset or deduction for cost recovery and the balance of Lease payments would be treated as a return of principal. See "RISK FACTORS--

Federal Income Tax Risks and ERISA Matters--Tax Treatment of Leases as Sales or Financings and "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the Leases."

    Re-Leasing of Equipment. Following the expiration of any Lease entered into by the Partnership, the Partnership will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing Creditworthy Lessee, (ii) leasing such Equipment to a new Creditworthy Lessee or
(iii) selling such Equipment to the existing Lessee or a third party; provided that, during the Disposition Period, subsequent Leases covering such Equipment shall be upon terms consistent with the liquidation of the Partnership's Investments and other assets and the distribution of the proceeds thereof.

    Restrictions To Assure Diversification. It is an objective of the Partnership to maintain adequate diversification of Creditworthy Lessees and Creditworthy Users. To that end, the General Partner intends not to acquire Equipment for lease to any one Lessee if, after such acquisition, such Equipment would have an aggregate Purchase Price in excess of 25% of the Partnership's original cost for all Investments in its portfolio as of the Final Closing Date, unless such Lessee has a net worth in excess of $100,000,000.

    Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by the Partnership will depend upon a variety of factors, including (i) the type and intended use of the Equipment covered thereby, (ii) the business, operations and financial condition of the Creditworthy Lessee party thereto, (iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

    The General Partner anticipates that each such Lease will generally require that Creditworthy Lessees maintain both (i) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (2) liability insurance (naming the Partnership as an additional insured) in an amount consistent with industry standards. In addition, each such Lease shall generally require the Creditworthy Lessee party thereto to indemnify the Partnership as lessor under such Lease against any loss or liability incurred by or asserted against it arising out of such Lease, or any performance thereunder, or which is related to the Equipment subject thereto and to insure the Equipment, the Partnership and any other party with an interest in the Equipment from the normal risks of owning and operating the Equipment. In the opinion of the General Partner, each such Lease will also otherwise generally afford the Partnership overall protection substantially equivalent to that provided in leases then being negotiated by leasing companies and financial institutions.

    Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Creditworthy Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, the Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

    At the end of each Lease term, the Lessee will often have the option to buy the Equipment subject thereto or to terminate the Lease and return such Equipment. The options available to the Lessee at the end of the Lease are significant in that the nature and extent of such options may determine the categorization of the Lease for tax, financial reporting and other purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

    While the General Partner anticipates that all of the Equipment acquired by the Partnership will be leased to Creditworthy Lessees whose businesses are located within the United States, the Partnership may (but does not presently anticipate that it will) enter into Leases for Equipment located outside the United States to an incidental degree, pursuant to which the Partnership may have an increased risk of loss in the event of a default by the Creditworthy Lessee party thereto.

Equipment

    "New/Unused", "Seasoned" and "Used/Remarketed Equipment". The General Partner anticipates that the Partnership will acquire both "new/unused" Equipment (that is, Equipment initially delivered new by the manufacturer or vendor to the current Lessee less than two months prior to its purchase by the Partnership) and "seasoned" Equipment (that is, Equipment initially delivered new by the manufacturer or new equipment vendor to the current Lessee more than two months prior to the Partnership's purchase of such Equipment and prior to the earlier of (i) the expiration of the first Lease thereof or (ii) the fifth anniversary of such initial delivery date). The Partnership expects that approximately 25% of its Equipment will consist of "new/unused" Equipment, 50-75% its Equipment will consist of "seasoned" Equipment and the balance of its Equipment will consist of "used/remarketed" (that is, Equipment which was leased previously to another user) Equipment. The Partnership may also purchase "used/remarketed" Equipment in lieu of "new/unused" Equipment or "seasoned" Equipment and, at any time, "used/remarketed" Equipment may comprise 25% of the aggregate Purchase Price paid by the Partnership for all of its Equipment. Any item of Equipment shall be purchased by the Partnership at a Purchase Price not greater than the then current fair market value thereof.

    "Seasoned" Equipment would be purchased at discounts from the Seller's original cost, determined by the Credit Committee to be appropriate, to reflect the (i) remaining useful life of such Equipment and (ii) the remaining contractual payments due under the related Leases or Financing Transactions. "Seasoned" transactions frequently are advantageous because the Partnership's credit department will have the opportunity to analyze detailed payment histories for the Creditworthy Lessee and or Creditworthy User prior to entering into a purchase commitment. In addition, the Partnership frequently can reduce or eliminate the normal credit risk associated with any Lease by negotiating for the seller to repurchase those Leases, the payments under which are not kept current within a specified trial period following the Partnership's purchase of such Equipment and related Leases. See "RISK FACTORS--Partnership and Investment Risks--Equipment and Lessees Unspecified; Investments in 'New/Unused,' 'Seasoned' and 'Used/Remarketed' Equipment; Investment Delay; Investment Portfolio Composition."

    Equipment Registration. Aircraft and marine vessels may be subject to certain registration requirements imposed by federal law and regulations. Registration, which may be required for operation of aircraft within the United States, is permitted only if each partner of a partnership which owns such aircraft is a United States Citizen (as defined below) or a Resident Alien. A trust of which a United States Citizen is the trustee may own United States registered aircraft if the trustee is not subject to removal or certain control or influence by beneficiaries more than 25% of whom are neither United States Citizens nor Resident Aliens. As a consequence, title to certain aircraft that the Partnership may acquire may be held by a trust for the benefit of the Partnership. Similarly, certain types of marine vessels must be registered prior to operation in the waterways of the United States. A partnership may register its vessels with the federal government only if at least 75% of its partners are United States Citizens. If at any time a partnership which owns United States registered aircraft and/or vessels (or serves as the beneficiary of a trust which does so) fails to satisfy the registration requirements (whether due to misrepresentation, change in citizenship status or transfer of units to a Person other than a United States Citizen or Resident Alien), United States registration may be challenged by an agency of the federal government. Any challenge, if successful, could result in substantial penalties, the premature sale of such Equipment, the loss of the benefits of the central recording system with respect to aircraft (thereby leaving the aircraft exposed to liens or other interests not of record) and a breach of lease agreements entered into in connection with the acquisition and leasing of such Equipment. See "RISK FACTORS -- Partnership and Investment Risks -- Risk of Loss of Equipment Registration." Accordingly, the General Partner will not admit a non-United States Citizen as an Assignee or Substitute Limited Partner of the Partnership if such admission would result in the potential invalidation of the registration of aircraft or vessels. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES -- Citizenship" and "TRANSFER OF UNITS -- Restrictions on the Transfer of Units.")

    Types of Equipment.  The Partnership's Equipment is expected to include:

    (i) office and management information systems equipment (including, but not limited to, small, mini- and microcomputer management information systems) communication and related peripheral equipment, such as, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing ("CAD/CAM") equipment) and photocopying equipment;

    (ii) printing systems (including, but not limited to, electronic laser printers);

    (iii)  materials  handling  equipment,   including,   but  not  limited  to,
    fork-lifts and other more specialized equipment for moving materials in warehouse or shipping or areas;

    (iv) machine tools and manufacturing equipment, including, but not limited to, computer- and mechanically-controlled lathes, drill presses, vertical or horizontal milling machines, rotary or cylindrical grinders, metal fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of machinery and equipment;


    (v) medical diagnostic and testing equipment, including, but not limited to,
    (A) radiology equipment (such as CT Scanning, X-Ray, Fluoroscopic, Nuclear Generators and Gamma Cameras), (B) sonographic equipment, (C) patient monitoring equipment and (D) miscellaneous medical equipment (such as "Crash Carts," lab test equipment, blood-gas analyzers, treatment room furniture);

    (vi) aircraft (including air frames, engines and/or avionics, ground handling equipment, passenger loading ramps), rail and over-the-road transportation equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track, tractors, trailers, heavy duty trucks and intermodal (rail to over-the-road) containers and chassis) and marine vessels (including, but not limited to, towboats and barges); and

    (vii) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the Partnership, including, but not limited to, (A) furniture and fixtures, (B) store fixtures, display cases, freezers, etc., (C) manufacturing equipment and (D) electronic test equipment.

    Length of Ownership of Equipment. The General Partner intends that the Partnership will hold and lease the Equipment it acquires until such time as disposition appears advantageous in light of the Partnership's investment objectives. In deciding whether to dispose of an item of Equipment, the Partnership will consider the type and condition of such Equipment, potential re-lease opportunities relating thereto, economic conditions, interest rates and many other factors. While the General Partner presently intends that the Partnership shall own and lease its Equipment for no more than five years following the Final Closing Date, the Partnership may be required to retain ownership of Equipment for a longer period in the event that the Sale thereof appears disadvantageous in light of then prevailing economic conditions or changes in applicable laws (including, without limitation, federal or state income tax laws) and, accordingly, the Partnership is permitted to hold Equipment for up to ten (10) years following the Final Closing Date.

Financing Transactions

    The Partnership may also enter into Financing Transactions with Creditworthy Users, including, without limitation, Financing Transactions pursuant to which the Partnership shall provide financing to manufacturers and lessors with respect to equipment leased directly by such manufacturers ("vendor leasing programs"). Such Financing Transactions shall be evidenced by a written promissory note of the Creditworthy User party thereto evidencing the irrevocable obligation of such Creditworthy User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with some investment income. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (including, without limitation, the Equipment financed thereby and any Lease to which such Equipment is subject, as well as the receivables arising thereunder) of such Creditworthy User as the Credit Committee may deem to be appropriate. The General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a first priority secured lien on such Equipment, Lease and receivables affording certain preferred rights (superior to any rights of all others who might seek to assert rights in or to such Equipment, Lease or receivables) to the Partnership, upon a default by a User. Financing Transactions will not include participation features for the General Partner, its Affiliates or Users.

    The General Partner believes that the ability of the Partnership to engage in Financing Transactions will enable the Partnership to transact business with certain additional desirable manufacturers, lessors and other users and to take advantage of additional investment opportunities due to certain provisions of certain states' tax and other laws which make it more favorable under state and local tax and other laws to structure transactions in those jurisdictions as Financing Transactions rather than Leases. By illustration, certain states or localities impose sales or use taxes on the revenues from leases but not financing transactions. Certain other jurisdictions impose franchise taxes based on property owned and leased within such states but not on the collateral for financing transactions. In addition, in Financing Transactions, the User will realize additional federal and state tax benefits which will effect the total amount which a User will be willing to pay to finance rather than lease equipment which it needs. Financing Transactions with Creditworthy Users will be negotiated on a case-by-case basis, subject to consideration of such factors as the General Partner shall deem appropriate to the investment decision. See "--Acquisition Policies and Procedures" in this section.

    The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income although the General Partner may determine to invest up to one-half of such Proceeds in such Investments if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. Over the life of the Partnership, the General Partner expects that approximately one-third of its Investments, by cost, will consist of such types of Investments.

Other Investments

    The Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies. The General Partner does not expect that such Investments will comprise a substantial portion of the Partnership's Investments outstanding at any time.

Portfolio Acquisitions

    The General Partner also intends that the Partnership acquire lease and/or financing transaction portfolios (hereinafter "Portfolios"). Such Portfolio acquisitions and financings are each expected to be in the range of $250,000 to $10,000,000, but the Partnership is not limited as to the size of any such acquisition (so long as such Portfolio otherwise satisfies the investment objectives and policies of the Partnership and, in making such Investment, the General Partner complies with all applicable provisions of the Partnership Agreement).

    The acquisition of any Portfolio shall be conditioned upon a thorough financial and documentary review by the legal and accounting departments of the General Partner in accordance with the following (which generally supplements the credit review/documentation procedures set forth above):

    (i) substantially all of the leases and financing transactions (by dollar volume) contained in each Portfolio under consideration for acquisition is reviewed for completeness and accuracy of documentation;

    (ii) all potential Lessee and User payment histories are reviewed and verified, without regard to any credit enhancements obtained in connection with such acquisition;

    (iii) underlying Equipment or other collateral is evaluated and the values or purchase prices thereof evaluated or verified;

    (iv) Dun & Bradstreet and/or TRW credit reports are obtained for a representative number of potential Lessees and Users;

    (v) a complete due diligence review is performed by internal legal and auditing staff of the General Partner in preparation for documentation and funding of the acquisition;

    (vi) Uniform Commercial Code lien searches are performed against all potential Lessees and Users, as well as against the current holder of such Portfolio; and

    (vii) all liens identified in connection with the above review (other than with respect to Partnership Indebtedness are removed prior to or upon the acquisition by the Partnership of such Portfolio (or the Partnership will retain a right of post-acquisition rejection of individual Leases and Financing Transactions included in, or a right to performance support by the current holder of, such Portfolio). An escrow or purchase price holdback may also be employed for the same purposes.

    In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full recourse to the current holder of such Portfolio in the event of any underlying Lessee or User default.

    The General Partner may, for its own account, enter into agreements to act as an independent equipment manager with respect to Portfolios owned by certain non-Affiliated limited partners and other entities and the General Partner is entitled to receive compensation for such services. The Partnership may, from time to time, acquire a Joint Venture interest in all or a portion of such Portfolios in accordance with the terms of the Partnership Agreement. See "SUMMARY OF PARTNERSHIP AGREEMENT -- Restrictions on the Exercise of Powers by the General Partner."

Reserves

    The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (i) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (ii) during the Disposition Period, the lesser of (A) 1% of the Partnership's aggregate Adjusted Capital Accounts and (B) 1% of Gross Offering Proceeds, of which an amount not in excess of 3% of Gross Offering Proceeds may be treated as having been invested or committed to investment. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

Use of Leverage

    Leveraged Investments. The General Partner intends to use Partnership indebtedness (or "leverage") as an essential tool in acquiring and building a growing pool of Partnership Investments and related receivables. It expects that, during the Partnership's early operating period, which shall commence on the Initial Closing Date, the Partnership will acquire a substantial proportion of its Investments entirely for cash and the balance of its Investments (particularly Leases with investment-grade Lessees) with a mixture of cash and existing or new (primarily "non-recourse") indebtedness (as to which the lender will generally have no recourse to assets of the Partnership other than to foreclose on the Partnership's interest in such Lease and dispose of the related Equipment). As the Partnership accumulates Lease and Financing Transaction receivables from its cash purchases which are sufficiently large in volume and diverse as to Lessee/User industry types, equipment types and geographic locations as to be financed at commercially attractive interest rates, then the General Partner will seek to borrow against the "pool" of such receivables from banks and other interested, unaffiliated lenders at interest rates which can be serviced with only a portion of such receivables. If such efforts are successful, substantial cash flows from such pool of Investment receivables will become available for use in Partnership operations, for Limited Partner distributions and for reinvestment in additional Investments and to build an ever larger base of Partnership Investments, revenues and residual values.

    Such "pooled" collateral loans may take the form of a revolving line of credit or one of a series of "securitizations" for which the lender will have recourse to the entire "pool" (but only that pool) of receivables to service such indebtedness. In addition, in securitizations, additional steps will be taken to create and maintain an intermediate trust, partnership or other "pass-through" structure which is intended to ensure that the receivables are collectible by the lender under all circumstances. As a result of such types of borrowings (if available to the Partnership, as the General Partner believes will be the case), the General Partner expects that the Partnership will be able to achieve substantial additional earnings for the Partnership represented by the difference between the rate at which earnings accrue on its Leases and Financing Transactions which are subject to such financings and the significantly lower interest and other costs to the Partnership of such borrowings.

    The General Partner believes that the use of leverage may (i) enhance the ability of the Partnership to acquire Investments of greater aggregate cost,
(ii) create the opportunity for the Partnership to obtain a greater return on, and diversification of, its portfolio of Investments and (iii) reduce the relative cost of obtaining Partnership capital and acquiring its Investments as a percentage of its total Partnership Investments. Nevertheless, the use of borrowings could create additional risks for the Partnership and ultimately reduce distributions to the Partners. See "RISK FACTORS -- Partnership and Investment Risks -- Leveraged Investment--Increased Risk of Loss."

    The Partnership intends to use borrowings (i) to finance Investments to the extent deemed necessary or appropriate by the General Partner, (ii) to obtain Commission Loans and (iii) to invest the proceeds thereof in additional Investments and, to the extent permitted, add to Reserves; provided that, from and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of the Purchase Price of any Investment after being acquired). Although the actual amount of Indebtedness incurred by the Partnership and the terms thereof shall depend upon the availability of financing, interest rates and other costs to the Partnership, and the General Partner's determination that the amount borrowed is desirable in light of the Partnership's investment objectives and policies, the General Partner expects that, on average, at least 50% of the Partnership's aggregate cost of its Investments will have been supplied by Partnership borrowings and existing Indebtedness.

    In the exercise of its investment discretion, the General Partner will attempt to utilize the optimum amounts of all-cash and leveraged investments to maximize the overall investment return to the Limited Partners from the Partnership's portfolio of Investments. In employing Indebtedness, the General Partner will also seek to balance the Gross Revenues after appropriate adjustments for contingencies against the needs of the Partnership (i) to meet current and contingent expenses and establish or replenish Reserves, (ii) to make cash distributions to Partners, (iii) to pay debt service on any Indebtedness incurred to acquire its current assets and (iv) to permit expansion of the Partnership's portfolio of Investments to increase future Cash From
Operations and Cash From Sales. Generally speaking, the "mix" of the Partnership's Investments will include (x) fully "leveraged" Leases (all or substantially all of the rental revenues of which are expected to be assigned to a lender to pay debt service), (y) partially leveraged Investments and (z) "unleveraged" Investments, the gross revenues from which, along with excess cash flow from the partially leveraged Investments, would be available to the Partnership to be applied to discharge its operational and investment cash needs. Since the Partnership's "leveraged" Leases are expected to include a significant proportion of non-recourse (fully assigned) financings, it is the General Partner's objective to ensure that the gross revenues from its other partially and fully "unleveraged" Investments together with Reserves and other uninvested funds are sufficient at all times to meet the cash needs of the Partnership including contingencies such as Lessee or User defaults.

    If borrowings are utilized, the General Partner will use its best efforts to obtain financing on the most favorable terms available to the Partnership. All or a portion of such financing may provide for adjustable interest rates which, in periods of rising interest rates, could cause borrowing costs to increase without the ability of the Partnership to pass along to the Lessees and Users of the related Leases and Financing Transactions all (or perhaps any) of such increased costs, thereby reducing Distributable Cash From Operations.

    Commission Loans. The Partnership intends to seek to obtain a Commission Loan as of each Closing Date in an amount equal to the Sales Commissions payable on such Closing Date for the purpose of increasing the total amount of Gross Offering Proceeds immediately available for Investments. As a result, the General Partner expects that by obtaining Commission Loans the Partnership will
(i) increase its total revenue-generating Investments over the life of the Partnership and the amount of Distributable Cash From Sales upon liquidation of the Partnership's Investments and (ii) produce Cash From Operations available for distribution to the Limited Partners in excess of the sum of (A) principal and interest payments on the Commission Loans and (B) all related Front-End Fees. Generally speaking, the Partnership expects that, as of each Closing Date, it will be able to obtain a short-term Commission Loan at rates of interest approximating the most favorable short-term business borrowing rates (or the "prime rate") applicable to loans of such length on such Closing Date; provided, however, that (x) no Commission Loan shall have a term in excess of two years from the date of such Commission Loan and (y) the Partnership shall not incur any Commission Loan unless the Partnership realizes excess Cash From Operations (as described in clause (ii) above) as a result thereof. Since the Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid therewith by the amount of interest paid on any such Loans, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding Commission Loans.

    Usury Laws. Equipment leases have on occasion been held by the courts to be loan transactions subject to state usury laws. In addition, the Partnership expects that all Financing Transactions will be subject to state usury laws. Severe penalties, including loss of interest and treble damages, may be imposed in connection with a violation of such usury laws. Although the Partnership will seek to structure its Leases and Financing Transactions in such a manner as to avoid application of the usury laws of any state or other jurisdiction in which it conducts its operations, a court could construe a transaction which the Partnership believes to be exempt from, or in compliance with, applicable usury laws to be a loan in violation of such usury laws and there can be no assurance that some of the amounts which the Partnership receives on its Investments may not be characterized as interest charges and fees which are held to be usurious.

Cash Distributions to Partners

    Monthly Cash Distributions. Section 8.1(a) of the Partnership Agreement provides that each Limited Partner is entitled to receive monthly cash distributions computed as provided in this paragraph. Such distributions will be made for the period which begins with his or her admission to the Partnership and ending with the expiration or termination of the Reinvestment Period (the period of active investment and reinvestment by the Partnership which will end five (5) years after the Partnership's Final Closing Date (or no later than November 9, 2002) unless the General Partner elects to extend such Period (in which case such Period will end no more than eight (8) years after the Final Closing Date or no later than November 9, 2005) to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to
Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by the Partnership. Since Distributable Cash From Operations or From Sales represents all cash from operations or from sales, as the case may be, less Partnership expenses (the timing and amounts of which are expected to be largely non-disretionary) and moneys which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of the Partnership to make such distributions. As noted in this Section in the "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions" Subsection, the Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon the Partnership by its banks or other lenders.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,  if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    While it is the Partnership's objective to make all such monthly cash distributions, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved.

    It is anticipated that distributions of Cash From Operations and Cash From Sales, if available, will be made monthly (approximately 15 days after the end of each month), commencing in the first full month following the Initial Closing Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of Cash From Operations and/or Cash From Sales.

    First Cash Distributions to the Limited Partners. Section 6.4(g) of the Partnership Agreement (Exhibit A) provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units) (the "First Cash Distributions"), the Management Fees otherwise payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid First Cash Distributions or (ii) expiration of the Reinvestment Period.

    In addition, Section 8.1 of the Partnership Agreement provides that upon Payout (see Section 17 of the Partnership Agreement for a definition of such term) of Limited Partners' Capital Contributions and an economic return thereon, the General Partner is entitled to an increase from 1% to 10% of Cash From Operations and Cash From Sales when cash distributions to the limited Partners upon Payout (i.e. the time when cash distributions in an amount equal to the sum of the Limited Partners' (i) capital contributions and (ii) an 8.0% cumulative annual return thereon, compounded daily, have been made), distributions of Distributable Cash From Sales shall be made 99% to the Limited Partners and 1% to the General Partner and that, after Payout, distributions of Distributable Cash From Sales shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner. Section 8.1 goes on to provide that, distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the earlier of (i) the time when the total cash distributions made to each Limited Partner equal 150% of his or her original Capital Contribution (reduced by any amounts paid to him or her (A) as a return of uninvested Capital Contributions and (B) in redemption of Units pursuant to the Partnership Agreement) or (ii) upon liquidation of the Partnership. The increased share of Distributable Cash From Operations tentatively attributed to the General Partner but not actually distributed to it because of the proviso in the preceding sentence shall accrue, without interest, and be paid to the General Partner out of the first Distributable Cash From Operations available to the Partnership after the earlier of (i) the time when the total cash distributions made to each Limited Partner equal 150% of his or her original Capital Contribution (reduced by any amounts paid to him or her (A) as a return of uninvested Capital Contributions and (B) in redemption of Units pursuant to the Partnership Agreement) or (ii) upon liquidation of the Partnership.

    It is the objective of the Partnership to make the First Cash Distributions regardless of the number of Units sold, subject only to the limitations described in "--Monthly Cash Distributions." A portion of such distributions may represent a return of Capital Contributions recovered in the form of depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a Limited Partner's proportionate share of net taxable income of the Partnership for such taxable year. Because neither the Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See Tables III and IV of Exhibit B hereto for Prior Performance of the Prior Public Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or the Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

    Each cash distribution may consist, in whole or in part, of (1) an investor's pro rata share of the partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness), (as determined under generally accepted accounting principles ("gaap")) and/or (2) a return of investors' original capital investment (on a GAAP basis).

    A material portion of each cash distribution may consist of a distribution of an investor's original capital investment which, under GAAP, is deemed to be that portion of cash distributions which are not attributable to partnership net income for the period of the distribution, irrespective of whether such distributions have in fact been paid from cash from current or past operations. Accordingly, cash distributions received by a limited partner may not, in all instances, be characterized solely or primarily as investment income earned on such limited partner's investment in the partnership. The partnership anticipates that it will receive gross revenues (e.g., rent or debt payments) from all of its financing transactions and the majority of its leases over the respective terms of each such investment in an amount equal to the sum of (1) the purchase price of such financing transactions and the equipment subject to such leases plus (2) investment income earned on such investments. Additionally, the partnership expects that the proceeds from sale or other disposition of the partnership's equipment (which is expected to occur at the end of each respective lease of such equipment) will be significantly less than the partnership's original purchase price of such equipment in large part because the partnership's equipment is expected to rapidly decline in value (i.E., Generally be fully depreciated over a three to five year period). Accordingly, the success of the partnership in realizing both a return of capital and investment income on its investments in its equipment will depend heavily on:
(1) its ability to (a) generate significant operating cash flow from its equipment during the terms of the leases of such equipment and (b) reinvest a substantial portion of its net cash flows (after distributions to investors) and equipment sale proceeds in additional equipment during the reinvestment period and (2) the residual value which it realizes from its entire equipment portfolio during and after the reinvestment period (which is expected to end within five to eight years after the Partnership's Final Closing Date). See "RISK FACTORS--Partnership and Investment Risks--Residual Value of Equipment" and the "General--Investment Objectives" and "--Acquisition Policies and Procedures" subsections in this Section. There can be no assurance that investors will receive the return of their entire original capital investment in the partnership or any investment income on such investment.

    There can be no assurance that the partnership will be successful in meeting any of its objectives, or that such objectives will be attained at all.

    Distribution of Cash From Sales of the Partnership's Investments. After the Reinvestment Period, it is an objective of the Partnership to sell or otherwise dispose of its Equipment and liquidate all its investments in Financing Transactions and to distribute substantially all the proceeds therefrom ("Distributable Cash From Sales") together with Reserves and other Cash From Operations and Cash From Sales not previously distributed to its Partners, less the estimated costs and expenses and projected disbursements and reserves required for prompt and orderly termination of the Partnership and the payment of deferred Management Fees and Subordinated Remarketing Fees, which in each case have accrued but not been paid (if any). In the event the Reinvestment Period ends before the fifth anniversary of the Final Closing Date, the Partnership expects to distribute a greater portion of Cash From Sales rather than reinvesting substantially all such funds in additional Investments. During the liquidation phase of the Partnership, it is expected that distributions will ultimately decrease relative to the annual cash distribution objectives for the Reinvestment Period, because as Investments are liquidated there will be less Equipment and Financing Transactions available to generate Cash From Operations. See "RISK FACTORS--Partnership and Investment Risks--Residual Value of Equipment." Distributions made after the Reinvestment Period will depend upon results of operations, Cash From Sales of the Partnership's Investments, and the amount of Cash From Operations (if any) which the Partnership derives from the operation of its remaining Investments (if any) during such period.

    There can be no assurance that the Partnership will be successful in meeting its objectives with regard to Monthly Cash Distributions, First Cash Distributions or Distributions of Cash From Sales within the time periods contemplated, or that such objectives will be met at all. See "RISK FACTORS--Partnership and Investment Risks--Residual Value of Equipment." While it is the Partnership's objective to make monthly cash distributions, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved.

    The Partnership expects that the principal investment return from an investment in Units will derive from such cash distributions rather than from tax benefits. The Partnership is not intended to be a "tax shelter." However, the Partnership will register as a "tax shelter" with the Service for the reasons discussed in "FEDERAL INCOME TAX CONSEQUENCES--Registration, Interest and Penalties -- Tax Shelter Registration."

Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions

    During the Reinvestment Period, the Partnership intends to reinvest substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing of the streams of rents from its Leases which are not needed to pay current obligations in additional Equipment, Leases and Financing Transactions. To the extent the Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, the Partnership intends to make sufficient cash distributions to the Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any). The Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon the Partnership by its banks or other lenders.

    The Cash From Sales realized by the Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period.





                         FEDERAL INCOME TAX CONSEQUENCES

Summary

     THIS SECTION ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS, SINCE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL INVESTORS AND ONLY BY A CAREFUL ANALYSIS OF A PROSPECTIVE INVESTOR'S PARTICULAR TAX SITUATION CAN AN INVESTMENT IN THE PARTNERSHIP BE EVALUATED PROPERLY. IN PARTICULAR, INVESTORS WHICH ARE TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS (SUCH AS EMPLOYEE BENEFIT PLANS), OR ANY OTHER INVESTORS WHICH ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE LIKELY TO DIFFER, PERHAPS MATERIALLY, FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "-- FOREIGN INVESTORS," "-- TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "-- TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "-- CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "-- STATE AND LOCAL TAXATION."

     For federal income tax purposes, a partnership is treated as a "pass through" entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by the Partnership and pay the tax on their share of any resulting taxable income generated by the Partnership. The most substantial tax risk to the Limited Partners is that the Partnership will not be treated as a partnership or will be treated as a "publicly traded partnership." In either event, the Partnership would have to pay tax on Partnership income and the Limited Partners may be subject to a further tax on distributions from the Partnership. Tax Counsel are of the opinion that the Partnership will be treated as a partnership and will not be treated as a "publicly-traded partnership."

     The General Partner expects that the items of income and loss generated by the Partnership will be treated as either "passive" or "portfolio" income and losses for federal income tax purposes. Limited Partners will not be able to use any "passive" losses produced by the Partnership to offset either "ordinary income" (such as salaries and fees) or "portfolio" income (such as dividend or interest income).

     The overwhelming majority of the Partnership's income is expected to be generated from leasing activities. The General Partner expects its leases to be treated as such for federal income tax purposes and will attempt to have its leasing activities comply with any requirements necessary to achieve such treatment. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

     The Partnership has obtained an opinion from Whitman Breed Abbott & Morgan, Tax Counsel to the General Partner, concerning the Partnership's classification as a partnership for federal income tax purposes. See "-- Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

     The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel. Any alteration of such facts may adversely affect the opinion rendered. Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.

      Each prospective investor should note that the tax opinion represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

     As of the date of the opinion of Tax Counsel, no Equipment has been acquired by the Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts which will exist when a particular item of Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this
Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions."

Classification as a Partnership

     The Partnership has not applied, and does not intend to apply, for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

     The Partnership has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, the Partnership will be classified as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of Tax Counsel has no binding effect on the Service or official status of any kind, and no assurance can be given that the conclusions reached in the opinion would be sustained by a court if contested by the Service. In the absence of a tax ruling, there can be no assurance that the Service will not attempt to treat the Partnership as an association taxable as a corporation.

     The opinion of Tax Counsel is based, in part, on representations of the General Partner to the effect that: (1) the Partnership has been organized and will be operated in substantial compliance with applicable state statutes concerning limited partnerships, (2) the General Partner has and will maintain throughout the life of the Partnership a net worth (not including its interests in the Partnership or in other partnerships in which it is a general partner) at all times equal to at least $1,000,000, (3) the Partnership's activities will be conducted in accordance with the provisions of the Partnership Agreement; (4) the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit is equal to at least one percent of each such item, except for temporary allocations, if any, required under Section 704(b) or
(c) of the Code; and (5) neither the General Partner nor any person or group of persons who has a direct or indirect interest in the General Partner (by reason of direct or indirect stock ownership, a creditor-debtor relationship or an employer-employee relationship, or otherwise) will at any time own, individually or in the aggregate, more than one percent of the Units in the Partnership.

     For purposes of issuing advance rulings as to the tax status of a limited partnership that has a corporation as its sole general partner, the Service has set forth certain guidelines, including a net worth requirement for the general partner. The General Partner currently does not satisfy the Service's net worth requirement for an advance ruling. Accordingly, the Partnership would be unable to obtain an advance ruling that it will be classified as a partnership for federal income tax purposes. The Partnership's inability to satisfy the Service's advance ruling guidelines does not affect Tax Counsel's opinion as to the classification of the Partnership as a partnership for federal income tax purposes.

     If the Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities.

Publicly Traded Partnerships

     Certain  limited   partnerships   may  be  classified  as  publicly  traded
partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in the Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, the Partnership will be a PTP only if the Units become "readily tradeable on the substantial equivalent of a secondary market."

     Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

     The Service has provided certain safe harbor tests relating to PTP status in Internal Revenue Service Notice 88-75. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include the "5% safe harbor" test and the "2% safe harbor" test. A partnership satisfies the "5% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 5% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are excluded from the 5% "safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner within a 30-day period of interests representing in the aggregate more than 5% of the total interests in partnership capital or profits). In the case of the "2% safe harbor" test, annual transfers of interests may not exceed 2% of the total partnership capital or profits. In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "matching service" are not counted. "Matching service" transfers include (1) a notice to potential buyers of the availability of partnership interests if the sale of such interest is delayed at least 15 days after the date the matching service is advised of such availability (the "contact date");
(2) closing of a sale does not occur  prior to 45 days after the  contact  date;
(3) information relating to interests for sale is removed from the matching service within 120 days after the contact date; (4) once removed, an investor's interest is not re-entered into the matching service for at least 60 days; and
(5) the total partnership interests sold or disposed of (other than Excluded Transfers) during the taxable year do not exceed 10% of the total interests in partnership capital and profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradeable on a secondary market or the substantial equivalent thereof.

     On May 2, 1995, the Service issued proposed regulations relating to the definition of a PTP which would (1) modify the safe harbor tests relating to PTP status which are contained in Internal Revenue Service Notice 88-75 and (2) provide other guidance on the circumstances under which interests in a partnership will be treated as publicly traded. Until the proposed regulations are finalized, the safe harbor rules, as contained in Notice 88-75 and as discussed herein, will remain in effect.

     In lieu of the 5 percent and 2 percent safe harbors contained in Notice 88-75, the proposed regulations would provide a more limited de minimis trading exclusion. The proposed regulations provide that interests in a partnership are not readily tradable on the substantial equivalent of a secondary market if the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 2 percent of the total interests in partnership capital or profits. All transfers of partnership interests are taken into account except for (1) private transfers (e.g. transfers at death and transfers between family members), (2) transfers pursuant to qualifying redemption and purchase agreements and (3) transfers pursuant to a qualified matching service. The qualified matching service exclusion contained in the proposed regulations are similar to the matching service exclusion described above (and set forth in Notice 88-75) but contain certain modifications designed to prevent a qualified matching service from operating as the substantial equivalent of a secondary market. Finally, the 2% rule contained in the proposed regulations differs from the percentage safe harbors in Notice 88-75 because the 2% rule applies only for purposes of determining whether partnership interests are readily tradable on the substantial equivalent of a secondary market and does not apply in determining whether interests are readily tradable on a secondary market. Thus, the 2% rule does not apply to partnerships with interests traded under a mechanism that provides for firm-quotes trading.

     In the opinion of Tax Counsel, the Partnership will not be treated as a PTP. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

     If the Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from certain "qualified sources." The business of the Partnership will be the leasing and financing of personal (not real) property. Thus, its income would not be from such qualified sources. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "-- Classification as a Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this Section.

Taxation of Distributions

     If the Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax. Each Partner will be required to report on his federal income tax return his share of the income, gains, losses, deductions and credits of the Partnership for each year.

     The Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to the Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

     Cash distributions to a Limited Partner in any year may be greater or less than his share of the Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited Partner's allocable share of Partnership income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited Partner.

     To the extent that the principal amount of the Partnership's indebtedness is repaid from cash derived from rentals or sales of the Partnership's Equipment, the taxable income of a Limited Partner in the Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnership's taxable income in those early years of the Partnership's operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnership's income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

     Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see "-- Deductions for Organizational and Offering Expenses; Start-Up Costs"), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnership's expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

     The income reported each year by the Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnership to the Limited Partners. The difference in the two amounts primarily arise from the fact that depreciation and other cost recovery deductions reduce the Partnership's income but not its cash available for distribution, and revenues reinvested by the Partnership or used to repay debt principal will generally constitute income even though not distributed to the Limited Partners. See "-- Taxation of Distributions" and "-- Cost Recovery."

Allocations of Profits and Losses

     As a general rule, during the Reinvestment Period, 99% of the Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's Adjusted Capital Contribution (i.e., such Limited Partner's Capital Contribution reduced by distributions from the Partnership that are in excess of such Limited Partner's 8% Cumulative Return) is reduced to zero and (2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnership Losses previously allocated to such Limited Partner. Thereafter the Partnership's Profits will be allocated after 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

     As a general rule, 99% of the Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of the Partnership .

     A partner's share of any item of income, gain, loss, deduction, or credit is determined by the partnership agreement, unless the allocation set forth therein does not have "substantial economic effect." If an allocation made by a partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the partner's "interest in the Partnership," taking into account all the facts and circumstances.

     An allocation of partnership income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has "substantial economic effect," or (b) the partners can show that, taking into account all facts and circumstances, the allocation is "in accordance with the partner's interest in the partnership" or (c) the allocation is "deemed" to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be "charged back" income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions ("minimum gain charge-back").

     The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have "economic effect," among other things:
(a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a "qualified income offset" provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

     The economic effect of an allocation is deemed to be "substantial" if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

     The Partnership Agreement requires that (1) all allocations of revenues, income, gain, costs, expenses, losses, deductions and distributions be reflected by an increase or decrease in the relevant Partners' capital accounts, (2) all Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

     The tax benefits of investment in the Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of Partnership income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

     The Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the Partners, the Partnership will treat its operations as occurring ratably over each fiscal year. The Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of Units held by each Limited Partner throughout the fiscal year, or, if any Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation

     Passive Losses

     The "passive activity" rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include "portfolio income" such as interest, dividends and royalties, and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: "active" trade or business income or loss; "passive activity" income or loss; or "portfolio" income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

     A "passive activity" is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. All rental activities generally are considered passive activities. Furthermore, the status of limited partners is generally considered passive with respect to a partnership's activities.

     Accordingly, a Limited Partner's distributive share of Partnership income or losses is expected to be characterized as passive activity income or loss (except to the extent attributable to portfolio income or loss, such as interest earned on Partnership funds pending their investment or reinvestment in Equipment). Any loss suspended under the passive activity rules may be carried forward indefinitely to offset passive activity income, if any, derived in future years, including income generated from the activity producing the suspended loss. Additionally, suspended losses may be deducted against non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from the Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

     Losses from a "publicly traded partnership" are treated as passive activity losses which may not be used to offset income from any other activity other than income subsequently generated by the same "publicly traded partnership." Income from a "publicly traded partnership" (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. The Partnership has been structured so as to avoid treatment as a "publicly traded partnership." However, income or losses from the Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as "publicly traded partnerships."

     Tax Basis

     A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to the Partnership (i.e., the price he paid for his Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of Partnership indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of Partnership losses, if any, to the extent of his basis in his Units.

     "At Risk" Limitation

     Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is "at risk" in the activity at the close of the Partnership's tax year. Generally, a taxpayer is considered "at risk" with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

     A Limited Partner generally will not be "at risk", and will not be entitled to increase the tax basis of his Units, with respect to recourse liabilities, if any, of the Partnership (such as trade payables), and he will not be "at risk" with respect to nonrecourse liabilities incurred by the Partnership (such as amounts borrowed to finance purchases of Equipment), even though such nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited Partner's initial amount "at risk" effectively will be the amount of his capital contribution to the Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of Partnership income.

     The effect of the "at risk" rules generally is to limit the availability of the Partnership's losses to offset a Limited Partner's income from other sources to an amount equal to his capital contribution to the Partnership, less cash distributions received and allocations of Partnership losses, plus any Partnership income allocated to him. Therefore, although the Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the "at risk" rules will be unable to use such losses to the extent they exceed such Limited Partner's "at risk" amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited Partners have sufficient "at risk" amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

     The costs of organizing and syndicating the Partnership, as well as certain "start-up" costs, may not be deducted currently and must be capitalized.

     Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. "Organizational expenses" include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period.

     Under Section 709, no deduction is allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership ("syndication expenses"). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. "Syndication expenses" include brokerage fees (such as the Underwriting Fees and Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the offering documents, accounting fees for the preparation of information to be included in the offering materials, printing and reproduction costs and other selling or promotional expenses.

     The General Partner will endeavor to treat the organizational, start-up and syndication costs of the Partnership in accordance with the foregoing rules. However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of the Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

     The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of Equipment depends, in part, upon the classification of the particular lease of that Equipment as a "true lease" of property under which the Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

     Whether the Partnership is the owner of any particular item of Equipment and whether any of its Leases is a "true lease" for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of "leveraged" leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

     The Partnership will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that the Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the "rental" income of the Partnership equivalent to interest on the amount "financed" under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such "rental" income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

     Whether each Partnership Lease will meet the relevant requirements and whether the Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by the Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

     In general, equipment of the sort anticipated to be acquired and leased by the Partnership is classified as either "3-year property," "5-year property" or "7-year property," and may be written off for federal income tax purposes (through "cost recovery" or "depreciation" deductions) over its respective recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A "half-year convention" (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a "mid-quarter convention" must be used whereunder all property placed in service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

     The General Partner expects that the Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to the Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of the Partnership, which generally will be a straight-line method. Whether the Partnership will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See "-- Tax Treatment of the Leases" in this Section.

     The Partnership will allocate all or part of the Acquisition Fees to be paid to the General Partner to the cost basis of Equipment on which cost recovery is computed. No assurance can be given that the Service will agree that the amount of such fee which is so allocated is properly attributable to purchased Equipment such that cost recovery deductions based on such additional basis are properly allowable. The Service might assert that the Acquisition Fees are attributable to items other than the Equipment or are not subject to cost recovery at all. If the Service were successful, the cost recovery deductions available to the Partnership would be reduced accordingly. Because the determination of this issue will depend on the magnitude and type of services performed in consideration for these fees, which facts are presently undeterminable and may vary in connection with each piece of Equipment acquired by the Partnership, Tax Counsel is unable to render an opinion thereon.

     Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United States and the use of equipment by a "tax-exempt entity." See "-- Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

     Property Used Predominantly Outside the United States.

     The Partnership may own and lease Equipment which is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR Class Life, a 12-year period must be used. See "-- Cost Recovery."

     However, certain types of property which are used predominantly outside the United States nevertheless qualify for the normal rules discussed in "-- Cost Recovery" (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

     Tax-Exempt Leasing.

     The Partnership may lease Equipment to certain tax-exempt entities. Property leased to tax-exempt entities ("tax-exempt use property") must be written off for federal income tax purposes using the applicable half-year or mid-quarter convention and applying the straight line method of depreciation over a period corresponding to the longer of (i) the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and (ii) or 125% of the term of the lease. The term of a lease will include all options to renew as well as certain successive leases, determined under all of the facts and circumstances. The use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee).

     The definition of a "tax-exempt entity" includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

      The term "tax-exempt use property" does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a "short-term lease" (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years); and (3) certain high-technology equipment.

     If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnership. However, taxable income from the Partnership will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "-- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, all or substantially all of the Partnership's taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See "-- Foreign Investors." Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnership and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

     Both the lessor and lessee under certain rental agreements ("Section 467 rental agreements") are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the "applicable federal rate," which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

     The Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnership prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

     An individual's capital gains are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

     Because of the different individual tax rates for capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains continues to be relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

     Upon a sale or other disposition of the Equipment of the Partnership (including a sale or other disposition resulting from destruction of the Equipment or from foreclosure or other enforcement of a security interest in the Equipment), the Partnership will realize gain or loss equal to the difference between the basis of the Equipment at the time of sale or disposition and the amount realized upon sale or disposition. The amount realized on a foreclosure would include the face amount of the debt being discharged in a foreclosure, even though the Partnership receives no cash. Since the Equipment constitutes tangible personal property, upon a sale or other disposition of the Equipment, all of the recovery deductions ("depreciation") taken by the Partnership will, to the extent of any realized gain, be subject to recapture (i.e., treated by the Partners as ordinary income). Recapture cannot be avoided by holding the Equipment for any specified period of time. If the Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

     Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in the Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

     There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit. Such gains and losses must be separately grouped together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

     Under a special "Section 1231 recapture" rule, net Section 1231 gain will be treated as ordinary income to the extent of the taxpayer's "non-recaptured" net Section 1231 losses. "Non-recaptured" net Section 1231 losses are any net
Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

     If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in the Partnership's trade or business) and had been held by the Partnership for one year or less, or if the Partnership is a "dealer" in Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

     Gain or loss recognized by a Limited Partner on the sale of his interest in the Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited Partner's share of any Partnership nonrecourse indebtedness) will, except as noted below, be taxable as a long-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to the Partnership's unrealized receivables (including depreciation recapture) and inventory (the "ordinary income assets"), however, would be treated as ordinary income. The term "ordinary income assets" would include assets subject to recapture of recovery deductions determined as if a selling Partner's proportionate share of the Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see "-- Sale or Other Disposition of Partnership Property" in this Section.

     In connection with the sale or exchange of a Partnership interest, the transferor must promptly notify the Partnership of the sale or exchange, and, once the Partnership is notified, it is required to inform the Service (and the seller and the buyer of the Partnership interest) on or before January 31 following the calendar year of sale) of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

     The redemption by the Partnership of all or a portion of a Limited Partner's Units (see "SUMMARY OF THE PARTNERSHIP AGREEMENT") will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The "amount realized" by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the Limited Partner's share of the Partnership's liabilities.

     Under Section 751(b) of the Code, in the event the Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the Partnership's "ordinary income assets" is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the "ordinary income assets." The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the "ordinary income assets" exceeds such Limited Partner's undivided interest in the Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited Partner's adjusted basis in his Units). See "-- Taxation of Distributions."

     The Partnership anticipates that any redemption of a Limited Partner's Units will be payable out of Cash From Operations and Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by the Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of Partnership income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

     Generally, no gain or loss is recognized upon the gift of property. However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of Partnership nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

     Because of the complexities of the tax accounting required, the Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units. As a consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of the Partnership's property which represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

     In the event of termination of the Partnership pursuant to the Partnership Agreement (see "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Duration of Partnership") the General Partner is required to sell or dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of the Partnership and distribute any remaining funds to the Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of the Partnership's assets would have the tax consequences described in "-- Sale or Other Disposition of Partnership Property" in this Section. Liquidating cash distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of the Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if the Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the Partnership may result in taxable gain to the Partners.

Audit by the Service

     No tax rulings have been sought by the Partnership from the Service. While the Partnership (and any joint ventures in which the Partnership participates) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the Partnership or any such joint venture and it may not agree with some or all of the positions taken by the Partnership (or such joint venture).

     An audit of the Partnership's information return may result in an increase in the Partnership's income, the disallowance of deductions, and the reallocation of income and deductions among the Partners. In addition, an audit of the Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to the Partnership.

     Partners must report Partnership items on their individual returns in a manner consistent with the partnership return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by the Partnership. Failure to comply with this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

     Any audit of the Partnership will be at the Partnership level and the Service will deal with the Partnership's "Tax Matters Partner" (the "TMP") with respect to its tax matters. The General Partner is designated as the Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in the Partnership (the "Notice Partners") will be entitled to receive separate notice from the Service of the audit of the Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% ("Non-notice Partners") will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in the Partnership (a "Notice Group") may, by notification to the Service, designate a member of their group to receive Service notices. All Partners in the Partnership have the right to participate in any audit of the Partnership. The General Partner is required to keep all Limited Partners informed of any administrative and judicial proceedings involving the tax matters of the Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of the Partnership.

     The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

     The General Partner is empowered by the Partnership Agreement to conduct, on behalf of the Partnership and Limited Partners, all examinations by tax authorities relating to the Partnership, at the expense of the Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expense being charged to the Partnership subject to the controversy, irrespective of the outcome.

Alternative Minimum Tax

     An alternative minimum tax ("AMT") is payable by taxpayers to the extent it exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount. The AMTI is based on the taxpayer's taxable income, as recomputed with certain adjustments and increased by certain "tax preference" items. A two-tiered AMT rate schedule for noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

     The principal adjustments include the following: (1) depreciation deductions cannot exceed those computed under the 150% declining balance method and an extended recovery period, (2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5) miscellaneous itemized deductions are not allowed, (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal exemptions are not allowed, (10) only "alternative tax net operating losses" are deductible and
(11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

     The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, (3) the excess of the reserve for bad debt deductions over the deduction that would have been allowable based on actual experience, (4) private activity bond interest and (5) untaxed appreciation on charitable contributions.

     The General Partner does not anticipate that any significant "tax preference" items will be generated by the Partnership. The principal Partnership items which may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that the Partnership will generally depreciate its Equipment using the straight line method. Therefore, the Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners. Prospective investors should be aware, however, that for purposes of computing AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as the Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer (computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed). Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

     The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the Units should consult their tax advisors as to the possible alternative minimum tax consequences of an investment in the Partnership.

Interest Expense

     In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments in "passive" activities (such as the Partnership and other limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See "-- Deductibility of Losses: Passive Losses, Tax Basis and 'At Risk' Limitation."

     Interest expense incurred by the Partnership probably will be treated as "passive" activity interest, as would interest expense incurred by a Limited Partner on money he borrows to purchase or carry his interest in the Partnership but may be deductible against related income of the Partnership allocable to the Units purchased with such borrowed money.

     The Partnership may enter into transactions involving the prepayment of interest or the payment of "points," commitment fees and loan origination or brokerage fees. In general, prepaid interest, "points" and similar costs may not be deductible currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

     A Limited Partner's net earnings from self-employment for purposes of the Social Security Act and the Code will not include his distributive share of any item of income or loss from the Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of the partnership.

Maximum Individual Tax Rates

     The federal income tax on individuals applies at a 15%, 28%, 31% and 36% rate. In addition, the Code imposes a 10% surtax on taxable income in excess of $250,000 ($125,000 for married individuals filing separately), which raises the tax rate for taxpayers in this bracket to 39.6%. The personal exemption, which is $2,500 for 1995, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $150,000 for joint returns, $125,000 for heads of household, $100,000 for single taxpayers, and $75,000 for married persons filing separately (as these amounts are adjusted for post-1991 inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $100,000 or $50,000 in the case of married taxpayers filing separately (as these amounts are adjusted for post-1991 inflation).

Section 183

     Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate the Partnership for the purpose of providing an economic profit and anticipates that the Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If the Partnership's activities were treated as not being engaged in for profit, any deductions of the Partnership in excess of its gross income might be permanently disallowed.

Registration, Interest, and Penalties

     Tax Shelter Registration

     "Tax shelters" are required to be registered with the Service. Under Temporary Treasury Regulations, an investment constitutes a "tax shelter" for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and other tax benefits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. The Partnership is a "tax shelter" under this definition because the term "amount of deductions" means gross deductions and gross income expected to be realized by the Partnership is not counted. The Temporary Treasury Regulations also provide that a tax shelter is not required to be registered initially if it is a "projected income investment." A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in the Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from the Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered the Partnership as a "tax shelter" with the Service. A Tax Shelter Registration Number is expected to be received shortly. However, for so long as the Partnership is a projected income investment, the Limited Partners are not required to include the Partnership's registration number on their tax returns.

     Even though the Partnership may be a projected income investment, the Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

     In the event the Partnership ceases to be a projected income investment, the Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited Partners will be required to include the Partnership's registration number on their tax returns.

     Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that the Partnership is no longer a projected income investment and to inform each Limited Partner that he must report the Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from the Partnership.

     The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT

OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

     Interest on Underpayments

     The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury based on the yield of U.S. obligations with maturities of three years or less.

     Penalty for Substantial Understatements

     The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

     For purposes of the understatement penalty, "tax shelter" includes a partnership whose principal purpose is "the avoidance or evasion of Federal income tax." The Partnership should not be treated as a "tax shelter" within the meaning of this provision primarily because (1) the Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

     In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Partnership. A Limited Partner's share of the taxable income or loss of the Partnership generally will be required to be included in determining reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. In addition, other states in which the Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of the Partnership's income derived from such state. Any tax losses generated through the Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of the Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in the Partnership.

Foreign Investors

     Foreign investors in the Partnership should be aware that, for the most part, the income of the Partnership will consist of trade or business income which is attributable to or effectively connected with a fixed place of business ("permanent establishment") maintained by the Partnership in the United States. As such, Partnership income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of Partnership income, gains, losses and deductions. Additionally, the Partnership is required to withhold tax on each such foreign investor's distributive share of income from the Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay the Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

     The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

     Trusts that purchase Units in the Partnership should be aware that the Treasury Regulations provide that in certain circumstances trusts which engage in a trade or business may be taxed as corporations. In this connection, the courts have held that limited partners (whether trusts or otherwise) are deemed to be engaged in the trade or business in which the partnership itself is engaged. The Partnership probably will be treated as engaging in a trade or business. Accordingly, a Limited Partner which is a trust may be subject to trust level tax at corporate tax rates, whether or not the income is distributed to the beneficiaries. This is a question of fact as to each such trust, and Tax Counsel are not able to express an opinion thereon.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

     Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except to the extent their "unrelated business taxable income" exceeds $1,000 in any taxable year. The excess "unrelated business taxable income" is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in the Partnership may be deemed to be engaged in the business carried on by the Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in the Partnership.

Corporate Investors

     The federal income tax consequences to investors which are corporations (other than certain closely-held corporations, which are subject to the "at risk" and "passive loss" limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in the Partnership.


                          INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

     A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

     Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

     IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such Participant (rather than the person who would otherwise be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a Qualified Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

     Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain transactions with respect to Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereinafter referred to as "Disqualified Persons"). Disqualified Persons include, for example, fiduciaries of the Qualified Plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons. In addition, the beneficiary "owner" or "account holder" - of an IRA is generally considered to be a Disqualified Person for purposes of the prohibited transaction rules.

     "Prohibited transactions" include, for example, any direct or indirect transfer to, or use by or for the benefit of, a Disqualified Person of a Qualified Plan's or IRA's assets, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be "unwound" to avoid incurring additional penalties.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

     If the Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which the Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor ("DOL") in currently effective regulations, generally apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets," the applicable regulations exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the "look-through" principle. Under the DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such as the Partnership will not be treated as "plan assets" of Qualified Plan or IRA investors if (i) the securities are "publicly offered,"
(ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or
(iii) the entity is an "operating company."

     In order to qualify for the publicly-offered exception described above, the securities in question must be freely transferable, owned by at least 100 investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred. Units will be sold as part of an offering registered under the Securities Act of 1933. Further, the General Partner has represented (a) that it intends to register the Units in the Partnership under the Securities Exchange Act of 1934 in compliance with the DOL's requirements and (b) that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in the partnership. Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and
10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are "freely transferable" for purposes of the DOL's regulations (as well as the determination of whether the Partnership will be an "operating company" under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the 25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnership will not constitute "plan assets" of Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General Partner will, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnership, or any affiliate of any such a person. (See "Investor Suitability Standards.") Whether the assets of the Partnership will constitute "plan assets" is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnership to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

     In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether
(a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the diversification of assets requirement for such Plan and the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity, (d) the investment is made solely in the interests of plan participants, (e) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnership, and (f) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.

                                CAPITALIZATION

     The capitalization of the Partnership as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:

                            As of             Minimum              Maximum
                           the date           Offering             Offering
                           hereof (1)     (12,000 Units)       (1,000,000 Units)
                     ----------       ------------          ---------------

General Partner's
Capital Contribution (1)  $ 1,000       $     1,000                  $1,000

Limited Partner's
Capital Contribution (2)   1,000(1)       1,200,000             100,000,000
                            -----        ---------              -----------


Total Capitalization $     2,000      $  1,201,000             $100,001,000

Less Estimated
Organizational and
Offering Expenses (3)     -               (162,000)             (13,500,000)
                      -----------        ----------         --------------


Net Capitalization   $    2,000       $  1,039,000(2)        $   86,501,000(2)
                      ==========     ================            ============

(1) The Partnership was originally capitalized by the contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from the Partnership and receive a return of his original Capital Contribution on the Initial Closing Date upon the admission of the Initial Limited Partners to the Partnership.

(3) The amounts shown reflect the Gross Offering Proceeds from sale of Units at $100.00 per Unit before deduction of (a) Sales Commissions in amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except in the case of Units sold to Affiliated Limited Partners), (b) Underwriting Fees equal in amount to 2.0% of Gross Offering Proceeds (or $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% of Gross Offering Proceeds (or $3.50 per Unit
    sold) for a total of all such items of 13.5% of Gross Offering Proceeds (or $13.50 per Unit) for all Units sold to Limited Partners who are members of the general public. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The maximum dollar amount of such items of compensation payable to the General Partner, its Affiliates and non-affiliated Selling Dealers will equal $162,000 for the Minimum Offering of 12,000 Units and $13,500,000 for the Maximum Offering of 1,000,000 Units, in each case computed as if all Units are sold to the general public without Volume Discounts or purchases by Affiliated Limited Partners. Affiliated Limited Partners may acquire Units (for investment purposes only) on a net of Sales Commissions basis for a price of $92.00 per Unit (and a proportionate Net Unit Price for each fractional Unit purchased). In addition, investors who purchase 2,500 or more Units are entitled to volume discounts. To the extent that Units are purchased by such Affiliated Limited Partners or in quantities that entitle the purchaser to a volume discount, both the total Capital Contributions of the Limited Partners and the Partnership's obligation to pay Sales Commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

                   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

    As reflected above under "CAPITALIZATION," the Partnership currently has limited funds, due to the fact that none of the capital anticipated to be raised by the Partnership through the public offering of Units is available on the date of this Prospectus. The Partnership plans to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds (inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing Transactions. That is, the Partnership's total Purchase Price (exclusive of Acquisition Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

    Pending investment in Equipment and Financing Transactions, the Net Offering Proceeds of this Offering will be held in short-term, liquid investments. The Partnership intends to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General
Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the Partnership, the General Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and Financing Transactions.

    Following completion of the Minimum Offering of 12,000 Units and upon the Initial Closing, the proceeds of Units sold to Limited Partners admitted at the Initial Closing will be released to the Partnership from the Escrow Account (and at subsequent Closings from the Partnership's subscription account), and applied to the payment or reimbursement of Underwriting Fees, Sales Commissions and the O & O Expense Allowance, leaving estimated Net Offering Proceeds available for investment in Equipment and Financing Transactions, payment of Acquisition Fees of approximately 86.5% of the Gross Offering Proceeds (unless Commission Loans equal to 8.0% of Gross Offering Proceeds are obtained at such Closing(s), in which case Net Offering Proceeds and Commission Loan proceeds totaling approximately 94.5% of Gross Offering Proceeds would be available for such purposes). The Partnership's funds available for Investments and to meet its capital needs are expected to undergo major fluctuations during the initial period of operations of up to twenty-four (24) months while this Offering is proceeding and during the period (expected to be completed no later than six (6) months thereafter) during which the Partnership's funds are being invested in Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES."

Operations

    The Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, the Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing Transactions. See "INVESTMENT OBJECTIVES AND POLICIES."

    The Partnership will acquire Equipment with Net Offering Proceeds and indebtedness, (which is expected to average at least 50% of the Partnership's aggregate Purchase Price for all of its Equipment, determined when the Net Offering Proceeds of this Offering are fully invested). However, in the event the Partnership requires additional cash or the General Partner determines that it is in the best interests of the Partnership to obtain additional funds to increase cash available for Investment in Equipment and Financing Transactions (e.g. to fund Commission Loans of up to 8.0% of Gross Offering Proceeds) or for any other proper business need of the Partnership, the Partnership may borrow, on a secured or unsecured basis, amounts up to 80% of the aggregate Purchase Price of all Investments acquired by the Partnership at any given time following full investment of the Net Offering Proceeds. The Partnership currently has no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings (including Commission Loans) will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES"--"Acquisition Policies and Procedures".


                     SUMMARY OF THE PARTNERSHIP AGREEMENT

    The following is a brief summary of certain provisions of the Agreement of Limited Partnership (the "Partnership Agreement"), which sets forth the terms and conditions upon which the Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership
Agreement, a copy of which is included as Exhibit A to the Registration Statement of which this Prospectus forms a part. Prospective investors in the Partnership should study the Partnership Agreement carefully before making any investment.

Establishment and Nature of the Partnership

    The Partnership was organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The Partnership will be conducted under the name "ICON Cash Flow Partners L.P. Seven" and will have its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    The Partnership has been organized,  without limitation, for the purposes of
(a) acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases and licenses thereof) and other such personal property, and
(c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership. In conducting such business, the Partnership is not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on May 23, 1995 and will terminate at midnight on December 31, 2015, subject, however, to earlier termination upon the occurrence of any Dissolution Event, including, without limitation, (i) the withdrawal, removal or dissolution of, or the occurrence of certain bankruptcy events with respect to, the General Partner
(unless a Substitute General Partner will be timely admitted to the Partnership), (ii) the Sale of all or substantially all of the Partnership's assets and (iii) the voluntary dissolution of the Partnership.


Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to the Partnership in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner will withdraw from the Partnership, his capital contribution of $1,000 will be returned to him in full and his original Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited Partners. Each Limited Partner (other than the Original Limited Partner, Affiliated Limited Partners and Limited Partners entitled to Volume Discounts) will make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased in exchange for such Unit. Each Limited Partner entitled to a Volume Discount will make a Capital Contribution, in cash, to the capital of the Partnership in an amount equal to the Gross Unit Price for each Unit or fraction thereof purchased less the amount of the Volume Discount.

Powers of the Partners

    General Partner. Except as otherwise specifically provided in the Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner will have the right to make Investments for and on behalf of the Partnership and to manage such Investments and all other assets of the Partnership. The Limited Partners will not be permitted to participate in the management of the Partnership. Except to the extent limited by the Delaware Act or the Partnership Agreement, the General Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to the Partnership; provided that no such admission will be accepted unless (i) the Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States Person and will satisfy all applicable suitability requirements (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES").

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the Partnership and its Limited Partners in connection with all examinations of the Partnership's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnership's funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnership, as outlined below.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, the Partnership will not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of
Indebtedness of the Partnership then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    The Partnership will neither purchase, lease or license Investments from, nor sell, lease or license Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except only upon the satisfaction of certain conditions, including, but not limited to, the following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of the Partnership;

    (ii) such Affiliated Investment is made by the Partnership upon terms (including price) no less favorable to the Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis (generally not longer than six months) by the General Partner or any Affiliate of the General Partner for purposes of facilitating the acquisition of such Investment by the Partnership, borrowing money or obtaining financing for the Partnership or for other purposes related to the business of the Partnership.

    No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any such Affiliate, however, may make Partnership Loans to the Partnership, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by the Partnership in an arms-length borrowing with similar terms (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) or (C) the rate from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial charges or fees in connection with such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

    The Partnership will not acquire any Investments in exchange for Interests in the Partnership.

    The Partnership may make Investments in Joint Ventures provided that:

    (i) at the time any such Investment in a Joint Venture is made, the maximum amount of Gross Offering Proceeds which the Partnership may so invest shall equal an amount equal to the smallest of 25% of (A) the Maximum Offering,
    (B) the sum of (1) the cumulative Gross Offering Proceeds raised as of the Closing Date next preceding such investment and (2) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise from such Closing Date to the Termination Date) or (C) the cumulative Gross Offering Proceeds actually raised as of the Termination Date;

    (ii) the General Partner has determined that such Investment is in the best interests of the Partnership and will not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

    (iii) such Investment will (if made with certain participants affiliated with the Sponsor) be made by the Partnership upon terms that are substantially identical to the terms upon which such participants have invested in such Joint Venture, except that the Partnership will have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture only for limited purposes; and

    (iv) such Investment will (if made with non-affiliated Persons) give a controlling interest in such Joint Venture to the Partnership and such Joint Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

    During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner engaged in the performance of services for the Partnership will be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnership's rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the General Partner or such Affiliate. See "FIDUCIARY RESPONSIBILITY -- Indemnification of the General Partner, Dealer-Manager and Selling Dealers."

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnership; provided that neither the General Partner nor any Affiliate of the General Partner will have any personal liability for obligations of the Partnership that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnership by the General Partner will be binding upon the Partnership. See "FIDUCIARY RESPONSIBILITY -- General."

    Limited Liability of the Limited Partners. No Limited Partner will have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership and will only be liable, in its capacity as a Limited Partner, to the extent of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Notwithstanding any of the foregoing, any Limited Partner who participates in the management or control of the Partnership's affairs may be deemed to be acting as a General Partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with the Partnership, that such Limited Partner is a General Partner. See also "RISK FACTORS -- Partnership and Investment Risks -- Liability of Limited Partners for Certain Distributions" and " -- Limited Liability Not Clearly Established."

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to the Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership), exceed the fair value of the assets of the Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of the Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution  of  Distributable  Cash From Operations and  Distributable  Cash
    From Sales

    Distributable Cash from Operations and Distributable Cash From Sales (Available Cash from such sources) that is not reinvested in Equipment and Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution. Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be tentatively distributable 90% to the Limited Partners as a group and 10% to the General Partner; provided, however, that the increased amount so tentatively distributable to the General Partner will be deferred until aggregate distributions to the Limited Partners equal at least 150% of their respective Capital Contributions (reduced, but not below zero, by distributions (if any) made to each of them pursuant to Sections 8.6 (return of uninvested capital) or 10.5 (redemptions)). Any such deferred amounts will be paid to the General Partner, without interest, out of the first cash available to the Partnership upon the earlier of (i) the time when distributions to the Limited Partners equal 150% of their aggregate Capital Contributions or (ii) upon liquidation of the Partnership.

    During  the  Reinvestment  Period  (the  period  of  active  investment  and reinvestment by the Partnership which ends five (5) years after the Partnership's Final Closing Date (or no later than May 9, 2005)), the General Partner will have the sole discretion to determine the amount of Distributable Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by the Partnership. As discussed in "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners", decisions by the General Partner as to the amounts of Reserves which the Partnership establishes and the amounts of Partnership funds which will be reinvested may effect the ability of the Partnership to make such cash distributions.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,  if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During  the  Disposition   Period,  the  Partnership   intends  to  promptly
distribute   substantially   all   Distributable   Cash  From   Operations   and
Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General Partner will be paid its monthly Management Fee for any month during the Reinvestment Period only after payment in full of any accrued and unpaid First Cash Distributions for such month and any previous month. To the extent such Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the "SUMMARY OF COMPENSATION.")

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, the Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited Partner's Unpaid Target Distribution (i.e. the sum of such Limited Partner's (a) Adjusted Capital Contribution plus (b) Unpaid Cumulative Return thereon) over (2) such Limited Partner's Capital Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General
Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of the Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of the Partnership .

    In addition to the general provisions regarding allocations of Profits and Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain "safe harbor" provisions contained in the Treasury Regulations relating to partnership allocations (for example, a "qualified income offset" provision requires that Profits be allocated to any Limited Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and "minimum gain chargeback" provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event the Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).

    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a General Partner from the Partnership without (i) 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of the Partnership or materially adversely affect the federal tax status of the Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner (i) acceptable to a Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. Neither the General Partner nor any of its Affiliates may participate in any vote by the Limited Partners to (i) involuntarily remove the General Partner or (ii) cancel any management or service contract with the General Partner or any such Affiliate.

    Liability of Withdrawn General Partner Generally speaking, the General Partner shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective. Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from the Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect the Partnership (See Exhibit A--Section 10.2).

     Limited Right of Presentment for Redemption of ------------------------------------------------- Units Commencing with the
----- second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of this Section 10 of the Partnership Agreement (see "TRANSFER OF UNITS" Section "Limited Right of Presentment for Redemption of Units", below). Dissolution and Winding-up

    Events Causing Dissolution The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event") (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to the Partnership); (ii) the voluntary dissolution of the Partnership (A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the Majority Interest without action by the General Partner; (iii) the Sale of all or substantially all of the assets of the Partnership; (iv) expiration of the Partnership term specified in the Partnership Agreement; (v) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act.

    Liquidation of Partnership Upon the occurrence of a Dissolution Event, the Investments and other assets of the Partnership will be liquidated and the proceeds thereof will be distributed to the Partners after payment of liquidation expenses and the debts of the Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of the Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

    The General Partner will maintain the books and records of the Partnership at the Partnership's principal office. Each Limited Partner will have the right to have a copy of the Participant List (including, among other things, the names and addresses of, and number of Units held by, each Limited Partner) mailed to it for a nominal fee; provided such Limited Partner will certify as to the non-commercial use thereof. In addition, each Limited Partner or his representative will have the right, upon written request, subject to reasonable Notice and at such Limited Partner's expense, to inspect and copy such other books and records of the Partnership as will be maintained by the General Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the Agreement; provided that such amendment (A) may not in any manner allow the Limited Partners to take part in the control or management of the Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of the Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of the Partnership (except any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period (see "Dissolution and Winding-up--Liquidation of Partnership", in this Section); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited Partners without Concurrence of the General Partner. The Limited Partners, acting by the Consent of the Majority Interest without the concurrence of the General Partner, may amend the Partnership Agreement to effect any change therein, except (i) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (ii) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement. Notwithstanding the foregoing, (x) any amendment of the provisions of the Partnership Agreement relating to amendments of the Partnership Agreement will require the Consent of each Limited Partner and (y) any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership will require the Consent of each Partner affected thereby.

    Amendment by General Partner without the Consent of the Limited Partners. The General Partner may, without the Consent of the Majority Interest, amend the Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:


    (i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of the Partnership or the location of its principal office.

                              TRANSFER OF UNITS

Withdrawal

    A Limited Partner may withdraw from the Partnership only by Assigning having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or secondary market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership Interest will become a Substitute Limited Partner only if the General Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to the Partnership does or may result from the admission of such Substitute Limited Partner to the Partnership and such Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an "Assignee") only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written Assignment instrument, in form and substance satisfactory to the General Partner, which will, among other things, state the intention of such Limited Partner that such Assignee will become a Substitute Limited Partner, evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such for Assignee will pay to the Partnership a fee not exceeding $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

    (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii)  if,  in  the  reasonable  belief  of  the  General  Partner,   such
    Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

    (ix) if such Assignment would cause an impermissible percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner will not permit any interest in a Unit to be Assigned on a Secondary Market and, if the General Partner determines in its sole discretion, that a proposed assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not in fact recognized. Any Assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by the Partnership as of the first day of the Segment following the date upon which all conditions to such Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    The Partnership will at no time be under any obligation to redeem Units of a Limited Partner and will do so only in the sole and absolute discretion of the General Partner. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner may request that the Partnership redeem, and, subject to the availability of funds and provided that the Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General Partner, the Partnership will redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Applicable Redemption Price, with respect to any Unit, will be an amount (determined as of the date of redemption of such Unit), as follows:

    (a) during the Reinvestment Period, equal to 85% of the original Capital Contribution of such Limited Partner less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions,
    (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit; and

    (b) during the Disposition Period, equal to 100% of the balance of the Capital Account of such Limited Partner as of the end of the month next preceding such date of redemption less the sum of (i) such Limited Partner's pro rata share (without giving effect to such redemption) of Profits and Losses of the Partnership (as reasonably estimated by the General Partner) for the period commencing on the first calendar day of the month in which such redemption date will occur and (ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit;

    provided, however, that in no event will the applicable redemption price computed under either clause (a) or (b) exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The availability of funds for the redemption of any Unit will be subject to the availability of sufficient Distributable Cash. In this connection, it should be noted that the General Partner intends to reinvest a substantial portion of the Partnership's Cash From Operations and substantially all Cash From Sales during the Reinvestment Period. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem Units will reduce Partnership funds available to make Investments and distributions to the remaining Partners. In the event that the Partnership receives requests to redeem more Units than there are funds sufficient to redeem, the General Partner will honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner will use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests. A Limited Partner desiring to have a portion or all or his Units redeemed will submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder will be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partners address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions") will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received). Within the times specified above, the General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of the Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, the Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by the Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in the Partnership. Whether or not any Assignee becomes a Substitute Limited Partner, however, the Assignment by a Limited Partner of such Limited Partner's entire Partnership Interest will not release such Limited Partner from liability to the Partnership to the extent of any portion of such Limited Partner's Capital Contribution not yet paid and of any distributions (including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.

    The sale of Units by a Limited Partner may result in the recapture of all of the depreciation deductions previously allocated to such Limited Partner. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest."


    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the Limited Partner's share of potential depreciation recapture on Partnership Equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."


                           REPORTS TO LIMITED PARTNERS

Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each Limited Partner a statement of such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of the Partnership's fiscal year, the General Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments at the end of such Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor, including among other things) a statement of the services performed or expenses incurred in consideration therefor, a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part and a statement of the total amount of all costs and expenses reimbursed to the Sponsor by the Partnership and any other Programs of the Sponsor demonstrating the allocation thereof between the Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by the Partnership during such Fiscal Year.

Quarterly Reports

    Within 60 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, an interim report for such Fiscal Quarter including, among other things:

    (i) unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and

    (iv) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by the Partnership during such Fiscal Quarter.


                             PLAN OF DISTRIBUTION

    Subject to the  conditions  set forth in this  Prospectus  and in accordance with the terms and conditions of the Partnership Agreement, pursuant to the Dealer-Manager Agreement between the Partnership and the Dealer-Manager, the Partnership will offer through the Dealer-Manager, on a best efforts basis, a Maximum Offering of 1,000,000 Units, all of which are priced at $100 per Unit (except for certain Units which may be purchased by (i) Affiliated Limited Partners for the Net Unit Price of $92.00 per Unit and (ii) a single subscriber which are eligible for Volume Discounts as described on footnote (1) on Page 2 of this Prospectus). The minimum subscription is 25 Units (10 Units for IRAs and Qualified Plans, including Keogh plans except in certain states as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section). See "INVESTOR SUITABILITY STANDARDS--Minimum Unit Purchase."

    Units will be sold through primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. The Partnership will pay to the Selling Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of such Units (except for Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable, or to subscribers entitled to a volume discount, in which case the Sales Commission is reduced by the amount of such volume discount) from Gross Offering Proceeds of such sales or from the proceeds of any Commission Loans which may be obtained by the Partnership in connection therewith. The Partnership may obtain a loan as of each Closing Date in the principal amount of the Sales Commissions (collectively "Commission Loans") to pay Commissions otherwise payable by the Partnership on such Closing Date from Gross Offering Proceed for the purpose of increasing the total amount of Gross Offering Proceeds immediately available for Investments. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding Commission Loans.

    Generally, Units are purchased by all subscribers at a price of $100.00 per Units except for:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") who may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    (b) Investors buying in volume are entitled to volume discounts as follows:

          Number of Units             Discount           Net Purchase Price

          2,499 or less                  None            $100.00
          2,500  to  4,999              $2.50            $ 97.50
          5,000  to  9,999              $3.50            $ 96.50
          10,000 to 19,999              $4.50            $ 95.50
          20,000 or  more               $6.50            $ 93.50

    Volume Discounts reduce the Sales Commissions that would otherwise be payable in connection with the purchase of Units. An investor entitled to a volume discount will receive such discount through a reduction of the aggregate cash purchase price required to purchase Units.

    The proceeds to the Partnership, net of Sales Commissions and volume discounts, if any, will be the same for all such sales as for sales to the general public.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the offering of Units in the partnership, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General
Partner may pay bona fide due diligence fees and expenses incurred by the Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Rules of Fair Practice). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by the partnership to the General Partner. See "SUMMARY OF COMPENSATION."

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating Selling Dealers by the Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 50,000 Units in the case of residents of Pennsylvania) have been accepted by the General Partner and such subscribers have been admitted as Limited Partners on the Initial Closing Date (or a subsequent Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at the Partnership's expense, with The Bank of New York (NJ) or another banking institution designated by the General Partner, as escrow agent. Thereafter, funds received through the Termination Date will be deposited in the Qualified Subscription Account maintained by the Partnership.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. The Initial Closing Date will be as soon as practicable after the receipt and acceptance by the Partnership of subscriptions for 12,000 Units (excluding for such purpose subscriptions from residents of Pennsylvania). Subsequent to the Initial Closing Date, it is anticipated that Closings will be held not less frequently than twice monthly (on the fifteenth and last day of each month) and as frequently as once a week (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Once subscriptions for a total of 50,000 Units (including subscriptions from residents of Pennsylvania), all subscription payments then remaining in escrow would be released from escrow and the escrow agreement would be terminated. Thereafter subscription payments would continue to be deposited with the Bank of New York (NJ) in a special, segregated, subscription account of the Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, the Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership (e.g., Pennsylvania subscribers are not eligible to be admitted to the Partnership prior to sale of 50,000 Units) for the funds representing such subscriptions will be released from the escrow account or from the Partnership's segregated subscription account (as the case may be) to the Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to the Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the Cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from Pennsylvania, if 50,000 Units have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then the Partnership will direct the Escrow Agent to release the applicable subscription payments from escrow and return them promptly to the relate subscribers, together with all interest earned thereon, in which case the Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of Units in the Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates. See "INVESTMENT OBJECTIVES AND POLICIES - Return of Uninvested Net Proceeds."

          INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES

General Suitability Considerations

    Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units, which are not freely transferable, and none is expected to develop.
Accordingly, only Persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under "RISK FACTORS--Partnership and Investment Risks-- Restricted Transferability and Illiquidity of Units," "TRANSFER OF UNITS--Restrictions on the Transfer of Units" and "--Limited Right of Presentment". An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income

    Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units). Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan and an IRA may purchase is 10 Units (except for Qualified Plans and IRAs established by residents of the following states: Arizona, Iowa, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina,
Oklahoma, Pennsylvania, South Dakota, Tennessee, and Texas (for which the minimum investment is 20 Units) and Iowa (for which the minimum IRA account investment is 25 Units)).

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such investor has either (A) both a net worth of at least $30,000 in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least $30,000, or (B) irrespective of annual gross income, a net worth of at least $75,000 or that such investor is purchasing in a fiduciary capacity for a Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in "--Certain State Requirements" paragraph below or in the current Supplement to this Prospectus).

All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified  Plan or an IRA, such investor must  represent
(i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.

    Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, Wisconsin and Wyoming. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

    Residents of the States of Alabama, Arizona, Arkansas, Indiana, Kansas, Maine, Massachusetts, Minnesota, Mississippi, Nebraska, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, Wisconsin and Wyoming must (i) both (A) a net worth of not less than $45,000 (determined exclusive of the net fair market value of
(a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $45,000 of annual gross income; or (ii) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

    Residents of the States of Iowa, Michigan, Missouri, New Jersey and North Carolina must have either (a) annual gross income of $60,000 plus a net worth of $60,000 or (b) a net worth of at least $225,000.

    Each investor residing in Michigan or Pennsylvania, must have a net worth (exclusive of home, home furnishings and automobiles) equal to the greater of
(a) the net worth  requirements  described under "Minimum Net  Worth/Income," or
(b) ten times the amount to be invested by such investor (e.g., a $200,000 net worth in order to invest $20,000).

    Legending of Unit certificates issued to residents of California. The California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the State of California, must bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION
    THEREFOR,WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Fiduciary and Qualified Plan Subscriptions. When Units are purchased for fiduciary accounts, such as trusts and retirement plans, the foregoing conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in the Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in the Partnership, should consider the following:

    (i) any income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax;

    (ii) investments in the Partnership made by Qualified Plans and IRAs may cause a pro rata portion of the Partnership's assets to be considered to be "plan assets" with respect to such entities for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by the Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Matters -- Unrelated Business Income," "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

    A Fiduciary or Investment Manager (as such terms are defined in Sections 3(21) and 3(38) of ERISA, respectively) of a Qualified Plan or IRA or a fiduciary of another tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in the Partnership is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. See "RISK FACTORS," "INVESTMENT OBJECTIVES AND POLICIES," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many different types of entities, Units may not be suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in the Partnership would be suitable for such Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in the Partnership would be advantageous in light of his particular situation.

    Transfer. Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions (see "TRANSFER OF UNITS -- Restrictions of Transfer of Units"), including, among others, that Units may be sold only to an Assignee who meets all applicable suitability standards and any Limited Partner making an Assignment of Units may also become subject to the securities laws of the state or other jurisdiction in which the transfers are deemed to take place. Furthermore, following a transfer of less than all of the Units owned by any Limited Partner, each Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to such Limited Partner's initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc. ("NASD") is involved, such firm must be satisfied that a proposed Assignee of Units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Rules of Fair Practice and must inform the proposed Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By signing and initialling the blocks provided in Section 5 of the Subscription Agreement and paying for Units, each investor makes the representations contained such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The representations made by each subscriber (except for certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-3 of Exhibit C to this Prospectus and confirm that each subscriber signing the Subscription Agreement:
(i) has received a copy of the Prospectus; (ii) has read the "General Instructions" (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A) if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under "Citizenship" below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen, Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a "United States Person" as defined in Section 7710(a)(30) of the Code. In addition, each subscriber appoints the General Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    The Partnership will require such representations to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager to determine whether an investment in Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies.


    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Each subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of
Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES". Various states may also impose more stringent standards than the general requirements. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES." In addition, the State of California has additional transfer requirements as summarized in the following legend:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Each subscriber's acknowledgement that he has received this Prospectus and the instruction that he should rely on no information other than that contained in this Prospectus, are required in order that the General Partner may make an informed judgment as to whether it should accept such subscriber's offer to subscribe for Units. The General Partner recognizes that in the sales process of this Offering a potential subscriber will usually discuss the Partnership with his registered representative. It is possible that a subscriber may misunderstand what he is told or that someone might tell him something different from, or contrary to, the information contained in this Prospectus. Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited Partner and later makes claims against the Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then the Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgement and receipt of this Prospectus and the instruction concerning non-reliance on any offering material other than this Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

    The General Instructions on Page C-2 also ask a potential investor to review the disclosure in this Prospectus concerning certain conflicts of interest faced by the Partnership's management and certain risks involved in an investment in the Partnership and that any federal income tax benefits which may be available as a result of such purchase may be adversely affected as set forth in this Prospectus under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations". Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in the Partnership. If a subscriber becomes a Limited Partner and later makes claims against the Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in the Partnership involved the inherent risks described in this Prospectus, the Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in the Partnership for the reasons set forth in this Prospectus under "Risk Factors."

    Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since the Partnership, the Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to the Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against the Partnership, the Dealer Manager and/or the General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, the Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

    The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a Limited Partner and later makes claims against the Partnership, the Dealer Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Deposit Agreement, the Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

    Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States Citizens. For these purposes, "United States Citizens" is defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United States, in the case of vessels, (iii) certain trusts the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by Persons who are citizens of the United States.

    As a consequence of those rules, the Partnership may cause title to certain aircraft and vessels to be held by a trust of which the Partnership is the sole beneficiary or by a limited partnership beneficially owned by the Partnership. See "RISK FACTORS -- Business Risks - Risk of Loss of Equipment Registration." In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of Persons who are not United States Citizens. See "PLAN OF DISTRIBUTION -- Offering of Units." The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See "RISK FACTORS -- General -- Limited Transferability of Units."

Special Limit on Ownership of Units by Benefit Plans

    To avoid classification of a pro rata portion of the Partnership's underlying assets as "plan assets" of investors which are benefit plan investors, the Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See "INVESTMENT BY QUALIFIED PLANS -- Plan Assets.")

Minimum Investment and Suitability Standards

    Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires that the broker-dealer selling Units in the Partnership make diligent inquiry, as required by law, of each prospective investor to determine whether a purchase of Units is suitable for such Person in light of his circumstances and, if so and upon receipt of a subscription for Units, to promptly transmit to the General Partner all Subscription Monies and duly executed Subscription Agreements and related documents received by them.

    To demonstrate that its registered representative has complied with Sections 3(b) and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of Fair Practice in connection with the offering of Units to an investor, each Selling Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in the Partnership is suitable for such investor, (ii) such Selling Dealer or registered representative had delivered a copy of this Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized Person appears on the subscribing document where required.

How to Subscribe

    An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription Agreement and deliver to a securities sales representative a check for all Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

    Until subscriptions for 50,000 Units are received by the Partnership, checks for the payment of Subscription Monies should be made payable to "The Bank of New York (NJ) -- ICON L.P. Seven Escrow Account" for deposit into such Escrow Account. After the Initial Closing Date, checks for the payment of Subscription Monies should be made payable to "ICON Cash Flow Partners L.P. Seven Subscription Account" for deposit into a Qualified Subscription Account.

    The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

    The General Partner and any Affiliate of the General Partner and the Selling Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution. The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

    The NASD's Rules of Fair Practice require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of Maine requires us to inform you that the Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

    Subscribers will be admitted to the Partnership as Limited Partners, and will for all purposes of this Agreement become and be treated as Limited Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or as of the first day of the Segment immediately following any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held on the last day of any Segment (or, if such day is not a business day, on the next preceding business day), provided that no Closing will be required to be held on such last day of any Segment (or the next preceding business day) if the number of Units subscribed for but as to which the subscribers have not been admitted to the Partnership as Limited Partners as of such date is insufficient, in the sole and absolute discretion of the General Partner, to justify the administrative burden and expense of holding a Closing, and provided, further, that the Final Closing Date may, in the sole and absolute discretion of the General Partner, be held on a day other than the last day of a Segment, as promptly as practicable after the Termination Date.


                                SALES MATERIAL

    In addition to and apart from this Prospectus, the Partnership will utilize certain sales material in connection with the offering of Units. This material may include reports describing the General Partner and its Affiliates, summary descriptions of Investments (including, without limitation, pictures of Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use. However, this Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, the Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

    No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                                  LEGAL MATTERS

    The legality of the securities offered hereby and the tax matters set forth under "Federal Income Tax Consequences" will be passed upon for the Partnership by Whitman Breed Abbott & Morgan, New York, New York.


                                     EXPERTS

    The audited balance sheet of ICON Cash Flow Partners L.P. Seven as of June 28, 1995 and the audited consolidated financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1995 and 1994 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

    A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement filed with the Securities and Exchange Commission, contains information concerning the Partnership and includes a copy of the Limited Partnership Agreement to be utilized by the Partnership, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.


             TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS

    Exhibit B contains prior performance and investment information for the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E and ICON Cash Flow Partners L.P. Six (the "Prior Public Programs"). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP IN INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


                             FINANCIAL STATEMENTS

    The audited balance sheet of ICON Cash Flow Partners L.P. Seven as of June 28, 1995, the audited consolidated financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1995 and 1994 and for each of the years then ended and the unaudited consolidated balance sheet of ICON Capital Corp. and subsidiaries as of June 30, 1995 are included herein. Notwithstanding the inclusion of the General Partner's consolidated financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

         Index to Financial Statements and General Partner's Discussion and Analysis of Financial Condition and Results of Operations

ICON Cash Flow Partners L.P. Seven                                         Page

Consolidated Financial Statements - March 31, 1997
   and December 31, 1996

     Balance Sheets at March 31, 1997 and December 31, 1996 Statements of Operations for the Three Months Ended
       March 31, 1997 and 1996
     Statements of Changes in Partners'  Equity for the Three Months Ended March
       31, 1997, the Year Ended December 31, 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
     Statements of Cash Flows for the Three Months
       Ended March 31, 1997 and 1996
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

Consolidated Financial Statements - December 31, 1996 and 1995

     Independent Auditors' Report
     Balance Sheets at December 31, 1996 and 1995
     Statements of Operations for the Year Ended
       December 31, 1996 and the Period
       May 23, 1995 (date of inception) to December 31, 1995 Statements of Changes in Partners' Equity for the Year
       Ended December 31, 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
     Statements of Cash Flow for the Year Ended December 31, 1996 and the Period
       May 23, 1995 (date of inception) to December 31, 1995
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

ICON Capital Corp. and Subsidiaries

Financial Statements - March 31, 1997 and 1996

     Independent Auditors' Report
     Balance Sheets at March 31, 1997 and 1996
     Statements of Income for the Years Ended
       March 31, 1997 and 1996
     Statements of Changes in Stockholder's Equity
       for the Years Ended March 31, 1997 and 1996
     Statements of Cash Flows for the Years Ended
       March 31, 1997 and 1996
     Notes to Financial Statements

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                 March 31, 1997

                                   (unaudited)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                   (unaudited)

                                                                                    March 31,        December 31,
                                                                                      1997               1996
       Assets

Cash                                                                             $    3,846,273   $      698,301
                                                                                 --------------   --------------


Investment in finance leases
   Minimum rents receivable                                                          47,885,065       15,894,245
   Estimated unguaranteed residual values                                            22,233,092        6,667,481
   Initial direct costs                                                               1,595,034          869,559
   Unearned income                                                                  (12,384,736)      (3,515,258)
   Allowance for doubtful account                                                       (65,000)         (65,000)
                                                                                 --------------   --------------

                                                                                     59,263,455       19,851,027

Investment in estimated unguaranteed residual value                                  12,325,000       12,325,000
                                                                                 --------------   --------------

Net investment in leveraged leases                                                   10,298,137        9,980,633
                                                                                 --------------   --------------

Investment in financings
   Receivables due in installments                                                    1,040,154        6,619,755
   Initial direct costs                                                                  20,005          143,565
   Unearned income                                                                     (234,965)      (1,271,152)
   Allowance for doubtful account                                                       (10,000)         (10,000)
                                                                                 --------------   --------------

                                                                                        815,194        5,482,168

Equity investment in joint venture                                                    5,486,047             -
                                                                                 --------------   -----------

Other assets                                                                            869,600          148,941
                                                                                 --------------   --------------

Total assets                                                                     $   92,903,706   $   48,486,070
                                                                                 ==============   ==============









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (continued)

                                   (unaudited)

                                                                                    March 31,        December 31,
                                                                                      1997               1996

       Liabilities and Partners' Equity

Notes payable - non-recourse                                                     $   46,043,835   $   11,089,945
Note payable - recourse                                                              10,075,000       12,225,000
Accounts payable - equipment                                                          4,673,893        1,790,717
Note payable - affiliate                                                              4,250,000             -
Accounts payable - General Partner and affiliate                                        737,811          438,297
Accounts payable - other                                                                 38,056           54,114
Security deposits and deferred credits                                                   26,383            6,188
Minority interest                                                                        17,049           15,955
                                                                                 --------------   --------------
                                                                                     65,862,027       25,620,216

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                      (15,191)          (8,694)
   Limited partners (331,318.27 and 275,540.47 units
     outstanding, $100 per unit original
     issue price in 1997 and 1996, respectively)                                     27,056,870       22,874,548
                                                                                 --------------   --------------

     Total partners' equity                                                          27,041,679       22,865,854
                                                                                 --------------   --------------

Total liabilities and partners' equity                                           $   92,903,706   $   48,486,070
                                                                                 ==============   ==============















See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                1997               1996
                                                                                ----               ----

Revenues

   Finance income                                                         $    1,099,525       $        49,350
   Income from leveraged leases, net                                             380,630                 -
   Net gain on sales or remarketing of equipment                                  32,891                 -
   Interest income and other                                                      24,165                25,785
   Income from equity investment in joint venture                                 20,808                 -
                                                                          --------------       -----------

   Total revenues                                                              1,558,019                75,135
                                                                          --------------       ---------------

Expenses

   Interest                                                                      574,541                34,897
   Management fees - General Partner                                             357,477                13,436
   Amortization of initial direct costs                                          310,609                 9,237
   Administrative expense
     reimbursements - General Partner                                            151,194                 5,898
   General and administrative                                                     37,561                 4,808
   Minority interest in joint venture                                              1,094                 -
                                                                          --------------       -----------

   Total expenses                                                              1,432,476                68,276
                                                                          --------------       ---------------

Net income                                                                $      125,543       $         6,859
                                                                          ==============       ===============

Net income allocable to:
   Limited partners                                                       $      124,288       $         6,790
   General Partner                                                                 1,255                    69
                                                                          --------------       ---------------

                                                                          $      125,543       $         6,859
                                                                          ==============       ===============

Weighted average number of limited
   partnership units outstanding                                                 314,146                44,819
                                                                          ==============       ===============

Net income per weighted average
   limited partnership unit                                               $          .40       $           .15
                                                                          ==============       ===============



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

               For the Three Months Ended March 31, 1997, the Year
                 Ended December 31, 1996 and the Period from
                        May 23, 1995 (date of inception)
                              to December 31, 1995
                                   (unaudited)

                             Limited Partner Distributions
                                 Return of    Investment          Limited           General
                                  Capital       Income            Partners          Partner          Total
                              (Per weighted average unit)
Initial partners'
    capital contribution
    - May 23, 1995                                            $          1,000    $     1,000   $          2,000
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1995                                                    1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution                                                (1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)                                        27,554,047            -           27,554,047

Sales and offering expenses                                         (3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57              (1,361,099)       (13,749)        (1,374,848)

Net income                                                             401,396          4,055            405,451
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1996                                               22,874,548         (8,694)        22,865,854

Proceeds from issuance of
    limited partnership units
    (55,880.51 units)                                                5,588,050            -            5,588,050

Sales and offering expenses                                           (754,387)           -             (754,387)

Limited partnership units
    redeemed (102.71 units)                                             (8,061)           -               (8,061)

Cash distributions
    to partners                    $  2.05     $   .40                (767,568)        (7,752)          (775,320)

Net income                                                             124,288          1,255            125,543
                                                              ----------------    -----------   ----------------

Balance at
    March 31, 1997                                            $     27,056,870    $   (15,191)  $     27,041,679
                                                              ================    ===========   ================


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                      1997             1996
                                                                                      ----             ----
Cash flows from operating activities:
   Net income                                                                $        125,543    $         6,859
                                                                             ----------------    ---------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Finance income portion of receivables paid directly
        to lenders by lessees                                                        (958,529)           (44,661)
      Amortization of initial direct costs                                            310,609              9,238
      Gain on sale of equipment                                                       (32,891)              -
      Interest expense on non-recourse financing paid
        directly by lessees                                                           552,215             34,897
      Collection of principal  - non-financed receivables                             634,268              9,908
      Income from equity investment in joint venture                                  (20,808)              -
      Income from leveraged leases, net                                              (380,630)              -
      Change in operating assets and liabilities:
         Accounts payable - General Partner and affiliates, net                       299,514            253,949
         Accounts payable - other                                                     (32,438)           151,433
         Security deposits and deferred credits                                        20,195               -
         Minority interest in joint venture                                             1,094               -
         Other assets                                                                (720,659)          (163,295)
         Other, net                                                                   (41,937)            (1,384)
                                                                             ----------------    ---------------

           Total adjustments                                                         (369,997)           250,085
                                                                             ----------------    ---------------

        Net cash provided by (used in) operating activities                          (244,454)           256,944
                                                                             ----------------    ---------------

Cash flows from investing activities:
   Equipment and receivables purchased                                             (3,395,281)        (1,036,480)
   Initial direct costs                                                            (1,164,222)          (146,767)
   Proceeds from sale of equipment                                                  1,793,586               -
                                                                             ----------------    ------------

         Net cash used in investing activities                                     (2,765,917)        (1,183,247)
                                                                             ----------------    ----------------

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering expenses                  4,833,663          7,740,504
   Proceeds from note payable affiliate                                             4,250,000                -
   Principal payments on recourse debt                                             (2,150,000)               -
   Cash distributions to partners                                                    (775,320)           (49,451)
   Refund of initial limited partners' capital contribution                              -                (1,000)
                                                                             ----------------    ---------------

         Net cash provided by financing activities                                  6,158,343          7,690,053
                                                                             ----------------    ---------------

Net increase in cash                                                                3,147,972          6,763,750

Cash at beginning of period                                                           698,301              2,000
                                                                             ----------------    ---------------

Cash at end of period                                                        $      3,846,273    $     6,765,750
                                                                             ================    ===============


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                Consolidated Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1997 and 1996, non-cash activities included the following:

                                                                          1997             1996
                                                                          ----             ----

Fair value of equipment and receivables
   purchased for debt and payables                               $    (38,220,051)   $    (3,856,235)
Non-recourse notes payable assumed in
   purchase price                                                      37,741,972          3,856,235
Accounts payable - equipment                                              478,079            -

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                                3,682,924            261,089
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                                          (3,682,924)          (261,089)

Decrease in investments in finance leases and financings
   due to contributions to joint venture                                5,190,238           -
Increase in equity investment in joint venture                         (5,190,238)          -
                                                                 ----------------    ---------------

                                                                 $       -           $      -
                                                                 ================    ===============

      Interest expense of $574,541 and $34,897 for the three months ended March 31, 1997 and 1996 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $552,216 and $34,897, respectively, and other interest of $22,325 and $0, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1997

                                   (unaudited)
1.    Basis of Presentation

      The interim financial statements of ICON Cash Flow Partners L.P. Seven (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information represented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1996 Annual Report on Form 10-K.

2.    Net Investment in Leveraged Leases

      On August 20, 1996 the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F currently on lease to Federal Express. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

      On December 31, 1996 the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a 1976 McDonnell Douglas DC-10-30 currently on lease to Continental Airlines. The purchase price was $11,320,923, consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in leveraged leases as of March 31, 1997 consisted of the following:

Non-cancelable minimum rents receivable (net of
  principal and interest on non-recourse debt)   $        910,000
Estimated unguaranteed residual values                 24,818,000
Initial direct costs                                    1,428,392
Unearned income                                       (16,858,255)
                                                 ----------------
                                                 $     10,298,137

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

3.    Related Party Transactions

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the three months ended March 31, 1997 and 1996 were as follows:

                                  1997           1996
                                  ----           ----

Underwriting commissions    $    111,761    $    179,419   Charged to Equity
Organization and offering        195,582         313,200   Charged to Equity
Acquisition fees               1,314,893         146,767   Capitalized
Management fees                  357,477          13,436   Charged to operations
Administrative expense
 reimbursements                  151,194           5,898   Charged to operations
                            ------------    ------------

Total                       $  2,130,907    $    658,720
                            ============    ============

      On March 11, 1997, the Partnership borrowed $4,250,000 from ICON Receivables 1997-A LLC ("1997- A"), an affiliate of the Partnership (see Note
4). This is a short term note, which bears interest at the rate of Libor plus 1.5% and is paid from the Partnership's share of cash flow and securitization proceeds from the equipment lease and finance receivables.

4.    Investment in Joint Venture

      The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

      On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $5,794,273 and $6,712,631 in equipment lease and finance receivables and residuals with a net book value of $5,465,238, $4,874,857 and $5,553,962, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 34.39%, 30.67% and 34.94% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997- A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership accounts for its investment in 1997- A under the equity method.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

      Information as to the financial position and results of operations of 1997-A as of and for the quarter ended March 31, 1997 is summarized below:

                                                        March 31, 1997

          Assets                                      $      23,430,264
                                                      =================

          Liabilities                                 $       7,475,691
                                                      =================

          Equity                                      $      15,954,573
                                                      =================

                                                     Three Months Ended
                                                       March 31, 1997

          Net income                                  $          60,516
                                                      =================

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 March 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

        ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795.17 of capital contributions. Through March 31, 1997, 305,053.03 additional units were subscribed to, bringing the total units and capital subscriptions to 331,420.98 and $33,142,098, respectively.

        The Partnership's portfolio consisted of a net investment in finance leases, leveraged leases, equity investment in joint venture and financings representing 78%, 14%, 7% and 1% of total investments at March 31, 1997, respectively and 95%, 0%, 0% and 5% at March 31, 1996, respectively.

        For the three months ended March 31, 1997 and 1996 the Partnership leased or financed equipment with an initial cost of $44,009,376 and $4,894,1546, respectively to 15 and 9 lessees or equipment users respectively. The weighted average initial transaction term for each year was 44 and 38 months respectively.

Results of Operations for the Three Months Ended March 31, 1997 and 1996

        Revenue for the three months ended March 31, 1997 were $1,558,019, representing an increase of $1,482,884 from 1996. The increase in revenues resulted primarily from an increase in finance income of $1,050,175, an increase in income from leveraged leases of $380,630, an increase in net gain on sales or remarketing of equipment of $32,891 and an increase in income from equity investment in joint venture of $20,808. These increases were partially offset by a decrease in interest income and other of $1,620. The increase in finance income resulted from the increase in the average size of the portfolio from 1996 to 1997. Income from leveraged leases, and income from equity investment in joint venture increased due to the Partnership's increased investment in these types of transactions. The net gain on sales or remarketing of equipment increased due to the early termination of a financing transaction. Interest income and other decreased due to a decrease in the average cash balance from 1996 to 1997.

        Expenses for the three months ended March 31, 1997 were $1,432,476, representing an increase of $1,364,200 from 1996. The increase in expenses was due to an increase in interest expense of $539,644, an increase in management fees of $344,041, an increase in amortization of initial direct costs of $301,372, an increase in administrative expense reimbursements of $145,296, an increase in general and administrative expense of $32,753 and an increase in minority interest in joint venture of $1,094. Interest expense increased due to an increase in the average debt outstanding from 1996 to 1997. Management fees, amortization of initial direct costs, administrative expense reimbursement and general and administrative expense increased due to an increase in the average size of the portfolio from 1996 to 1997.

        Net income for the three months ended March 31, 1997 and 1996 was $125,543 and $6,859, respectively. The net income per weighted average limited partnership unit was $0.40 and $0.15, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

Liquidity and Capital Resources

        The Partnership's primary sources of funds for the three months ended March 31, 1997 and 1996 were capital contributions, net of offering expenses, of $4,833,663 and $7,740,504, from limited partners, respectively, net cash provided by operations of $256,944 in 1996, proceeds from sale of equipment of $1,793,586 in 1997 and proceeds from affiliate note of $4,250,000 in 1997. These funds were used to make payments on borrowings, fund cash distributions and to purchase equipment. The Partnership intends to purchase additional equipment and fund cash distributions utilizing capital contributions cash provided by operations, proceeds from sales of equipment and borrowings.

        Cash distributions to limited partners for the three months ended March 31, 1997 and 1996, which were paid monthly, totaled $767,568 and $48,957, respectively, of which $124,288 and $6,790 was investment income and $643,280 and $42,167 was a return of capital, respectively. The monthly annualized cash distributions rate to limited partners was 9.8% and 4.4% of which 1.6% and .6% was investment income and 8.2% and 3.8% was a return of capital, respectively. The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1997 and 1996 was $2.45 and $1.09, respectively, of which $.40 and $.15 was investment income and $2.05 and $.94 was a return of capital, respectively.

        On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $5,794,273 and $6,712,631 in equipment lease and finance receivables and residuals with a net book value of $5,465,238, $4,874,857 and $5,553,962, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 34.39%, 30.67% and 34.94% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-A under the equity method.

        As of March 31, 1997, except as noted above, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                December 31, 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Partners
ICON Cash Flow Partners L.P. Seven:

We have audited the accompanying balance sheets of ICON Cash Flow Partners L.P. Seven (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' equity, and cash flows for the year ended December 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.










March 7, 1997
New York, New York

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                  December 31,

                                                                                     1996                  1995
                                                                                     ----                  ----
       Assets
Cash                                                                       $       698,301        $           2,000
Cash in escrow                                                                        -                   1,348,143
                                                                           ---------------        -----------------
                                                                                   698,301                1,350,143
                                                                           ---------------        -----------------
Investment in finance leases
   Minimum rents receivable                                                     15,894,245                -
   Estimated unguaranteed residual values                                        6,667,481                -
   Initial direct costs                                                            869,559                -
   Unearned income                                                              (3,515,258)               -
   Allowance for doubtful account                                                  (65,000)               -
                                                                           ---------------        ----------------
                                                                                19,851,027                -
                                                                           ---------------        ----------------

Investment in estimated unguaranteed residual value                             12,325,000                -
                                                                           ---------------        ----------------

Net investment in leveraged leases                                               9,980,633                -
                                                                           ---------------        ----------------

Investment in financings
   Receivables due in installments                                               6,619,755                -
   Initial direct costs                                                            143,565                -
   Unearned income                                                              (1,271,152)               -
   Allowance for doubtful account                                                  (10,000)               -
                                                                           ---------------        ----------------
                                                                                 5,482,168                -
                                                                           ---------------        ----------------
Other assets                                                                       148,941                -
                                                                           ---------------        ----------------
Total assets                                                               $    48,486,070        $       1,350,143
                                                                           ===============        =================

       Liabilities and Partners' Equity
Notes payable - recourse                                                   $    12,225,000        $       -
Notes payable - non-recourse                                                    11,089,945                -
Accounts payable - equipment                                                     1,790,717                -
Accounts payable - General Partner and affiliate                                   438,297                -
Accounts payable - other                                                            54,114                -
Minority interest in joint venture                                                  15,955                -
Security deposits and deferred credits                                               6,188                -
Subscriptions pending admission                                                         -                 1,348,143
                                                                           ---------------        -----------------
                                                                                25,620,216                1,348,143
                                                                           ---------------        -----------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                  (8,694)                   1,000
   Limited partners (275,540.47 and 0 units
     outstanding, $100 per unit original
     issue price in 1996 and 1995, respectively)                                22,874,548                    1,000
                                                                           ---------------        -----------------
     Total partners' equity                                                     22,865,854                    2,000
                                                                           ---------------        -----------------
Total liabilities and partners' equity                                     $    48,486,070        $       1,350,143
                                                                           ===============        =================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                  For the Year Ended  December  31,  1996 and for the Period May
                 23, 1995 (date of inception) to
                                December 31, 1995

                                                                           1996                  1995
                                                                           ----                  ----

Revenues

   Finance income                                                     $       939,924          $   -
   Income from leveraged leases, net                                          366,790              -
   Interest income and other                                                  257,355              -
                                                                      ---------------          ---------

   Total revenues                                                           1,564,069              -
                                                                      ---------------          ---------

Expenses

   Interest                                                                   398,200              -
   Management fees - General Partner                                          264,784              -
   Amortization of initial direct costs                                       230,785              -
   Administrative expense
     reimbursements - General Partner                                         117,809              -
   Provision for bad debt                                                      75,000              -
   General and administrative                                                  72,040              -
                                                                      ---------------          ---------

   Total expenses                                                           1,158,618              -
                                                                      ---------------          ---------

Net income                                                            $       405,451          $   -
                                                                      ===============          =========

Net income allocable to:
   Limited partners                                                   $       401,396          $   -
   General Partner                                                              4,055              -
                                                                      ---------------          ---------

                                                                      $       405,451          $   -
                                                                      ===============          =========

Weighted average number of limited
   partnership units outstanding                                              156,222              -
                                                                      ===============          =========

Net income per weighted average
   limited partnership unit                                           $          2.57          $   -
                                                                      ===============          =========









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                      For the Year Ended  December  31,  1996 and for the Period
               May 23, 1995 (date of inception)
                              to December 31, 1995

                                    Limited Partner
                                     Distributions

                                Return of   Investment           Limited            General
                                 Capital      Income             Partners           Partner           Total
                             (Per weighted average unit)

Initial partners'
    capital contribution
    - May 23, 1995                                            $          1,000    $     1,000   $          2,000
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1995                                                    1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution                                                (1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)                                        27,554,047            -           27,554,047

Sales and
    offering expenses                                               (3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57              (1,361,099)       (13,749)        (1,374,848)

Net income                                                             401,396          4,055            405,451
                                                              ----------------    -----------   ----------------

Balance at
    December 31, 1996                                         $     22,874,548    $    (8,694)  $     22,865,854
                                                              ================    ===========   ================









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

             For the Year  Ended  December  31,  1996 and for the Period May 23,
              1995 (date of inception) to December 31, 1995

                                                                              1996                 1995
                                                                              ----                 ----
Cash flows from operating activities:
   Net income                                                          $        405,451      $       -
                                                                       ----------------      ----------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Allowance for doubtful accounts                                            75,000              -
      Finance income portion of
      receivables paid directly
        to lenders by lessees                                                  (608,965)             -
      Amortization of initial direct costs                                      230,785              -
      Interest expense on non-recourse
        financing paid directly by lessees                                      395,645              -
      Collection of principal
        - non-financed receivables                                              498,027              -
      Income from leveraged leases, net                                        (366,790)             -
      Change in operating assets and liabilities:
         Other assets                                                          (148,941)             -
         Account payable to General Partner and affiliates, net                 438,297              -
         Accounts payable - other                                                54,114              -
         Minority interest in joint venture                                      15,955              -
         Security deposits and deferred credits                                   6,189              -
         Other, net                                                             (20,868)             -
                                                                       ----------------      ----------------

           Total adjustments                                                    568,448              -
                                                                       ----------------      ----------------

        Net cash provided by operating activities                               973,899              -
                                                                       ----------------      ----------------

Cash flows from investing activities:
   Equipment and receivables purchased                                      (19,898,183)             -
   Initial direct costs                                                      (2,737,818)             -
   Equity investment                                                           (100,000)             -
                                                                       ----------------      ----------------

        Net cash used in investing activities                               (22,736,001)             -
                                                                       ----------------      ----------------

Cash flows from financing activities:
   Issuance of limited partnership units,
     net of offering expenses                                                23,834,251              -
   Initial limited and General Partner capital contributions                       -                    2,000
   Cash distributions to partners                                            (1,374,848)             -
   Refund of initial limited partners'
     capital contribution                                                        (1,000)             -
                                                                       ----------------      ----------------

        Net cash provided by financing activities                            22,458,403                 2,000
                                                                       ----------------      ----------------

Net increase in cash                                                            696,301                 2,000

Cash at beginning of year                                                         2,000              -
                                                                       ----------------      ----------------

Cash at end of year                                                    $        698,301      $          2,000
                                                                       ================      ================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the year ended December 31, 1996, non-cash activities included the following:

                                                          1996

Fair value of equipment and receivables
   purchased for debt and payables                 $   (59,189,952)
Non-recourse notes payable assumed in
   purchase price                                       57,399,235
Accounts payable - equipment                             1,790,717

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                 3,625,762
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                           (3,625,762)
                                                   ---------------

                                                   $      -
                                                   ===============

      Interest expense of $398,200 for the year ended December 31, 1996 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $395,645 and other interest of $2,555.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                December 31, 1996

1.    Organization

      ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. As of December 31, 1996, 249,172.52 additional units had been admitted into the Partnership with aggregate gross proceeds of $24,917,252 bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

      ICON Securities Corp., an affiliate of the General Partner, will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13 1/2% of the gross proceeds received from the sale of the units. Such offering expenses aggregated $3,719,796 (including $1,515,472 paid to the General Partner or its affiliates (See Note 9)) and were charged directly to limited partners' equity.

      Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return, compounded daily, on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2.    Significant Accounting Policies

      Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Leases - The Partnership accounts for owned equipment leased to third parties as finance leases or leveraged leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. The Partnership's net investment in leveraged leases consists of minimum lease payments

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

receivable, the estimated unguaranteed residual values and the initial direct costs related to the leases, net of the unearned income and principal and interest on the related non-recourse debt. Unearned income is recognized as income from leveraged leases over the life of the lease at a constant rate of return on the positive net investment. Initial direct costs of finance leases and leverage leases are capitalized and are amortized over the terms of the related leases using the interest method. The Partnership's leases have terms ranging from two to five years. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

      Investment in Financings - Investment in financings represent the gross receivables due from the financing of equipment plus the initial direct costs related thereto less the related unearned income. The unearned income is recognized as finance income, and the initial direct costs are amortized, over the terms of the receivables using the interest method. Financing transactions are supported by a written promissory note evidencing the obligation of the user to repay the principal, together with interest, which will be sufficient to return the Partnership's full cost associated with such financing transaction, together with some investment income. Furthermore, the repayment obligation is collateralized by a security interest in the tangible or intangible personal property.

      Investment in Estimated Unguaranteed Residual Value - The Partnership purchased a 50% interest of an option to acquire equipment. The asset will be carried at cost until sale or release of the equipment, at which time a gain or loss will be recognized on the transaction.

      Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. At December 31, 1996, the carrying value of the Partnership's financial assets other than lease related investments, approximates fair value.

     Allowance for Doubtful Accounts - The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The Partnership's write-off policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved for or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment of Estimated Residual Values - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which is effective beginning in 1996.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     As a result, the Partnership's policy with respect to measurement and recognition of an impairment loss associated with estimated residual values is consistent with the requirements of SFAS No. 121 and, therefore, the Partnership's adoption of this Statement in the first quarter of 1996 had no material effect on the financial statements.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

3.   Residual Investment

     On December 31, 1996, the Partnership purchased a 50% share of an option to acquire a 100% interest in a mobile offshore drilling rig, currently on lease with Rowan Companies Inc. The purchase price of the 50% investment was $12,325,000 and consisted of $100,000 in cash and $12,225,000 promissory note.

4.   Net Investment in Leveraged Leases

     On August 20, 1996, the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F, built in 1986. It is on lease with Federal Express and has a remaining lease term of eight years. The purchase price was $40,973,585 consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt ("junior debt") of $8,756,291.

     On December 31, 1996, the Partnership acquired, subject to a leveraged lease, an aircraft on lease with Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and has a remaining lease term of six years. The purchase price was $11,320,923 consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

The net investment in the leveraged leases as of December 31, 1996 consisted of the following:

      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)       $        912,334
      Estimated unguaranteed residual values                     24,818,000
      Initial direct costs                                        1,493,850
      Unearned income                                           (17,243,551)
                                                           ----------------
                                                           $      9,980,633
                                                           ================

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Non-cancelable minimum rents receivable relating to the leveraged leases at December 31, 1996 are $59,355,209 and are due as follows:

                  1997                          $     7,905,694
                  1998                                7,742,360
                  1999                                7,742,360
                  2000                                8,022,359
                  2001                                8,022,359
                  Thereafter                         19,920,077
                                                ---------------

                                                $    59,355,209
                                                ===============

      Principal and interest on non-recourse debt assumed in the purchase of the leveraged leases is $58,442,875 at December 31, 1996 and matures as follows:

                   1997                          $     7,903,360
                   1998                                7,742,360
                   1999                                7,742,360
                   2000                                7,742,359
                   2001                                7,742,359
                   Thereafter                         19,570,077
                                                 ---------------

                                                 $    58,442,875
                                                 ===============

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

5.    Receivables Due in Installments

      Non-cancelable minimum annual amounts due on finance leases and financings are as follows:

                            Finance
    Year                     Leases        Financings          Total

    1997                $    6,717,166   $   1,605,580    $    8,322,746
    1998                     5,448,549       1,573,995         7,022,544
    1999                     2,109,963       1,446,541         3,556,504
    2000                     1,331,567       1,219,017         2,550,584
    2001                       285,835         685,174           971,009
    Thereafter                   1,165          89,448            90,613
                        --------------   -------------    --------------

                        $   15,894,245   $   6,619,755    $   22,514,000
                        ==============   =============    ==============

6.   Allowance for Doubtful Accounts

     The allowance for doubtful accounts related to the investments in finance leases and financings consisted of the following:

                                          Finance
                                          Leases            Financings            Total

  Balance at December 31, 1995         $      -           $       -          $      -

  Charged to operations                      65,000              10,000             75,000
                                       ------------       -------------      -------------

  Balance at December 31, 1996         $     65,000       $      10,000      $      75,000
                                       ============       =============      =============

7.   Notes Payable

Notes payable consists of notes payable non-recourse bearing interest at rates ranging from 6.5% to 9.4%, which are being paid directly to the lenders by the lessees, and notes payable recourse as they relate to the Partnership's acquisition of an offshore drilling rig (See Note 3). These notes mature as follows:

                     Notes Payable        Notes Payable
 Year                Non-Recourse           Recourse             Total

 1997              $      5,711,953      $    2,150,000    $    7,861,953
 1998                     3,467,450           2,250,000         5,717,450
 1999                     1,108,786           2,250,000         3,358,786
 2000                       762,877           5,575,000         6,337,877
 2001                        38,879               -                38,879
                   ----------------      --------------    --------------

                   $     11,089,945      $   12,225,000    $   23,314,945
                   ================      ==============    ==============

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

8.   Investment in Joint Ventures

     The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

     On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P. Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON Cash Flow LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30. The Partnership and Series E contributed $1,579,514 (99%) and $15,955 (1%) of the cash required for such acquisition, respectively, to ICON Cash Flow LLC III. ICON Cash Flow LLC III acquired the aircraft, assuming $9,309,759 in non-recourse debt and utilizing contributions received from the Partnership and Series E. The purchase price of the transaction totaled $10,905,228. The lease is a leveraged lease and the lease term expires in March 2003. Profits, losses, excess cash and disposition proceeds are allocated 99% to the Partnership and 1% to Series E. The Partnership's financial statements include 100% of the assets and liabilities of ICON Cash Flow LLC III. Series E's investment in ICON Cash Flow LLC III has been reflected as "Minority interest in joint venture."

9.   Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the year ended December 31, 1996 were as follows:

Underwriting commissions                    $  551,081   Charged to Equity
Organization and offering expenses             964,391   Charged to Equity
Acquisition fees                             2,737,818   Capitalized
Management fees                                264,784   Charged to operations
Administrative expense
 reimbursements                                117,809   Charged to operations

Total                                       $4,635,883
                                            ==========

      On December 31, 1996, the Partnership and an affiliate formed a joint venture for the purpose of acquiring and managing an aircraft. (See Note 7 for additional information relating to the joint venture.)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

10.   Commitments and Contingencies

      On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership will account for its investment in 1997-A under the equity method. The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

11.   Tax Information (Unaudited)

      The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the year ended December 31, 1996:

 Net income per financial statements           $      405,451

 Differences due to:
   Direct finance leases                             (258,725)
   Depreciation                                       -
   Provision for losses                               -
   Loss on sale of equipment                          -
   Other                                              -
                                               --------------

 Partnership income for
  federal income tax purposes                  $      146,726
                                               ==============

      As of December 31, 1996, the partners' capital accounts included in the financial statements totaled $22,865,854 compared to the partners' capital accounts for federal income tax purposes of $26,326,924 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

      ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. The Partnership commenced business operations on its initial closing date, January 19, 1996 with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The Partnership's portfolio consisted of net investments in finance leases, equity investment, leveraged leases and financings representing 42%, 26%, 21% and 11% of total investments at December 31, 1996, respectively.

Results of Operations for the Year Ended December 31, 1996

      For the year ended December 31, 1996, the Partnership leased or financed equipment with an initial cost of $91,413,135 to 198 lessees or equipment users. On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E"), formed a joint venture for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. in the amount of $10,905,228 and is included in 1996 total acquisitions. The aircraft is a 1976 McDonnell Douglas DC-10-30. Series E and the Partnership contributed $15,955 (1%) and $1,579,514 (99%), respectively, to the joint venture. Profits, losses and disposition proceeds are allocated 99% to the Partnership and 1% to Series E and is reflected on the Balance Sheet as an "Investment in leveraged leases." The weighted average initial transaction term for 1996 was 70 months.

      Since the Partnership commenced operations on January 19, 1996, a comparison of results of operations to prior periods is not presented.

      Net income for the year ended December 31, 1996 was $405,451. The net income per weighted average limited partnership unit was $2.57, weighted from the date each unit was admitted to the Partnership.

Liquidity and Capital Resources

      The Partnership's primary sources of funds in 1996 were capital contributions, net of offering expenses, of $23,834,251 from limited partners and cash provided by operations of $973,899. These funds were used to fund cash distributions and to purchase equipment. The Partnership intends to continue to purchase equipment and to fund cash distributions utilizing funds from capital contributions and cash provided by operations.

      The Partnership had notes payable of $23,314,945 at December 31, 1996 as a result of borrowings secured by equipment. These are non-recourse notes which are being paid directly to the lenders by the lessees.

      Cash distributions to the limited partners, which were paid monthly, totaled $1,361,099, of which $401,396 was investment income and $959,703 was a return of capital. The limited partner distribution per weighted average unit outstanding for December 31, 1996 was $8.71, of which $2.57 was investment income and $6.14 was a return of capital.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1996

On March 11, 1997, the Partnership and two affiliates, ICON Cash Flow Partners, L.P., Series D and ICON Cash Flow Partners L.P. Six, (collectively "the Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and any remaining proceeds will be distributed to the Members in accordance with their membership interests. The Partnership will account for its investment in 1997-A under the equity method. The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

      As  of  December   31,  1996  there  were  no  known  trends  or  demands,
commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

Accounting Developments

      In June 1996 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 establishes, among other things, criteria for determining whether a transfer of financial assets is a sale or a secured borrowing effective for all transfers occurring after December 31, 1996. The adoption of SFAS No. 125 is not expected to have a material impact on the Partnership's net income, partners' equity or total assets.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP


June 19, 1997
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                                          1997           1996
                                                                          ----           ----

          ASSETS

Cash .............................................................   $   292,524    $   114,850
Receivables from related parties -
  managed income funds ...........................................     1,323,502      2,023,380
Receivables from affiliates ......................................       181,039        336,806
Prepaid and other assets .........................................       187,687        133,588
Deferred charges .................................................       379,717        302,886
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $1,533,265 and $1,233,331 .....       752,472        781,058
Investment in equipment under operating leases, at cost,
  less accumulated depreciation of $1,079,939 ....................          --        4,260,497
                                                                     -----------    -----------

Total assets .....................................................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY


Accounts payable and accrued expenses ............................   $ 1,225,726    $   871,770
Deferred management fees - related parties .......................       758,452        667,824
Deferred income taxes ............................................       255,176        483,944
Notes payable - recourse financings ..............................       196,105         46,185
Notes payable - non-recourse financing ...........................          --        4,262,185
                                                                     -----------    -----------

Total liabilities ................................................     2,435,459      6,331,908
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
  14% Cumulative Convertible preferred stock:
    $100 par value; authorized 30,000 shares;
    none issued ..................................................          --             --
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     1,050,282        889,957
                                                                     -----------    -----------
                                                                       1,781,482      1,621,157

Note receivable from stockholder .................................    (1,100,000)          --
                                                                     -----------    -----------

                                                                         681,482      1,621,157
                                                                     -----------    -----------

Total liabilities and stockholder's equity .......................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,


                                                             1997         1996
                                                             ----         ----

Revenues:

     Fees - managed income funds ....................   $11,517,396   $ 8,862,690
     Management fees - affiliate ....................       261,003          --
     Lease consulting fees and other ................         7,819        41,591
                                                        -----------   -----------

          Total revenues ............................    11,786,218     8,904,281
                                                        -----------   -----------

Expenses:

     Selling, general and administrative ............     7,174,496     7,982,949
     Amortization of deferred charges ...............       484,579       473,484
     Depreciation and amortization ..................       319,000       329,121
                                                        -----------   -----------

          Total expenses ............................     7,978,075     8,785,554
                                                        -----------   -----------

                                                          3,808,143       118,727
                                                        -----------   -----------

Other Revenue:

     Rental income from investment in operating lease     1,541,647     1,009,756
     Interest income and other ......................       104,426         5,803
                                                        -----------   -----------
                                                          1,646,073     1,015,559
                                                        -----------   -----------
Other Expenses:

     Interest expense - non-recourse financings .....       247,872       333,728
     Interest expense - recourse financings .........         6,818        27,344
     Depreciation - equipment under operating lease .     1,293,775       652,704
                                                        -----------   -----------
                                                          1,548,465     1,013,776
                                                        -----------   -----------

     Income before provision for income taxes .......     3,905,751       120,510

Provision for income taxes ..........................       112,010        74,103
                                                        -----------   -----------

     Net income .....................................   $ 3,793,741   $    46,407
                                                        ===========   ===========




See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1997 and 1996




                                                                                                            Note           Total
                                             Common Stock             Additional                         Receivable        Stock-
                                        Shares          Stated         Paid-in          Retained            from          holder's
                                     Outstanding        Value          Capital          Earnings        Stockholder        Equity


March 31, 1995 .................           1,500     $    15,000     $ 1,416,200      $   843,550      $  (700,000)     $ 1,574,750

Net income .....................            --              --              --             46,407             --             46,407

Cancellation of note
 from stockholder ..............            --              --          (700,000)            --            700,000             --
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1996 .................           1,500          15,000         716,200          889,957             --          1,621,157

Issuance of
  note from stockholder ........            --              --              --               --         (1,100,000)      (1,100,000)

Net income .....................            --              --              --          3,793,741             --          3,793,741

Distributions to Parent ........            --              --              --         (3,633,416)            --         (3,633,416)
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1997 .................           1,500     $    15,000     $   716,200      $ 1,050,282      $(1,100,000)     $   681,482
                                     ===========     ===========     ===========      ===========      ===========      ===========















See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,


                                                                 1997           1996
                                                                 ----           ----
Cash flows from operating activities:
   Net income ............................................   $ 3,793,741    $    46,407
                                                             -----------    -----------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Depreciation and amortization ......................     1,612,775        981,825
      Amortization of deferred charges ...................       484,579        473,484
      Deferred income taxes ..............................      (228,768)        74,103
      Rental income paid directly to lender by lessee ....    (1,541,647)    (1,009,756)
      Interest expense paid directly to lenders by lessees       247,872        333,728
      Principal payments on litigation settlement ........          --          (55,847)
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred amounts ..............................       790,506       (156,672)
         Receivables from affiliates .....................       155,767       (257,133)
         Prepaid and other assets ........................       (54,099)        41,589
         Accounts payable and accrued expenses ...........       353,956        371,597
         Other ...........................................         4,158           --
                                                             -----------    -----------
           Total adjustments .............................     1,825,099        796,918
                                                             -----------    -----------
   Net cash provided by operating activities .............     5,618,840        843,325
                                                             -----------    -----------

Cash flows from investing activities:
   Increase in deferred charges ..........................      (561,410)      (495,680)
   Purchases of fixed assets and leasehold improvements ..       (97,279)      (157,694)
   Investment in Partnership .............................          --           (1,000)
                                                             -----------    -----------

   Net cash used for investing activities ................      (658,689)      (654,374)
                                                             -----------    -----------

Cash flows from financing activities:
   Distributions to Parent ...............................    (3,633,416)          --
   Loan to stockholder ...................................    (1,100,000)          --
   Principal payments on notes payable-recourse financings       (49,061)      (291,407)
                                                             -----------    -----------

   Net cash used for financing activities ................    (4,782,477)      (291,407)
                                                             -----------    -----------

Net increase (decrease) in cash ..........................       177,674       (102,456)

Cash, beginning of year ..................................       114,850        217,306
                                                             -----------    -----------

Cash, end of year ........................................   $   292,524    $   114,850
                                                             ===========    ===========

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1997

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by Peter D. Beekman, the Company's former President and Charles Duggan and Cortes DeRussy, the Company's former Executive Vice Presidents. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is a joint venture fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"), which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company also provides consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships of $7,000 are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven, the newest partnership, was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The Company earned fees from the sale of ICON Cash Flow Seven units upon its initial closing and will continue to earn fees thereafter on each subsequent closing. The offering period for ICON Cash Flow Seven will end 24 months after the Partnership began offering such units, November 9, 1997.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:

                           Date Operations       Date Ceased      Gross Proceeds
                                Began           Offering Units        Raised

ICON Cash Flow A .......   May 6, 1988          February 1, 1989   $ 2,504,500
ICON Cash Flow B .......   September 22, 1989   November 15, 1990   20,000,000
ICON Cash Flow C .......   January 3, 1991      June 20, 1991       20,000,000
ICON Cash Flow D .......   September 13, 1991   June 5, 1992        40,000,000
ICON Cash Flow E .......   June 5, 1992         July 31, 1993       61,041,151
ICON Cash Flow Six .....   March 31, 1994       November 8, 1995    38,385,712
ICON Cash Flow Seven ...   January 19, 1996           (1)           38,136,456
                                                                  ------------

                                                                  $220,067,819
                                                                  ============

(1) Gross proceeds raised through June 13, 1997.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a) Significant Accounting Policies

         Basis of Accounting and Presentation - The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The fair value of the Company's financial instruments (cash and receivables) approximate the carry value at March 31, 1997.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees are earned based primarily on gross rental payments.

         The Company had accounts receivable due from the Partnerships of $1,323,502 and $2,023,380 at March 31, 1997 and 1996, respectively.
         Included in these amounts are receivables of $758,452 and $667,824, respectively, due from ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C relating to management fees which have been earned, but deferred since September 1, 1993, as discussed below.

                               ICON CAPITAL CORP.

         Under the Partnership agreements, the Company is entitled to management fees from the Partnerships. Management fees are subordinate to the preferred cash distributions to limited partners, on a cumulative basis, during the period of reinvestment. Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased the monthly distribution rate to limited partners from the cash
         distribution  rates  stated  in  their  prospectuses.   Currently  such
         distribution rates are at an annual rate of 9%. As a result of the decreased distribution rate, all management fees payable to the Company related to these entities have been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C have received their stated cash distribution rate of return on a cumulative basis. Management fees deferred for the period September 1, 1993 to March 31, 1997 totaled $758,452 and were comprised of $36,263 for ICON Cash Flow A, $127,000 for ICON Cash Flow B and $595,189 for ICON Cash Flow C. Such amounts are included in receivables due from managed income funds as well as in deferred management fees on the March 31, 1997 balance sheet.

         Lease Consulting Fees:

         The Company earns consulting fees for arranging lease financing transactions between unrelated third parties. Such fees are recognized as income when the unrelated third parties consummate the lease financing transaction.

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Investment in Equipment Under Operating Lease

         The Company's investment in equipment under operating lease was recorded at cost and the equipment was being depreciated to estimated salvage value. Both lease rentals and depreciation were recognized on the straight line basis over the lease term. The Company, on a non-recourse basis, financed the purchase of the equipment with a financial institution. Interest on the related non-recourse financing was calculated under the interest method. The excess of rental income over depreciation and related interest expense represents the net amount earned under this transaction. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

     (g) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 (" SFAS 109"), "Accounting for Income Taxes."

         The Company will file stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity will be included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1997, Holdings had an outstanding demand promissory note for $1,100,000. The note bears interest at the rate of 18% only in the event of default. The note is reflected, for financial statement reporting purposes, as a reduction from stockholders' equity.

(4)  Related Party Transactions

     The  Company  earns fees from the  Partnerships  for the  organization  and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed income funds primarily relate to such fees earned from the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due from entities controlled by Holdings. These receivables relate primarily to the reimbursement of amounts paid by the Company on behalf of such entities.

     In 1996, pursuant to a proxy solicitation, the limited partners in ICON Cash Flow B agreed to the following two amendments to their Partnership
     Agreement: (1) extend the Reinvestment Period for a maximum of four additional years, and (2) eliminate ICON Cash Flow B's obligation to pay the Company $228,906 of the $355,906 in deferred management fees which were outstanding as of November 15, 1995, the original end of the Reinvestment Period. The elimination of these fees reduced receivables from related parties - managed income funds and deferred management fees - related parties in the same amount. In addition, the remaining $127,000 in deferred management fees, when paid to the Company, would be returned to ICON Cash Flow B in the form of an additional capital contribution.

     For the year ended March 31, 1997, the Company paid $3,633,416 in distributions to Holdings.

5)   Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

                               ICON CAPITAL CORP.

(6)  Income Taxes

     The provision (benefit) for income taxes consisted of the following:

                                       1997               1996
                                       ----               ----
     Current
         Federal                  $   185,780         $     -
         State                        154,998               -

     Deferred:
         Federal                      (24,563)            46,078
         State                       (204,205)            28,025
                                  -----------         ----------

                                  $   112,010         $   74,103
                                  ===========         ==========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liability at March 31, 1997 and 1996 represents the net of deferred tax assets of $91,979 and $620,189, respectively, and deferred tax liabilities of $347,155 and $1,104,133, respectively for March 31, 1997 and 1996. Deferred income taxes at March 31, 1997 are primarily the result of temporary differences relating to the carrying value of fixed assets, equipment under an operating lease, the investments in the Partnerships, and deferred charges.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1997 and 1996:

                                                                        1997                    1996
                                                                        ----                    ----

                                                                  Tax        Rate          Tax       Rate

Federal statutory .........................................   $ 1,327,955    34.00%    $    40,973   34.00%
State income taxes, net of Federal tax effect .............       (32,477)   (0.83)         18,497   15.35
Distribution to Parent ....................................    (1,235,361)  (31.63)           --       --
Adjustment to prior year Federal income tax ...............          --       --            12,773   10.60
Meals and entertainment exclusion .........................        21,979     0.56          11,490    9.53
Effect of graduated rates .................................          --       --           (10,724)  (8.90)
Other .....................................................        29,914     0.77           1,094    0.91
                                                              -----------   ------     -----------   -----
                                                              $   112,010     2.87%    $    74,103   61.49%
                                                              ===========   ======     ===========   =====


                               ICON CAPITAL CORP.

(7)  Notes Payable - Recourse

     Notes payable at March 31, 1997 and 1996 were as follows:

                                                                                1997       1996
                                                                                ----       ----

Note,  with imputed  interest of 10%,  payable in monthly  installments  of
$5,208 through October 1996
On April 1, 1996 the outstanding obligation was paid in full ..............   $   --     $ 35,261

Various obligations under capital leases, payable in monthly
  installments through March 2002 .........................................    196,105     10,924
                                                                              --------   --------

                                                                              $196,105   $ 46,185
                                                                              ========   ========

(8)  Investment in Equipment Under Operating Lease

     On December 12, 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party user for a two year period with rent commencing on January 1, 1994. Rentals were payable monthly in advance. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the two year period of the lease. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

     Effective January 1, 1996, the lessee renewed the lease and the bank extended the term of the collateralized non-recourse note. The terms of the renewal required monthly rentals of $171,294, payable by the lessee in advance, for two years. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest now calculated at 8.95%. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

(9)   Commitments and Contingencies

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1997 and 1996 amounted to $347,990 and $319,000, net of sublease income of $170,602 and $164,879, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows (sublease rental income are all from short term leases):

                 Fiscal Year Ending
                     March 31,                Amount

                      1998                 $  520,683
                      1999                    669,176
                      2000                    503,688
                      2001                    490,817
                      2002                    504,840
                      Thereafter           1,345,822
                                           ----------
                                           $4,035,026
                                           ==========

(10)  Supplemental Disclosure of Cash Flow Information

      During the year ended March 31, 1997 and 1996, the Company paid $6,818 and $27,344 in interest on recourse financing, respectively.

      Certain equipment, which the Company was carrying as investment in equipment under operating lease, was paid for directly by a financing institution. In connection with this transaction, the lessee's monthly installments were remitted directly to the financing institution to service the Company's non-recourse note payable, which was incurred when the financing institution paid for the equipment on behalf of the Company. For the years ended March 31, 1997 and 1996, such payments aggregated $1,541,647 and $1,009,756, which was comprised of $1,293,775 and $676,028 of principal and $247,872 and $333,728 of interest. The equipment under the operating lease was sold to the lessee in settling the non-recourse financing.

      For the year ended March 31, 1997, the Company purchased $196,105 in fixed assets utilizing proceeds from capital lease transactions.

                          EXHIBIT A

                  THIRD AMENDED AND RESTATED
                         AGREEMENT OF
                     LIMITED PARTNERSHIP

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF
                       ICON CASH FLOW PARTNERS L.P. SEVEN

      This Third Amended and Restated Agreement of Limited Partnership, dated as of the September 12, 1995 (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner (hereinafter referred to as the "General Partner"), Charles Duggan, as the original limited partner (the "Original Limited Partner"), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                                   WITNESSETH:

      WHEREAS, on May 23, 1995, the General Partner filed a Certificate of Limited Partnership, dated as of May 23, 1995, establishing ICON Cash Flow Partners L.P. Seven (the "Partnership") under and pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

      WHEREAS, on September 12, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      WHEREAS, on November 2, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      WHEREAS, on November 8, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section   1.    ESTABLISHMENT   OF   PARTNERSHIP.


      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section  2.  NAME,   PRINCIPAL  OFFICE,  NAME  AND  ADDRESS  OF
                REGISTERED AGENT FOR SERVICE OF PROCESS.

      2.1  Legal Name and Address.

      The Partnership shall be conducted under the name "ICON Cash Flow Partners L.P. Seven". The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at such address shall be The Corporation Trust Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

      2.2  Address of Partners2.2  Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 3.  PURPOSES AND POWERS.

      3.1  Purposes.

      The Partnership has been organized for the object and purpose of (a) acquiring, investing in, purchasing, owning, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases and licenses thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

      3.2    Investment Objectives and Policies.

      The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) office and management information systems, graphic processing equipment, photocopying equipment and, communications and related peripheral equipment, (ii) printing equipment, (iii) materials handling equipment, (iv) machine tools and manufacturing equipment, (v) medical diagnostic and testing equipment, (vi) aircraft, rail, over-the-road and marine equipment and (vii) miscellaneous equipment of other types that meet the investment objectives of the Partnership and shall be leased to Lessees under Full-Payout Leases and Operating Leases. The Financing Transactions entered into by the Partnership shall be with Users that are Creditworthy and shall be evidenced by a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease or license of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions or Reserves shall be invested by the Partnership in Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power:

      (a) to acquire, invest in, purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

      (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (d) to purchase and hold securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;

      (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies;

      (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans, leases and licenses it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

4.  TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on May 23, 1995 and shall terminate at midnight on December 31, 2015, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

5.  PARTNERS AND CAPITAL.

     5.1  General Partner.

      The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

      5.2  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.3  Limited Partners.

      (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 1,000,000 Units that shall initially be held by the Limited Partners.

      (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (c) Each Limited Partner (other than Affiliated Limited Partners and Limited Partners entitled to Volume Discounts) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased. Each Limited Partner entitled to a Volume Discount shall make a Capital Contribution, in cash, to the capital of the Partnership in an amount equal to the Gross Unit Price for each Unit or fraction thereof purchased less the amount of the Volume Discount.

      (d) Limited Partners (except residents of certain States) must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) may purchase a minimum of ten (10) whole Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Gross Unit Price, Net Unit Price or Gross Unit Price less Volume Discount, whichever shall be applicable.

      (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten (10%) percent of all Units subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held on the last day of any Segment (or, if such day is not a business day, on the next preceding business day), provided that no Closing shall be required to be held on such last day of any Segment (or the next preceding business day) if the number of Units subscribed for but as to which the subscribers have not been admitted to the Partnership as Limited Partners as of such date is insufficient, in the sole and absolute discretion of the General Partner, to justify the administrative burden and expense of holding a Closing, and provided, further, that the Final Closing Date may, in the sole and absolute discretion of the General Partner, be held on a day other than the last day of a Segment, and shall be held as promptly as practicable after the Termination Date. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

      (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner.

      (h) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscribers is admitted to the Partnership or the Final Closing Date or as of the first day of the Segment immediately following any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Any subscriber who is a resident of the Commonwealth of Massachusetts and who has been admitted as a Limited Partner of the Partnership within five
(5) business days following the date he or she receives a copy of the Prospectus (as evidenced by his or her signature on the Subscription Agreement or a separate receipt for the Prospectus) may, by giving written notice to the General Partner or Dealer-Manager within such five (5) day period, rescind his or her subscription and shall receive a prompt refund of his or her subscription plus simple interest at 8% per annum from the date such subscription was received by the Partnership until returned to such subscriber less distributions, if any, made to such subscriber from the Escrow Account and the Partnership.

      (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received ("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.4  Partnership Capital.

      (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k).

      (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.5  Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

      (b) The Capital Account of the General Partner initially shall be $1,000.

      (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (d) The Capital Account of each Partner shall be increased by (i) the amount of any additional money contributed by such Partner to the Partnership,
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership, (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

      (f) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive liquidation and reconstitution rules under Treas. Reg. Section 1.708-1.

      (g) For any  taxable  year in  which  the  Partnership  has a Code
section  754  election  in  effect,   the  Capital   Accounts  shall  be
maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the  occurrence  of the events  specified in Treas.  Reg.
Section 1.704-1(b)(2)(iv)(f)5, the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

      5.6   Additional  Capital
Contributions.

      (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      5.7  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.8  No  Right to  Return  of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

6.  GENERAL PARTNER.

      6.1  Extent of Powers and Duties.

      (a)  General.

      Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General
Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing, licensing, re-leasing and re-licensing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary licensing, registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms;
(ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (b)  Powers and Duties.

           (i) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability: (A) to acquire, invest in, purchase, own, hold, lease, license, re-lease, re-license, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and (F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.

           (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, license, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this
      Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

           (iii) Admission of Limited Partners. The General Partner shall have the right to accept or refuse to accept, in its sole and absolute discretion, the admission of any Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) to the Partnership; provided, however, that the General Partner shall not admit any Person as a Limited Partner (except the Original Limited Partner) unless:

           (A) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

           (B) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

           (C) prior to the admission of such Person, the Minimum Offering shall have been achieved;

           (D) the General Partner shall believe that such Person is "suitable" in all respects under the laws of the state in which such Person resides;

           (E) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

           (F) such admission would not cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%.

      In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

           (iv) Authority To Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

           (v) Authority to Enter into Selling Dealer Agreements. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the "Selling Dealer Agreements" and each a "Selling Dealer Agreement"), with NASD-member broker dealers selected by the General Partner or the Dealer-Manager (the "Selling Dealers" and each a "Selling Dealer").

           (vi) Authority to Enter Into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

           (vii) Reserves. The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves, of which an amount not in excess of 3% of Gross Offering Proceeds may be treated as having been invested or committed to investment for purposes of
      Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

           (viii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

           (ix) Commission Loans. The General Partner may incur Indebtedness on behalf of the Partnership in an amount up to the total Sales Commissions payable (up to 8% of the Gross Offering Proceeds) for the purpose of permitting the Partnership to acquire additional Investments following each Closing, the cost of any such indebtedness shall be payable as an operating expense of the Partnership.

           (x) Reinvestment. During the Reinvestment Period, the Partnership may reinvest all or a substantial portion of its Cash From Operations and Cash From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

      (c)  Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

      (d)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee, lessee, licensee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, licensing, mortgaging, conveying or otherwise dealing with any
Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, licensee, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, license, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

      6.2 Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (a)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of (i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired).

      (b)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.

      The Partnership shall neither purchase, lease or license Investments from, nor sell, lease or license Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

           (i) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

           (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

           (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

           (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

           (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of
      (A)  facilitating  the acquisition of such Investment by the  Partnership,
      (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (d)  Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

           (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

           (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

           (iii) neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

      If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (e)  No Exchange of Interests for Investments.

      The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

      (f)  Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

           (i) at the time any such Investment in a Joint Venture is made, the maximum amount of Gross Offering Proceeds which the Partnership may so invest shall equal an amount equal to the smallest of 25% of (A) the Maximum Offering, (B) the sum of (1) the cumulative Gross Offering Proceeds raised as of the Closing Date next preceding such investment and
      (2) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise from such Closing Date to the Termination Date) or (C) the cumulative Gross Offering Proceeds actually raised as of the Termination Date; and

           (ii)  the General Partner shall have determined that:

                (A) such Investment is in the best interests of the Partnership; and

                (B) such Investment shall not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

           (iii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must acquire a controlling interest in such Joint Venture and the non-Affiliate must acquire the non-controlling interest therein and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

           (iv) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the following conditions are met:

                (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                (B) the compensation payable by the Partnership to the General Partner or any Affiliate of the General Partner by the Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

                (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

                (D) the purpose of such Joint Venture shall be either (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

      (g)  Exchange,   Merger,   Roll-Up  or   Consolidation   of  the
Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (h)  No Exclusive Listings.

      No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

      (i) Other  Transactions  Involving  the  General  Partner and its
Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by
Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (k) No Investments in Limited Partnership Interests of other Programs. The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3   Limitation   on  Liability   of  General   Partner  and  its
Affiliates;   Indemnification6.3  Limitation  on  Liability  of  General
Partner and its Affiliates; Indemnification.

      (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an "Indemnitee"), shall, except as provided to the contrary in this Section 6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as "Liabilities") suffered by such Indemnitee, and (ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the  Partnership to an Indemnitee  pursuant to this
Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this Section 6.3.

      (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

      6.4 Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

      (a)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (b)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (c)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners, and, provided further, that the Sales Commissions payable with regard to sales of Units subject to Volume Discounts shall be reduced by the amount of such Volume Discounts.

      (d)  Due Diligence Expenses.

      Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (e)  O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (f)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

      (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, and (y) 75% of such Gross Offering Proceeds; and

      (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages calculated under clause (x) or clause (y) of subsection 6.4(f)(ii), above.

      The following are examples of application of the formula in clause (ii), above:

      (1) No Indebtedness - 80% to be committed to Investment in Equipment and Financing Transactions.
      (2)            50%  Indebtedness  - 50% x .0625%  = 3.125%  80% - 3.125% =
                     76.875% to be committed to Investment in Equipment and Financing Transactions.
      (3)  80% Indebtedness -  80% x .0625% = 5%
                     80% - 5% = 75% to be committed to Investment in Equipment and Financing Transactions.

      To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.

      If any payment of Acquisition Fees causes the Partnership to experience a shortfall in its required Investment in Equipment and Financing Transactions (computed under clause (ii) above) or the aggregate amount of Acquisition Fees paid by the Partnership to exceed the amount determined in accordance with clause (iii) above, the General Partner shall refund to the Partnership that portion of Acquisition Fees received by it to the extent necessary to correct such shortfall or overpayment, as the case may be, together with interest thereon at the rate of 1.0% per month to the extent that such refund is not made within 30 days.

      Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

      (g)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

      (h)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

      (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (i)  Partnership Expenses.

      (i) Reimbursement. Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii) Goods and Third-Party Services. The General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii) Administrative Services Provided by the General Partner and Affiliates. Subject to clause (iv) of this Section 6.4(i), the General Partner and any Affiliate of the General Partner may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv) Limitations on Reimbursements. Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

           (A)   salaries,   fringe   benefits,   travel   expenses   or   other
           administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

           (B) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively in paragraphs (ii) and (iii) of this Section 6.4(i), above).

      6.5  Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.

      The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

      Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to the Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnership), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated Entity:

           (a)  its  own  and  each  Affiliated   Entity's  general   investment
      objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

           (b) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

           (c) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

           (d)  its  own  and  each  Affiliated   Entity's  current  and
      long-term liabilities; and

           (e) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

      If, considering such factors and any other appropriate factors, the General Partner determines that any investment opportunity would be equally suitable for various Affiliated Entities, the General Partner shall make such investment opportunity available to such Affiliated Entities on a rotation basis, with the order of priority determined by the date of each Affiliated Entity's initial closing.

      Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Entity (including any Affiliated Entity that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership, other than a Lease relating to:

      (i) used equipment previously leased by the General Partner or any such Affiliate to third parties that becomes available for re-lease;

      (ii) groups of items of equipment to be leased on terms providing various cost recovery terms for various items, where the Partnership may not, in accordance with this Agreement, purchase all items in the group;

      (iii) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms;

      (iv) equipment as to which a prospective or existing lessee indicates to the General Partner or its Affiliate that it will not lease or continue to lease through the General Partner or such Affiliate unless the General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or

      (v) equipment subject to a lease that by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a "financial institution" shall not, without more, be deemed assignable to the Partnership).

      In the event of a conflict between two or more Affiliated Entities (including the Partnership) that are advised or managed by the General Partner and that are seeking to re-lease or sell similar equipment contemporaneously, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments or if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or uneconomic for a particular Affiliated Entity.

      If the financing available from time to time to two or more Affiliated Entities (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

      Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.1  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the
Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

8.   DISTRIBUTIONS   AND ALLOCATIONS.

      8.1 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

      (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration or termination of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's respective original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and

      Any portion of the monthly  distribution  amounts described in this clause
      (i) which exceeds the sum of Distributable Cash From Operations and Distributable Cash From Sales for any year (if any) shall be distributable (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period.

      (ii) Each Limited Partner is entitled to receive monthly cash distributions (if the distributions described in paragraph (i) above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

      (b) During the Disposition Period, no Available Cash From Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

      (c) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, "Distributable Cash") shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this
Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.

      (d) Notwithstanding the provisions of Section 8.1(c), distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.2  Allocations of Profits and Losses.

      (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (iii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

      (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
      Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

      (f)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii)    Partnership    Nonrecourse     Deductions.     Partnership
      Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

      (iii)  Partner   Nonrecourse   Deductions.   Partner   Nonrecourse
      Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg.
      Section 1.704-2(i) or any successor provision.

      (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocate items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      (v) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

           If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

      (vii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

      (ix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.3Distributions and Allocations Among the Limited Partners.

      (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

      (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership during or within any given Segment;

      (ii) second, (A) each Limited Partner who was admitted to the Partnership prior to the commencement of such Fiscal Year shall be deemed to have held his respective Units commencing as of the first Segment in such Fiscal Year; (B) each Limited Partner who was admitted to the Partnership as of the first day of any subsequent Segment in such Fiscal Year in accordance with Section 5.3(h), shall be deemed to have held his respective Units commencing with such Segment; and (C) each Limited Partner who was admitted to the Partnership commencing as of the day following the Initial Closing Date or the Final Closing Date (where such Initial Closing Date or Final Closing Date falls on other than the 15th day or last day of a month or next preceding business day), shall be deemed to have held his respective Units for a fraction of the Segment within which such Limited Partner was admitted to the Partnership, determined by dividing the number of days within such Segment following the Initial Closing Date or Final Closing Date, as the case may be, by the number of days in such Segment;

      (iii) third, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of Segments (pro rated for fractions of Segments) in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

      (iv) Third, all monthly distributions of cash made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of Segments (pro rated for fractions of Segments) in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

      (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of Segments (pro rated for fractions of Segments) in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in clause (iv) and the last sentence of Section 8.3(b).

      (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

      (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

      8.4  Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (ii) of the definition of Gross Asset Value herein and Section 5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(4) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

      8.6  Return  of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.7 Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section  9.  WITHDRAWAL  OF  GENERAL PARTNER.

      9.1 Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

      9.3  Consequences of Withdrawal.

      (a) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of
Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (b) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

      (d) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4  Liability  of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.5  Continuation  of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section TRANSFER OF UNITS.

      10.1  Withdrawal  of  a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

      10.2  Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

      (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

           (A)  set forth the terms of such Assignment;

           (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

           (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (D) otherwise be satisfactory in form and substance to the General Partner; and

      (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

      (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

      (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

      (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%; or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any Assignment of Units in violation of this Section 10.2(b) shall be null and void ab initio.

      (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Notice 88-75 (July 5, 1988) issued by the IRS, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

      (d) Assignments made in accordance with this Section 10.2 shall be effective for record purposes and for purposes of Section 8 as of the first day of the Segment following the date upon which all of the conditions of this
Section 10.2 shall have been satisfied.

      10.3  Substitution10.3  Substitution.

      (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

      (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

      (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.4 Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

      10.5 Limited Right of Presentment for Redemption of Units.

      (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section DISSOLUTION AND WINDING-UP.

      11.1  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 9.5; or

      (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

      (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

           (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

           (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

           (iii) in the event that,  after all  requirements  of clauses (i) and
      (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital
      Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

           (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

           (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

      (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.4 No Recourse  Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof.

Section FISCAL MATTERS.

      12.1 Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

      12.2   Maintenance of and Access to Basic Partnership Documents.

      (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (i)   the Participant List;

      (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iii) copies of this Agreement and any amendments hereto;

      (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

      (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

      (vii)  investor   suitability   records  for  Units  sold  by  any
      Affiliate of the General Partner.

      (b) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at such Limited Partner's expense, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

      (c) A copy of the Participant List shall be mailed to any Limited Partner making written request for the Participant List within ten (10) days of such request (or, if later, within seven (7) days of the Partnership's receipt of such request); provided that the General Partner may request, and shall be entitled to first receive, (i) reimbursement of the reasonable cost of copying and mailing of the Participant List to the Limited Partner, and (ii) a representation from such Limited Partner that the Participant List is not being requested for a commercial purpose unrelated to such Limited Partner's interest as a Limited Partner relative to the affairs of the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' proxy rights under federal or state securities laws.

      (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his duly authorized representative to examine the Participant List (as provided in Paragraph (b) of this Section 12.2) or (ii) produce and mail a copy of the Participant List within ten (10) days after such request (or, if later, within seven (7) days of the Partnership's receipt of the applicable Limited Partner's written request) (as provided in Paragraph (c) of this Section 12.2), the General Partner shall be liable to such Limited Partner for the costs, including attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages suffered by such Limited Partner by reason of such refusal or neglect; provided, that it shall be a defense to liability under this clause (d) that (x) the requesting Limited Partner has failed or refused to make the representation described in clause
(c)(ii) of this Section 12.2 after being requested to do so by the General Partner or (y) the actual purpose and reason for such Limited Partner's requests for inspection or for a copy of the Participant List is to secure such List for the purpose of (1) selling, or reproducing and selling, such List or any portion of the information contained therein, or (2) using such List or any of such information for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

      12.3  Financial  Books  and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4  Fiscal Year.

      Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

      12.5  Reports.

      (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with Section 12.3;

      (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the Sponsor during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

      (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with Section 12.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

      (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

           (A)  Cash Flow during such period;

           (B)  Cash Flows from prior periods;

           (C)  Cash From Sales;

           (D) Capital Contributions originally used to establish a Reserve;

      (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

           (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

           (C) the remaining term of any Lease to which such Equipment is subject;

           (D) the projected or intended use of such Equipment during the next following Fiscal Year;

           (E)  the method used to determine values set forth therein;

           (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

      (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

           (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Sponsor by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment acquired or Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6   Tax  Returns  and Tax Information.

      The General Partner shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.8  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9  Tax Matters Partner.

      (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (b)  The Tax Matters Partner shall have the following duties;

      (i) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

      (ii) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the
      Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

      (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

      (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10   Reports  to  StateAuthorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section  13.MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.1  Meetings  of  the Limited Partners.

      (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13.

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2 Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

      (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

      (b)  dissolve the Partnership;

      (c) remove the General Partner and elect one or more Substitute General Partners; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage and interest of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.3  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14.  AMENDMENTS.

      14.1  Amendments  by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Partnership or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15.  POWER OF ATTORNEY.

      15.1   Appointment   of Attorney-in-Fact.

      By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the
Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

      (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (d)  any   certificate  of  dissolution  or  cancellation  of  the
Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.



      15.2  Amendments  to  Agreement  and  Certificate  of Limited Partnership.

      (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

      (ii) Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

      (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

      15.3 Power  Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

      (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16.  GENERAL PROVISIONS.

      16.1 Notices,  Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

      (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                ICON Cash Flow Partners L.P. Seven
                c/o ICON Capital Corp.
                600 Mamaroneck Avenue
                Harrison, New York  10528
                Attention:  President
                Telephone:  (914) 698-0600
                Telecopy:   (914) 698-0699

      (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.2  Further Assurances.

      The  Partners   will  execute,   acknowledge   and  deliver  such  further
instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.4  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

      16.5  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8  Counterparts.

      This  Agreement  may be  signed  by  each  party  hereto  upon a  separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.10 Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11 Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

      16.12   Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17.    DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

      "Accountants" means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

      "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Equipment and Financing Transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, commissions, selection fees, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources (including without limitation, Gross Offering Proceeds, Indebtedness and reinvestments) in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the Sponsor, and no such fees may be paid to any finder or broker which is an Affiliate of the Sponsor.

      "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

      "Adjusted Capital Contribution" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

      "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

      "Affiliated Entity" means any investment entity of whatever form that is managed or advised by the General Partner.

      "Affiliated Investment" means any Investment in which the General Partner, any Affiliate of the General Partner or any Program sponsored by the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.


      "Affiliated Limited Partner" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

      "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Unit, the amount (determined as of the date of redemption of such Unit):

      (a) during the Reinvestment Period, equal to 85% of the original Capital Contribution of such Limited Partner less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions pursuant to Section 8.6, (ii) 100% of previous distributions to such Limited Partner in redemption of a portion or all of his Units pursuant to
      Section 10.5, (iii) 100% of previous  distributions of Distributable Cash,
      (iv) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (v) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit; and

      (b) during the Disposition Period, equal to 100% of the balance of the Capital Account of such Limited Partner as of the end of the month next preceding such date of redemption less the sum of (i) such Limited Partner's pro rata share (without giving effect to such redemption) of Profits and Losses of the Partnership (as reasonably estimated by the General Partner) for the period commencing on the first calendar day of the month in which such redemption date shall occur and (ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit;

      provided, however, that in no event shall the applicable redemption price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      "Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      "Assignment" means, with respect to any Partnership Interest or any part thereof, the offer, sale, assignment, transfer, gift or otherwise disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

      "Available Cash From Operations"  means Cash From Operations as reduced by
      (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Available Cash From Sales" means Cash From Sales, as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      "Capital Contributions" means (1) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for Units, without deduction for Front-End Fees (whether payable by the Partnership or not).

      "Cash Flow" means the Partnership's cash funds provided from normal operations of the Partnership and from Financing Transactions (but excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

      "Cash From Operations" means Cash Flow (a) reduced by amounts allocated to Reserves to the extent deemed reasonable by the General Partner and (b) increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      "Cash From Refinancings" means the cash received by the Partnership as a result of any borrowings by the Partnership, reduced by (a) all Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      "Cash From Sales" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Commission   Loans"  means   Indebtedness   of  the   Partnership
      authorized by Section 6.1(b)(ix).

      "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable Partnership Investment which is so transferred.

      "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the General Partner or any of Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Counsel" and "Counsel to the Partnership" means Whitman Breed Abbott & Morgan, New York, New York, or any successor law firm selected by the General Partner.

      "Credit Committee" means a committee established by the General Partner to establish credit review policies and procedures, supervise the efforts of the credit department and approve significant transactions and transactions which differ from the standards and procedures it has established. The Credit Committee will, at all times, consist of three persons designated by the General Partner.

      "Creditworthy" means, when used herein with respect to a prospective Lessee or User, that (1) the Credit Committee of the General Partner has made the determination, in its reasonable business judgment, after review of financial, credit, operational and other information concerning such prospective Lessee or User, that such party is currently able and is expected to continue throughout the term of such transaction to be able to meet its obligations to the Partnership in a timely and complete manner,
      (2) the Lease or Financing Transaction is adequately secured by Equipment and/or other collateral obtained, directly or indirectly, from the Lessee or User (or a guarantor or other party) and (3) the Lessee or User has satisfied substantially all other criteria established by the Credit Committee as a condition to the Partnership's investment in such Lease or Financing Transaction.

      "Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

      "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      "Disposition Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than six
      (6), and not more than thirty (30), months beyond the end of the Reinvestment Period and which, in any event, will end no later than ten and one-half (10 1/2) years after the Final Closing Date.

      "Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.

      "Distributable Cash From Operations" means Available Cash From Operations as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      "Distributable Cash From Sales" means Available Cash From Sales, as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Appendix F to Article III of the NASD Rules of Fair Practice].

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment" means any new, used or reconditioned capital equipment and related property acquired by the Partnership, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

      "Escrow Agent" means The Bank of New York (NJ) or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

      "Escrow Agreement" means that certain Escrow Agreement, dated as of July 10, 1993, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

      "Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease or license of such property.

      "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

      "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

      "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal
      Year).

      "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

      "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

      "Full-Payout Lease" means any lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments due during the initial term of such lease or license, on a present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease or license.

      "General Partner" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

      "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

      (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross Offering Proceeds" means the gross amount of Capital Contributions (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the Partnership.

      "Gross Revenue" means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

      "Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

      "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

      "Interest" or "Partnership Interest" means the limited partnership unit or other indicia of ownership in the Partnership. The entire ownership interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including, without limitation, such Partner's right (a) to a distributive share of the Cash From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the Partnership and its assets, and of the Partnership's Profits or Losses for Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

      "Investment in Equipment and Financing Transactions" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired, and investment in Financing Transactions entered into or acquired, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (not exceeding 3% of Capital Contributions) and excluding Front-End Fees.

      "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Involuntary Withdrawal" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

      "Joint Venture" means any syndicate, group, pool, general partnership, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program sponsored by the General Partner or any Affiliate of the General Partner or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

      "Lease" means any Full-Payout Lease and any Operating Lease.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the Partnership.

      "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

      "Lessee" means a lessee or license under a Lease.

      "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

      "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

      "Management Fees" means, for any Fiscal Year, an annual fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual gross rental revenues realized under Operating Leases, (ii) an amount equal to 2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual gross principal and interest revenues realized in connection with Financing Transactions and (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing and re-leasing or re-licensing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

      "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 1,000,000 Units of Partnership Interest on or before the Final Closing Date.

      "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

      "NASAA  Guidelines"  means the  Statement  of Policy  regarding  Equipment
      Programs   adopted  by  the  North  American   Securities   Administrators
      Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Disposition Proceeds" means the proceeds realized by the Partnership from the Sale or other disposition of an item of Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other Partnership property, less all related Partnership liabilities.

      "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased or licensed asset and where the noncancelable rental or royalty payments pursuant to such Lease are absolutely net to the Partnership.

      "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O Expense Allowance" means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) $3.50.

      "Offering" means the offering of Units pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating Expenses" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Partnership Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in
      (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Partnership Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment;
      (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

      "Operating Lease" means a lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments during the original term of such lease or license, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased or licensed thereby.

      "Operations"   means  all   operations   and   activities  of  the
      Partnership except Sales.

      "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      "Original Limited Partner" means Charles Duggan.

      "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

      "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partner   Nonrecourse   Deductions"   shall   consist   of  those
      deductions  and  in  those  amounts   specified  in  Treas.   Reg.
      Sections 1.704-2(i)(2) and (j).

      "Partnership" means ICON Cash Flow Partners L.P. Seven, the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

      "Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 6.2(d) of this Agreement.

      "Partnership Minimum Gain" has the meaning specified in Treasury Regulation SectionSection 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partnership   Nonrecourse  Deductions"  shall  consist  of  those
      deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      "Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

      "Permitted Investment" means an investment in any of (a) certificates of deposit or savings or money-market accounts insured by the Federal Deposit Insurance Corporation of banks located in the United States; (b) short-term debt securities issued or guaranteed by the United States
      Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments and
      (d) shares of one or more public investment companies (but excluding any such company managed by any Affiliate of the General Partner) registered with the Commission whose assets exceed $10,000,000 and are invested in such money market investments and held by an independent custodian.

      "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

      "Prior Program" means any Program previously sponsored by the General Partner or any Affiliate of the General Partner.

      "Prior Public Programs" means ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, and ICON Cash Flow Partners, L.P., Series E and ICON Cash Flow Partners L.P. Six.

      "Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.
      Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation
      calculations         described        in        Treas.        Reg.
      Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      "Profits from Operations" or "Losses from Operations" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.

      "Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

      "Program"  means  a  limited  or  general   partnership,   Joint  Venture,
      unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

      "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. 33-36376) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

      "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase or improvement of any item of Equipment or the acquisition or consummation of any Financing Transaction, as the case may be, including the amount of the related Acquisition Fees and all liens and encumbrances on such item of Equipment or Financing Transaction (but excluding "points" and prepaid interest), plus that portion of the reasonable, necessary and actual expenses (limited to accounting, auditing or other such services, interest and principal payments, and loan commitment and other financing fees on funds used to acquire or maintain Equipment or Financing Transactions)
      incurred by the General Partner or any such Affiliate in acquiring Equipment or Financing Transactions on an arm's length basis with a view to transferring such Equipment or Financing Transaction to the Partnership, which is allocated to the Equipment or Financing Transaction in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles, reduced (to a negative figure, if applicable) by the aggregate amount of any revenues from such Equipment or Financing Transaction payable to the General Partner or such Affiliate during the period from such acquisition until the Equipment is transferred to the Partnership.

      "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

      "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

      "Registration Statement" means the Registration Statement on Form S-1 (No. 33-36376) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

      "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

      "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Disposition Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

      "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of existence of the Partnership; (iii) Sponsor's compensation; or
      (iv) the Partnership's investment objectives.

      "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

      "Sale"  means the sale,  exchange,  involuntary  conversion,  foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Equipment and Financing Transactions.

      "Sales Commissions" means, with respect to any Unit, an amount equal to 8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

      "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Segment" shall mean each period consisting of that portion of any calendar month that includes either the first through the fifteenth day of such month or the sixteenth through the last day of such month, commencing with the first such period ending after the Initial Closing Date; provided that the first Segment shall begin on the first day after the Initial Closing Date and end on the earlier of the fifteenth or the last day of the month in which the Initial Closing Date occurs and the final Segment shall end on the date of final liquidation of the Partnership.

      "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      "Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Sponsor" means any Person directly or indirectly instrumental in organizing, in whole or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of such Person. The term Sponsor does not include any Person whose only relationship to the Partnership is that of (1) an independent equipment manager and whose only compensation is as such or (2) a wholly independent third party, such as an attorney, accountant or underwriter, whose only compensation is for professional services rendered in connection with the Offering.

      "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      "Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

      "Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

      "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

      "Tax Counsel" means Whitman Breed Abbott & Morgan, New York, New York, or such other tax counsel acceptable to the General Partner.

      "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of this Agreement.

      "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twenty-four (24) months following the Effective Date, and (c) the termination of the Offering by the General Partner at any time.

      "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" means, in the aggregate, fees in an amount equal to 2.0% of the Gross Offering Proceeds of Units sold.

      "Unit" means a Unit of  Partnership  interest  held by any Limited
      Partner.

      "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      "User" means any (a) manufacturer, (b) unrelated third-party lessor of equipment to non-Affiliated equipment users, (c) equipment user to whom the Partnership provides financing pursuant to a Financing Transaction and
      (d) intangibles user to whom the Partnership leases or licenses intangible assets pursuant to a Financing Transaction.

      "Volume Discount" means the following discounts in the price of Units to which investors purchasing Units in volume are entitled:

===========---------------------------------------------=======
                                          Net Purchase
           Number of Units   Discount        Price
===========---------------------------------------------=======
           2,499 or less       None         $100.00
===========---------------------------------------------=======
           2,500 to 4,999      $2.50        $ 97.50
===========---------------------------------------------=======
           5,000 to 9,999      $3.50        $ 96.50
===========---------------------------------------------=======
           10,000 to 19,999    $4.50        $ 95.50
===============================================================
           20,000 or more      $6.50        $ 93.50
===============================================================

      "Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's General Partnership Interest pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

      "Withdrawn General Partner" means a General Partner which has completed a Withdrawal in accordance with the provisions of this Agreement.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                    ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                       BY:


s/Beaufort J. B. Clarke                        s/Charles Duggan
BEAUFORT J. B. CLARKE, President               CHARLES DUGGAN

                                    SCHEDULE A


              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                    Capital Contributions Made

I.    General Partner

      ICON Capital Corp.                                 $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Charles Duggan                                     $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       ICON CASH FLOW PARTNERS L.P. SEVEN

                                TABLE OF CONTENTS
                                                                      Page

Section 1. ESTABLISHMENT OF PARTNERSHIP..............................  1

Section 2. NAME,  PRINCIPAL OFFICE,  NAME AND ADDRESS OF REGISTERED
      AGENT
            FOR SERVICE OF PROCESS...................................  1
      2.1  Legal Name and Address....................................  1
      2.2  Address of Partners.......................................  1

Section 3. PURPOSES AND POWERS.......................................  2
      3.1  Purposes..................................................  2
      3.2  Investment Objectives and Policies........................  2
      3.3  Powers....................................................  2

Section 4. TERM......................................................  3

Section 5. PARTNERS AND CAPITAL......................................  3
      5.1  General Partner...........................................  3
      5.2  Original Limited Partner..................................  3
      5.3  Limited Partners..........................................  3
      5.4  Partnership Capital.......................................  5
      5.5  Capital Accounts..........................................  5
      5.6  Additional Capital Contributions . . . . .................. 6
      5.7  Loans by Partners.......................................... 6
      5.8  No Right to Return of Capital.............................. 6

Section 6. GENERAL PARTNER............................................ 6
      6.1  Extent of Powers and Duties................................ 6
      6.2  Limitations on the Exercise of Powers of General Partner... 9
      6.3  Limitation  on  Liability  of  General  Partner  and its
           Affiliates; Indemnification............................... 12
      6.4  Compensation of General Partner and its Affiliates........ 13
      6.5  Other   Interests   of  the  General   Partner  and  its
           Affiliates................................................ 16

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS................ 17
      7.1  Absence of Control Over Partnership Business.............. 17
      7.2  Limited Liability......................................... 17

Section 8. DISTRIBUTIONS AND ALLOCATIONS............................. 18
      8.1  Distribution of  Distributable  Cash from Operations and
           Distributable Cash from Sales ............................ 18
      8.2  Allocations of Profits and Losses......................... 19
      8.38.3....Distributions and Allocations Among the Limited Partners
            21
      8.4  Tax Allocations: Code Section 704(c); Revaluations........ 22
      8.5  Compliance  with NASAA  Guidelines  Regarding  Front-End
           Fees...................................................... 22
      8.6  Return of Uninvested Capital Contribution................. 22
      8.7  Partner's Return of Investment in the Partnership......... 22
      8.8  No Distributions in Kind ................................. 22
      8.9  Partnership Entitled to Withhold.......................... 23

Section 9. WITHDRAWAL OF GENERAL PARTNER............................. 23
      9.1  Voluntary Withdrawal...................................... 23
      9.2  Involuntary Withdrawal.................................... 23
      9.3  Consequences of Withdrawal................................ 23
      9.4  Liability of Withdrawn General Partner.................... 24
      9.5  Continuation of Partnership Business...................... 24

Section 10...TRANSFER OF UNITS                                        24
      10.1 Withdrawal of a Limited Partner........................... 24
      10.2 Assignment................................................ 25
      10.3 Substitution.............................................. 26
      10.4 Status of an Assigning Limited Partner.................... 26
      10.5 Limited Right of Presentment for Redemption of Units...... 26

Section 11...DISSOLUTION AND WINDING-UP                               27
      11.1 Events Causing Dissolution................................ 27
      11.2 Winding Up of the Partnership;  Capital  Contribution by
           the General Partner Upon Dissolution...................... 27
      11.3 Application of Liquidation Proceeds Upon Dissolution...... 28
      11.4 No Recourse Against Other Partners........................ 29

Section 12...FISCAL MATTERS                                           29
      12.1 Title to Property and Bank Accounts....................... 29
      12.2 Maintenance of and Access to Basic Partnership Documents.. 29
      12.3 Financial Books and Accounting............................ 30
      12.4 Fiscal Year............................................... 30
      12.5 Reports................................................... 30
      12.6 Tax Returns and Tax Information........................... 32
      12.7 Accounting Decisions...................................... 32
      12.8 Federal Tax Elections..................................... 32
      12.9 Tax Matters Partner....................................... 33
      12.10Reports to State Authorities.............................. 34

Section 13.MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS         34
      13.1 Meetings of the Limited Partners.......................... 34
      13.2 Voting Rights of the Limited Partners..................... 35
      13.3 Limitations on Action by the Limited Partners............. 35

Section 14....AMENDMENTS                                              35
      14.1 Amendments by the General Partner......................... 35
      14.2 Amendments with the Consent of the Majority Interest...... 36

Section 15....POWER OF ATTORNEY                                       36
      15.1 Appointment of Attorney-in-Fact........................... 37
      15.2 Amendments  to  Agreement  and  Certificate  of  Limited
           Partnership............................................... 37
      15.3 Power Coupled With an Interest............................ 37

Section 16.....GENERAL PROVISIONS                                     37
      16.1 Notices, Approvals and Consents........................... 37
      16.2 Further Assurances........................................ 38
      16.3 Captions.................................................. 38
      16.4 Binding Effect............................................ 38
      16.5 Severability.............................................. 38
      16.6 Integration............................................... 38
      16.7 Applicable Law............................................ 38
      16.8 Counterparts.............................................. 38
      16.9 Creditors................................................. 39
      16.10Interpretation............................................ 39
      16.11Successors and Assigns.................................... 39
      16.12Waiver of Action for Partition............................ 39

Section 17..DEFINITIONS                                               39
                                      A-ii

                                          EXHIBIT B

                                   PRIOR PERFORMANCE TABLES
                                FOR THE PRIOR PUBLIC PROGRAMS

                                   Prior Performance Tables

     The following unaudited tables disclose certain information relating to the performance, operations and investment for six of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("LP Six"), collectively the "Prior Public Programs"). Purchasers of the Units of limited partnership interest in ICON Cash Flow Partners L.P. Seven being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                        Description                                 Page

   I             Experience in Raising and Investing Funds                B-2

  II             Compensation to the General Partner and Affiliates       B-4

 III             Operating Results of Prior Public Programs

                        * Series A                                        B-5
                        * Series B                                        B-7
                        * Series C                                        B-9
                        * Series D                                       B-11
                        * Series E                                       B-13
                        * LP Six                                         B-15

  IV             Results of Completed Prior Public Programs (None)       B-17

   V             Sales or Disposition of Equipment by Prior Public

                        * Series A                                       B-18
                        * Series B                                       B-21
                        * Series C                                       B-28
                        * Series D                                       B-32
                        * Series E                                       B-36
                        * LP Six                                         B-43

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                        Series A            Series B              Series C               Series D

Dollar amount offered                             $40,000,000          $20,000,000          $20,000,000           $40,000,000
                                                  ===========          ===========          ===========           ===========

Dollar amount raised                              $2,504,500  100.0%   $20,000,000  100.0%  $20,000,000 100.0%    $40,000,000 100.0%

Less:  Offering expenses:
  Selling commissions                                262,973   10.5%    1,800,000     9.0%   2,000,000   10.0%     4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                100,180    4.0%      900,000     4.5%     600,000    3.0%     1,400,000    3.5%

Reserves                                              25,045    1.0%      200,000     1.0%     200,000    1.0%       400,000    1.0%
                                                  ----------  -----    ----------   -----   ----------  -----     ----------   -----

Offering proceeds available for investment        $2,116,302   84.5%   $17,100,000   85.5%  $17,200,000  86.0%    $34,200,000  85.5%
                                                  ==========  =====    ===========  =====   =========== =====     ===========  =====

Debt proceeds                                     $4,190,724           $46,092,749          $50,355,399           $65,062,589
                                                  ==========           ===========          ===========           ===========

Total equipment acquired                          $7,576,758           $65,580,973          $70,257,280           $125,950,793
                                                  ==========           ===========          ===========           ============

Acquisition fees paid to General Partner
  and its affiliates                              $  206,710           $2,219,998           $2,396,810            $4,539,336
                                                  ==========           ==========           ==========            ==========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price                                       81.84%               82.23%               82.70%                82.02%
  Acquisition fees paid to General Partner
    or its Affiliates                                   2.66%                3.27%                3.30%                 3.48%
                                                  ----------           ----------           ----------            ----------

Percent invested                                        84.5%                85.5%                86.0%                 85.5%
                                                  ==========           ==========           ==========            ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)           55.31%               70.28%               71.67%                51.66%

Date offering commenced                                1/9/87              7/18/89              12/7/90               8/23/91

Original offering period (in months)                     24                  18                   18                    18

Actual offering period (in months)                       24                  17                    7                    10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                              24                  18                   10                     4

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                           Series E                  L.P. Six

Dollar amount offered                              $80,000,000                $120,000,000
                                                   ===========                ============

Dollar amount raised                               $61,041,151    100.0%      $38,385,712    100.0%

Less:  Offering expenses:
  Selling commissions                                6,104,115     10.0%        3,838,571     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                2,136,440      3.5%        1,343,500      3.5%

Reserves                                               610,412      1.0%          383,857      1.0%
                                                   -----------    -----       -----------     ----

Offering proceeds available for investment         $52,190,184     85.5%      $32,819,784     85.5%
                                                   ===========    =====       ===========     ====

Debt proceeds                                      $118,174,329               $110,105,846
                                                   ============               ============

Total equipment acquired                           $204,297,446               $154,419,513
                                                   ============               ============

Acquisition fees paid to General Partner
  and its affiliates                               $ 7,021,906                $ 4,390,033
                                                   ===========                ===========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price                                         82.18%                     82.74%
  Acquisition fees paid to General Partner
    or its Affiliates                                     3.32%                      2.76%
                                                   -----------                -----------

Percent invested                                          85.5%                      85.5%
                                                   ===========                ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)             57.84%                     71.30%

Date offering commenced                                 6/5/92                   11/12/93

Original offering period (in months)                      24                        24

Actual offering period (in months)                        13                        24

Months to invest 90% of amount available for
  investment (measured from the beginning
  of offering)                                             9                        16

                                              TABLE II

                         Compensation to the General Partner and Affiliates
                                             (unaudited)


The following table sets forth certain information concerning the compensation derived by the General Partner and its affiliates from its Prior Public
Programs:

                                         Series A       Series B      Series C     Series D     Series E     L.P. Six

Date offering commenced ...............     1/9/87       7/18/89       12/7/90      8/23/91       6/5/92     11/12/93

Date offering closed ..................     1/8/89      11/16/90       6/20/91       6/5/92      7/31/93      11/8/95

Dollar amount raised .................. $2,504,500   $20,000,000   $20,000,000  $40,000,000  $61,041,151   $38,385,712
                                        ==========   ===========   ===========  ===========  ===========  ============

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting and sales commissions .. $   63,450   $   215,218   $   413,120  $   807,188  $ 1,226,111  $    767,714
                                        ==========   ===========   ===========  ===========  ===========  ============

  Organization and offering
    reimbursements .................... $  100,180   $   900,000   $   600,000  $ 1,400,000  $ 2,136,440  $  1,343,500
                                        ==========   ===========   ===========  ===========  ===========  ============

  Acquisition fees .................... $  206,710   $ 2,219,998   $ 2,396,810  $ 4,539,336  $ 7,021,906  $  4,390,033
                                        ==========   ===========   ===========  ===========  ===========  ============

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates ...... $4,820,518   $20,678,586   $20,781,560  $30,597,149  $77,103,875  $24,845,848
                                        ==========   ===========   ===========  ===========  ===========  ============

Amount paid or accrued to General Partner and Affiliates:

  Management fee ...................... $  306,061   $ 2,782,287   $ 2,646,269  $ 3,990,456  $ 5,498,263  $  2,306,163
                                        ==========   ===========   ===========  ===========  ===========  ============

  Administrative expense
  reimbursements ...................... $  104,812   $   648,807   $   514,087  $ 1,385,155  $ 2,872,357  $  1,163,626
                                        ==========   ===========   ===========  ===========  ===========  ============



                                              TABLE III

                        Operating Results of Prior Public Programs - Series A
                                             (unaudited)


     The  following  table  summarizes  the  operating  results of Series A. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the Three
                                       Months Ended March 31,                        For the Years Ended December 31,
                                       ---------------------      -----------------------------------------------------------------

                                                1997                 1996          1995          1994           1993         1992
                                                ----                 ----          ----          ----           ----         ----

Revenues                                    $   8,053             $  53,041     $ 128,935     $ 188,148      $ 317,069    $ 279,699
Net gain (loss) on sales or remarketing
  of equipment                                 26,309               142,237        74,970        87,985        118,143       14,608
                                            ---------             ---------     ---------     ---------      ---------    ---------
Gross revenue                                  34,362               195,278       203,905       276,133        435,212      294,307

Less:
    Interest expense                            2,625                15,092        39,350        63,423         84,324       81,976
    General and administrative                  2,931                32,252        36,641        34,468         32,040       24,601
    Provision for bad debts (3)                   -                    -           10,000        33,500         87,551      133,569
    Depreciation expense                          -                    -           18,236        46,330         97,179       91,244
    Administrative expense reimbursement
      - General Partner                         1,297                 7,133         9,690        11,404          4,125         -
    Management fees - General Partner             735                 4,055         5,951        13,607         36,261       39,297
    Amortization of initial direct costs          -                    -             -               27            686        4,129
                                            ---------             ---------     ---------     ---------      ---------    ---------
Net income (loss) - GAAP                    $  26,774             $ 136,746     $  84,037     $  73,374      $  93,046    $ (80,509)
                                            =========             =========     =========     =========      =========    =========

Net income (loss) - GAAP - allocable to
    limited partners                        $  25,435             $ 129,909     $  79,835     $  69,705      $  88,394    $ (76,484)
                                            =========             =========     =========     =========      =========    =========

Taxable income from operations (2)                 (1)              198,523     $  94,532     $ 111,397        130,892    $ 216,617
                                            =========             =========     =========     =========      =========    =========

Cash generated from operations              $  73,381             $ 210,327     $ 268,467     $ 301,679      $ 382,184    $ 499,383
Cash generated from sales                      30,659               202,787       136,363       216,200        490,078       72,608
Cash generated from refinancing                   -                    -             -              -              -            -
                                            ---------             ---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales and
    refinancing                               104,040               413,114       320,793       517,879        872,262      571,991

Less:
    Cash distributions to investors from
      operations,
      sales and refinancing                    56,351               225,405       225,533       233,651        356,915      385,108
    Cash distributions to General Partner
      from operations,
      sales and refinancing                     2,966                11,863        11,867        12,297         18,785       20,269
                                            ---------             ---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales
    and refinancing after cash
    distributions                           $  44,723             $ 175,846     $  83,393     $ 271,931      $ 496,562    $ 166,614
                                            =========             =========     =========     =========      =========    =========


                                    TABLE III

                                   (unaudited)


                                               For the Three
                                           Months Ended March 31,                     For the Years Ended December 31,
                                           ---------------------       ------------------------------------------------------------


                                                   1997                   1996        1995         1994         1993        1992
                                                   ----                   ----        ----         ----         ----        ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable from operations (2)                           (1)           $    37.65   $   35.86    $   42.25    $   49.65   $    82.17
                                               ============           ==========   =========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                          $   10.16              $    38.13   $   31.88    $   27.83    $   35.29        -
    Return of capital                          $   12.34              $    51.87   $   58.18    $   65.46    $  107.22   $   153.77

  Source (on Cash basis)
    -  Operations                              $   22.50              $    83.98   $   90.06    $   93.29    $  142.51   $   153.77
    -  Sales                                           -                    6.02        -            -            -           -
    -  Refinancing                                     -                   -            -            -            -           -
    -  Other                                           -                   -            -            -            -           -

Weighted average number of limited
  partnership ($500)
  units outstanding                                5,009                   5,009       5,009        5,009        5,009        5,009
                                               =========              ==========   =========    =========    =========   ==========
















(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series B
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series B. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three
                                     Months Ended March 31,                       For the Years Ended December 31,
                                     ----------------------        --------------------------------------------------------------

                                             1997                     1996        1995         1994          1993        1992
                                             ----                     ----        ----         ----          ----        ----

Revenue                                   $  80,274                $  342,739   $  715,841   $1,327,962   $2,526,762   $4,569,135
Net gain on sales or remarketing
  of equipment                               28,197                   176,924      480,681      288,714      185,542       74,302
                                          ---------                ----------   ----------    ---------    ---------   ----------
Gross revenue                               108,471                   519,663    1,196,522    1,616,676    2,712,304    4,643,437

Less:
  Interest expense                           21,262                    45,619      182,419      612,643    1,285,458    2,164,581
  General and administrative                 14,445                   102,721      102,334      102,444      120,094       55,188
  Administrative expense reimbursement
    - General Partner                        11,922                    50,841       85,848      153,287       38,467        -
  Management fees - General Partner (5)        -                     (228,906)      84,811      151,316      517,107      727,931
  Depreciation expense                         -                         -          54,799      106,001      244,819    1,070,890
  Amortization of initial direct costs         -                            4       33,433      100,949      255,570      507,241
  Provision for bad debts (3)                  -                         -          25,000        -           20,000        8,734
  Write down of estimated residual values      -                         -            -           -            -          506,690
                                          ---------                ----------   ----------    ---------    ---------   ----------

Net income (loss) - GAAP                  $  60,842                $  549,384   $  627,878    $ 390,036    $ 230,789   $ (397,818)
                                          =========                ==========   ==========    =========    =========   ==========

Net income (loss) - GAAP - allocable to
  limited partners                        $  60,234                $  543,890   $  621,599    $ 386,136    $ 228,461   $ (393,840)
                                          =========                ==========   ==========    =========    =========   ==========

Taxable income from operations (2)               (1)               $  740,381   $2,363,289    $ 475,707    $ 103,180   $  140,974
                                          =========                ==========   ==========    =========    =========   ==========

Cash generated from operations            $ 303,180                $1,002,547   $  999,015      800,648   $2,434,478   $3,238,479
Cash generated from sales                    28,364                   600,737    2,148,030   $3,443,168    1,129,325      741,775
Cash generated from refinancing           1,500,000                     -            -            -           -           -
                                          ---------                ----------   ----------   ----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                             1,381,544                 1,603,284    3,147,045    4,243,816    3,563,803    3,980,254

Less:
  Cash distributions to investors from
    operations, sales
    and refinancing                         449,550                 1,798,200    1,799,763    1,800,000    2,466,667    2,800,000
  Cash distributions to General Partner
    from operations, sales
    and refinancing                           4,540                    18,164       18,180       18,182       24,917       28,283
                                          ---------                ----------   ----------    ---------    ---------   ----------

Cash generated from (used by) operations,
  sales and refinancing after
  cash distributions                      $1,377,454               $ (213,080)  $1,329,102   $2,425,634   $1,072,219   $1,151,971
                                          ==========               ==========   ==========   ==========   ==========   ==========


                                    TABLE III

                                   (unaudited)

                                    For the Three
                                Months Ended March 31,                       For the Years Ended December 31,
                                ---------------------         ------------------------------------------------------------

                                       1997                      1996        1995         1994         1993        1992
                                       ----                      ----        ----         ----         ----        ----

Tax data and distributions per
  $1,000 limited
  partner investment

Federal income tax results:
  Taxable from operations (2)               (1)              $    36.69   $  116.99    $   23.55    $    5.11   $     6.98
                                   ============              ==========   =========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income              $    19.49                $    27.23   $   31.08    $   19.31    $   11.42        -
    Return of capital              $     3.01                $    62.78   $   58.92    $   70.69    $  111.91   $   140.00

  Source (on Cash basis)
    -  Operations                  $    15.17                $    50.18   $   49.96    $   39.63    $  120.50   $   140.00
    -  Sales                             1.42                     30.07       40.04        50.37         2.83        -
    -  Refinancing                       5.91                     -            -           -            -            -
    -  Other                            -                          9.75        -           -            -            -

Weighted average number of
  limited partnership
  ($100) units outstanding            199,800                   199,800     199,986      200,000      200,000      200,000
                                   ==========                ==========   =========    =========    =========   ==========







(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non- performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(5) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and $171,000 of additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series C
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series C. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three Months
                                            Ended March 31,                         For the Years Ended December 31,
                                         --------------------       ---------------------------------------------------------------

                                                1997                  1996        1995          1994         1993          1992
                                                ----                  ----        ----          ----         ----          ----

Revenues                                    $   133,661             $ 659,218   $  964,104    $1,775,547   $3,203,141    $6,146,119
Net gain on sales or remarketing
  of equipment                                   13,712               511,331       95,250       361,407      101,463        43,020
                                            -----------             ---------   ----------    ----------    ---------    ----------
Gross revenue                                   147,373             1,170,549    1,059,354     2,136,954    3,304,604     6,189,139

Less:
  Interest expense                                5,186                16,809      253,143       920,433    1,715,520     3,510,307
  Administrative expense reimbursement
    - General Partner                            18,973                93,494      130,482       174,261       78,969         -
  Management fees - General Partner              18,726                92,360      128,533       171,135      695,662       969,667
  General and administrative                      5,640                37,247      107,419       104,307      133,274       354,559
  Amortization of initial direct costs           -                      6,912       38,892       154,879      427,625       865,051
  Depreciation expense                           -                      -            -           224,474      393,185       694,933
  Provision for/(reversal of) bad debt (3)       -                      -            -           141,000      (90,000)      135,000
  Write down of estimated residual value         -                      -            -             -            -         1,412,365
                                            -----------             ---------   ----------    ----------    ---------     ---------

Net income (loss) - GAAP                    $    98,848             $ 923,727   $  400,885    $  246,645    $ (49,631)  $(1,752,743)
                                            ===========             =========   ==========    ==========    =========   ===========

Net income (loss) - GAAP
  - allocable to limited partners                97,860             $ 914,490   $  396,876    $  244,000    $ (49,135)  $(1,735,216)
                                            ===========             =========   ==========    ==========    =========   ===========

Taxable income (loss) from
  operations (2)                                (1)                $1,768,103   $ (649,775)  $(3,611,476)  $1,780,593    $1,722,134
                                            ===========            ==========   ==========   ===========   ==========    ==========

Cash generated from operations              $   899,352             $1,987,290  $  391,072    $2,854,887    $2,694,348   $2,861,889
Cash generated from sales                        35,514              1,289,421   3,058,969     1,665,032     1,266,452      245,274
Cash generated from refinancing                  -                      -          -              -            -             -
                                            -----------            ----------- -----------   -----------    ----------   ----------

Cash generated from operations,
  sales and refinancing                         934,866              3,276,711   3,450,041     4,519,919     3,960,800    3,107,163

Less:
  Cash distributions to investors from
    operations,
    sales and refinancing                       446,558             1,786,992    1,796,363     1,799,100    2,466,667     2,800,000
  Cash distributions to
    General Partner from
    operations, sales and refinancing             4,510                18,050       18,144        18,173       24,916        28,283
                                            -----------             ---------   ----------    ----------    ---------     ---------

Cash generated from operations,
  sales and
  refinancing after cash distributions      $   483,798             $1,471,669  $1,635,534    $2,702,646    $1,469,217    $ 278,880
                                            ===========             ==========  ==========    ==========    ==========    =========


TABLE III

(unaudited)


                                          For the Three Months
                                             Ended March 31,                          For the Years Ended December 31,
                                          --------------------       --------------------------------------------------------------

                                                 1997                   1996        1995          1994          1993       1992
                                                 ----                   ----        ----          ----          ----       ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable (loss) from
  operations (2)                                 (1)                 $   88.16   $   (32.24)   $  (178.86)   $   88.14   $   85.25
                                            ===========              =========   ==========    ==========    =========   =========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                       $      4.93              $   46.06   $    19.87    $    12.21        -           -
    Return of capital                       $     17.57              $   43.94   $    70.13    $    77.79    $  123.33   $  140.00

  Source (on Cash basis)
    -  Operations                           $     22.50              $   90.00   $    19.59    $    90.00    $  123.33   $  140.00
    -  Sales                                      -                       -           70.41         -             -           -
    -  Refinancing                                -                       -            -            -             -           -
    -  Other                                      -                       -            -            -             -           -

Weighted average number of
  limited partnership
  ($100) units outstanding                      198,470                198,551      199,558       199,900      199,992     200,000
                                            ===========              =========   ==========    ==========    =========   =========










(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series D
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series D. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                For the Three                                  For the Years
                                            Months Ended March 31,                           Ended December 31,
                                            ---------------------   ----------------------------------------------------------------

                                                     1997              1996          1995           1994        1993         1992
                                                     ----              ----          ----           ----        ----         ----

Revenues                                          $  583,215        $3,619,457    $3,270,722    $ 3,661,321  $6,300,753   $7,519,451
Net gain on sales or remarketing of equipment        302,687         2,391,683     1,931,333      1,199,830     313,468       31,225
                                                  ----------         ---------    ----------    -----------   ---------    ---------
Gross revenue                                        885,902         6,011,140     5,202,055      4,861,151   6,614,221    7,550,676

Less:
  Management fees - General Partner                  138,961           685,103       594,623        778,568     996,356      751,419
  Amortization of initial direct costs               108,858           614,441       511,427        580,457     931,983      937,320
  General and administrative                          37,849           217,378       273,663        412,655     184,604       33,228
  Interest expense                                   265,859         1,651,940       621,199        652,196   1,261,312    1,344,123
  Provision for bad debts (4)                           -                 -          150,000        475,000     575,000      850,000
  Administrative expense reimbursement
    - General Partner                                 64,555           301,945       257,401        337,867     423,387        -
  Depreciation expense                                  -                 -            -              4,167   1,144,609    2,773,402
                                                  ----------         ----------   ----------    -----------   ----------   ---------

Net income - GAAP                                 $  269,820         $2,540,333   $2,793,742    $ 1,620,241   $1,096,970   $ 861,184
                                                  ==========         ==========   ==========    ===========   ==========   =========

Net income - GAAP - allocable to limited partners $  267,122         $2,514,930   $2,765,805    $ 1,604,039   $1,086,000   $ 852,572
                                                  ==========         ==========   ==========    ===========   ==========   =========

Taxable income from operations (2)                        (1)        $3,097,307   $1,641,323    $ 2,612,427   $5,766,321  $1,883,943
                                                  ==========         ==========   ==========    ===========   ==========  ==========

Cash generated from operations                    $  904,512         $1,621,624   $2,756,354    $ 1,969,172   $6,330,281  $8,297,264
Cash generated from sales                          8,738,593         15,681,303    6,776,544      9,054,589    5,143,299     199,841
Cash generated from refinancing                        -              5,250,000    4,148,838         -            -            -
                                                  ----------         ----------   ----------    -----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                                      9,643,105         22,552,927   13,681,736     11,023,761   11,473,580   8,497,105

Less:
  Cash distributions to investors from operations,
    sales and refinancing                          1,397,054          5,588,508    5,589,207      5,596,503    5,600,000   4,347,156
  Cash distributions to General Partner from
    operations, sales and refinancing                 14,112             56,450       56,457         56,530       56,564      43,911
                                                  ----------          ---------   ----------    -----------    ---------   ---------

Cash generated from operations, sales and
  refinancing after cash distributions            $8,231,939        $16,907,969   $8,039,072    $ 5,370,728   $5,817,016  $4,106,038
                                                  ==========        ===========   ==========    ===========   ==========  ==========

                                    TABLE III

                                   (unaudited)

                                           For the Three                                  For the Years
                                       Months Ended March 31,                           Ended December 31,
                                       ---------------------    ------------------------------------------------------------------

                                                1997              1996          1995            1994         1993          1992
                                                ----              ----          ----            ----         ----          ----


Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
    Taxable from operations (2)                      (1)        $   76.82     $   40.70      $   64.71     $  142.72     $   55.85
                                              ==========        =========     =========      =========     =========     =========

Cash distributions to investors (3)
    Source (on GAAP basis)
      Investment income                       $    6.69         $   63.00     $   69.28      $   40.13     $   27.15     $   25.53
      Return of capital                       $   28.31         $   77.00     $   70.72      $   99.87     $  112.85     $  104.65

    Source (on Cash basis)
      -  Operations                           $   22.66         $   40.62     $   69.04      $   48.77     $  140.00     $  130.18
      -  Sales                                    12.34             99.38         70.96          91.23         -              -
      -  Refinancing                               -                -             -              -             -              -
      -  Other                                     -                -             -                 -          -              -

Weighted average number of limited
     partnership
    ($100) units outstanding                    399,158           399,179       399,229        399,703       400,000       333,945
                                              =========         =========     =========      =========     =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-Series E
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series E. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the Three                                   For the Years Ended
                                       Months Ended March 31,                                  December 31,
                                       ---------------------      -----------------------------------------------------------------

                                               1997                  1996          1995           1994           1993        1992
                                               ----                  ----          ----           ----           ----        ----

Revenues                                    $2,000,001            $7,907,175   $10,570,473    $10,946,254    $8,748,076   $ 490,347
Net gain on sales or remarketing
  of equipment                                 214,999             1,942,041     1,610,392        628,027     1,486,575        -
                                            ----------             ---------   -----------    -----------     ---------   ---------
Gross revenue                                2,215,000             9,849,216    12,180,865     11,574,281    10,234,651     490,347

Less:
  Interest expense                             529,838             2,957,534     4,377,702      4,868,950     3,023,934     140,306
  Amortization of initial direct costs         253,389               887,960     1,530,505      1,840,714     1,667,212      74,126
  Management fees - General Partner            268,478             1,120,336     1,596,569      1,547,509       949,468      15,903
  Depreciation                                 265,428             1,061,711     1,061,712        289,478        18,037        -
  Administrative expense reimbursement
    - General Partner                          137,832               563,107       784,775        408,114       811,966     574,677
  General and administrative                   112,324               608,293       638,362        438,569       315,000      16,401
  Provision for bad debts (4)                    -                   400,000       600,000        250,000     2,186,750     150,000
  Minority interest in joint venture             4,076                 6,392         5,438          -             -           -
                                            ----------             ---------   -----------    -----------   -----------   ---------

Net income - GAAP                           $  643,635            $2,243,883   $ 1,585,802    $ 1,527,095    $1,499,573   $  93,611
                                            ==========            ==========   ===========    ===========    ==========   =========

Net income - GAAP
  - allocable to limited partner            $  637,199            $2,221,444   $ 1,569,944    $ 1,511,824    $1,484,577   $  92,675
                                            ==========            ==========   ===========    ===========    ==========   =========

Taxable income (loss) from operations(2)            (1)          $(3,280,008)  $ 1,700,386    $ 2,793,029    $3,293,140   $ 247,921
                                            ==========           ===========   ===========    ===========    ==========   =========

Cash generated from operations              $2,994,950           $13,210,339   $ 8,768,414    $17,597,929   $18,415,294   $ 974,501
Cash generated from sales                    9,256,632            10,358,637     7,419,261      6,492,842     9,416,909       -
Cash generated from refinancing              4,400,000            13,780,000     7,400,000         -         38,494,983       -
                                            ----------            ----------   -----------    -----------   -----------   ---------

Cash generated from operations,
  sales and refinancing                     16,651,582            37,348,976    23,587,675     24,090,771    66,327,186     974,501

Less:
  Cash distributions to investors
    from operations,
    sales and refinancing                    1,942,398             7,771,164     7,773,082     8,390,043      5,796,799     468,726
  Cash distributions to General Partner
    from operations,
    sales and refinancing                       19,620                78,496        78,512        78,582         58,637       4,735
                                            ----------             ---------   -----------    ----------     ----------   ---------

Cash generated from operations,
  sales and refinancing
  after cash distributions                 $14,689,564           $29,499,316   $15,736,081   $15,622,146    $60,471,750   $ 501,040
                                           ===========           ===========   ===========   ===========    ===========   =========


                                    TABLE III

                                   (unaudited)


                                                  For the Three                               For the Year Ended
                                              Months Ended March 31,                             December 31,
                                              ---------------------    ------------------------------------------------------------

                                                      1997                1996       1995          1994        1993         1992
                                                      ----                ----       ----          ----        ----         ----

Tax and distribution data per $1,000
  limited partner investment

Federal Income Tax results:
  Taxable income (loss) from operations (2)                 (1)        $  (53.28)  $   27.61    $   45.32   $    66.54   $    21.81
                                                    ==========         =========   =========    =========   ==========   ==========

Cash distributions to investors (3)
  Source (on GAAP basis)
    Investment income                               $    10.46         $   36.45   $   25.75    $   24.78   $    30.32   $     8.23
    Return of capital                               $    21.42         $   91.05   $  101.75    $  112.74   $    88.06   $    33.41

Source (on cash basis)
  - Operations                                      $    31.88         $  127.50   $  127.50    $  137.52   $   118.38   $    41.64
  - Sales                                                -                  -           -            -            -             -
  - Refinancings                                         -                  -           -            -            -             -
  - Other                                                -                  -           -            -            -             -

Weighted average number of limited partnership
($100) units outstanding                               609,380           609,503     609,650      610,080      489,966      112,552
                                                    ==========         =========   =========    =========   ==========   ==========















(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of L.P. Six. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                     For the Three                        For the Years
                                                                  Months Ended March 31,                Ended December 31,
                                                                  ---------------------        ----------------------------------

                                                                         1997                     1996         1995       1994
                                                                         ----                     ----         ----       ----

Revenues                                                              $1,798,526               $9,238,182  $6,622,180  $ 203,858
Net gain on sales or remarketing of equipment                             79,701                  338,574     107,733      -
                                                                       ---------                ---------   ---------  ---------
Gross revenue                                                          1,878,227                9,576,756   6,729,913    203,858

Less:
   Interest expense                                                      665,728                4,330,544   3,003,633      2,142
   Amortization of initial direct costs                                  418,146                1,349,977     828,154     12,748
   Management fees - General Partner                                     267,846                1,333,394     696,096      8,827
   Depreciation                                                          212,162                  848,649     636,487      -
   Administrative expense reimbursement - General Partner                133,007                  642,276     381,471      6,872
   Provision for bad debts (4)                                              -                     750,000     570,000     63,500
   Minority interest in joint venture                                     12,859                   31,413     177,769      -
   General and administrative                                             67,783                  657,470     360,235     38,879
                                                                       ---------                ---------   ---------    -------

Net income - GAAP                                                      $ 100,696                $(366,967)  $  76,068    $70,890
                                                                       =========                =========   =========    =======

Net income - GAAP - allocable to limited partners                      $  99,689                $(363,297)  $  75,307    $70,181
                                                                       =========                =========   =========    =======

Taxable income (loss) from operations (2)                                     (1)               $(574,054) $2,239,753    $71,033
                                                                       =========                =========  ==========    =======

Cash generated from operations                                         $ 427,979               $9,923,936  $8,776,203    $439,913
Cash generated from sales                                                821,791                8,684,744   1,016,807       -
Cash generated from refinancing                                        7,780,328                9,113,081  33,151,416       -
                                                                       ---------                ---------  ----------    --------

Cash generated from operations, sales and refinancing                  9,030,098               27,721,761  42,944,426     439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                             1,028,723                4,119,354   2,543,783     311,335
   Cash distributions to General Partner from operations,
     sales and refinancing                                                10,391                   41,613      25,694       3,145
                                                                       ---------                ---------   ---------    --------

Cash generated from operations, sales and refinancing
   after cash distributions                                           $7,990,984              $23,560,794 $40,374.949    $125,433
                                                                      ==========              =========== ===========    ========

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)

                                                                      For the Three                       For the Years
                                                                  Months Ended March 31,                Ended December 31,
                                                                  ---------------------      -------------------------------------

                                                                           1997                1996           1995         1994
                                                                           ----                ----           ----         ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (2)                                   (1)          $  (14.83)     $   85.13     $   22.15
                                                                        =========           =========      =========     =========

Cash distributions to investors (3)
   Source (on GAAP basis)
     Investment income                                                  $    2.60                -         $    2.89     $   22.10
     Return of capital                                                  $   24.27           $  107.50      $   94.78     $   75.94

   Source (on cash basis)
     - Operations                                                       $   11.18           $  107.50      $   97.67     $   98.04
     - Sales                                                                15.69                -             -              -
     - Refinancing                                                           -                   -             -              -
     - Other                                                                 -                   -             -              -

Weighted average number of limited partnership
   ($100) units outstanding                                               382,781             383,196        260,453        31,755

                                                                        =========           =========      =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE IV

                               Results of Completed Prior Public Programs
                                               (unaudited)














       No Prior Public Programs have completed operations in the five years ended March 31, 1997.

                                    TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                    Federal
         Type of              Year of      Year of       Acquisition     Net Book        Net           GAAP          Taxable
        Equipment           Acquisition  Disposition       Cost (1)      Value(2)     Proceeds(3)   Gain (Loss)    Gain (Loss)
------------------------  ---------------------------------------------------------------------------------------------------

Computers                      1988         1990           $32,352       $13,859       $16,955         $3,096         $1,064
Office Copier                  1988         1990          $180,922       $52,504       $52,504             $0       ($30,400)

Agriculture                    1988         1991           $19,032        $8,921        $7,225        ($1,696)       ($2,214)
Computers                      1988         1991            $8,450            $0          $465           $465             $0
Computers                      1989         1991          $363,540       $28,027       $56,077        $28,050        $14,962
Telecommunications             1990         1991          $827,804       $49,393            $0       ($49,393)            $0
Medical                        1988         1991           $29,756            $0            $0             $0       ($10,626)
Copiers                        1988         1991          $235,863            $0            $0             $0       ($18,115)

Agriculture                    1988         1992           $61,200       $25,810       $24,152        ($1,658)            $0
Computers                      1988         1992           $51,353            $0            $0             $0             $0
Copiers                        1988         1992          $195,875            $0            $0             $0             $0
Material Handling              1988         1992           $78,321            $0            $0             $0             $0
Medical                        1988         1992           $50,433       $15,250        $7,000        ($8,250)       $34,389
Computers                      1989         1992           $41,058        $4,553        $6,606         $2,053       ($13,951)
Copiers                        1989         1992           $81,913        $6,495        $6,495             $0         $1,114
Office Equipment               1989         1992           $81,986        $2,821       $12,298         $9,477       ($28,695)
Computers                      1991         1992            $3,607        $3,196        $4,142           $946         $1,076
Furniture And Fixtures         1992         1992            $4,325        $4,430        $4,390           ($40)           $65

Computers                      1988         1993           $71,813            $0            $0             $0             $0
Furniture                      1988         1993          $350,000            $0            $0             $0             $0
Medical                        1988         1993          $221,191          $182        $2,382         $2,200         $2,341
Agriculture                    1989         1993           $57,975        $2,050        $2,932           $882        ($1,724)
Printing                       1989         1993          $126,900        $5,661        $7,800         $2,139       ($10,729)
Reprographics                  1989         1993          $112,500          $115          $115             $0       ($12,079)
Computers                      1990         1993           $79,043            $0            $0             $0             $0
Reprographics                  1990         1993           $71,805        $8,391       $12,528         $4,137             $0
Retail                         1990         1993          $198,513      ($32,916)      $67,894       $100,810             $0
Video Production               1990         1993          $341,796       $67,965      $161,615        $93,650        $24,507
Computers                      1991         1993          $135,380        $6,540       $20,134        $13,594       ($50,622)
Fixture                        1992         1993            $2,267        $1,635        $1,824           $189            $11
Telecommunications             1992         1993           $20,000       $11,840       $11,200          ($640)       ($4,800)
Video Production               1992         1993            $3,362        $1,110          $592          ($518)       ($2,867)
Manufacturing & Prod           1993         1993           $22,660            $0            $0             $0             $0

Agriculture                    1988         1994           $30,000          $288          $288             $0             $0
Medical                        1988         1994           $46,050        $6,438        $6,438             $0             $0
Computers                      1989         1994           $71,152        $6,942          $500        ($6,442)       ($1,449)
Computers                      1991         1994          $156,552        $6,882       $16,611         $9,729       ($41,137)
Material Handling              1991         1994            $7,013        $1,973        $2,203           $230          ($604)
Medical                        1991         1994           $40,556      ($11,278)       $1,460        $12,738           $375
Fixture                        1992         1994            $3,396          $751          $845            $94        ($1,192)
Manufacturing & Prod           1992         1994           $17,103         ($199)           $0           $199        ($5,443)
Furniture                      1993         1994           $26,868            $0            $0             $0             $0
Manufacturing & Prod           1993         1994           $27,096       $10,139       $11,054           $915             $0
Agriculture                    1989         1994           $14,191          $350          $350             $0             $0
Printing                       1993         1994           $24,112       $24,030       $27,061         $3,031             $0

Computers                      1991         1995           $17,200          $173        $3,522         $3,349         $1,594
Copiers                        1991         1995           $49,081        $7,350        $7,423            $73        ($3,044)
Sanitation                     1991         1995           $21,452          $560        $4,818         $4,258         $3,010
Agriculture                    1992         1995            $7,828          $462          $737           $275        ($1,901)
Computers                      1993         1995           $64,391       $36,094        $5,863       ($30,231)            $0
Manufacturing & Prod           1993         1995           $28,557        $8,752        $8,912           $160             $0
Retail                         1993         1995           $28,507           ($9)         $697           $706             $0

Computers                      1991         1996           $35,618        $1,502       $20,150        $18,648        $19,571
Copiers                        1991         1996          $117,238       $17,784       $32,380        $14,596        $28,006
Material Handling              1991         1996           $14,996          $843        $3,223         $2,380         $3,432
Sanitation                     1991         1996           $35,854        $5,946        $5,649          ($297)        $5,260
Fixture                        1992         1996           $18,452        $1,909        $1,909             $0        ($1,919)
Computers                      1993         1996           $72,479         ($573)         $515         $1,088             $0
Furniture                      1993         1996            $9,978           ($2)           $0             $2             $0
Material Handling              1993         1996           $11,824            $0            $0             $0             $0
Manufacturing & Prod           1993         1996           $33,190          $400          $403             $3             $0
Retail                         1993         1996           $44,673           ($5)           $0             $0             $0
Sanitation                     1993         1996            $5,822            $0            $0             $0             $0
Video Production               1993         1996           $41,465       $12,099       $12,441           $342             $0
Medical                        1994         1996           $12,166          $960        $2,000         $1,040        ($4,259)

Computers                      1991         1997           $75,602        $4,349       $15,753        $11,403             (4)
Retail                         1993         1997            $6,088           $30           $30             $0             (4)
Computers                      1993         1997           $25,045            $0            $0             $0             (4)


(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                            Federal
           Type of       Year of      Year of        Acquisition        Net Book          Net             GAAP           Taxable
          Equipment    Acquisition  Disposition        Cost (1)         Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------------------------------------------------------------------------------------------------------------------------

Manufacturing & Prod      1990         1990            $31,129          $28,288         $34,142          $5,854          $3,013
Mining                    1990         1990           $145,227         $120,804        $120,804              $0              $0
Video Production          1990         1990            $10,201           $8,006          $9,086          $1,080            $671

Agriculture               1989         1991             $5,986           $4,003              $0         ($4,003)             $0
Computers                 1989         1991            $76,899          $52,134          $7,492        ($44,642)             $0
Construction              1989         1991            $48,299          $43,554          $7,784        ($35,770)        ($7,007)
Copiers                   1989         1991             $7,469           $4,997             $16         ($4,981)             $0
Environmental             1989         1991            $10,609          $11,546              $0        ($11,546)             $0
Furniture                 1989         1991            $86,965          $62,229         $19,339        ($42,890)             $0
Manufacturing & Prod      1989         1991            $55,125          $34,435         $12,807        ($21,628)             $0
Medical                   1989         1991             $9,447           $7,643              $0         ($7,643)             $0
Office Equipment          1989         1991            $25,171          $24,586             $64        ($24,522)        ($1,985)
Retail                    1989         1991             $4,405           $4,792              $0         ($4,792)             $0
Sanitation                1989         1991            $15,448          $17,983              $0        ($17,983)             $0
Telecommunications        1989         1991             $2,238               $0             $60             $60              $0
Transportation            1989         1991             $9,474          $10,801              $0        ($10,801)             $0
Video Production          1989         1991            $11,925           $1,762              $7         ($1,755)             $0
Agriculture               1990         1991            $35,245           $4,694              $0         ($4,694)        ($5,210)
Computers                 1990         1991         $2,671,588         $601,346        $136,169       ($465,177)      ($476,397)
Construction              1990         1991            $64,544          $29,979         $24,379         ($5,600)        ($9,949)
Copiers                   1990         1991            $30,699          $18,760            $911        ($17,849)             $0
Environmental             1990         1991            $14,658          $15,434              $0        ($15,434)             $0
Fixture                   1990         1991            $29,510          $27,027            $808        ($26,219)             $0
Furniture                 1990         1991            $53,420          $34,771          $3,598        ($31,173)        ($5,953)
Manufacturing & Prod      1990         1991           $526,568         $504,823        $226,978       ($277,845)       ($47,036)
Material Handling         1990         1991           $112,075          $59,977         $34,758        ($25,219)             $0
Medical                   1990         1991            $93,771          $47,016              $0        ($47,016)       ($19,410)
Mining                    1990         1991           $221,706               $0              $0              $0        ($82,375)
Miscellaneous             1990         1991            $29,443          $28,179              $0        ($28,179)             $0
Office Equipment          1990         1991            $44,560          $34,289            $760        ($33,529)             $0
Restaurant                1990         1991            $97,304          $45,062         $18,564        ($26,498)       ($24,787)
Retail                    1990         1991            $43,751          $18,362          $9,230         ($9,132)       ($12,624)
Sanitation                1990         1991           $171,345          $66,074         $77,146         $11,072        ($78,222)
Telecommunications        1990         1991           $980,613         $119,372              $0       ($119,372)       ($11,618)
Transportation            1990         1991            $13,434          $13,858              $0        ($13,858)             $0
Video Production          1990         1991            $46,645          $26,631          $3,754        ($22,877)        $11,741
Material Handling         1991         1991           $109,115         $108,512        $113,482          $4,970              $0

Agriculture               1989         1992            $89,766          $19,058         $21,912          $2,854        ($12,999)
Computers                 1989         1992            $60,747           $1,659          $2,593            $934              $0
Copiers                   1989         1992            $79,556          $10,817         $10,839             $22         ($9,798)
Furniture                 1989         1992            $35,512           $2,418          $2,911            $493              $0
Manufacturing & Prod      1989         1992           $117,236           $1,924          $1,936             $12              $0
Material Handling         1989         1992            $16,058             $670            $789            $119         ($7,845)
Medical                   1989         1992            $31,701           $7,548          $1,967         ($5,580)             $0
Office Equipment          1989         1992            $19,981           $1,381          $1,427             $46              $0
Printing                  1989         1992            $25,000           $3,510          $2,510         ($1,000)        ($8,247)
Telecommunications        1989         1992            $18,779           $1,910          $2,012            $102              $0
Video Production          1989         1992            $21,849           $3,275          $3,283              $8              $0
Agriculture               1990         1992            $46,968           $2,847          $3,463            $617         ($4,451)
Computers                 1990         1992         $3,872,456         $671,632        $342,387       ($329,245)    ($1,086,408)
Construction              1990         1992            $23,493           $1,229          $1,229              $0              $0
Copiers                   1990         1992            $19,240           $2,165          $3,524          $1,358         ($8,884)
Environmental             1990         1992             $7,195           $1,164          $1,164              $0         ($4,683)
Fixture                   1990         1992            $55,869           $7,661          $9,096          $1,436        ($34,594)
Furniture                 1990         1992            $58,095           $7,193          $7,719            $525        ($26,836)
Manufacturing & Prod      1990         1992           $192,143          $47,665         $43,213         ($4,452)       ($45,657)
Material Handling         1990         1992           $104,852          $23,011          $7,775        ($15,236)       ($15,648)
Medical                   1990         1992            $88,537          $12,382         $13,393          $1,011        ($38,945)
Miscellaneous             1990         1992             $4,999           $1,313          $1,236            ($77)        ($2,804)
Office Equipment          1990         1992         $1,203,666         $179,190          $2,513       ($176,678)        ($6,351)
Printing                  1990         1992             $4,055             $787            $787              $0         ($2,487)
Restaurant                1990         1992            $83,624             $194          $6,850          $6,657        ($12,961)
Retail                    1990         1992            $63,030          $35,999            $581        ($35,419)        ($1,296)
Sanitation                1990         1992           $200,642          $12,623         $13,101            $478        ($14,846)
Telecommunications        1990         1992            $64,899          $11,997          $4,965         ($7,032)       ($18,620)
Transportation            1990         1992             $7,610               $1              $1              $0              $0
Video Production          1990         1992            $18,558           $3,521          $4,302            $781         ($7,177)
Furniture                 1991         1992            $25,909          $28,313              $0        ($28,313)             $0
Manufacturing & Prod      1991         1992            $51,311          $47,497         $57,487          $9,990              $0
Material Handling         1991         1992            $10,023          $10,462         $10,595            $133              $0
Office Equipment          1991         1992            $15,789               $0              $0              $0              $0
Sanitation                1991         1992            $18,840          $10,122         $10,516            $394              $0

Agriculture               1989         1993            $31,500           $4,370         $10,095          $5,725          $1,431
Computers                 1989         1993            $93,554             $267            $661            $394              $0
Copiers                   1989         1993           $168,679          $19,448         $23,072          $3,624        ($26,046)
Furniture                 1989         1993           $116,287          $17,152         $19,536          $2,384         ($9,084)
Manufacturing & Prod      1989         1993            $14,804           $2,832          $3,541            $709              $0
Material Handling         1989         1993            $20,725               $0          $1,650          $1,650              $0
Office Equipment          1989         1993            $81,777             $990         $17,490         $16,500         ($4,999)
Telecommunications        1989         1993             $2,524               $0              $0              $0              $0
Video Production          1989         1993            $22,321               $0              $0              $0              $0
Agriculture               1990         1993           $132,350          $11,556         $11,963            $407        ($42,903)
Automotive                1990         1993            $75,730          $45,795         $51,888          $6,093         ($3,043)
Computers                 1990         1993         $1,069,393         $140,198        $164,423         $24,225       ($267,270)
Construction              1990         1993            $41,779           $5,058          $5,075             $17         ($9,774)
Copiers                   1990         1993            $23,318           $3,058          $2,505           ($553)        ($7,670)
Fixture                   1990         1993            $73,038          $10,235         $10,235              $0        ($22,303)
Furniture                 1990         1993           $118,834          $11,204         $11,509            $305        ($10,168)
Manufacturing & Prod      1990         1993         $1,120,324         $139,342        $186,899         $47,557       ($271,929)
Material Handling         1990         1993           $210,922          $20,462         $29,157          $8,695        ($51,481)
Medical                   1990         1993           $380,749          $56,711         $37,821        ($18,890)       ($68,880)
Office Equipment          1990         1993            $69,232           $8,695          $9,275            $580        ($18,731)
Printing                  1990         1993             $6,061           $1,431          $1,050           ($381)        ($1,388)
Reprographics             1990         1993            $82,000           $8,200         $40,000         $31,800          $7,109
Restaurant                1990         1993           $121,682          $10,330         $11,517          $1,187        ($28,626)
Retail                    1990         1993            $11,280             $813          $1,797            $984         ($2,806)
Sanitation                1990         1993            $43,697           $5,148          $5,152              $4        ($10,588)
Telecommunications        1990         1993           $278,193          $20,246         $22,616          $2,370        ($58,857)
Unknown                   1990         1993           $595,538         ($98,697)       $203,595        $302,292              $0
Video Production          1990         1993             $7,981             $374            $374              $0         ($1,484)
Computers                 1991         1993           $248,090          $36,021         $36,834            $813         ($9,175)
Construction              1991         1993            $10,590             $869          $1,875          $1,006         ($4,480)
Furniture                 1991         1993            $73,541             ($66)           $603            $669         ($7,311)
Manufacturing & Prod      1991         1993            $12,951               $0              $0              $0              $0
Material Handling         1991         1993            $43,408          $20,390         $23,147          $2,757         ($1,015)
Medical                   1991         1993             $9,425           $5,708          $6,513            $805            $858
Sanitation                1991         1993            $37,743          $16,285         $15,506           ($779)             $0
Computers                 1992         1993            $79,557          $38,668         $38,668              $0        ($36,961)
Material Handling         1992         1993            $30,692             $149          $6,578          $6,429        ($17,976)

Computers                 1989         1994           $468,870         $109,719        $109,720              $1        $102,026
Copiers                   1989         1994            $13,461              $30             $30              $0              $0
Furniture                 1989         1994           $218,655          $79,000         $79,000              $0         $80,901
Manufacturing & Prod      1989         1994            $90,725             ($13)             $0             $13              $0
Medical                   1989         1994            $97,017             $699          $1,141            $441              $0
Office Equipment          1989         1994             $2,796               $0            $126            $126              $0
Printing                  1989         1994            $14,123               $0              $0              $0              $0
Telecommunications        1989         1994            $10,950              ($2)           $127            $129              $0
Agriculture               1990         1994            $73,503          $11,518         $12,258            $740         ($3,345)
Computers                 1990         1994         $3,937,366         $957,935        $959,231          $1,295        $367,292
Construction              1990         1994           $141,052          $16,265         $16,265              $0        ($14,659)
Fixture                   1990         1994           $100,514          $10,959         $10,959              $0         ($6,640)
Furniture                 1990         1994           $282,115          $89,792         $94,919          $5,127         $43,164
Manufacturing & Prod      1990         1994           $443,855         $121,619        $137,376         $15,757         ($8,207)
Material Handling         1990         1994           $411,986          $20,972         $20,972              $0        ($33,402)
Medical                   1990         1994           $462,679          $42,572         $62,365         $19,792            $805
Mining                    1990         1994         $9,631,966       $1,298,813      $1,298,813              $0       ($689,039)
Office Equipment          1990         1994            $34,402           $3,434          $3,434              $0         ($8,258)
Reprographics             1990         1994            $16,482           $4,547          $4,547              $0            $904
Restaurant                1990         1994           $297,355          $32,327         $33,776          $1,449        ($29,158)
Retail                    1990         1994           $841,977         $440,914        $440,914              $0        $668,569
Sanitation                1990         1994             $7,147               $0              $0              $0              $0
Telecommunications        1990         1994           $261,049          ($6,700)        $30,311         $37,011         $11,248
Video Production          1990         1994            $45,804           $5,357          $5,365              $8         ($4,684)
Agriculture               1991         1994            $15,633             $625            $629              $4              $0
Computers                 1991         1994           $684,631          $59,296         $59,296              $0       ($213,947)
Copiers                   1991         1994            $39,270           $2,598            $648         ($1,950)       ($15,152)
Environmental             1991         1994            $44,016             $864            $904             $41              $0
Furniture                 1991         1994            $20,546             $906            $923             $17              $0
Material Handling         1991         1994            $66,497           $2,470          $2,642            $172         ($5,750)
Medical                   1991         1994           $602,400         $306,415        $373,385         $66,970        $139,985
Sanitation                1991         1994            $83,638           $4,459          $4,634            $174              $0
Telecommunications        1991         1994            $11,188             $898          $1,146            $248         ($3,419)
Manufacturing & Prod      1993         1994            $81,735             ($61)            $34             $95              $0
Material Handling         1993         1994             $6,578           $3,110          $3,600            $490              $0
Sanitation                1994         1994             $7,320               $0              $0              $0              $0

Computers                 1989         1995            $24,831           $1,574             $13         ($1,561)             $0
Manufacturing & Prod      1989         1995            $11,262           $4,128              $0         ($4,128)             $0
Computers                 1990         1995         $3,151,688         $784,267        $578,324       ($205,942)        $61,278
Construction              1990         1995           $397,553         $139,680         $93,172        ($46,508)         $2,914
Copiers                   1990         1995            $26,920           $6,048             ($0)        ($6,048)             $0
Furniture                 1990         1995            $64,010           $5,908          $4,760         ($1,148)         $5,171
Material Handling         1990         1995           $108,329           $7,629          $6,899           ($730)           ($15)
Medical                   1990         1995           $919,987         $320,531        $260,980        ($59,551)        $56,955
Manufacturing & Prod      1990         1995           $846,718         $211,207        $244,937         $33,730        $243,103
Office Equipment          1990         1995            $38,014           $4,192          $2,111         ($2,081)         $1,950
Reprographics             1990         1995           $102,003               $1              $1              $0              $0
Restaurant                1990         1995            $63,437           $4,636          $1,896         ($2,740)           $897
Retail                    1990         1995         $2,703,611         $349,429        $193,032       ($156,397)       $184,637
Sanitation                1990         1995            $58,070           $4,110          $1,738         ($2,372)         $1,518
Video Production          1990         1995             $3,404             $773              $0           ($773)             $0
Agriculture               1991         1995            $23,262           $7,034          $7,449            $415          $1,921
Computers                 1991         1995         $2,712,345         $677,342        $648,479        ($28,863)       $126,108
Construction              1991         1995            $25,214           $1,539          $2,727          $1,188         ($2,122)
Furniture                 1991         1995            $62,471          $16,192          $5,091        ($11,101)        ($4,400)
Material Handling         1991         1995            $34,473          $12,502         $12,105           ($397)             $0
Manufacturing & Prod      1991         1995           $132,184           $5,116         $50,110         $44,993         $27,132
Office Equipment          1991         1995            $48,350           $7,177          $9,506          $2,329         ($2,320)
Restaurant                1991         1995            $73,807           $3,637          $2,910           ($728)        ($1,107)
Telecommunications        1991         1995            $52,499           $3,093          $7,262          $4,169         ($3,403)
Audio                     1992         1995           $128,455          $98,566        $122,689         $24,123         $32,942
Computers                 1992         1995            $76,900           $2,447         $15,248         $12,801        ($10,269)
Furniture                 1992         1995           $188,807          $19,652         $19,652              $0        ($57,369)
Telecommunications        1992         1995            $64,731          $47,017         $55,634          $8,616         $23,500
Video Production          1992         1995           $382,790         $247,199        $298,045         $50,846        $122,650
Copiers                   1993         1995            $35,000               $0              $0              $0              $0
Computers                 1994         1995         $1,043,007         $346,471        $739,181        $392,710        $661,239
Furniture                 1994         1995           $204,779         $171,324        $181,605         $10,281              $0
Medical                   1994         1995            $23,671           $2,015          $2,015              $0              $0
Manufacturing & Prod      1994         1995            $21,038          $17,225         $18,733          $1,509          $1,436
Computers                 1995         1995            $17,231          $16,864          $2,383        ($14,481)             $0

Telecommunications        1989         1996            $20,339               $0          $1,566          $1,566              $0
Computers                 1990         1996         $1,056,724         $123,220         $88,594        ($34,626)        $94,675
Fixtures                  1990         1996            $19,989           $1,285            $250         ($1,034)        ($1,034)
Furniture                 1990         1996            $34,265          $10,881              $0        ($10,881)       ($10,881)
Medical                   1990         1996            $49,882           $3,282            $332         ($2,949)        ($2,357)
Manufacturing & Prod      1990         1996            $72,805           $2,611          $1,588         ($1,023)         $3,342
Printing                  1990         1996            $26,691             $728              $0           ($728)          ($728)
Reprographics             1990         1996            $77,770           $5,381          $1,037         ($4,345)             $0
Retail                    1990         1996         $1,332,608         $149,542        $230,752         $81,210        $238,200
Telecommunications        1990         1996            $71,300           $4,781            $895         ($3,886)             $0
Computers                 1991         1996            $70,789           $2,113          $1,000         ($1,113)        ($1,113)
Construction              1991         1996            $24,724           $3,791          $3,857             $66          $2,506
Furniture                 1991         1996           $281,079          $24,453         $28,755          $4,302          $3,424
Material Handling         1991         1996            $45,771           $7,124          $3,307         ($3,817)             $0
Restaurant                1991         1996            $16,013           $1,663          $2,152            $489          $1,976
Video Production          1991         1996            $56,632           $4,245          $4,245              $0            $538
Printing                  1993         1996            $15,733           $3,714          $3,814            $100              $0
Computers                 1994         1996            $21,284          $13,176              $0        ($13,176)       ($13,176)
Fixtures                  1994         1996            $20,045               $0              $0              $0        ($14,238)
Manufacturing & Prod      1994         1996            $16,349           $6,081          $6,191            $109         ($7,085)
Computers                 1995         1996            $36,894          $21,698              $0        ($21,698)       ($29,812)
Fixtures                  1994         1996            $28,449          $25,882              $0        ($25,882)       ($25,882)
Furniture                 1994         1996            $20,000               $0              $0              $0              $0

Telecommunications        1994         1997            $28,233             $534            $534              $0              (4)
Manufacturing & Prod      1995         1997            $50,110              ($1)             $0              $1              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                           Federal
     Type of           Year of           Year of     Acquisition        Net Book           Net            GAAP          Taxable
    Equipment         Acquisition      Disposition     Cost(1)          Value(2)       Proceeds(3)     Gain (Loss)     Gain(Loss)
-------------------------------------------------------------------------------------------------------------------------------

Agriculture              1991             1991           $2,942              $0              $0              $0              $0
Computers                1991             1991           $1,389              $0             $31             $31             $31
Construction             1991             1991             $906            $102            $256            $154            $154
Manufacturing & Prod     1991             1991           $1,800            $328            $343             $15             $15
Material Handling        1991             1991           $1,383              $0            $269            $269            $269
Office Equipment         1991             1991           $1,233              $0              $0              $0              $0
Printing                 1991             1991          $19,967              $0              $6              $6              $6
Retail                   1991             1991           $6,714            $557            $639             $83             $83
Sanitation               1991             1991         $167,899        $168,591        $172,406          $3,815          $3,815

Agriculture              1991             1992           $7,013          $1,133            $300           ($834)          ($773)
Computers                1991             1992         $451,724         $57,141         $55,313         ($1,828)       ($38,009)
Construction             1991             1992         $233,875        $115,470        $119,943          $4,473        ($49,808)
Copiers                  1991             1992           $4,634         ($1,798)           $336          $2,134              $0
Fixture                  1991             1992      $10,326,838      $1,421,047            $614     ($1,420,433)             $0
Furniture                1991             1992           $3,478              $1              $1              $0              $0
Material Handling        1991             1992          $25,677         $10,492         $11,432            $940         ($3,074)
Medical                  1991             1992          $12,817            $100            $100              $0        ($10,859)
Manufacturing & Prod     1991             1992          $43,629         ($1,124)         $1,754          $2,878        ($32,166)
Office Equipment         1991             1992           $8,342          $8,593          $3,261         ($5,332)             $0
Printing                 1991             1992          $16,961            $790            $944            $154         ($9,907)
Restaurant               1991             1992          $35,504         $22,369          $8,777        ($13,592)             $0
Retail                   1991             1992         $118,527        $273,200         $10,583       ($262,617)       ($69,026)
Sanitation               1991             1992         $253,845        $111,627        $115,785          $4,158              $0
Telecommunications       1991             1992          $12,916          $7,936          $9,356          $1,420         ($2,588)
Miscellaneous            1991             1992          $53,827         $21,578         $13,932         ($7,646)         $1,797

Agriculture              1991             1993          $57,287          $7,456          $9,998          $2,542        ($18,745)
Automotive               1991             1993           $6,266          $1,328          $1,427             $99         ($2,344)
Computers                1991             1993       $1,051,652        $162,294        $207,909         $45,615       ($325,207)
Construction             1991             1993         $464,100         $55,261         $78,501         $23,240        ($73,626)
Fixture                  1991             1993           $2,403              $0              $0              $0        ($15,392)
Furniture                1991             1993          $99,455         $25,656         $15,551        ($10,105)      ($138,905)
Medical                  1991             1993       $1,313,194        $708,948        $710,991          $2,043        ($81,725)
Manufacturing & Prod     1991             1993         $207,168         $25,494         $33,904          $8,410         ($2,771)
Office Equipment         1991             1993          $50,397         $10,621         $11,360            $739        ($12,948)
Printing                 1991             1993          $23,682            $425          $1,500          $1,075              $0
Reprographics            1991             1993           $3,898            $464            $464              $0        ($12,279)
Restaurant               1991             1993          $52,281          $8,374         $11,424          $3,050        ($45,442)
Retail                   1991             1993         $107,672          $6,184         $14,538          $8,354         ($5,137)
Sanitation               1991             1993         $369,044         $58,844         $72,766         $13,922         ($3,854)
Telecommunications       1991             1993          $13,462            $609            $995            $386         ($1,686)
Transportation           1991             1993           $3,762            $271            $612            $341              $0
Construction             1992             1993          $14,788           ($961)             $0            $961              $0
Retail                   1992             1993           $4,093           ($139)           $396            $535         ($2,058)

Agriculture              1991             1994          $37,987         $10,692         $14,276          $3,584         ($1,742)
Automotive               1991             1994          $54,591            $161            $190             $29              $0
Computers                1991             1994       $3,845,015        $145,861        $176,290         $30,428       ($761,570)
Construction             1991             1994         $144,438          $8,068         $10,874          $2,806         ($2,060)
Copiers                  1991             1994           $2,041             ($0)            $89             $89              $0
Environmental            1991             1994         $213,173         $94,203        $123,051         $28,848        ($38,471)
Fixture                  1991             1994         $234,136         $31,188         $32,228          $1,040        ($64,973)
Furniture                1991             1994         $544,084        ($33,508)        $42,733         $76,241       ($111,133)
Material Handling        1991             1994          $27,610          $9,861         $12,180          $2,320         ($8,523)
Medical                  1991             1994         $166,398          $1,386         $15,777         $14,391            $490
Manufacturing & Prod     1991             1994         $351,497         $31,295         $56,139         $24,844        ($79,430)
Office Equipment         1991             1994          $30,245              $0            $126            $125              $0
Printing                 1991             1994       $1,066,789        $210,962        $210,962              $0       ($222,154)
Restaurant               1991             1994          $70,707           ($339)           $796          $1,136        ($10,709)
Retail                   1991             1994       $1,381,039        $152,323        $153,469          $1,146       ($361,934)
Sanitation               1991             1994         $173,772          $2,892          $4,374          $1,482              $0
Telecommunications       1991             1994         $277,162         ($2,629)        $13,384         $16,013        ($57,036)
Video                    1991             1994           $8,139             ($1)           $327            $328              $0
Fixture                  1992             1994          $15,450          $1,223          $1,552            $328         ($8,169)
Manufacturing & Prod     1992             1994         $122,247         $21,475         $31,910         $10,435        ($37,107)
Furniture                1994             1994          $65,659         $69,225         $73,420          $4,195              $0

Computers                1991             1995      $14,393,689      $1,892,673      $1,681,499       ($211,174)       ($60,114)
Construction             1991             1995         $238,913         $14,433         $27,420         $12,987       ($149,560)
Copiers                  1991             1995          $39,507          $3,456          $4,077            $621         $13,504
Fixtures                 1991             1995         $804,453        $113,148         $89,760        ($23,388)       ($16,463)
Furniture                1991             1995         $603,534         $29,758         $76,781         $47,023              $0
Medical                  1991             1995       $3,713,348      $1,692,752      $2,084,752        $392,000       ($260,046)
Manufacturing & Prod     1991             1995       $3,123,635        $917,619        $768,141       ($149,478)    ($1,022,443)
Office Equipment         1991             1995         $347,197         $17,431         $17,435              $5         ($3,502)
Retail                   1991             1995       $1,765,207        $206,416        $117,745        ($88,670)       $854,893
Sanitation               1991             1995          $26,224          $6,541           ($655)        ($7,196)             $0
Telecommunications       1991             1995         $373,595         $37,285         $38,143            $858       ($103,967)
Video Production         1991             1995         $192,070          $4,450         $23,511         $19,062         $55,805
Furniture                1993             1995          $54,942         $42,999         $23,436        ($19,562)
Material Handling        1993             1995          $46,931         $13,325         $13,753            $428              $0
Restaurant               1994             1995         $436,966        $379,595        $411,179         $31,584        ($17,421)
Retail                   1994             1995          $35,025         $10,101         $10,120             $19
Telecommunications       1994             1995          $19,591         $11,665          $1,542        ($10,123)       ($13,275)
Fixtures                 1995             1995          $25,958         $26,768         $26,866             $99

Agriculture              1991             1996           $7,362            $365              $0           ($365)          ($365)
Computers                1991             1996       $3,287,984        $417,743        $317,557       ($100,185)       $469,256
Fixtures                 1991             1996         $142,743          $1,011              $0         ($1,011)        ($1,011)
Furniture                1991             1996       $1,670,320       ($155,540)        $83,650        $239,190        $303,948
Medical                  1991             1996       $2,023,960        $774,664        $377,555       ($397,109)       $459,686
Manufacturing & Prod     1991             1996         $160,029          $4,540          $1,849         ($2,691)          ($812)
Restaurant               1991             1996          $85,715           ($780)         $7,296          $8,077         $11,319
Retail                   1991             1996          $71,310          $8,481          $1,150         ($7,331)         $1,390
Sanitation               1991             1996           $4,363            $433              $0           ($433)          ($433)
Telecommunications       1991             1996          $95,843          $6,362          $9,248          $2,886          $7,641
Transportation           1991             1996         $815,481         $30,308         $85,288         $54,980         $86,899
Video                    1991             1996         $180,577          $3,186         $12,790          $9,604         $17,915
Automotive               1992             1996          $97,543         $11,860         $12,140            $278              $0
Environmental            1992             1996         $157,907          $3,659          $8,533          $4,874        ($11,597)
Retail                   1992             1996          $53,003          $3,147          $3,897            $750              $0
Telecommunications       1992             1996         $362,250        ($28,983)         $4,851         $33,834        ($21,366)
Manufacturing & Prod     1993             1996          $16,123              $0              $0              $0              $0
Computers                1994             1996          $18,698            $216            $441            $255        ($11,060)
Construction             1994             1996          $14,015          $1,020          $1,020              $0              $0
Medical                  1994             1996          $18,685         $15,364          $3,000        ($12,364)        ($9,364)
Manufacturing & Prod     1994             1996          $35,203              $0              $0              $0        ($21,180)
Office Equipment         1994             1996          $17,293            $596            $596              $0              $0
Telecommunications       1994             1996           $4,820              $0              $0              $0              $0

Computers                1991             1997           $5,327             $94          $3,865          $3,771              (4)
Retail                   1991             1997          $30,855           ($551)         $1,949          $2,500              (4)
Retail                   1992             1997          $97,767              $1             $79             $78              (4)
Video Production         1992             1997          $66,253         $11,586         $12,305            $719              (4)
Computers                1993             1997          $21,303            ($11)             $0             $11              (4)
Fixtures                 1994             1997           $5,565            $777            $626           ($151)             (4)
Manufacturing & Prod     1994             1997          $44,979            $396            $978            $581              (4)
Telecommunications       1994             1997           $9,086            $963            $963              $0              (4)
Automotive               1996             1997          $19,219            $602          $2,554          $1,952              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles
("GAAP").

                                                        Total                                                            Federal
     Type of            Year of          Year of     Acquisition       Net Book          Net            GAAP             Taxable
    Equipment         Acquisition      Disposition     Cost(1)         Value(2)       Proceeds(3)    Gain (Loss)       Gain (Loss)
--------------------------------------------------------------------------------------------------------------- ----------------

Medical                  1991             1992          $48,364              $0              $0              $0               $0
Medical                  1992             1992         $422,800        $406,812        $180,617       ($226,195)        ($21,855)
Manufacturing & Prod     1992             1992         $922,806              $0              $0              $0               $0
Telecommunications       1991             1992           $2,965          $3,153              $0         ($3,153)              $0
Telecommunications       1992             1992           $9,287          $2,960         $19,223         $16,262           $9,564
Video Production         1992             1992          $66,253              $0              $0              $0               $0

Medical                  1991             1993       $1,473,719        $767,962        $767,962              $0        ($367,414)
Manufacturing & Prod     1991             1993         $729,750        $554,748        $690,006        $135,258         $230,288
Restaurant               1991             1993          $10,967          $9,300         $12,098          $2,798           $5,185
Computers                1992             1993         $804,823         $52,481         $51,141         ($1,340)        ($28,781)
Construction             1992             1993           $4,788          $1,071          $1,076              $5          ($2,902)
Copiers                  1992             1993           $3,464          $1,071          $1,072              $1          ($1,699)
Furniture                1992             1993          $38,333            $847          $4,245          $3,398         ($26,422)
Manufacturing & Prod     1992             1993       $1,659,018        $235,971        $239,336          $3,365        ($108,394)
Material Handling        1992             1993           $4,261          $1,826          $1,826              $0          ($1,617)
Medical                  1992             1993       $1,053,825        $421,329        $499,671         $78,342        ($312,299)
Office Equipment         1992             1993           $7,692            $968          $2,919          $1,951          ($3,263)
Sanitation               1992             1993           $9,167          $1,457          $1,457              $0          ($6,364)
Telecommunications       1992             1993         $210,033         $97,163         $97,355            $192        ($118,167)
Medical                  1993             1993         $190,018         $27,839         $31,758          $3,919         ($15,146)

Computers                1991             1994       $5,918,285      $1,988,610      $1,988,610              $0         $364,917
Medical                  1991             1994       $4,337,672      $1,324,650      $1,325,089            $440         $275,632
Manufacturing & Prod     1991             1994         $564,133        $135,237        $139,295          $4,058          ($4,466)
Mining                   1991             1994       $6,882,703      $1,911,959      $1,911,959              $0        ($335,688)
Telecommunications       1991             1994           $4,457              $0            $207            $207               $0
Agriculture              1992             1994          $14,661            $308            $392             $84          ($5,218)
Automotive               1992             1994           $2,180            $596            $596              $0            ($752)
Computers                1992             1994       $1,742,271        $515,871        $517,638          $1,767        ($202,085)
Construction             1992             1994           $6,320          $1,583          $1,511            ($72)           ($575)
Copiers                  1992             1994          $27,272          $3,088          $3,088              $0          ($6,206)
Environmental            1992             1994          $18,502          $3,377          $3,334            ($43)         ($8,169)
Fixtures                 1992             1994          $30,123          $4,000          $4,966            $966               $0
Furniture                1992             1994         $128,339         $33,457         $34,909          $1,452         ($45,840)
Material Handling        1992             1994       $1,292,595      $1,131,118      $1,129,165         ($1,953)         ($7,118)
Medical                  1992             1994       $2,243,134        $607,899        $713,599        $105,700        ($627,651)
Manufacturing & Prod     1992             1994         $160,816         $85,334         $89,861          $4,527         ($30,668)
Office Equipment         1992             1994          $15,083          $3,869          $3,866             ($3)         ($5,979)
Photography              1992             1994           $3,696            $747            $747              $0          ($1,651)
Printing                 1992             1994          $12,680            $728            $728              $0          ($2,409)
Restaurant               1992             1994          $85,349          $4,717          $3,740           ($977)         ($7,665)
Retail                   1992             1994          $14,260          $1,686          $1,686              $0          ($3,106)
Sanitation               1992             1994           $2,333            $707            $707              $0               $0
Telecommunications       1992             1994          $10,655          $3,409          $3,569            $160          ($3,119)
Transportation           1992             1994           $2,452            $716            $442           ($274)         ($1,046)
Video Production         1992             1994           $6,320          $2,055          $1,755           ($301)         ($2,283)
Medical                  1993             1994          $99,286         $21,595         $21,772            $178               $0
Restaurant               1994             1994         $287,433        $276,973        $296,218         $19,245               $0

Computers                1991             1995          $54,716          $6,105          $8,769          $2,664          $66,761
Fixtures                 1991             1995          $20,592          $6,858            $466         ($6,391)         ($5,577)
Furniture                1991             1995         $671,313        $182,750        $320,524        $137,774          ($6,770)
Medical                  1991             1995       $4,238,594        $737,052        $700,553         $17,535         ($71,628)
Manufacturing & Prod     1991             1995          $27,177          $1,358              $0         ($1,358)         ($1,358)
Retail                   1991             1995         $130,096         $31,986         $65,301         $33,315          ($1,749)
Sanitation               1991             1995          $74,519          $8,525         $40,968         $32,443          ($3,429)
Agriculture              1992             1995          $61,210         $12,058         $12,959          $1,475         ($15,540)
Audio                    1992             1995          $15,467          $2,721              $0         ($1,964)         ($1,964)
Automotive               1992             1995          $21,561         $11,527             ($0)        ($1,840)         ($1,840)
Computers                1992             1995         $212,151         $24,123         $20,948         ($2,754)        ($21,058)
Construction             1992             1995          $39,933          $7,207          $6,398              $0              $38
Fixtures                 1992             1995          $18,898          $2,668          $2,668              $0            ($432)
Furniture                1992             1995          $12,485          $1,209              $0         ($1,209)         ($1,209)
Material Handling        1992             1995       $2,697,355      $3,586,072      $3,969,642      $1,139,585        ($724,447)
Medical                  1992             1995       $3,348,398        $714,943        $494,343       ($220,601)     ($1,322,760)
Manufacturing & Prod     1992             1995       $1,101,940        $268,754        $269,476          $4,782         ($67,950)
Office Equipment         1992             1995           $2,469              $0            $198            $198               $0
Restaurant               1992             1995          $21,586          $3,710          $3,732             $22               $0
Retail                   1992             1995         $160,369         $29,643         $26,957          $1,227            ($751)
Sanitation               1992             1995           $6,460          $1,545          $1,497            ($48)              $0
Telecommunications       1992             1995         $224,337         $37,338         $70,923         $33,585            ($718)
Video Production         1992             1995          $95,387         $25,897         $30,829          $5,442            ($428)
Medical                  1993             1995         $426,311              $0              $0              $0               $0
Material Handling        1993             1995          $26,836         $19,079              $0        ($19,079)        ($19,078)
Agriculture              1994             1995          $16,304          $9,913         $10,262            $348               $0
Computers                1994             1995          $16,175         $15,485              $0        ($15,485)        ($15,485)
Medical                  1994             1995          $30,222          $5,772          $8,996          $3,225               $0
Manufacturing & Prod     1994             1995          $17,817         $14,606         $15,678          $1,072               $0
Restaurant               1994             1995         $312,000        $247,116        $271,401         $24,285               $0
Medical                  1995             1995          $10,146          $1,999          $2,000              $1               $0

Computers                1991             1996          $16,882             ($2)           $105            $107               $0
Fixtures                 1991             1996          $25,308          $1,210          $3,244          $2,034           $4,404
Printing                 1991             1996          $20,891            ($95)           $556            $650           $1,280
Audio                    1992             1996          $16,137          $1,887          $1,905             $18          ($1,367)
Automotive               1992             1996          $33,805          $5,441          $2,000         ($3,441)           ($722)
Computers                1992             1996         $280,451         $31,923         $10,348        ($21,575)        ($20,806)
Construction             1992             1996          $50,624          $5,797          $6,467            $670          ($1,915)
Copiers                  1992             1996          $11,160          $1,449              $0         ($1,449)           ($845)
Environmental            1992             1996           $6,810            $936              $0           ($936)              $0
Fixtures                 1992             1996          $99,216         $11,745         $20,000          $8,255          ($1,825)
Furniture                1992             1996          $20,459          $3,706              $0         ($3,706)            ($70)
Material Handling        1992             1996      $20,615,957     $10,585,846     $12,476,033      $1,891,187         $303,725
Medical                  1992             1996       $2,462,850        $252,786        $243,792         ($8,994)       ($167,648)
Manufacturing & Prod     1992             1996       $1,414,399        $117,455         $59,071        ($58,384)        ($74,762)
Office Equipment         1992             1996          $60,154          $9,886          $9,300           ($586)           ($531)
Photography              1992             1996           $7,252          $1,286              $0         ($1,286)              $0
Printing                 1992             1996          $16,757          $2,390              $0         ($2,390)         ($2,390)
Restaurant               1992             1996         $108,729         $13,773          $6,318         ($7,455)         ($3,765)
Retail                   1992             1996          $14,165            $609            $768            $159               $0
Sanitation               1992             1996          $44,503          $6,313          $4,821         ($1,491)         ($5,206)
Telecommunications       1992             1996         $427,770         $44,812        $157,751        $112,939          $72,457
Video Production         1992             1996          $21,426          $3,259          $2,455           ($804)              $0
Medical                  1993             1996         $133,170          $4,221         $61,949         $57,728           $6,191
Manufacturing & Prod     1993             1996          $36,441           ($484)             $0            $484               $0
Office Equipment         1993             1996          $24,195             ($4)             $0              $4               $0
Telecommunications       1993             1996          $24,949             ($4)           $881            $885               $0
Computers                1994             1996         $252,860          $4,417         $58,071         $53,654          $14,037
Fixtures                 1994             1996          $12,057              $0            $781            $781          ($6,175)
Furniture                1994             1996          $27,035         $23,539         $26,106          $2,567           $5,735
Restaurant               1994             1996          $16,307         $13,051          $4,750         ($8,301)         ($8,301)
Telecommunications       1994             1996          $15,157         $10,262         $11,572          $1,310          ($7,857)
Computers                1995             1996           $6,916            $201            $750            $549          ($4,753)
Fixtures                 1995             1996          $15,241          $9,204          $9,796            $593               $0
Medical                  1995             1996           $6,162          $1,353             $19              $0               $0
Manufacturing & Prod     1995             1996          $26,538         $25,942              $0        ($25,942)        ($25,942)
Restaurant               1995             1996         $508,782        $434,244        $487,909         $53,665               $0
Manufacturing & Prod     1996             1996          $51,625         $44,861         $48,959          $4,098               $0

Furniture                1992             1997           $1,833            $230            $264             $34               (4)
Manufacturing & Prod     1992             1997          $50,278              $0              $0              $0               (4)
Medical                  1992             1997         $257,972         $27,828         $41,404         $13,576               (4)
Printing                 1992             1997          $68,778          $4,697          $3,500         ($1,197)              (4)
Retail                   1992             1997          $13,382          $1,635              $0         ($1,635)              (4)
Telecommunications       1993             1997          $23,130          $2,509          $2,622            $113               (4)
Computers                1994             1997          $41,257          $3,118          $8,276          $5,160               (4)
Computers                1995             1997          $50,764         $19,757         $24,941          $5,184               (4)
Manufacturing & Prod     1995             1997       $1,694,440       ($567,105)         $1,811        $568,916               (4)
Medical                  1995             1997          $88,444            $784          $4,806          $4,022               (4)
Retail                   1995             1997          $12,212             ($2)             $0              $2               (4)
Printing                 1996             1997           $3,795              $0              $0              $0               (4)
Telecommunications       1996             1997           $9,005              $0              $0              $0               (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                            Total                                                         Federal
     Type of           Year of         Year of           Acquisition      Net Book           Net             GAAP         Taxable
    Equipment        Acquisition     Disposition           Cost(1)        Value(2)       Proceeds(3)      Gain (Loss)   Gain (Loss)
--------------------------------------------------- -------------------------------------------------------------------------------

Automotive              1992            1993               $78,708         $20,578         $21,261            $683       ($1,297)
Computers               1992            1993              $215,949        $106,608        $109,268          $2,660        $2,490
Construction            1992            1993               $19,166         $19,167         $19,758            $591        $2,748
Copiers                 1992            1993               $20,119         $15,801         $16,186            $385        $2,162
Fixture                 1992            1993               $34,015          $9,860         $11,228          $1,368       ($3,366)
Furniture               1992            1993               $35,126         $19,425         $19,425              $0            $0
Material Handling       1992            1993               $10,885          $6,689          $6,261           ($428)      ($3,371)
Medical                 1992            1993               $64,989          $4,223          $7,894          $3,671      ($22,951)
Manufacturing & Prod    1992            1993              $214,901        $175,434        $180,435          $5,001        $7,349
Office Equipment        1992            1993               $56,763         $43,220         $45,905          $2,685        $2,491
Photography             1992            1993               $26,342         $21,122         $21,730            $608       ($2,163)
Printing                1992            1993                $5,275          $3,153          $3,153              $0       ($1,923)
Restaurant              1992            1993              $409,680        $272,826        $287,325         $14,499       $12,819
Sanitation              1992            1993               $16,288         $15,857         $16,556            $699        $2,098
Telecommunications      1992            1993               $61,395         $61,417         $62,977          $1,560        $8,481
Video Production        1992            1993               $17,990         $14,524         $15,710          $1,186        $1,867
Miscellaneous           1993            1993              $120,994         $77,602         $83,587          $5,985            $0
Agriculture             1993            1993              $116,298         $66,730         $83,866         $17,136      ($13,187)
Automotive              1993            1993              $271,300        $116,885        $117,399            $514            $0
Computers               1993            1993              $195,697         $48,654         $56,378          $7,724            $0
Construction            1993            1993               $38,791         $21,486         $25,834          $4,348       ($5,210)
Copiers                 1993            1993               $80,019          $9,877         $13,724          $3,847            $0
Environmental           1993            1993               $14,991              $0              $0              $0            $0
Fixture                 1993            1993              $111,120         $93,400        $109,342         $15,942            $0
Furniture               1993            1993               $25,242         $19,885         $18,203         ($1,682)           $0
Material Handling       1993            1993              $176,632        $155,737        $183,099         $27,362       ($1,077)
Medical                 1993            1993               $71,355         $57,939         $61,890          $3,951        $3,111
Manufacturing & Prod    1993            1993               $26,412         $13,095         $15,580          $2,485            $0
Office Equipment        1993            1993               $14,703          $6,487          $7,422            $935            $0
Printing                1993            1993               $60,010         $12,274         $14,636          $2,362        $1,433
Restaurant              1993            1993               $63,908         $27,607         $31,424          $3,817            $0
Retail                  1993            1993                $6,477              $1              $0             ($1)           $0
Sanitation              1993            1993                $2,107             $82             $88              $6       ($1,893)
Telecommunications      1993            1993            $6,178,527      $5,799,650      $7,119,747      $1,320,097    $1,417,499
Transportation          1993            1993              $324,407        $260,480        $292,416         $31,936       $34,565
Video Production        1993            1993               $20,683         $20,683         $25,715          $5,032            $0

Agriculture             1992            1994               $49,841         $10,474         $10,474              $0       ($6,108)
Audio                   1992            1994               $32,788          $7,383          $7,782            $399            $0
Automotive              1992            1994              $126,970         $11,657         $12,272            $615            $0
Computers               1992            1994              $198,376          $8,722          $8,549           ($172)     ($14,333)
Construction            1992            1994               $54,843         $17,730         $17,730              $0       ($4,433)
Copiers                 1992            1994               $15,376          $1,775          $1,775              $0       ($1,079)
Environmental           1992            1994               $31,995              $0              $0              $0            $0
Fixture                 1992            1994               $20,674            $164          $1,064            $900       ($9,736)
Furniture               1992            1994               $61,625          $5,370          $5,636            $266            $0
Manufacturing & Prod    1992            1994              $101,122         $13,969         $14,432            $463      ($21,582)
Material Handling       1992            1994            $2,734,334      $2,174,030      $2,212,133         $38,103            $0
Medical                 1992            1994              $314,509         $34,726         $59,635         $24,909     ($113,150)
Office Equipment        1992            1994                $2,540            $118            $118              $0            $0
Photography             1992            1994               $47,692          $6,973          $6,973              $0      ($16,375)
Printing                1992            1994               $48,147         $36,679         $36,679              $0       $16,360
Restaurant              1992            1994              $474,258         $92,399         $94,557          $2,158      ($10,127)
Retail                  1992            1994                $8,087            $878            $274           ($604)      ($2,014)
Sanitation              1992            1994              $103,149         $38,401         $39,685          $1,284         ($358)
Telecommunications      1992            1994               $66,815         $26,524         $27,991          $1,468       ($1,110)
Video Production        1992            1994               $12,663          $1,074          $1,074              $0         ($663)
Agriculture             1993            1994               $43,840         $19,762         $20,825          $1,063            $0
Automotive              1993            1994              $786,378        $155,107        $163,558          $8,450         ($634)
Computers               1993            1994              $771,516        $130,886        $181,111         $50,226       ($3,077)
Construction            1993            1994              $274,175         $30,496         $38,465          $7,969      ($55,502)
Copiers                 1993            1994               $82,454         $24,366         $26,172          $1,806            $0
Environmental           1993            1994               $49,112             $73             $93             $20            $0
Fixture                 1993            1994               $77,419            $302            $303              $1            $0
Furniture               1993            1994              $280,317         $46,066         $50,280          $4,214            $0
Material Handling       1993            1994              $192,609         $37,782         $45,441          $7,659      ($11,521)
Medical                 1993            1994               $77,005         $27,502         $29,111          $1,609            $0
Manufacturing & Prod    1993            1994              $173,000         $18,644         $22,629          $3,986       ($2,632)
Miscellaneous           1993            1994               $10,796          $2,469          $2,469              $0            $0
Office Equipment        1993            1994               $43,986          $4,723          $5,910          $1,187         ($975)
Photography             1993            1994                $4,929            $292            $293              $1            $0
Printing                1993            1994               $77,122          $8,529          $8,530              $1      ($10,269)
Restaurant              1993            1994              $626,431        $287,444        $335,720         $48,276         ($340)
Retail                  1993            1994              $103,594          $3,848          $4,856          $1,008         ($412)
Telecommunications      1993            1994            $3,820,321        $919,560      $1,253,601        $334,040     ($102,561)
Transportation          1993            1994              $287,586         $42,283         $51,224          $8,941            $0
Computers               1994            1994              $534,310         ($4,957)             $0          $4,957            $0
Telecommunications      1994            1994                $1,787             $74             $95             $22            $0

Audio                   1992            1995               $67,722          $9,191          $8,143         ($1,048)      ($8,721)
Automotive              1992            1995              $245,537         $55,390         $30,876        ($24,514)     ($62,029)
Computers               1992            1995              $670,255        $143,868         $69,402        ($74,466)    ($139,420)
Construction            1992            1995               $91,856         $12,337         $11,839           ($498)     ($12,399)
Copiers                 1992            1995               $68,193         $17,372          $8,598         ($8,775)     ($14,211)
Fixtures                1992            1995              $191,523         $41,188         $15,314        ($25,874)     ($49,304)
Furniture               1992            1995              $321,142         $35,203         $22,974        ($12,230)     ($28,301)
Material Handling       1992            1995               $34,982         $10,003         $10,666            $662       ($1,678)
Medical                 1992            1995               $89,384          $3,814          $4,681            $867      ($11,772)
Manufacturing & Prod    1992            1995              $315,323         $29,833         $26,162         ($3,671)     ($53,473)
Office Equipment        1992            1995               $33,105         $17,344         $13,159         ($4,185)      ($4,487)
Photography             1992            1995               $84,703         $13,769         $11,838         ($1,931)     ($17,573)
Printing                1992            1995               $73,624         $14,780         $12,386         ($2,394)     ($19,388)
Restaurant              1992            1995              $712,329         $90,616         $75,578        ($15,038)    ($124,260)
Retail                  1992            1995               $32,891         $10,703          $8,863         ($1,840)      ($2,270)
Sanitation              1992            1995               $38,998            $767            $174           ($594)      ($5,619)
Telecommunications      1992            1995               $79,770         $15,518         $12,517         ($3,001)     ($14,459)
Video Production        1992            1995               $49,130          $2,010          $3,312          $1,302       ($6,072)
Agriculture             1993            1995               $30,211              $1              $0             ($1)           $0
Automotive              1993            1995            $4,282,836        $349,513        $264,887        ($84,626)    ($136,043)
Computers               1993            1995            $2,229,596        $188,186        $300,197        $112,011     ($168,156)
Construction            1993            1995              $156,808         $13,060         $13,838            $778       ($4,890)
Copiers                 1993            1995              $182,402         $34,023         $41,091          $7,068      ($10,107)
Environmental           1993            1995               $72,193          $5,272         $10,169          $4,897       ($6,179)
Fixtures                1993            1995               $46,183          $4,458         $11,658          $7,200            $0
Furniture               1993            1995              $188,312         $22,536         $30,392          $7,856       ($2,545)
Material Handling       1993            1995              $215,464         $49,495         $47,550         ($1,945)      ($8,613)
Medical                 1993            1995              $321,168         $95,551         $62,632        ($32,918)     ($11,098)
Manufacturing & Prod    1993            1995              $214,562         $27,462         $18,400         ($9,062)     ($10,793)
Office Equipment        1993            1995              $139,093          $6,376          $8,860          $2,485         ($240)
Printing                1993            1995               $86,115          $4,822          $7,457          $2,635      ($13,293)
Restaurant              1993            1995              $409,084         $48,198         $13,030        ($35,168)     ($34,988)
Retail                  1993            1995            $1,611,420      $1,042,917      $1,159,756        $116,839      $229,970
Telecommunications      1993            1995            $4,286,056        $743,382        $725,892        ($17,490)    ($498,634)
Transportation          1993            1995              $492,417        $107,360         $20,019        ($87,341)     ($41,603)
Video Production        1993            1995               $44,694            $834          $2,186          $1,353          ($38)
Computers               1994            1995               $87,124          $6,538          $6,681            $143      ($23,642)
Manufacturing & Prod    1994            1995            $4,274,389      $3,282,651      $3,920,390        $637,739      $197,449
Restaurant              1994            1995              $328,731        $249,347        $279,689         $30,342      ($13,335)
Telecommunications      1994            1995              $216,656         $23,994        $131,743        $107,749      ($34,910)
Computers               1995            1995               $36,958         $33,442         $33,448              $6            $0
Copiers                 1995            1995                $7,609          $6,148          $6,493            $346            $0
Medical                 1995            1995                $2,583          $1,128          $2,188          $1,059            $0
Manufacturing & Prod    1995            1995                $6,457          $2,849          $2,850              $1            $0

Agriculture             1992            1996               $31,460              $0              $0              $0         ($682)
Audio                   1992            1996               $92,826         ($2,059)         $3,806          $5,865        $3,870
Automotive              1992            1996              $287,713          $6,658         $17,197         $10,540       ($3,064)
Boats and Barges        1992            1996           $11,212,811      $5,847,446      $6,484,930        $997,484    $1,494,529
Computers               1992            1996              $898,409         $25,742         $43,694         $17,952      ($13,007)
Construction            1992            1996              $123,305         $14,286          $8,278         ($6,008)     ($16,199)
Copiers                 1992            1996               $68,955         ($1,779)         $1,015          $2,794       ($1,081)
Environmental           1992            1996               $40,826          $3,783              $0         ($3,783)      ($4,085)
Fixtures                1992            1996              $111,866          $6,089          $3,401         ($2,688)      ($6,541)
Furniture               1992            1996              $146,474          $3,363          $5,462          $2,100       ($2,755)
Material Handling       1992            1996               $21,393          $8,813          $2,100         ($6,713)      ($2,452)
Medical                 1992            1996              $146,946         $11,947          $9,110         ($2,837)      ($6,459)
Manufacturing & Prod    1992            1996              $667,197         $65,774         $45,284        ($20,490)     ($46,664)
Mining                  1992            1996              $578,501        $170,022        $185,000         $14,978       $60,364
Office Equipment        1992            1996               $16,072            $569            $689            $120         ($602)
Photography             1992            1996              $141,810         $15,166          $6,252         ($8,914)     ($14,371)
Printing                1992            1996              $145,378         $11,275         $15,431          $4,156        $6,849
Restaurant              1992            1996              $884,581         $44,176         $26,729        ($17,446)     ($44,464)
Retail                  1992            1996               $96,493          $3,602          $6,900          $3,298       ($1,170)
Sanitation              1992            1996               $98,510          $3,375            $493         ($2,882)      ($2,914)
Telecommunications      1992            1996              $761,258         $59,641         $98,290         $38,650       $47,869
Video Production        1992            1996              $121,200          $6,149          $7,489          $1,339       ($3,760)
Agriculture             1993            1996               $21,432              $0             $70             $70            $0
Automotive              1993            1996            $4,857,549        $272,271        $189,368        ($82,903)    ($162,026)
Computers               1993            1996            $3,479,468        $395,869        $645,770        $249,901     ($677,445)
Construction            1993            1996               $96,756          $7,966         $30,293         $22,327       $16,919
Copiers                 1993            1996              $106,667          $7,311          $9,624          $2,313         ($303)
Environmental           1993            1996              $247,777         $17,423          $5,377        ($12,046)     ($30,332)
Fixtures                1993            1996              $105,895              $0          $1,315          $1,315            $0
Furniture               1993            1996              $279,345         $35,048         $49,121         $14,073      ($29,464)
Material Handling       1993            1996              $101,226          $2,241          $3,333          $1,092         ($104)
Medical                 1993            1996              $540,339          $7,760         $17,215          $9,455        $1,594
Manufacturing & Prod    1993            1996              $726,873         $36,559         $63,956         $27,397      ($15,009)
Miscellaneous           1993            1996              $109,700             ($5)         $3,135          $3,141            $0
Office Equipment        1993            1996              $325,028          $3,026         $12,953          $9,927      ($53,619)
Printing                1993            1996              $185,965         $10,656         $20,955         $10,299       ($4,786)
Restaurant              1993            1996              $280,383          $6,137         $12,560          $6,424         ($704)
Retail                  1993            1996              $440,090         $71,872         $57,200        ($14,672)     ($36,991)
Sanitation              1993            1996               $18,319          $3,870         $14,042         $10,172        $7,122
Telecommunications      1993            1996            $3,379,187        $417,507        $467,241         $49,735     ($193,057)
Transportation          1993            1996               $87,016          $8,588         $27,917         $19,330       $14,920
Video Production        1993            1996              $113,063          $9,869            $472         ($9,397)     ($31,337)
Computers               1994            1996              $145,099         $18,104         $33,695         $15,591      ($51,596)
Fixtures                1994            1996                $5,701           ($248)            $15            $263            $0
Furniture               1994            1996               $43,911          $5,660              $0         ($5,660)     ($13,787)
Material Handling       1994            1996               $40,874          $4,719          $8,180          $3,462      $265,046
Medical                 1994            1996              $600,290         $58,047         $64,059          $6,012     ($285,307)
Manufacturing & Prod    1994            1996              $119,549         $31,979         $25,267         ($6,712)     ($42,424)
Printing                1994            1996               $39,622          $6,853          $4,000         ($2,853)     ($15,129)
Restaurant              1994            1996               $27,415         $14,772              $0        ($14,772)     ($16,490)
Telecommunications      1994            1996               $15,173             ($6)           $302            $308            $0
Computers               1995            1996              $173,672         $29,108         $20,133         ($8,975)      ($7,703)
Copiers                 1995            1996                $5,041              $0            $378            $378            $0
Fixtures                1995            1996               $44,435          $9,918          $7,530         ($2,389)      ($2,388)
Furniture               1995            1996               $11,279              $0              $0              $0       ($9,023)
Material Handling       1995            1996                $3,725            $125            $420            $295            $0
Medical                 1995            1996              $104,042         $82,701         $37,325        ($45,376)     ($45,738)
Manufacturing & Prod    1995            1996              $213,504        $115,772         $77,296        ($38,476)     ($36,655)
Printing                1995            1996                $6,610          $2,807          $2,967            $160            $0
Restaurant              1995            1996               $69,892         $66,077         $36,359        ($29,718)     ($29,718)
Retail                  1995            1996              $623,532        $524,555        $584,336         $59,781            $0
Telecommunications      1995            1996               $57,101          $3,218          $1,541         ($1,677)      ($1,867)
Video Production        1995            1996               $25,738         $12,618         $13,408            $790            $0
Computers               1996            1996               $24,535          $7,962              $0         ($7,962)      ($7,962)
Manufacturing & Prod    1996            1996               $52,320         $52,930              $0         $52,930            $0
Restaurant              1996            1996                $7,247            $114          $1,500          $1,386       ($1,312)

Automotive              1992            1997               $17,689         ($7,628)          ($453)         $7,176            (4)
Computers               1992            1997                $7,396             $93            $513            $420            (4)
Fixtures                1992            1997               $28,886              $0              $0              $0            (4)
Furniture               1992            1997               $31,271          $1,531          $1,109           ($422)           (4)
Material Handling       1992            1997            $1,230,947        $301,154        $189,056       ($112,098)           (4)
Photography             1992            1997               $15,100          $2,224              $0         ($2,224)           (4)
Printing                1992            1997               $26,495          $2,898          $1,108         ($1,790)           (4)
Restaurant              1992            1997               $26,616           ($389)             $0            $389            (4)
Telecommunications      1992            1997              $340,137         $33,390         $43,903         $10,514            (4)
Agriculture             1993            1997               $21,202              $0              $0              $0            (4)
Automotive              1993            1997              $151,663         ($6,696)         $6,666         $13,362            (4)
Computers               1993            1997              $234,105         $55,171         $53,395         ($1,776)           (4)
Construction            1993            1997               $28,368          $5,635          $6,242            $607            (4)
Environmental           1993            1997               $13,511          $3,930          $3,663           ($267)           (4)
Fixtures                1993            1997              $964,151        $233,721        $162,604        ($71,117)           (4)
Furniture               1993            1997              $182,902         $66,158         $66,677            $519            (4)
Manufacturing & Prod    1993            1997              $192,222         $52,869         $50,680         ($2,190)           (4)
Material Handling       1993            1997               $21,845          $4,212          $4,232             $20            (4)
Medical                 1993            1997               $39,210            ($29)           $273            $302            (4)
Office Equipment        1993            1997              $270,582         $37,330         $45,299          $7,969            (4)
Photography             1993            1997               $84,267         $24,879         $25,167            $289            (4)
Restaurant              1993            1997              $177,414         $32,483         $31,117         ($1,366)           (4)
Retail                  1993            1997              $106,154          $9,888         $17,756          $7,868            (4)
Telecommunications      1993            1997              $564,811         $88,546         $66,238        ($22,308)           (4)
Transportation          1993            1997              $110,543         $21,337         $23,577          $2,240            (4)
Computers               1994            1997               $64,759          $5,243          $8,339          $3,095            (4)
Furniture               1994            1997               $27,081          $2,575          $5,491          $2,916            (4)
Manufacturing & Prod    1994            1997              $182,528         $70,579         $78,674          $8,094            (4)
Medical                 1994            1997               $48,469           ($496)             $0            $496            (4)
Restaurant              1994            1997               $17,087            $346          $1,735          $1,389            (4)
Audio                   1995            1997               $24,180              $0              $0              $0            (4)
Computers               1995            1997              $125,924           ($259)         $1,950          $2,208            (4)
Copiers                 1995            1997                $3,219              $1              $0             ($1)           (4)
Manufacturing & Prod    1995            1997               $32,592         $12,662            $394        ($12,268)           (4)
Medical                 1995            1997                $7,755              $0              $0              $0            (4)
Telecommunications      1995            1997               $12,856           ($506)             $0            $506            (4)
Video Production        1995            1997                $5,116          $1,434          $1,619            $185            (4)
Aircraft                1996            1997            $5,690,161      $5,231,289      $5,305,164         $73,875            (4)
Manufacturing & Prod    1996            1997                $2,739      $2,317,341      $2,316,413           ($929)           (4)
Video Production        1996            1997               $48,295         $41,704         $45,625          $3,922            (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                  TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Six for the two years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                         Federal
      Type of             Year of         Year of         Acquisition      Net Book          Net             GAAP          Taxable
     Equipment          Acquisition     Disposition         Cost(1)        Value(2)       Proceeds(3)     Gain (Loss)    Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------------------

Restaurant                 1994            1995             $326,412       $274,229        $292,998         $18,770        ($8,364)
Computers                  1995            1995              $40,355        $36,171          $4,310        ($31,861)            $0
Manufacturing & Prod       1995            1995             $107,995        $70,846         $13,253        ($57,593)       ($6,821)
Printing                   1995            1995           $1,820,770     $1,218,354        $847,650       ($370,703)     ($189,624)

Computers                  1994            1996              $18,446         $5,353          $3,560         ($1,793)      ($10,985)
Manufacturing & Prod       1994            1996              $17,177         $8,953          $9,433            $480             $0
Telecommunications         1994            1996              $24,655        $18,456         $20,460          $2,004             $0
Computers                  1995            1996           $1,347,917       $329,160        $125,734       ($203,426)     ($541,146)
Construction               1995            1996          $22,064,270    $16,995,923     $16,995,923              $0      ($623,361)
Medical                    1995            1996             $103,056        $44,801         $50,884          $6,083             $0
Manufacturing & Prod       1995            1996           $1,409,938       $812,883        $444,921       ($367,962)     ($374,116)
Printing                   1995            1996           $5,442,336     $2,288,789      $1,412,324       ($876,465)     ($414,037)
Restaurant                 1995            1996             $268,961       $253,439        $269,638         $16,199             $0
Telecommunications         1995            1996           $1,650,391     $1,200,958      $1,315,148        $114,190             $0

Computers                  1994            1997             $113,009        $63,265         $71,697          $8,432             (4)
Computers                  1995            1997             $221,901        $23,359         $39,691         $16,332             (4)
Manufacturing & Prod       1995            1997             $862,842       $105,833        $711,577        $605,744             (4)
Medical                    1995            1997               $3,235             $0              $0              $0             (4)
Printing                   1995            1997           $1,065,804       $306,448        $352,220         $45,773             (4)
Manufacturing & Prod       1996            1997             $609,720        $51,344        $125,807         $74,463             (4)


(1)  Acquisition  cost includes  Acquisition  Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                       ICON CASH FLOW PARTNERS L.P. SEVEN
             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

     INSTRUCTIONS: To purchase or acquire ownership interests in ICON Cash Flow Partners L.P. Seven, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.

1. INVESTED AMOUNT: Units Purchased. Indicate the total dollar amount and the number of Units you wish to purchase in ICON Cash Flow Partners L.P. Seven. Each whole Unit has a cost of $100.00 and each 1/10,000th of a Unit costs $.01. (Example: For an investment of $2,723.23, the number of Units will equal 27.2325 Units.) The Partnership has a minimum Initial Investment requirement of $2,500 except for IRAs, SEPs and Qualified Pension, Profit-Sharing or Stock Option Plans including Keogh Plans for which the minimum Investment is $1,000. (Please see the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section in the Prospectus for details and restrictions.)

2.   REGISTRATION  INFORMATION:
     A. Subscriber or Investor Information. Fill in the name, address and tax identification number for each subscriber. (If necessary, attach an additional sheet and have the additional subscribers sign such sheet.)
     B. Trustee or Custodian Information. Please have the Trustee(s) or Custodian(s) of your fiduciary account complete Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified
Plan), or in another fiduciary account. (Note: Section 2A must be completely filled out for subscriber information address.)
     C. Citizenship. Please indicate if you are a U.S. Citizen or U.S. Resident Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.

3. FORM OF OWNERSHIP: (Mark only one box. Information as to signatures that are required, depending on the type of ownership, is provided below.)
INDIVIDUAL OWNERSHIP-investor's signature required.
HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required. JOINT TENANTS-signatures of all parties are required. TENANTS IN COMMON-signatures of all parties are required. PARTNERSHIP-signature of an authorized partner required. CORPORATION-signature of an authorized officer required. IRA, SEP, KEOGH-signature of trustee or custodian required. CUSTODIAL ACCOUNT-signature of custodian required. TRUST-signature of trustee required.

4. DISTRIBUTIONS: For Non-Custodial Accounts, if you want your distribution checks to be mailed to an address other than as shown in Section 2A, please complete this section.

5. SIGNATURES: Please complete the Investor Data Sheet of the Subscription Agreement (Page C-3) and read the Investor Suitability Requirements and Representations on the reverse side of the Data Sheet (Page C-4). After you have done so, please sign and date the Subscription Agreement. (Please refer to Section 3 on Page C-1 for information as to who should sign.)

6. BROKER/DEALER INFORMATION: The Registered Representative must complete this section of the Subscription Agreement. An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.

7. INVESTMENT CHECKS & SUBSCRIPTIONS: Until you are notified that the escrow condition of the sale of 12,000 Units has been completed, please make checks payable to "The Bank of New York (N.J.) ICON L.P. Seven Escrow Account." Thereafter, checks should be made payable to "ICON Cash Flow Partners L.P. Seven" Your check should be in the amount of your subscription as shown in
Section 1 of the Subscription Agreement. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your subscription check, in the amount of the subscription price (as shown in Section 1 on Page C-3) to: ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528. An original executed pink copy of this Subscription Agreement will be returned to you for your files.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH. PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.
         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy
                                       C-1

                               GENERAL INFORMATION


     1. Each Subscriber is hereby advised that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently; (b) YOU SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS; (c) your investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus in the "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations" Sections of the Prospectus; and (d) your representations in Section 5 on Page C-3 (as evidenced by signing and initialling therein) and in Paragraphs 3 - 5 on Page C-4 (as evidenced by your initialling of clause (3) of Section 5 on Page C-3) do not constitute a waiver of any of your rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

     2. Each Subscriber is further advised that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for you to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, each Subscriber or transferee must satisfy either (a) the general minimum investment and investor suitability standards established by the Partnership or (b) if more stringent, the minimum investment and investor suitability standards of the State where such Subscriber or transferee resides. Both the Partnership's general requirements and more stringent standards imposed by certain States are described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus. Finally, the State of California imposes requirements on transfers to residents of California, as summarized in the following legend, which are in addition to the provisions of
Section 10 of the Partnership Agreement:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                       ICON CASH FLOW PARTNERS L.P. SEVEN
SUBSCRIPTION AGREEMENT     A Delaware Limited Partnership

1.   INVESTMENT:  (Check Appropriate Boxes)
A.   UNITS PURCHASED. Dollar Amount____________  No.  of  Units  ____________
B.   TYPE  OF  INVESTMENT.____Initial Investment ____Additional  Investment

2.   REGISTRATION INFORMATION:  (Please type or print  clearly)
A.   SUBSCRIBER  INFORMATION.  (Please  specify  Mr.  or Ms.)
Subscriber's
Name(s):______________________________________________________________________
Subscriber Tax I.D. No. or Social Security No._____________________ Subscriber's Residential Address:
Street______________________________________________________________________
City/Town _________________________ State__________ Zip Code__________
Telephone No.(Day)______________________________________
B. TRUSTEE OR CUSTODIAL INFORMATION. (of IRAs, Qualified Plans, other Trustees,etc., if applicable)
Trustee's or Custodian's Name(s):___________________Trustee Tax I.D.No:_______
FBO:_______________________________________   Acct. No:_______________________
Date Trust or Account Established:____________
Year to which Subscription applicable: 19_____
Trustee's or Custodian's Address:
Street______________________________________________________________________
City/Town _________________________ State_____________ Zip Code _______
Contact Name __________________________ Phone_________________________________
C. CITIZENSHIP. (Check One) __ U.S.Citizen __ U.S.Resident Alien Non-Resident (Specify Country):
D.   FORM OF OWNERSHIP: (Mark only one box)
     ___ Individual Ownership ___ Partnership ___ Husband and Wife, as Community Property ___ Corporation ___ Joint Tenants ___ Tenants in Common ___ Custodial Account FIDUCIARY ACCOUNTS (All Sections in 2B must be filled out) ___ IRA, SEP, Keogh ___ Trust ___ Custodial Account
4. DISTRIBUTION ALTERNATIVES:(COMPLETE ONLY IF PAYEE IS DIFFERENT THAN SECTION 2A OR 2B ABOVE)
Check if:
__ You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.
__ You wish Direct Deposit of Distributions or that they be sent to more than one Payee. Please complete the Special Payment Instruction Form.
__ You wish Distributions to be sent to the Payee and Address listed below. Please complete the following information:
Payee     Name:_________________________________________________________________
Branch:   _________________________________   Account   Number:_________  Street
Address:_____________________________________________________________  City/Town
_________________________ State__________ Zip Code ___________ 5. SIGNATURES AND
INITIALS: The undersigned confirms that he/she (1) has received a copy of the Prospectus (Initial____); (2) has read Page C-2 hereof (Initial____) (except residents of Iowa, Maine, Massachusetts, Minnesota and Missouri); and (3) makes the representations contained on Page C-4 hereof (Initial____). The undersigned
(4) acknowledges that an investment in Units is not liquid (Initial____); (5) declares that, to the best of his/her knowledge, all information in Sections 1-4 of this Page C-3 is accurate and may be relied upon by the General Partner (Initial____); and (6) appoints the General Partner as his/her attorney-in-fact as described in Paragraph 2 on Page C-4 (Initial____). Sign X_______________________________ Sign X________________________________ Here
Subscriber's Signature Date Here Authorized Signature Date
                                            Custodian/Trustee/Officer/Partner)
     X_______________________________       X________________________________
        Subscriber's Signature  Date         Print Name
                                             Custodian/Trustee/Officer/Partner
6. BROKER/DEALER INFORMATION: The Seller Dealer must sign below to complete the order and, by doing so, thereby represents that (1) both it and its registered representative which solicited the subscription (the "Sales Representative"):
(a) is duly licensed by, and in good standing with, the NASD and may lawfully offer Units in the State(s) listed in Section 2.A, above; (b) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his /her investment objectives, other investments, financial situation and needs and other information known by the Selling Dealer or the Sales Representative, that the Investment described in Section 1, above is suitable in light of Subscriber's income, net worth and other characteristics; and (c) the Sales Representative has (i) informed Subscriber as to the limited liquidity of the Units and (ii) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of Units. Brokerage Firm Name______________________Supervisor____________Tele.Number____________ Sales
Representative's        Name___________________________        CRD        Number
_________Tele.Number__________        Sales       Representative's        Street
Address_______________________________________   City/Town______________________
State_____________ Zip Code_______________ Authorized signature (Branch Manager or Registered Principal). Order cannot be completed without signature. X____________________________________________________________ 7. INVESTMENT
CHECKS & SUBSCRIPTIONS: Mail the completed Subscription Agreement with a check payable as indicated in the instructions, to: ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528.

ACCEPTANCE BY GENERAL PARTNER            ICON Capital Corp., General Partner
ICON CASH FLOW PARTNERS L.P. SEVEN       By:_______________________________
A Delaware Limited Partnership               Authorized Signature      Date

INVESTOR SUBSCRIPTION; APPOINTMENT OF ATTORNEY-IN-FACT; AND REPRESENTATIONS

     1. Subscription for Units. Each subscriber (a "Subscriber"), by signing his/her name in Section 5 on Page C-3, thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") in ICON Cash Flow Partners L.P. Seven, a Delaware limited partnership (the "Partnership"), as set forth in
Section 1.A on Page C-3; (b) agrees to become a Limited Partner of the Partnership upon acceptance of his/her subscription by the General Partner of the Partnership, ICON Capital Corp. (the General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement (except as provided to the contrary herein or therein for residents of certain States). Subscriber hereby subscribe for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 fer each Unit/$.01 for each 1/100th of a Unit shown in Section 1.A on Page C-3, subject to (i) any volume or other discounts (as described in the "Plan of Distribution" Section. of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

     2. Appointment of the General Partner as Subscriber's Attorney-in-Fact. By signing his/her name in Section 5 on Page C-3 (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section 15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in
Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

     3. General Subscriber Representations. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she: (a)
either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND
MINIMUM  INVESTMENT  REQUIREMENTS;   SUBSCRIPTION  PROCEDURES"  Section  of  the
Prospectus (except residents of Iowa, Maine, Massachusetts, Minnesota and Missouri who may not make such representation); (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3; (c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

     4. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for such Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action; partnership agreement; trust indenture; etc.) and applicable law.

     5. Tax Representations. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is are no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause
(b) of this Paragraph 5 before signing).

     UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.
                                       C-4

                       ICON CASH FLOW PARTNERS L.P. SEVEN
                        SPECIAL PAYMENT INSTRUCTION FORM
                  FOR DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS
                             AND/OR MULTIPLE PAYEES

                              * * * IMPORTANT * * * ALL SPLIT DISTRIBUTIONS MUST BE MADE BY DIRECT DEPOSIT ONLY!
        PLEASE USE THIS SPECIAL PAYMENT FORM FOR ALL SPLIT DISTRIBUTIONS!

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.


First Payee:

Bank Name___________________________  Bank Address___________________________


Bank ABA #__________________________  Bank Routing No._______________________

Name of Account Holder______________  Account Type___________________________
                                      Account No.______________________

% to be Paid*_______________________  New Instructions:     Yes |_|No|_|


Second Payee:

Bank Name___________________________  Bank Address___________________________


Bank ABA #__________________________  Bank Routing No._______________________

Name of Account Holder______________  Account Type___________________________
                                      Account No._______________________

% to be Paid*_______________________  New Instructions:     Yes |_|No|_|


* Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.


-----------------------------------     ------------------------------------
Original signature -                    Original signature -
Subscriber - Limited Partner            Subscriber - Limited Partner
or Authorized/Custodial Representative

----------------------------------      ------------------------------------
Date Signed                             Original Signature -
                                        Subscriber - Limited Partner


                      Please make a copy for your records.
ICON Securities Corp. o 600 Mamaroneck Avenue o Harrison, New York 10528

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.



                                      ICON
                               CASH FLOW PARTNERS
                                   L.P. SEVEN

                         A Delaware Limited Partnership
                          $1,200,000 (Minimum Offering)
                  12,000 Units of Limited Partnership Interest
                                $100.00 Per Unit
                      Minimum Investment 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)



                                   PROSPECTUS


                              ICON SECURITIES CORP.
                                 Dealer-Manager


                                November 9, 1995




                              ICON Securities Corp.
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                (914) 698-0600



UNTIL FEBRUARY 7, 1996 (90 DAYS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 16.    Exhibits and Financial Statement Schedules.

                  a)    Exhibits.  See attached Exhibit Index.
                  b)    Financial Statement Schedules.
                        See Table VI - Acquisition of Equipment by the Prior Public Programs.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 24th day of July, 1997.

                              ICON CASH FLOW PARTNERS L.P. SEVEN
                               (A Delaware limited partnership)

                              By:   ICON CAPITAL CORP.,
                                 General Partner


                              By:   /s/Beaufort J. B. Clarke
                                    Beaufort J.B. Clarke
                                    President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 24th day of July, 1997.


Signatures                                Title(s)


/s/Beaufort J. B. Clarke              President (Chief Executive
Beaufort J. B. Clarke                 Officer) and Director of ICON
                                      Capital Corp., the General Partner
                                      of the Registrant

/s/Gary N. Silverhardt                Vice President
Gary N. Silverhardt                   (Chief Financial Officer) and
                                      Assistant Treasurer of ICON
                                      Capital Corp.


/s/Thomas W. Martin                  Executive Vice President, Treasurer,
Thomas W. Martin                     Secretary   and   Director  of  ICON
                                     Capital  Corp.

/s/Neil A. Roberts                    Chairman of the Board of Directors

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ----------------------




                                    EXHIBITS

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                            ----------------------



                      ICON CASH FLOW PARTNERS L.P. SEVEN
        (Exact name of registrant specified in governing instruments)

                       ICON CASH FLOW PARTNERS L.P. SEVEN

                                  EXHIBIT INDEX


Exhibit
  No.       DESCRIPTION                                                   Page

1.    Underwriting agreements.
      1.1   Form of Dealer-Manager Agreement................................. **
      1.2   Form of Selling Dealer Agreement................................. **

4.    Instruments defining the rights of security holders.
      4.1   The Partnership's Third Amended and Restated
            Agreement of Limited Partnership is included
            as Exhibit A to the Prospectus.
      4.2 The Subscription Agreement, including the Limited Partner Signature Page and Power of Attorney, whereby a subscriber agrees to purchase Units and adopts the provisions of the Agreement of Limited Partnership is included in Exhibit C to the Prospectus.
      4.3   Copy of the Partnership's Certificate of Limited
            Partnership filed with the Delaware Secretary of State
            on May 23, 1995.................................................. *

5.    Opinion re legality.
      5.1   Opinion of Whitman Breed Abbott & Morgan with
            respect to securities being registered........................... *

8.    Opinion re tax matters.
      8.1   Opinion of Whitman Breed Abbott & Morgan with
            respect to certain tax matters................................... *

10.   Material Contracts.
      10.2  Escrow Agreement................................................. *

23.   Consents of experts and counsel.
      23.1  Consent of KPMG Peat Marwick LLP...............................E-
      23.2 Consent of Whitman Breed Abbott & Morgan appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Whitman Breed Abbott & Morgan appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1  Powers of Attorney .............................................. *

99.   Additional Exhibits.
      99.1  Table VI - Acquisition of Equipment by the Prior
            Public Programs................................................E-

* Filed as an Exhibit to the S-1 Registration Statement filed on July 11, 1995 and is incorporated herein by reference.

**  Filed  as an  Exhibit  to Amendment  No.  3 to the S-1 Registration
  Statement filed on November 9, 1995 and is incorporated  herein by reference.

                                  EXHIBIT 23.1

                                   CONSENT OF
                              KPMG PEAT MARWICK LLP

The Board of Directors
ICON Capital Corp:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



New York, New York
June 20, 1997

                                  EXHIBIT 99.1

                                    TABLE VI

                            ACQUISITION OF EQUIPMENT
                          BY THE PRIOR PUBLIC PROGRAMS

                                    TABLE VI
                 Acquisition of Equipment - Prior Public Program
                                   (unaudited)

     The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at March
31, 1997:

          Original Lessee                                                       Date          Total          Cash        Acquisition
         or Equipment User                Location            Equipment       Purchased   Financing (1)   Expended (2)    Cost (3)
------------------------------------- ------------------  ------------------ ------------ -------------  -------------   -----------

Campbell Soup Company                 Sacramento, CA      Computers               Sep-91             $0        $27,411      $27,411
Center For The Media Arts             New York, NY        Audio Visual            Nov-88              0        377,126      377,126
Center For The Media Arts             New York, NY        Audio Visual            Mar-90              0         82,204       82,204
Chesebrough Ponds                     Westport, CT        Material Handling       Jun-88         23,058          4,475       27,533
Chesebrough Ponds                     Westport, CT        Material Handling       Jun-88              0         54,508       54,508
Ciba-Geigy Corp.                      Greensboro, NC      Copiers                 Sep-91              0         49,081       49,081
Ciba-Geigy Corp.                      Greensboro, NC      Computers               Sep-91              0         74,389       74,389
Ciba-Geigy Corp.                      Summit, NJ          Computers               Sep-91              0         39,459       39,459
Corporate Mailings, Inc.              Whippany, NJ        Office Copier           Jun-88        130,113         29,440      159,553
Data Broadcasting Corporation         Vienna, VA          Computers               Jun-90        771,520         56,283      827,803
Doran &  Doran PC                     Ames, IA            Medical                 Jun-88         25,642          4,115       29,757
First Boston Corp.                    New York, NY        Copiers                 Feb-89         73,438          8,475       81,913
First Hudson Equipment Leasing Corp.  White Plains, NY    Computer                Jun-88              0         75,224       75,224
Godiva Chocolatier, Inc.              Reading, PA         Computers               Sep-91              0         32,561       32,561
Gould, Inc.                           Ft. Lauderdale, FL  Office Copier           Jun-88         34,982         14,857       49,839
Hospital Authority Of Gwinnett        Lawrenceville, GA   Medical                 Jun-88         49,274          7,117       56,391
Ingalls Same Day Surgery              Tinley Park, IL     Medical                 Jun-88         71,572          9,490       81,062
Ingersoll-Rand Company                Mayfield, KY        Copiers                 Sep-91              0        117,238      117,238
Intelligent Light                     Fairlawn, NJ        Computers               Jun-88         46,131          7,662       53,793
Internal Revenue Service              Philadelphia, PA    Office Equipment        May-89              0         83,114       83,114
Ivan C. Namihas MD                    Las Vegas, NV       Medical                 Jun-88              0         29,784       29,784
L & H Abstracts                       White Plains, NY    Telecommunications      Jul-89              0         41,229       41,229
Laclede Steel Company                 St. Louis, MO       Computers               Jun-89         69,618          2,513       72,131
Ladera Heights Hospital               Los Angeles, CA     Computers               May-89              0        271,415      271,415
Liverpool Blueprint, Inc.             Liverpool, NY       Commercial Copier       May-89              0        114,048      114,048
Liverpool Blueprint, Inc.             Liverpool, NY       Reprographics           Jul-93              0         53,149       53,149
Marvin Sugarman Productions           Valencia, CA        Audio Visual            Aug-90        179,379          4,617      183,996
Massachusetts General Life            Englewood, CO       Computers               Dec-89        327,971         19,220      347,191
Mcginn Tool & Engineering Co.         Franklin, IN        Manufacturing & ProductiJun-95              0         27,000       27,000
Medical Center Of Independence        Independence, MO    Medical                 Jun-88         59,838          8,192       68,030
New York Telephone                    New York, NY        Copiers                 Jun-88        173,024         32,155      205,179
Newark Beth Israel Medical Ctr        Newark, NJ          Medical                 Sep-91              0         40,556       40,556
Pandick Technologies, Inc.            New York, NY        Office Copier           Jun-88        184,910         44,661      229,571
Payless Cashways/Parctec              New York, NY        Retail                  Dec-93        141,791          7,365      149,156
Professional Blueprinters             Norfolk, VA         Commercial Copier       Mar-89              0        120,682      120,682
Quality Plants                        Manorville, NY      Agriculture             May-89              0         37,991       37,991
Rainbow Abstracts                     White Plains, NY    Office Copier           Jul-88              0        107,503      107,503
Ralph's Foods                         Edroy, TX           Printing                May-89              0         83,027       83,027
Richman Gordman Stores, Inc.          Omaha, NE           Retail                  Dec-90        172,690         25,823      198,513
Richman Gordman Stores, Inc.          Omaha, NE           Retail                  Dec-93              0         39,887       39,887
Ridgebury Equestrian Center           New Hampton, NY     Agriculture             Sep-88              0         27,968       27,968
S.J.C. Video Corporation              Valencia, CA        Video Production        Aug-90              0        341,796      341,796
Santangelo dba Valley Shopping        Derby, CT           Agriculture             Dec-88              0         31,425       31,425
Sparta, Inc.                          La Jolla, CA        Computer                Jun-88         33,587          7,593       41,180
Stamford Lithographics                Stamford, CT        Printing                Feb-89              0         50,258       50,258
Staten Island Ob & Gyn Assoc.         Staten Island, NY   Medical                 Jun-88              0         26,215       26,215
Taco Amigo                            Audubon, NJ         Restaurant              Mar-89              0        103,459      103,459
Texas Instruments, Inc.               Dallas, TX          Computers               Jun-88        175,382         35,954      211,336
The Guardian Life Insurance Company   Spokane, WA         Office Copier           Jun-88        221,181         46,190      267,371
Triangle Reproductions, Inc.          Houston, TX         Commercial Copier       Dec-90              0         74,677       74,677
Tucker Anthony                        New York, NY        Office Copier           Jun-88         22,813          7,083       29,896
V. Bruce Mccord                       Gardiner, NY        Agriculture             Sep-88              0         36,139       36,139
Wakefern Food Corp.                   Elizabeth, NJ       Office Copier           Jun-88         41,749         22,756       64,505
William F. Hineser Dpm, P.C.          Arvada, CO          Medical                 Jun-88              0         25,695       25,695
                                      Total Equipment transactions less than $25,000            266,061      1,385,490    1,651,551


                                                                                             ----------     ----------   -----------
                                                                                             $3,295,724     $4,487,744   $7,783,468
                                                                                             ==========     ==========   ===========

(1)  This is the  financing  at the date of  acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31. 1997

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                 Acquisition of Equipment - Prior Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series A at March 31, 1997 pursuant to leases or which secure its Financing Transactions.


                            Equipment           Equipment           Total
Equipment Category            Leases           Financings         Portfolio
---------------------       ---------          ----------        ----------

Retail Systems              $189,043            $59,906           $248,949
Computer Systems               5,018            205,620            210,638
Manufacturing                      0            198,530            198,530
Reprographics                 53,149                  0             53,149
Video Production                   0             44,248             44,248
Telecommunications                 0             41,535             41,535
Printing                           0             33,033             33,033
Material Handling                  0             27,258             27,258
Medical                            0             12,963             12,963
Sanitation                     3,571                  0              3,571
                            ---------      ------------           --------

                            $250,782           $623,093           $873,875
                            =========      ============           ========

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31,
1997:

         Original Lessee                                                              Date        Total        Cash      Acquisition
        or Equipment User               Location               Equipment            Purchased  Financing(1) Expended(2)     Cost(3)
---------------------------------- -------------------- ------------------------    ---------  -----------  ----------   -----------

A & E Reprographics & Supply       Memphis, TN          Reprographics                Jan-90           0     $102,003     $102,003
A Action Rental, Inc.              Pittsburg, PA        Environmental Equipment      Sep-91          $0       45,514       45,514
Ad Art Design Co., Inc.            Gaitherburg, MD      Computers                    Aug-94           0       26,405       26,405
Adams Optics                       Athens, GA           Furniture                    Jun-90           0       26,278       26,278
Advance Waste                      Mableton, GA         Sanitation                   Dec-91           0       24,282       24,282
Aladdin Carpet Cleaning & Rest     Huntington Bch, CA   Manufacturing & Production   May-95           0       28,292       28,292
Alan Williams & Associates         N. Hollywood, CA     Computers                    Jun-95           0       40,975       40,975
Aluminum Company of America        Pittsburgh, PA       Computers                    Dec-89           0      107,733      107,733
American Disposal, Inc.            Palmyra, PA          Front Load Containers        Sep-91           0       57,847       57,847
American Senior Citizens Alliance  Orlando, FL          Computers                    Jul-90           0       54,290       54,290
American Senior Citizens Alliance  Orlando, FL          Telecommunications           Aug-90           0       56,219       56,219
AP Propane, Inc.                   King Of Prussia, PA  Computers                    Nov-90     352,251       43,294      395,545
AP Propane, Inc.                   King Of Prussia, PA  Computers                    Nov-90   1,216,935      115,673    1,332,608
AP Propane, Inc.                   King Of Prussia, PA  Computers                    Nov-90     458,472       43,819      502,291
Ascom Communications, Inc.         Bronx, NY            Telecommunications           Apr-94           0       36,547       36,547
Assix International, Inc.          Tampa, MA            Computers                    Nov-89     192,258       20,187      212,445
Assix International, Inc.          Tampa, FL            Furniture                    Nov-89           0       75,299       75,299
B & D Hauling, Inc.                Columbus, OH         Front Load Containers        Sep-91           0       51,268       51,268
B & P Refuse Disposal, Inc.        Manassas, VA         Containers & Carts           Jul-90           0       47,913       47,913
Badalaty, DMD Madeline M.          Ocean Township, NJ   Medical                      Oct-90           0       25,882       25,882
Ballingers USA, Inc.               New York, NY         Furniture                    May-92           0      188,807      188,807
Barry S. Kaplan Md Pa              Miami, FL            Computers                    Jun-95           0       35,313       35,313
Bell Telephone of Pennsylvania     Pittsburgh, PA       Office Equipment             Oct-89           0       85,048       85,048
Bendor Corp.                       Dallas, TX           Fixture                      Dec-90      24,599        3,048       27,648
BJ's Kountry Kitchen               Fresno, CA           Restaurant Equipment         Jun-91           0       60,255       60,255
Blispak, Inc.                      Whippany, NJ         Manufacturing & Production   Aug-90           0      125,371      125,371
Bluebonnet Milling Company         Ardmore, OK          Material Handling            Dec-90      34,378        3,014       37,391
BOC, Inc.                          Murray Hill, NJ      Computers                    Sep-89     178,212       36,246      214,459
Bowers Sanitation                  Vickery, OH          Sanitation                   Dec-91           0       32,682       32,682
Braintec Corporation               Irvine, CA           Computers                    Apr-95           0       27,291       27,291
Brenlar Investments, Inc.          Novaro, CA           Furniture                    Oct-94           0      303,000      303,000
Bull Run Metal Fabricators         Powel, TN            Manufacturing & Production   Mar-90           0       31,129       31,129
Buntastic, Inc.                    Savannah, GA         Restaurant Equipment         Dec-90      36,986        2,989       39,975
Business Application Soures        Costa Mesa, CA       Furniture                    Dec-90           0       29,806       29,806
Cal Rentals & Sales, Inc.          Pittsburg, PA        Construction                 Jun-91           0       24,724       24,724
Captain Cookie Company             Shreveport, LA       Restaurant Equipment         Jun-90           0       26,305       26,305
Card Brothers Equipment, Inc.      Merrill, MI          Computers                    Dec-90      55,570        4,943       60,513
Career Systems, Inc.               Knoxville, TN        Computers                    Mar-90           0       26,489       26,489
Centran Mississippi Farm           Vicksburg, MS        Agriculture                  Sep-90           0      126,048      126,048
Channel 17 Associates Ltd.         Birmingham, AL       Video Production             Sep-92           0      104,457      104,457
Channel 17 Associates Ltd.         Birmingham, AL       Video Production             Sep-92           0      278,333      278,333
Channel 17 Associates Ltd.         Birmingham, AL       Telecommunications           Sep-92           0       64,731       64,731
Channel 17 Associates, Ltd.        Birmingham, AL       Audio Equipment              Aug-93           0      128,455      128,455
Chester Wojda Dba                  Zephyrhills, FL      Material Handling            Oct-95           0       26,533       26,533
Chris & John's Auto Body, Inc.     Milwaukie, OR        Material Handling            Dec-90      43,082        3,740       46,822
Chrysler Motor Corp.               Highland, MI         Computers                    Mar-91   2,039,527      649,217    2,688,744
Ciba-Geigy                         Ardsley, NY          Computers                    Sep-89     123,897        9,984      133,882
Circuit Wise, Inc.                 North Haven, CT      Manufacturing & Production   Jan-91           0      108,613      108,613
Circuit Wise, Inc.                 North Haven, CT      Manufacturing & Production   Jan-95           0       50,110       50,110
CIS Corp.                          College Park, GA     Telecommunications           Mar-97           0      822,592      822,592
Clark Bagels Inc.                  Clark, NJ            Fixture                      Apr-95           0       27,790       27,790
Clear Film Printing, Inc.          Kaufman, TX          Printing                     Sep-89           0       26,000       26,000
Coastal Blue, Inc.                 San J Capistrano, CA Copiers                      Nov-89           0      130,000      130,000
Colorgraphics of Arizona, Inc.     Phoenix, AZ          Reprographics                Dec-90      48,787        4,289       53,076
Concord Chrysler Plymouth          Concord, MA          Manufacturing & Production   Jun-93           0       26,401       26,401
Consolidated Waste Ind., Inc.,     Washington, DC       Sanitation                   Jun-90           0       31,990       31,990
Criterion Labs, Inc.               San Jose, CA         Manufacturing & Production   Mar-95           0       37,594       37,594
D & V Carting                      Wellington, FL       Sanitation                   Dec-91           0       28,137       28,137
Dalane Machining, Inc.             Tampa, FL            Material Handling            Jul-92           0       30,692       30,692
Dalla Corte Lumber, Inc.           Stafford Spring, CT  Manufacturing & Production   Jul-90           0       28,875       28,875
Data Broadcasting Corp.            Vienna, VA           Satellite Dishes             Jun-90     771,520       56,283      827,803
Days Inn Motel                     Orlando, FL          Telecommunications           Dec-90      65,891        5,409       71,300
Dennis Owens Dba                   Dekalb, IL           Manufacturing & Production   Apr-95           0       28,253       28,253
Dow Chemical Company               Midland, MI          Manufacturing & Production   Aug-90     612,686      187,631      800,317
Dr. Alexander A. Tocher, MD        Millerplace, NY      Furniture                    Jun-90           0       56,460       56,460
Dr. Peter Williams                 Brooklyn, NY         Medical                      Nov-89           0       25,919       25,919
Dr. Ronald C. Pluese               Boca Raton, FL       Medical                      Jun-90           0       41,659       41,659
Dr. Travis A. Gresham              Bonita Springs, FL   Medical                      Jun-90           0       28,408       28,408
DSC Corporate Services, Inc.       Plano, TX            Computers                    Jun-90     934,676      476,765    1,411,441
Durand's Meat & Grocery Co., Inc.  Youngsville, LA      Computers                    Sep-90           0       27,391       27,391
East Tennessee Warehousing         Ooltewah, TN         Material Handling            Apr-90           0      135,655      135,655
Edward Lewis and Sons              Mineola, NY          Furniture                    Sep-89           0       25,392       25,392
EPI Technologies, Inc.             Richardson, TX       Medical                      May-90           0      168,516      168,516
Expedi Printing, Inc.              New York, NY         Manufacturing & Production   Jun-90           0       32,435       32,435
Express Food Stores, Inc.          Flagstaff, AZ        Restaurant Equipment         Dec-90      28,595        2,759       31,354
First Coast Paralegal Clinic       Jacksonville,FL      Computers                    Sep-90           0       46,267       46,267
FMC Corporation                    Chrcago, IL          Computers                    Nov-90     326,531       41,141      367,673
Ford Motor Company                 Dearborn, MI         Computers                    Feb-91     194,951       32,193      227,144
Fred Meyer, Inc.                   Portland, OR         Computers                    Sep-90   1,288,916      130,877    1,419,794
Fred Meyer, Inc.                   Portland, OR         Retail                       Sep-90   2,274,335      300,261    2,574,596
Fred Meyer, Inc.                   Portland, OR         Computers                    Oct-90   1,134,269      149,549    1,283,818
Fred Meyer, Inc.                   Portland, OR         Computers                    Oct-90   2,767,380      351,826    3,119,206
Fred Meyer, Inc.                   Portland, OR         Retail                       Oct-90     585,706       59,424      645,130
Fred Meyer, Inc.                   Portland, OR         Retail                       Oct-90     101,709       12,845      114,554
Fred Meyer, Inc.                   Portland, OR         Computers                    Jun-94     475,927      193,466      669,394
Fred Meyer, Inc.                   Portland, OR         Computers                    Jun-94     271,472      116,806      388,278
Frymaster Corporation              Shrevport, LA        Copiers                      Feb-91           0       40,840       40,840
Gary Baldwin                       Dallas, TX           Agriculture                  Apr-90           0       26,036       26,036
Gaton St. Clement Corp.            Chavin, LA           Point Of Sale Registers      Jul-90           0       27,679       27,679
GE Plastics                        Pittsfield, MA       Copiers                      Sep-89      45,069        5,579       50,648
GE Plastics                        Pittsfield, FL       Furniture                    Dec-89           0       31,376       31,376
GE Plastics                        Pittsfield, MA       Furniture                    May-90      91,362       14,539      105,901
GE Plastics                        Pittsfield, MA       Telecommunications           May-90      29,988        4,862       34,850
Gem City Engineering Co.           Dayton, OH           Electrical                   Dec-90           0       68,755       68,755
Goshen Crossing Mobile             Gaithersburg, MD     Material Handling            Jul-90           0       26,219       26,219
Greystone Drugs, Inc.              Bronx, NY            Fixture                      Jan-95           0       28,449       28,449
Harlan M. Kretch Dba               Mankato, MN          Manufacturing & Production   Nov-95           0       31,312       31,312
Harnischfeger Industries           Pensacola, FL        Medical                      Dec-90           0       44,148       44,148
Harnischfeger Industries           Brookfield, WI       Computers                    Oct-92      79,557            0       79,557
Henry Guzmah                       Fountain Valley, CA  Furniture                    Jun-91           0       26,005       26,005
Hexcel Corp.                       Dublin, CA           Computers                    Nov-90     566,036       76,534      642,571
HMS Property Management Group      Beachwood, OH        Furniture                    Jul-90           0       34,265       34,265
Hometown Buffet, Inc.              San Diego, CA        Restaurant                   Feb-95           0      618,000      618,000
Hughes Aircraft Company            Los Angeles, CA      Computers                    Apr-90      37,907      502,692      540,599
Imperial Plastics, Inc.            Lakeville, MN        Manufacturing & Production   Aug-90           0      530,400      530,400
Indy Pro Audio Production Srvc     Indianapolis, IN     Manufacturing & Production   Aug-95           0       35,155       35,155
Institutional Laundry Services     Lakewood, NJ         Manufacturing & Production   May-95           0       39,006       39,006
International Business Software    St. Louis, MO        Computers                    Feb-90           0       28,642       28,642
International Tollers, Inc.        Grand Haven, MI      Material Handling            Dec-90      28,688        2,540       31,228
Iowa Electric Light & Power Co.    Cedar Rapids, IA     Computers                    Nov-90           0       42,714       42,714
J & M Enterprises, Inc.            Fletcher, OH         Manufacturing & Production   Mar-94           0       27,927       27,927
J & P Party Supply                 Garden City Park, NY Computers                    Oct-90           0       26,174       26,174
J. K. & Susie L. Wadley            Dallas, TX           Medical                      Apr-90           0      140,608      140,608
JGQ Corp.                          Medina, OH           Computers                    Aug-90           0       26,000       26,000
Jim Malhart Piano & Organ Co.      Mcallen, TX          Computers                    May-90           0       69,222       69,222
Joe Ledbetter                      Visalia, CA          Material Handling            Dec-90      81,012        6,659       87,672
Joel Rubenstein MD PhD             Reno, NV             Medical                      Feb-91           0      527,280      527,280
Joseph A Seagrams & Sons, Inc.     New York, NY         Telecommunications           May-90      67,199        6,068       73,266
Joseph A Seagrams & Sons, Inc.     New York, NY         Computers                    Oct-90      68,287        8,086       76,373
Joseph L. Taylor Dba               Las Vegas, NV        Computers                    Apr-95           0       26,752       26,752
K-Jon, Inc.                        Lake Charles, LA     Restaurant Equipment         Jun-90           0       29,620       29,620
K & M Fashion, Inc.                South Gate, CA       Retail                       Oct-90           0       44,385       44,385
Ken Davis                          Watertown, MA        Manufacturing & Production   Sep-89           0       42,659       42,659
Kimberling Inn, Inc.               Kimberling City, MO  Computers                    Dec-90      23,230        1,884       25,113
L. Cade Havard                     Plano, TX            Computers                    Jul-90           0       25,795       25,795
Lageroza, Inc.                     Atlantic City, NJ    Computers                    Sep-90           0       25,549       25,549
Lee's Famous Recipe Country ChickenMuskegon, MI         Restaurant Equipment         Dec-90     100,200        8,995      109,195
Legal Arts                         Dallas, TX           Reprographics                Feb-90           0       85,280       85,280
Letap of St. George, Inc.          St. George, SC       Furniture                    Jan-91           0      239,742      239,742
Liberty Collection Bureau, Inc.    Antamonte Springs, FLComputers                    Dec-90      42,434        3,495       45,929
Logic Automation, Inc.             Beauerton, OR        Computers                    Jul-90           0      249,135      249,135
Lorelei Productions, Inc.          Sevierville, TN      Video Production             Apr-90           0       26,174       26,174
Louisiana Interests Inc Dba Oz     New Orleans, LA      Restaurant Equipment         Dec-95           0       36,672       36,672
Lusk Onion, Inc.                   Clovis, NM           Manufacturing & Production   Dec-90      37,414        2,956       40,369
M.J.M. Research, Inc.              Mission, KS          Computers                    Apr-96           0       52,676       52,676
Maddox Resources, Inc.             Riverbank, CA        Restaurant                   May-96           0       49,262       49,262
Madison Auto Body Shop Inc.        Madison, NJ          Automotive                   Apr-95           0       44,157       44,157
Main Street Cafe                   Medina, OH           Point Of Sale Registers      Aug-90           0       26,000       26,000
Maxtor Corp.                       San Jose, CA         Computers                    Feb-91     233,149       32,500      265,649
McCaw-Benzi Insurnace Agency       Greenville, TX       Computers                    Dec-90      33,922        2,845       36,767
Medfone Nationwide, Inc.           Wantagh, NY          Telecommunications           Feb-91           0       52,499       52,499
Medical Home Health, Inc.          Sallisaw, OK         Telecommunications           Mar-94           0       28,233       28,233
Melhart Piano                      McAllen, TX          Network System               May-90           0       69,222       69,222
Message X Communications, Inc.     Hartford, CT         Telecommunications           Jun-90           0       41,237       41,237
Mosta Corp.                        Miami, FL            Manufacturing & Production   Sep-89           0       33,997       33,997
Mott General Contractors, Inc.     Chaplin, CT          Agriculture                  Dec-89           0       32,760       32,760
Mountain Air Systems               Burlington, VT       Computers                    Oct-90           0       25,630       25,630
National News Network              Los Angeles, CA      Satellite Dishes             Jun-90   1,622,934      114,499    1,737,433
Neuro Electric Test Associates     Oakland, CA          Printing                     Oct-90           0       26,691       26,691
Nevada Medical Red Rock            Las Vegas, NV        Medical                      Dec-89           0       39,799       39,799
New Century Marble & Granite       Oakland, CA          Manufacturing & Production   Nov-94           0       30,157       30,157
New England Digital                Lebanon, NH          Office Equipment             Aug-90     136,268       13,828      150,096
Niagara Mohawk Power Corp.         Syracuse, NY         Computers                    Feb-91     182,483       39,082      221,565
Niagara Mohawk Power Corp.         Syracuse, NY         Computers                    Feb-91     168,889       45,288      214,176
Nice & Fresh Bakery                Bridgeport, CT       Manufacturing & Production   Nov-90           0       98,792       98,792
Nice & Fresh Bakery                Bridgeport, CT       Fixture                      Dec-90           0       54,500       54,500
One Hour Martinizing               Fresno, CA           Sanitation                   Dec-90      53,640        4,430       58,070
Orman Brothers                     Rosser, TX           Agriculture                  Dec-90      25,972        2,396       28,369
Packaging Plus Services            Middletown, NY       Furniture                    Jul-90           0       27,572       27,572
Parametric Technology Corp.        Waltham, MA          Computers                    May-90     302,349       57,334      359,683
Parctec, Inc.                      New York, NY         Retail                       Nov-93      42,759        1,976       44,736
Parctec, Inc.                      New York, NY         Retail                       Nov-93     143,882        6,651      150,533
Parctec, Inc.                      New York, NY         Retail                       Nov-93     304,074       14,055      318,130
Parctec, Inc.                      New York, NY         Retail                       Nov-93      84,329        3,898       88,227
Parctec, Inc.                      New York, NY         Retail                       Nov-93      82,018        3,791       85,810
Parctec, Inc.                      New York, NY         Retail                       Nov-93     123,588        5,713      129,301
Parctec, Inc.                      New York, NY         Retail                       Nov-93      80,898        3,739       84,637
Parctec, Inc.                      New York, NY         Retail                       Nov-93     427,938       19,781      447,719
Parctec, Inc.                      New York, NY         Retail                       Nov-93     165,227        7,637      172,864
Parctec, Inc.                      New York, NY         Retail                       Nov-93      41,570        1,921       43,491
Parctec, Inc.                      New York, NY         Retail                       Dec-93      42,395        1,946       44,341
Parctec, Inc.                      New York, NY         Retail                       Dec-93           0       45,788       45,788
Parctec, Inc.                      New York, NY         Retail                       Dec-93           0       86,612       86,612
Parctec, Inc.                      New York, NY         Retail                       Dec-93      30,941        1,420       32,361
Parctec, Inc.                      New York, NY         Retail                       Dec-93      35,099        1,611       36,710
Paul's Market & Deli               Knoxville, TN        Restaurant Equipment         Apr-90           0       27,487       27,487
Paul-Scott Industries              Tampa, FL            Manufacturing & Production   Nov-89           0       69,264       69,264
Pepperidge Farms, Inc.             Norwalk, CT          Computers                    May-90     321,109      264,074      585,183
Pepperidge Farms, Inc.             Norwalk, CT          Manufacturing & Production   Aug-90     122,085       99,631      221,716
Performance Semiconductor          Sunnyvale, CA        Computers                    Oct-90     513,117       55,895      569,012
Performance Semiconductor          Sunnyvale, CA        Medical                      Oct-90     591,377       76,009      667,386
Performance Semiconductor          Sunnyvale, CA        Computers                    Oct-90     292,735       33,332      326,067
Performance Semiconductor          Sunnyvale, CA        Computers                    Oct-90     401,560       47,546      449,107
Performance Semiconductor          Sunnyvale, CA        Construction                 Oct-90     353,899       43,655      397,553
Perry Morris                       Irvine, CA           Manufacturing & Production   Mar-92           0      600,000      600,000
Pete Williams, MD                  Brooklyn, NY         Medical                      Nov-89           0       25,919       25,919
Pfister Industries, Inc.           Fair Lawn, NJ        Manufacturing & Production   Nov-94           0       31,025       31,025
Phil's Place for Ribs              Mentor, OH           Restaurant Equipment         Jun-90           0       54,040       54,040
Phyliss Moriarty                   Poughkeepsie, NY     Medical                      Jan-95           0       30,287       30,287
Physiologic Reps, Inc.             Glendadle, CA        Medical                      Jun-91           0       41,924       41,924
Pineville Piggly-Wiggly, Inc.      New Iberia, LA       Computers                    Dec-90           0       44,854       44,854
Plante Construction, Inc.          Huntington, CT       Agriculture                  Sep-89           0       44,200       44,200
Polk Opticians, Inc.               Lakeland, FL         Medical                      Dec-89           0       37,733       37,733
Prestige Auto Body, Inc.           Springfield, VA      Paint Booth                  Jul-90           0       34,599       34,599
Putnam Companies, Inc.             Boston, MA           Computers                    Nov-90     269,294       43,844      313,138
Pyramid Vitamins & Health          Metuchen, NJ         Fixture                      Dec-95           0       26,465       26,465
Qualicare Medical Labs             Astoria, NY          Medical                      Aug-90           0       47,403       47,403
R/T Enterprises, Inc.              Richmond, VA         Construction                 Jun-90           0       43,914       43,914
Raleigh Athletic Equipment Corp.   New Rochelle, NY     Computers                    Jun-93           0       25,907       25,907
Raleigh Crane Corp.                Raleigh, NC          Material Handling            Jun-90           0       33,613       33,613
Randy's General Merchandise        Boyce, LA            Computers                    Sep-90           0       43,536       43,536
Raynet Corporation                 Menlo Park, CA       Computers                    Oct-90      98,601       12,540      111,140
Red Rock Surgical Center           Las Vegas, NV        Medical                      Dec-89           0       39,799       39,799
Refuse Systems, Inc.               Cleveland, OH        Sanitation                   Jun-90           0       32,228       32,228
Registered Films Inc.              New York, NY         Video Production             May-96           0       53,797       53,797
Rehab Management, Inc.             Midlothian, VA       Furniture                    Jun-90           0       33,055       33,055
Richman Gordman Stores, Inc.       Omaha, NE            Office Equipment             Dec-90     902,150      177,729    1,079,880
Richman Gordman Stores, Inc.       Omaha, NE            Office Equipment             Dec-90     518,068      101,291      619,360
Richman Gordman Stores, Inc.       Omaha, NE            Retail                       Dec-93           0      119,662      119,662
Robert A. Masters                  San Pedro, CA        Video Production             Jun-91           0       56,632       56,632
Rocky Mountain                     Denver, CO           Computers                    Oct-90     469,838       62,796      532,633
Romano's Pack & Save, Inc.         Baton Rouge, LA      Computers                    Jul-90           0       32,186       32,186
Roulette P.C.H., Inc.              San Jose, CA         Computers                    Aug-94           0       26,964       26,964
Royal Glass Corporation            Englewood, NJ        Manufacturing & Production   Jul-94           0       25,395       25,395
Rsvp Services                      Edmond, OK           Telecommunications           Dec-95           0       33,014       33,014
Safeguard Business Systems, Inc.   Fort Washington, PA  Material Handling            Jul-90           0       99,148       99,148
Safeguard Business Systems, Inc.   Fort Washington, PA  Manufacturing & Production   Jul-90           0      109,753      109,753
Safeguard Business Systems, Inc.   Fort Washington, PA  Manufacturing & Production   Jul-90           0       99,148       99,148
Safeguard Business Systems, Inc.   Fort Washington, PA  Manufacturing & Production   Jul-90           0       99,148       99,148
Schremp                            Fairfax, VA          Manufacturing & Production   Nov-89           0       26,067       26,067
Serologicals, Inc.                 Brookfield, WI       Computers                    Nov-90     551,499      140,680      692,179
Serologicals, Inc.                 Pensacola, FL        Computers                    May-91           0       70,789       70,789
Serologicals, Inc.                 Pensacola, FL        Office Equipment             Nov-91           0       46,490       46,490
Serologicals, Inc.                 Pensacola, FL        Computers                    May-92           0       76,900       76,900
Sigmatel, Inc.                     Tenafly, NJ          Telecommunications           Aug-90           0       37,492       37,492
Snyder / Newell , Inc.             San Francisco, CA    Telecommunications           Dec-95           0       33,636       33,636
Solar Graphics Inc.                St. Petersburg, FL   Computers                    Oct-95           0       34,749       34,749
Soltex Polymer Corp.               Houston, TX          Computers                    Feb-90           0      170,882      170,882
Southeastern Microfilm Inc.        Raleigh, NC          Manufacturing &  Production  May-96           0       43,686       43,686
Star Liminators, Inc.              Anaheim, CA          Manufacturing &  Production  May-96           0       42,371       42,371
Steve Oglesby Productions Inc.     Evansville, IN       Video Production             Dec-95           0       42,495       42,495
Streets, Ltd.                      Long Island City, NY Computers                    Jun-93           0       29,329       29,329
Structural Steel Inc.              Rockledge, FL        Manufacturing & Production   May-95           0       32,728       32,728
Sunrise Duplication Services       Englewood, CO        Video Production             Apr-95           0       27,067       27,067
Sunset Estates of Watonaga, Inc.   Watonga, OK          Fixture                      Dec-90      36,763        3,212       39,975
T.B.G. of Merrick, Inc.            Whitestone, NY       Furniture                    Nov-94           0      204,779      204,779
Tarzar, Inc.                       Evansville, IN       Manufacturing & Production   Jul-91           0       51,311       51,311
Teel Lumber Company                Pocahontas, AR       Manufacturing & Production   Jun-93           0       26,412       26,412
Telebit Corp.                      Sunnyvale, CA        Computers                    Mar-90     925,370      148,270    1,073,640
Telebit Corp.                      Sunnyvale, CA        Medical                      May-90     139,567       15,671      155,238
Telebit Corp.                      Sunnyvale, CA        Computers                    May-90     367,953       47,582      415,535
Terrance Reay, Inc.                Mission Viejo, CA    Furniture                    Jun-91           0       60,351       60,351
Terrance Reay, Inc.                Mission Viejo, CA    Furniture                    Jun-91           0       59,064       59,064
The Gaton Clement Corp.            Chavin, LA           Computers                    Jul-90           0       27,679       27,679
The Real Estate Collection         Hermosa Beach, CA    Furniture                    Jun-91           0       27,732       27,732
Thermal Dynamics Corporation       West Lebanon, NH     Manufacturing & Production   Dec-90           0      189,364      189,364
Tri Star Optics, Inc.              New York, NY         Furniture                    Jun-90           0       47,990       47,990
U.S. Communications of Westchester Boca Raton, FL       Telecommunications           Sep-90           0      104,000      104,000
U.S. Pipeline Service, Inc.        Clearwater, FL       High Pressure Jetter         Jul-90           0       25,232       25,232
Unity Broadcasting Network         New York, NY         Telecommunications           Sep-89           0       80,231       80,231
Unity Broadcasting Network         New York, NY         Telecommunications           Jul-90           0       36,082       36,082
Upper Crust Pizza                  San Luis Obispo, CA  Restaurant Equipment         Dec-90      40,991        3,341       44,332
USX Corporation                    Pittsburgh, PA       Computers                    Mar-90     862,520      156,933    1,019,453
USX Corporation                    Pittsburgh, PA       Computers                    Mar-90   1,295,084      228,447    1,523,531
USX Corporation                    Pittsburgh, PA       Mining                       May-90   2,540,177      944,382    3,484,559
USX Corporation                    Pittsburgh, PA       Mining                       Aug-90   5,454,428    1,078,257    6,532,685
Viridis Corp.                      Los Angeles, CA      Computers                    Jul-95           0       29,409       29,409
Visual Productions, Inc.           San Diego, CA        Printing                     Apr-96           0       48,047       48,047
Voice Genesis, Inc.                Brecksville, OH      Computers                    May-96           0       49,905       49,905
Volvo North America Corporation    Rockleigh, NJ        Telecommunications           Nov-90     140,737       20,163      160,900
Walnut Valley Auto Body            Walnut, CA           Material Handling            Dec-90      32,567        3,172       35,739
Weissinger Steel Erection          Orlando, FL          Construction                 Dec-90      29,666        2,692       32,358
Weron, Inc.                        Englewood, CO        Automotive                   Dec-90           0       68,782       68,782
West Atlantic Medical Center       Delray Beach, FL     Medical                      Apr-90           0       27,594       27,594
Westside Sanitaion, Inc.           Miami, FL            Steel Refuse Containers      Jul-90           0       35,548       35,548
Wil-Ray Cabinets & Millwork, Inc.  Temple, TX           Material Handling            Feb-91           0       45,771       45,771
Wmd Green Inc.                     Gresham, OR          Printing                     May-96           0       48,492       48,492
Xerox Corporation                  Blauvelt, NY         Copiers                      Sep-89      40,053        5,373       45,426
Yumi Yogurt                        San Mateo, CA        Material Handling            Dec-90      24,201        2,246       26,447
                                   Total Equipment transactions less than $25,000             1,312,672    6,122,204    7,434,876

                                                                                             ----------- ------------ ------------
                                                                                             $40,950,305  $26,850,666  $67,800,971
                                                                                             =========== ============ ============

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                         Equipment       Equipment       Total
         Equipment Category               Leases        Financings     Portfolio
------------------------------         -----------     -----------    ----------

Retail Systems ....................     $1,930,920     $   47,457     $1,978,377
Telecommunications ................        870,049         93,263        963,312
Restaurant Equipment ..............        630,030        117,121        747,151
Computer Systems ..................        245,954        486,043        731,997
Manufacturing & Production ........        261,279        380,713        641,992
Furniture & Fixtures ..............         68,407        377,668        446,075
Printing ..........................        117,057         58,540        175,597
Video Production ..................        164,358              0        164,358
Medical ...........................         89,861              0         89,861
Automotive ........................         55,776              0         55,776
Material Handling .................              0         26,533         26,533
Audio .............................              0         24,542         24,542
Office Equipment ..................              0         14,569         14,569
                                        ----------     ----------     ----------

                                        $4,433,690     $1,626,449     $6,060,139
                                        ==========     ==========     ==========

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31,
1997:

          Original Lessee                                                           Date          Total        Cash     Acquisition
         or Equipment User                   Location             Equipment       Purchased     Financing    Expended       Cost
                                                                                                   (1)          (2)         (3)
------------------------------------   --------------------- -------------------- ---------   -----------    --------    ----------

A & S Shotcrete Inc.                   Phoenix, AZ           Manufacturing & Prod  Apr-95            $0      $36,284      $36,284
Abco Cesspol Services, Inc.            Marston Mills, MA     Construction          Jun-91             0       34,858       34,858
Access, Inc.                           Birmingham, AL        Fixture               Jun-96             0       54,244       54,244
Adamson Tire & Brake                   Sun City, CA          Retail                Jan-92             0       97,767       97,767
Adirondack Obstetrics & Gyn            Glens Falls, NY       Medical               May-96             0       55,200       55,200
Adzima Funeral Home, Inc.              Stratford, CT         Computers             Dec-94             0       25,266       25,266
All Star Premium Products, Inc         Sturbridge, MA        Computers             Jun-96             0       31,452       31,452
Alliant Techsystems Inc.               Everett, WA           Manufacturing & Prod  Oct-95             0       25,764       25,764
Alliant Techsystems, Inc.              Edina, MN             Video Production      Oct-91             0       38,401       38,401
Alliant Techsystems, Inc.              Edina, MN             Manufacturing & Prod  Dec-91             0       76,982       76,982
American Association Retired Persons   Washington, DC        Computers             Mar-91       238,596       35,284      273,880
Andrew L. Pettit Architect             New York, NY          Computers             Jun-96             0       40,010       40,010
Aneree Associates                      Palmdale, CA          Retail                Feb-92             0       53,003       53,003
Apollo Group, Inc.                     Phoenix, AZ           Computers             Mar-91             0      238,708      238,708
Apollo Group, Inc.                     Phoenix, AZ           Telecommunications    Jul-91             0       42,923       42,923
Arias Research Associates, Inc         Whittier, CA          Medical               Jun-96             0       54,528       54,528
Avel Hotel of Naples                   Boca Raton, FL        Furniture             Mar-91             0      267,800      267,800
Avel Hotel of Naples, Inc.             Boca Raton, FL        Furniture             Jun-94             0       65,659       65,659
Baptist Health Care of Oklahoma        Oklahoma City, OK     Medical               Jun-91       304,538      129,016      433,554
Barry'S Photography                    La Porte, IN          Photography           May-96             0       40,299       40,299
Bath Ironworks Corp.                   Bath, ME              Computers             Jun-91       720,683       80,405      801,088
Bath Ironworks Corp.                   Bath, ME              Computers             Jun-91     1,036,469      244,135    1,280,604
Benson Brothers Disposal, Inc.         Wyantskill, NY        Sanitation            Mar-91             0       27,469       27,469
Benson Brothers Disposal, Inc.         Wynantskill, NY       Sanitation            May-91             0       28,205       28,205
Blackhawk Audio Inc.                   Goodlettsville, TN    Audio Equipment       Feb-96             0       46,335       46,335
Bnk Industries, Inc.                   Woburn, MA            Manufacturing &  Pro  Jun-96             0       58,891       58,891
Bobby Rubino's USA, Inc.               Fort Lauderdale, FL   Computers             Oct-91             0       96,121       96,121
Brad & Sharon Sessions                 Lafayette, CO         Manufacturing & Prod  Sep-91             0       25,529       25,529
Bradlees                               Braintree, MA         Fixture               Feb-91        77,880        9,706       87,587
Bradlees                               Braintree, MA         Computers             Feb-91        94,175       10,954      105,129
Bradlees                               Braintree, MA         Computers             Feb-91        57,531        6,603       64,134
Bradlees                               Braintree, MA         Fixture               Feb-91       228,418       27,426      255,844
Bradlees                               Braintree, MA         Fixture               Feb-91       193,191       25,093      218,284
Bradlees                               Braintree, MA         Fixture               Feb-91       219,521       26,358      245,878
Bradlees                               Braintree, MA         Fixture               Feb-91       192,081       23,063      215,144
Bradlees                               Braintree, MA         Computers             Feb-91       157,979       17,611      175,590
Brenlar Investments, Inc.              Novaro, CA            Furniture             Oct-94             0      303,000      303,000
Brennick Constuction, Inc.             Marston Mills, MA     Construction          Jun-91             0       25,101       25,101
Bullet Proof, Inc.                     Encino, CA            Restaurant Equipment  Aug-91             0       74,344       74,344
Cadbury Beverages, Inc.                Stamford, CT          Computers             May-91             0       57,654       57,654
California Micro Devices Corp.         Milpitas, CA          Computers             Sep-91       738,362      219,596      957,958
Carter Hill Sanitation, Inc.           Kingston, NC          Sanitation            May-91             0       27,334       27,334
Carter Mckenzie Inc.                   West Orange, NJ       Computers             May-95             0       36,088       36,088
Centocor Inc.                          Malvern, PA           Furniture             Jan-96             0      470,368      470,368
Centocor, Inc.                         Malvern, PA           Furniture             Mar-91     1,383,374      286,946    1,670,320
Christ The King Regional               Middle Village, NY    Computers             Jun-95             0      167,544      167,544
Chrysler Corp.                         Highland Park, MI     Computers             Apr-91     2,258,176      718,751    2,976,927
Chrysler Financial Corp.               Southfield, MI        Computers             Jun-91     7,414,503      969,294    8,383,797
Ciba-Geigy Corp.                       Tarrytown, NY         Telecommunications    May-91             0       35,553       35,553
Ciba-Geigy Corp.                       Tarrytown, NY         Video Production      May-91             0      139,950      139,950
Ciba-Geigy Corp.                       Tarrytown, NY         Telecommunications    May-91             0       38,589       38,589
Clem Fab Associates                    Atlantic City, NJ     Fixture               Oct-94             0       25,973       25,973
Community Health Services, Inc.        Hartford, CT          Computers             May-91             0      117,739      117,739
Community Home Nursing Care            Atlanta, GA           Telecommunications    Aug-91             0       30,068       30,068
Consolidated Waste Industries          Washington, DC        Sanitation            Mar-91             0       29,081       29,081
Conway Excavating                      Lakeville, MA         Construction          Jun-91             0       34,334       34,334
Cup or Cone, Inc.                      Philadelphia, PA      Restaurant Equipment  Mar-95             0       36,144       36,144
Cuza Corp.                             Cathederal City, CA   Transportation        Dec-91             0       94,354       94,354
Cyrus Hosiery Inc.                     Gardena, CA           Manufacturing &  Pro  May-96             0       54,115       54,115
D & V Carting, Inc.                    Wellington, FL        Sanitation            Mar-91             0       31,982       31,982
Databank South, Inc.                   Thompson, GA          Computers             Apr-91       763,377       79,680      843,057
Dave Sanborn                           San Bernadino, CA     Material Handling     Jun-93             0       26,724       26,724
Decorel                                Mundelein, IL         Retail                Oct-91             0       30,855       30,855
Delmar's Body Shop, Inc.               Staunton, VA          Automotive            Mar-91             0       39,741       39,741
Dennis Aagard, Inc.                    Sanford, FL           Construction          May-91             0       60,721       60,721
Detroit-Malcomb Hospital Corp.         Detroit, MI           Medical               Jun-91       980,422      462,219    1,442,641
Diamond Head, Inc.                     Leesville, LA         Sanitation            May-91             0       43,396       43,396
Douglas Pelleymounter                  Rocklin, CA           Manufacturing & Prod  Apr-91             0       33,612       33,612
Dr. Norman M. Kline, MD                Coral Springs, FL     Medical               Jun-91             0       28,523       28,523
Dvonch Inc. Dba                        Signal Hill, CA       Copiers               Apr-95             0       32,912       32,912
EMJ/McFarland                          Binghamton, NY        Computers             Mar-91       268,119       34,957      303,076
Enkon Environmental Services           Livonia, MI           Environmental         Sep-91             0      210,728      210,728
Enviroclean Systems, Inc.              Vernon Parish, LA     Front Load Container  May-91             0       43,396       43,396
Environmental Construction Co.         North Scituate, RI    Construction          Jun-91             0       34,613       34,613
Episcopal Hospital                     Philadelphia, PA      Medical               Sep-91       224,403      112,369      336,773
Executone Information                  Darien, CT            Construction          May-91             0       85,692       85,692
Executone Information                  Darien, CT            Office Equipment      May-91             0      139,427      139,427
Exterior Home Designs Inc.             Shawnee Mission, KS   Telecommunications    Feb-96             0       37,927       37,927
F. Scott Ulch, Individual              Reno, NV              Construction          Jun-96             0       29,353       29,353
Forte Hotels International             El Cajon, CA          Computers             Feb-91     1,184,673      110,605    1,295,278
Forte Hotels International             El Cajon, CA          Computers             Feb-91       780,651       71,016      851,667
Fotoball Usa Inc.                      San Diego, CA         Printing              Dec-95             0       71,477       71,477
Fourth Shift Corp.                     Bloomington, MN       Computers             Aug-91             0      155,240      155,240
G.I. Apparel, Inc.                     Farmingdale, NJ       Computers             Apr-96             0       43,814       43,814
G.S. Tire Center, Inc.                 Grand Junction, CO    Manufacturing & Prod  May-91             0       32,077       32,077
General Electric, CIT                  Bridgeport, CT        Printing              Mar-91       958,130      151,330    1,109,460
Getchell'S Distributing Co.            Beaverton, OR         Automotive            Jun-96             0       28,051       28,051
Grant Dahlstrom, Inc.                  Passadena, CA         Printing              Jun-96             0       36,278       36,278
Guest Quarters Hotel Limited           Boston, MA            Furniture             Jun-91             0       33,790       33,790
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       48,041       48,041
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       30,924       30,924
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       48,065       48,065
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       47,969       47,969
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       47,969       47,969
Guest Quarters Hotel Limited           Boston, MA            Computers             Jun-91             0       48,129       48,129
H & K Tires, Inc.                      Rnch Cucamong, CA     Automotive            Jan-92             0       97,543       97,543
H & O Technology, Inc.                 Ballston Spa, NY      Computers             May-91             0       29,048       29,048
Hardy Construction Co., Inc.           Hillsboro, WI         Construction          May-96             0       28,878       28,878
Harte Toyota, Inc.                     Dartmouth, MA         Manufacturing & Prod  Jun-91             0       51,331       51,331
Healthtrust, Inc.                      Nashville, TN         Medical               Sep-91       446,586      114,285      560,871
High Point Regional Hospital           High Point, NC        Medical               Sep-91       657,013      471,709    1,128,722
Highlands Hospital Corp.               Prestonburg, KY       Medical               Jun-91       341,892      200,517      542,409
Hometown Buffet, Inc.                  San Diego, CA         Restaurant Equipment  Jan-95             0      618,000      618,000
Honling Food, Inc.                     Brisbane, CA          Manufacturing & Prod  Sep-91             0       99,407       99,407
Horizon Imaging & Therapy              Columbus, OH          Medical               Sep-91        96,052       41,989      138,041
Horizon Imaging & Therapy              Columbus, OH          Medical               Sep-91       327,493      150,741      478,234
I. Spence, N. Constantinople           Washington, DC        Medical               Jun-91             0       90,150       90,150
Iberia General Hospital                New Iberia, LA        Medical               Sep-91       259,382       77,855      337,237
Imperial Plastic                       Lakeville, MN         Manufacturing & Prod  Jun-91             0      124,803      124,803
Imperial Plastic                       Lakeville, MN         Manufacturing & Prod  Jan-92             0      122,247      122,247
In Time Entertainment Corp             Warren, OH            Computers             Oct-95             0       38,443       38,443
Ingersall Rand                         Woodcliff Lake, NJ    Computers             May-91             0       26,610       26,610
Interactive Telecom Network            Sherman Oaks, CA      Computers             Jun-96             0       27,235       27,235
James E. Connolly                      Manchester, NH        Furniture             Dec-93             0       54,942       54,942
James E. Houtz                         Midpines, CA          Restaurant Equipment  Aug-91             0       60,489       60,489
Jason Tynan & Company, Inc.            New York, NY          Telecommunications    Sep-94             0       28,289       28,289
Johnson & Dugan Ins. Services          Redwood City, CA      Computers             Mar-96             0       44,246       44,246
Kendall Diagnostic Center Ltd.         Miami, FL             Medical               Jun-91       217,894      105,722      323,616
Kendall Diagnostic Center Ltd.         Miami, FL             Medical               Sep-91     1,195,860      770,230    1,966,090
Kim Vanaman, Individual                Hayward, CA           Manufacturing &  Pro  Jun-96             0       32,684       32,684
King Carpet Mart, Inc.                 King Of Prussia, PA   Fixture               Dec-94             0       29,856       29,856
Landtech Data Corporation              West Palm Beach, FL   Computers             Jun-95             0       29,774       29,774
Local Favorite, Inc.                   Newport Beach, CA     Restaurant Equipment  Dec-94             0      525,049      525,049
Lone Star Disposal, Inc.               Cedar Park, TX        Sanitation            Mar-91             0       29,366       29,366
Malone Display Inc.                    Decatur, GA           Computers             May-96             0       60,725       60,725
Marriott Corp.                         Washington, DC        Transportation        Aug-91        61,960        6,210       68,170
Marriott Corp.                         Scottsdale, AZ        Transportation        Aug-91        83,184        8,336       91,520
Marriott Corp.                         El Paso, TX           Transportation        Aug-91        25,189        2,524       27,713
Marriott Corp.                         Greensboro, NC        Transportation        Aug-91        24,004        2,406       26,410
Marriott Corp.                         Tampa, FL             Computers             Aug-91        65,637        6,578       72,215
Marriott Corp.                         Miami, FL             Video Production      Aug-91        29,941        3,001       32,942
Marriott Corp.                         Chicago, IL           Computers             Aug-91       140,201       14,051      154,251
Marriott Corp.                         Point Clear, AL       Sanitation            Aug-91       149,148       14,947      164,096
Marriott Corp.                         Scottsdale, AZ        Transportation        Aug-91        56,365        5,653       62,018
Marriott Corp.                         Miami, FL             Transportation        Aug-91        47,487        4,759       52,246
Marriott Corp.                         Albuquerque, NM       Furniture             Aug-91        58,628        5,876       64,503
Masterforce, Inc.                      Jordon, MN            Manufacturing & Prod  Jul-91             0       48,422       48,422
MBS Business Products Inc.             Whippany, NJ          Computers             Feb-96             0       34,492       34,492
Message X Communications, Inc.         Hartford, CT          Telecommunications    May-91             0       25,594       25,594
Microwave Power Devices, Inc.          Hauppauge, NY         Computers             Apr-96             0       65,797       65,797
Mitech, Inc.                           Rockville, MD         Furniture             Aug-91             0      547,330      547,330
Mitzel's American Kitchen              Seattle, WA           Fixture               Mar-95             0       35,143       35,143
MPQ Business Suppliers, Inc.           Upland, CA            Office Equipment      Sep-91             0       29,466       29,466
National Board for Professional Teach  Cortez, FL            Furniture             Mar-91             0      152,675      152,675
Navarra Insurance Associates           Warrendale, PA        Computers             Feb-95             0       34,232       34,232
Network Telephone Services, Inc.       Woodland Hills, CA    Telecommunications    Aug-91             0      330,123      330,123
New England Marina                     Dorchester, MA        Restaurant Equipment  Jun-91             0       27,528       27,528
New Liberty Hospital District          Liberty, MI           Medical               Dec-91     1,368,794      251,343    1,620,137
Newark Beth Israel Medical Center      Newark, NJ            Computers             May-91             0       38,181       38,181
Nissan Lift Trucks of Memphis          Memphis, TN           Forklifts             Jun-91             0      231,239      231,239
North Star Foods, Inc.                 St Charles, MN        Computers             Mar-91             0      406,135      406,135
Paine's, Inc.                          Simsbury, CT          Environmental         Jan-92             0      157,907      157,907
Panoramic Press, Inc.                  Phoenix, AZ           Printing              May-96             0       51,086       51,086
Parctec, Inc.                          New York, NY          Retail                Nov-93       243,961       11,166      255,128
Parctec, Inc.                          New York, NY          Retail                Nov-93        91,777        4,110       95,887
Parctec, Inc.                          New York, NY          Retail                Dec-93       374,247       17,130      391,377
Parctec, Inc.                          New York, NY          Retail                Dec-93        51,592        2,361       53,954
Parctec, Inc.                          New York, NY          Retail                Dec-93        45,585        2,086       47,671
Parctec, Inc.                          New York, NY          Retail                Dec-93        40,779        1,867       42,645
Parctec, Inc.                          New York, NY          Retail                Dec-93       132,493        5,933      138,426
Parctec, Inc.                          New York, NY          Retail                Dec-93       220,006        9,851      229,857
Parctec, Inc.                          New York, NY          Retail                Dec-93       262,388       11,749      274,137
Parctec, Inc.                          New York, NY          Retail                Dec-93        45,369        2,031       47,400
Parctec, Inc.                          New York, NY          Retail                Dec-93        33,035        1,512       34,547
Parctec, Inc.                          New York, NY          Retail                Dec-93        76,610        3,559       80,169
Parctec, Inc.                          New York, NY          Retail                Dec-93        31,034        1,420       32,455
Parctec, Inc.                          New York, NY          Retail                Dec-93       121,275        5,550      126,825
Parctec, Inc.                          New York, NY          Retail                Dec-93       169,961        7,610      177,571
Parctec, Inc.                          New York, NY          Retail                Dec-93       206,603        9,251      215,854
Parctec, Inc.                          New York, NY          Retail                Dec-93        47,944        2,147       50,091
Parctec, Inc.                          New York, NY          Retail                Dec-93        38,352        1,755       40,108
Parctec, Inc.                          New York, NY          Retail                Dec-93        39,391        1,803       41,194
Parctec, Inc.                          New York, NY          Retail                Dec-93       204,537        9,159      213,696
Parctec, Inc.                          New York, NY          Retail                Dec-93        78,596        3,597       82,193
Pepperidge Farm                        Newark, NJ            Telecommunications    May-91             0       50,938       50,938
Perry Morris                           Irvine, CA            Manufacturing & Prod  Mar-92             0    1,000,000    1,000,000
Peter Kim                              Santa Monica, CA      Fixture               Mar-95             0       25,958       25,958
Phar-Mor, Inc.                         Youngstown, OH        Fixture               Feb-91     4,402,289      590,339    4,992,627
Phar-Mor, Inc.                         Youngstown, OH        Fixture               Feb-91     5,060,835      672,186    5,733,022
Philadelphia HSR Ltd. Partners         Sharon Hills, PA      Manufacturing & Prod  Jun-91             0       31,733       31,733
Phillips Productions, Inc.             Dallas, TX            Video Production      May-91             0       71,636       71,636
Pizza Factory                          Susanville, CA        Restaurant Equipment  Aug-91             0       25,003       25,003
Planned Parenthood of NYC, Inc.        New York, NY          Computers             Jun-91             0       26,637       26,637
Planning Sciences, Inc.                Littleton, CO         Furniture             Mar-96             0       51,853       51,853
Postal Systems, Inc.                   San Mateo, CA         Printing              Jun-96             0       50,702       50,702
Progress Realty, Inc.                  Plympton, MA          Construction          Jun-91             0       43,260       43,260
Pullano'S Pizza, Inc.                  Glendale, AZ          Restaurant            Apr-96             0       39,423       39,423
R & H Group, Inc.                      Oviedo, FL            Retail                Feb-94             0       35,025       35,025
Read-Rite Corp.                        Milpitas, CA          Manufacturing & Prod  Sep-91       867,854      250,377    1,118,231
Read-Rite Corp.                        Milpitas, CA          Manufacturing & Prod  Sep-91       269,574       78,071      347,645
Read-Rite Corp.                        Milpitas, CA          Manufacturing & Prod  Sep-91       447,292      120,375      567,667
Read-Rite Corp.                        Milpitas, CA          Computers             Sep-91       456,308      119,765      576,073
Read-Rite Corp.                        Milpitas, CA          Manufacturing & Prod  Sep-91       655,369      191,571      846,940
Redman Movies And Stories, Inc         Salt Lake City, UT    Video Production      Jun-96             0       44,885       44,885
Rez-N-8 Productions, Inc.              Hollywood, CA         Video Production      Jun-96             0       65,815       65,815
Richard A. Rennolds Dba                Santa Clara, CA       Manufacturing & Prod  Jun-95             0       30,477       30,477
Rico's Place, Inc.                     San Carlos, CA        Restaurant Equipment  Jun-93             0       25,794       25,794
RJM Equipment Corp.                    Boston, MA            Construction          Jun-91             0       41,194       41,194
Robert Dayan                           Los Angeles, CA       Computers             Jul-95             0       29,594       29,594
Robert Jones                           Mission Viejo, CA     Video Production      Sep-91             0       28,684       28,684
Robinson, Brebner & Moga               Lake Bluff, IL        Computers             Jun-91             0       36,530       36,530
Samuel & Sandy Stephens                Midland, VA           Construction          May-91             0       45,158       45,158
Sep Tech, Inc.                         South Chatham, MA     Material Handling     Jun-91             0       32,946       32,946
Separation Technology Inc.             St. Paul, MN          Computers             Aug-95             0       36,013       36,013
Sessions                               Lafayette, CO         Embroidery Equipment  Sep-91             0       25,529       25,529
Sfuzzi, Inc.                           New York, NY          Office Equipment      Aug-91             0      180,084      180,084
Sheraton Portland Airport Hotel        Portland, OR          Computers             Mar-96             0       31,193       31,193
Sliphod Graphics, Inc.                 San Diego, CA         Video Production      May-94             0       29,696       29,696
South Shore Rehabilitation             Rockland, MA          Medical               Jun-91             0       25,793       25,793
Southern Refrigerated                  Ashdown, AR           Telecommunications    Nov-92             0      362,250      362,250
Southern Refrigerated Transprt         Ashdown, AR           Telecommunications    Dec-96             0       50,797       50,797
Specialty Metals, Inc.                 Stamford, CT          Furniture             Jun-91             0       92,560       92,560
Spitz Clinic, PC                       Morton, PA            Medical               Mar-91             0       30,956       30,956
St. Louis University                   St. Louis, MO         Medical               Sep-91       295,414      202,779      498,193
Star Tire And Service, Inc.            Columbus, IN          Fixture               Oct-91             0       45,775       45,775
Stop & Shop                            Braintree, MA         Computers             Feb-91       116,332       14,454      130,786
Stop & Shop                            Braintree, MA         Computers             Feb-91       569,145       68,131      637,276
Stop & Shop                            Braintree, MA         Retail                Feb-91       387,311       50,308      437,619
Stop & Shop                            Braintree, MA         Computers             Feb-91       114,090       14,773      128,863
Stop & Shop                            Braintree, MA         Retail                Feb-91       175,093       21,822      196,915
Stop & Shop                            Braintree, MA         Computers             Feb-91        35,126        4,205       39,331
Stop & Shop                            Braintree, MA         Retail                Feb-91       169,376       20,337      189,713
Stop & Shop                            Braintree, MA         Computers             Feb-91       141,920       17,634      159,554
Stop & Shop                            Braintree, MA         Retail                Feb-91       118,084       13,053      131,136
Stop & Shop                            Braintree, MA         Retail                Feb-91       367,507       40,617      408,124
Stop & Shop                            Braintree, MA         Retail                Feb-91        99,072       11,896      110,968
Stop & Shop                            Braintree, MA         Computers             Feb-91        30,019        3,594       33,613
Stop & Shop                            Braintree, MA         Retail                Feb-91        64,032        7,187       71,219
Stop & Shop                            Braintree, MA         Retail                Feb-91       284,138       33,367      317,506
Stop & Shop                            Braintree, MA         Retail                Feb-91        50,920        5,727       56,647
Stop & Shop                            Braintree, MA         Retail                Feb-91       209,029       27,151      236,179
Stop & Shop                            Braintree, MA         Retail                Feb-91       169,841       20,393      190,234
Stop & Shop                            Braintree, MA         Retail                Feb-91       121,255       13,982      135,237
Stop & Shop                            Braintree, MA         Retail                Feb-91       103,621       12,442      116,062
Stop & Shop                            Braintree, MA         Retail                Feb-91        82,969        9,456       92,425
Stop & Shop                            Braintree, MA         Computers             Feb-91        26,428        2,946       29,374
Stop & Shop                            Braintree, MA         Retail                Feb-91       184,177       22,114      206,291
Stop & Shop                            Braintree, MA         Retail                Feb-91        62,067        7,736       69,803
Stop & Shop                            Braintree, MA         Computers             Feb-91       726,459       84,499      810,958
Stop & Shop                            Braintree, MA         Retail                Feb-91       198,850       23,876      222,725
Sun Presentations, Inc.                Palm Springs, CA      Video Production      Nov-92             0       66,253       66,253
Super-Miami Ltd                        Concord, CA           Fixture               Nov-91             0       96,968       96,968
Superior Disposal Service, Inc.        Newfield, NY          Sanitation            May-91             0       35,048       35,048
Superior Tire, Inc.                    Canoga Park, CA       Transportation        Dec-91             0       92,236       92,236
Surface Specialists Inc.               Harvey, LA            Manufacturing & Prod  Feb-96             0       59,358       59,358
Synoptic Systems Corp.                 Springfield, VA       Computers             May-91             0      164,520      164,520
T.B.G. of Fresh Meadows, Inc.          Whitestone, NY        Restaurant Equipment  Dec-94             0      395,221      395,221
T.W. Productivity Centers              San Francisco, CA     Computers             Feb-96             0       46,549       46,549
Transportation Corp. of America        Minneapolis, MN       Telecommunications    Sep-91             0       38,224       38,224
Transportation Corp. of America        Minneapolis, MN       Telecommunications    Oct-91             0       51,588       51,588
U.S. Public Technologies Inc.          San Diego, CA         Computers             Jun-95             0       37,362       37,362
United Diagnostics, Inc.               Miami, FL             Medical               Jun-91             0       27,181       27,181
USA Waste Services, Inc.               Dallas, TX            Material Handling     Mar-91             0       30,352       30,352
USA Waste Services, Inc.               Dallas, TX            Material Handling     Mar-91             0       32,422       32,422
USA Waste Services, Inc.               Dallas, TX            Telecommunications    Mar-91             0       45,637       45,637
Vacation Escape Inc.                   Boca Raton, FL        Telecommunications    Apr-95             0       34,104       34,104
Valley Porge HSR Ltd                   Wayne, PA             Manufacturing & Prod  Jun-91             0       31,733       31,733
Vermont Sand & Stone, Inc.             Waterbury, VT         Construction          Jun-91             0       45,396       45,396
Walid J. Talia                         San Diego, CA         Fixture               Dec-94             0       27,381       27,381
William N. Cann Inc.                   Willington, DE        Computers             Dec-95             0       47,838       47,838
Wrap Up Productions                    Castro Valley, CA     Video Production      Oct-91             0       47,315       47,315
                                       Total Equipment transactions less than $25,000            55,673    4,247,671    4,303,344

                                                                                           ------------- ------------ ------------
                                                                                            $45,800,967  $26,853,124  $72,654,091
                                                                                           ============= ============ ============

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                       Equipment       Equipment         Total
    Equipment Category                  Leases        Financings       Portfolio
    ------------------                  ------        ----------       ---------

Medical ........................     $ 2,976,745     $    81,789     $ 3,058,534
Retail Systems .................       2,683,518          26,510       2,710,028
Restaurant Equipment ...........       1,285,141          98,210       1,383,351
Computer Systems ...............         547,721         712,493       1,260,214
Furniture & Fixtures ...........         647,059         409,096       1,056,155
Manufacturing & Production .....         300,126         405,209         705,335
Printing .......................               0         237,459         237,459
Telecommunications .............         115,609         111,048         226,657
Video Production ...............          83,067          65,815         148,882
Sanitation .....................               0         147,542         147,542
Automotive .....................          53,941          28,051          81,992
Construction ...................          42,157          28,878          71,035
Copiers ........................               0          50,566          50,566
Audio ..........................               0          46,335          46,335
Material Handling ..............          15,324               0          15,324
                                     -----------     -----------     -----------

                                     $ 8,750,408     $ 2,449,001     $11,199,409
                                     ===========     ===========     ===========

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31,
1997:

     Original Lessee                                                              Date            Total       Cash       Acquisition
    or Equipment User              Location                Equipment            Purchased       Financing   Expended        Cost
                                                                                                   (1)        (2)           (3)
----------------------------    -------------------   --------------------      ---------     -----------   ---------    -----------

1st Choice Physicians Dba ,     Rockville, MD         Medical                     Feb-97            $0       $33,992      $33,992
4Th Street Cleaners             St. Petersburg, FL    Manufacturing & Prod        Mar-92             0        49,130       49,130
5Th Street Pharmacy, Inc.       Philadelphia, PA      Medical                     Mar-92             0        25,694       25,694
Aacro Precision Griding         Sparks, NV            Manufacturing & Prod        Sep-92        24,200         3,047       27,247
ABC Cleaners                    Pasadena, CA          Manufacturing & Prod        Mar-92             0        93,410       93,410
Abracadabra Presentation        Santa Ana, CA         Video Production            Sep-96             0        31,580       31,580
Absolute Maintenance, Inc.      Tampa, FL             Material Handling           Oct-93             0        26,836       26,836
Accrurate Color & Compound      Aurora, IL            Manufacturing &  Pro        Feb-97             0        25,719       25,719
Active Periodicals Dba,         Deerfield Beach, FL   Computers                   Feb-97             0        52,398       52,398
Adult Career Training Corp.     Farmington Hill, MI   Medical                     Mar-92             0        32,035       32,035
Advanced Communication          Minneapolis, MN       Computers                   Feb-95             0        33,517       33,517
Advantage Metal Products        Tracy, CA             Manufacturing &  Pro        Mar-97             0        51,296       51,296
Adventure Components Inc.       Westlake Villge, CA   Manufacturing & Prod        Apr-95             0        25,719       25,719
Aero Bookbinding                Sterling, VA          Manufacturing & Prod        Mar-96             0        30,440       30,440
AHF Marketing Research, Inc.    New York, NY          Computers                   Dec-92             0       105,114      105,114
AHS/USC Imaging Equipment       Newport Beach, CA     Medical                     Dec-91             0     1,546,288    1,546,288
AHS/USC Imaging Equipment       Newport Beach, CA     Medical                     Dec-91             0     1,178,775    1,178,775
AHS/USC Imaging Equipment       Newport Beach, CA     Medical                     Dec-91             0       114,911      114,911
AHS-Kosciusko Community HospitalWarsaw, IN            Medical                     Dec-91             0       773,178      773,178
Ajc Associates Inc.             Fort Lauderdale, FL   Manufacturing & Prod        Apr-95             0        26,538       26,538
Alamance Knit Fabrics Inc.      Burlington, NC        Manufacturing & Prod        Aug-92             0        46,776       46,776
Alexander & Alexander Srvs Inc  Owings Mill, MD       Computers                   Jan-96     3,263,945       548,331    3,812,276
Alpharetta-Woodstock Ob/Gyn     Canton, GA            Medical                     Mar-92             0        40,974       40,974
Ambe, Kishore S., Ph.D., MD     Anaheim, CA           Medical                     Mar-92        25,597         9,937       35,534
Ambel Precision Manuf. Corp.    Bethel, CT            Manufacturing & Prod        Mar-95             0        39,487       39,487
Ambrose Dry Cleaners            South Yarmouth, MA    Manufacturing & Prod        Mar-92             0        91,239       91,239
American Garment Care Co.       Huntington Park, CA   Sanitation                  Oct-92        29,030         3,283       32,313
Antelope Valley MRI             Lancaster, CA         Medical                     Dec-91       806,855       863,495    1,670,350
Ap Propane, Inc.                King Of Prussia, PA   Computers                   Dec-92       359,756       152,563      512,319
Apollo Group, Inc.              Phoenix, AZ           Furniture                   Dec-91             0       120,110      120,110
Arter & Hadden                  Cleveland, OH         Telecommunications          Mar-92             0        62,795       62,795
Aspen Cleaners                  Cincinnati, OH        Manufacturing & Prod        Mar-92             0        97,627       97,627
Associates In Family Care       Olathe, KS            Medical                     Mar-92             0        56,126       56,126
Associates In Family Care       Olathe, KS            Medical                     Mar-92             0        31,693       31,693
Atlantic Care Medical Center    Lynn, MA              Medical                     Dec-91         5,235        46,420       51,655
Atlas Stamp & Marking Supplies  Portland, OR          Manufacturing &  Pro        Feb-97             0        40,211       40,211
Audio Mixers, Inc.              New York, NY          Manufacturing & Prod        May-92             0        29,777       29,777
Bakery Concepts                 Medfield, MA          Restaurant                  Jun-96             0        45,531       45,531
Bakowski, George M., O.D.       Shreveport, LA        Medical                     Mar-92             0        36,211       36,211
Ball-Incon Glass Packaging Corp.Muncie, IN            Manufacturing & Prod        Dec-92       795,970       297,574    1,093,544
Ball-Incon Glass Packaging Corp.Muncie, IN            Manufacturing & Prod        Dec-92       515,021       162,816      677,836
Barber Coleman, Co.             Loves Park, IL        Computers                   Jun-95     1,216,864        63,692    1,280,556
Barrios, Jose A., MD, Pa        Boynton Beach, FL     Medical                     Mar-92             0        44,322       44,322
Batniji, Sobhi A., D.D.S.       Laguna Niguel, CA     Medical                     Mar-92             0        39,802       39,802
Bay Center Corporation          Tampa, FL             Manufacturing & Prod        Jul-92             0       108,814      108,814
Bayou Cleaners                  Tarpon Springs, FL    Manufacturing & Prod        Mar-92             0        90,557       90,557
Beck-Ola Productions, Inc.      Santa Monica, CA      Computers                   Mar-96             0        53,292       53,292
Bell Family Health Center       Bell, CA              Medical                     Mar-92             0        35,146       35,146
Bell'S Answering Service Inc.   Greenwich, CT         Telecommunications          Jul-95             0        33,747       33,747
Blount, Inc.                    Portland, OR          Manufacturing & Prod        Jun-95       720,176        43,877      764,053
Bob's Cylinder Head Service     Fresno, CA            Manufacturing & Prod        Sep-92        23,958         3,360       27,318
Boca Raton Outpatient Surgery   Boca Raton, FL        Medical                     Mar-92             0        47,202       47,202
Bombay Duck Company Ltd.        Concord, MA           Fixture                     Feb-96             0        57,507       57,507
Bordwell And Bratton, D.D.S.    Memphis, TN           Medical                     Mar-92             0        43,328       43,328
Boulgourjian Brothers Corp.     West Hills, CA        Furniture                   Feb-96             0        46,132       46,132
Bourns, Inc.                    Riverside, CA         Telecommunications          Mar-92             0       129,155      129,155
Brenlar Investments, Inc.       Novaro, CA            Furniture                   Oct-94             0       315,120      315,120
Brookside                       Northbrook, IL        Manufacturing & Prod        Mar-92             0        59,494       59,494
C.D. Grahn Auto Repair          Rockville, MD         Automotive                  Aug-96             0        28,695       28,695
Caio Bella Gelato Co., Inc.     New York, NY          Fixture                     Feb-97             0        46,790       46,790
Campo, Alphonse, MD             Stamford, CT          Medical                     Mar-92             0        38,489       38,489
Cardiff Beach House             Laguna Beach, CA      Retail                      Jul-96             0        50,470       50,470
Cardinale Bread & Baking        Pittsburg, CA         Restaurant                  Jul-96             0        26,384       26,384
Cardiovascular Consultants Psc  Louisville, KY        Medical                     Mar-92             0       108,549      108,549
Carullo, Emilio J., MD          Coral Gables, FL      Medical                     Mar-92             0        25,389       25,389
Centennial Technologies Inc.    Billerica, MA         Computers                   Jan-96        29,261         2,606       31,867
Centennial Technologies Inc.    Billerica, MA         Office Equipment            Jan-96        29,691         2,659       32,350
Centennial Technologies Inc.    Billerica, MA         Manufacturing & Prod        Jan-96       174,139        15,592      189,732
Centennial Technologies Inc.    Billerica, MA         Manufacturing & Prod        Jan-96       248,039        22,215      270,254
Centennial Technologies Inc.    Billerica, MA         Manufacturing & Prod        Jan-96       349,484        31,125      380,608
Center For Special Immunology   Ft. Lauderdale, FL    Medical                     Mar-92             0        65,945       65,945
Center For Special Immunology   Ft. Lauderdale, FL    Medical                     Mar-92             0        27,292       27,292
Central Bakery, Inc.            Albany, NY            Restaurant                  Feb-97             0        26,226       26,226
Century Hosiery                 Denton, NC            Manufacturing &  Pro        Aug-96             0        42,535       42,535
Chacko Dry Cleaner              Winchester, MA        Manufacturing & Prod        Mar-92             0        80,875       80,875
Champlain Cable Corp.           Colchester, VT        Manufacturing & Prod        Jan-96        24,790         2,041       26,831
Champlain Cable Corp.           Colchester, VT        Manufacturing & Prod        Jan-96       827,839       123,382      951,220
Charcon Enterprises             Charlotte, NC         Manufacturing & Prod        Mar-92             0        79,086       79,086
Charlie & Jakes Bar-B-Q Inc.    Melbourne, FL         Manufacturing & Prod        Dec-95             0       285,762      285,762
Chef's Pride, Inc.              Seaside, CA           Restaurant                  Oct-92        28,370         3,061       31,431
Childrens & Presbyterian        Plano, TX             Medical                     Mar-92             0        31,037       31,037
Chrysler Capital                Highland Park, MI     Computers                   Apr-92       390,050       249,974      640,025
Chrysler Corporation            Highland Park, MI     Computers                   Sep-91       231,979       117,821      349,800
Chrysler Corporation            Highland Park, MI     Computers                   Apr-92       128,043        58,753      186,797
Chrysler Corporition            Highland Park, MI     Computers                   Sep-91       131,105       125,194      256,299
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       109,254       117,190      226,444
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       110,329        86,469      196,798
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       123,405       117,839      241,244
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       394,760       191,056      585,817
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       588,742       257,475      846,217
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91        33,771        16,346       50,116
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       122,627        51,378      174,004
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       435,087       173,683      608,770
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       567,404       217,122      784,526
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       640,401       245,050      885,450
Chrysler Motors Corp.           Highland Park, MI     Computers                   Sep-91       643,095       239,344      882,439
Chung King Studios Dba          New York, NY          Audio                       Feb-97             0        47,933       47,933
Clancy'S Inc.                   Noblesville, IN       Restaurant Equipment        Dec-95             0       624,000      624,000
Co-Care Eye Centers, Inc.       Germantown, TN        Medical                     Mar-92        26,940        10,458       37,398
Cobe Laboratories Dba           Pico Rivera, CA       Manufacturing &  Pro        Feb-97             0        32,473       32,473
Colby, Harker Desoto            Bradenton, FL         Dry Cleaning Equipme        May-92             0       119,600      119,600
Commercial Printing             Virginia Beach, VA    Manufacturing & Prod        Mar-96             0        29,218       29,218
Conceptions, Reproductive       Denver, CO            Medical                     Jun-92             0        27,338       27,338
Concepts Marketing              Aloha, OR             Telecommunications          Sep-96             0        52,264       52,264
Coopwestein Dry Cleaner         Brooklyn, NY          Manufacturing & Prod        Jul-92             0        89,776       89,776
Copyman Copy & Printing         San Mateo, CA         Repographics                Sep-96             0        47,115       47,115
Corpus Christi Diagnostic       Corpus Christi, TX    Medical                     Aug-92        21,757         8,446       30,203
Costa, Giovanni, MD             Orchard Park, NY      Medical                     Mar-92             0        35,304       35,304
Coventry                        Cleveland Heights, OH Restaurant                  Sep-93             0       350,000      350,000
Cox Brothers Dairy Dba          Elkhorn, KY           Manufacturing &  Pro        Feb-97             0        31,285       31,285
Cruttenden & Company            Irvine, CA            Telecommunications          Mar-92             0        33,494       33,494
D. Maddox, Md, A Prof. Corp.    Bakersfield, CA       Medical                     Feb-97             0        91,710       91,710
Daga, Inc.                      Hilton Head, SC       Fixture                     Nov-92             0        99,216       99,216
Danbury Ob/Gyn                  Danbury, CT           Medical                     Mar-92             0        25,921       25,921
David Klee                      Poway, CA             Manufacturing & Prod        Mar-96             0        26,918       26,918
Defcon Ii                       Carisbed, CA          Computers                   Jul-95             0        40,744       40,744
Delong Sportswear, Inc.         Grinnell, IA          Manufacturing & Prod        Jun-95       479,073        12,042      491,115
Delta Point, Inc.               Monterey, CA          Computers                   Dec-91             0        67,293       67,293
Delta Point, Inc.               Monterey, CA          Computers                   Feb-92             0        78,920       78,920
Delta Point, Inc.               Monterey, CA          Computers                   Mar-92             0        91,459       91,459
Delta Point, Inc.               Monterey, CA          Computers                   Apr-92             0        32,190       32,190
Deltapoint, Inc.                Monterey, CA          Computers                   Sep-94             0        31,309       31,309
Deltapoint, Inc.                Monterey, CA          Computers                   Sep-94             0        36,743       36,743
Deltapoint, Inc.                Monterey, CA          Computers                   Sep-94             0        51,415       51,415
Denton Hall Burgin & Warrens    Los Angeles, CA       Telecommunications          Mar-92             0        30,906       30,906
Desert Diecutting, Inc.         Las Vegas, NV         Manufacturing &  Pro        Feb-97             0        43,934       43,934
Design Design, Inc.             Rutland, VT           Manufacturing & Prod        May-92             0        28,109       28,109
Dettmer Hospital                Troy, OH              Medical                     Mar-92             0        53,209       53,209
Dimaano, Cecilia D., MD, PC     Mesa, AZ              Medical                     Mar-92             0        28,431       28,431
Doctors Hospital                Houston, TX           Medical                     Mar-92             0        34,772       34,772
Dominion Medical Associates, IncRichmond, VA          Medical                     Mar-92             0        25,231       25,231
Doria Enterprises, Inc.         New York, NY          Retail                      Jul-96             0        27,135       27,135
Douglas General Hospital        Douglasville, GA      Medical                     Dec-91             0        45,129       45,129
Downtown Press Inc.             Baltimore, MD         Manufacturing & Prod        Mar-96             0       134,240      134,240
Dr. Robert S. Guminey DDS       Tomball, TX           Medical                     Oct-91             0       162,864      162,864
Draffin, David S., MD, PA       Summerville, SC       Medical                     Mar-92             0        26,385       26,385
Drs. Eade, J.D. & Brooks, B.J.  Campbellsville, KY    Medical                     Mar-92             0        69,800       69,800
Dumfries Pharmacy, Inc.         Dumfries, VA          Medical                     Mar-92             0        68,276       68,276
Duracell, Inc.                  Bethel, CT            Computers                   Jun-95     2,152,323       101,227    2,253,550
Duracell, Inc.                  Bethel, CT            Computers                   Jun-95     1,078,280        28,573    1,106,853
East Mission Valley Copy        San Diego, CA         Printing                    Sep-96             0        58,216       58,216
East Point Hospital             Lehigh Acres, FL      Medical                     Dec-91             0       175,044      175,044
Eaton Coin Laundry              Dunwoody, GA          Manufacturing & Prod        Mar-92             0        94,704       94,704
Emanuel Hospital & Health CenterPortland, OR          Medical                     Dec-91             0       438,498      438,498
Eskaton                         Carmichael, CA        Telecommunications          Mar-92             0       143,943      143,943
Ettrick Medical Center          Ettrick, VA           Medical                     Mar-92             0        40,539       40,539
Executive Dry Cleaners          Cranston, RI          Manufacturing & Prod        Mar-92             0        70,054       70,054
Fawcett Memorial Hospital       Port Charlotte, IL    Medical                     Dec-91        77,159       190,178      267,337
FCR, Inc.                       Weymouth, MA          Manufacturing & Prod        Dec-94             0        27,805       27,805
Federal Express                 Memphis, TN           Aircraft                    Sep-96             0     8,756,291    8,756,291
Ferson Dry Cleaner              Miami, FL             Manufacturing & Prod        Mar-92             0        77,400       77,400
Festival Cleaners               Chantilly, VA         Manufacturing & Prod        Mar-92             0       133,664      133,664
Fiesta                          Lilburn, GA           Manufacturing & Prod        Mar-92             0       191,108      191,108
First Security                  Atlanta, GA           Manufacturing & Prod        Mar-92             0       454,480      454,480
First Universal Trading, Inc    Long Beach, CA        Computers                   Mar-97             0        34,562       34,562
Florida Hospitality Resorts     Pompano Beach, FL     Furniture                   Jun-94             0       200,251      200,251
Florida Hospitality Resorts     Pompano Beach, FL     Furniture                   Jun-94             0       296,849      296,849
Foggy Bottom                    Washington, DC        Medical                     Mar-92             0        68,280       68,280
Fountain Valley Regional        Fountain Valley, CA   Medical                     Dec-91             0       897,554      897,554
Fountain Valley Regional        Fountain Valley, CA   Medical                     Oct-93             0       409,914      409,914
Frone'S Brokerage Inc.          Central Point, OR     Fixture                     Jan-96             0        80,468       80,468
G&S Foundry & Manufacturing Co. Red Bud, IL           Manufacturing & Prod        Jan-95             0        36,288       36,288
G.T.R. Inc. Dba                 Atlanta, GA           Restaurant                  Apr-95             0        55,991       55,991
Garmar Medical Group            Montebello, CA        Medical                     Mar-92             0        25,085       25,085
Gary J. Elmer                   Huntington Beach, CA  Manufacturing & Prod        Nov-95             0        27,441       27,441
Gary'S Pub & Billiards          Marathon, FL          Retail                      Oct-96             0        31,248       31,248
General Electric Co.            Hartford, CT          Computers                   Dec-95       575,464       102,647      678,111
Geotek Communications Inc.      Montvale, NJ          Telecommunications          Mar-97             0       263,816      263,816
Gerlay Gary S., MD              Deming, NM            Medical                     Mar-92             0        51,551       51,551
Gilroy Printers & Office SupplieGilroy, CA            Computers                   Sep-95             0        44,482       44,482
Goldstar Cabinets, Inc.         Phoenix, AZ           Computers                   Jun-96             0        36,872       36,872
Graphic Consultants Inc         Paul Ramsey, MN       Manufacturing & Prod        Mar-96             0        25,030       25,030
Graphix, Inc.                   Savage, MD            Printing                    Feb-97             0        29,020       29,020
Gray Television, Inc.           Greensboro, NC        Computers                   Mar-95             0        39,376       39,376
Great American Cleaners         Friendswood, TX       Manufacturing & Prod        Mar-92             0        93,880       93,880
Greenbrier Family Medical CenterChesapeake, VA        Medical                     Mar-92             0        28,178       28,178
Greene Dot Inc.                 San Diego, CA         Video Production            Jul-92             0        25,273       25,273
Gustafson Master Cleaners       N. Providence, RI     Manufacturing & Prod        Mar-92             0        94,241       94,241
Half Inch Video Dba, Scott, R.  San Francisco, CA     Video Production            Feb-97             0        25,598       25,598
Hamilton Communications         Wauwatosa, WI         Computers                   Jul-96             0        60,262       60,262
Hanley, III, James R., MD       Macclenny, FL         Medical                     Mar-92             0        28,330       28,330
Harbor Truck Bodies, Inc.       Brea, CA              Automotive                  Feb-97             0        49,711       49,711
Hasley Dry Cleaner              Ft. Smith, AR         Manufacturing & Prod        Mar-92             0        76,356       76,356
Hatfield, Bonnie                Louisville, KY        Medical                     Mar-92             0        52,195       52,195
Healthtrust, Inc.               Sun City, FL          Medical                     Dec-91             0       257,223      257,223
Hempstead Park Nursing Home     Hempstead, NY         Medical                     Mar-92             0        25,947       25,947
Hendrixson & Sons Install.      Round Lake, IL        Computers                   Feb-97             0        29,732       29,732
Highland Tap                    Atlanta, GA           Furniture                   Mar-92             0        39,866       39,866
Hometown Buffet, Inc.           San Diego, CA         Restaurant                  Feb-95             0       642,720      642,720
Hookset Bagel & Deli            Hooksett, NH          Restaurant                  Jul-96             0        60,852       60,852
Hope-Gill, Herbert F., MD PA    Sarasota, FL          Medical                     Mar-92             0        34,917       34,917
Horrigan Enterprises            Colton, CA            Computers                   Apr-96             0        32,587       32,587
Howard, Donald C., D.O.         Hallandale, FL        Medical                     Mar-92             0        33,618       33,618
Howard's Tavern Snacks, Inc.    Portland, OR          Fixture                     Mar-95             0        30,445       30,445
Hrangl Medical Development,Inc. Estherville, IA       Medical                     Mar-92             0        31,521       31,521
Human Resources Contract        Los Angeles, CA       Furniture                   Mar-97             0        58,248       58,248
Humana Inc.                     Louisville, KY        Medical                     Dec-92             0        37,181       37,181
Hurricane Graphics              Miami Lakes, FL       Manufacturing & Prod        Mar-96             0        32,734       32,734
Hydratec, Inc.                  Baltimore, MD         Manufacturing &  Pro        Feb-97             0        25,374       25,374
I.V.L. Inc.                     Ft. Lauderdale, FL    Computers                   Jan-96             0        55,589       55,589
IMP, Inc.                       San Jose, CA          Manufacturing & Prod        Mar-95     1,376,519       315,061    1,691,580
IMP, Inc.                       San Jose, CA          Manufacturing &  Pro        Mar-97             0     1,074,631    1,074,631
In The Mix Inc.                 New York, NY          Computers                   Feb-97             0        33,389       33,389
Information Storage Devices     San Jose, CA          Computers                   Jun-94             0       126,414      126,414
Information Storage Devices     San Jose, CA          Computers                   Jun-94             0       358,927      358,927
Information Storage Devices     San Jose, CA          Computers                   Aug-94             0        67,381       67,381
Inliner Americas,  Inc.         Houston, TX           Manufacturing &  Pro        Feb-97             0        58,243       58,243
Innovo, Inc.                    Springfield, TN       Fixture                     Jun-94             0        90,785       90,785
Intermark Components, Inc.      Huntington Bch, CA    Manufacturing & Prod        Feb-95             0        32,242       32,242
Internal Medicine Group, PA     Little Rock, AR       Medical                     Mar-92             0        34,769       34,769
Internal Medicine Specialists   Las Vegas, NV         Medical                     Mar-92             0        34,803       34,803
International Communctns Solut  Elizabeth, NJ         Computers                   Jun-95             0        42,344       42,344
International Power Devices Inc.Boston, MA            Telecommunications          Jan-96        30,916         2,381       33,297
International Power Devices Inc.Boston, MA            Computers                   Jan-96        35,567         2,782       38,349
International Power Devices Inc.Boston, MA            Manufacturing & Prod        Jan-96        35,567       782,577      818,144
International Rectifier Corp.   Temecula, CA          Telecommunications          Mar-92             0       118,882      118,882
International Rectifier Corp.   El Segundo, CA        Telecommunications          Jul-93             0       175,626      175,626
J & B Finishers                 Tucker, GA            Manufacturing & Prod        Mar-96             0        31,949       31,949
Jack Vanden Brulle              Berkeley, CA          Printing                    Jun-96             0        45,929       45,929
Jimenez Soft Touch              Tampa, FL             Manufacturing & Prod        Mar-92             0        85,349       85,349
John Corkery Jr Dba             Canton, MA            Printing                    Jun-95             0        38,679       38,679
John J. Prescott                Washington, DC        Video Production            Jun-96             0        57,930       57,930
Johnny P. Singh                 Brawley, CA           Material Handling           Sep-92        41,049         8,068       49,117
K & I Plastics, Inc.            Jacksonville, FL      Manufacturing & Prod        Oct-91             0        25,720       25,720
Ka-Va Inc Dba Clothes Clinic    Watertown, MA         Manufacturing & Prod        Jun-95             0        39,148       39,148
Katz & Klein                    Sacramento, CA        Manufacturing &  Pro        Mar-97             0        27,684       27,684
Kehne, Susan M & Diaz, Luis MD  Las Vegas, NV         Medical                     Mar-92             0        34,859       34,859
Kerr Glass Manufacturing Corp.  Los Angeles, CA       Manufacturing & Prod        Dec-92       239,822       103,386      343,208
Kerr Glass Manufacturing Corp.  Los Angeles, CA       Manufacturing & Prod        Dec-92     1,046,565       348,824    1,395,388
King, Purtich & Morrice         Los Angeles, CA       Telecommunications          Apr-93             0        53,799       53,799
Kingman Hospital, Inc.          Kingman, AZ           Medical                     Dec-91             0       256,524      256,524
Kings Meat & Seafood Corp.      Houston, TX           Restaurant                  Aug-96             0        32,701       32,701
Kissimee Memorial Hospital      Kissimee, FL          Medical                     Dec-91             0       487,203      487,203
Klasky & Csupo, Inc.            Hollywood, CA         Office Equipment            Sep-92        28,448         4,759       33,207
Klein, Roger MD, Psc            Ashland, KY           Medical                     Mar-92             0        45,195       45,195
Knox Insurance Agency Inc.      Albany, NY            Computers                   Jun-95             0        28,558       28,558
Kopy King Inc.                  Chattanooga, TN       Manufacturing & Prod        Mar-96             0        30,284       30,284
Kreegr Dry Cleaner              Arvada, CO            Manufacturing & Prod        Mar-92             0        80,343       80,343
Kurusu, Shozo, MD               Charleston, WV        Medical                     Mar-92             0        50,433       50,433
L & S Enterprises               Dayton, OH            Office Equipment            Jul-96             0        54,021       54,021
L.W. Blake Hospital             Bradenton, FL         Medical                     Dec-91             0       319,245      319,245
Laclede Steel, Inc.             St. Louis, MO         Fixture                     Sep-93             0        79,718       79,718
Laguna Graphic Arts Inc         Irvine, CA            Manufacturing & Prod        Mar-96             0        72,146       72,146
Lawrence Medical Laboratory     Monrovia, CA          Medical                     Mar-92             0        51,876       51,876
Lee-Koh Medical Corporation PC  Reseda, CA            Medical                     Mar-92             0        44,052       44,052
Lee Family Clinic               Durant, OK            Computers                   Aug-96             0        66,646       66,646
Leroy Gorzell                   Falls City, TX        Manufacturing & Prod        Mar-95             0        34,762       34,762
Little Rock Internal Medicine   Little Rock, AR       Medical                     Mar-92             0        53,858       53,858
Littletown Pattern Works        Littlestown, PA       Manufacturing &  Pro        Mar-97             0        26,426       26,426
Long Beach Acceptance Corp.     Oradell, NJ           Computers                   Jul-96             0        56,574       56,574
Long Beach Acceptance Corp.     Oradell, NJ           Computers                   Aug-96             0       146,238      146,238
Long Beach Acceptance Corp.     Oradell, NJ           Computers                   Sep-95             0       569,155      569,155
Long Beach Acceptance Corp.     Oradell, NJ           Computers                   Nov-95             0       110,452      110,452
Long, Nancy L., MD              Henderson, NV         Medical                     Mar-92             0        25,072       25,072
Loy Loy Restaurant              Clovis, CA            Restaurant                  Sep-92        36,956         4,907       41,863
LTK Litho, Inc.                 Deer Park, NY         Manufacturing &  Pro        Mar-97             0        39,504       39,504
Mallory Smith Management Srvc.  Santa Barbara, CA     Computers                   Apr-94             0        32,683       32,683
Marble & Granite Fabricators    Warren, MI            Manufacturing &  Pro        Feb-97             0        49,386       49,386
Martin Paul, Ltd.               Boston, MA            Photography                 Sep-96             0        50,672       50,672
Marvista Pub, Inc.              Longboat Key, FL      Retail                      Feb-97             0        31,122       31,122
Matassa'S Market - Dauphine     New Orleans, LA       Fixture                     Jan-96             0        51,207       51,207
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0       151,308      151,308
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        81,041       81,041
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        36,106       36,106
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        33,980       33,980
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        29,862       29,862
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        29,549       29,549
Matsco Financial Corp.          Emeryville, CA        Manufacturing & Prod        Dec-91             0        28,390       28,390
Mc Hargue, Chauncey A., MD      Culpeper, VA          Medical                     Mar-92             0        25,400       25,400
Med Access                      Stafford, TX          Medical                     Mar-92             0        26,344       26,344
Merle West Medical Center       Klamath Falls, OR     Medical                     Mar-92             0       108,517      108,517
Merritt, Melvin D., MD          Aurora, CO            Medical                     Mar-92             0        50,555       50,555
Metro-Continental, Inc.         Dayton, TX            Manufacturing & Prod        Mar-92             0        78,792       78,792
Metro Design Center             Saratoga, CA          Telecommunications          Sep-96             0        26,014       26,014
MGM Enterprises, Inc.           Amarillo, TX          Fixture                     Jun-94             0        28,291       28,291
Micro Strategies, Inc.          Denville, NJ          Telecommunications          Jul-96             0        53,851       53,851
Milpitas Cleaners               Milpitas, CA          Sanitation                  Sep-92        29,977         3,019       32,997
Mind's Eye Graphics, Inc.       Richmond, VA          Computers                   Mar-95             0        26,972       26,972
Missouri Eye Institute          Springfield, MO       Medical                     Mar-92             0        37,398       37,398
Mojabe Chiropractic             Rancho Cucamong, CA   Medical                     Mar-92             0        30,595       30,595
Mondo Media                     San Francisco, CA     Computers                   May-96             0        49,405       49,405
Montgomery City Hospital        Rockville, MD         Medical                     Dec-91             0     1,148,225    1,148,225
Montgomery City Hospital        Rockville, MD         Medical                     Dec-91             0       296,171      296,171
Montgomery City Hospital        Rockville, MD         Medical                     Dec-91             0       171,735      171,735
Morgan's Creative Restaurant    Beachwood, OH         Restaurant                  Mar-95             0       234,091      234,091
Morgan's Foods                  Dayton, TX            Restaurant                  Mar-95             0       189,746      189,746
Morgan's Foods                  Beachwood, OH         Computers                   Sep-94             0       102,805      102,805
Mount Pleasant Spinal Health    Mount Pleasant, SC    Medical                     Mar-92             0        26,797       26,797
Mount Sinai Medical Center      Miami Beach, FL       Medical                     Dec-91       954,276       195,228    1,149,504
Mount Sinai Medical Center      Miami Beach, FL       Medical                     Dec-91     1,138,257       356,746    1,495,003
Nadler'S Bakery & Deli          San Antonio, TX       Restaurant                  Oct-96             0        32,362       32,362
Nair Dry Cleaner                Oak Lawn, IL          Manufacturing & Prod        Mar-92             0        98,653       98,653
Nasco Sportswear, Inc.          Springfield, TN       Manufacturing & Prod        Jun-92             0        87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN       Manufacturing & Prod        Jun-92             0        87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN       Manufacturing & Prod        Jun-92             0        87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN       Computers                   Sep-92             0        46,691       46,691
Nasco, Inc.                     Springfield, TN       Computers                   Jun-92             0       780,000      780,000
New London Press Inc.           Alpharetta, GA        Manufacturing & Prod        Mar-96             0        26,903       26,903
New World Rising, Inc.          Birmingham, AL        Computers                   Feb-97             0        45,888       45,888
Ngo Dry Cleaner                 Beltsville, MD        Manufacturing & Prod        Mar-92             0        73,242       73,242
Norfolk Warehouse Distribution  Norfolk, VA           Furniture                   Jul-95             0        36,945       36,945
Norgetown Cleaners              Clarendon Hills, IL   Manufacturing & Prod        Mar-92             0        78,588       78,588
Norman's Food Store's, Inc.     Nebraska City, NE     Computers                   Dec-93             0        99,615       99,615
Ohio Power Company              Columbus, OH          Material Handling           Oct-92    11,846,000       473,840   12,319,840
Ohio Power Company              Columbus, OH          Material Handling           Oct-92             0     9,525,880    9,525,880
Olash And Van Vooren, MD        Louisville, KY        Medical                     Mar-92             0        35,430       35,430
Old Dominion Carstar            Eugene, OR            Computers                   Apr-94             0        29,854       29,854
Omni Mortgage Group, Inc.       Lawrenceville, GA     Computers                   Feb-97             0        34,676       34,676
One Hour Martinizing            Stone Mountain, GA    Manufacturing & Prod        Mar-92             0        27,289       27,289
Oswego Cleaners                 Oswego, IL            Manufacturing & Prod        Mar-92             0        71,745       71,745
Oswego Village Clinic           Lake Oswego, OR       Medical                     Mar-92             0        25,669       25,669
Pacific Equity Service          Vancouver, WA         Computers                   Aug-96             0        31,273       31,273
Palo Alto Car Wash Partners     San Francisco, CA     Manufacturing & Prod        Jul-92             0       122,425      122,425
Panama Hatties Dba, Richal      Huntington Stat, NY   Restaurant                  Mar-97             0        53,637       53,637
Paolo'S Italian Kitchen         Melbourne, FL         Restaurant                  Feb-97             0        49,404       49,404
Parker K. Bagley MD             Inverness, FL         Medical                     Feb-95             0        88,444       88,444
Parker K. Bagley, MD PA         Inverness, FL         Medical                     Dec-91             0       323,733      323,733
Parks, Sheryl L., MD, PC        Garden City, MI       Medical                     Mar-92             0        29,018       29,018
PCMAC Consultants Dba           San Francisco, CA     Computers                   Feb-97             0        31,212       31,212
Performance A/V, Inc.           Alexandria, VA        Video Production            Sep-93             0       233,785      233,785
Perry Morris                    Irvine, CA            Manufacturing & Prod        Mar-92             0     5,200,000    5,200,000
Phoenix Analysis & Design       Gilbert, AZ           Printing                    Aug-96             0        33,255       33,255
Photo Center, Inc.              Costa Mesa, CA        Manufacturing &  Pro        Mar-97             0        40,986       40,986
Physician Hospital              Cedar Knolls, NJ      Medical                     Dec-91             0       234,870      234,870
Pivaroff Chiropractic Corp.     Corona Del Mar, CA    Medical                     Mar-92             0        35,324       35,324
Pleasant Hill Cleaners          Duluth, GA            Manufacturing & Prod        Mar-92             0       115,657      115,657
Pro Photo Connection, Inc       Irvine, CA            Computers                   Mar-97             0        29,180       29,180
Pro Sew                         Cincinnati, OH        Manufacturing & Prod        Dec-91             0        40,018       40,018
Quail Cleaners                  Missouri City, TX     Manufacturing & Prod        Mar-92             0        90,402       90,402
Quality Baking L.L.C.           Maplewood, MO         Restaurant Equipment        Dec-95             0       296,400      296,400
R & M Baking Corp. Dba          Oceanside, NY         Manufacturing & Prod        Nov-93             0        27,490       27,490
R & M Levy                      Lafayette, CA         Manufacturing & Prod        Sep-92             0        73,668       73,668
R.E. Smith Printing, Co.        Fall River, MA        Printing                    Jun-95       487,200        41,021      528,221
R.U.R. Enterprises, Inc.        Houston, TX           Furniture                   Dec-94             0        27,035       27,035
Radiology Assoc. of Mc Allen TX Mc Allen, TX          Medical                     Dec-91             0       190,800      190,800
Radiology Assoc. of Mc Allen TX Mc Allen, TX          Medical                     Dec-91             0        40,776       40,776
Radiology Assoc. of Mc Allen TX Mc Allen, TX          Medical                     Jun-93             0        97,644       97,644
Radiology Assoc. Of Westport    Westport, CT          Retail                      May-92       309,873        39,188      349,061
Rain-Master Roofing             Portland, OR          Computers                   Jun-96             0        26,464       26,464
Raintree Cleaners               Roswell, GA           Manufacturing & Prod        Mar-92             0       105,265      105,265
Re/Max Fireside                 Blue Jay Villag, CA   Telecommunications          Sep-92        27,089         4,030       31,119
Re/Max International, Inc.      Englewood, CO         Furniture                   Sep-92        25,462        10,615       36,077
Red Bank Volvo, Inc.            Shrewsbury, NJ        Automotive                  Feb-97             0        42,070       42,070
Red Bug Cleaners                Winter Springs, FL    Manufacturing & Prod        Mar-92             0        58,238       58,238
Redwood Medical Offices         Crescent City, CA     Medical                     Mar-92             0        25,997       25,997
Reino Linen Service, Inc.       Gibsonburg, PA        Manufacturing & Prod        Oct-91             0       759,040      759,040
Reino Linen Service, Inc.       Gibsonburg, OH        Material Handling           Dec-92             0        34,022       34,022
Reiter And Perkes MD, PC        Medford, NY           Medical                     Dec-91             0       282,435      282,435
Restaurant Management Nw Inc.   Portland, OR          Restaurant                  Jun-95             0       373,379      373,379
RLL                             Miami, FL             Manufacturing & Prod        Mar-92             0       110,112      110,112
Rmc Environmental Service       Spring City, PA       Computers                   Mar-92             0        27,592       27,592
Robert M. Jones Dba Video       Laguna Hills, CA      Video Production            Jun-96             0        58,497       58,497
Roberts, J.N., MD               Boaz, AL              Medical                     Mar-92             0        27,787       27,787
Rockwood Clinic, P.S.           Spokane, WA           Medical                     Dec-91     1,120,875       280,122    1,400,997
Roger Colby                     Cortez, FL            Manufacturing & Prod        Mar-92             0       111,697      111,697
Rogers, Gene W., MD, Pa         Sonora, TX            Medical                     Mar-92             0        25,821       25,821
Rose Casual Dining, Inc.        Newtown, PA           Restaurant Equipment        Dec-95             0       135,403      135,403
S. Johnson And Sons, Inc.       Belvidere, NJ         Manufacturing & Prod        Sep-93             0        77,698       77,698
S.C.W. Corporation              Scituate, MA          Restaurant                  May-94             0        27,259       27,259
S.W. FL Regional Medical Ctr    Fort Meyers, FL       Medical                     Dec-91        44,580       161,521      206,102
Sage Enterprises, Inc.          Des Plains, IL        Computers                   Jun-94             0       119,252      119,252
Salinas Construction            Pleasanton, TX        Construction                May-96             0        47,058       47,058
Salon 2000                      Eden Prairie, MN      Fixture                     Feb-96             0        37,237       37,237
Sam Houston Memorial Hospital   Houston, TX           Medical                     Dec-91             0       585,021      585,021
San Angelo Medical Practice     San Angelo, TX        Medical                     Mar-92             0        68,346       68,346
San Angelo Medical Practice     San Angelo, TX        Medical                     Mar-92             0        39,846       39,846
Sass, Friedman & Associates     Cleveland, OH         Medical                     Mar-92             0        39,205       39,205
Sass, Friedman & Associates     Cleveland, OH         Medical                     Mar-92             0        48,444       48,444
Sbs Commercial Leasing Inc.     Jericho, NY           Computers                   Jan-96             0       128,369      128,369
Schooley-Steen Medical          Fresno, CA            Furniture                   Sep-92        40,167         5,899       46,065
Sharon - John Dry Cleaner       Kensigton, CT         Manufacturing & Prod        Mar-92             0        64,410       64,410
Shift & Goldman, Inc.           Somerset, NJ          Computers                   Sep-93             0        26,738       26,738
Shin & Washinsky, MD's          Las Vegas, NV         Medical                     Mar-92             0        32,602       32,602
Siebe North, Inc.               Rockford, IL          Computers                   Jun-95       411,535        19,451      430,986
Sierra Nevada Memorial Hospital Grass Valley, CA      Medical                     Mar-92             0        53,349       53,349
Sign America, Inc.              Richmond, OH          Manufacturing &  Pro        Feb-97             0        28,109       28,109
Sirius Solutions                San Francisco, CA     Computers                   May-96             0        26,193       26,193
Skal Beverages East, Inc.       Easton, MA            Restaurant                  Feb-95             0        37,626       37,626
Skolniks Bagel Bakery           Springfield, PA       Restaurant                  Mar-92             0        68,997       68,997
Snaderson Group                 Escondido, CA         Computers                   Aug-96             0        34,444       34,444
Solom-Page Group Ltd.           New York, NY          Computers                   Feb-94             0        42,908       42,908
Solomon Page Group Ltd.         New York, NY          Furniture                   Sep-94             0        42,697       42,697
South Florida Family Physician  Pembroke Pines, FL    Medical                     Mar-92             0        68,320       68,320
Southhill Company               Beverly Hills, CA     Fixture                     Dec-91             0        25,308       25,308
Springfield Tool & Dye, Inc.    Springfield, NJ       Printing                    May-92             0        26,256       26,256
St. Elizabeth Hospital, Inc.    Appleton, WI          Medical                     Mar-92             0        90,033       90,033
St. Louis Leasing Corp.         Ellisville, MO        Manufacturing & Prod        Oct-92             0       780,181      780,181
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        25,041         5,124       30,165
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        23,547         4,657       28,204
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        27,258         5,577       32,835
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        22,895         4,248       27,142
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        25,493         4,730       30,223
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        25,493         4,730       30,223
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        21,250         3,789       25,040
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        21,250         3,789       25,040
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        23,546         4,652       28,198
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        22,895         4,248       27,142
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        23,612         4,262       27,874
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        22,075         4,517       26,591
Staples, Inc.                   Framingham, MA        Retail                      Feb-94        23,329         4,609       27,938
Stater Brothers Markets         Colton, CA            Furniture                   Sep-91             0       551,203      551,203
Stater Brothers Markets         Colton, CA            Retail                      Sep-91       104,149        25,947      130,096
Stater Brothers Markets         Colton, CA            Sanitation                  Sep-91        56,680        17,839       74,519
Staubach, Co.                   Dallas, TX            Telecommunications          Jun-95       455,273        21,858      477,131
Stein-Sloan                     Blue Bell, PA         Medical                     Mar-92             0        28,366       28,366
Steven B. Zelicof Md            White Plains, NY      Medical                     Feb-96             0        57,971       57,971
Steven Braff, MD                Clifton Springs, NY   Medical                     Dec-91        95,724       165,555      261,280
Subco East, Inc.                Wauwatosa, WI         Restaurant                  Aug-96             0        60,031       60,031
Summit Cleaners                 Houston, TX           Manufacturing & Prod        Mar-92             0       131,372      131,372
Summit Health Inc.              Fort Worth, TX        Computers                   Sep-95             0        55,952       55,952
Sun Presentations, Inc.         Palm Springs, CA      Computers                   Jun-92             0        25,909       25,909
Sun Presentations, Inc.         Palm Springs, CA      Video Production            Nov-92             0        68,903       68,903
Sunset Screening Room           Los Angeles, CA       Video Production            Jun-95             0        31,136       31,136
Super Miami Ltd                 Concord, CA           Fixture                     Jun-92             0       104,162      104,162
Svogun, John A., MD             Norwalk, CT           Medical                     Mar-92             0        31,203       31,203
Sweet Potato Pie, Inc.          Hawthorne, NJ         Manufacturing & Prod        Oct-93             0        26,055       26,055
Synder Machine Co. Dba          Somerville, NJ        Manufacturing &  Pro        Feb-97             0        34,385       34,385
System Fuels Inc.               New Orleans, LA       Manufacturing & Prod        Dec-95             0     2,648,916    2,648,916
T & L Creative Salads, Inc.     Brooklyn, NY          Computers                   Jan-95             0        27,307       27,307
T.B.G. of Little Neck, Inc.     Whitestone, NY        Restaurant                  Oct-94             0       312,000      312,000
Tender Touch Dry Cleaners       Winter Haven, FL      Manufacturing & Prod        Mar-92             0        61,819       61,819
The Beach House Dba             Laguna Beach, CA      Retail                      Feb-97             0        41,446       41,446
The Breakers Dba, Claddagh      New Smyrna Bch., FL   Retail                      Feb-97             0        27,933       27,933
The Coin Laundry                Grayson, GA           Manufacturing & Prod        Mar-92             0        99,672       99,672
The Foxboro Company             Foxboro, MA           Fixture                     Sep-95       117,682        12,711      130,393
The Foxboro Company             Foxboro, MA           Computers                   Sep-95       814,341        87,452      901,793
The Foxboro Company             Foxboro, MA           Manufacturing & Prod        Sep-95       944,934        84,060    1,028,995
The Foxboro Company             Foxboro, MA           Furniture                   Jan-96        26,942         2,480       29,421
The Foxboro Company             Foxboro, MA           Fixture                     Jan-96       286,844        27,311      314,154
The Foxboro Company             Foxboro, MA           Manufacturing & Prod        Jan-96     1,018,693        86,626    1,105,319
The Foxboro Company             Foxboro, MA           Computers                   Jan-96     1,388,929       133,331    1,522,260
The Gar Wood Restaurant         Carnelian Bay, CA     Retail                      Feb-97             0        53,928       53,928
The Imaging Bureau Ltd, Inc.    Arlington, TX         Printing                    Mar-97             0        50,151       50,151
The Mountain Corp.              Marlborough, NH       Computers                   Nov-95             0        26,299       26,299
The Printing Post               Orange, CA            Printing                    Sep-96             0        34,787       34,787
Thompson Medical Specialists    Lenoir, NC            Medical                     Mar-92             0        37,859       37,859
Triangle Eye Institute          Bakersfield, CA       Computers                   Jul-95             0        25,280       25,280
TSC Funding, Inc.               S.Burlington, VT      Computers                   Feb-97             0        44,158       44,158
Tuckers Square Laundry          Atlanta, GA           Manufacturing & Prod        Mar-92             0        84,476       84,476
Tuttle Bowling Enterprises Inc. Scotia, NY            Restaurant Equipment        Mar-96             0        40,560       40,560
Twin Cities Hospital            Niceville, FL         Medical                     Dec-91             0       154,751      154,751
Ultimate Cleaners               Tempe, AZ             Manufacturing & Prod        Mar-92             0        48,143       48,143
United Communications Center    Los Alamitos, CA      Medical                     Mar-92             0        35,534       35,534
United Consumers Club Dba,      Tacoma, WA            Telecommunications          Feb-97             0        53,548       53,548
Usindo Corporation              Pasadena, CA          Computers                   Feb-97             0        29,365       29,365
USX Corporation                 Pittsburgh, PA        Mining                      Dec-91     5,952,703     1,205,308    7,158,011
Ventura Toyota                  Ventura, CA           Computers                   Sep-92        30,105         2,958       33,064
Victoria Cleaners               Ocala, FL             Manufacturing & Prod        Mar-92             0        47,599       47,599
Video Eye                       Houston, TX           Video Production            Sep-96             0        49,335       49,335
Video Tape Magazines, Inc.      Sun Valley, CA        Telecommunications          Oct-93             0        27,247       27,247
Vihlene & Associates            Laguna Hills, CA      Computers                   Jun-96             0        56,746       56,746
Visiting Nurse Association      Carmichael, CA        Telecommunications          Mar-92             0       143,943      143,943
Watkins-Johnson Company         Palo Alto, CA         Telecommunications          Mar-92             0       373,874      373,874
Watkins-Johnson Company         Palo Alto, CA         Telecommunications          Mar-92             0        26,650       26,650
Wayfield Foods, Inc.            Atlanta, GA           Retail                      Sep-92        70,367         9,359       79,726
Wayfield Foods, Inc.            Atlanta, GA           Retail                      Sep-92        64,377         9,769       74,146
Weir Partners                   Rancho Santa, CA      Restaurant                  Mar-94             0       365,000      365,000
Western Mailing Service         Las Vegas, NV         Printing                    Sep-92        37,970         4,552       42,522
Westgate Cleaners               Spring City, PA       Manufacturing & Prod        Mar-92             0        85,984       85,984
Westlight                       Los Angeles, CA       Computers                   Nov-91             0        27,771       27,771
Wheaton Body Shop, Inc.         Wheaton, MD           Automotive                  Sep-96             0        36,946       36,946
Wilkinson, Maurice G., MD       Shiner, TX            Medical                     Mar-92             0        30,692       30,692
Windy City Bagels, Inc.         Clinton, NY           Restaurant                  Jun-94             0       138,653      138,653
Windy City Bagels, Inc.         Clinton, NY           Restaurant                  Jun-94             0       160,277      160,277
Wright Way Sales                Longwood, FL          Telecommunications          Jun-96             0        40,486       40,486
Young Dry Cleaner               N. Dartmouth, MA      Manufacturing & Prod        Mar-92             0       130,601      130,601
Young, Walter Russell, MD       Waldron, AZ           Medical                     Mar-92             0        60,625       60,625
Zan Productions, Inc.           New York, NY          Manufacturing &  Pro        Feb-97             0        33,899       33,899
Zisman, Frank & Katerina, O.D.  Hercules, CA          Medical                     Mar-92             0        40,182       40,182
                                Total Equipment transactions less than $25,000               2,738,306     3,034,681    5,772,987

                                                                                          ------------- ------------- ------------
                                                                                           $52,377,669   $78,112,460  $130,490,129
                                                                                          ============= ============= ============

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at March 31, 1997 pursuant to leases or which secure its Financing Transactions.


                                       Equipment       Equipment        Total
       Equipment Category               Leases        Financings      Portfolio


Computer Systems ...............     $13,151,552     $   614,726     $13,766,278
Manufacturing & Production .....      11,151,399         449,300      11,600,699
Medical ........................       2,170,876          22,842       2,193,718
Retail Systems .................       2,083,041          52,802       2,135,843
Restaurant .....................       1,021,363         804,047       1,825,410
Furniture & Fixtures ...........       1,312,860         313,612       1,626,472
Aircraft .......................               0         983,333         983,333
Printing .......................         565,710          87,342         653,052
Telecommunications .............         471,701         158,669         630,370
Video Production ...............         253,034          91,466         344,500
Automotive .....................          65,642          49,711         115,353
Sanitation .....................          31,728          10,114          41,842
Office Equipment ...............          31,106               0          31,106
Agriculture ....................               0          19,492          19,492
Audio ..........................               0          18,399          18,399
Copiers ........................           9,373               0           9,373
Photography ....................           8,102               0           8,102
                                     -----------     -----------     -----------

                                     $32,327,487     $ 3,675,855     $36,003,343
                                     ===========     ===========     ===========

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1997:

        Original Lessee                                                            Date          Total       Cash       Acquisition
       or Equipment User                Location               Equipment        Purchased      Financing   Expended        Cost
                                                                                                  (1)         (2)           (3)
--------------------------------- ---------------------   -------------------   ---------    -----------  ---------    -------------

19 March Street, Inc.             Stamford, CT            Furniture               Mar-93            $0      $47,942       $47,942
301 BP Service Station            Fayetteville, NC        Automotive              Nov-92             0       30,129        30,129
4 Star Laundry & Supply, Inc.     Plattsmouth, NE         Manufacturing & Prod    Nov-92             0       31,043        31,043
4-Guys Supermarket                Paterson, NJ            Fixture                 Sep-96             0       29,433        29,433
8803 Castle Caterers, Inc.        Brooklyn, NY            Retail                  Nov-96             0       30,364        30,364
A. I. Leasing Inc.                Herndon, VA             Aircraft                Aug-96             0    5,690,161     5,690,161
A & S Rental                      Tifton, GA              Computers               Nov-92             0       30,183        30,183
A-Grocery Warehouse               Los Angeles, CA         Fixture                 Aug-96             0       46,867        46,867
Aaa Ansafone Answering Service    Santa Ana, CA           Manufacturing & Prod    Aug-95             0       25,804        25,804
AATW, Inc.                        Oakland, CA             Material Handling       Aug-93             0       31,375        31,375
Abington Obstetrical              Windsor, CT             Medical                 Mar-93             0       49,501        49,501
Able Pallet Mfg                   Hilliard, OH            Manufacturing & Prod    Dec-92        23,518        2,217        25,735
Accent Improvement, Inc.          Fargo, ND               Fixture                 Dec-96             0       36,089        36,089
Ace Tree Movers, Inc.             Gaithersburg, MD        Transportation          Mar-93             0       29,412        29,412
Action Technologies, Inc.         Alameda, CA             Computers               Dec-92             0       66,976        66,976
Action Technologies, Inc.         Alameda, CA             Computers               Apr-93             0       71,102        71,102
Addison Tool Inc                  Oxford, MI              Computers               Aug-95             0       36,504        36,504
Advance Presort Service Inc       Chicago, IL             Office Equipment        May-93             0      235,358       235,358
Advance Presort Service Inc       Chicago, IL             Retail                  May-93             0      101,761       101,761
Advanced Precision                Newbury, MA             Manufacturing & Prod    Mar-93             0       38,297        38,297
Advanced Research Concepts, Inc.  Simi Valley, CA         Sanitation              Nov-92             0       33,493        33,493
Advantage Kbs Inc.                Edison, NJ              Computers               Aug-95             0       27,195        27,195
Adventure Sportswear, Inc.        Doraville, GA           Manufacturing & Prod    Nov-92             0       30,174        30,174
Advertising Specialty Co.         Reno, NV                Printing                Sep-96             0       52,559        52,559
Advo System, Inc.                 Windsor, CT             Telecommunications      May-93             0       77,530        77,530
Advo System, Inc.                 Hartford, CT            Telecommunications      May-93             0       68,167        68,167
Advo System, Inc.                 Windsor, CT             Telecommunications      Jan-95             0       43,466        43,466
Air Show, Inc.                    Springfield, VA         Computerss              Jan-97             0       44,420        44,420
Alaska Airlines, Inc.             Seattle, WA             Transportation          Oct-94    16,808,912    4,778,717    21,587,628
Albert & Dolores Gaynor           Menlo Park, CA          Computers               Feb-96             0       40,739        40,739
Albert Kemperle Inc.              Valley Stream, NY       Manufacturing & Prod    Aug-95             0       29,726        29,726
Alliance Business Center Dba      New York, NY            Office Equipment        Mar-97             0       44,000        44,000
Alpha Music Productions           Lenexa, KS              Computers               Nov-92             0       27,166        27,166
Alpine Pictures, Inc.             Van Nuys, CA            Printing                Sep-96             0       55,473        55,473
Alternate Curcuit Technology      Ward Hill, MA           Manufacturing & Prod    Aug-93             0      529,545       529,545
Alves Precision Engineered        Watertown, CT           Manufacturing & Prod    Mar-93             0       41,366        41,366
AMCA International                Newington, CT           Telecommunications      May-93             0       31,308        31,308
American Deburring Dba Afab       Irvine, CA              Manufacturing & Prod    May-95             0       29,755        29,755
American Energy Services, Inc.    Houston, TX             Telecommunications      Nov-92             0       30,824        30,824
American Red Cross Hartford       Farmington, CT          Telecommunications      Mar-93             0       25,138        25,138
American Rest Group               Newport Beach, CA       Restaurant              Mar-94             0      652,404       652,404
American Rest Group               Newport Beach, CA       Retail                  Mar-94             0       31,606        31,606
American Rest Group               Newport Beach, CA       Restaurant              Mar-94             0      526,016       526,016
American T-Shirts                 Mesquite, TX            Computers               Nov-92             0       30,502        30,502
AMI Resort Telecommunications     San Clemente, CA        Fixture                 Nov-92             0       31,847        31,847
Amodeo Petti & Flatiron           New York, NY            Computers               Aug-95             0       39,169        39,169
Anderson Film Industries          Universal City, CA      Video Production        Jul-96             0       31,600        31,600
Anderson Glass Co. Inc.           Columbus, OH            Manufacturing & Prod    Aug-95             0       26,645        26,645
Anthony V. Cillis, Dvm            Yorktown Heights, NY    Medical                 Aug-96             0       35,816        35,816
Anthony Vasselli Md PC            Princeton, NJ           Medical                 Aug-95             0       26,143        26,143
Anthony's Auto Body, Inc.         Bridgeport, CT          Telecommunications      Mar-93             0       26,661        26,661
Anton's Airfood Of Bakersfield    Bakersfield, CA         Restaurant              Nov-92             0       26,994        26,994
Ap Parts Manufacturing            Goldsboro, NC           Furniture               Aug-96             0      101,538       101,538
Apec Display Inc.                 Clifton, NJ             Manufacturing & Prod    Aug-95             0       35,567        35,567
Applause Management, Inc.         Little Falls, NJ        Computers               Nov-92             0       25,588        25,588
Aqualon Incorporated              Louisiana, MO           Environmental           Feb-93             0       25,243        25,243
Arby's                            Gainesville, FL         Fixture                 Nov-92             0       28,892        28,892
Arden Nursing Home Inc            Hamden, CT              Telecommunications      May-93             0       29,232        29,232
ARG Enterprises                   Newport Beach, CA       Restaurant              Jul-94             0      436,451       436,451
Arianne Productions Corp.         Clearwater, FL          Audio Equipment         Jan-96             0       48,014        48,014
Ars Enterprises, Inc.             Alsip, IL               Audio                   Nov-96             0       27,966        27,966
Artistry Presentations            Mattapoisett, MA        Computerss              Oct-96             0       27,630        27,630
Asbestos Transportation           Moncks Conrner, SC      Transportation          Mar-93             0       27,697        27,697
Associated Detailers              Brandon, MS             Computers               Aug-96             0       50,126        50,126
Atex Knitting Mills Inc.          Ridgewood, NY           Manufacturing & Prod    Aug-95             0       31,120        31,120
Athens Obstetrics                 Windsor, CT             Medical                 Mar-93             0       48,302        48,302
Atlantic Development              Arnold, MO              Printing                Jun-96             0       30,867        30,867
Atlantic Paste & Glue Co., Inc.   Brooklyn, NY            Manufacturing & Prod    Nov-92             0       26,664        26,664
AU Technologies                   Providence, RI          Manufacturing & Prod    Nov-92             0       27,685        27,685
Audioforce                        New York, NY            Telecommunications      Aug-95             0       33,295        33,295
Automated Building Systems, Inc.  Johnson City, TN        Computers               Mar-93             0       35,807        35,807
Automated Component               Hudson, MA              Manufacturing & Prod    Mar-94             0      102,089       102,089
Automation, Inc.                  Canton, MA              Telecommunications      Mar-93             0       25,240        25,240
Aziz Edib                         Poughkeepsie, NY        Fixture                 Dec-95             0       74,135        74,135
B & B Coffee Service, Inc.        Fairfield, CT           Restaurant              Mar-93             0       31,923        31,923
B.M.F. Fitness Of Irving, Inc.    Irving, TX              Medical                 Nov-92             0       30,268        30,268
Baer Aggregates Inc.              Phillipsburg, NJ        Manufacturing & Prod    Aug-95             0       30,695        30,695
Bagel Boss America Corp.          Hicksville, NY          Restaurant              Nov-96             0       52,228        52,228
Bagel Chalet Inc.                 Commack, NY             Restaurant Equipment    Jan-96             0       39,003        39,003
Baron Consulting Co.              Milford, CT             Medical                 Aug-95             0       26,444        26,444
Barton & Cooney Inc.              Trenton, NJ             Manufacturing & Prod    Aug-95             0       27,637        27,637
Base & Base Enterprises, Inc      Woodinville, WA         Computerss              Dec-96             0       56,380        56,380
Baskin Robbins                    Houston, TX             Restaurant              Nov-92             0       30,824        30,824
Bassetts of Ft. Lauderdale        Ft Lauderdale, FL       Restaurant              Nov-92             0       31,822        31,822
Bay Foods, Inc.                   Providence, RI          Restaurant              Mar-93             0       28,766        28,766
Bella Roma, Inc.                  Taunton, MA             Restaurant              Mar-93             0       29,291        29,291
Berol Corporation                 Brentwood, TN           Telecommunications      May-93             0       25,651        25,651
Besser Company                    Alpena, MI              Computers               Aug-94             0       47,498        47,498
Besser Company                    Alpena, MI              Computers               Feb-94       506,779       48,903       555,682
Best Brew, Inc.                   Elk Grove Villa, IL     Restaurant              Mar-93             0       41,386        41,386
Best Brew, Inc.                   Elk Grove Villa, IL     Restaurant              Mar-93             0       40,221        40,221
Bethlehem Baptist Church          Fairfax, VA             Retail                  Mar-93             0       32,348        32,348
Beverly Hills Studio, Inc.        Santa Monica, CA        Video Production        Jan-97             0       44,233        44,233
Big Star of Many, Inc.            Many, LA                Retail                  Feb-93             0       70,442        70,442
Blimpie of Cornwell               Cromwell, CT            Restaurant              Nov-92             0       30,093        30,093
Blue Cross & Blue Shield Of CT    North Haven, CT         Telecommunications      May-93             0       93,286        93,286
Blue Cross & Blue Shield Of CT    North Haven, CT         Telecommunications      May-93             0      362,317       362,317
Blue Cross & Blue Shield Of CT    North Haven, CT         Computers               May-93             0       25,020        25,020
Blue Cross & Blue Shield Of CT    North Haven, CT         Telecommunications      May-93             0       92,259        92,259
Blue Cross & Blue Shield Of CT    North Haven, CT         Telecommunications      May-93             0      242,250       242,250
Blue Cross & Blue Shield Of CT    North Haven, CT         Telecommunications      May-93             0       38,924        38,924
Blue Grass Business Service       Lexington, KY           Office Equipment        May-93             0      263,303       263,303
Blume USA Auto Sales, Inc.        Pearland, TX            Manufacturing & Prod    Nov-92             0       25,908        25,908
Bml Productions Inc.              Raritan, NJ             Retail                  Oct-95             0       37,173        37,173
Bob's Cleaner                     Santa Ana, CA           Manufacturing & Prod    Nov-92             0       30,824        30,824
Bodine Corporation                Bridgeport, CT          Telecommunications      May-93             0       60,751        60,751
Boozer Lumber Co., Inc.           Columbia, SC            Computers               Mar-93             0       27,382        27,382
Borealis Corporation              Carson City, NV         Computerss              Jun-96             0       52,031        52,031
Boston Pie, Inc.                  Melrose, MA             Restaurant              Apr-93             0       26,916        26,916
Bowling, Inc.                     Jackson, MS             Fixture                 Mar-93             0       45,109        45,109
Boxley Enterprises, Inc.          Oviedo, FL              Restaurant              Aug-94             0       27,415        27,415
Bradley Memorial                  Southington, CT         Telecommunications      May-93             0       69,398        69,398
Brandt Farms                      Versailles, OH          Fixture                 Oct-96             0       56,207        56,207
Breckenridge Food Systems Inc.    Rancho Snt Maria, CA    Restaurant Equipment    Sep-95             0      241,206       241,206
Brenlar Investments, Inc.         Novato, CA              Furniture               Oct-94             0      840,320       840,320
Brewskis Gaslamp Pub, Inc.        San Diego, CA           Furniture               Nov-92             0       30,359        30,359
Bridgeport Machines               Bridgeport, CT          Telecommunications      May-93             0       32,411        32,411
Bridgeport Metal Goods            Bridgeport, CT          Fixture                 Mar-93             0       52,425        52,425
Bristol Babcock Inc.              Watertown, CT           Telecommunications      May-93             0       82,427        82,427
Bristol Babcock Inc.              Watertown, CT           Telecommunications      Dec-95             0       42,646        42,646
Bronx Harbor Healthcare           Bronx, NY               Computers               Sep-96             0       46,775        46,775
Buckeye Pressure Washes           Cambridge, OH           Manufacturing & Prod    Nov-92             0       30,538        30,538
Burch Trash Service, Inc.         Capital Heights, MD     Transportation          Mar-93             0       41,489        41,489
Burger King                       Naples, FL              Fixture                 Nov-92             0       31,751        31,751
Business Office Systems & Service Peterborough, NH        Furniture               Nov-92             0       29,913        29,913
Business Television               Washington, DC          Video Production        Apr-93             0       28,754        28,754
C & B Cleaning                    Fairfax, VA             Sanitation              Nov-92             0       30,824        30,824
C & C Duplicators Inc.            Bohemia, NY             Manufacturing & Prod    Jan-96             0       37,799        37,799
C & C Skate, Inc.                 Kissimee, FL            Restaurant              Jul-96             0       27,316        27,316
C & J Contracting, Inc.           Campbell, CA            Manufacturing & Prod    Jun-94        30,444        3,105        33,549
C H Dexter                        Windsor Locks, CT       Computers               May-93             0       68,086        68,086
C-Town Dba                        Jersey City, NJ         Retail                  Dec-96             0       28,658        28,658
Caa Marketing Inc.                Westmont, IL            Manufacturing & Prod    Aug-95             0       31,397        31,397
Cad Scan Reprographic             Vacaville, CA           Computerss              Dec-96             0       29,584        29,584
Cafe Chardonnay, Inc.             Palm Bch Garden, FL     Restaurant              Dec-92             0      150,231       150,231
Cain's Drain & Plumbing Co., Inc. Newport News, VA        Fixture                 Dec-93             0       25,948        25,948
California School Furnishings     Fresno, CA              Telecommunications      Feb-96             0       51,659        51,659
Camellia Color Corp.              Sacramento, CA          Computers               May-96             0       40,576        40,576
Cape Fear Supply Co., Inc.        Fayetteville, NC        Computers               Mar-93             0       50,808        50,808
Capital Home Mortgage             Miami, FL               Computers               Aug-96             0       28,253        28,253
Career & Eductn Consult           New York, NY            Computers               Jul-96             0       51,027        51,027
Caregivers Home Health            Montgomery, AL          Computers               May-93             0       29,142        29,142
Cargill Investor Services, Inc.   Chicago, IL             Computers               Mar-93             0       56,109        56,109
Carolina Mold Works, Llc          Fletcher, NC            Manufacturing & Prod    Dec-96             0       54,484        54,484
Carolina Truss & Manufacturing    Monroe, NC              Computers               Mar-93             0       32,415        32,415
Catalog Media Corp.               Memphis, TN             Computers               Nov-92             0       30,705        30,705
Cavalleria Rusticana, Inc.        Miami, FL               Restaurant              Nov-92             0       30,180        30,180
CDI Medical Services Inc.         Bloomfield, CT          Computers               May-93             0       30,494        30,494
Centennial Printing               King Of Prussia, PA     Computers               Mar-93             0       44,207        44,207
Center For Continuing Care        Stamford, CT            Telecommunications      Mar-93             0       27,468        27,468
Centocor                          Malvern, PA             Computers               May-96             0      361,672       361,672
Centocor, Inc.                    Melvern, PA             Medical                 Mar-94             0      557,191       557,191
Centra Collison, Inc.             Long Island City, NY    Automotive              Mar-93             0       29,122        29,122
Champions Pure Fitness, Inc.      Fayetteville, NY        Medical                 Nov-92             0       29,217        29,217
Charten, Inc.                     Southbury, CT           Restaurant              Mar-93             0       36,934        36,934
Chase Collections Ltd.            Fall River, MA          Manufacturing & Prod    Mar-93             0       25,128        25,128
Chattanooga Men'S Medical         Roswell, GA             Medical                 Sep-96             0       54,751        54,751
Chef's Requested Foods, Inc.      Oklahoma City, OK       Restaurant              Mar-93             0       35,449        35,449
Chestnut Mart Of Bloomingburg     Bloomingburg, NY        Fixture                 Jan-97             0      132,301       132,301
Chestnut Mart Of Bloomingburg     Bloomingburg, NY        Fixture                 Feb-97             0       63,900        63,900
Chicago Food Corp.                Chicago, IL             Manufacturing & Prod    Nov-92             0       25,728        25,728
Chinnici & Associates             New York, NY            Computerss              Apr-96             0       39,515        39,515
Circuitboard Fabrication Co. Dba  Waltham, MA             Manufacturing & Prod    Jan-97             0       51,561        51,561
CIS Corporation                   Washington, DC          Telecommunications      Nov-96             0    1,142,103     1,142,103
City of West Haven                West Haven, CT          Telecommunications      Mar-93             0       37,611        37,611
City of West Haven                West Haven, CT          Telecommunications      Mar-93             0       26,365        26,365
Clarklift Of Orlando, Inc.        Orlando, FL             Computerss              Jan-97             0       28,326        28,326
Clearwater Health Club            Clearwater Beach, FL    Medical                 Mar-93             0       42,058        42,058
Clearwater Health Club            Clearwater Beach, FL    Medical                 Mar-93             0       35,565        35,565
Clement's Supermarket, Inc.       Chauvin, LA             Retail                  Mar-93             0       66,711        66,711
Clonetics Corporation             San Diego, CA           Computers               Apr-93             0       29,198        29,198
Club 2520                         Tucson, AZ              Video Production        Nov-92             0       30,176        30,176
Cm Clark Enterprises Inc. Dba     Bernardsville, NJ       Furniture               Jun-95             0       27,551        27,551
Cnc Machining Service             Visalla, CA             Manufacturing & Prod    Aug-96             0       40,159        40,159
Cnc Systems, Inc.                 Kennebunk, ME           Computers               Mar-93             0       27,552        27,552
Coastal Septic                    Sharpes, FL             Transportation          Mar-93             0       36,493        36,493
Coburn & Meredith Inc.            Hartford, CT            Telecommunications      May-93             0       27,879        27,879
Coffee Time, Inc.                 Anaheim, CA             Restaurant              Mar-93             0       49,936        49,936
Coffee Time, Inc.                 Anaheim, CA             Restaurant              Mar-93             0       28,256        28,256
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       42,117        42,117
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       43,872        43,872
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       43,932        43,932
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       38,225        38,225
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       45,436        45,436
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       41,342        41,342
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       57,433        57,433
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       42,117        42,117
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       60,818        60,818
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       43,266        43,266
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       75,268        75,268
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       39,471        39,471
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       87,592        87,592
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       42,117        42,117
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       41,562        41,562
Colorado Prime Corp.              Farmingdale, NY         Telecommunications      Nov-92             0       91,474        91,474
Colour Impressions                Anaheim, CA             Printing                Dec-92        30,529        2,903        33,432
Columbia Services Group, Inc.     Arlington, VA           Fixture                 Nov-92             0       32,543        32,543
Community Health Center Inc       Middletown, CT          Telecommunications      May-93             0       32,205        32,205
Community Health Service, Inc.    Hartford, CT            Telecommunications      Mar-93             0       29,344        29,344
Complete Tool & Grinding Inc.     Minneapolis, MN         Manufacturing & Prod    Feb-96             0       28,720        28,720
Comprehensive Id Products         Burlington, MA          Furniture               Jun-96             0       51,484        51,484
Comtec Computer Services, Inc.    Houston, TX             Computers               Mar-93             0       27,306        27,306
Concord Teacakes Excetra Inc.     Concord, MA             Fixture                 Mar-96             0       55,768        55,768
Conn Medical Adjustment           East Hartford, CT       Telecommunications      May-93             0       25,602        25,602
Connecticut College               New London, CT          Telecommunications      May-93             0    2,211,435     2,211,435
Connecticut College               New London, CT          Telecommunications      May-93             0      223,296       223,296
Connecticut College               New London, CT          Telecommunications      May-93             0       81,898        81,898
Connecticut College               New London, CT          Telecommunications      May-93             0       97,710        97,710
Connecticut State                 Newington, CT           Telecommunications      May-93             0       64,744        64,744
Connecticut Water Company, The    East Windsor, CT        Telecommunications      May-93             0       46,084        46,084
Connecticut Yankee Atomic         Hartford, CT            Telecommunications      May-93             0      304,754       304,754
Consolidated Fitness Enterprises  Bedford, TX             Manufacturing & Prod    Nov-92             0       30,485        30,485
Consolidated Waste Industries     North Haven, CT         Material Handling       Mar-93             0       61,323        61,323
Consolidated Waste Industries     N.E. Washington, DC     Transportation          Mar-93             0       66,455        66,455
Constantine G. Scrivanos          Atklnson, NH            Restaurant              Mar-93             0       29,182        29,182
Contento & Kaplan Optomet         Bronx, NY               Medical                 Aug-95             0       26,327        26,327
Continental Airlines, Inc.        Houston, TX             Aircraft                Dec-96             0      702,508       702,508
Continental Coin Processors       Buffalo, NY             Manufacturing & Prod    Feb-96             0       52,320        52,320
Continental Contractors           Audubon, PA             Material Handling       Mar-93             0       32,128        32,128
Convalescent Center Of Bloomfield Bloomfield, CT          Medical                 May-93             0       30,761        30,761
Corporate Health                  New Haven, CT           Telecommunications      May-93             0       40,114        40,114
Corral Associates                 Rochester, NY           Telecommunications      May-96             0       53,461        53,461
Costello Lomasney & Denapoli      Manchester, NH          Computers               Mar-93             0       29,771        29,771
Country Club Liquors              Largo, FL               Restaurant              Nov-92             0       26,942        26,942
Countryside Manor, Inc.           Bristol, CT             Telecommunications      Mar-93             0       26,257        26,257
Covalent Systems Corp.            Fremont, CA             Computers               Mar-93             0       27,216        27,216
Craftsman Auto Body               Sterling, VA            Computers               Aug-95             0       33,202        33,202
Creative Sound Productions        Houston, TX             Audio                   May-96             0       37,940        37,940
Creative Vision Graphics          Marina Del Ray, CA      Printing                May-95             0       33,037        33,037
CT Junior Rebulic Assoc.          Litchfield, CT          Telecommunications      Mar-93             0       26,061        26,061
CT Transit/HNS Management         Hartford, CT            Transportation          May-93             0       44,728        44,728
Custom Paint & Body Dba           Moncks Corner, SC       Automotive              Jan-97             0       33,354        33,354
Custom Print, Inc.                Pleasanton, CA          Computers               Mar-93             0       29,993        29,993
D & B Computing                   Wilton, CT              Telecommunications      May-93             0      132,764       132,764
D & M Contractors, Inc.           Suwanee, GA             Construction            Dec-96             0       53,441        53,441
D & V Sound                       San Jose, CA            Audio                   Aug-96             0       39,778        39,778
D' La Colmena Mexican Food        Watsonville, CA         Restaurant              Nov-92             0       28,211        28,211
D2 Entertainment Corp.            Rosemead, CA            Audio                   Nov-96             0       59,239        59,239
Dal Baffo Dba                     Menlo Park, CA          Restaurant              Jan-97             0       53,520        53,520
Dallas Recording Co., Inc.        Denton, TX              Audio                   Nov-92             0       27,036        27,036
Dallo & Co.                       National City, CA       Fixture                 Aug-96             0       81,278        81,278
Danbury Eye Physicians            Danbury, CT             Telecommunications      Mar-93             0       25,267        25,267
Danbury Printing & Litho          Danbury, CT             Telecommunications      May-93             0       69,330        69,330
Danville Ob/Gyn Assoc.            Windsor, CT             Medical                 Mar-93             0       41,481        41,481
Dark House Comics, Inc.           Milwaukie, OR           Manufacturing & Prod    May-94        57,129        6,362        63,492
Data Works                        Glen Avon, CA           Printing                Nov-92             0       27,068        27,068
Datahr Rehabilitation             Brookfield, CT          Telecommunications      Mar-93             0       27,960        27,960
David A. Grossman DDS PC          Baldwin, NY             Medical                 Aug-95             0       86,381        86,381
David A. Kamlet MD PC             New York, NY            Medical                 Aug-95             0       27,479        27,479
Debra L. Bowers, Dds Pa           Largo, FL               Medical                 Sep-96             0       55,750        55,750
Deburr Company Inc.               Plantsville, CT         Manufacturing & Prod    May-95             0       34,928        34,928
Decarlo & Doll Inc.               Hamden, CT              Telecommunications      May-93             0       25,611        25,611
Deitsch Plastic Co. Inc.          West Haven, CT          Telecommunications      May-93             0       32,671        32,671
Dejean Construction Co.           Texas City, TX          Computers               Apr-95             0       36,633        36,633
Del Taco                          Laguna Hills, CA        Restaurant              Apr-96             0      492,266       492,266
Del Taco                          Laguna Hills, CA        Restaurant              Apr-96             0      459,026       459,026
Delta Video Duplicating           Anaheim, CA             Video Production        Nov-92             0       30,301        30,301
Delta Video, Inc.                 Anaheim, CA             Video Production        May-94             0       43,569        43,569
Denville Bagel Baking             Denville, NJ            Restaurant              Nov-92             0       25,863        25,863
Detroit Osteopathic Hospital      Southfield, MI          Medical                 Mar-93             0       47,853        47,853
Digital Computing System, Inc.    Bryan, TX               Furniture               Mar-93             0       39,735        39,735
Digital Operations Technical      New York, NY            Computers               Mar-93             0       41,797        41,797
Dillon Video Production           Ocala, FL               Video Production        Apr-93             0       28,363        28,363
Dino's                            Dallas, TX              Agriculture             Nov-92             0       31,460        31,460
Discovery Research Group          Salt Lake City, UT      Copiers                 Nov-92             0       25,820        25,820
Distrib. Svcs. Of Atlanta,Inc     Hapeville, GA           Fixture                 Nov-96             0       29,892        29,892
Distribution Svcs Of Atlnta       Hopeville, GA           Fixture                 Sep-96             0       34,488        34,488
Donald L. Eger Jr., Inc.          Cincinnati, OH          Computers               May-94        27,791        2,788        30,579
Douglas F. Johnson                Hillsboro, TX           Manufacturing & Prod    Jun-94        25,853        2,848        28,701
Dralco, Inc.                      Weatherford, TX         Manufacturing & Prod    Aug-96             0       46,589        46,589
Driscoll Motors, Inc.             Hartford, CT            Telecommunications      May-93             0       44,565        44,565
Drs. Nat-Grant Associates         Windsor, CT             Medical                 Mar-93             0       54,018        54,018
Drs. Tobin, Zwiebel & Aptman      Miami, FL               Telecommunications.     Aug-96             0       39,334        39,334
Drummey Donuts, Inc.              Norwood, MA             Restaurant              Mar-93             0       34,171        34,171
Dubois Growers, Inc.              Boynton Beach, FL       Retail                  Dec-96             0       29,755        29,755
Dynatenn, Inc.                    Weymouth, MA            Manufacturing & Prod    Mar-93             0       55,208        55,208
Dynatenn, Inc.                    Weymouth, MA            Computers               Mar-93             0       55,262        55,262
Eagle Vision, Inc.                Stamford, CT            Video Production        Jan-97             0       33,538        33,538
East Hartford Ltd. Partnership    Windsor, CT             Medical                 Mar-93             0       37,746        37,746
Easter Seal Society               Hebron, CT              Telecommunications      Mar-93             0       27,304        27,304
Eastway Metals                    Cleveland Heigh, OH     Manufacturing & Prod    Nov-92             0       29,361        29,361
Edison Brothers Stores, Inc.      St. Louis, MO           Retail                  Jun-94     7,642,182      606,511     8,248,693
Edmond's Corner Body Shop         Chesapeake, VA          Automotive              Nov-92             0       28,783        28,783
Edward Greenberg                  Nyack, NY               Video Production        Mar-95             0       35,848        35,848
Elderhaus Concepts, Ltd.          Madison, WI             Furniture               Nov-96             0       39,966        39,966
Electronic Media Equip.           West Bond, WI           Material Handling       Dec-96             0       53,542        53,542
Ellen Fitzenrider                 Barnwell, SC            Medical                 Nov-92             0       27,619        27,619
Ellman Hahn Schwartz              Windsor, CT             Medical                 Mar-93             0       39,195        39,195
Emco Sales & Service Inc          North Bergen, NJ        Manufacturing & Prod    Aug-95             0       28,568        28,568
Empac Design, Inc.                Dallas, TX              Printing                Mar-93             0       30,984        30,984
Empire of Orange Realtors         Pomona, NY              Furniture               Nov-92             0       31,271        31,271
Engineers Country Club, Inc.      Rosalyn Harbor, NY      Medical                 Mar-93             0       31,210        31,210
Enthone Omi, Inc.                 West Haven, CT          Telecommunications      Mar-93             0       29,686        29,686
Enthone Omi, Inc.                 West Haven, CT          Telecommunications      Nov-93             0       53,318        53,318
Enthone Omi, Inc.                 West Haven, CT          Telecommunications      May-93             0       34,295        34,295
Enthone Omi, Inc.                 West Haven, CT          Telecommunications      Mar-93             0       35,855        35,855
Ernie Sandoval Enterprises        Oceanside, CA           Restaurant              May-96             0       38,992        38,992
ESM/Exton, Inc.                   Blue Bell, PA           Restaurant              Dec-94             0      416,000       416,000
ETS Water & Waste Mgt.            Roanoke, VA             Manufacturing & Prod    Jan-97             0       34,310        34,310
Eugene Shiffett                   Stafford, VA            Transportation          Mar-93             0       35,688        35,688
Evernet Education Services, Inc.  Los Angeles, CA         Computers               May-94        24,423        3,043        27,466
Evolution Film & Tape             North Hollywood, CA     Video Production        Jul-96             0       43,749        43,749
Ewing Farms, Inc.                 Smyrna, DE              Transportation          Mar-93             0       39,403        39,403
Excel Mortgage Corp.              Grand Rapids, MI        Computerss              Jan-97             0       56,631        56,631
Executrain Of Texas               Dallas, TX              Computers               Apr-95             0       53,872        53,872
Extech Instruments Corporation    Waltham, MA             Computers               Mar-93             0       34,725        34,725
F.D. Mcginn, Inc.                 Providence, RI          Material Handling       Jul-96             0       44,150        44,150
Fair Auto Supply                  Bridgeport, CT          Telecommunications      Mar-93             0       32,206        32,206
Faith Pleases God Church          Harlingen, TX           Fixture                 Apr-95             0       30,127        30,127
Fallick Klein Partnership         Houston, TX             Manufacturing & Prod    Apr-95             0       27,615        27,615
Farah H Vikoren, MD               Windsor, CT             Medical                 Mar-93             0       48,666        48,666
Farm Acquisitions Corporation     Pomfret, CT             Telecommunications      May-93             0       52,754        52,754
Farm To Market Inc.               Laguna Niguel, CA       Retail                  Oct-96             0       55,257        55,257
Farmco, Inc.                      Seguin, TX              Manufacturing & Prod    Jul-93             0      160,202       160,202
Felecia L. Dawson Md              Atlanta, GA             Medical                 May-95             0       33,861        33,861
Fergy's Expresso                  Seattle, WA             Restaurant              Nov-92             0       32,458        32,458
Field's Bakery, Inc.              Pleasentville, NJ       Restaurant              Mar-93             0       37,631        37,631
Figs                              West Hollywood, CA      Restaurant              Nov-92             0       25,400        25,400
Filterfresh Denver, Inc.          Denver, CO              Restaurant              Mar-93             0       33,886        33,886
First Quality Health Care         Chicago, IL             Medical                 Nov-92             0       31,460        31,460
First Stop Bagel, Inc.            Babylon, NY             Restaurant              Nov-92             0       31,460        31,460
Fiserv New Haven, Inc.            Wallingford, CT         Computers               May-93             0       39,751        39,751
Fit Physique, Inc.                Longview, WA            Manufacturing & Prod    Nov-92             0       34,174        34,174
Flextex                           Pinellas Park, FL       Printing                Nov-92             0       33,251        33,251
Flint Hill School                 Oakton, VA              Retail                  Mar-93             0       26,950        26,950
Floor Covering Interiors, Inc.    Tucson, AZ              Manufacturing & Prod    Aug-94             0       28,449        28,449
Florida Homes Showcase, Inc.      Lake City, FL           Telecommunications      Mar-93             0       26,532        26,532
Food Dude, Inc.                   Torrance, CA            Computers               May-96             0       35,835        35,835
Food For Thought                  Exton, PA               Restaurant              Nov-92             0       30,609        30,609
Footprints Blueprinting           San Luis Bispop, CA     Photography             Aug-96             0       35,757        35,757
Foster Medical Supply Inc         Hartford, CT            Telecommunications      May-93             0       30,034        30,034
Francis Poirier                   Ellington, CT           Printing                Mar-93             0       42,219        42,219
Francis Poirier                   Ellington, CT           Manufacturing & Prod    Mar-93             0       33,236        33,236
Fred Talarico MD                  Utica, NY               Manufacturing & Prod    Aug-95             0       26,788        26,788
Freemont House Of Pizza, Inc.     Fremont, NH             Restaurant              Nov-92             0       26,510        26,510
Fuel Cell Manufacturing           Danbury, CT             Telecommunications      May-93             0       25,265        25,265
Fuller Roberts Clinic, Inc.       Windsor, CT             Medical                 Mar-93             0       50,236        50,236
Future Hopes, Inc.                Miami, FL               Restaurant              Dec-96             0       50,356        50,356
Future Productions, Inc.          New York, NY            Video Production        Mar-93             0       41,473        41,473
Gale H. Pike                      Laguna Beach, CA        Furniture               Dec-92             0       40,283        40,283
Gale H. Pike                      Laguna Beach, CA        Furniture               Dec-92             0       63,573        63,573
Gale H. Pike                      Laguna Beach, CA        Furniture               Dec-92             0       60,286        60,286
Gamma One, Inc.                   North Haven, CT         Telecommunications      May-93             0       31,131        31,131
Garcia Masonry Inc.               San Diego, CA           Computerss              Dec-96             0       39,688        39,688
Garrison Fuel Oil Of L.I.         Plainview, NY           Office Equipment        Aug-95             0       29,013        29,013
Gary Eagan                        Easton, MA              Restaurant              Mar-93             0       38,295        38,295
Gas Post, Inc. & Savemart Stores  Pelham Manor, NY        Fixture                 Jan-97             0       31,718        31,718
Gasoline Merchants, Inc.          Waltham, MA             Automotive              Mar-93             0       29,568        29,568
Gasoline Merchants, Inc.          Waltham, MA             Environmental           Mar-93             0       35,439        35,439
Gaspari Corporation               Ocean Township, NJ      Medical                 Mar-93             0       48,434        48,434
GCSG Ob-Gyn Associates            Windsor, CT             Medical                 Mar-93             0       38,372        38,372
General Foam                      Sun Valley, CA          Construction            Mar-93             0       39,399        39,399
General Video-Tex Corporation     Cambridge, MA           Computers               Mar-93             0       27,775        27,775
Genesis Mobile Diagnostic, Inc.   Miami, FL               Medical                 Nov-92             0       31,772        31,772
Geno's                            West Jefferson, NC      Restaurant              Nov-92             0       27,626        27,626
Gibson Co. The C.R.               Norwalk, CT             Telecommunications      May-93             0      237,384       237,384
Glastonbury Town Of Police        Glastonbury, CT         Telecommunications      May-93             0       57,940        57,940
Gold's Gym                        Canton, MA              Medical                 Nov-92             0       29,529        29,529
Goldate Enterprises Inc. Dba      Corpus Christi, TX      Manufacturing & Prod    Jun-95             0       27,357        27,357
Golden Corral Steakhouse          Hueytown, AL            Restaurant              Nov-92             0       28,005        28,005
Grand Union                       Wayne, NJ               Retail                  Dec-93             0      331,713       331,713
Grand Union                       Wayne, NJ               Retail                  Dec-93             0      260,075       260,075
Grand Union                       Passaic, NJ             Retail                  Dec-93             0      217,409       217,409
Graphic Data of New Jersey, Inc.  Mount Laurel, NJ        Computers               Mar-93             0       46,867        46,867
Graphic Options Inc.              Plainview, NY           Printing                Jan-96             0       42,141        42,141
Graphic Press                     Flint, MI               Printing                Dec-92        24,124        2,371        26,495
Graphic Services, Inc.            Tacoma, WA              Manufacturing & Prod    Jun-94        39,350        4,899        44,249
Graphic Trends Dba                Paramount, CA           Printing                Jan-97             0       53,233        53,233
Graphik Dimensions Ltd.           Flushing, NY            Computers               Mar-93             0       29,999        29,999
Greaves, Walker, Inc.             Mobile, AL              Retail                  Dec-96             0       49,573        49,573
Grolier, Inc.                     Danbury, CT             Telecommunications      Mar-93             0       32,525        32,525
Grolier, Inc.                     Danbury, CT             Telecommunications      Mar-93             0       29,427        29,427
Guadalajara Mexican Deli          Tracy, CA               Restaurant              Nov-92             0       26,037        26,037
Gumby'S Pizza Systems Inc.        Gainesville, FL         Restaurant              Apr-95             0       26,879        26,879
Gun Hill Collision                Bronx, NY               Manufacturing & Prod    Apr-93             0       26,341        26,341
H & J Amoco                       Gambrills, MD           Fixture                 Sep-96             0       98,987        98,987
H & R Block                       Lebanon, TN             Computers               Nov-92             0       28,540        28,540
H & T Tool                        Fairfield, NJ           Manufacturing & Prod    Nov-92             0       27,286        27,286
H. John Schutze DDS               Queensbury, NY          Computers               Aug-95             0       33,429        33,429
Hahner, Foreman & Harness, Inc    Wichita, KS             Computers               Mar-96             0       41,888        41,888
Haig Press, Inc.                  Hauppauge, NY           Printing                Sep-96             0       37,617        37,617
Harco Laboratories, Inc.          Branford, CT            Telecommunications      Mar-93             0       25,156        25,156
Harlan King & Associates          Reno, NV                Computers               May-96             0       46,553        46,553
Harold Hawes                      Charlottesville, VA     Transportation          Mar-93             0       33,760        33,760
Harold Hawes                      Charlottesville, VA     Transportation          Mar-93             0       47,557        47,557
Harold Wasson, Jr.                Corona, CA              Furniture               Mar-93             0       38,041        38,041
Harry's Oyster Bar Club           Oklahoma City, OK       Restaurant              Nov-92             0       30,806        30,806
Hazen Inc                         East Moline, IL         Manufacturing & Prod    Dec-92        27,486        4,926        32,412
Hazen, Inc.                       East Moline, IL         Environmental           Feb-93             0       52,425        52,425
HBO & Co                          Atlanta, GA             Computers               Sep-93       843,016      113,310       956,326
HBO & Co.                         Atlanta, GA             Computers               Sep-93       269,389       49,673       319,063
HBO & Co.                         Atlanta, GA             Computers               Sep-93       385,363       69,995       455,358
HBO & Co.                         Atlanta, GA             Computers               Sep-93        58,230       10,750        68,980
HBO & Co.                         Atlanta, GA             Computers               Sep-93       100,579       18,568       119,147
HBO & Co.                         Atlanta, GA             Computers               Sep-93       152,343       28,124       180,467
HBO & Co.                         Atlanta, GA             Computers               Sep-93       332,268       61,340       393,608
Health Systems International      Wallingford, CT         Telecommunications      May-93             0       55,360        55,360
Hebrew Home & Hospital            West Hartford, CT       Telecommunications      May-93             0      110,600       110,600
Hedges, David C.                  Nashville, TN           Retail                  Mar-93             0       32,425        32,425
Helvetia Coal Company             Indiana, PA             Mining                  Dec-92       151,276       66,138       217,414
Helvetia Coal Company             Indiana, PA             Mining                  Dec-92       427,481      151,020       578,501
Hendersonville Obst.              Windsor, CT             Medical                 Mar-93             0       44,348        44,348
Hesco, Inc.                       Watertown, SD           Manufacturing & Prod    Jun-94        39,746        4,586        44,333
Hi-G Company Inc.                 Pitman, NJ              Telecommunications      May-93             0       26,945        26,945
Hi-Tech of DFW                    Hurst, TX               Automotive              Nov-92             0       29,299        29,299
Hickey Chemists Ltd.              New York, NY            Computers               Aug-95             0       28,393        28,393
Himani Enterprises, Inc.          Rego Park, NY           Restaurant              Mar-93             0       27,299        27,299
Hocking Chemical Corp.            National City, CA       Manufacturing & Prod    Apr-93             0       29,699        29,699
Holy Bagel                        Hackettstown, NJ        Restaurant              Nov-92             0       30,904        30,904
Homesteaders Life Company         Des Moines, IA          Printing                Feb-93             0       26,777        26,777
Hometown Buffet, Inc.             San Diego, CA           Restaurant              Feb-95             0      618,000       618,000
Honey Dew Associates, Inc.        Planville, MA           Restaurant              Mar-93             0       47,019        47,019
Hospitality Franchise Systems     Parsippany, NJ          Furniture               Mar-93             0       40,219        40,219
Hospitality Springs               Atlanta, GA             Restaurant              Dec-93             0      126,000       126,000
Houston Sportsco, Inc.            Houston, TX             Restaurant              Jan-97             0       27,110        27,110
HPK Corporation                   Mesquite, TX            Manufacturing & Prod    Mar-95             0       26,949        26,949
HTB Restaurant, Inc.              Salt Lake City, UT      Restaurant              Mar-94             0      425,871       425,871
HTB Restaurant, Inc.              Salt Lake City, UT      Restaurant              Mar-94             0      426,137       426,137
Huston-Lynn Enterprises Inc.      Indianapolis, IN        Restaurant Equipment    Jan-96             0       26,384        26,384
Icm Conversion, Inc.              Phoenix, AZ             Retail                  Dec-96             0       50,118        50,118
Idea Television                   Washington, DC          Video Production        Aug-96             0       49,286        49,286
Il Bacio, Inc.                    Marlboro, NJ            Restaurant              Nov-92             0       30,866        30,866
Image Data Management Systems     Orange, CA              Manufacturing & Prod    Nov-92             0       25,762        25,762
Immaculate Conception Church      Towson, MD              Retail                  Mar-93             0       25,891        25,891
Impressions, Inc.                 East Windsor, CT        Computers               Mar-93             0       44,541        44,541
In Hyun Cho                       Whitestone, NY          Manufacturing & Prod    Aug-95             0       34,285        34,285
Indiana Michigan Power Company    Columbus, OH            Material Handling       Sep-92     9,082,384      363,295     9,445,679
Indiana Michigan Power Company    Columbus, OH            Material Handling       Sep-92             0    4,610,840     4,610,840
Industrial Electric Service Co.   Hawthorne, NJ           Manufacturing & Prod    Jan-97             0       61,390        61,390
Innerdyne Medical, Inc.           Sunnyvale, CA           Furniture               May-94        24,481        2,600        27,081
Inrad, Inc.                       Northvale, NJ           Computers               Mar-93             0       57,087        57,087
Inrad, Inc.                       Northvale, NJ           Manufacturing & Prod    Mar-93             0       41,547        41,547
Intense Bodyworks, Inc.           Edgewood, NY            Medical                 Mar-93             0       48,200        48,200
Inter-Church Residences Inc       Bridgeport, CT          Telecommunications      May-93             0       74,453        74,453
Inter-Financial Group             Schaumburg, IL          Furniture               Apr-93             0       27,943        27,943
Intercommunictns Amer.            Adventura, FL           Computerss              Nov-96             0       54,788        54,788
International Biotechnologies     New Haven, CT           Telecommunications      May-93             0       68,672        68,672
International Rectifier Corp      El Segundo, CA          Material Handling       Dec-92        91,681       16,147       107,828
International Rectifier Corp      El Segundo, CA          Material Handling       Dec-92        59,963       10,194        70,157
International Rectifier Corp      El Segundo, CA          Material Handling       Dec-92        27,603        4,837        32,439
International Rectifier Corp      El Segundo, CA          Material Handling       Dec-92        40,710        7,022        47,732
International Rectifier Corp.     El Segundo, CA          Material Handling       Dec-92       928,919      168,139     1,097,058
International Rectifier Corp.     El Segundo, CA          Material Handling       Dec-92       366,711       60,948       427,660
International Rectifier Corp.     El Segundo, CA          Material Handling       Dec-92       540,297       92,579       632,877
International Rectifier Corp.     El Segundo, CA          Material Handling       Dec-92       337,702       56,148       393,850
International Software            Frederick, MD           Printing                Dec-92        22,653        3,445        26,098
Investors Fudiciary Services      Atlanta, GA             Computers               Nov-92             0       27,580        27,580
Item Nine                         Montpeller, VT          Restaurant              Mar-93             0       29,163        29,163
Itt Flygt Corporation             Trumbull, CT            Telecommunications      May-93             0       56,986        56,986
IVF America, Inc.                 Greenwich, CT           Medical                 Dec-92             0      165,805       165,805
IVF America, Inc.                 Greenwich, CT           Medical                 Dec-92             0      123,254       123,254
IVI Travel, Inc.                  Northbrook, IL          Furniture               Mar-93             0       35,784        35,784
IVI Travel, Inc.                  Northbrook, IL          Furniture               Mar-93             0       39,314        39,314
J & H Auto & Truck Repair         Peabody, MA             Fixture                 Dec-96             0       63,141        63,141
J&J Burger, Inc. Dba Burger King  Harrisburg, PA          Restaurant              Dec-93             0      149,773       149,773
J&J Burger, Inc. Dba Burger King  Harnsburg, PA           Restaurant              Dec-93             0      167,885       167,885
J. Baker, Inc.                    Canton, MA              Manufacturing & Prod    Mar-94             0      265,815       265,815
J. Walter Thompson                New York, NY            Audio                   Jul-96             0       43,506        43,506
J. Walter Thompson USA, Inc.      New York, NY            Video Production        Sep-93             0       80,952        80,952
J.M. Ney Company                  Bloomfield, CT          Telecommunications      Apr-96             0       41,813        41,813
Jacobs Mfg                        Bloomfield, CT          Telecommunications      May-93             0       48,356        48,356
James Hill, Inc.                  New Milford, CT         Automotive              Jul-96             0       39,121        39,121
James Lyver                       East Hartford, CT       Construction            Mar-93             0       46,909        46,909
Janin Corporation                 Perth Amboy, NJ         Computers               Apr-93             0       26,047        26,047
Jardon & Howard Technologies      Winter Park, FL         Computerss              Jan-97             0       39,743        39,743
Jaymee Housefield                 Ft. Walton Beac, FL     Medical                 Mar-93             0       30,539        30,539
Jefferson Harvey Paschal          Jeffeeersonville, GA    Restaurant              Jul-96             0       30,796        30,796
Jetstream Cafe                    Avon, CT                Furniture               Mar-93             0       28,537        28,537
Jim Whitman Studios, Inc.         Clifton, NJ             Computers               Jun-94        35,732        4,183        39,914
Jo-Ann's Nut House                Garden City, NY         Manufacturing & Prod    Jun-93             0       28,691        28,691
John & Frank Chaung DDS           New York, NY            Medical                 Aug-95             0       36,143        36,143
John Baird, Inc.                  Palm Desert, CA         Construction            May-96             0       39,648        39,648
John F. Almeida Dairy             Tulare, CA              Agriculture             Nov-92             0       28,070        28,070
John Hassell's Dry Cleaning       Plano, TX               Sanitation              Nov-92             0       30,824        30,824
John Kruse DDS                    New York, NY            Medical                 Aug-95             0       31,470        31,470
John M. Hulbrook                  New York, NY            Furniture               Mar-93             0       26,020        26,020
Joseph H. Tees & Son Inc.         Bensalem, PA            Manufacturing & Prod    Aug-95             0       27,044        27,044
Joseph P. Mccain DMD PA           Miami, FL               Computers               Aug-95             0       26,667        26,667
Joseph-Beth Booksellers Of Ohio   Cincinnati, OH          Audio Equipment         Jan-96             0       26,373        26,373
Joyland Country Enterprises       Clearwater, FL          Restaurant              Dec-92             0       52,369        52,369
Jpr Enterprises Inc.              Marina Del Ray, CA      Computers               Jul-95             0       40,681        40,681
Jst Consultants, Inc.             St. Charles, MO         Computerss              Nov-96             0       41,495        41,495
Juliet Cafe Billiards             Poughkeepsie, NY        Furniture               Nov-92             0       25,428        25,428
K & K Ellsperman, Inc.            Newburgh, IN            Restaurant              Sep-96             0       52,077        52,077
K & M Machine Co., Inc.           Newport, NH             Manufacturing & Prod    Mar-93             0       32,185        32,185
K.S. Fashions Inc.                Los Angeles, CA         Manufacturing & Prod    May-95             0       37,210        37,210
Kaman Aerospace                   Bloomfield, CT          Telecommunications      May-93             0      276,151       276,151
Kaman Aerospace                   Bloomfield, CT          Telecommunications      May-93             0       55,660        55,660
Kaman Aerospace Corp.             Bloomfield, CT          Telecommunications      Nov-95             0      131,743       131,743
Kaman Aerospace Corp.             Bloomfield, CT          Telecommunications      Nov-95             0       70,544        70,544
Kaman Aerospace Corp.             Bloomfield, CT          Telecommunications      Jan-94             0      208,323       208,323
Kaman Corporation                 Boston, MA              Manufacturing & Prod    Mar-94     1,391,054      159,268     1,550,321
Karen Lietz                       Ionia, NY               Material Handling       May-94        24,280        3,135        27,415
Keja Associates Inc.              Vista, CA               Manufacturing & Prod    Aug-95             0       29,942        29,942
Kent Hylton                       Santa Paula, CA         Construction            Jun-96             0       56,620        56,620
Kent School Corporation           Kent, CT                Telecommunications      May-93             0       69,262        69,262
Kerr Steamship Company, Inc.      Rosemont, IL            Telecommunications      Mar-93        45,117        8,993        54,110
Keywest Instant Images            Keywest, FL             Computers               Nov-92             0       25,361        25,361
Kidco Enterprises, Inc.           New York, NY            Computers               Mar-95             0       31,667        31,667
Kiddoo, Roger                     Joy, IL                 Manufacturing & Prod    Jan-97             0       47,304        47,304
Kinkos Of Thousand Oaks           W. Lake Village, CA     Furniture               Aug-95             0       25,418        25,418
Kinnett Dairies, Inc.             Columbus, GA            Manufacturing & Prod    Aug-94             0      361,275       361,275
Klein Rubbish Removal             Sarasota, FL            Material Handling       Mar-93             0       42,636        42,636
Knight-Ridder, Inc.               Washington, DC          Printing                Mar-93             0       25,689        25,689
KNNC-FM                           Georgetown, TX          Audio                   Nov-92             0       29,938        29,938
Koman Sportswear Manufacturing    Carlstadt, NJ           Computers               Mar-95             0       35,731        35,731
Kouri Capital Group, Inc.         New York, NY            Computers               May-94        24,132        2,628        26,759
Kurzweil Applied Intelligence     Waltham, MA             Computers               Mar-93             0       46,598        46,598
Kustaards Ltd.                    Bethel, CT              Fixture                 Aug-95             0       49,980        49,980
L & N Label Co., Inc.             Clearwater, FL          Printing                Mar-94             0       33,526        33,526
La Bella Sausage, Inc.            Brooksville, FL         Fixture                 Nov-96             0       52,779        52,779
La Parisienne Bakery, Inc.        Austin, TX              Restaurant              Nov-92             0       29,234        29,234
Lane Foods, Inc.                  Providence, RI          Restaurant              Mar-93             0       39,811        39,811
Lane Randolph                     New Castle, DE          Transportation          Mar-93             0       39,868        39,868
Latham Tire                       St. Louis, MO           Automotive              Feb-93             0       37,371        37,371
Lawrence Friedman                 Brooklyn, NY            Furniture               Mar-93             0       48,739        48,739
Lawrence Ob-Gyn                   Windsor, CT             Medical                 Mar-93             0       47,062        47,062
Lechters, Inc.                    Harrison, NJ            Copiers                 Mar-93             0       60,876        60,876
Lee Family Clinic                 Durant, OK              Computers               Aug-96             0       25,945        25,945
Legal Eagles Copy Service         Irvine, CA              Copiers                 Nov-92             0       29,195        29,195
Lenders Bagel Bakery              West Haven, CT          Computers               Mar-93             0       49,402        49,402
Life Reassurance Corp. of America Stamford, CT            Telecommunications      Mar-93             0       48,004        48,004
Lilyblad Petroleum, Inc.          Tacoma, WA              Sanitation              Mar-93             0       32,085        32,085
Linc Systems Corp.                Bloomfield, CT          Computers               Mar-93             0       52,621        52,621
Linguistic Systems, Inc.          Cambridge, MA           Printing                Mar-93             0       33,176        33,176
Lino Press                        New York, NY            Manufacturing & Prod    Aug-95             0       49,039        49,039
LNS Group, Inc.                   Yantic, CT              Telecommunications      May-93             0       34,809        34,809
Lo-Est Printing Co., Inc.         Carmel, IN              Computers               Mar-93             0       31,658        31,658
Load Star, Inc.                   Lavonia, GA             Computers               Mar-93             0       34,963        34,963
Loh Corporation Dba               Arlington, TX           Computers               Apr-95             0       42,005        42,005
Long Beach Acceptance Corp.       Oradell, NJ             Computerss              Mar-97             0      366,242       366,242
Longford Homes of Nevada, Inc.    Las Vegas, NV           Computers               Nov-92             0       26,524        26,524
Louis Frey Co., Inc.              New York, NY            Computers               Mar-93             0       39,059        39,059
Louis Vinagro                     Johnston, RI            Construction            Mar-93             0       45,714        45,714
Louis Vinagro                     Johnston, RI            Manufacturing & Prod    Mar-93             0       58,707        58,707
Lung Diagnostics, Inc.            Glenridge, NJ           Medical                 Sep-96             0       35,492        35,492
Lustig & Brown                    Buffalo, NY             Computers               Sep-96             0       45,976        45,976
Mac Scan, Inc.                    Monterey Park, CA       Computerss              Nov-96             0       27,617        27,617
Madeux Vending                    Fernandina, FL          Restaurant              Nov-92             0       30,824        30,824
Madison Board of Education        Madison, CT             Computers               Mar-93             0       56,540        56,540
Magnetek Century Electric         St. Louis, MO           Telecommunications      Dec-92        25,906        2,385        28,291
Management Professional           Redondo Beach, CA       Computers               May-93             0       27,082        27,082
Manchester Ob/Gyn Associates      Windsor, CT             Medical                 Mar-93             0       43,662        43,662
Mancuso Sr. Inc.                  Houston, TX             Manufacturing & Prod    Feb-96             0       35,600        35,600
Manhattan Cable Television        New York, NY            Copiers                 Mar-93             0       41,371        41,371
Manufacturer's Lease Company      Norwalk, CT             Printing                Mar-93             0       40,538        40,538
Manzo Contracting Co.             Old Bridge, NJ          Construction            Aug-96             0       55,252        55,252
Marikina Engineers                West Haven, CT          Construction            Mar-93             0       32,958        32,958
Marine Container, Inc.            Los Angeles, CA         Computers               Jul-93             0       25,899        25,899
Marine Mgt Systems                Stamford, CT            Computers               May-96             0       33,038        33,038
Mario J. Dominquez, DC            La Puente, CA           Medical                 Mar-95             0       25,922        25,922
Marios Of Boca Dba                Boca Raton, FL          Restaurant              Dec-96             0       59,923        59,923
Market Street Grill               Columbus, OH            Computers               Nov-92             0       26,808        26,808
Maro Electronic's                 Bristol, PA             Audio                   Jun-93             0       27,123        27,123
Martin Mcgrath DPM                New York, NY            Medical                 Aug-95             0       30,379        30,379
Marymount University              Arlington, VA           Retail                  Mar-93             0       40,501        40,501
Marymount University              Arlington, VA           Retail                  Mar-93             0       28,867        28,867
Masco Corporation of Indiana      Cumberland, IN          Computers               Mar-93             0       28,127        28,127
Mashantucket Pequot Gaming        Ledyard, CT             Fixture                 Mar-93             0       44,078        44,078
Mashantucket Pequot Gaming        Ledyard, CT             Furniture               Mar-93             0       26,271        26,271
Mashantucket Pequot Gaming        Ledyard, CT             Manufacturing & Prod    Mar-93             0       32,783        32,783
Mashantucket Pequot Gaming        Ledyard, CT             Computers               Mar-93             0       35,365        35,365
Mashantucket Pequot Gaming        Ledyard, CT             Photography             Mar-93             0       41,581        41,581
Mashantucket Pequot Gaming        Ledyard, CT             Fixture                 Mar-93             0       45,174        45,174
Mashantucket Pequot Gaming        Ledyard, CT             Photography             Mar-93             0       36,441        36,441
Mashantucket Pequot Gaming        Ledyard, CT             Fixture                 Mar-93             0       29,456        29,456
Mashantucket Pequot Gaming        Ledyard, CT             Restaurant              Mar-93             0       40,352        40,352
Mashantucket Pequot Gaming        Ledyard, CT             Furniture               Mar-93             0       40,895        40,895
Mashantucket Pequot Gaming        Ledyard, CT             Restaurant              Mar-93             0       33,126        33,126
Mashantucket Pequot Gaming        Ledyard, CT             Computers               Mar-93             0       28,576        28,576
Mashantucket Pequot Gaming        Ledyard, CT             Telecommunications      Mar-93             0       43,122        43,122
Mashantucket Pequot Gaming        Ledyard, CT             Furniture               Mar-93             0       41,487        41,487
Mashantucket Pequot Gaming        Ledyard, CT             Computers               Mar-93             0       40,460        40,460
Master Power Brakes, Ltd.         Mooresville, NC         Computers               May-96             0       33,623        33,623
Mazzetti & Associates, Inc.       San Francisco, CA       Computers               Jul-96             0       31,565        31,565
Mc Cue Mortgage Co., Inc.         New Britain, CT         Telecommunications      May-93             0       36,360        36,360
McCullough Oil Service            Glen Rock, PA           Fixture                 Dec-96             0      130,515       130,515
McKibben Communications           Chatsworth, CA          Video Production        Dec-96             0       31,858        31,858
Medstar Inc.                      Waterbury, CT           Telecommunications      May-93             0      115,110       115,110
Medstar, Inc.                     Waterbury, CT           Medical                 Nov-92             0       28,789        28,789
Mee Mee Bakery                    San Francisco, CA       Restaurant              Sep-96             0       35,995        35,995
Mefa, Inc.                        Medford, MA             Manufacturing & Prod    Nov-92             0       31,429        31,429
Meikejohn & Stone Clinic Pc       Windsor, CT             Medical                 Mar-93             0       53,763        53,763
Meirose & Friscia, P.A.           Tampa, FL               Computerss              Nov-96             0       38,362        38,362
Mekka Java                        San Diego, CA           Restaurant              Nov-92             0       27,416        27,416
Melvin J.Kordon, MD PA            Ellicott City, MD       Medical                 Nov-92             0       28,945        28,945
Mesh, Inc.                        Iselin, NJ              Restaurant              Mar-93             0       27,921        27,921
Met Life Insurance Co.            Clayton, MO             Furniture               Feb-94             0       37,773        37,773
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       256,817       61,114       317,931
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       241,282       54,650       295,931
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93     1,856,605      425,263     2,281,868
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       963,924      220,375     1,184,300
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       590,764      134,986       725,751
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       504,410      115,125       619,534
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93       176,119       30,921       207,040
Metal Level                       Ann Arbor, MI           Manufacturing & Prod    Sep-93     1,636,613      389,489     2,026,102
Metrology Systems, Inc.           Santa Ana, CA           Manufacturing & Prod    Aug-93             0       29,446        29,446
Michael Gulotta DDS               Holtsville, NY          Medical                 Aug-95             0       25,070        25,070
Microgenesys, Inc.                Meriden, CT             Computers               Mar-93             0       32,634        32,634
Microgenesys, Inc.                Meriden, CT             Manufacturing & Prod    Mar-93             0       27,458        27,458
Microgenesys, Inc.                Meriden, CT             Material Handling       Mar-93             0       37,064        37,064
Microgenesys, Inc.                Meriden, CT             Manufacturing & Prod    Mar-93             0       53,737        53,737
Microgenesys, Inc.                Meriden, CT             Manufacturing & Prod    Mar-93             0       34,763        34,763
Micrographic Imaging              Cameron Park, CA        Printing                Oct-96             0       31,114        31,114
Microwave Satellite               Wycoff, NJ              Computers               Mar-93             0       37,346        37,346
Microwave Satellite Technologies  Wyckoff, NJ             Telecommunications      Mar-96             0       49,538        49,538
Mid America Truck & Equip         Rosemont, IL            Material Handling       Aug-95             0       29,476        29,476
Minute Mart Dba Breaux's Mart     Lafayette, LA           Computers               May-93             0       57,277        57,277
Mirkin'S Ideal Cleaning           Springfield, MA         Manufacturing & Prod    Aug-95             0       30,185        30,185
Mission Fitness Center            Mission, KS             Furniture               Nov-92             0       28,092        28,092
Mission Fitness Center            Mission, KS             Office Equipment        Nov-92             0       29,404        29,404
Mntn Comprehensive Health         Whitesbury, KY          Computers               Aug-96             0       25,864        25,864
Mobile Imaging                    Smithtown, NY           Medical                 Oct-96             0       50,736        50,736
Mobile Radiology Services         Philadelphia, PA        Medical                 Aug-95             0       42,109        42,109
Mohawk Ltd.                       Chadwicks, NY           Manufacturing & Prod    Aug-95             0       33,624        33,624
Mold Clinic Inc                   West Union, SC          Computerss              Oct-96             0       26,652        26,652
Mona Lisa Bakery                  Brooklyn, NY            Manufacturing & Prod    Nov-96             0       32,391        32,391
Monmouth Mower, Inc.              Middletown, NJ          Computers               Jun-93             0       28,614        28,614
Moore Special Tool Co.            Bridgeport, CT          Telecommunications      May-93             0       92,193        92,193
Morande Ford, Inc.                Berlin, CT              Telecommunications      May-93             0       45,398        45,398
Moreau & Moreau                   South Barre, VT         Fixture                 Jul-96             0      102,455       102,455
Morgan's Creative Restaurant      Brachwood, OH           Restaurant              Dec-94             0      205,463       205,463
Morgan's Creative Restaurant      Beachwood, OH           Restaurant              Nov-94             0      191,984       191,984
Mt Administrative Corp            Roswell, NM             Restaurant              Dec-96             0       46,940        46,940
Murphy & Beane                    New London, CT          Telecommunications      Mar-93             0       34,887        34,887
Mutnick Productions               Santa Monica, CA        Video Production        Sep-96             0       54,449        54,449
N & N Petroleum, Inc.             Pelham, NH              Fixture                 Jan-97             0      270,523       270,523
N & T Supermarkets Inc.           Warminster, PA          Retail                  Aug-95             0       31,866        31,866
Nassau Mobil, LLC                 Nassau, NY              Fixture                 Mar-96             0       56,035        56,035
National Bio Systems, Inc.        Rockville, MD           Copiers                 Mar-93             0       44,574        44,574
National Sales Services, Inc.     Danbury, CT             Computerss              Feb-97             0       41,485        41,485
Natural Pantry                    Simi Valley, CA         Environmental           Nov-92             0       25,027        25,027
Nelco Rehab. Medical Services     Jackson Heights, NY     Computers               Aug-95             0       38,811        38,811
Neptune Dental Associates         Brooklyn, NY            Medical                 Aug-95             0       35,976        35,976
Neumonics, Inc.                   Hopkinton, MA           Computers               Mar-93             0       25,436        25,436
New Britain Memorial Hospital     New Britain, CT         Telecommunications      Mar-93             0       48,190        48,190
New Canaan Public Schools         New Canaan, CT          Telecommunications      Mar-93             0       29,708        29,708
New Country Motors Cars           Hartford, CT            Telecommunications      Dec-95             0       27,644        27,644
New Mexico Eye Clinic             Albuquerque, NM         Medical                 May-94        43,200        5,269        48,469
New Opportunities                 Waterbury, CT           Telecommunications      Mar-93             0       39,030        39,030
New Wave Graphics                 Costa Mesa, CA          Computers               Nov-92             0       29,982        29,982
New York Institute                Tarrytown, NY           Computers               Mar-93             0       52,840        52,840
Nidec Corporation                 Torrington, CT          Telecommunications      May-93             0       48,477        48,477
Nordberg Capital Inc.             New York, NY            Computers               Aug-95             0       26,936        26,936
Normandy Station, Inc.            Sanford, FL             Medical                 Mar-93             0       41,866        41,866
North Aurora Inn, Inc.            North Aurora, IL        Fixture                 Dec-96             0       30,482        30,482
North Central Broadcasting, Inc.  Nappanee, IN            Furniture               Nov-92             0       25,828        25,828
Northeast Nuclear Energy Co.      Hartford, CT            Telecommunications      May-93             0      776,263       776,263
Novametrix Medical                Wallingford, CT         Telecommunications      May-96             0       28,317        28,317
Novametrix Medical Sys. Inc.      Wallingford, CT         Telecommunications      May-93             0       62,676        62,676
NTN Communications, Inc.          Carsbad, CA             Telecommunications      Oct-96             0    1,137,500     1,137,500
Oak Park Electronics              Raleigh, NC             Computers               Nov-92             0       26,707        26,707
Oakdale Images Inc.               Binghamton, NY          Video Production        Nov-96             0       55,008        55,008
Oakdale Locksmith                 Oakdale, CA             Manufacturing & Prod    Apr-93             0       26,398        26,398
Oaks Mill, Inc.                   Gainsville, FL          Retail                  May-96             0       28,814        28,814
Oakwood Card & Gifts              Edison, NJ              Fixture                 Nov-92             0       28,886        28,886
Ob-Gyn Associates of Arlington    Windsor, CT             Medical                 Mar-93             0       44,475        44,475
Ob/Gyn Columbus GA                Windsor, CT             Medical                 Mar-93             0       50,961        50,961
Obstetrics & Gynecolgoy           Windsor, CT             Medical                 Mar-93             0       38,828        38,828
Old World Foods, Inc. & Spaghetti Portland, OR            Restaurant              Jan-97             0       44,710        44,710
Oldies 98 Diner                   Bartlett, TN            Restaurant              Nov-92             0       28,102        28,102
Omni Surgical Cupply              Farmingdale, NY         Office Equipment        May-96             0      117,539       117,539
On Line Data, Inc.                Richardson, TX          Computers               Mar-93             0       27,576        27,576
On Site Deland, Inc.              Altamonte Springs, FL   Telecommunications      Mar-93             0       35,575        35,575
On Site Dyer Square, Inc.         Altamonte Springs, FL   Telecommunications      Mar-93             0       39,329        39,329
Orange Police                     Orange, CT              Telecommunications      Mar-93             0       33,493        33,493
Orient Exquisite                  Orlando, FL             Fixture                 Apr-96             0       53,913        53,913
Our Front Porch                   Pittsford, NY           Computers               Jun-93             0       29,125        29,125
Oyster River Petroleum, Inc.      West Haven, CT          Transportation          Mar-93             0       33,045        33,045
Ozone Diagnostics Inc.            Ozone Park, NY          Medical                 Aug-95             0       27,759        27,759
Pacific Access Computers          Rancho Cordova, CA      Computerss              Jan-97             0       36,537        36,537
Pacific Bagel                     Rancho Margarita, CA    Restaurant              Jun-96             0      220,000       220,000
Pacific Bagel Partners            Rancho Margarita, CA    Restaurant              May-96             0      220,000       220,000
Palestrini Film Editing, Inc.     New York, NY            Video Production        Mar-93             0       30,290        30,290
Palm Beach Kennel Club, Dba       W.Palm Beach, FL        Telecommunications      Jan-97             0       29,457        29,457
Panagos Services Station, Inc.    Queens Village, NY      Automotive              Mar-93             0       37,489        37,489
Panaram International             Belleville, NJ          Automotive              Oct-96             0       34,890        34,890
Panoram Technologies Inc.         Burbank, CA             Video Production        Jan-97             0       51,147        51,147
Papa Kelsey's Pizza               Twin Falls, ID          Restaurant              Nov-92             0       28,098        28,098
Paragon Steak House               San Diego, CA           Restaurant              Dec-93             0      412,517       412,517
Paragon Steak House               San Diego, CA           Restaurant              Dec-93             0      427,214       427,214
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Dec-94       395,347       46,582       441,929
Paragon Steakhouse Restaurant     San Diego, CA           Furniture               Jul-94       326,431       38,238       364,669
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              May-94       781,885       91,434       873,319
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Sep-94       418,639       48,960       467,599
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Mar-95     1,944,996      138,637     2,083,633
Paragon Steakhouse Restaurant     San Diego, CA           Furniture               Oct-94       390,849       45,968       436,817
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Nov-94       269,224       31,488       300,712
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Jan-95        79,578        5,892        85,470
Paragon Steakhouse Restaurant     San Diego, CA           Restaurant              Apr-95       186,883       21,789       208,672
Parctec, Inc.                     New York, NY            Retail                  Dec-93        39,158        3,565        42,723
Parctec, Inc.                     New York, NY            Retail                  Dec-93        79,437        7,231        86,669
Parctec, Inc.                     New York, NY            Retail                  Nov-93        88,165        7,670        95,836
Parctec, Inc.                     New York, NY            Retail                  Dec-93        83,894        7,299        91,192
Parctec, Inc.                     New York, NY            Retail                  Nov-93        40,752        3,545        44,298
Parctec, Inc.                     New York, NY            Retail                  Dec-93       119,197       10,851       130,048
Parctec, Inc.                     New York, NY            Retail                  Dec-93        41,400        3,769        45,168
Parctec, Inc.                     New York, NY            Retail                  Dec-93       131,040       11,400       142,440
Parctec, Inc.                     New York, NY            Retail                  Dec-93        74,954        6,823        81,778
Parctec, Inc.                     New York, NY            Retail                  Dec-93       321,220       29,242       350,462
Parctec, Inc.                     New York, NY            Retail                  Dec-93        49,912        4,544        54,456
Parctec, Inc.                     New York, NY            Retail                  Nov-93       203,367       17,693       221,059
Parker Oil Co., Inc.              South Hill, VA          Fixture                 Dec-96             0      320,737       320,737
Parkside Mill, Inc.               Atlanta, GA             Retail                  Jul-96             0       49,393        49,393
Parkview Nursing Home             Bountiful, UT           Manufacturing & Prod    Nov-92             0       31,620        31,620
Pasta Blitz, Inc.                 Rockaway, NJ            Restaurant              Mar-93             0       49,972        49,972
Patterson Country Club            Fairfield, CT           Telecommunications      May-93             0       31,844        31,844
Paul Evans                        Germantown, MD          Transportation          Mar-93             0       55,519        55,519
Paul Evans                        Germantown, MD          Transportation          Mar-93             0       57,517        57,517
Paul Robinson                     Cannon Falls, NM        Agriculture             Feb-95             0       35,080        35,080
Pct Services                      Tucker, GA              Manufacturing & Prod    Jun-93             0       28,348        28,348
PDH Enterprises, Inc.             Merrifield, VA          Restaurant              Mar-93             0       42,591        42,591
PDH Enterprises, Inc.             Merrifield, VA          Restaurant              Mar-93             0       48,624        48,624
PDH Enterprises, Inc.             Merrifield, VA          Restaurant              Mar-93             0       48,853        48,853
PDH Enterprises, Inc.             Merrifield, VA          Restaurant              Mar-93             0       49,577        49,577
PDH Enterprises, Inc.             Merrifield, VA          Restaurant              Mar-93             0       46,337        46,337
Peacock Cleaners                  San Marcos, CA          Sanitation              Nov-92             0       31,460        31,460
Pegasus Communications            Encino, CA              Video Production        Jul-96             0       54,422        54,422
Penguin Natural Foods             San Francisco, CA       Manufacturing & Prod    Dec-96             0       45,161        45,161
Peninsula Beauty Supply           Burlingme, CA           Retail                  Oct-96             0       27,419        27,419
Peninsular Printing               Daytona Beach, FL       Manufacturing & Prod    Jun-94        36,636        4,198        40,834
Penn National Race Course         Grantville, PA          Computers               Mar-93             0       30,377        30,377
Perfect Impressions Hair Salon    Greenville, NC          Fixture                 Nov-92             0       27,609        27,609
Perry & Perry, Inc.               Rockland, MA            Sanitation              May-96             0       32,278        32,278
Pet Foods Plus, Inc.              Houston, TX             Furniture               Mar-93             0       34,822        34,822
Peterson's Guides, Inc.           Princeton, NJ           Computers               Mar-93             0       34,845        34,845
Philbrick Booth & Spencer, Inc.   Hartford, CT            Construction            Mar-93             0       34,674        34,674
Phillips Medical Systems North    Shelton, CT             Transportation          May-93             0      233,501       233,501
Phillips Medical Systems North    Shelton, CT             Telecommunications      May-93             0      558,853       558,853
Phillips Medical Systems North    Shelton, CT             Telecommunications      May-93             0       75,647        75,647
Photocircuits                     Glen Cove, NY           Manufacturing & Prod    Apr-96             0    2,738,693     2,738,693
Photonika Inc.                    Richmond Hill, NY       Manufacturing & Prod    Aug-95             0       52,556        52,556
Physical Therapy Services         Leesville, LA           Medical                 Aug-95             0       47,272        47,272
Physiologic Reps                  Glendale, CA            Manufacturing & Prod    Mar-93             0       42,553        42,553
Physiques Unlimited, Inc.         Belleville, NJ          Medical                 Mar-93             0       31,341        31,341
Physiques Unlimited, Inc.         Belleville, NJ          Medical                 Mar-93             0       35,380        35,380
Pinski Weiner Grasso, MD          Windsor, CT             Medical                 Mar-93             0       41,481        41,481
Pizza Innovative Equipment Co.    Rancho Cordova, CA      Restaurant              Nov-92             0       25,351        25,351
Plainfield Medical Center         Windsor, CT             Medical                 Mar-93             0       46,899        46,899
Poli-Twine Western, Inc.          Dead Deal               Manufacturing & Prod    Mar-95     1,082,910       92,090     1,175,000
Poly Tech Industries, Inc.        Madison Heights, MI     Computers               Mar-93             0       28,085        28,085
Precision Automotive Engineers    Birmingham, AL          Automotive              Nov-92             0       26,170        26,170
Preferred Health Strategies       Rye, NY                 Computers               Aug-95             0       25,469        25,469
Preferred Packaging               San Dimas, CA           Manufacturing & Prod    Aug-96             0       51,578        51,578
Presbyterian Hospital In The      New York, NY            Material Handling       Feb-93        76,925        6,483        83,408
Prime Energy Mgmt Corp.           Stamford, CT            Telecommunications      May-93             0       26,479        26,479
Prime Tanning                     Berwick, ME             Manufacturing & Prod    Mar-94             0       59,796        59,796
Princeton Armored Services        Trenton, NJ             Manufacturing & Prod    Aug-95             0       37,790        37,790
Printing Plus, Inc.               Tucson, AZ              Copiers                 May-96             0       58,996        58,996
Pro Car Care of Garland           Garland, TX             Automotive              Nov-92             0       25,738        25,738
Pro-Lign (A Partnership)          Orange, CA              Manufacturing & Prod    Aug-95             0       25,973        25,973
Pro-Tech Manufacturing, Inc.      San Antonio, TX         Computers               Mar-93             0       31,754        31,754
Producto Machine Company, Inc.    Bridgeport, CT          Manufacturing & Prod    Mar-93             0       50,289        50,289
Professional Touch Answering      Grapevine, TX           Computers               Nov-92             0       25,738        25,738
Pros, Inc.                        Stratford, CT           Computers               Mar-93             0       35,512        35,512
Prudential Empire of NY           Pomona, NY              Furniture               Nov-92             0       28,211        28,211
PSCU Service Centers, Inc.        Tampa, FL               Computers               Jul-93             0      110,031       110,031
PTC Aerospace                     Litchfield, CT          Telecommunications      May-93             0       25,565        25,565
Public Petroleum Inc.             Marshfield, MA          Fixture                 Oct-96             0       52,025        52,025
Pulmonary Dis. Spec. Center       Passaic, NJ             Medical                 Aug-95             0       28,150        28,150
Purcell Natural Jojoba            Avila Beach, CA         Manufacturing & Prod    Jul-96             0       56,559        56,559
Pure Software Inc.                Sunnyvale, CA           Furniture               Apr-93             0       94,119        94,119
Pure Software, Inc.               Sunnyvale, CA           Computers               Mar-93             0      124,107       124,107
Purvis Disposal                   Houston, TX             Transportation          Mar-93             0       57,589        57,589
Qmed, Inc.                        Laurence Harbor, NJ     Furniture               Mar-93             0       30,872        30,872
Quality Care Review, Inc.         Middletown, CT          Computers               Mar-93             0       27,033        27,033
Queen Anne Hotel                  San Francisco, CA       Fixture                 Jun-95             0       38,625        38,625
Rain Tree Cafe Dba                San Francisco, CA       Restaurant              Dec-96             0       34,841        34,841
Rainbow Industries, Inc.          Chantilly, VA           Material Handling       Mar-93             0       44,799        44,799
Raje Inc.                         Ocean, NJ               Medical                 Aug-95             0       28,724        28,724
Ramada Inn Mystic                 Mystic, CT              Telecommunications      May-93             0       54,027        54,027
Ramsey Taylor Johnston Etc.       Windsor, CT             Medical                 Mar-93             0       48,753        48,753
Rappoport/Metropolitan            New York, NY            Computers               Mar-93             0       43,566        43,566
Ratchford & Mc Daniel             Windsor, CT             Medical                 Mar-93             0       37,917        37,917
Raymond Engineering, Inc.         Middletown, CT          Telecommunications      May-93             0       39,102        39,102
Re/Max Acclaimed Reality          Cincinnati, OH          Office Equipment        Nov-92             0       30,844        30,844
Red Blazer Restaurant & Pub       Concord, NH             Restaurant              Nov-92             0       30,824        30,824
Refuse Systems                    Cleveland, OH           Construction            Mar-93             0       51,059        51,059
Regan Engineering & Srvc Corp.    Providence, RI          Manufacturing & Prod    May-95             0       30,268        30,268
Regency Telecommunications        Houston, TX             Computers               Apr-95             0       29,883        29,883
Regina O. Hillsman MD             Naugatuck, CT           Medical                 Aug-95             0       27,389        27,389
Regional School District          Higganum, CT            Telecommunications      Mar-93             0       25,165        25,165
Rembrandt Stampng & Embos         Pennsauken, NJ          Manufacturing & Prod    Aug-95             0       36,098        36,098
Remington Products Inc.           Bridgeport, CT          Telecommunications      May-93             0       80,745        80,745
Reserve Iron & Metal              Chicago, IL             Structure               Mar-94             0      361,000       361,000
Restaurant Management Nw Inc.     Portland, OR            Retail                  Jun-95             0      605,814       605,814
Rhone-Poulenc Basic               Shelton, CT             Computers               Mar-93             0       35,517        35,517
Richard Marrus, Md                Cohoes, NY              Medical                 Dec-96             0       71,643        71,643
Rick's Quality Printing           Cocoa, FL               Printing                May-93             0       25,077        25,077
Riverside Sand Company            Jones, OK               Office Equipment        Nov-92             0       26,981        26,981
Riviera Quality Cleaners          Redondo Beach, CA       Computers               Nov-92             0       28,342        28,342
Robert Gohrs Photography          Montoursville, PA       Computerss              Jan-97             0       42,221        42,221
Robert Morgan & Company, Inc.     Battle Creek, MI        Manufacturing & Prod    Jun-94        28,137        3,141        31,278
Robustelli Coporate Services      Stamford, CT            Telecommunications      May-93             0       28,108        28,108
Robustelli Corporate Services     Stamford, CT            Telecommunications      May-93             0       48,281        48,281
Rockbestos Company, Inc.          East Granby, CT         Telecommunications      May-93             0      179,251       179,251
Rockville Family Physician        Windsor, CT             Medical                 Mar-93             0       29,106        29,106
Rocuant Corporation               Culver City, CA         Computers               Jun-96             0       55,212        55,212
Rod's Sign & Neon Company         Elberton, GA            Manufacturing & Prod    Jan-95             0       26,935        26,935
Ron'S Wood World, Inc.            Richmond Hills, GA      Manufacturing & Prod    Jul-96             0       46,508        46,508
Rowland Inc.                      Rocky Hill, CT          Telecommunications      May-93             0       30,157        30,157
Rubber Craft Corp.                Gardena, CA             Manufacturing & Prod    Mar-93             0       46,391        46,391
Rudolph G. Bruhel, DDS            Bullhead, AZ            Medical                 Nov-92             0       30,428        30,428
S.J.A. Society Inc                Virginia Beach, VA      Computers               Feb-96             0       37,165        37,165
S.M.F. American Inc.              Billerica, MA           Furniture               Mar-96             0       91,530        91,530
Safe-T-Child, Inc.                Austin, TX              Video Production        Jul-96             0       35,206        35,206
Sandefur Companies                Sanford, FL             Medical                 Mar-93             0       31,538        31,538
Sandefur Companies                Sanford, FL             Medical                 Mar-93             0       44,402        44,402
Sandvik Milford Corporation       Branford, CT            Telecommunications      Mar-93             0       27,414        27,414
Sargent Manufacturing Company     New Haven, CT           Telecommunications      May-93             0      202,316       202,316
Sat Link,  Inc.                   Stamford, CT            Telecommunications      Aug-96             0       60,148        60,148
Savco Drugs, Inc.                 Baton Rouge, LA         Computers               Mar-93             0       27,197        27,197
Savings Bank Life Insurance       Hartford, CT            Telecommunications      May-93             0       45,086        45,086
Scan Code, Inc.                   East Hartford, CT       Retail                  Mar-93             0       42,670        42,670
Schwartz Coffee Enterprises       Deer Park, NY           Restaurant              Mar-93             0       43,741        43,741
Schwartz Coffee Enterprises       Deer Park, NY           Restaurant              Mar-93             0       43,202        43,202
Screen Printing Plus              Indianapolis, IN        Manufacturing & Prod    Nov-92             0       30,599        30,599
Scriver                           Oklahoma City, OK       Retail                  Sep-93     1,171,883      265,692     1,437,575
Scriver                           Oklahoma City, OK       Retail                  Sep-93        42,220        9,397        51,618
SDC Properties, Inc.              Hilton Head, SC         Computers               Jan-95             0       26,186        26,186
Seaberg Audio Services            Fresno, CA              Computers               Nov-92             0       30,144        30,144
Seacoast Telecommunciations       Dover, NH               Telecommunications      Nov-92             0       28,726        28,726
Seafare Seafood Restaurant        Murrells Inlet, SC      Restaurant              Nov-92             0       32,713        32,713
Shaffner Coffee Company, Inc.     Winston-Salem, NC       Restaurant              Mar-93             0       42,903        42,903
Shalimar Sportswear               Carle Place, NY         Computerss              Apr-96             0       37,083        37,083
Shelburg of Tucson                Tucson, AZ              Computers               Nov-92             0       30,750        30,750
Sheplers, Inc.                    Witchita, KS            Computers               Oct-93             0      991,120       991,120
Sheppard Ambulance Transport      Philadelphia, NJ        Medical                 Oct-96             0       29,814        29,814
Shirey Thomason OD                Thousand Oaks, CA       Medical                 Aug-95             0       32,187        32,187
Shoreline Care Ltd Partnership    North Branford, CT      Telecommunications      May-93             0       80,886        80,886
Shutterbug Photo Centers          Aiken, SC               Telecommunications      Aug-95             0       43,769        43,769
Sibson & Co., Inc.                Princeton, NJ           Computers               Mar-93             0       29,009        29,009
Signs of the Times                Las Vegas, NV           Telecommunications      Nov-92             0       31,772        31,772
Sikorsky Aircraft Divison         Stratford, CT           Telecommunications      May-93             0       65,692        65,692
Silver Systems, Inc.              Wyndmoor, PA            Printing                Sep-96             0       43,053        43,053
Smugglers Enterprises, Inc.       Punta Gorda, FL         Restaurant              Jul-93             0       25,081        25,081
SNA, Inc.                         Cincinnati, OH          Restaurant              Mar-93             0       44,367        44,367
SNA, Inc.                         Cincinnati, OH          Restaurant              Mar-93             0       48,187        48,187
SNA, Inc.                         Cincinnati, OH          Restaurant              Mar-93             0       45,248        45,248
SNA, Inc.                         Cincinnati, OH          Restaurant              Mar-93             0       45,350        45,350
Soaring Eagle Outerwear LLC       Minot, ND               Manufacturing & Prod    Sep-95             0       29,329        29,329
Solid Waste Disposal, Inc.        Larose, LA              Transportation          Mar-93             0       26,777        26,777
Somerville Foreign Auto Repair    Cambridge, MA           Automotive              Nov-92             0       26,298        26,298
Sophtech Dba, Sophisticated Tech. Torrance, CA            Computerss              Jan-97             0       48,293        48,293
Soup Exchange                     Hollywood, FL           Restaurant              Nov-92             0       31,157        31,157
South Bay Cardiovascular          Bayshore, NY            Computers               Aug-95             0       40,506        40,506
South Shore Veterinary            Staten Island, NY       Computers               Aug-95             0       29,256        29,256
South Windsor Town                South Windsor, CT       Telecommunications      May-93             0       64,368        64,368
Southern Cross                    O'Fallon, MO            Computers               Mar-93             0       30,431        30,431
Southern New England Federal      New Haven, CT           Telecommunications      Mar-93             0       25,489        25,489
Southwest Auto Supply             Little Rock, AR         Computers               Mar-93             0       38,858        38,858
Southwest Nephrology              Evergreen Park, IL      Computers               Sep-96             0       33,872        33,872
Spa Elysium Ltd.                  Erdenheim, PA           Retail                  Nov-92             0       26,558        26,558
Spectral Systems, Inc.            Irvington, NY           Manufacturing & Prod    Mar-93             0       35,687        35,687
Spectrascan Imaging Services      Windsor, CT             Medical                 Mar-93             0       28,668        28,668
Spectrascan Imaging Systems       Windsor, CT             Medical                 Mar-93             0       38,828        38,828
Spectrum Color Images Dba         San Luis Bispop, CA     Printing                Jan-97             0       57,825        57,825
Speer Air Conditioning            Denville, NJ            Manufacturing & Prod    Aug-95             0       47,513        47,513
Spic 'N Span Cleaners, Inc        Memphis, TN             Manufacturing & Prod    Dec-96             0       48,200        48,200
Spring House Inn                  Lagrange, GA            Restaurant              Nov-92             0       34,054        34,054
Spruce Creek Development          Summerfield, FL         Agriculture             Mar-93             0       45,594        45,594
St John's Home Health Agency      Miramar, FL             Furniture               May-94        23,857        2,668        26,525
Standard Knapp Inc.               Portland, CT            Telecommunications      May-93             0       40,961        40,961
Standard Oil Of Connecticut       Bridgeport, CT          Telecommunications      May-93             0       29,552        29,552
Stanley Rockwell Co.              Hartford, CT            Environmental           Mar-93             0       26,466        26,466
Staples, Inc.                     Framingham, MA          Retail                  Jun-94       136,194       19,100       155,295
Staples, Inc.                     Framingham, MA          Computers               Jun-94     1,818,271      277,723     2,095,995
Starter Sportswear, Inc.          New Haven, CT           Telecommunications      May-93             0      274,772       274,772
Stephen C. Allen MD PC            New York, NY            Medical                 Aug-95             0       37,267        37,267
Steve A. Hamric                   Memphis, TN             Restaurant              Apr-95             0       51,132        51,132
Stirling & Stirling Inc.          Milford, CT             Telecommunications      May-93             0       47,474        47,474
STM Industries, Inc.              Randolph, MA            Computers               Mar-93             0       25,753        25,753
Stone Safety Corp.                Fairfield, CT           Telecommunications      May-93             0       28,286        28,286
Structured Computer Systems       Avon, CT                Telecommunications      Mar-93             0       26,453        26,453
Studio One, Inc.                  New York, NY            Fixture                 Jan-97             0       34,135        34,135
Sturm Ruger & Company Inc.        Southport, CT           Telecommunications      May-93             0       28,340        28,340
Sturm Ruger & Company Inc.        Southport, CT           Telecommunications      May-93             0       63,815        63,815
Suarez, Omar E., D.M.D.           North Bergen, NJ        Medical                 Jan-97             0       26,701        26,701
Sublime Music, Inc.               Hollywood, CA           Audio                   Dec-96             0       33,001        33,001
Subway Enterprises, Inc.          Quincy, FL              Restaurant              Nov-92             0       29,283        29,283
Summit Imaging Inc                Akron, OH               Medical                 Oct-95             0       58,146        58,146
Super Textile, Inc.               Knoxville, TN           Manufacturing & Prod    Mar-93             0       38,919        38,919
Superior Bar & Grill Inc.         Birmingham, AL          Restaurant Equipment    Oct-95             0      347,480       347,480
Susan Domuczicz                   West Briggwater, MA     Restaurant              Mar-93             0       40,637        40,637
Sutter Audio                      Tallahassee, FL         Automotive              Nov-92             0       31,496        31,496
Sweet Water Restaurant            New York, NY            Computers               Nov-92             0       26,681        26,681
Synquest, Inc.                    Norcross, GA            Computerss              Dec-96             0       27,324        27,324
Synquest, Inc.                    Norcross, GA            Computerss              Jan-97             0       26,151        26,151
T & T Liquors Inc.                Lake Hopatcong, NJ      Retail                  Aug-95             0       34,492        34,492
T.B.G. of Great Neck, Inc.        Whitestone, NY          Restaurant              Oct-94             0      312,000       312,000
Tans R Us, Inc.                   West Palm Beach, FL     Manufacturing & Prod    Nov-92             0       27,751        27,751
Tectonic Industries               Berlin, CT              Telecommunications      May-93             0       25,813        25,813
Tele-Pizza Gift Services          Vista, CA               Computers               Nov-92             0       31,468        31,468
Telescope Casual Fixture, Inc.    Granville, NY           Computers               Mar-93             0       33,398        33,398
Terence Murphy Md PC              Mamaroneck, NY          Medical                 Aug-95             0       29,368        29,368
Texas State Communications        Houston, TX             Telecommunications      Nov-92             0       26,067        26,067
Tha Sandbar Restaurant Dba        Anna Maria, FL          Retail                  Jan-97             0       46,563        46,563
Thai Classic Corp.                Chantilly, VA           Restaurant              Nov-92             0       28,207        28,207
The Allen Products Co.            Milford, CT             Computers               Mar-93             0       32,047        32,047
The Alley Companies               Little Rock, AR         Retail                  Dec-94             0      130,739       130,739
The Amity Street Cafe Dba Laux, C.Homestead, PA           Restaurant              Jan-97             0       78,840        78,840
The Electric Beach                San Bruno, CA           Furniture               Nov-92             0       27,492        27,492
The Futures Group Inc.            Glastonbury, CT         Telecommunications      May-93             0       25,019        25,019
The Grand Union Company           Wayne, NJ               Retail                  Mar-95             0      281,978       281,978
The Grand Union Company           Wayne, NJ               Retail                  Dec-93             0      344,982       344,982
The Herzog-Hart Group, Inc.       Boston, MA              Computers               Jun-94        24,317        2,652        26,969
The Hull Printing Company, Inc.   Meriden, CT             Computers               Mar-93             0       32,490        32,490
The J.M. Ney Company              Bloomfield, CT          Telecommunications      May-93             0       75,786        75,786
The LTA Group, Inc.               North Bergen, NJ        Computers               Mar-94             0       85,143        85,143
The Maiden Foundry                Sandy, OR               Computerss              Sep-96             0       28,629        28,629
The Negative Shop Dba             Charlotte, NC           Printing                Jan-97             0       52,913        52,913
The Planet 4 Kidz, Inc.           Jackson, MS             Video Production        Jan-97             0       34,020        34,020
The Printing Press, Inc.          Boise, ID               Printing                Mar-95             0       28,965        28,965
The Royal Bank Of Scotland        New York, NY            Computers               Mar-93             0       37,575        37,575
The Sherwood Group Inc.           Northbrook, IL          Computers               Jan-96             0       29,044        29,044
The Sports Center By Ron          Langhorne, PA           Medical                 Mar-93             0       35,904        35,904
The Women's Health Group          Windsor, CT             Medical                 Mar-93             0       50,236        50,236
Thurston Foods, Inc.              Wallingford, CT         Computers               May-93             0       41,872        41,872
Timex                             Waterbury, CT           Telecommunications      May-93             0      164,926       164,926
Tire Eagle, Inc.                  Apopka, FL              Material Handling       Mar-93             0       36,264        36,264
Titan Sports, Inc.                Stamford, CT            Telecommunications      Mar-93             0       25,223        25,223
Titan Sports, Inc.                Stamford, CT            Telecommunications      Mar-93             0       36,065        36,065
Tom Orza Distribution             Selden, NY              Restaurant              Mar-93             0       40,857        40,857
Topolewski America, Inc.          Encino, CA              Material Handling       Dec-96             0       46,177        46,177
Torrington Co                     Torrington, CT          Telecommunications      May-93             0      572,136       572,136
Tournament Players Club           Cromwell, CT            Telecommunications      May-93             0      107,027       107,027
Town of Plymouth                  Terryville, CT          Telecommunications      Mar-93             0       26,456        26,456
Trad-A-House Corp.                Slidell, LA             Fixture                 Mar-94             0      850,949       850,949
Trading Merchandise               Stafford, VA            Restaurant              Aug-96             0       51,620        51,620
Trager And Trager, PC             Fairfield, CT           Telecommunications      Mar-93             0       45,368        45,368
Transformer Service, Inc.         Concord, NH             Fixture                 Mar-93             0       41,384        41,384
Transit Air Conditining           Winter Garden, FL       Restaurant              Jul-96             0       97,037        97,037
Travelers Insurance Company       Hartford, CT            Telecommunications      May-93             0       55,906        55,906
Travelers Insurance Company       Hartford, CT            Telecommunications      May-93             0       47,518        47,518
Treats Bakery Cafe                Washington, DC          Restaurant              Nov-92             0       31,460        31,460
Tri Con Geophysics, Inc.          Denver, CO              Computerss              Nov-96             0       30,252        30,252
Tri-Star Machines                 Tewsbury, MA            Manufacturing & Prod    Aug-96             0       34,176        34,176
Triton Fuel Group, Inc.           Dallas, TX              Material Handling       Mar-93             0       37,320        37,320
Triton Fuel Group, Inc.           Dallas, TX              Fixture                 Mar-93             0       28,892        28,892
Triton Fuel Group, Inc.           Dallas, TX              Fixture                 Mar-93             0       28,892        28,892
Triton Fuel Group, Inc.           Dallas, TX              Material Handling       Mar-93             0       37,320        37,320
Triton Fuel Group, Inc.           Dallas, TX              Fixture                 Mar-93             0       57,783        57,783
Tropical Screw Products           Miami, FL               Manufacturing & Prod    Nov-92             0       31,460        31,460
TW Recreational Services, Inc.    Orlando, FL             Telecommunications      Mar-93             0       42,388        42,388
Tyler Cooper                      New Haven, CT           Telecommunications      May-93             0       73,532        73,532
Tyler Cooper & Alcorn             New Haven, CT           Computers               May-93             0       39,170        39,170
Tyler Cooper & Alcorn             New Haven, CT           Computers               May-93             0       30,544        30,544
Tyler Cooper & Alcorn             New Haven, CT           Computers               May-93             0       34,673        34,673
Typed Letters Corp.               Wichita, KS             Manufacturing & Prod    Sep-92             0      106,105       106,105
Typed Letters Corp.               Wichita, KS             Manufacturing & Prod    Sep-92             0       40,019        40,019
Typography Plus                   Dania, FL               Computerss              Apr-96             0       26,129        26,129
U.S. Health Care Reports          Falmouth, ME            Computerss              Jan-97             0       32,331        32,331
U.S. Osiris Corp.                 Dallas, TX              Computerss              Dec-96             0       95,220        95,220
U3S Corp/Dba Must Software        Norwalk, CT             Telecommunications      May-93             0       27,440        27,440
U3S Corp/Dba Must Software        Norwalk, CT             Telecommunications      May-93             0       57,859        57,859
Ultra Diagnostics, Inc.           Hingham, MA             Medical                 Mar-93             0       41,462        41,462
Union Camp                        Richmond, VA            Telecommunications      May-93             0       44,735        44,735
United Illuminating               New Haven, CT           Telecommunications      May-93             0       26,306        26,306
United Medical Centers            Eagle Pass, TX          Computers               Mar-95             0      299,376       299,376
United Way of Connecticut, Inc.   Hartford, CT            Telecommunications      Mar-93             0       43,407        43,407
Universal Seismic Assoc.          Sugerland, TX           Fixture                 Apr-95             0       26,318        26,318
University Of Southern Ca         Farmington Hill, MI     Telecommunications      Nov-96       315,847      195,912       511,759
Uno Mill, Inc.                    Tempe, AZ               Restaurant              Mar-94             0      602,000       602,000
Up Town Body & Fender             Oakland, CA             Automotive              Nov-92             0       32,654        32,654
Urban League of Greater Hartford  Hartford, CT            Telecommunications      Mar-93             0       29,690        29,690
US Repeating Arms Company, Inc.   New Haven, CT           Telecommunications      May-93             0      219,508       219,508
USI Of Westchester                Elmsford, NY            Computers               May-93             0       27,309        27,309
USI, Inc.                         Branford, CT            Telecommunications      May-93             0       61,353        61,353
USX Corporation                   Pittsburgh, PA          Manufacturing & Prod    Sep-94             0    2,862,296     2,862,296
USX Corporation                   Pittsburgh, PA          Manufacturing & Prod    Sep-94     1,236,437       49,457     1,285,895
Uvalde County Clinic              Uvalde, TX              Computerss              Apr-96             0       83,134        83,134
Vacation Escape, Inc.             Boca Raton, FL          Telecommunications      Jul-96             0       39,535        39,535
Valley Best Way Building          Spokane, WA             Computers               Mar-93             0       26,664        26,664
Valley Stream Sch Dist.           Valley Stream, NY       Telecommunications      May-93             0       27,288        27,288
Valve Technologies, Inc.          Houston, TX             Manufacturing & Prod    Jan-97             0       56,217        56,217
Van Den Bergh Foods Company       Atlanta, GA             Environmental           Feb-93             0       78,864        78,864
Van Gogh Offset Plat Co.          New York, NY            Manufacturing & Prod    Aug-95             0       40,008        40,008
Van Gorderr Studios Inc           Fairfield, CT           Fixture                 Aug-95             0       34,638        34,638
Vaxa International Inc.           San Diego, CA           Computers               Apr-95             0       35,070        35,070
Vermont Yankee Nuclear            Brattleboro, VT         Manufacturing & Prod    Mar-94             0      165,888       165,888
Veterinary Emergency              Richmond, VA            Medical                 Dec-96             0       37,865        37,865
Video-It, Inc.                    Culver City, CA         Video Production        Jan-97             0       44,072        44,072
Viking Air Tools, Inc.            Indanapolis, IN         Manufacturing & Prod    Dec-93             0       89,992        89,992
Viking Air Tools, Inc.            Indianapolis, IN        Manufacturing & Prod    Jan-94             0      110,663       110,663
Viking Air Tools, Inc.            Indianapolis, IN        Manufacturing & Prod    Mar-94             0       43,874        43,874
Villa Enterprises Ltd.            Morristown, NJ          Restaurant              Mar-93             0       56,147        56,147
Villa Enterprises Ltd.            Morristown, NJ          Restaurant              Mar-93             0       31,568        31,568
Villa Enterprises Ltd.            Morristown, NJ          Restaurant              Mar-93             0       37,513        37,513
Visicom Laboratories Inc.         San Diego, CA           Manufacturing & Prod    Aug-95             0       32,964        32,964
Vk Productions, dba Van Karn      W. Hollywood, CA        Audio                   Nov-96             0       55,145        55,145
Vogt Construction Co., Inc.       Omaha, NE               Computers               Mar-95             0       32,368        32,368
Volante's Ranch Market, Inc.      Rancho Santa Fe, CA     Retail                  Nov-92             0       29,972        29,972
Voyale Corp.                      Cleveland, OH           Computers               Aug-95             0       34,843        34,843
Waggoner Shumate Printing         Rogers, AR              Printing                Dec-92        59,662        5,778        65,440
Wagner College                    Staten Island, NY       Environmental           Mar-93             0       44,174        44,174
Waltec American Forgings, Inc.    Waterbury, CT           Computers               Mar-93             0       26,944        26,944
Wang's International, Inc.        Memphis, TN             Material Handling       Dec-92       946,723      333,462     1,280,185
Wang's International, Inc.        Memphis, TN             Fixture                 Dec-93       591,042      285,442       876,484
Warren-Taylor Corp.               New York, NY            Restaurant              Aug-96             0       56,630        56,630
Waterford Hotel Group, Inc.       Waterford, CT           Computers               Mar-93             0       38,174        38,174
Welding Equip & Supply Corp.      Greenwich, CT           Material Handling       Mar-93             0       50,739        50,739
West Coast Video of Falls Church  Falls Church, VA        Computers               Nov-92             0       32,713        32,713
West Hollywood Printing & Copy    Los Angeles, CA         Printing                Jan-97             0       39,918        39,918
West-Reeves, Inc.                 Waxahatchie, TX         Manufacturing & Prod    Feb-95             0       34,101        34,101
Western Property Financial, Inc.  Irvine, CA              Telecommunications      Feb-93             0       27,205        27,205
WFSB TV-3                         Hartford, CT            Telecommunications      May-93             0       65,647        65,647
What's Cooking                    Newport Beach, CA       Computers               Nov-92             0       31,460        31,460
Whelen Engineering Company        Chester, CT             Telecommunications      May-93             0       85,982        85,982
Whiting Products Inc              Hamden, CT              Telecommunications      May-93             0       33,153        33,153
William A Schmidt & Sons, Inc.    Chester, PA             Manufacturing & Prod    Mar-93             0       28,961        28,961
William Carter Company            Shelton, CT             Telecommunications      May-93             0       47,049        47,049
William Pressley & Associates     Cambridge, MA           Computers               Nov-92             0       25,232        25,232
Willow Oaks Farm, Inc.            Columbia, SC            Restaurant              Dec-96             0       27,674        27,674
WINK Investment Group             Bloomingdale, IL        Restaurant              Nov-92             0       30,388        30,388
Winn Associates, Inc.             Foster City, CA         Copiers                 Aug-94             0       30,026        30,026
Wisconsin Truss, Inc.             Cornell, WI             Computers               Mar-93             0       26,664        26,664
Witter Gas & Oil                  Port Allegany, PA       Fixture                 Aug-96             0       37,346        37,346
Women's Health Consultants        Chicago, IL             Computers               Feb-93             0       37,576        37,576
Women's Medical Care              Newburgh, NY            Medical                 Mar-93             0       30,101        30,101
Woodway Country Club              Darien, CT              Telecommunications      Mar-93             0       28,071        28,071
Worcester Brothers Company, Inc.  Baltimore, MD           Manufacturing & Prod    Mar-93             0       30,735        30,735
World Gym Poughkeepsie, Inc.      Poughkeepsie, NY        Medical                 Mar-93             0       26,500        26,500
World Gym Stamford                Stamford, CT            Medical                 Mar-93             0       25,883        25,883
Wymore Ob-Gyn                     Windsor, CT             Medical                 Mar-93             0       47,995        47,995
Xerox Corportion                  Webster, NY             Fixture                 Jan-97       243,065      111,141       354,206
Young Men's Christian Center      Stamford, CT            Fixture                 Mar-93             0       34,635        34,635
Yves' Bistro                      Anaheim, CA             Restaurant              Nov-92             0       28,556        28,556
YWC, Inc.                         Monroe, CT              Telecommunications      Mar-93             0       30,856        30,856
                                  Total Equipment transactions less than $25,000             1,798,978   58,298,585    60,097,563

                                                                                          ------------- ------------ -------------
                                                                                           $63,066,702  $148,252,651 $211,319,352
                                                                                          ============= ============ =============

(1) This is the financing at the date of acquisition.
(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997. (3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                      Equipment        Equipment         Total
     Equipment Category                 Leases        Financings       Portfolio
     ------------------               ---------       ----------       ---------

Manufacturing & Production .....    $ 20,508,749    $  2,183,545    $ 22,692,294
Aircraft .......................      21,474,137               0      21,474,137
Furniture & Fixtures ...........      11,167,514       2,277,132      13,444,646
Retail Systems .................      12,852,077         412,232      13,264,309
Restaurant Equipment ...........       7,802,192       3,240,154      11,042,346
Computer Systems ...............       7,619,875       3,093,033      10,712,908
Telecommunications .............       7,317,362       1,129,030       8,446,392
Material Handling ..............       3,700,513         145,974       3,846,487
Medical ........................       1,689,763       1,355,797       3,045,560
Automotive .....................         937,755          78,173       1,015,928
Printing .......................         484,959         386,093         871,052
Video Production ...............         208,724         514,603         723,327
Audio ..........................         142,855         315,626         458,481
Construction ...................         109,775         148,710         258,485
Office Equipment ...............         152,797          61,225         214,022
Mining .........................         209,052               0         209,052
Copiers ........................         130,726          25,098         155,824
Transportation .................          43,007          74,568         117,575
Photography ....................          48,388          68,851         117,240
Sanitation .....................          92,680          22,938         115,619
Agriculture ....................          34,290          35,080          69,369
Environmental ..................          20,636          18,005          38,641
Other ..........................          13,310          15,530          28,841
                                    ------------    ------------    ------------

                                    $ 96,761,135    $ 15,601,397    $112,362,532
                                    ============    ============    ============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1997:

        Original Lessee                                                          Date         Total         Cash     Acquisition
       or Equipment User               Location           Equipment            Purchased    Financing     Expended      Cost
-------------------------------   -------------------  ----------------------  ----------  ----------   -----------  -----------

21-44 Utopia Parkway Restaurant   Washingtonville, NY Fixture                    Mar-95           $0       $29,650      $29,650
3 East 48th Restaurant, Inc.      New York, NY        Retail                     Jun-94            0        26,897       26,897
A C Color Separators              Los Angeles, CA     Printing                   Feb-95            0        41,118       41,118
A. I. Leasing  Inc.               Herndon, VA         Aircraft                   Aug-96   18,186,117     1,409,839   19,595,956
A.F. Salciccia, Inc.              Campbell, CA        Retail                     Apr-94            0        27,931       27,931
A.J.L.C. Inc.                     Alamonte Spring, FL Restaurant Equipment       Dec-95            0        31,118       31,118
A.J.L.C. Inc.                     Altamonte Spring, FLRestaurant Equipment       Sep-95            0        39,620       39,620
A.W. Chesterton Company           Stoneham, MA        Manufacturing & Prod       Jan-96      118,415        12,062      130,477
A.W. Chesterton Company           Stoneham, MA        Manufacturing & Prod       Jan-96      217,267        22,296      239,563
A.W. Chesterton Company           Stoneham, MA        Copiers                    Jan-96      206,026        14,099      220,126
A.W. Chesterton Company           Stoneham, MA        Telecommunications         Jan-96      114,538        11,923      126,461
Act Manufacturing Inc.            Hudson, MA          Furniture                  Jan-96       71,318         6,643       77,961
Act Manufacturing Inc.            Hudson, MA          Computers                  Jan-96      589,879        55,535      645,414
Act Manufacturing Inc.            Hudson, MA          Manufacturing & Prod       Jan-96      618,516        64,137      682,653
Act Manufacturing Inc.            Hudson, MA          Telecommunications         Jan-96      134,943        14,228      149,172
Action Printech, Inc.             Westland, MI        Printing                   Feb-95            0       163,066      163,066
Ad Press Communications           Greensboro, NC      Printing                   Feb-95            0        54,897       54,897
Ad-Mat Coasters USA, Inc.         Johnson City, TN    Printing                   Feb-95            0        55,658       55,658
Advance Mailing & Fulfillment     Marietta, GA        Printing                   Feb-95            0        32,885       32,885
Advanced Graphics, Inc.           Sandy, UT           Printing                   Feb-95            0        53,999       53,999
Advanco Fore Protection           Montclair, CA       Material Handling          Jul-96            0        44,189       44,189
Advertising Systems, Inc.         Marlton, NJ         Computers                  Jul-96            0        56,727       56,727
Aero Bookbinding                  Sterling, VA        Printing                   Feb-95            0        91,318       91,318
Afc Cable Systems Inc.            New Bedford, MA     Manufacturing & Prod       Jan-96    2,083,928       233,936    2,317,864
Air Age Images                    Valencia, CA        Computers                  Apr-96            0        26,138       26,138
Alaska Air                        Seatle, WA          Transportation             Mar-95   16,316,603     3,630,337   19,946,940
Alberto's Printing                San Francisco, CA   Printing                   Feb-95            0        26,813       26,813
Alden Graphics, Inc.              Lincoln Park, MI    Printing                   Feb-95            0        55,763       55,763
Alexander & Alexander             Owings Mills, MD    Computers                  Jan-96    2,699,221       347,976    3,047,197
All Pro Photo Lab,Inc.            River Grove, IL     Printing                   Oct-96            0        53,499       53,499
All Star Printing, Inc.           Woodstock, GA       Printing                   Feb-95            0        51,579       51,579
Allen Printing Co.                Nashville, TN       Printing                   Feb-95            0       122,663      122,663
Allied Printing Services Inc.     Manchester, CT      Manufacturing & Prod       Jan-96      401,449        54,708      456,157
Allied Printing Services Inc.     Manchester, CT      Computers                  Jan-96       84,339         7,259       91,598
Alvmar, Inc.                      Lawrence, KS        Agriculture                Mar-95            0        37,934       37,934
American Advertising Federation   Washington, DC      Printing                   Feb-95            0        35,792       35,792
American Foundrymen's Society     Des Plaines, IL     Printing                   Feb-95            0        36,551       36,551
Amvets National Headquarters      Lanham, MD          Printing                   Feb-95            0        29,071       29,071
Anderson Performance Printing     Cookeville, TN      Printing                   Feb-95            0       580,736      580,736
Antoine Bonsorte                  N. Hollywood, CA    Computers                  Aug-96            0        44,049       44,049
ARG Enterprises, Inc.             Newport Beach, CA   Restaurant                 Dec-94            0       583,037      583,037
Arrow Comp, Inc.                  West Boylston, MA   Manufacturing & Prod       Feb-95            0        55,110       55,110
Artco Printing, Inc.              Boiceville, NY      Printing                   Feb-95            0        69,370       69,370
Artcraft Photo Lab, Inc.          Statesville, NC     Printing                   Feb-95            0        40,079       40,079
Arthur Morgan Publishing Co.      Morton Grove, IL    Computers                  Feb-95            0       237,800      237,800
Asa  Solutions, Inc               Scottsdale, AZ      Computerss                 Jan-97            0        39,262       39,262
Atlanta Printing & Design         Smyrna, GA          Printing                   Feb-95            0        48,510       48,510
Augat, Inc.                       Mansfield, MA       Computers                  Mar-95    1,111,386        97,107    1,208,493
Augustin Graphics                 Fullerton, CA       Printing                   Feb-95            0        72,442       72,442
Aveka, Inc.                       Woodbury, MN        Manufacturing & Prod       Feb-97            0        49,904       49,904
Bailey Oil Co., Inc.              Heyburn, ID         Material Handling          Mar-95            0       115,273      115,273
Banana Blueprint, Inc.            Costa Mesa, CA      Printing                   Feb-95            0        68,351       68,351
Best Shot, Inc.                   Landover, MD        Printing                   Feb-95            0        43,209       43,209
Bet Inc.                          Atlanta, GA         Construction               Dec-95   16,990,448     5,073,822   22,064,270
Birchwood Marketing Graphics      Rancho Cucamong, CA Computers                  Feb-95            0        27,414       27,414
Bistro 821 Dba, Mikli Enterp      Naples, FL          Retail                     Jan-97            0        27,608       27,608
Black Lab, Inc.                   Richmond, VT        Printing                   Feb-95            0        35,945       35,945
Blacktop Industries               Kenova, WV          Manufacturing & Prod       Aug-95            0        54,335       54,335
Blazing Pages, Inc.               Huntington Beac, CA Printing                   Feb-95            0       118,039      118,039
Bmg Printing                      Holbrook, NY        Printing                   Feb-95            0       121,201      121,201
Boge/Nelson, Inc.                 Anaheim, CA         Manufacturing & Prod       Feb-95            0        70,269       70,269
Brenlar Investments, Inc.         Novaro, CA          Furniture                  Oct-94            0       312,090      312,090
Brett Corporation                 San Diego, CA       Printing                   Feb-95            0        33,178       33,178
Brett Corporation                 San Diego, CA       Printing                   Feb-95            0        86,013       86,013
Brevard County School Board       Melbourne, FL       Printing                   Feb-95            0        43,978       43,978
Brian D. Mudd DDS                 Oceanside, CA       Computers                  Aug-95            0        35,593       35,593
Brookville Group, Inc.            Melville, NY        Medical                    May-96            0        37,239       37,239
Brt Video Inc.                    Ft. Lauderdale, FL  Computers                  Nov-95            0        50,193       50,193
Burns & Kent, Inc.                Atlanta, GA         Printing                   Feb-95            0        25,609       25,609
Bybee Studios                     San Francisco, CA   Computers                  Oct-96            0        30,985       30,985
C&A Industries, Inc.              Omaha, NE           Printing                   Feb-95            0       104,341      104,341
California  Bottling Co.          Auburn, CA          Manufacturing & Prod       Jan-97            0        34,230       34,230
Camino West Coast Service         Redlands, CA        Computers                  Aug-95            0        32,857       32,857
Carrousel Saloon, Inc.            West Mifflin, PA    Restaurant                 Sep-94            0        94,554       94,554
Cartersville Letter Shop, Inc.    Cartersville, GA    Printing                   Feb-95            0        33,952       33,952
Central Typesetting, Inc.         San Diego, CA       Printing                   Feb-95            0       362,431      362,431
Chia Financial Group              Pico Rivers, CA     Retail                     Jan-96            0        30,958       30,958
CIS Corporation                   Montvale, NJ        Telecommunications         Nov-96            0     2,753,118    2,753,118
CIS Corporation                   Collegeville, PA    Telecommunications         Nov-96    8,265,902     2,880,326   11,146,228
CJ Printing                       Montclair, CA       Printing                   Feb-95            0        63,150       63,150
Clancy's Inc.                     Noblesville, IN     Restaurant                 Oct-96            0       618,000      618,000
Coastal Offset Preparations       Santa Ana, CA       Printing                   Feb-95            0        42,061       42,061
Color On Line                     New Berlin, WI      Printing                   Feb-95            0        39,236       39,236
Coloredge, Inc.                   Newport Beach, CA   Printing                   Feb-95            0       185,685      185,685
Colour Concepts                   Riverside, CA       Manufacturing & Prod       Feb-95            0       183,665      183,665
Colours Printing & Graphics       Irvine, CA          Printing                   Feb-95            0        64,543       64,543
Com/Tech Communication            New York, NY        Manufacturing & Prod       Aug-95            0        58,004       58,004
Commercial Food Equipment Co. Dba Tempe, AZ           Computerss                 Jan-97            0        33,299       33,299
Compuflex Systems                 Edison, NJ          Computers                  Jun-96            0        99,228       99,228
Concept II Graphics, Inc.         Baltimore, MD       Manufacturing & Prod       Feb-95            0       117,790      117,790
Coppinger & Affiliates            Cleveland, TN       Printing                   Feb-95            0        47,018       47,018
Copy Corner, Inc.                 San Diego, CA       Printing                   Feb-95            0        25,592       25,592
Corporate Printing, Inc.          Tampa, FL           Printing                   Feb-95            0        30,602       30,602
Creative Directors, Inc.          Coral Gables, FL    Manufacturing & Prod       Feb-95            0        26,041       26,041
Creative Playthings               Herndon, PA         Manufacturing & Prod       Jun-95      343,336        35,301      378,637
Creative Playthings Ltd.          Framingham, MA      Material Handling          Jan-96       39,397         4,607       44,004
Creative Playthings Ltd.          Framingham, MA      Manufacturing & Prod       Jan-96      272,439        30,196      302,634
Creative Printing & Graphic       Orlando, FL         Printing                   Feb-95            0        26,196       26,196
Crooks Printing Service, Inc.     Hollywood, FL       Printing                   Feb-95            0        27,801       27,801
Crooks Printing Service, Inc.     Hollywood, FL       Printing                   Feb-95            0        29,214       29,214
Cumberland Farms Inc.             Canton, MA          Manufacturing & Prod       Oct-95            0     3,200,554    3,200,554
Curtin & Pease/Peneco, Inc.       Tampa, FL           Printing                   Feb-95            0        28,549       28,549
Custom Black & White              Santa Ana, CA       Printing                   Feb-95            0        55,227       55,227
D.G.A. Printing, Inc.             Sterling Height, MI Printing                   Feb-95            0        25,710       25,710
D.S.I. Graphics, Inc.             Irvine, CA          Printing                   Feb-95            0        47,158       47,158
David Levey                       Concord, CA         Restaurant Equipment       Aug-95            0        85,143       85,143
David M. Levey Dba Levey          Concord, CA         Restaurant Equipment       Sep-95            0       117,421      117,421
Delco Oil, Inc.                   Deland, FL          Fixtures                   Oct-96            0       124,673      124,673
Dicon Inc.                        Fairlawn, NJ        Manufacturing & Prod       Aug-95            0        46,388       46,388
Digit Imaging Centers, Inc.       Minneapolis, MN     Computers                  Feb-95            0       163,080      163,080
Diversifax, Inc.                  Valley Stream, NY   Manufacturing & Prod       Feb-97            0        59,690       59,690
DJ's Woodshop                     St. Augustine, FL   Computers                  Oct-96            0        33,377       33,377
DLD Partners                      Sand City, CA       Manufacturing & Prod       Apr-96            0        30,875       30,875
Doran Printing Co. Inc.           New Brunswick, NJ   Manufacturing & Prod       Aug-95            0        31,505       31,505
Doyle Printing & Offset Co., Inc. Landover, MD        Printing                   Feb-95            0       126,596      126,596
Draughon Brothers, Inc.           Fayetteville, NC    Audio                      Nov-96            0        59,049       59,049
Duncan Oil Company, Inc.          Beavercreek, OH     Fixture                    Mar-94            0       116,421      116,421
E. John Schmitz & Sons, Inc.      Sparks, MD          Printing                   Feb-95            0        32,377       32,377
E.R.S. Wash Inc.                  Glouster, MA        Restaurant Equipment       Nov-95            0        52,487       52,487
Eagle Graphics, Inc.              Wall, NJ            Printing                   Feb-95            0        49,511       49,511
Eberle Communications Group       Mclean, VA          Furniture                  Nov-94            0       119,407      119,407
Econ-O-Plate, Inc.                Los Angeles, CA     Printing                   Feb-95            0        39,520       39,520
Econ-O-Plate, Inc.                Los Angeles, CA     Printing                   Feb-95            0       316,135      316,135
Economy Motels, Inc.              Shreveport, LA      Fixture                    Jun-94            0        42,320       42,320
Editran, Inc.                     Milwaukee, WI       Video Production           Oct-96            0        31,807       31,807
Edwards Graphic Arts, Inc.        Des Moines, IA      Printing                   Feb-95            0        38,291       38,291
Electric Pencil                   Los Angeles, CA     Computers                  Feb-95            0        37,768       37,768
Electro Graphics                  Fountain Valley, CA Printing                   Feb-95            0        58,499       58,499
Electronic Publishing Services    Kahului, HI         Printing                   Feb-95            0        88,012       88,012
Eli's, Inc.                       Omaha, NE           Manufacturing & Prod       Mar-95            0       410,745      410,745
Eli's, Inc.                       Omaha, NE           Printing                   Feb-95            0       362,433      362,433
Eli's, Inc.                       Omaha, NE           Computers                  Feb-95            0        33,797       33,797
Elk Litho Service, Inc.           Fraser, MI          Printing                   Feb-95            0        35,633       35,633
Elmwood Park Physcl Therapy       Elmwood Park, NJ    Medical                    Aug-95            0        38,614       38,614
Enhanced Commnctns                New Castle, DE      Furniture                  Jul-96            0        50,544       50,544
Entrepreneur, Inc.                Irvine, CA          Printing                   Feb-95            0        43,448       43,448
Equinox Travel Inc.               Manhasset, NY       Manufacturing & Prod       Aug-95            0        30,195       30,195
Eurocolor Corp.                   San Francisco, CA   Office Equipment           Aug-95            0        27,724       27,724
Ever Ready Printers               San Francisco, CA   Printing                   Feb-95            0        25,092       25,092
Executive Computer Services       Clearwater, FL      Printing                   Feb-95            0        27,373       27,373
Eye Four Color, Inc.              Marina Del Rey, CA  Printing                   Feb-95            0        47,067       47,067
F & F General Corp.               Brooklyn, NY        Computers                  Aug-95            0        47,752       47,752
Fairfield Center                  East Orange, NJ     Manufacturing & Prod       Aug-95            0        50,393       50,393
Fender Mender, Inc.               Ft. Lauderdale, FL  Automotive                 Jan-97            0        60,969       60,969
Fidelity Printing Corporation     Saint Petersbur, FL Printing                   Feb-95            0        33,213       33,213
Fidelity Printing Corporation     Saint Petersbur, FL Printing                   Feb-95            0        75,061       75,061
Field Fresh Foods Inc.            Inglewood, CA       Restaurant                 Feb-97            0        55,524       55,524
Fitch Graphics Ltd.               New York, NY        Printing                   Feb-95            0        62,674       62,674
For Color                         Springfield, IL     Printing                   Feb-95            0        25,014       25,014
Fordick Corporation               Lenexa, KS          Manufacturing & Prod       Jan-95            0        28,250       28,250
Fox Family Printing               Las Vegas, NV       Printing                   Feb-95            0       115,553      115,553
Fox Family Printing               Las Vegas, NV       Printing                   Feb-95            0        51,829       51,829
France Croissant, Ltd.            New York, NY        Restaurant                 Oct-96            0        52,450       52,450
Frantz Printing Service, Inc.     Dallas, TX          Printing                   Feb-95            0        43,863       43,863
Fredco Manufacturer's             Mission Viego, CA   Computers                  Apr-94            0        26,079       26,079
G & W Enterprises, Inc.           Sacramento, CA      Printing                   Feb-95            0        81,747       81,747
General Computer Corp.            Twinsburg, OH       Computers                  Aug-95            0        46,784       46,784
Gesek's, Inc.                     Glen Burnie, MD     Automotive                 Nov-94            0        27,829       27,829
Girardo & Decaro Cardiolo         Philadelphia, PA    Medical                    Aug-95            0        31,874       31,874
Glenville Family Dental           Glenville, NY       Computers                  Aug-95            0        26,209       26,209
Global Graphics, Inc.             Elmhurst, IL        Computers                  Feb-95            0        51,499       51,499
Global Group, Inc.                Fort Worth, TX      Printing                   Feb-95            0        33,277       33,277
Glory Bound                       Nashville, TN       Printing                   Feb-95            0        51,168       51,168
Gopher State Litho Corporation    Minneapolis, MN     Printing                   Feb-95            0        69,910       69,910
Graphicomm                        San Diego, CA       Printing                   Feb-95            0        26,212       26,212
Graphics Plus Printing, Inc.      Cortland, NY        Printing                   Feb-95            0       260,067      260,067
Great Impressions, Inc.           Nashville, TN       Printing                   Feb-95            0        42,082       42,082
Greece Central School District    North Greece, NY    Printing                   Feb-95            0        41,635       41,635
Grossmont Medical Center          La Mesa, CA         Computers                  Aug-95            0        27,239       27,239
Guffey Enterprises, Inc.          Mammoth Lakes, CA   Retail                     Jul-96            0        31,757       31,757
H.W. Shepherd & Sons, Inc         Richburg, SC        Manufacturing & Prod       Dec-96            0        38,812       38,812
Hafer Marketing Corporation       Clearwater, FL      Manufacturing & Prod       Oct-95            0        47,614       47,614
Haig Press, Inc.                  Plainview, NY       Printing                   Feb-95            0        48,906       48,906
Haig's Printing                   Palm Springs, CA    Printing                   Feb-95            0        33,566       33,566
Hamco Corporation                 Poughkeepsie, NY    Printing                   Feb-95            0       443,524      443,524
Hamco Corporation                 Poughkeepsie, NY    Printing                   Feb-95            0        26,382       26,382
Hampton Pediatric Dental          Southampton, NY     Medical                    Aug-95            0        28,955       28,955
Harvard Pinnacle Group            Harvard, MA         Manufacturing & Prod       Aug-95            0        30,535       30,535
Hauppauge Record Manuf.           Hauppauge, NY       Manufacturing & Prod       Nov-96            0        65,759       65,759
Healthsmart Inc.                  Ossining, NY        Manufacturing & Prod       Aug-95            0        36,202       36,202
Heritage Printing & Graphics      Lexington Park, MD  Printing                   Feb-95            0        62,626       62,626
Hodgins Printing Co., Inc.        Batavia, NY         Printing                   Feb-95            0        36,113       36,113
Home Paramount Pest Control Co.   Baltimore, MD       Printing                   Feb-95            0        37,676       37,676
Hotopp Associates Limited         New York, NY        Computers                  Feb-96            0        58,646       58,646
Howard Schwartz Recording         New York, NY        Audio Equipment            Aug-95            0        43,608       43,608
Howard University                 Washington, DC      Printing                   Feb-95            0       125,401      125,401
HSM Packaging Corporation         Syracuse, NY        Printing                   Feb-95            0        26,008       26,008
Hunt Valley Motor Coach, Inc.     Hunt Valley, MD     Computers                  Mar-95            0        34,977       34,977
Ibbetson Enterprises              Mount Laurel, NJ    Manufacturing & Prod       Apr-96            0        56,511       56,511
Idom Inc.                         Newark, NJ          Furniture                  Aug-95            0        35,487       35,487
Industrial Printing               Anaheim, CA         Manufacturing & Prod       Feb-95            0        52,197       52,197
Ink On Paper Printing Co.         Farmington Hill, MI Printing                   Feb-95            0        37,979       37,979
Inland Color Graphics             Corona, CA          Printing                   Feb-95            0       201,733      201,733
Inland Color Graphics             Corona, CA          Printing                   Feb-95            0        28,353       28,353
Inland Printworks                 Riverside, CA       Printing                   Feb-95            0       110,604      110,604
Institute Publishing, Inc.        Loganville, GA      Printing                   Feb-95            0       227,055      227,055
Institute Publishing, Inc.        Loganville, GA      Printing                   Feb-95            0        27,568       27,568
Institutional Laundry Services    Lakewood, NJ        Manufacturing & Prod       Aug-95            0        39,636       39,636
Intellisys Technology Corp        Fairfax, VA         Printing                   Feb-95            0        28,768       28,768
Inter-Link Investment             Visalia, CA         Furniture                  Jun-96            0        55,078       55,078
Interactive Sites, Inc.           Phoenix, AZ         Office Equipment.          Nov-96            0        28,701       28,701
International Circuits & Comp     Anaheim, CA         Computers                  Jul-96            0        59,350       59,350
International Software            Frederick, MD       Printing                   Feb-95            0        50,695       50,695
International Software            Frederick, MD       Printing                   Feb-95            0       177,146      177,146
International Software            Frederick, MD       Printing                   Feb-95            0        42,216       42,216
Intersolv, Inc.                   Rockville, MD       Computers                  Dec-94      956,149        99,775    1,055,923
Intersolve, Inc.                  Rockville, MD       Computers                  Mar-95    2,373,543       314,047    2,687,590
Interstate Graphics               Dayton, OH          Printing                   Feb-95            0        58,119       58,119
IPS Corporation                   Gardena, CA         Printing                   Feb-95            0        26,606       26,606
Isons Kwick Printing Center       Winter Park, FL     Printing                   Feb-95            0        36,636       36,636
J & B Finishing                   Tucker, GA          Printing                   Feb-95            0        47,067       47,067
J & M Ventures                    Morgan Hill, CA     Manufacturing & Prod       Apr-96            0        54,083       54,083
J & M Ventures, Inc.              Morgan Hill, CA     Manufacturing & Prod       Mar-96            0        46,382       46,382
J & R Graphics, Inc.              Hanover, MA         Printing                   Feb-95            0       207,509      207,509
J K Strauss, Inc.                 Indianapolis, IN    Printing                   Feb-95            0        26,872       26,872
J.M. Rosen Corporation            Petaluma, CA        Retail                     Jul-96            0        50,375       50,375
Jaguar Litho, Inc.                Anaheim, CA         Computers                  Feb-95            0       166,979      166,979
Jimmy the Printer                 Upland, CA          Printing                   Feb-95            0        48,982       48,982
John M. Riddle                    Mendota, CA         Medical                    Feb-96            0        58,295       58,295
Joseph Sansevere DMD              Flemington, NJ      Medical                    Aug-95            0        41,026       41,026
JP Graphics & Printing            Lake Elsinore, CA   Printing                   Feb-95            0        27,996       27,996
JRS Trucking, Inc. &  A & J Con   Springfld Gdns, NY  Material Handling          Jan-97            0        31,079       31,079
K T Press                         Orlando, FL         Printing                   Feb-95            0        49,745       49,745
K.C. Gutenberg, Inc.              Phoenix, AZ         Printing                   Feb-95            0       249,944      249,944
Kaminer & Thomson, Inc.           Charlottesville, VA Printing                   Feb-95            0       122,579      122,579
Kandall Fabr. & Supply            East Rutherford, NJ Computers                  Aug-95            0        32,696       32,696
Kennel-Aire, Inc.                 Plymouth, MN        Fixtures                   Nov-96            0        43,777       43,777
Kevin Berg & Assoc., Inc.         Chicago, IL         Office Equipment.          Nov-96            0        57,676       57,676
Keystone Custodian Funds          Boston, MA          Computers                  Mar-95    2,000,558       242,355    2,242,913
Keystone Investment Mgmt Co.      Boston, MA          Computers                  Sep-95      421,324        49,527      470,851
Kilpatrick Graphics               Marietta, GA        Printing                   Feb-95            0        34,382       34,382
Kilpatrick Graphics               Marietta, GA        Printing                   Feb-95            0        34,230       34,230
Kilpatrick Graphics               Marietta, GA        Manufacturing & Prod       Feb-95            0        48,083       48,083
Kings Smile Dental & Medical      Brooklyn, NY        Medical                    Aug-95            0        34,647       34,647
Knight's Inc.                     Beebe, AR           Retail                     Oct-95            0       128,694      128,694
Knight'S Inc.                     Beebe, AR           Retail                     Jun-95            0       125,141      125,141
Kobayashi Electronics Corp.       Long Beach, CA      Furniture                  Jan-97            0        31,584       31,584
Kochar/Gurprett MD                Ridley Park, PA     Medical                    Aug-95            0        41,546       41,546
Kohn, Inc.                        Owings Mills, MD    Printing                   Feb-95            0        51,178       51,178
Kolton/Shimlock & Gruss           New York, NY        Medical                    Aug-95            0        29,853       29,853
Korobkin & Associates             Irvine, CA          Computers                  Feb-95            0        25,614       25,614
Kovin Corp., Inc.                 San Diego, CA       Printing                   Feb-95            0        26,330       26,330
L.A.W. Development Corp.          N. Miami Beach, FL  Restaurant                 Jul-96            0        36,386       36,386
La Grange Printers, Inc.          La Grange, IL       Printing                   Feb-95            0        36,537       36,537
Laberge Printers, Inc.            Orlando, FL         Printing                   Feb-95            0        27,512       27,512
Laguna Graphic Design             Irvine, CA          Printing                   Feb-95            0        25,076       25,076
Laguna Graphics Arts              Irvine, CA          Printing                   Feb-95            0        49,380       49,380
Lasergraphics Printing            Torrance, CA        Printing                   Feb-95            0        45,049       45,049
Laws Technology, Inc.             Hickory, NC         Manufacturing & Prod       Jul-96            0        46,205       46,205
Leavens Awards Co Inc.            Attleboro, MA       Computers                  Aug-95            0        54,711       54,711
Legend Lithograph                 Van Nuys, CA        Printing                   Feb-95            0        30,884       30,884
Lenexa Dental Group Chartered     Lenexa, KS          Telecommunications         Dec-94            0        35,338       35,338
Lettermen Inc.                    Blane, MN           Manufacturing & Prod       Sep-95            0        26,525       26,525
Limra International Inc.          Windsor, CT         Computers                  Jan-96      490,477        46,494      536,971
Lisa M Mcconnell, Inc.            San Diego, CA       Printing                   Feb-95            0       104,938      104,938
Litho Impressions, Inc.           Temple Hills, MD    Printing                   Feb-95            0       195,078      195,078
Litho Legends, Inc.               Fairfax, VA         Printing                   Feb-95            0        34,845       34,845
Lodge Laser Graphics              Las Vegas, NV       Printing                   Feb-95            0        40,214       40,214
Lote Enterprises                  Chicago, IL         Restaurant Equipment       Feb-96            0        30,415       30,415
Lotus Productions Inc             Atlanta, GA         Video Production           Oct-96            0        43,639       43,639
Lowes & Kendis, Inc.              Tustin, CA          Computers                  Feb-95            0       343,309      343,309
M Copiers, Inc.                   San Diego, CA       Printing                   Feb-95            0        58,378       58,378
Mac Press Group, Inc.             Hyde Park, MA       Printing                   Feb-95            0       209,961      209,961
Main Office Supply                Coshocton, OH       Printing                   Feb-95            0        42,963       42,963
Manufacturer's Products           Warren, MI          Manufacturing & Prod       Sep-96            0       258,267      258,267
Manufacturers Products Co.        Warren, MI          Manufacturing & Prod       Dec-95            0       846,717      846,717
Manufacturers Products Co.        Warren, MI          Manufacturing & Prod       Apr-96            0       218,566      218,566
Marick, Inc.                      Phoenix, AZ         Printing                   Feb-95            0        52,869       52,869
Mario G. Loomis  MD PC            Middletown, NY      Computers                  Aug-95            0        31,252       31,252
Mark Levenson MD                  New York, NY        Medical                    Aug-95            0        37,475       37,475
Mark Popkin MD                    Morristown, NJ      Medical                    Aug-95            0        31,076       31,076
Marsh Printing, Inc.              Gainesville, FL     Printing                   Feb-95            0        28,217       28,217
Mates Graphics Corp.              Clifton, NJ         Computers                  Mar-96            0        36,865       36,865
Max Loftin's Quality Graphics     Santa Ana, CA       Printing                   Feb-95            0       326,634      326,634
Mazhar Elamir MD                  Jersey City, NJ     Medical                    Aug-95            0        41,805       41,805
McK's Tavern dba, Claddagh, Inc.  New Smyrna Bch., FL Retail                     Feb-97            0        28,212       28,212
Mega Mart Inc.                    Astoria, NY         Retail                     Aug-95            0        45,774       45,774
Mekong Printing                   Santa Ana, CA       Printing                   Feb-95            0       137,276      137,276
Mekong Printing                   Santa Ana, CA       Printing                   Feb-95            0        65,238       65,238
Mel Printing Co., Inc.            Melvindale, MI      Printing                   Feb-95            0        36,206       36,206
Melco Group, Inc.                 Fishers, IN         Printing                   Feb-95            0        36,193       36,193
Meldrum Associates, Inc.          Sommersville, NJ    Computers                  Jul-96            0        29,419       29,419
Merlin Group                      Colorado Spring, CO Fixtures                   Jul-96            0        44,404       44,404
Met Food Dba, JCA Food Corp       Jamaica, NY         Fixtures                   Jan-97            0        51,937       51,937
Metro Graphics, Inc.              Orlando, FL         Printing                   Feb-95            0        52,588       52,588
Michael Gershanok DDS             Scarsdale, NY       Medical                    Aug-95            0        27,174       27,174
Microtrek Enterprises Inc.        New York, NY        Telecommunications         Jun-95            0        44,888       44,888
Millflow Spice Corp.              Lindenhurst, NY     Manufacturing & Prod       Aug-95            0        29,345       29,345
Miltburne Drug Co.                Melrose Park, IL    Retail                     Aug-95            0        33,425       33,425
Mini-Maid Systems, Inc.           Coeur D Alene, ID   Printing                   Feb-95            0       289,781      289,781
Mise En Place Inc.                Tampa, FL           Computers                  Mar-96            0        27,086       27,086
Mixed Media Dba, Martin Bamanian  Glendale, CA        Printing                   Feb-97            0        36,547       36,547
Modern Age Business Forms         Phoenix, AZ         Manufacturing & Prod       Feb-95            0        52,456       52,456
Mohammed Jawed Dba                Garland, TX         Manufacturing & Prod       Jun-95            0        31,828       31,828
Monitor, Co.                      Cambridge, MA       Computers                  Jun-95      779,370        58,517      837,887
Moon & Stars Specialty Foods      Los Angeles, CA     Restaurant                 Jun-95            0        28,043       28,043
Morgan's Creative Restaurant      Beachwood, OH       Restaurant                 Jun-95            0       138,653      138,653
Morris Lithostrippers             Anaheim, CA         Printing                   Feb-95            0        30,619       30,619
Moss Beach Distillery Dba         Moss Beach, CA      Restaurant                 Oct-96            0        50,757       50,757
Multi-Image Graphics, Inc.        Buffalo, NY         Manufacturing & Prod       Feb-95            0       115,349      115,349
My Own Printing Co.               Anaheim, CA         Printing                   Feb-95            0        27,654       27,654
N.Y.C.B.  Enterprises,Inc.        Parsipanny, NJ      Restaurant                 Oct-96            0        32,948       32,948
Nanda D'Aleo DDS                  Inwood, NY          Medical                    Aug-95            0        34,230       34,230
Nassau County Eye Associcates     Garden City, NY     Medical                    Aug-95            0        29,907       29,907
National Wire Alloy, Inc.         Fountain Inn, SC    Manufacturing & Prod       Nov-94            0        33,180       33,180
Nationwide Business Systems       Norcross, GA        Printing                   Feb-95            0        29,922       29,922
Needleworks Inc.                  Millersburg, PA     Manufacturing & Prod       Aug-95            0        48,740       48,740
Nehoc Enterprises                 Coral Springs, FL   Manufacturing & Prod       Jul-96            0        53,029       53,029
Network Circuit Technologies      Redmond, WA         Manufacturing & Prod       Nov-95            0        93,598       93,598
Network Printing, Inc.            Gaithersburg, MD    Manufacturing & Prod       Feb-95            0        39,297       39,297
News World Communications, Inc.   Washington, DC      Manufacturing & Prod       Feb-95            0       204,921      204,921
Newscape Technology               Seattle, WA         Computers                  Jul-96            0        61,213       61,213
NFA Corp.                         Chestnut Hill, MA   Manufacturing & Prod       Jan-96    2,251,872       260,524    2,512,396
Niehaus Ryan Group                S.San Francisco, CA Furniture                  Oct-96            0        50,255       50,255
Nix Printing                      Columbus, GA        Printing                   Feb-95            0        41,675       41,675
No Anchovies Italian Restaurant   Palm Beach, FL      Restaurant                 Mar-95            0       205,485      205,485
Norman Smith MD                   Florham Park, NJ    Computers                  Aug-95            0        30,802       30,802
Nyt Video News International      Conshohocken, PA    Manufacturing & Prod       Aug-95            0        25,421       25,421
Oakdale Printing                  Pleasant Ridge, MI  Printing                   Feb-95            0        40,176       40,176
Occupational & Hand Therapy       Orland Park, IL     Manufacturing & Prod       Aug-95            0        26,237       26,237
Ocean Medical Group PC            Brooklyn, NY        Medical                    Aug-95            0        26,111       26,111
Ohio Clinic For Aesthetic C/O     Westlake, OH        Medical                    Aug-95            0        30,250       30,250
Old Dominion Freight Line         Highpoint, NC       Manufacturing & Prod       Mar-95      402,443        42,460      444,903
Omni Printing, Inc.               Clearwater, FL      Printing                   Feb-95            0       141,345      141,345
Onfopower Internat'L.,Inc.        Heathrow, FL        Furniture                  Oct-96            0        52,450       52,450
Open Development Corp.            Norwood, MA         Computers                  Apr-96            0        55,125       55,125
Open Development Corp.            Norwood, MA         Computers                  Jun-96            0        53,303       53,303
Orange County Nameplate Co., Inc. Santa Fe Spring, CA Printing                   Feb-95            0        35,942       35,942
Orthodontics For Children         Haddonfield, NJ     Medical                    Aug-95            0        27,807       27,807
Output                            San Francisco, CA   Printing                   Feb-95            0        36,829       36,829
Ozark Printing, Inc.              Ozark, MO           Printing                   Feb-95            0        61,954       61,954
Pacific Bagel Partners, L.P.      Rancho Snta Mar, CA Restaurant                 Jan-97            0       304,273      304,273
Pacific Equity Services           Vancouver, WA       Computers                  Jul-96            0        50,127       50,127
Pacific Homes                     Woodland Hills, CA  Telecommunications         Mar-96            0        31,272       31,272
Pacific Homes                     Woodland Hills, CA  Telecommunications         Apr-96            0        32,562       32,562
Pacific West Litho, Inc.          Anaheim, CA         Printing                   Feb-95            0       118,017      118,017
Palm Print, Inc.                  West Palm Beach, FL Printing                   Feb-95            0        27,921       27,921
Patricia L. Johnson DMD           Philadelphia, PA    Medical                    Aug-95            0        32,381       32,381
Peninsula Blueprint, Inc.         Mountain View, CA   Computers                  Mar-96            0        31,270       31,270
Peninsula Printing Corporation    Newport News, VA    Printing                   Feb-95            0        37,967       37,967
People'S Value Services, Inc.     West Orange, NJ     Fixtures                   Jan-97            0        25,461       25,461
Performance Press, Inc.           Orlando, FL         Printing                   Feb-95            0        67,956       67,956
Phillips Productions, Inc.        Dallas, TX          Video Production           Jun-94            0        82,844       82,844
Phoenix Manufacturers Inc.        Mcallen, TX         Manufacturing & Prod       Aug-95            0        27,816       27,816
Photo Finish                      Las Vegas, NV       Manufacturing & Prod       Aug-95            0        26,758       26,758
Pioneer Press, Inc.               Rockville, MD       Printing                   Feb-95            0        49,752       49,752
Platinum Communications Inc.      Dallas, TX          Computers                  Feb-96            0        37,781       37,781
Ponte Vedra Printing, Inc.        Ponte Vedra Bea, FL Printing                   Feb-95            0        43,480       43,480
Popcorn Press, Inc.               Troy, MI            Printing                   Feb-95            0       150,780      150,780
Post Modern Edit, Inc.            Santa Ana, CA       Video Production           Jan-97            0        37,456       37,456
Potomac Press, Inc.               Sterling, VA        Printing                   Feb-95            0        40,861       40,861
Precision Converter               Oxford, PA          Printing                   Feb-95            0        51,328       51,328
Precision Graphics                Amherst, NY         Printing                   Feb-95            0        36,038       36,038
Precision Pallets & Lumber        Addison, PA         Manufacturing & Prod       Aug-95            0        33,215       33,215
Precision Pre Press, Inc.         Burke, VA           Printing                   Feb-95            0        61,335       61,335
Press Express, Inc.               Hanover, MD         Printing                   Feb-95            0        35,157       35,157
Prestige Graphics, Inc.           New Berlin, WI      Printing                   Feb-95            0       135,363      135,363
Prestige Graphics, Inc.           Las Vegas, NV       Printing                   Feb-95            0        40,349       40,349
Prestige Graphics, Inc.           New Berlin, WI      Printing                   Feb-95            0        29,542       29,542
Primary Color Systems Corporation Irvine, CA          Printing                   Feb-95            0        58,058       58,058
Prime Mover                       Irvine, CA          Printing                   Feb-95            0        33,823       33,823
Print Perfect, Inc.               Batavia, IL         Printing                   Feb-95            0        63,112       63,112
Print Rite Printing & Graphics    San Diego, CA       Printing                   Feb-95            0        25,416       25,416
Printastic, Inc.                  Carlsbad, CA        Printing                   Feb-95            0        75,619       75,619
Printing By Rodney                Campbell, CA        Printing                   Feb-95            0        86,395       86,395
Printing Gallery                  Florence, KY        Printing                   Feb-95            0        77,448       77,448
Printing Impressions, Inc.        Pompano Beach, FL   Printing                   Feb-95            0        31,980       31,980
Prism Printing & Design           Warren, NJ          Printing                   Aug-95            0        35,752       35,752
Professional Litho Art, Inc.      Minneapolis, MN     Printing                   Feb-95            0       111,430      111,430
Professional Packaging            Fairfield, NJ       Manufacturing & Prod       Aug-95            0        28,250       28,250
Prospect Park Press, Inc.         West Chesterfie, NH Printing                   Feb-95            0       106,705      106,705
Proteus Typography, Inc.          Palo Alto, CA       Printing                   Feb-95            0        94,788       94,788
Prout/Ross Dds Inc.               Tarzana, CA         Medical                    Aug-95            0        28,304       28,304
PRW Holding Corporation           Greenwich, CT       Retail                     Apr-94            0        27,050       27,050
Psinet Inc.                       Herndon, VA         Telecommunications         Aug-95            0     1,626,078    1,626,078
Quality House Envelope            Grants Pass, OR     Printing                   Feb-95            0        37,306       37,306
Quality Printing Services, Inc.   Athens, TN          Printing                   Feb-95            0        83,981       83,981
Quick Print & Bindery of Florida  Tallahassee, FL     Printing                   Feb-95            0       100,769      100,769
R Martin Printing & Design, Inc.  Costa Mesa, CA      Printing                   Feb-95            0        34,916       34,916
Racing Technology Corp.           Milwaukee, WI       Video Production           Nov-96            0        53,819       53,819
Rainbow Printing, Inc.            Marietta, GA        Printing                   Feb-95            0       240,561      240,561
Rainbow Printing, Inc.            Marietta, GA        Printing                   Feb-95            0        29,592       29,592
Rainbow Property Mgt.             West Orange, NJ     Computers                  Aug-96            0        33,658       33,658
Reading Cleaner & Tailoring In    Reading, MA         Manufacturing & Prod       Jun-95            0        43,243       43,243
Rehabilitation Associates         Utica, NY           Manufacturing & Prod       Aug-95            0        37,152       37,152
Reliance Graphics, Inc.           Marietta, GA        Printing                   Feb-95            0        56,332       56,332
River Valley Family Medical       Barryville, NY      Manufacturing & Prod       Aug-95            0        45,114       45,114
Rmh Sales & Marketing             Wynnewood, PA       Manufacturing & Prod       Aug-95            0        28,478       28,478
Robertshaw Controls Co.           New Stanton, PA     Manufacturing & Prod       Oct-95       49,806         5,904       55,711
Robertshaw Controls Co.           Kittery, ME         Manufacturing & Prod       Oct-95      114,190        14,239      128,428
Roc Communities, Inc.             Ellenton, FL        Manufacturing & Prod       Aug-96            0        63,149       63,149
Rose Casual Dining Inc.           Newtown, PA         Restaurant Equipment       Sep-95            0       268,961      268,961
Royal Business Group, Inc.        Oceanside, CA       Printing                   Feb-95            0       393,783      393,783
Royal Press of Central Florida    Longwood, FL        Printing                   Feb-95            0        44,349       44,349
RPM Color Graphics                San Diego, CA       Printing                   Feb-95            0        67,066       67,066
RSE, Inc.                         Bakersfield, CA     Printing                   Feb-95            0       184,184      184,184
Ryden, Inc.                       Austin, TX          Printing                   Feb-95            0       111,669      111,669
Santoro Printing                  North Hollywood, CA Printing                   Feb-95            0        28,846       28,846
Satterwhite Printing Co., Inc.    Richmond, VA        Manufacturing & Prod       Feb-95            0        41,603       41,603
Scannercraft, Inc.                Salt Lake City, UT  Computers                  Feb-95            0        98,903       98,903
Schmidt-Fletcher Medical          Newton, NJ          Medical                    Aug-95            0        31,209       31,209
Schonfeld Securities, Inc.        Jericho, NY         Furniture                  Dec-94            0       362,371      362,371
Sciandra Enterprises, Inc.        Jacksonville, FL    Printing                   Feb-95            0        33,110       33,110
Scores International, Inc.        Boston, MA          Audio                      Feb-97            0        25,206       25,206
Scott E. Newman MD PC             Yonkers, NY         Medical                    Aug-95            0        28,054       28,054
Scott-Merriman, Inc.              Dallas, TX          Printing                   Feb-95            0        35,583       35,583
Sentinel Printing Co., Inc.       Saint Cloud, MN     Printing                   Feb-95            0        45,234       45,234
Shasta Graphics, Inc.             El Toro, CA         Printing                   Feb-95            0        35,003       35,003
Shasta Graphics, Inc.             El Toro, CA         Printing                   Feb-95            0       189,656      189,656
Shriji Corp. Dba                  Gallup, NM          Furniture                  Mar-94            0       138,094      138,094
Siebe North Inc.                  Rockford, IL        Manufacturing & Prod       Sep-95      242,278        23,016      265,294
Siebe North Inc.                  Cranston, RI        Manufacturing & Prod       Sep-95      151,257        14,561      165,818
Simon/Drabkin & Margulies         New York, NY        Computers                  Aug-95            0        26,705       26,705
Sir Speedy Printing               Canoga Park, CA     Printing                   Feb-95            0        35,056       35,056
Smith Lithographic Arts, Inc.     Tustin, CA          Printing                   Feb-95            0       146,438      146,438
Snewo Graphics, Inc.              Tempe, AZ           Printing                   Feb-95            0        41,548       41,548
So. Island Medical Associates     Far Rockaway, NY    Medical                    Aug-95            0        26,955       26,955
Somers Leasing Corp.              Somers, NY          Medical                    Feb-97            0        25,817       25,817
Sound Chamber Records             N. Hollywood, CA    Audio                      Jan-97            0        39,986       39,986
Spc Semaan Printing Co., Inc.     Placentia, CA       Printing                   Feb-95            0        57,450       57,450
Spectrum Graphics                 Roswell, GA         Printing                   Feb-95            0        26,888       26,888
Spectrum Press, Inc.              Richmond, VA        Printing                   Feb-95            0        32,051       32,051
Spectrum Press, Inc.              Richmond, VA        Manufacturing & Prod       Feb-95            0        25,090       25,090
Spectrum Press, Inc.              Richmond, VA        Printing                   Feb-95            0        28,300       28,300
Spectrum Press, Inc.              Richmond, VA        Manufacturing & Prod       Feb-95            0        72,886       72,886
Spectrum Press, Inc.              Richmond, VA        Printing                   Feb-95            0        48,353       48,353
Spectrum Press, Inc.              Richmond, VA        Printing                   Feb-95            0        98,636       98,636
Speedy Bindery, Inc.              San Diego, CA       Printing                   Feb-95            0        32,003       32,003
Speedy Bindery, Inc.              San Diego, CA       Printing                   Feb-95            0       150,175      150,175
Spindler/Andre & Bellovin         Bayside, NY         Medical                    Aug-95            0        31,398       31,398
St. Bernard R.C. Church           Levittown, NY       Manufacturing & Prod       Aug-95            0        36,862       36,862
St. George Quality Car Wash, Inc. St.George, UT       Manufacturing & Prod       Feb-97            0        25,380       25,380
St. Joseph's University           Philadelphia, PA    Manufacturing & Prod       Feb-95            0        38,535       38,535
St. Mary's Children               Syosset, NY         Computers                  Jun-94            0        42,682       42,682
St. Mary's Children               Syosett, NY         Computers                  Dec-94            0        91,213       91,213
Staines, Inc.                     Somerdale, NJ       Printing                   Feb-95            0        25,209       25,209
Standard-Hart Printing Co., Inc.  Topeka, KS          Manufacturing & Prod       Feb-95            0       233,870      233,870
Starr Printing Co.                Casselberry, FL     Printing                   Feb-95            0        25,970       25,970
Staunton-Chow Engineers           Jersey City, NJ     Furniture                  Oct-96            0        52,752       52,752
Sterling Litho                    Placentia, CA       Printing                   Feb-95            0       153,287      153,287
Stinnett Printing                 Maryville, TN       Printing                   Feb-95            0        26,032       26,032
Strube Packing Co.                Rowena, TX          Restaurant                 Jul-96            0        34,204       34,204
Sun Photo                         Morehead City, NC   Printing                   Feb-95            0        48,400       48,400
Supreme Printing Co.              Dallas, TX          Printing                   Feb-95            0       204,496      204,496
Swell Printing                    Irvine, CA          Printing                   Feb-95            0       191,289      191,289
T W Recreational Services, Inc.   Yellowstone Nat, WY Printing                   Feb-95            0        34,014       34,014
T.B.G. of Flushing, Inc.          Whitestone, NY      Restaurant                 Nov-94            0       309,000      309,000
Takahiro Kono, Inc.               Honolulu, HI        Printing                   Feb-95            0        29,220       29,220
Tani Farms, Inc.                  Santa Maria, CA     Manufacturing & Prod       Oct-96            0        55,551       55,551
Taufiq Ahmed Dba                  Ft. Worth, TX       Manufacturing & Prod       Apr-95            0        27,720       27,720
TBJ Graphic Arts Supply, Inc.     Coventry, RI        Computers                  Feb-95            0        29,602       29,602
Technical Graphics Services       Severna Park, MD    Manufacturing & Prod       Feb-95            0        38,390       38,390
Technographics                    Pontiac, MI         Printing                   Feb-95            0        89,093       89,093
Tendler Printing, Inc.            Mableton, GA        Printing                   Feb-95            0       104,956      104,956
Terrapin Cleaners, Inc.           Ft. Lauderdale, FL  Manufacturing & Prod       Sep-94            0        27,001       27,001
Terry W. Slaughter DDS            Salinas, CA         Computers                  Aug-95            0        40,120       40,120
Terry'S Autobody & Paint          Oceanside, CA       Computers                  Aug-95            0        27,953       27,953
Tex-World, Inc.                   Marietta, GA        Manufacturing & Prod       Oct-96            0        50,287       50,287
Texas Utilities Services Inc.     Dallas, TX          Telecommunications         Mar-97            0        46,349       46,349
Texas Utilities Services Inc.     Dallas, TX          Telecommunications         Mar-97      186,715        31,830      218,545
The Art Department of Rome        Rome, GA            Printing                   Feb-95            0        30,291       30,291
The Automobile Club of Missouri   Saint Louis, MO     Manufacturing & Prod       Feb-95            0       113,154      113,154
The Bagel Peddler Inc.            Tallahassee, FL     Restaurant Equipment       Nov-95            0        42,669       42,669
The Barton-Gillet Co., Inc.       Baltimore, MD       Computers                  Feb-95            0        36,207       36,207
The Big Room                      Irvine, CA          Printing                   Feb-95            0       124,780      124,780
The Elson Sudi Corporation        Pittsburgh, PA      Printing                   Feb-95            0        25,669       25,669
The Fisher Co.                    Grand Rapids, MI    Printing                   Feb-95            0        25,456       25,456
The Fisher Co.                    Grand Rapids, MI    Printing                   Feb-95            0        96,944       96,944
The Foxboro Company               Foxboro, MA         Manufacturing & Prod       Dec-94    2,208,437       318,179    2,526,616
The Foxboro Company               Foxboro, MA         Computers                  Mar-95    2,719,251       344,980    3,064,231
The Foxboro Company               Foxboro, MA         Computers                  Jun-95    1,226,129        88,589    1,314,718
The George Group Inc.             Dallas, TX          Audio Equipment            Feb-96            0        47,167       47,167
The Grand Union Company           Wayne, NJ           Retail                     Mar-94            0       285,267      285,267
The Monitor Company               Cambridge, MA       Computers                  Mar-95    2,436,477       196,773    2,633,250
The Print Shop                    Orlando, FL         Printing                   Feb-95            0        42,838       42,838
The Print Shop                    Orlando, FL         Printing                   Feb-95            0        44,990       44,990
The Printery                      Greensboro, NC      Printing                   Feb-95            0        30,954       30,954
The Printing Gallery              Florence, KY        Printing                   Feb-95            0        39,198       39,198
The Printing Standard Corporation Kennesaw, GA        Printing                   Feb-95            0        36,554       36,554
The Printmaker Ltd.               Santa Fe, NM        Manufacturing & Prod       Feb-95            0        37,174       37,174
The Proceres Companies, Inc.      Savage, MD          Construction               Nov-94            0        32,848       32,848
The West Company                  Lionville, PA       Manufacturing & Prod       Mar-95      754,335       100,354      854,689
The World & News Communications   Washington, DC      Computers                  Feb-95            0       107,248      107,248
Thorpe Printing Services, Inc.    Marysville, MI      Printing                   Feb-95            0       499,345      499,345
Thunder Audio Inc.                Lincoln Park, MI    Audio Equipment            Jan-96            0        61,281       61,281
Thunderbird Press                 Titusville, FL      Printing                   Feb-95            0        90,708       90,708
TJ Printing, Inc.                 New Berlin, WI      Printing                   Feb-95            0        40,678       40,678
TLC Printing & Copying Co., Inc.  Metairie, LA        Printing                   Feb-95            0        50,498       50,498
Tollgate Laundry Ctr              Groton, CT          Manufacturing & Prod       Aug-96            0        43,057       43,057
Tomken Die Cutting, Inc.          Opa Locka, FL       Printing                   Feb-95            0        47,916       47,916
Trade Bindery, Inc.               Fort Lauderdale, FL Manufacturing & Prod       Feb-95            0        26,310       26,310
Trade Bindery, Inc.               Fort Lauderdale, FL Printing                   Feb-95            0        39,030       39,030
Truck Toys, Inc.                  Sedro Wooley, WA    Automotive                 Jul-96            0        34,777       34,777
Twin Rivers Printing              Madison, NC         Manufacturing & Prod       Feb-95            0        45,105       45,105
Typography Plus, Inc.             Dania, FL           Printing                   Feb-95            0        38,994       38,994
U-Save Auto Rental of America     Hanover, MD         Printing                   Feb-95            0        38,371       38,371
Ultrasound Health Systems         Brooklyn, NY        Medical                    Aug-95            0        29,194       29,194
Ultrasound Hlth.Sys Inc.          Brooklyn, NY        Medical                    Oct-96            0        48,823       48,823
United Consumers Club             San Diego, CA       Telecommunications         Jan-97            0        37,437       37,437
Universal Press Ltd.              San Clemente, CA    Printing                   Feb-95            0        34,585       34,585
Universal Press Ltd.              San Clemente, CA    Printing                   Feb-95            0        30,290       30,290
University Residential            Bridgeport, CT      Furniture                  Jun-96            0        58,986       58,986
Unlimited Design Resources, Inc.  Lawrenceville, GA   Manufacturing & Prod       Jan-97            0        42,362       42,362
US Exterior Distributors          Phoenix, AZ         Telecommunications         Apr-96            0        33,478       33,478
V I P Printing, Inc.              Hauppauge, NY       Printing                   Feb-95            0        44,860       44,860
Versatype, Inc.                   Long Beach, CA      Printing                   Feb-95            0        39,883       39,883
Video Plaza                       Milford, CT         Furniture                  Mar-95            0        29,923       29,923
Viking Bakery dba, BCR Viking     Denville, NJ        Restaurant                 Jan-97            0        27,938       27,938
Viking Color Separations, Inc.    Fairfield, CT       Printing                   Feb-95            0        79,584       79,584
Village Of Freeport Inc.          Freeport, NY        Office Equipment           Aug-95            0        39,090       39,090
Vinings Printing Co., Inc.        Atlanta, GA         Printing                   Feb-95            0        44,873       44,873
Vinro, Inc.                       Albuquerque, NM     Printing                   Feb-97            0        45,331       45,331
W C G P, Inc.                     Van Nuys, CA        Printing                   Feb-95            0        63,728       63,728
Warners,A Div.Of Warnaco          Bridgeport, CT      Fixtures                   Nov-96            0        27,722       27,722
Warren & Stiles, Inc.             Calhoun, GA         Printing                   Feb-95            0        58,612       58,612
Wayne Provision Co.               Vernon, CA          Manufacturing & Prod       Apr-96            0        56,374       56,374
Wegman Companies, Inc.            Rochester, NY       Computers                  Nov-94            0       103,000      103,000
Westcott Press, Inc.              Altadena, CA        Printing                   Feb-95            0       316,150      316,150
Westwind Forms & Graphics         San Diego, CA       Printing                   Feb-95            0        28,787       28,787
Wholesale Printers, Inc.          Norfolk, VA         Printing                   Feb-95            0        27,575       27,575
Wilderness Plantation Holdings    Jane Lew, WV        Furniture                  Feb-97            0        49,667       49,667
Winnett Motels, Inc.              Asheville, NC       Fixture                    Sep-94            0        32,998       32,998
Winterhawk Graphics, Inc.         Hunt Valley, MD     Printing                   Feb-95            0       132,666      132,666
Wissing's, Inc.                   San Diego, CA       Printing                   Feb-95            0       131,986      131,986
Woodbridge Stereo                 Woodbridge, NJ      Computers                  Aug-95            0        38,287       38,287
Woodfine Printing Co., Inc.       Buffalo, NY         Printing                   Feb-95            0        26,646       26,646
XL Graphics, Inc.                 Phoenix, AZ         Printing                   Feb-95            0       105,295      105,295
York International Corp.          New York, NY        Telecommunications         Aug-95            0        37,252       37,252
Young Phillips                    Clemmons, NC        Computers                  Feb-95            0        29,055       29,055
Z T Enterprises Inc. Dba          Irving, TX          Manufacturing & Prod       Apr-95            0        35,670       35,670
                                  Total Equipment transactions less than $25,000             168,351    10,590,105   10,758,456

                                                                                         ------------ ------------ ------------
                                                                                         $88,798,428   $70,011,118 $158,809,546
                                                                                         ============ ============ ============

(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                      Equipment        Equipment        Total
      Equipment Category                Leases        Financings      Portfolio
      ------------------              ---------       ----------      ---------

Aircraft .......................    $ 38,967,559               0    $ 38,967,559
Computer Systems ...............      18,987,347       1,335,113      20,322,461
Manufacturing & Production .....      16,067,453       1,737,663      17,805,116
Printing .......................      16,509,601          50,696      16,560,298
Telecommunications .............      14,182,935         205,391      14,388,326
Restaurant Equipment ...........       1,007,155         425,652       1,432,808
Furniture & Fixtures ...........         961,291         255,685       1,216,976
Medical ........................               0       1,043,260       1,043,260
Retail Systems .................         602,894         116,973         719,867
Material & Handling ............         129,488         185,734         315,222
Copiers ........................         224,868               0         224,868
Video Production ...............          94,324               0          94,324
Office Equipment ...............               0          64,868          64,868
Audio ..........................               0          42,338          42,338
Agriculture ....................               0          36,829          36,829
Construction ...................               0          31,891          31,891
Automotive .....................               0          27,018          27,018
Transportation .................               0          11,973          11,973
                                    ------------    ------------    ------------

                                    $107,734,916    $  5,571,085    $113,306,001
                                    ============    ============    ============

                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31,
1997:

        Original Lessee                                                          Date         Total             Cash     Acquisition
       or Equipment User                Location             Equipment         Purchased    Financing         Expended      Cost
                                                                                               (1)              (2)          (3)
--------------------------------- ---------------------- --------------------------------------------- ----------------------------

AJK Associates                    Islandia, NY           Manufacturing & Prod    Oct-96             $0         $56,361      $56,361
Alexander & Alexander             Owings Mills, MD       Computers               Jan-96      2,805,739         366,163    3,171,902
All Car Distributors              Antigo, WI             Automotive              May-96              0         129,745      129,745
All Car Distributors              Antigo, WI             Automotive              Aug-96              0         147,658      147,658
All Car Distributors Inc.         Antigo, WI             Automotive              Mar-96              0         101,445      101,445
Alpha 1 Products Inc,             Hauppauge, NY          Computers               Oct-96              0          36,546       36,546
America Online, Inc.              Dulles, VA             Computers               Feb-97      5,574,241         801,619    6,375,860
Arcade Printing Services          North Highlands, CA    Printing                Nov-96              0          27,652       27,652
Arcade Textiles, Inc.             Rock Hill, SC          Manufacturing & Prod    Aug-96              0         116,364      116,364
Audio By The Bay                  Garden Grove, CA       Audio                   Aug-96              0          59,925       59,925
Automotive Sevice & Parts         Wilmington, OH         Automotive              Sep-96              0          33,062       33,062
Bio-Medical Devices, Inc.         Irvine, CA             Manufacturing & Prod    May-96              0          40,310       40,310
Blount Inc.                       Montgomery, AL         Computers               Jan-96        471,271          37,083      508,354
Boca Tecca Cleaners               Boca Raton, FL         Manufacturing & Prod    Sep-96              0          53,029       53,029
C & C Finishing                   No. Babylon, NY        Manufacturing & Prod    Sep-96              0          25,792       25,792
C.J. Menendez Co.                 Miami, FL              Construction            May-96              0          50,702       50,702
C.M. Repographics, Inc.           Las Vegas, NV          Reprographics           Jul-96              0          44,804       44,804
C.P. Shades Inc.                  Sausalito, CA          Manufacturing & Prod    Mar-96              0         247,608      247,608
Carlos Remolina, Md               Roselle, NJ            Medical                 Dec-96              0          55,028       55,028
Carnival Cruise Lines             Miami, FL              Computers               Jun-96        877,527          77,826      955,353
CCI Diversified, Inc.             Newport Beach, CA      Computers               Jul-96              0          57,766       57,766
CID Hosiery Mills, Inc.           Lexington, NC          Manufacturing & Prod    Oct-96              0          47,658       47,658
CIS Corp.                         Jersey City, NJ        Telecommunications      Nov-96      3,870,877       1,319,304    5,190,181
CIS Corp.                         Norcross, GA           Telecommunications      Mar-97              0         364,823      364,823
Cleaners Plus                     Baca Raton, FL         Manufacturing & Prod    Oct-96              0          63,937       63,937
Comm. Task Group,Inc.             Buffalo, NY            Telecommunications      Oct-96              0          51,470       51,470
Comshare Inc.                     Ann Arbor, MI          Computers               Sep-96              0         426,019      426,019
Continental Airlines, Inc.        Houston, TX            Aircraft                Dec-96      9,309,759       2,462,884   11,772,643
Creative Financial Svcs           Fayetteville, NC       Computers               Jul-96              0          37,193       37,193
CT Plastics & Fabrications        Simsbury, CT           Manufacturing & Prod    Oct-96              0          39,769       39,769
Dads Farms                        Henderson, NE          Agriculture             Oct-96              0          50,835       50,835
DCR Communications Inc.           Washington, DC         Furniture               Feb-96              0         123,781      123,781
Digio,  Inc.                      Woodland Hills, CA     Computers               Sep-96              0          45,176       45,176
Dryclean USA Dba Osmar,Inc        Miami, FL              Manufacturing & Prod    Nov-96              0          61,964       61,964
Environmental Resources           Epping, NH             Material Handling       Dec-96              0          55,854       55,854
Federal Express Corp.             Memphis, TN            Aircraft                Aug-96     34,973,585       7,229,208   42,202,793
First Consumer Funding            Kenilworth, NJ         Computers               Oct-96              0          43,207       43,207
G & G Amusement                   Commerce, CA           Computers               Sep-96              0          27,375       27,375
Golden Blasting, Inc.             Windham, NH            Manufacturing & Prod    Oct-96              0          58,333       58,333
Golden City Chinese Rest          Margate, FL            Restaurant              Dec-96              0          42,104       42,104
Golden Pharmaceutical             Golden, CO             Computers               Apr-96              0          56,357       56,357
Haemonetics Corp.                 Braintree, MA          Telecommunications      Nov-96              0          36,529       36,529
Hollywood Recording Srvcs         Hollywood, CA          Audio                   Nov-96              0          45,631       45,631
Horizon Financial Corp            Fairfield, NJ          Computers               Oct-96              0          54,008       54,008
ICT Group, Inc.                   Langhorne, PA          Furniture               Aug-96        211,809          61,034      272,843
Infinity Studios, Inc.            Brooklyn, NY           Audio                   Jul-96              0          53,561       53,561
Intersolv Inc.                    Rockville, MD          Computers               Jan-96        576,678          47,155      623,834
J.C. Penney, Inc.                 Plano, TX              Office Equipment        Jun-96      2,199,583         406,402    2,605,985
Kent-Transamericas Clthng         Brooklyn, NY           Computers               Aug-96              0          34,946       34,946
Kim Hannaford, Dds                Los Alamitos, CA       Medical                 Apr-96              0          38,775       38,775
Knoxville Men's Medical           Knoxville, TN          Medical                 Oct-96              0          42,156       42,156
La Dolce Vita Of Mt Ver.          Mount Vernon, NY       Restaurant              Oct-96              0          26,952       26,952
Leomar Miami, Inc.                Miami, FL              Retail                  Jul-96              0          43,506       43,506
Lindy Bixby Dds                   Capitola, CA           Medical                 Oct-96              0          27,794       27,794
Long Beach Acceptance             Oradell, NJ            Computers               Sep-96              0         721,382      721,382
LVL, Inc.                         Minneapolis, MN        Computers               Jul-96              0          49,526       49,526
Market Service, Inc.              Great Neck, NY         Telecommunications      Sep-96              0          48,898       48,898
Mazda Motors of America, Inc.     Irvine, CA             Computers               Mar-97      5,874,729         977,449    6,852,178
Michael Stephenson                Evanston, IL           Photography             Aug-96              0          35,648       35,648
Miracle Mortgage                  Orem, UT               Computers               Jul-96              0          98,589       98,589
MNP Enterprises                   Miami Lakes, FL        Retail                  Sep-96              0          27,556       27,556
Modern Planning LI, Inc.          Brooklyn, NY           Computers               Dec-96              0          57,324       57,324
Nashville Men's Medical           Nashville, TN          Medical                 Oct-96              0          42,161       42,161
New Horizons Computer             Fairborn, OH           Computers               Sep-96              0          53,974       53,974
Newport Shores Financial          Mission Viego, CA      Furniture               Jul-96              0          55,093       55,093
OEO, Inc.                         Springfield, VA        Telecommunications      Mar-97        160,103         215,453      375,556
Occidental Equipment and Srvcs    Los Angeles, CA        Vessels                 Mar-97      5,853,364       3,708,501    9,561,865
Pacific Bagel Partners            Rnch St Margarita,CA   Restaurant              Sep-96              0         609,000      609,000
Pat's Bug Shop                    Donalds, SC            Automotive              Oct-96              0          53,596       53,596
Peppino'S Inc. & Peppino's Inc.   Irvine, CA             Restaurant              Aug-96              0          31,171       31,171
Photocircuits                     Glen Cove, NY          Computers               Aug-96              0       1,995,051    1,995,051
Pollinaise Intimate Apparel       Boyertown, PA          Computers               Aug-96              0          48,000       48,000
Progressive Technology            Miami, FL              Manufacturing & Prod    Sep-96              0          32,397       32,397
Progrssve Extrsn Die Corp         Anahiem, CA            Manufacturing & Prod    Dec-96              0          46,832       46,832
Quality Baking, LLC               Maplewood, MO          Furniture               Jul-96              0         283,250      283,250
Quality Baking, LLC               Maplewood, MO          Furniture               Sep-96              0         315,404      315,404
R.B. Apparel Co., Inc.            Hialeah, FL            Manufacturing & Prod    Sep-96              0          46,114       46,114
Rainbow Abstracts Group           Glandale, CA           Video                   Oct-96              0          56,347       56,347
Ral III Trading Inc.              Biloxi, MS             Manufacturing & Prod    Oct-96              0          51,077       51,077
Rehab Excel, Inc.                 Lafayettle, CO         Computers               Dec-96              0          34,545       34,545
Roger Doss Catering, Inc.         Lyndhurst, NJ          Restaurant              Dec-96              0          29,222       29,222
Rowan Companies                   Memphis, TN            Oil Rig                 Aug-96     12,325,000         369,750   12,694,750
Siamac A. Najah                   Redondo Beach, CA      Video                   Jul-96              0          51,970       51,970
Sportscare Specialists            Troy, MI               Medical                 Sep-96              0          29,411       29,411
Steamtech Environmental           Bakersfield, CA        Enviromental            Sep-96              0          55,557       55,557
Stratford Studios                 Phoenix, AZ            Printing                Sep-96              0          42,525       42,525
Sturgeon & Sturgeon,DDS           West Hills, CA         Medical                 Nov-96              0          61,736       61,736
Sunfire Prod. Dba Sequoia         Aspen, CO              Video                   Oct-96              0          46,760       46,760
Third Coast Productions           Ft. Worth, TX          Video                   Aug-96              0          52,682       52,682
Threespace Imagery                Reseda, CA             Computers               Oct-96              0          53,169       53,169
Tierce, Inc.                      Fort Worth, TX         Medical                 Jun-96              0          33,310       33,310
Title Escrow Inc.                 Nashville, TN          Computers               Oct-96              0          51,946       51,946
Tucson Bagel Company, LLC         Brainerd, MN           Restaurant              Sep-96              0         298,886      298,886
Tuscon Bagel Company, LLC         Brainerd, MN           Restaurant Equipment    Mar-96              0         261,319      261,319
Uinta Brewing Company             Salt Lake City, UT     Manufacturing & Prod    May-96              0         183,600      183,600
United Consumers Club             Elmsford, NY           Telecommunications      Oct-96              0          48,670       48,670
United Consumers Club             Fishkill, NY           Telecommunications      Dec-96              0          48,670       48,670
Visual Impulse Co.                Quincy, FL             Computers               Dec-96              0          40,635       40,635
Wal-Mart Stores,Inc.              Bentonville, AR        Material Handling       Oct-96      1,751,640       2,939,819    4,691,459
Waterwrks Restaurant              Winooski, VT           Retail                  May-96              0          33,323       33,323
Westover Investment Corp          Richmond, VA           Computers               Dec-96              0          26,625       26,625
WH Smith Limited                  London, England        Retail                  Mar-97     20,049,773       1,495,109   21,544,881
                                  Total Equipment transactions less than $25,000                     0         548,333      548,333

                                                                                         ------------     ----------- ------------
                                                                                         $106,885,677     $32,589,545 $139,475,222


(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at March 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                       Equipment      Equipment         Total
      Equipment Category                Leases       Financings       Portfolio
      ------------------               ---------     ----------       ---------

Aircraft .......................    $ 52,403,336    $          0    $ 52,403,336
Retail Systems .................      20,917,361          32,353      20,949,714
Computer Systems ...............      18,464,673               0      18,464,673
Oil Rig ........................      12,325,000               0      12,325,000
Vessels ........................       9,283,364               0       9,283,364
Telecommunications .............       5,759,398          47,252       5,806,650
Material & Handling ............       4,554,815               0       4,554,815
Office Equipment ...............       2,764,522               0       2,764,522
Furniture & Fixtures ...........               0         581,217         581,217
Construction ...................               0          62,978          62,978
Audio ..........................               0          52,001          52,001
Manufacturing & Production .....          51,484               0          51,484
                                    ------------    ------------    ------------

                                    $126,523,953    $    775,801    $127,299,754
                                    ============    ============    ============